FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-193376-03

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 26, 2014

$805,735,000 (Approximate)
COMM 2014-LC15 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

Ladder Capital Finance LLC
German American Capital Corporation
Natixis Real Estate Capital LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2014-LC15 Mortgage Trust
Issuing Entity

The COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2014-LC15 Mortgage Trust.  The issuing entity’s assets will primarily be 48 fixed-rate mortgage loans, secured by first liens on 197 commercial, multifamily and manufactured housing community properties.  The COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in April 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:
Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$ 50,244,000		1.259%	January 2019
Class A-2	$ 126,105,000		2.840%	March 2019
Class A-SB	$ 69,565,000		3.528%	July 2023
Class A-3	$ 160,000,000		3.727%	January 2024
Class A-4	$ 243,311,000		4.006%	March 2024
Class X-A	$ 706,031,000	(3)	1.601%	March 2024
Class A-M(4)	$ 56,806,000	(5)	4.198%	March 2024
Class B(4)	$ 66,084,000	(5)	4.599%	March 2024
Class PEZ(4)	$ 156,510,000	(5)	4.562%	March 2024
Class C(4)	$ 33,620,000	(5)	5.108%	March 2024

(Footnotes to table to begin on page xiii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks.  See “Risk Factors” beginning on page S-45 of this prospectus supplement and page 10 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. is acting as the sole bookrunning manager and lead manager with respect to 100% of each class of offered certificates. Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and RBS Securities Inc. are acting as co-managers.  The underwriters will offer the offered certificates, in the amounts that will be set forth in this prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and RBS Securities Inc. will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 110.0788565328% of the initial aggregate certificate balance of the offered certificates with a principal balance, plus accrued interest before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about March 25, 2014.

Deutsche Bank Securities
Sole Bookrunning Manager and Lead Manager

Natixis Securities Americas LLC	RBS	KeyBanc Capital Markets
Co-Managers

March 18, 2014

COMM 2014-LC15 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Kansas
3 properties
$1,637,795
0.2% of total
Arkansas
1 property
$3,045,390
0.3% of total
Missouri
5 properties
$27,670,129
3.0% of total
Illinois
2 properties
$11,482,949
1.2% of total
Michigan
7 properties
$25,444,255
2.7% of total
Pennsylvania
34 properties
$56,350,000
6.1% of total
New York
10 properties
$222,820,000
24.0% of total
Massachusetts
2 properties
$98,900,000
10.7% of total
Ohio
3 properties
$6,383,996
0.7% of total
Rhode Island
1 property
$48,115,802
5.2% of total
Connecticut
1 property
$45,000,000
4.9% of total
California
4 properties
$35,250,000
3.8% of total
Virginia
1 property
$5,480,965
0.6% of total
North Carolina
10 properties
$57,555,634
6.2% of total
South Carolina
3 properties
$23,450,000
2.5% of total
Colorado
3 properties
$77,336,572
8.3% of total
Georgia
6 properties
$90,154,953
9.7% of total
Texas
4 properties
$35,727,236
3.9% of total
Mississippi
9 properties
$2,684,358
0.3% of total
Tennessee
1 property
$5,260,000
0.6% of total
Florida
7 properties
$14,229,573
1.5% of total
Louisiana
58 properties
$26,425,085
2.8% of total
Alabama
22 properties
$7,060,122
0.8% of total
Mortgaged Properties by Property Type
Industrial 2.9%
Other 0.8%
Manufactured Housing Community 9.2%
Retail 32.6%
Office 10.3%
Mixed Use 11.1%
Hospitality 13.8%
Multifamily 19.2%
% of Initial Outstanding Pool Balance
0.2% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 24.0%

EXECUTIVE SUMMARY	xii	Geographic Concentration Exposes
SUMMARY	S-1	Investors to Greater Risk of
RISK FACTORS	S-45	Default and Loss	S-63
General Risks	S-45	Retail Properties Have Special
The Offered Certificates May Not Be		Risks	S-64
a Suitable Investment for You	S-45	Multifamily Properties Have Special
Risks Related to Market Conditions	S-45	Risks	S-69
The Credit Crisis and Downturn in		Hospitality Properties Have Special
the Real Estate Market Have		Risks	S-71
Adversely Affected the Value of		Mixed Use Properties Have Special
Commercial Mortgage-Backed		Risks	S-74
Securities	S-45	Office Properties Have Special
The Volatile Economy and Credit		Risks	S-74
Crisis May Increase Loan		Manufactured Housing Community
Defaults and Affect the Value		Properties Have Special Risks	S-76
and Liquidity of Your Investment	S-46	Industrial Properties Have Special
Risks Related to the Mortgage Loans	S-48	Risks	S-77
Mortgage Loans Are Non-recourse		Leased Fee Properties Entail Risks
and Are Not Insured or		that May Adversely Affect
Guaranteed	S-48	Payments on Your Certificates	S-77
The Offered Certificates Are Limited		Risks of Co-Tenancy and Other
Obligations and Payments Will		Early Termination Provisions in
Be Primarily Derived from the		Retail and Office Leases	S-78
Mortgage Loans	S-48	Condominium Properties Have
Commercial Lending Is Dependent		Special Risks	S-79
upon Net Operating Income	S-49	Risks Related to Construction,
Mortgage Loans Have Not Been		Development, Redevelopment,
Reunderwritten Since		Renovation and Repairs at
Origination	S-51	Mortgaged Properties	S-80
The Prospective Performance of the		Options and Other Purchase Rights
Commercial, Multifamily and		May Affect Value or Hinder
Manufactured Housing		Recovery with Respect to the
Community Mortgage Loans		Mortgaged Properties	S-81
Included in the Issuing Entity		The Sellers of the Mortgage Loans
Should Be Evaluated Separately		Are Subject to Bankruptcy or
from the Performance of the		Insolvency Laws That
Mortgage Loans in Any of the		May Affect the Issuing Entity’s
Depositor’s Other Trusts	S-51	Ownership of the Mortgage
Some Mortgaged Properties		Loans	S-82
May Not Be Readily Convertible		Environmental Issues at the
to Alternative Uses	S-52	Mortgaged Properties
Limitations of Appraisals	S-52	May Adversely Affect Payments
Property Value May Be Adversely		on Your Certificates	S-82
Affected Even When Current		Potential Issuing Entity Liability
Operating Income Is Not	S-53	Related to a Materially Adverse
Risks Related to Tenants	S-53	Environmental Condition.	S-83
Risks Related to Mortgage Loan		Borrower May Be Unable To Repay
Concentration	S-62	the Remaining Principal
Risks Related to Borrower		Balance on the Maturity Date or
Concentration	S-62	Anticipated Repayment Date
Risks Relating to Property Type		and Longer Amortization
Concentration	S-62	Schedules and Interest-Only
		Provisions May Increase Risk	S-87

Risks Relating to Borrower		Greater Risks of Default and
Organization or Structure	S-88	Loss	S-102
Tenancies in Common May Hinder		Potential Absence of Attornment
Recovery	S-89	Provisions Entails Risks	S-104
Risks of Shari’ah Compliant Loans	S-89	Risks Related to Zoning Laws	S-104
Risks Related to Additional Debt	S-89	Risks Related to Litigation and
Delaware Statutory Trusts May		Condemnation	S-105
Hinder Recovery	S-91	Prior Bankruptcies, Defaults or
Bankruptcy Proceedings Entail		Other Proceedings May Be
Certain Risks	S-91	Relevant to Future Performance	S-107
Risks Related to Loan Sponsor		Risks Relating to Costs of
Guaranties	S-92	Compliance with Applicable
Lack of Skillful Property		Laws and Regulations	S-110
Management Entails Risks	S-93	Risks Related to Conflicts of Interest	S-110
Risks of Inspections Relating to		Potential Conflicts of Interest of the
Property	S-93	Master Servicer and the Special
World Events and Natural (or Other)		Servicer	S-110
Disasters Could Have an		Special Servicer May Be Directed
Adverse Impact on the		To Take Actions	S-111
Mortgaged Properties and		Potential Conflicts of Interest of the
Could Reduce the Cash Flow		Operating Advisor	S-112
Available To Make Payments on		Potential Conflicts of Interest of the
the Certificates	S-94	Underwriters and Their Affiliates	S-113
Inadequate Property Insurance		Potential Conflicts of Interest in the
Coverage Could Have an		Selection of the Underlying
Adverse Impact on the		Mortgage Loans	S-114
Mortgaged Properties	S-94	Related Parties May Acquire
Risks Associated with Blanket		Certificates or Experience Other
Insurance Policies or		Conflicts	S-114
Self-Insurance	S-96	Conflicts Between Property
Availability of Terrorism Insurance	S-96	Managers and the Borrowers	S-116
Appraisals and Market Studies Have		Conflicts Between Certificateholders
Certain Limitations	S-98	and Holders of Companion
Increases in Real Estate Taxes Due		Loans	S-116
to Termination of a PILOT		Other Potential Conflicts of Interest	S-118
Program or Other Tax		Risks Related to the Offered
Abatement Arrangements		Certificates	S-120
May Reduce Payments to		Legal and Regulatory Provisions
Certificateholders	S-99	Affecting Investors Could
Risks Related to Enforceability	S-99	Adversely Affect the Liquidity of
Risks Related to Enforceability of		the Offered Certificates	S-120
Prepayment Premiums, Yield		Your Yield May Be Adversely
Maintenance Charges and		Affected By Prepayments
Defeasance Provisions	S-100	Resulting From Earnout
The Master Servicer or the Special		Escrows	S-121
Servicer May Experience		Risks Related to Prepayments and
Difficulty in Collecting Rents		Repurchases of Mortgage
upon the Default and/or		Loans	S-121
Bankruptcy of a Borrower	S-100	Limited Obligations	S-123
Risks Related to Mortgage Loans		Yield Considerations	S-124
Secured by Multiple Properties	S-100	Optional Early Termination of the
State Law Limitations Entail Certain		Issuing Entity May Result in an
Risks	S-101	Adverse Impact on Your Yield or
Mortgage Loans Secured by		May Result in a Loss	S-125
Leasehold Interests		A Mortgage Loan Seller May Not Be
May Expose Investors to		Able To Make a Required

Repurchase or Substitution of a		Different Timing of Mortgage Loan
Defective Mortgage Loan	S-125	Amortization Poses Certain
Any Loss of Value Payment Made		Risks	S-133
by a Mortgage Loan Seller		Ratings of the Offered Certificates	S-133
May Prove To Be Insufficient to		Combination or “Layering” of
Cover All Losses on a Defective		Multiple Risks May Significantly
Mortgage Loan	S-125	Increase Risk of Loss	S-135
Risks Related to Borrower Default	S-126	THE SPONSORS, MORTGAGE LOAN
Risks Related to Modification of		SELLERS AND ORIGINATORS	S-136
Mortgage Loans with Balloon		German American Capital Corporation	S-136
Payments	S-127	General	S-136
Risks Related to Certain Payments	S-127	GACC’s Securitization Program	S-136
Risks of Limited Liquidity and		Review of GACC Mortgage Loans	S-137
Market Value	S-128	GACC’s Underwriting Standards	S-138
The Limited Nature of Ongoing		Compliance with Rule 15Ga-1 under
Information May Make It Difficult		the Exchange Act	S-141
for You To Resell Your		Ladder Capital Finance LLC	S-143
Certificates	S-128	Ladder Capital Group’s
Risks Related to Factors Unrelated		Securitization Program	S-143
to the Performance of the		Review of LCF Mortgage Loans	S-145
Certificates and the Mortgage		Ladder’s Underwriting Standards	S-146
Loans, Such as Fluctuations in		Assessments of Property Condition	S-148
Interest Rates and the Supply		Compliance with Rule 15Ga-1 under
and Demand of CMBS		the Exchange Act	S-152
Generally	S-128	Natixis Real Estate Capital LLC	S-152
Credit Support May Not Cover All		General	S-152
Types of Losses	S-129	NREC’s Commercial Real Estate
There Are Risks Relating to the		Securitization Program	S-153
Exchangeable Certificates	S-129	Review of NREC Mortgage Loans	S-153
Subordination of the Class A-M,		NREC’s Underwriting Standards	S-155
Class B and Class C Trust		THE DEPOSITOR	S-158
Components Will Affect the		THE ISSUING ENTITY	S-159
Timing of Distributions and the		THE SERVICERS	S-161
Application of Losses on the		Generally	S-161
Class X-A, Class X-B, Class A-		The Master Servicer	S-161
M, Class B, Class C and PEZ		The Special Servicer	S-164
Certificates	S-129	Replacement of the Special Servicer	S-167
Disproportionate Benefits May Be		THE TRUSTEE	S-169
Given to Certain Classes	S-130	Certain Matters Regarding the Trustee	S-170
The Amount of Credit Support Will		Resignation and Removal of the
Be Limited	S-130	Trustee	S-171
REMIC Status	S-130	THE CERTIFICATE ADMINISTRATOR
State and Local Tax Considerations	S-131	AND CUSTODIAN	S-172
Certain Federal Tax Consideration		Certain Matters Regarding the
Regarding Original Issue		Certificate Administrator	S-173
Discount	S-131	Trustee and Certificate Administrator
Tax Considerations Related to		Fee	S-175
Foreclosure	S-131	PAYING AGENT, CERTIFICATE
Changes to REMIC Restrictions on		REGISTRAR, CUSTODIAN AND
Loan Modifications May Impact		AUTHENTICATING AGENT	S-175
an Investment in the Certificates	S-132	THE OPERATING ADVISOR	S-175
Risks Relating to Lack of		CERTAIN RELATIONSHIPS AND
Certificateholder Control over		RELATED TRANSACTIONS	S-177
the Issuing Entity	S-132	DESCRIPTION OF THE MORTGAGE
		POOL	S-179
		General	S-179

v

Security for the Mortgage Loans	S-182	Retention of Certain Certificates by
Significant Mortgage Loans	S-183	Affiliates of Transaction Parties	S-271
Sale of the Mortgage Loans	S-183	YIELD AND MATURITY
Certain Underwriting Matters	S-184	CONSIDERATIONS	S-271
Loan Combinations/Split Loan		Yield Considerations	S-271
Structures	S-188	Weighted Average Life	S-274
The One Kendall Square Loan		Certain Price/Yield Tables	S-276
Combination	S-188	Yield Sensitivity of the Class X-A
The 1760 Third Avenue Loan		Certificates	S-277
Combination	S-190	THE POOLING AND SERVICING
The PennCap Portfolio Loan		AGREEMENT	S-278
Combination	S-192	General	S-278
The JL Holdings-Burger King		Servicing of the Mortgage Loans;
Portfolio-90 Loan Combination	S-194	Collection of Payments	S-278
The McKinley Mall Loan		The Directing Holder	S-280
Combination	S-206	Limitation on Liability of Directing
The Moss-Bauer Apartments Loan		Holder	S-286
Combination	S-208	The Operating Advisor	S-286
Additional Mortgage Loan Information	S-215	General	S-286
Certain Terms and Conditions of the		Role of Operating Advisor While No
Mortgage Loans	S-220	Control Termination Event Has
Delaware Statutory Trusts May Hinder		Occurred and Is Continuing	S-287
Recovery	S-236	Role of Operating Advisor While a
Shari’ah Compliant Lending Structure	S-236	Control Termination Event Has
Changes in Mortgage Pool		Occurred and Is Continuing	S-287
Characteristics	S-237	Annual Report	S-289
DESCRIPTION OF THE OFFERED		Replacement of the Special Servicer	S-290
CERTIFICATES	S-237	Termination of the Operating
General	S-237	Advisor For Cause	S-290
Exchanges of Exchangeable		Rights upon Operating Advisor
Certificates	S-240	Termination Event	S-291
Exchanges	S-240	Termination of the Operating
Procedures	S-241	Advisor Without Cause	S-291
Distributions	S-241	Resignation of the Operating
Method, Timing and Amount	S-241	Advisor	S-292
Fees and Expenses	S-248	Operating Advisor Compensation	S-292
Distribution of Excess Interest	S-255	Advances	S-293
Class A-SB Planned Principal		Accounts	S-298
Balance	S-255	Enforcement of “Due-On-Sale” and
Prepayment Premiums and Yield		“Due-On-Encumbrance” Clauses	S-300
Maintenance Charges	S-255	Inspections	S-302
Application Priority of Mortgage		Insurance Policies	S-302
Loan Collections or Loan		Assignment of the Mortgage Loans	S-305
Combination Collections	S-257	Representations and Warranties;
Assumed Final Distribution Date	S-259	Repurchase; Substitution	S-305
Realized Losses	S-259	Certain Matters Regarding the
Prepayment Interest Shortfalls	S-261	Depositor, the Master Servicer, the
Subordination	S-262	Special Servicer and the Operating
Appraisal Reductions	S-263	Advisor	S-307
Delivery, Form and Denomination	S-267	Servicer Termination Events	S-310
Book-Entry Registration	S-268	Rights upon a Servicer Termination
Definitive Certificates	S-270	Event	S-311
Certificateholder Communication	S-271	Waivers of Servicer Termination
Access to Certificateholders’ Names		Events and Operating Advisor
and Addresses	S-271	Termination Events	S-313
Special Notices	S-271	Amendment	S-314

No Downgrade Confirmation	S-316	USE OF PROCEEDS	S-347
Evidence of Compliance	S-318	MATERIAL FEDERAL INCOME TAX
Voting Rights	S-318	CONSEQUENCES	S-348
Realization Upon Mortgage Loans	S-318	General	S-348
Sale of Defaulted Mortgage Loans and		Tax Status of Offered Certificates	S-349
Serviced REO Properties	S-320	Taxation of Offered Certificates	S-349
Modifications	S-322	Taxation of the Exchangeable
Optional Termination	S-326	Certificates	S-350
Servicing Compensation and Payment		Further Information; Taxation of
of Expenses	S-327	Foreign Investors	S-351
Special Servicing	S-328	CERTAIN STATE AND LOCAL TAX
Master Servicer and Special		CONSIDERATIONS	S-351
Servicer Permitted To Buy		ERISA CONSIDERATIONS	S-352
Certificates	S-336	METHOD OF DISTRIBUTION
Servicing of the Loan Combinations	S-336	(UNDERWRITER CONFLICTS OF
Reports to Certificateholders; Available		INTEREST)	S-354
Information	S-339	LEGAL INVESTMENT	S-355
Certificate Administrator Reports	S-339	LEGAL MATTERS	S-356
Information Available Electronically	S-342	RATINGS	S-356
Other Information	S-345	LEGAL ASPECTS OF MORTGAGE
Master Servicer’s Reports	S-346	LOANS IN NEW YORK AND
Exchange Act Filings	S-347	MASSACHUSETTS	S-358
Governing Law; Waiver of Jury Trial;		INDEX OF DEFINED TERMS	S-359
and Consent to Jurisdiction	S-347

ANNEX A-1	–	CERTAIN		ANNEX H	–	AMORTIZATION
		CHARACTERISTICS				SCHEDULE FOR THE
		OF THE MORTGAGE				JL HOLDINGS-
		LOANS	A-1-1			BURGER KING
ANNEX A-2	–	CERTAIN POOL				PORTFOLIO-90
		CHARACTERISTICS				MORTGAGE LOAN	H-1
OF THE MORTGAGE
LOANS AND
MORTGAGED
		PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED
PRINCIPAL BALANCE
		SCHEDULE	A-3-1
ANNEX B	–	DESCRIPTION OF THE
TOP 20 MORTGAGE
		LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE,
SETTLEMENT AND
TAX DOCUMENTATION
		PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN
SELLER
REPRESENTATIONS
		AND WARRANTIES	F-1
ANNEX G	–	EXCEPTIONS TO
MORTGAGE LOAN
SELLER
REPRESENTATIONS
		AND WARRANTIES	G-1

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.  References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus supplement and the accompanying prospectus form a part of that registration statement.  However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1 800 SEC 0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the attached prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the attached prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the attached prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-359 in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER,

THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS, NONETHELESS, CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the attached prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this prospectus supplement may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant

Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this prospectus supplement.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)      to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)      to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)      in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an

x

investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT OR ANY OTHER DOCUMENT.  NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

	Initial Certificate		Approx.			Approximate	Weighted
	Balance or		Initial	Description of	Assumed Final	Initial	Average	Principal
	Notional		Credit	Pass-Through	Distribution	Pass-Through	Life	Window
Class	Balance(1)		Support	Rate	Date(2)	Rate	(Yrs.)(6)	(Mos.)(6)
Offered Certificates
A-1	$50,244,000		30.000% (7)	Fixed	January 2019	1.259%	2.74	1 – 58
A-2	$126,105,000		30.000% (7)	Fixed	March 2019	2.840%	4.90	58 – 60
A-SB	$69,565,000		30.000% (7)	Fixed	July 2023	3.528%	7.25	60 – 112
A-3	$160,000,000		30.000% (7)	Fixed	January 2024	3.727%	9.75	112 – 118
A-4	$243,311,000		30.000% (7)	Fixed	March 2024	4.006%	9.87	118 – 120
X-A	$706,031,000	(3)	N/A	Variable(3)	March 2024	1.601%	N/A	N/A
A-M(4)	$56,806,000	(5)	23.875%	Fixed	March 2024	4.198%	9.96	120 – 120
B(4)	$66,084,000	(5)	16.750%	WAC Cap(8)	March 2024	4.599%	9.96	120 – 120
PEZ(4)	$156,510,000	(5)	13.125% (7)	(9)	March 2024	4.562%	9.96	120 – 120
C(4)	$33,620,000	(5)	13.125% (7)	WAC(10)	March 2024	5.108%	9.96	120 – 120
Non-Offered Certificates(11)
X-B	$150,714,000	(3)	N/A	Variable(3)	March 2024	0.223%	N/A	N/A
X-C	$70,719,814	(3)	N/A	Variable(3)	March 2029	1.608%	N/A	N/A
D	$51,010,000		7.625%	WAC(10)	March 2024	5.108%	9.96	120 – 120
E	$25,505,000		4.875%	Fixed	March 2024	3.500%	9.96	120 – 120
F	$11,594,000		3.625%	Fixed	March 2024	3.500%	9.96	120 – 120
G	$33,620,814		0.000%	Fixed	March 2029	3.500%	10.34	120 – 180
V(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
LR(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement.

(3)
The Class X-A, Class X-B and Class X-C certificates will not have certificate balances.  None of the Class X-A, Class X-B or the Class X-C certificates will be entitled to distributions of principal.  The Class X-A, Class X-B and Class X-C certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(4)
Up to the full certificate balance of the Class A-M, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M, Class B and Class C certificates, in each case, only in the proportions and the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(5)
On the closing date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $56,806,000, $66,084,000 and $33,620,000, respectively. The Class A-M, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components.  Following any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-M, Class B and Class C certificates as described in this prospectus supplement, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust components that is represented by the Class A-M, Class B, Class PEZ and Class C certificates will be decreased or increased accordingly.  The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange.  The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange.  The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(6)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(7)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in the aggregate.  The initial subordination levels for the Class PEZ and Class C certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $33,620,000.

(8)
For any distribution date, the pass-through rate on the Class B certificates will equal a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.599%.

(9)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates.

(10)
For any distribution date, the pass-through rates on the Class C and Class D certificates will equal a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus supplement.

(12)	The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement. The Class V certificates will not be entitled to distributions in respect of interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

	The Mortgage Pool

	Outstanding Pool Balance as of the Cut-off Date(1)	$927,464,814
	Number of Mortgage Loans	48
	Number of Mortgaged Properties	197
	Average Cut-off Date Mortgage Loan Balance	$19,322,184
	Weighted Average Mortgage Rate	4.9911%
	Weighted Average Cut-off Date Remaining Term to Maturity (in months)(2)	112
	Weighted Average U/W NCF Debt Service Coverage Ratio(3)(4)	1.48x
	Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)(6)	66.3%
	Weighted Average Cut-off Date U/W NOI Debt Yield(3)(4)(5)	10.2%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.7% of the outstanding pool balance as of the cut-off date.

(3)
In the case of the One Kendall Square mortgage loan, the 1760 Third Avenue mortgage loan, the PennCap Portfolio mortgage loan, the JL Holdings-Burger King Portfolio-90 mortgage loan and the McKinley Mall mortgage loan, collectively representing approximately 24.6% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity, and the related pari passu companion loan(s), which will not be included in the issuing entity.

(4)
In the case of the JL Holdings-Burger King Portfolio-90 mortgage loan and the Moss-Bauer Apartments mortgage loan, collectively representing approximately 3.9% of the outstanding pool balance as of the cut-off date, each of which has one subordinate companion loan that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity (and the related pari passu companion loan in the case of the JL Holdings-Burger King Portfolio-90 mortgage loan), and without regard to the related subordinate companion loan, which will not be included in the issuing entity, unless otherwise specified.

(5)
In the case of the Moss-Bauer Apartments mortgage loan, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio and debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a $700,000 holdback reserve. The loan-to-value ratio and debt yield for such mortgage loan including the holdback reserve are 81.0% and 8.3%, respectively.

(6)
In the case of the Greenway mortgage loan, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as stabilized” appraised value of $7.3 million. The “as-is” appraised value is $6.7 million. Based on the “as-is” appraised value, the loan-to-value ratio for such mortgage loan is 81.6%.

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SUMMARY

This summary highlights selected information from this prospectus supplement  and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement  and in the attached prospectus.

Title of Certificates	COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2014-LC15 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement  and “The Depositor” in the prospectus.

Sponsors
Ladder Capital Finance LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation, and Natixis Real Estate Capital LLC, a Delaware limited liability company. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement  and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers
Ladder Capital Finance LLC, a sponsor.

German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Natixis Real Estate Capital LLC, a sponsor and an affiliate of Natixis Securities Americas LLC, one of the underwriters.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Ladder Capital Finance LLC	23	$ 405,537,342	43.7%
	German American Capital Corporation	12	$ 349,429,961	37.7%
	Natixis Real Estate Capital LLC	13	$ 172,497,511	18.6%
	Total	48	$ 927,464,814	100.0%

Originators
Each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer” in this prospectus supplement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than any non-serviced mortgage loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout; and (c) other than with respect to certain major decisions or special servicer decisions which will be processed by the special servicer, as more fully described in this prospectus supplement. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to the mortgage loans and (2) property advances with respect to the mortgage loans (other than any non-serviced mortgage loan) under the pooling and servicing agreement, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans (and serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates).

The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement  for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The One Kendall Square loan combination is expected to be primary serviced by KeyBank National Association, as master servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS2 commercial mortgage securitization. With respect to the One Kendall Square mortgage loan, the COMM 2014-UBS2 master servicer is expected to be entitled to receive a primary servicing fee under the COMM 2014- UBS2 pooling and servicing agreement (which fee is expected to accrue at a rate equal to 0.0050% per annum on an actual/360 basis), payable monthly from the One Kendall Square mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The PennCap Portfolio loan combination is being primary serviced by Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement entered into in connection with the WFRBS 2014-LC14 commercial mortgage securitization. With respect to the PennCap Portfolio mortgage loan, the WFRBS 2014-LC14 master servicer will be entitled to receive a primary servicing fee under the WFRBS 2014-LC14 pooling and servicing agreement (which fee will accrue at a rate equal to 0.01% per annum on an actual/360 basis), payable monthly from the PennCap Portfolio mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement— Servicing of the Loan Combinations” in this prospectus supplement.

The McKinley Mall loan combination is being primary serviced by Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-CCRE14 Mortgage Trust. With respect to the McKinley Mall mortgage loan, the COMM 2014-CCRE14 master servicer will be entitled to receive a primary servicing fee under the COMM 2014-CCRE14 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0050% per annum on an actual/360 basis), payable monthly from the McKinley Mall mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Each of the 1760 Third Avenue loan combination, the JL Holdings- Burger King Portfolio-90 loan combination and the Moss-Bauer Apartments loan combination will be serviced by the master servicer pursuant to the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than any non- serviced mortgage loan) as well as the processing of certain major decisions and special servicer decisions for all of the mortgage loans. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. Rialto Capital Advisors, LLC was appointed to be the special servicer by the initial controlling class representative. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172 and its telephone number is (305) 485-2077.

The One Kendall Square loan combination is expected to be specially serviced by LNR Partners, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS2 commercial mortgage securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement— Servicing of the Loan Combinations” in this prospectus supplement.

The PennCap Portfolio loan combination will be specially serviced by Rialto Capital Advisors, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the WFRBS 2014-LC14 commercial mortgage securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The McKinley Mall loan combination will be specially serviced by Rialto Capital Advisors, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-CCRE14 Mortgage Trust. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Each of the 1760 Third Avenue loan combination, the JL Holdings- Burger King Portfolio-90 loan combination and the Moss-Bauer Apartments loan combination will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and

Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers— The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

The respective party acting as the special servicer with respect to the One Kendall Square mortgage loan, the PennCap Portfolio mortgage loan and the McKinley Mall mortgage loan will be entitled to receive similar, though not identical, special servicing compensation, pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than any non-serviced mortgage loan) transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.

The mortgagee of record with respect to the One Kendall Square mortgage loan is expected to be U.S. Bank National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS2 commercial mortgage securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The mortgagee of record with respect to the PennCap Portfolio mortgage loan is presently Deutsche Bank Trust Company Americas, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the WFRBS 2014-LC14 commercial mortgage securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The mortgagee of record with respect to the McKinley Mall mortgage loan is presently U.S. Bank National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2014-CCRE14 Mortgage Trust Securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Certificate Administrator and Custodian

Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: COMM 2014-LC15 Mortgage Trust.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0049% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor
Situs Holdings, LLC, a Delaware limited liability company.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, at any time during the period when a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement  and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non- serviced mortgage loans) or serviced loan combinations were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, after the occurrence and continuance of a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (excluding any non-serviced mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class X-C, Class F, Class G, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement— The Operating Advisor” and “The Operating Advisor” in this prospectus supplement.

Directing Holder
With respect to each mortgage loan (other than any non-serviced mortgage loan and the JL Holdings-Burger King Portfolio-90 mortgage loan) or serviced loan combination (other than the JL Holdings-Burger King Portfolio-90 loan combination), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to the JL Holdings-Burger King Portfolio-90 mortgage loan and the JL Holdings-Burger King Portfolio-90 loan combination, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement— The Directing Holder” in this prospectus supplement  and will initially be the holder of the JL Holdings-Burger King Portfolio-90 subordinate companion loan.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, does not exist, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that RREF II CMBS AIV, LP will (i) purchase the Class X-C, Class E, Class F, Class G and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan and the JL Holdings-Burger King Portfolio-90 mortgage loan) or serviced loan combination (other than the JL Holdings-Burger King Portfolio-90 loan combination).

With respect to the One Kendall Square mortgage loan, the directing holder under the COMM 2014-UBS2 pooling and servicing agreement, an affiliate of Raith Capital Manager, LLC, is expected to be the directing holder of the One Kendall Square loan combination.

With respect to the PennCap Portfolio mortgage loan, the majority subordinate certificateholder or its designated representative under the WFRBS 2014-LC14 pooling and servicing agreement, currently Rialto CMBS, LLC (or another affiliate of Rialto Capital Advisors, LLC), is the directing holder of the PennCap Portfolio loan combination.

With respect to the McKinley Mall mortgage loan, the directing holder under the COMM 2014-CCRE14 pooling and servicing agreement, currently RREF II CMBS AIV, LP, is the directing holder of the McKinley Mall loan combination.

In addition, in the case of the 1760 Third Avenue loan combination and the JL Holdings-Burger King Portfolio-90 loan combination, the holders of the related pari passu companion loan(s) (in the case of the JL Holdings-Burger King Portfolio-90 loan combination, for so long as the holder of the JL Holdings-Burger King Portfolio-90 subordinate companion loan is not the directing holder) will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Underwriters
Deutsche Bank Securities Inc., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and RBS Securities Inc. are the underwriters.  Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Mortgage & Asset Receiving Corporation, the depositor.  Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller.  The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts that will be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F, Class G and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan and the JL Holdings-Burger King Portfolio-90 mortgage loan) or serviced loan combination (other than the JL Holdings-Burger King Portfolio-90 loan combination).

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

Ladder Capital Finance LLC, a sponsor and mortgage loan seller, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP will guarantee the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, one of the underwriters, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), Wells Fargo Bank, National Association (the master servicer and certificate administrator), and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities.  Ladder Capital Finance Holdings LLLP guarantees certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder.  Some of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Ladder Capital Finance LLC  in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of March 18, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 5.3% of the outstanding pool balance as of the cut-off date (and prior to the closing date for this securitization transaction, is expected to become the repurchase counterparty with respect to 2 additional mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 3.5% of the outstanding pool balance as of the cut-off date, as well as the JL Holdings-Burger King Portfolio-90 pari passu companion loan); and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 1 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 7.7% of the outstanding pool balance as of the cut-off date; provided that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 22 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 40.1% of the outstanding pool balance as of the cut-off date. Wells Fargo Bank, National Association, in its capacity as WFRBS 2014-LC14 master servicer, is also the servicer of the PennCap Portfolio loan combination. Wells Fargo Bank, National Association also acts as interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, except that it holds the majority of the mortgage loan documents with respect to the PennCap Portfolio loan combination as custodian for the WFRBS 2014-LC14 commercial mortgage securitization.

Ladder Capital Finance LLC or an affiliate thereof is the current holder of: (a) a mezzanine loan secured by direct or indirect equity interests in the borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement  as WRS Retail Portfolio, PennCap Portfolio and GEM Hotel, representing 7.7%, 3.6% and 3.2%, respectively, of the outstanding pool balance as of the cut-off date, which mezzanine loans are described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement; and (b) the JL Holdings-Burger King Portfolio-90 pari passu companion loan (with the JL Holdings-Burger King Portfolio-90 subordinate companion loan having been transferred to ARC Realty Finance Operating Partnership, L.P.).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and, Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 10.5% of the outstanding pool balance as of the cut-off date.

Rialto Capital Advisors, LLC, which is acting as the special servicer, assisted RREF II CMBS AIV, LP with due diligence relating to the mortgage loans included in the mortgage pool.

Rialto Capital Advisors, LLC is acting as the special servicer and also acts as the (i) WFRBS 2014-LC14 special servicer of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement and (ii) COMM 2014-CCRE14 special servicer of the McKinley Mall loan combination under the COMM 2014-CCRE14 pooling and servicing agreement.

RREF II CMBS AIV, LP, which is an affiliate of Rialto Capital Advisors, LLC, currently is the majority subordinate certificateholder and the subordinate class representative under the WFRBS 2014-LC14 pooling and servicing agreement. Rialto CMBS, LLC, which is an affiliate of Rialto Capital Advisors, LLC, currently is the controlling class certificateholder, the controlling class representative and the directing holder under the COMM 2014-CCRE14 pooling and servicing agreement.

With respect to the Moss-Bauer Apartments loan combination, an affiliate of Rialto Capital Advisors, LLC is expected to acquire the related subordinate companion loan.

Wells Fargo Bank, National Association is acting as the master servicer and also acts as the (i) WFRBS 2014-LC14 master servicer of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement and (ii) COMM 2014-CCRE14 master servicer of the McKinley Mall loan combination under the COMM 2014-CCRE14 pooling and servicing agreement.

U.S. Bank National Association is acting as the trustee and also (i) acts as the COMM 2014-CCRE14 trustee of the McKinley Mall companion loan under the COMM 2014-CCRE14 pooling and servicing agreement and (ii) is expected to act as the COMM 2014-UBS2 trustee of the One Kendall Square companion loan under the COMM 2014-UBS2 pooling and servicing agreement.

U.S. Bank National Association acts, or is expected to act prior to the closing date, as interim custodian of the loan files for all of the mortgage loans that Natixis Real Estate Capital LLC will transfer to the depositor.

Wells Fargo Bank, National Association is acting as the certificate administrator and also acts as the WFRBS 2014-LC14 certificate administrator of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Mortgage & Asset Receiving Corporation and Deutsche Bank Securities Inc., is the WFRBS 2014-LC14 trustee of the PennCap Portfolio companion loan under the WFRBS 2014-LC14 pooling and servicing agreement.

Situs Holdings, LLC, the operating advisor, performed certain due diligence services prior to the securitization closing date for Ladder Capital Finance LLC and German American Capital Corporation, each a sponsor and mortgage loan seller, with respect to certain of the mortgage loans to be contributed to the issuing entity by Ladder Capital Finance LLC and German American Capital Corporation.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in March 2014 and the date of origination of each mortgage loan.

Closing Date	On or about March 25, 2014.

Distribution Date	The fourth business day following the determination date in each month, commencing in April 2014. The initial distribution date will be April 11, 2014.

Record Date
With respect to any distribution date, the close of business on the last business day of the preceding month; provided that with respect to the distribution date occurring in April 2014, the record date will be the closing date.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in April 2014.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-SB

	●	Class A-3

	●	Class A-4

	●	Class X-A

	●	Class A-M

	●	Class B

	●	Class PEZ

	●	Class C

The trust to be created by the depositor will consist of a total of 19 classes, the following of which are not being offered through this prospectus supplement  and the attached prospectus: Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 48 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 197 commercial, multifamily and manufactured housing community properties.

Certificate Balances and
Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$50,244,000
	Class A-2	$126,105,000
	Class A-SB(1)	$69,565,000
	Class A-3	$160,000,000
	Class A-4	$243,311,000
	Class X-A	$706,031,000
	Class A-M(2)	$56,806,000
	Class B(2)	$66,084,000
	Class PEZ(2)	$156,510,000
	Class C(2)	$33,620,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)
The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange for Class PEZ certificates. The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date. The initial certificate principal balances of the Class A-M, Class B and Class C trust components are $56,806,000, $66,084,000 and $33,620,000, respectively.

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A, Class X-B and Class X-C certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $706,031,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B and Class C trust components and the Class D certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $150,714,000.

The notional balance of the Class X-C certificates will equal the aggregate certificate balance of each of the Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $70,719,814.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

●
The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class E, Class F and Class G certificates will be fixed at 1.259%, 2.840%, 3.528%, 3.727%, 4.006%, 4.198%, 3.500%, 3.500% and 3.500%, respectively.

●
The pass-through rate applicable to the Class B certificates will, at all times, equal the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs and (ii) 4.599%.

●
The pass-through rates applicable to the Class C and Class D certificates will, at all times, equal the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 1.601% per annum, (ii) Class X-B certificates will equal approximately 0.223% per annum and (ii) Class X-C certificates will equal approximately 1.608% per annum.

●
The pass-through rate for each of the Class X-A, Class X-B and Class X-C certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates and Class X-C strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates and Class X-C certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1,

Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B and Class C trust components and the Class D certificates, respectively. Each of the components of the Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class E, Class F and Class G certificates, respectively. For purposes of the accrual of interest on the Class X-A, Class X-B and Class X-C certificates for each distribution date, the applicable Class X-A strip rate, Class X-B strip rate or Class X-C strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or trust component corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates, the Class X-B strip rates and the Class X-C strip rates and the pass-through rates applicable to the Class X-A, Class X-B and Class X-C certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates.

●
The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date
The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class	Assumed Final Distribution Date
Class A-1	January 2019
Class A-2	March 2019
Class A-SB	July 2023
Class A-3	January 2024
Class A-4	March 2024
Class X-A	March 2024
Class A-M	March 2024
Class B	March 2024
Class PEZ	March 2024
Class C	March 2024

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect each class of certificates, other than the Class V, Class R and Class LR certificates, from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” and “—Fees and Expenses—Distribution of Available Funds” in this prospectus supplement.

The Class PEZ certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

None of the Class X-A, Class X-B or Class X-C certificates will be entitled to any distributions of principal.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the attached prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates or trust component comprising a component of the notional balance of any of the Class X-A, Class X-B or Class X-C certificates will reduce the notional balances of the Class X-A, Class X-B or Class X-C certificates, as applicable, and, therefore, the amount of interest those classes accrue.

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

	(2)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates.

(3)
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-M trust component will be made pro rata to the Class A-M certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-M trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest

(exclusive of excess interest) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer is required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement (see also “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Kendall Square Loan Combination—Advancing”, “—The PennCap Portfolio Loan Combination—Advancing” and “—The McKinley Mall Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is nonrecoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of nonrecoverability. The trustee will be entitled to conclusively rely on the determination of nonrecoverability made by either the master servicer or the special servicer. With respect to any non-serviced loan combination, the master servicer will be entitled to conclusively rely on any determination of nonrecoverability made by a servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such servicer is an “approved servicer” by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the pooling and servicing agreement under which it is serviced relating to appraisal reductions that are similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the One Kendall Square mortgage loan, the 1760 Third Avenue mortgage loan, the PennCap Portfolio mortgage loan, the JL Holdings-Burger King Portfolio-90 mortgage loan and the McKinley Mall mortgage loan, each of which is secured by a mortgaged property or portfolio of mortgaged properties that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity, and the related pari passu companion loan(s), which will not be included in the issuing entity. With respect to the JL Holdings-Burger King Portfolio-90 mortgage loan and the Moss-Bauer Apartments mortgage loan, each of which is secured by a mortgaged property that also secures a subordinate companion loan that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity (and the related pari passu companion loan in the case of the JL Holdings-Burger King Portfolio-90 mortgage loan), and without regard to the related subordinate companion loan, which will not be included in the issuing entity.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	48
Number of Mortgaged Properties	197
Number of Amortizing Balloon Mortgage Loans(1)	30
Number of Fully Amortizing Mortgage Loans	2
Number of Partial Interest-Only Mortgage Loans(2)	14
Number of Interest-Only Loans	2
Aggregate Principal Balance	$927,464,814
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,500,000
Maximum Mortgage Loan Balance	$83,000,000
Average Mortgage Loan Principal Balance	$19,322,184
Range of Mortgage Rates
Minimum Mortgage Rate	4.4990%
Maximum Mortgage Rate	6.1000%
Weighted Average Mortgage Rate	4.9911%
Range of Remaining Terms to Maturity(3)
Minimum Remaining Term(3)	58 months
Maximum Remaining Term(3)	180 months
Weighted Average Remaining Terms to Maturity(3)	112 months
Range of Remaining Amortization Terms(4)
Minimum Remaining Amortization Term(4)	180 months
Maximum Remaining Amortization Term(4)	360 months
Weighted Average Remaining Amortization Term	349 months
Range of Cut-off Date Loan-to-Value Ratios(5)(6)(7)(8)
Minimum Cut-off Date Loan-to-Value Ratio(5)(6)(7)(8)	38.5%
Maximum Cut-off Date Loan-to-Value Ratio(5)(6)(7)(8)	75.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(5)(6)(7)(8)	66.3%
Range of U/W NCF Debt Service Coverage Ratios(5)(6)(9)
Minimum U/W NCF Debt Service Coverage Ratio(5)(6)(9)	1.25
Maximum U/W NCF Debt Service Coverage Ratio(5)(6)(9)	2.59
Weighted Average U/W NCF Debt Service Coverage Ratio(5)(6)(9)	1.48x
Range of U/W NOI Debt Yields(5)(6)(7)
Minimum U/W NOI Debt Yield(5)(6)(7)	7.9%
Maximum U/W NOI Debt Yield(5)(6)(7)	23.0%
Weighted Average U/W NOI Debt Yield(5)(6)(7)	10.2%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Includes 14 mortgage loans, representing approximately 41.4% of the outstanding pool balance as of the cut-off date, which pay interest only for a portion of their term. The interest-only period for such mortgage loans ranges from 4 months to 60 months following the cut-off date. Includes 1 anticipated repayment date mortgage loan, representing approximately 1.7% of the outstanding pool balance as of the cut-off date.

(3)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.7% of the outstanding pool balance as of the cut-off date.

(4)	Does not include interest-only mortgage loans.

(5)
With respect to the One Kendall Square mortgage loan, 1760 Third Avenue mortgage loan, PennCap Portfolio mortgage loan, the JL Holdings-Burger King Portfolio-90 mortgage loan and McKinley Mall mortgage loan, each of which is secured by a mortgaged property or portfolio of mortgaged properties that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity, and the related pari passu companion loan(s), which will not be included in the issuing entity.

(6)
In the case of the JL Holdings-Burger King Portfolio-90 mortgage loan and the Moss-Bauer Apartments mortgage loan, collectively representing approximately 3.9% of the outstanding pool balance as of the cut-off date, each of which is secured by a mortgaged property or portfolio of mortgaged properties that also secures a subordinate companion loan that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity (and the related pari passu companion loan in the case of the JL Holdings-Burger King Portfolio-90 mortgage loan), and without regard to the related subordinate companion loan, which will not be included in the issuing entity.

(7)
In the case of the Moss-Bauer Apartments mortgage loan, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio and debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a $700,000 holdback reserve. The loan-to-value ratio and debt yield for such mortgage loan including the holdback reserve are 81.0% and 8.3%, respectively.

(8)
In the case of the Greenway mortgage loan, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as stabilized” appraised value of $7.3 million. The “as-is” appraised value is $6.7 million. Based on the “as-is” appraised value, the loan-to-value ratio for such mortgage loan is 81.6%.

(9)
Annual debt service, monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the due date following the cut-off date and the 12 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period, and (iii) in the case of the mortgage loans with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loan. In the case of the JL Holdings-Burger King Portfolio-90 mortgage loan, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the mortgage loan amortizes based on a non-standard amortization schedule attached to this prospectus supplement as Annex H (which is subject to recalculation in connection with any prepayment of such mortgage loan as a result of an individual property no longer being subject to the related master lease), and the debt service coverage ratio information for such mortgage loan was calculated based on the average of the first 12 amortizing payments.

B. Loan Combinations/
Split Loan Structures
The mortgaged properties identified as One Kendall Square, 1760 Third Avenue, PennCap Portfolio, McKinley Mall, JL Holdings-Burger King Portfolio-90 and Moss-Bauer Apartments on Annex A-1 to this prospectus supplement also secure one or more companion loans that will not be included in the mortgage pool.

The mortgaged property identified as One Kendall Square on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “One Kendall Square mortgage loan”) with an outstanding principal balance as of the cut-off date of $83,000,000, representing approximately 8.9% of the outstanding pool balance as of the cut-off date, and (2) a pari passu companion loan, which is not included in the issuing entity (referred to in this prospectus supplement as the “One Kendall Square companion loan”, a “companion loan,” a “pari passu companion loan” and a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $120,000,000, which is expected to be included in the COMM 2014-UBS2 Commercial Mortgage Securitization. The One Kendall Square mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “One Kendall Square loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the One Kendall Square loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Kendall Square Loan Combination” in this prospectus supplement.

The mortgage loan identified as 1760 Third Avenue on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “1760 Third Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $75,000,000, representing approximately 8.1% of the outstanding pool balance as of the cut-off date, and (2) a pari passu companion loan, which is not included in the issuing entity (referred to in this prospectus supplement as the “1760 Third Avenue companion loan”, a “companion loan” and a “pari passu companion loan”), with an outstanding principal balance as of the cut-off date of $65,000,000, which is currently included in the COMM 2014-CCRE15 Commercial Mortgage Securitization. The 1760 Third Avenue mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “1760 Third Avenue loan combination,” a “loan combination” and a “serviced loan combination”. For additional information regarding the 1760 Third Avenue loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 1760 Third Avenue Loan Combination” in this prospectus supplement.

The portfolio of mortgaged properties identified as PennCap Portfolio on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “PennCap Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $33,700,000, representing approximately 3.6% of the outstanding pool balance as of the cut-off date, and (2) a pari passu companion loan, which will not be included in the issuing entity (referred to in this prospectus supplement as the “PennCap Portfolio companion loan”, a “companion loan”, a “pari passu companion loan” and a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $90,000,000, which is currently included in the WFRBS 2014-LC14 commercial mortgage securitization. The WFRBS 2014-LC14 pooling and servicing agreement will govern the servicing of the PennCap Portfolio mortgage loan and its corresponding companion loan. The PennCap Portfolio mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “PennCap Portfolio loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the PennCap Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The PennCap Portfolio Loan Combination” in this prospectus supplement.

The portfolio of mortgaged properties identified as JL Holdings-Burger King Portfolio-90 on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 mortgage loan”) with an outstanding principal balance as of the cut-off date of $26,900,000, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, (2) a pari passu companion loan, which will not be included in the issuing entity (referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 pari passu companion loan”, a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”), with an outstanding principal balance as of the cut-off date of $22,900,000, which is currently held by Ladder Capital Finance LLC but is expected to be included in a subsequent commercial mortgage securitization, and (3) a subordinate companion loan, which will not be included in the issuing entity (referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 subordinate companion loan”, a “subordinate companion loan”, a “serviced companion loan” and a “companion loan”), with an outstanding principal balance as of the cut-off date of $10,000,000, which is currently held by ARC Realty Finance Operating Partnership, L.P. The JL Holdings-Burger King Portfolio-90 mortgage loan and the related pari passu companion loan are pari passu in right of payment with one another and are generally senior in right of payment to the related subordinate companion loan as and to the extent described in “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination” in this prospectus supplement. The related companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The holders of the related pari passu companion loan and subordinate companion loan have certain rights with respect to the JL Holdings-Burger King Portfolio-90 loan combination as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination” in this prospectus supplement. The pooling and servicing agreement will govern the servicing of the JL Holdings-Burger King Portfolio-90 mortgage loan and its corresponding companion loans. The JL Holdings-Burger King Portfolio-90 pari passu companion loan and the JL Holdings-Burger King Portfolio-90 subordinate companion loan are collectively referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 companion loans”. The JL Holdings-Burger King Portfolio-90 mortgage loan and the JL Holdings-Burger King Portfolio-90 companion loans are collectively referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 loan combination,” a “loan combination” and a “serviced loan combination”.

The mortgaged property identified as McKinley Mall on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “McKinley Mall mortgage loan”) with an outstanding principal balance as of the cut-off date of $10,000,000, representing approximately 1.1% of the outstanding pool balance as of the cut-off date, and (2) a companion loan, which is not included in the issuing entity (referred to in this prospectus supplement as the “McKinley Mall companion loan”, a “companion loan,” a “pari passu companion loan” and a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $28,000,000, which is currently included in the COMM 2014-CCRE14 Commercial Mortgage Securitization. The McKinley Mall mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “McKinley Mall loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the McKinley Mall loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The McKinley Mall Loan Combination” in this prospectus supplement.

The mortgaged property identified as Moss-Bauer Apartments on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “Moss-Bauer Apartments mortgage loan”) with an outstanding principal balance as of the cut-off date of $9,400,000, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, and (2) a subordinate companion loan, which will not be included in the issuing entity (referred to in this prospectus supplement as the “Moss-Bauer Apartments subordinate companion loan”, a “subordinate companion loan” and a “companion loan”), with an outstanding principal balance as of the cut-off date of $600,000, which is currently held by German American Capital Corporation and is expected to be acquired by an affiliate of Rialto Capital Advisors, LLC. The subordinate companion loan will be subordinate in right of payment to the Moss-Bauer Apartments mortgage loan. The holder of the Moss-Bauer Apartments subordinate companion loan has certain rights with respect to the Moss-Bauer Apartments mortgage loan as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Moss-Bauer Apartments Loan Combination” in this prospectus supplement. The pooling and servicing agreement will govern the servicing of the Moss-Bauer Apartments mortgage loan and its corresponding subordinate companion loan. The Moss-Bauer Apartments mortgage loan and the related subordinate companion loan are collectively referred to in this prospectus supplement as “the Moss-Bauer Apartments loan combination,” a “loan combination” and a “serviced loan combination”.

C. ARD Loan
The mortgage loan secured by the mortgaged property identified as BJ’s Wholesale – Framingham on Annex A-1 to this prospectus supplement, representing approximately 1.7% of the outstanding pool balance as of the cut-off date, is an “ARD” loan and provides that if, after a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down first principal of, and then the deferred interest on, the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans securing a fee simple and/or leasehold interest in the mortgaged properties are first lien mortgage loans.

E. Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property, or (ii) either (a) a leasehold estate (including a sub-leasehold estate) in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold estate (including a sub-leasehold estate) in the mortgaged property and no mortgage on the related fee estate, as set forth below.

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	182	$879,539,713	94.8%
Leasehold(3)	8	$46,304,782	5.0%
Fee Simple/Leasehold(4)	7	$1,620,319	0.2%
Total	197	$927,464,814	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

(3)
Includes 1 mortgaged property, securing approximately 0.03% of the outstanding pool balance as of the cut-off date by allocated loan amount, as to which the related mortgage loan is secured by the borrower’s sub-leasehold interest in the subject mortgaged property.

(4)
Includes 4 mortgaged properties, securing approximately 0.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, as to which the related mortgage loan is secured in part by the borrower’s sub-leasehold interest in the subject mortgaged property.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

			% of Initial
	Number of	Aggregate	Outstanding
	Mortgaged	Cut-off Date	Pool
Property Type	Properties	Balance(1)	Balance(1)
Retail	123	$302,562,876	32.6%
Anchored(2)	119	$272,468,477	29.4%
Unanchored	4	$30,094,399	3.2%
Multifamily	13	$178,503,012	19.2%
Hospitality	10	$128,230,382	13.8%
Full Service	2	$65,750,000	7.1%
Limited Service	6	$52,507,867	5.7%
Extended Stay	2	$9,972,515	1.1%
Mixed Use	4	$103,331,775	11.1%
Office/Lab/Retail	1	$83,000,000	8.9%
Retail/Office	2	$11,444,970	1.2%
Industrial/Retail	1	$8,886,804	1.0%
Office	21	$95,448,960	10.3%
CBD	2	$61,215,802	6.6%
Suburban	17	$29,638,903	3.2%
Medical	2	$4,594,255	0.5%
Manufactured Housing
Community	3	$85,186,572	9.2%
Industrial	21	$26,751,238	2.9%
Other(3)	2	$7,450,000	0.8%
Total/Weighted Average	197	$927,464,814	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	Includes anchored, shadow anchored and single tenant properties.

(3)
Includes 2 mortgaged properties as to which the collateral consists of the borrower’s fee interest in the land (but not the improvements), and the borrower has 100% ground leased the property to a ground lessee that directly or indirectly operates the property as a retail property.

H. Property Locations
The mortgaged properties are located in 23 separate states.  The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the outstanding pool balance) as of the cut-off date:

			% of Initial
	Number of		Outstanding
	Mortgaged	Aggregate Cut-off	Pool
State/Location	Properties	Date Balance(1)	Balance(1)
New York	10	$222,820,000	24.0%
Massachusetts	2	$98,900,000	10.7%
Georgia	6	$90,154,953	9.7%
Colorado	3	$77,336,572	8.3%
North Carolina	10	$57,555,634	6.2%
Pennsylvania	34	$56,350,000	6.1%
Rhode Island	1	$48,115,802	5.2%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

				% of Initial
	Default	Number of	Aggregate	Outstanding
	Grace	Mortgage	Cut-off Date	Pool
Due Date	Period Days	Loans	Balance	Balance
6	0	32	$ 650,180,731	70.1%
5	0	13	$ 172,497,511	18.6%
1	5	3	$ 104,786,572	11.3%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  A grace period does not apply to a maturity date payment, other than with respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III, representing approximately 7.8% of the outstanding pool balance as of the cut-off date.  The information in the table above is based on the related loan documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

The initial due date for the mortgage loans identified on Annex A-1 to this prospectus supplement as JL Holdings–Burger King Portfolio–90 and JL Group Holdings–Burger King Portfolio-9, which represent approximately 3.5% of the outstanding pool balance as of the cut-off date, will be in May 2014. Therefore, the related mortgage loan seller will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest at the related net mortgage pass-through rate on the principal balance of such mortgage loans as of the cut-off date. Such amount will be delivered to the certificate administrator for deposit on the closing date into the distribution account and will be included in the funds available for the distribution date in April 2014.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Number		% of Initial
	of	Aggregate	Outstanding
	Mortgage	Cut-off Date	Pool
Type of Amortization	Loans	Balance	Balance
Amortizing Balloon(1)	30	$ 452,490,742	48.8%
Interest-Only, then Amortizing(2)	13	$ 368,074,072	39.7%
Interest-Only	2	$ 81,000,000	8.7%
Interest-Only, then Amortizing,
ARD(3)	1	$ 15,900,000	1.7%
Fully Amortizing	2	$ 10,000,000	1.1%
Total	48	$ 927,464,814	100.0%

(1)
In the case of the JL Holdings-Burger King Portfolio-90 mortgage loan, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the mortgage loan amortizes based on a non-standard amortization schedule attached to this prospectus supplement as Annex H (which is subject to recalculation in connection with any prepayment of such mortgage loan as a result of an individual property no longer being subject to the related master lease).

(2)
Includes 13 mortgage loans that pay interest-only for the first 4 to 60 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the subject mortgage loan to maturity.  Each such mortgage loan therefore has an expected balloon balance at the maturity date.

(3)
Includes 1 mortgage loan that pays interest-only for the first 60 scheduled payments after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to the anticipated maturity date.

K. Modified and
Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

Each of the following mortgage loans refinanced a prior loan that was in maturity default at the time of refinancing and/or was refinanced with a discounted payoff:

●
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio and Farmbrook Medical Center, representing approximately 8.0% of the outstanding pool balance as of the cut-off date, each refinanced a prior loan that was in maturity default at the time of refinancing.

●
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Candlewood Suites Melbourne, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, refinanced a prior loan at a discounted payoff.  The prior loan was previously placed into special servicing due to an imminent default and later modified.

L. Properties Underwritten
Based on Projections of
Future Income
Six (6) of the mortgage loans, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history, (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property or (iii) the related single tenant would not provide historical financial information for such property.

M. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off Date	Outstanding
	Loans	Balance	Pool Balance
Lockout/Defeasance(1)(2)	44	$799,578,242	86.2%
Lockout/Yield
Maintenance(2)	3	$117,886,572	12.7%
Lockout/Defeasance or
Yield Maintenance(2)	1	$10,000,000	1.1%
Total	48	$927,464,814	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the Closing Date.

(2)
Certain of the mortgage loans permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance or a prepayment premium) .  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

In addition, with respect to the portfolios of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, securing approximately 2.9% and 0.6%, respectively, of the outstanding pool balance as of the cut-off date, at any time, if one of certain related ground leases (or the related ground lease in the case of the JL Group Holdings-Burger King Portfolio-9 portfolio) expires or is terminated and thereby released from the lien of the related mortgage and, as a result, the mortgaged property that was subject to such ground lease is excluded from the master lease (and the annual rent under such master lease is reduced as a result thereof) pursuant to the terms of the master lease, the borrower is required, on the next occurring monthly payment date following such exclusion, to prepay a portion of the mortgage loan in an amount equal to 100% of the allocated loan amount applicable to such mortgaged property, together with, among other things, the yield maintenance premium, as further described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases”.

All of the mortgage loans that permit voluntary prepayment or defeasance (other than the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Colonial Court Apartments and Bloomfield Village Square, representing approximately 0.5% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date) require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount) following a lock-out period as indicated in the following table:

			Prepayment
	Aggregate	% of Initial	Lock- Out Period
	Cut-off Date	Outstanding	(months from
Mortgage Loan	Balance	Pool Balance	Closing Date)
AMC Portfolio Pool III	$72,686,572	7.8%	24
GEM Hotel	$29,300,000	3.2%	23
BJ’s Wholesale-Framingham	$15,900,000	1.7%	24
McKinley Mall	$10,000,000	1.1%	24

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the anticipated repayment date).

N. Certain Variances from
Underwriting Standards
The mortgage loans that Ladder Capital Finance LLC will be selling to the depositor were originated in accordance with Ladder Capital Finance LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—Ladder’s Underwriting Standards” in this prospectus supplement, except as described under “—Ladder’s Underwriting Standards—Exceptions” in this prospectus supplement.

The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions” in this prospectus supplement.

The mortgage loans that Natixis Real Estate LLC will be selling to the depositor were originated in accordance with Natixis Real Estate LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Natixis Real Estate LLC—NREC’s Underwriting Standards” in this prospectus supplement.

O. Mortgage Loans with
Related Borrowers
Four (4) groups of mortgage loans, representing approximately 17.3% of the outstanding pool balance as of the cut-off date, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans

Ten Largest Mortgage Loans

	Aggregate	% of Initial				Cut-off	LTV Ratio	Cut-off Date
	Cut-off Date	Outstanding	Mortgage	Remaining	U/W NCF	Date	at	U/W NOI
Mortgage Loan	Balance	Pool Balance	Rate	Term	DSCR	LTV	Maturity	Debt Yield
One Kendall Square(1)	$ 83,000,000	8.9%	4.8200%	119	1.34x	62.3%	56.2%	9.2%
1760 Third Avenue(1)	$ 75,000,000	8.1%	4.5786%	59	1.67x	66.4%	66.4%	7.9%
AMC Portfolio Pool III	$ 72,686,572	7.8%	4.9150%	118	1.25x	74.8%	67.4%	8.1%
WRS Retail Portfolio	$ 71,000,000	7.7%	5.5860%	118	1.30x	67.6%	60.6%	9.5%
Akers Mill Square	$ 60,000,000	6.5%	4.5500%	120	1.73x	54.5%	44.2%	11.2%
Bronx River Plaza	$ 58,000,000	6.3%	4.6600%	120	1.28x	72.5%	58.9%	8.1%
100 Westminster	$ 48,115,802	5.2%	4.6500%	119	1.26x	73.7%	60.0%	8.6%
Marriott Downtown Hartford	$ 45,000,000	4.9%	5.5700%	120	1.44x	66.5%	55.7%	12.1%
PennCap Portfolio(1)	$ 33,700,000	3.6%	5.7243%	118	1.40x	75.0%	66.0%	10.7%
GEM Hotel	$ 29,300,000	3.2%	4.7330%	60	1.52x	65.5%	60.2%	10.3%
Total/Wtd. Avg.	$ 575,802,374	62.1%	4.9437%	108	1.42x	67.5%	59.6%	9.3%

(1)
In the case of the One Kendall Square mortgage loan, the 1760 Third Avenue mortgage loan and the PennCap Portfolio mortgage loan, collectively representing approximately 20.7% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan has been calculated based on such mortgage loan, which will be included in the issuing entity, and the related pari passu companion loan(s), which will not be included in the issuing entity.

For a brief summary of the 20 largest mortgage loans (including the 10 such mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan).  Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.  If the Class A-1 through Class D certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-C certificates, the Class X-C certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement with respect to the mortgage loans sold by such mortgage loan seller.  If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.  If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of each serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to each serviced loan combination, the related serviced companion loan) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of each serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender.  See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures.”

The holder of a mezzanine loan, secured by direct or indirect equity interests in the borrower under a mortgage loan, generally has the right to purchase the related mortgage loan under certain default scenarios, as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The holder of a subordinate companion loan generally has the right to purchase the related mortgage loan under certain scenarios where the related loan combination is a specially serviced loan, as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination” and “—The Moss-Bauer Apartments Loan Combination” in this prospectus supplement.

In addition, with respect to the One Kendall Square mortgage loan, 1760 Third Avenue mortgage loan and McKinley Mall mortgage loan, if such mortgage loan and the related companion loan become defaulted mortgage loans, the related special servicer will be entitled (but not required) to sell such mortgage loan together with the related pari passu companion loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to the PennCap Portfolio mortgage loan and the JL Holdings-Burger King Portfolio-90 mortgage loan, if such mortgage loan and the related companion loan become defaulted mortgage loans, and if the applicable special servicer under the pooling and servicing agreement that governs servicing thereof decides to sell such mortgage loan or the related pari passu companion loan, as applicable, then such special servicer will be required to sell the related mortgage loan together with the related pari passu companion loan as notes evidencing one whole loan (but not the related subordinate companion loan), in accordance with the provisions of the related intercreditor agreement and such pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

	●	the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer,

trustee, certificate administrator, the operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator, or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	●	the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income
Tax Consequences
Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the excess interest and the related distribution account and (ii) the Class A-M, Class B and Class C trust components and the related distribution account) as two separate REMICs, known as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes.  In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

In addition, in the opinion of counsel, the portions of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-M, Class B, Class PEZ and Class C certificates and (ii) excess interest and related amounts in the Class V Distribution Account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the offered certificates offered in this prospectus supplement include:

●
Each class of offered certificates (other than the Class A-M, Class B, Class PEZ and Class C certificates) and the Class A-M, Class B and Class C trust components will constitute a class of “regular interests” in the Upper-Tier REMIC.

● The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M, Class B and Class C trust components will be issued at a premium and the Class X-A certificates will be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  The U.S. Department of Labor has granted an administrative exemption to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied.  See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs rating surveillance.  Fees for such ratings surveillance will be paid by the depositor.  Although the depositor will prepay fees for ongoing rating surveillance by rating agencies. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related certificates.  Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates.  None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.  In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance
and Settlement
The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ certificates) of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates and (ii) $100,000 with respect to the Class X-A certificates.  The

Class PEZ certificates do not have a minimum denomination. However, in connection with an exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates and vice versa, each of the Class A-M, Class B and Class C certificates exchanged (in the case of the Class A-M, Class B or Class C certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe).  Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity. In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. In addition, Egypt recently underwent a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest. It is uncertain what effects these events will have in Egypt, Syria or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●	some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any person or entity.

All of the mortgage loans are or should be considered to be non-recourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor. Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Six (6) of the mortgage loans, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history, (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property or (iii) the related single tenant would not provide historical financial information for such property.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property. See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this prospectus supplement is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property. The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement. In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different. In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses
Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center or a restaurant) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. In addition, zoning or other restrictions (such as deed restrictions) also may prevent alternative uses. For example, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as the Packing House, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the mortgaged property was acquired and developed by an affiliate of the borrower pursuant to a Disposition and Development Agreement (“DDA”) with the City of Claremont, California (as successor to a state agency that has dissolved). The DDA includes ongoing covenants related to the operation and use of the mortgaged property. According to the DDA, the first floor retail space at the mortgaged property must conform to a limited list of permitted uses which include, among others, art galleries, food markets, restaurants and retail stores (including clothing, furniture, jewelry, sporting goods (excluding gun sales), musical instruments and others). Upon a default of the operating and use covenants and if the City pays off the mortgage loan in full, the City may take title to the mortgaged property. The liquidation value of such mortgaged property that is not easily convertible to an alternative use, whether due to the type of property or deed or similar restrictions, consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity. In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination. All of the mortgage loans have appraisals dated within 10 months of the cut-off date.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value, unless otherwise indicated on Annex A-1 to this prospectus supplement and the footnotes thereto. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Greenway, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the appraised value used to calculate the loan-to-value ratio for such mortgage loan was calculated based on the “as stabilized” appraised value of $7.3 million. The “as-is” appraised value of such mortgage loan is $6.7 million.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. For example, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, securing a mortgage loan representing approximately 3.6% of the outstanding pool balance as of the cut-off date, unless otherwise indicated, the appraised value of such portfolio is based on a portfolio valuation (as opposed to the sum of the individual appraised values of the respective mortgaged properties) and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral. See the footnotes to Annex A-1 of this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. There are 113 mortgaged properties securing approximately 8.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a single tenant. With respect to 10 of these mortgaged properties representing 1.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such single tenant lease expires before the related mortgage loan maturity date or anticipated repayment date. There are 15 mortgaged properties, securing approximately 5.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property. See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area, and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan). In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period. For example, see “—Certain Additional Risks Related to Tenants” in this prospectus supplement with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space. In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan. See “—Certain Additional Risks Related to Tenants” in this prospectus supplement. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry. For example, with respect to the portfolios of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, which secure in the aggregate approximately 3.5% of the outstanding pool balance as of the cut-off date, 100% of the space at the subject mortgaged properties is leased to two affiliated entities that operate as Burger King restaurants pursuant to separate franchise agreements with Burger King Corporation for each mortgaged property and, as a result, any problem that occurs with respect to such tenants, such Burger King franchises, the fast-food restaurant industry in general, or the surrounding area may adversely affect the cash flow generated by such mortgaged properties and payments on the related mortgage loans.

Where an income-producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time. If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises. Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant. In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates. Set forth below are examples of mortgaged properties at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower.

With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III, which secures a mortgage loan representing approximately 7.8% of the outstanding pool balance, an affiliate of the borrowers leases (as of the mortgage loan origination date) 161 of the total 1,154 pad sites from the borrowers and such affiliate owns the homes on those sites, which homes are typically leased by the affiliate to third party tenants, in some cases, under a lease-to-own program. The equity owner of the borrower affiliate pledged its equity interest in the affiliate to the lender as additional security for the mortgage loan. Additionally, the borrowers agreed to prohibit the affiliate from selling the homes (except to third party tenants), or otherwise removing these homes from their pad sites (other than as a result of a casualty or ordinary course de-commissioning). The failure to comply with these prohibitions triggers recourse to the guarantor for any related loss. The affiliate is permitted to obtain third party financing secured by the affiliate-owned homes, provided such loan is not greater than 80% of the fair market value of the related homes.

With respect to the portfolios of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, which secure in the aggregate approximately 3.5% of the outstanding pool balance as of the cut-off date, 100% of the space at both of the subject portfolios is master leased to Strategic Restaurants Acquisition Company, LLC and Strategic Restaurants Acquisition Company II, LLC, respectively, and, as a result, the continued performance under the related mortgage loans is dependent on affiliated tenants which, in turn, are heavily invested in the operation of Burger King franchises. As a result, any problem that occurs with respect to the master tenant or such Burger King franchises may adversely affect the cash flow generated by such mortgaged properties and payments on the related mortgage loans.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Pioneer Building, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance, the borrower master leases the mortgaged property to an affiliate as master tenant. For additional information, see “Risks of Shari’ah Compliant Loans” and “Description of the Mortgage Pool — Shari’ah Compliant Lending Structure.”

With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as University Plaza / Centre Circle, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance, the sponsor has a 38.0% non-controlling interest in the largest tenant at the University Plaza mortgaged property, Marketing Card Technology (MCT).

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Farmbrook Medical Center, securing a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the second largest tenant, representing approximately 15.9% of the net rentable square footage and 18.4% of the total base rent, holds an indirect equity interest in the mortgaged property.

Certain Additional Risks Related to Tenants. The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

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space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

For example, if a borrower agreed with a particular tenant that it would not lease space at the mortgaged property to a competitor of that tenant, the borrower may be precluded from leasing vacant space to a viable tenant if that tenant is deemed to be a competitor of the current tenant.

There are also risks associated with unique types of tenants. For example, certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, certain of the mortgaged properties may be occupied by a tenant operating a school.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school;

●	poor performance by teachers, administrative staff or students; or

●	mismanagement at the private school.

Some of the mortgaged properties have public charter schools as tenants. Such schools are funded by tax dollars and state initiatives and are dependent upon public funds continuing to be available and allocable for such purposes. Charter schools represent an alternative choice for parents/guardians to education in public school districts. Accordingly, continued enrollment is dependent on people’s perceptions of the quality of education at such schools and whether government funding continues.

There are also risks associated with tenants at mortgaged properties that are not currently paying underwritten rent. For example, certain tenants currently may be in a “free rent”, reduced rent or rent abatement period. In some cases, to the extent a significant tenant at a mortgaged property is in a free (or reduced) rent period at mortgage loan origination, the borrower reserved all or a portion of the abated amount with the lender. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.

Certain tenants currently may be in a rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. For example, with respect to the top 20 mortgage loans, the following tenants listed on Annex A-1 to this prospectus supplement are currently in a rent abatement period for a significant portion of such tenant’s leased space:

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Kendall Square, which secures a mortgage loan representing approximately 8.9% of the outstanding pool balance as of the cut-off date, the second largest tenant, Akamai Technologies, occupying approximately 8.5% of net rentable area, is entitled to a free rent period for its space until April 19, 2014. The borrower deposited an amount equal to $652,323 related to such tenant as part of a rent abatement reserve.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, which secure a mortgage loan representing approximately 7.7% of the outstanding pool balance as of the cut-off date, various tenants at such mortgaged properties are entitled to free rent periods, and a $40,679 reserve was established at origination for such free rent periods.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, which secure a mortgage loan representing approximately 3.6% of the outstanding pool balance as of the cut-off date, certain tenants are in free rent periods. For example, the sole tenant at the 1650 Valley Center Parkway mortgaged property, Lehigh Valley Academy (29,240 square feet), representing 2.0% of the total portfolio rentable square feet, has expansion space (6,749 square feet) representing 0.5% of the total portfolio rentable square feet that commences rent on August 1, 2014. The second largest tenant at the 1605 Valley Center Parkway mortgaged property, IMS Health, Inc. (15,821 square feet), representing 1.1% of the total portfolio square feet, has expansion space (18,114 square feet) representing 1.3% of the total portfolio rentable square feet that commences rent on June 1, 2014. The third largest tenant at the 1605 Valley Center Parkway mortgaged property, Guardian Life (7,935 square feet), representing 0.6% of the total portfolio square feet commences rent on May 1, 2014.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as University Plaza / Centre Circle, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the largest tenant at the University Plaza mortgaged property, Marketing Card Technology (MCT), occupying approximately 34.6% of the portfolio net rentable area, is entitled to a free rent period for its space until August 31, 2014. The borrower deposited an amount equal to $216,000 in a rent abatement reserve.

Repayment of the mortgage loans will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties (and mixed use properties that contain retail, office or industrial components) are set forth on Annex A-1 to this prospectus supplement. In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time. In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Certain of the mortgaged properties are leased to one or more tenants, who are in certain cases affiliated with each other, pursuant to a master lease, which makes the continue performance of such mortgaged property dependent on the continued existence of such single tenant or affiliated tenant group, and/or the performance of a single business. For example, with respect to the portfolios of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, which secure approximately 2.9% and 0.6%, respectively, of the outstanding pool balance as of the cut-off date, each such portfolio is subject to a separate master lease with a 2034 lease expiration and three 5-year extension options. Each master lease is with Strategic Restaurants Acquisition Company, LLC or Strategic Restaurants Acquisition Company II, LLC, as applicable, who operates each restaurant as Burger King pursuant to a separate franchise agreement with Burger King Corporation for each mortgaged property. Each master lease contains covenants generally requiring the master tenant to continue operating as a Burger King, but permits the master tenant to close a property in the event of negative EBITDAR (exclusive of overhead allocation) for the preceding 12-month period, however, in such event the master tenant must continue to comply with all provisions of the master lease applicable to that property, including, payment of full base rent, maintenance, insurance and real estate taxes. A tri-party agreement between each borrower, each master tenant and Burger King provides Burger King the right, but not the obligation, to cure any default that may occur under the related master lease. Accordingly, except as provided below, the master tenant is only permitted to cease operations and, as a result, the continued performance under the related mortgage loans is dependent on affiliated tenants which, in turn, are heavily invested in the operation of Burger King franchises. As a result, any problem that occurs with respect to the master tenant or such Burger King franchises may adversely affect the cash flow generated by such mortgaged properties and payments on the related mortgage loans. In particular, in the case of the JL Holdings-Burger King Portfolio-90 mortgaged properties, the Burger King #09259 – Gulf Breeze, FL mortgaged property included in such portfolio is currently dark and closed on June 19, 2008, and the Burger King #05981 – Meridian, MS mortgaged property included in such portfolio was damaged by a fire on December 12, 2013 and is anticipated to re-open in April 2014 (however, the master tenant is required to continue to pay rent due with respect to such mortgaged properties under the master lease). Notwithstanding the foregoing, if one of certain related ground leases (or the related ground lease in the case of the JL Group Holdings-Burger King Portfolio-9 portfolio) expires or is terminated and thereby released from the lien of the related mortgage, then the mortgaged property that was subject to such ground lease may be excluded from the master lease (if the annual rent under such master lease is reduced as a result thereof) pursuant to the terms of the master lease, provided, that, the borrower prepays a portion of the mortgage loan in an amount equal to 100% of the allocated loan amount applicable to such mortgaged property, together with, among other things, the yield maintenance premium. Further, substitutions of mortgaged properties in the foregoing portfolios are permitted subject to certain conditions. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease. For example (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

●
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, which secure a mortgage loan representing approximately 7.7% of the outstanding pool balance as of the cut-off date, the fourth largest tenant at the Shoppes at Raeford mortgaged property, Shoe Dept., which is leasing space at eight of the related mortgaged properties within the portfolio, is currently paying reduced rent of 4.0% of gross sales at the Shoppes at Raeford mortgaged property due to an ongoing co-tenancy right. Under the terms of the tenant’s lease, if less than 60.0% of the gross leasable space in the property is occupied by retail tenants, then Shoe Dept. may pay 5.0% of gross sales. The tenant may terminate its lease at any time because the required occupancy level has not been maintained for more than 60 days.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Bronx River Plaza, which secures a mortgage loan representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Elderserve Health, has a one-time right to terminate its lease effective September 30, 2017, with at least 180 days prior written notice.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 100 Westminster, which secures a mortgage loan representing approximately 5.2% of the outstanding pool balance as of the cut-off date, the largest tenant, Bank of America, has a termination option effective May 1, 2017 with 18 months prior notice and payment of a termination fee equal to unamortized transaction costs limited to tenant allowances and brokerage commissions with respect to both of its office spaces (68,883 sq. ft.), and with respect to its retail space (3,642 sq. ft.), Bank of America has a termination option effective April 15, 2023 and expiring October 15, 2023 with 180 days prior notice. In addition, the fourth largest tenant, GSA – US Attorney’s Office, has a right to terminate its lease in whole or in part beginning August 31, 2014 with 270 days prior notice.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, which secure a mortgage loan representing approximately 3.6% of the outstanding pool balance as of the cut-off date, the largest tenant at the 1480 Valley Center Parkway mortgaged property, representing 3.6% of the total portfolio rentable square feet, has the right to reduce its tenant space by up to 21,000 square feet after January 1, 2020 upon nine months prior notice and payment of any unamortized leasing costs. The largest tenant at the 3773 Corporate Parkway mortgaged property, representing 3.9% of the total portfolio rentable square feet, has the right to terminate its lease any time after August 31, 2020 with 15 months prior notice and payment of all unamortized leasing costs. The largest tenant at the 954 Marcon Boulevard mortgaged property, representing 2.1% of the total portfolio rentable square feet, has the right to terminate its lease as of August 31, 2016 with nine months prior notice and payment of all unamortized leasing costs.

●
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as University Plaza / Centre Circle, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the second largest tenant at the University Plaza mortgaged property, PM Bedroom Gallery, has the right to terminate its lease with at least twelve months prior written notice if it reasonably determines that the business conditions do not support its continued leasing.

The footnotes to Annex A-1 to this prospectus supplement identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1. However, such footnotes do not identify all of the early termination options that tenants may have under their leases. In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the 10 largest mortgage loans.

There are risks associated with leases with the government or a government agency. Appropriations clauses exist in most leases with the government or a governmental agency. These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons. Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government. Solely with respect to the top 20 mortgage loans, we are aware of the following government tenants listed on Annex A-1 to this prospectus supplement, that have an appropriations clause or unilateral right to terminate under its lease.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 100 Westminster, representing approximately 5.2% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, GSA – US Attorney’s Office, has a right to terminate its lease in whole or in part beginning August 31, 2014 with at least 270 days prior written notice.

There are risks associated with leases with tenants that are not yet in occupancy. With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises. If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement):

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Kendall Square, which secures a mortgage loan representing approximately 8.9% of the outstanding pool balance as of the cut-off date, the largest tenant, Merrimack, has signed a lease for 3,617 sq. ft. for a space that is being built out. Merrimack began paying full base rent on this space in January 2014 and is expected to take occupancy in early 2014. The second largest tenant, Akamai Technologies, has signed a lease for 51,693 sq. ft. but has not yet taken occupancy. Akamai Technologies is expected to take occupancy in April 2014 and will commence paying rent on April 19, 2014. At closing, the borrower reserved $652,323, which amount covers three months of rent abatements related to the Akamai Technologies lease.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, which secures a mortgage loan representing approximately 3.6% of the outstanding pool balance as of the cut-off date, the sole tenant at the 954 Marcon Boulevard mortgaged property and the largest tenant at the 944 Marcon Boulevard mortgaged property, Telerx Marketing Inc., is not occupying its space however is paying full unabated rent. The tenant is a subsidiary of Merck.

●	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Durban Retail Portfolio II, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the largest tenant at the Milford Crossing mortgaged property, Wal-Mart, has accepted its space and begun to pay rent but has not yet begun store operations.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs. If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The 10 largest mortgage loans represent approximately 62.1% of the outstanding pool balance as of the cut-off date. The 20 largest mortgage loans represent approximately 82.0% of the outstanding pool balance as of the cut-off date. Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement. Each of the mortgage loans other than the 10 largest mortgage loans represents no more than 2.9% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans, of which the three largest sets represent approximately 9.2%, 3.6% and 3.5% of the outstanding pool balance as of the cut-off date, are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors. See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	One hundred and twenty three (123) retail properties representing approximately 32.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Thirteen (13) multifamily properties representing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Ten (10) hospitality properties representing approximately 13.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Four (4) mixed use properties representing approximately 11.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twenty one (21) office properties representing approximately 10.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Three (3) manufactured housing community properties representing approximately 9.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	Twenty one (21) industrial properties representing approximately 2.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●
Two (2) properties of another type (leased fee properties operated as retail properties), representing approximately 0.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 23 separate states.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
New York	10	$222,820,000	24.0%
Massachusetts	2	$98,900,000	10.7%
Georgia	6	$90,154,953	9.7%
Colorado	3	$77,336,572	8.3%
North Carolina	10	$57,555,634	6.2%
Pennsylvania	34	$56,350,000	6.1%
Rhode Island	1	$48,115,802	5.2%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement. Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in New York and Massachusetts, see “Legal Aspects of Mortgage Loans in New York and Massachusetts” in this prospectus supplement. Except as set forth in the chart above, no state contains more than 4.9% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties. For example, properties located in Alabama, California, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Alabama, California, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties may be located in areas more susceptible to these natural disasters. The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available. Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss. Moreover, we cannot assure you that hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

Retail Properties Have Special Risks

There are 123 retail mortgaged properties (excluding the leased fee properties), representing approximately 32.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount). For identification of retail properties with a single tenant and a list of leased fee properties operated as retail businesses, see Annex A-1 to this prospectus supplement. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants. For risks related to office tenants, see “—Office Properties Have Special Risks” in this prospectus supplement.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that the shadow anchor will satisfy its obligations under such agreements.

One hundred nineteen (119) of the retail mortgaged properties (excluding the leased fee properties), representing approximately 29.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy. Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property. Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Retail Bank Branches. Four (4) of the mortgaged properties (3 of which are office properties and 1 of which is a retail property), representing approximately 6.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant tenants that are bank branches, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Restaurant Tenants. One hundred fifteen (115) of the mortgaged properties, securing approximately 19.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and included on Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller restaurant tenants.

Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

For example, with respect to each of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, which secure in the aggregate approximately 3.5% of the outstanding pool balance as of the cut-off date, 100% of the space at both of the subject portfolios is master leased to Strategic Restaurants

Acquisition Company, LLC and Strategic Restaurants Acquisition Company II, LLC, respectively, which operates each restaurant included in the portfolio as a Burger King restaurant pursuant to a separate franchise agreement with Burger King Corporation for each mortgaged property. The master leases applicable to each portfolio and the Burger King franchise agreements generally require the restaurants to continue to operate as a Burger King. In the case of the JL Holdings-Burger King Portfolio-90 portfolio, 24 of the franchise agreements are scheduled to expire during 2015 and 2016, 36 of the franchise agreements are scheduled to expire in the next four years, and 82 of the franchise agreements are scheduled to expire during the term of the mortgage loan. In the case of the JL Group Holdings-Burger King Portfolio-9 portfolio, each of the franchise agreements is scheduled to expire in 2020. In addition, neither the borrower nor the lender has the right to cure defaults under the individual Burger King franchise agreements.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants. Five (5) of the mortgaged properties, securing approximately 13.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes a health club, fitness center or exercise studio tenant as one of the five largest tenants at the mortgaged property. For additional information regarding these tenants, see Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants. Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Theater Tenants. One (1) of the mortgaged properties, securing approximately 0.8% of the outstanding pool balance as of the cut-off date, includes significant movie theater tenants or other specialty entertainment tenants such as live theater tenants or gaming tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property. For additional information regarding these significant tenants, see Annex A-1 to this prospectus supplement.

Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks. Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use. In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings. See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

Certain Risks of Medical Tenants. Certain of the retail properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures. See “—Office Properties Have Special Risks” in this prospectus supplement for information regarding medical office tenants.

See Annex A-1 to this prospectus supplement for the five largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Multifamily Properties Have Special Risks

There are 13 multifamily properties, securing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan. Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In other states, however, local rent control ordinances are not pre-empted for tenants having short term or month to month leases, and properties there may be subject to various forms of rent control with respect to those tenants. In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control. These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties. The multifamily mortgaged property identified on Annex A-1 to this prospectus supplement as The Dorchester at Forest Park, securing approximately 2.7% of the outstanding pool balance as of the cut-off date, is approximately 30.0% occupied as student housing. In addition, substantially all of the multifamily mortgaged property identified on Annex A-1 to this prospectus supplement as University Place, securing approximately 0.9% of the outstanding pool balance as of the cut-off date, is occupied as student housing. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing. Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use). With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 1760 Third Avenue, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, 100% of the mortgaged property is leased to universities or to EHS, which in turn sub-leases the space to students. Further, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of less than 12 months.

Hospitality Properties Have Special Risks

There are 10 hospitality properties securing approximately 13.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Two (2) hospitality properties, securing approximately 7.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service. Six (6) hospitality properties, securing approximately 5.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service. Two (2) hospitality properties, securing approximately 1.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay.

Certain Factors Affecting Hospitality Properties. Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	leases with restaurant or club operators that may be a draw to a hospitality property;

●	popularity and profitability of certain amenities, such as spa services;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue. The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods. There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls. Certain of the mortgage loans secured by hospitality properties provide for such seasonality reserves.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue. The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Mortgage loans secured by hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee pays rent to the borrower.

The Performance of a Hospitality Property and Certain Restaurant Properties Depends in Part on the Performance of Its Franchisor or Management Company. Ten (10) of the hospitality properties, securing approximately 13.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement. Certain of the hospitality properties may have a management or marketing arrangement with a regional or national brand. A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company, as well as the performance of a restaurant affiliated with a franchise, depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire, or permit termination by the franchisor, during the term of the related mortgage loan.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as GEM Hotel, which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Choice Hotels International, Inc. that permits termination by either the franchisor or franchisee on the 10th (2018) anniversary of the open date, during the term of the subject mortgage loan, or the 15th (2023) anniversary of the opening date.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Houston, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Hilton Inns, Inc. that expires in March 2022, during the term of the subject mortgage loan.

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Each of the mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, which collectively secure a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, is subject to a separate franchise agreement with Burger King and 24 such franchise agreements are scheduled to expire during 2015 and 2016, 32 expire in the next four years, and 82 such franchise agreements are scheduled to expire during the term of the mortgage loan. Each such franchise agreement had an original 20-year term, with a renewal option for 20 years (although shorter extensions may be granted under certain circumstances).

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Each of the mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Group Holdings-Burger King Portfolio-9, which collectively secure a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, is subject to a separate franchise agreement with Burger King and each such franchise agreement is scheduled to expire in 2020. Each such franchise agreement had an original 20-year term, with a renewal option for 20 years (although shorter extensions may be granted under certain circumstances).

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The mortgaged property identified on Annex A-1 to this prospectus supplement as Country Inn & Suites Ithaca, which secures approximately 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is subject to a franchise agreement with Carlson Hotels Worldwide that expires in March 2023, during the term of the subject mortgage loan.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as Holiday Inn Express Snyder, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Holiday Hospitality Franchising, LLC that expires in December 2018, during the term of the subject mortgage loan.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as Candlewood Suites Melbourne, which secures a mortgage loan identified representing approximately 0.5% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Candlewood Suites that expires in April 2018, during the term of the subject mortgage loan.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as La Quinta Inn & Suites Loveland, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with La Quinta Inn & Suites that permits termination by either the franchisor or franchisee on the 10th (2018) or 15th (2023) anniversary of the opening date, during the term of the subject mortgage loan.

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The mortgaged property identified on Annex A-1 to this prospectus supplement as Econo Lodge Ithaca, which secures approximately 0.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is subject to a franchise agreement with Choice Hotels International, Inc. that permits termination by the franchisor in December 2017 and December 2022, during the term of the subject mortgage loan, and in December 2027.

No assurance can be given that such agreements will be renewed. In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Mixed Use Properties Have Special Risks

There are 4 mixed use properties, securing approximately 11.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Each of these mixed use properties contains two of the following property types: retail, office or industrial. To the extent a mixed use property has retail, office or industrial components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks” above. See Annex A-1 to this prospectus supplement for the five largest office and/or retail tenants (by net rentable area leased) at each of the mixed use mortgaged properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Office Properties Have Special Risks

There are 21 office properties, representing approximately 10.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures. The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain of the office properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant. For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this prospectus supplement.

Certain of the office properties are occupied by one or more retail bank branch tenants. For information regarding certain risks associated with retail bank branches, see “—Retail Properties Have Special Risks—Certain Risks of Retail Bank Branches” in this prospectus supplement.

In addition, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as One Kendall Square, which secures a mortgage loan representing approximately 8.9% of the outstanding pool balance as of the cut-off date, approximately 56.1% of the net rentable area is used as lab space. Risks related to office space for lab and/or research and development include:

●	unique layout of office space used as lab and/or research and development space may make re-tenanting to new office tenants more expensive; and

●	funds for research and development rely on government and/or private sources of funding, which sources may become unavailable.

These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

See Annex A-1 to this prospectus supplement for the five largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Manufactured Housing Community Properties Have Special Risks

There are 3 manufactured housing community properties, securing approximately 9.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may have a number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. If the pads are included in the collateral for the mortgage loan, only the rental income from the pads (but not the homes) will be payable to the related borrower. Some of the leased homes (in some cases, which leased homes are not collateral for the related mortgage loan) may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are not connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Industrial Properties Have Special Risks

There are 21 industrial properties, securing approximately 2.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

The mortgaged properties identified on Annex A-1 to this prospectus supplement as Shoppes at Westgate Outparcel and Hudson Bridge Crossing Outparcel, collectively securing approximately 0.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are each comprised of a fee interest that is subject to certain ground leases (there are two such ground leases at the Shoppes at Westgate Outparcel mortgaged property and four such ground leases at the Hudson Bridge Crossing Outparcel mortgaged property) granted by the borrower to another party, which other party owns the improvements. Each related leasehold estate is not included in the issuing entity and is operated as a retail property.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark. In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant. Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord. See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

Three (3) of the mortgage loans, representing approximately 4.4% of the outstanding pool balance as of the cut-off date, are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower may not have a majority of votes on the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Bronx River Plaza, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the mortgage loan documents permit the borrower to convert a portion of the mortgaged property to a condominium regime. Specifically, the borrower may, not earlier than June 25, 2014, on satisfaction of certain conditions described in the Bronx River Plaza loan documents, convert the portion of the mortgaged property located at 80-100 West 225th Street (the “K-3 Property”) into a two unit condominium consisting of (i) one unit which will be comprised of the existing improvements, and (ii) one unit which will be comprised of the expansion area anticipated to be built in air space above the parking area located at the K-3 Property. For additional information, see “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties,” “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Property Releases” and “Annex B—Description of the Top 20 Mortgage Loans—Bronx River Plaza.”

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Bronx River Plaza, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the borrower is currently in negotiations with Elderserve Health, currently the fourth largest tenant (based on rentable square footage) at the mortgaged property to increase its leased premises. The borrower is considering constructing an extension to the building located at 80-100 West 225th Street (the “K-3 Building”). It is anticipated that the construction will include beams in the non-income producing parking lot to the rear of the K-3 Building, which beams will support the extension that will be constructed in the airspace above the parking area and adjacent to the K-3 Building. In connection with the proposed construction work, the borrower is required to, among other things, (i) obtain lender approval of the plans and budget, (ii) deliver to lender a completion guaranty (relative to the timely and lien-free completion of the work) from an acceptable guarantor and otherwise in form and substance satisfactory to lender, and (iii) deliver to the lender additional security (in the form of cash, a letter of credit, securities reasonably acceptable to lender or a completion bond) in an amount equal to the total unpaid amounts incurred and to be incurred with respect to the proposed construction work (as set forth in the approved plans and budget). Any such construction will be financed through capital contributions from the owners of the borrower (and no reserves will be available for the payment of such work). For additional information, see “—Condominium Properties Have Special Risks,” “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Property Releases” and “Annex B—Description of the Top 20 Mortgage Loans—Bronx River Plaza.”

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property) may be subject to a right of first refusal (“ROFR”) or right of first offer (“ROFO”) in the event a sale is contemplated, a ROFR to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights. For example, with respect to the top 20 mortgage loans:

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In the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, representing approximately 3.6% of the outstanding pool balance as of the cut-off date, the sole tenant at the 1530 Valley Center Parkway mortgaged property has a purchase option to purchase such property from the related borrower for a fixed price of $4.95 million, which such tenant may do at any time between December 1, 2015 and March 31, 2016. In connection with the tenant’s exercise of its purchase option, the 1530 Valley Center Parkway mortgaged property will be released from the lien of the related mortgage, provided that, among other things: (a) the borrower must use the proceeds from such sale to (i) prepay the mortgage loan and the related pari passu companion loan, on a pro rata basis, by $3,288,000, (ii) pay a prepayment fee equal to $164,400, allocable between the mortgage loan and the related pari passu companion loan, on a pro rata basis, and (iii) pay all remaining proceeds to the lender of a mezzanine loan secured by a 100% equity interest in the mortgage borrower, in accordance with the terms of the loan documents for such mezzanine loan; and (b) if necessary, the principal balance of the mortgage loan shall be paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, unless the related lender receives an opinion of counsel that, if such payment is not made, the issuing entity will not fail to maintain its REMIC status due to such release. Accordingly, a partial prepayment may occur with respect to such mortgage loan during a period when voluntary prepayments are otherwise prohibited.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of a mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property. In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)       take investigative and/or remedial action;

(b)       carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)       monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)       obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)       obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)        the circumstance or condition has been remediated in all material respects.

See “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition.

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan. The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed. The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions. In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space. The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site. For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1760 Third Avenue, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the related Phase I ESA reported that USTs are listed by the New York Department of Environmental Conservation as active/in-service at the mortgaged property. A prior limited Phase II investigation identified two related suspect USTs beneath the basement floor. The suspect 20,000 gallon fuel oil UST appears to have been abandoned in place, and the suspect 1,000 gallon diesel fuel UST appears to be out of service but possibly not properly closed or abandoned. The lender was informed that the owner of the mortgaged property is evaluating proposals to complete UST closures and obtain proper documentation. The ESA recommends that the UST closures be completed, including any necessary related confirmation sampling, and that the UST registrations and closures be properly documented to state and municipal agencies. A reserve for this purpose was established in the amount of $62,500 (i.e., 125% of estimated total cost). We cannot assure you that the UST closures and documentation will be completed or that additional work will not be required as part of such closures.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Chamblee Village, which secures a mortgage loan representing approximately 7.7% of the outstanding pool balance as of the cut-off date, the Phase I found that the property is in a Brownfields redevelopment area with identified soil and groundwater solvent contamination attributed to historical operations in the area. The property was investigated and developed in compliance with a Corrective Action Plan in 2004 and granted a Limitation of Liability by the Georgia Environmental Protection Division (“GEPD”) in 2006. No additional actions were reportedly required by GEPD. Accordingly, the Phase I report did not recommend any further investigation.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 100 Westminster, which secures a mortgage loan representing approximately 5.2% of the outstanding pool balance as of the cut-off date, the Phase I found that one underground storage tank with a 2,000-gallon capacity for diesel is still in use at the mortgaged property. The tank passed the most recent tightness test, which was completed on November 20, 2013, and therefore is not a recognized environmental condition. The Phase I recommended a review of the tank tightness results and that the current tank be upgraded or replaced with a double walled tank by December 2017.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Burger King #06105 - Northport, AL, which secures a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the Phase I report found that the adjacent up-gradient property developed with a Quick Mart (Easy Stop)/Exxon (“Quick Mart”) gas station is an open leaking underground storage tank (LUST) site that has entered into the Alabama Department of Environmental Management (“ADEM”) underground storage tank fund. Remediation and monitoring were conducted on the adjacent property from July 2006 through April 2012. In November 2007, five monitoring wells were installed on the subject property to determine impacts from contamination migrating from the Quick Mart. Free product was found in one of the monitoring wells with a thickness of 0.8 feet, and methyl tertiary butyl ether (MTBE) and benzene, toluene, ethylbenzene and xylenes (BTEX) were detected above allowable limits in two other wells. According to the Phase I report, an ADEM representative stated that there is no responsible party on file for the Quick Mart site and that further investigation and remediation is required. The Phase I report concluded that the known impacts to the subject property constitute a recognized environmental condition (REC) and that potential vapor intrusion cannot be ruled out. The Phase I report recommends a file review of the Quick Mart site and the consultant has reportedly submitted a file review request to the ADEM.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Valley Forge MHP, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the Phase I report stated that, on January 11, 2014, kerosene was found to be leaking from an above ground storage tank (“AST”) at the subject property. An oil remediation contractor reportedly emptied the AST and used absorption pads to remove oil from the ground surface. A site remediation contractor sampled the area on January 14, 2014, and, on January 20 and 21, 2014, excavated the impacted soil and collected five (5) confirmation soil samples. The contractor reported that the analytical results indicated that concentrations of kerosene-related analytes met the applicable Statewide Health Standards (SHS) per the Medium-Specific Concentrations (MSCs). The contractor concluded that the result demonstrated attainment of the SHS for soil for a residential property located in a used-aquifer setting. The contractor also concluded that the property owner and tenant qualify for cleanup liability protection for soils provided under Pennsylvania’s Act 2 (the Voluntary Cleanup Program). The contractor also reported that the soil analytical results did not identify concentrations exceeding Indoor Air Quality (IAQ) screening thresholds and therefore did not recommend any additional investigation. The Phase I report recommends that a copy of the No Further Action (NFA) letter be obtained when issued by the Pennsylvania Department of Environmental Protection, but did not recommend any additional investigation. The borrower covenanted to use good faith, commercially reasonable efforts to obtain the NFA letter.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Orchard-Maple Plaza, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the Phase I report found that a gas station was located on the property from approximately 1956 until 2012. The gas station and the three associated underground storage tanks (USTs) and hydraulic lifts were removed in 2012. In addition, three former USTs associated with the gas station were reportedly removed in 1991. A release from the former USTs reportedly occurred in the mid-1980s when vapors were identified in a utility manhole. A groundwater remediation system reportedly operated at the site from approximately 1989 until 1993. The Michigan Department of Environmental Quality (“MDEQ”) was reportedly notified of the release in 1993. In 2010, a Baseline Environmental Assessment (“BEA”) was conducted pursuant to Part 201 of Michigan’s Natural Resources and Environmental Protection Act (“NREPA”). Part 201 of the NREPA provides liability protection from historical contamination to new owners and operators who complete the BEA process and comply with due care obligations, which include not exacerbating the contamination and preventing exposure. In 2012, additional site investigation and remediation was conducted during removal of the USTs and lift system. Approximately 3,910 tons of impacted soils, 20,995 gallons of impacted groundwater and 1,181 gallons of frac-tank bottom sludge were removed from the property and disposed of off-site. Confirmatory soil sample results indicated that soil contaminant levels were reduced to standards applicable to nonresidential properties. In October 2013, a soil gas survey was conducted and all target compounds were also found to be within nonresidential standards. The borrower covenanted to continue to comply with the Part 201 of the NREPA to obtain liability protection from contamination associated with historical operations, including submission of a BEA to the MDEQ and implementation of a Due Care Plan.

There can be no assurance that the reserve amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

With respect to the mortgaged properties identified in the bullets below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Kendall Square, which secures a mortgage loan representing approximately 8.9% of the outstanding pool balance as of the cut-off date, a Lender Environmental Collateral Protection and Liability Insurance policy from Steadfast Insurance Company (having a financial strength rating of “A+:XV” from A.M. Best Company and “AA-” from Fitch Ratings, Inc. and Standard & Poor’s Ratings Service), was obtained in lieu of obtaining an indemnity or guaranty from the non-recourse carveout guarantor in connection with the breach of environmental covenants in the mortgage loan documents. The policy has a term of 10 years, a limit of $10,000,000 and a deductible of $100,000. Premium amounts have been paid in full.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, securing approximately 2.9% of the outstanding pool balance as of the cut-off date, no party other than the related borrower has provided an environmental indemnity. In connection with the origination of the subject mortgage loan, a lenders environmental collateral protection, cleanup and liability insurance policy was obtained from Steadfast Insurance Company with a term of 10 years with a three year tail, a coverage limit of $2.0 million per claim and $20,000,000 in the aggregate and a deductible of $25,000 for each claim. This policy coverage is for the lesser of (i) the sum of cleanup costs and third party liability and (ii) the policy limit.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as The Dorchester at Forest Park, which secures a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, a Lender Environmental Collateral Protection and Liability Insurance policy from Steadfast Insurance Company (having a financial strength rating of “A+:XV” from A.M. Best Company and “AA-” from Fitch Ratings, Inc. and Standard & Poor’s Ratings Service), was obtained in lieu of obtaining an indemnity or guaranty from the non-recourse carveout guarantor in connection with the breach of environmental covenants in the mortgage loan documents. The policy has a term of 12 years, a limit of $5,000,000 and a deductible of $50,000. Premium amounts have been paid in full.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Group Holdings-Burger King Portfolio-9, securing approximately 0.6% of the outstanding pool balance as of the cut-off date, no party other than the related borrower has provided an environmental indemnity. In connection with the origination of the subject mortgage loan, a lenders environmental collateral protection, cleanup and liability insurance policy was obtained from Steadfast Insurance Company with a term of 10 years with a three year tail, a coverage limit of $2.0 million per claim and $6,000,000 in the aggregate and a deductible of $25,000 for each claim. This policy coverage is for the lesser of (i) cleanup costs and third party liability and (ii) the policy limit.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

In addition, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Colonial Court Apartments and Bloomfield Village Square, collectively representing approximately 1.1% of the outstanding pool balance as of the cut-off date, no party other than the related borrower has provided an environmental indemnity. However, no environmental insurance has been obtained.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

With limited exception, all of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date. Accordingly, such mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date. Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are

Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as One Kendall Square, McKinley Mall, 1760 Third Avenue, PennCap Portfolio, JL Holdings-Burger King Portfolio-90 and Moss-Bauer Apartments, which mortgage loans collectively represent approximately 25.7% of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date. In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates. We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity. However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In most (but not all) cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to consider a borrower to be a “single purpose entity.” In addition, some borrowers may currently own real property or other material assets in addition to the related mortgaged property and assets incidental to the operation thereof. See “Representations and Warranties No. 33 (Single-Purpose Entity)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement). Furthermore, the representations made by pre-existing borrowers with respect to prior activities may not cover a period earlier than the last five to ten years. There can be no assurance that circumstances that arose when a borrower owned other properties and/or did not observe the required single purpose entity covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

Two (2) mortgage loans representing approximately 2.0% of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan. If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks of Shari’ah Compliant Loans

One of the mortgage loans identified on Annex A-1 to this prospectus supplement as The Pioneer Building, representing 1.4% of the outstanding pool balance as of the cut-off date, is structured to comply with Islamic law (Shari’ah). Title to the mortgaged property is held by the related borrower. The borrower master leases the mortgaged property to an affiliated entity that is Shari’ah compliant. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan documents. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, (i) the master lessee has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by the master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the mortgage loan and (iii) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender. However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement. The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Delaware Statutory Trusts May Hinder Recovery

With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as BJ’s Wholesale-Framingham, representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the related borrower is a Delaware statutory trust. A Delaware statutory trust is often restricted in its ability to actively operate a property, particularly where a borrower is utilizing the Delaware statutory trust structure to gain certain tax free exchange treatment for property of like kind under section 1031 of the Code. These borrowers generally are restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below. We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents. Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.

There are numerous risks related to sponsor guaranties. A loan sponsor on a guaranty will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time. It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks. Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations. See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property. The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.

In some cases a mortgaged property may be “self-managed” by the related borrower. No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement. See also “—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected. Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity. The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement and “Representations and Warranties No. 29 (Acts of Terrorism Exclusion)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement).

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”). Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies. For example, with respect to 120 of the mortgaged properties, which collectively represent approximately 54.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant, a tenant with a rated parent, the tenant at a leased fee parcel or a master tenant, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. To the extent that insurance coverage relies on self insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs. See “Representations and Warranties No. 16 (Insurance)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement).

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance. In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained. Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Marriott Downtown Hartford, which secures a mortgage loan representing approximately 4.9% of the outstanding pool balance as of the cut-off date, the related borrower has entered into a tax fixing agreement with the relevant municipal authority pursuant to which taxes are fixed as a percentage of the hotel’s revenue. The applicable percentage is currently 2.26% and is scheduled to increase to 2.50% in August 2015, 2.75% in August 2016 and 3.00% in August 2017, and will remain at this level for the remainder of the 15-year term. The tax fixing agreement will expire in August 2020, and the agreement requires the parties to negotiate a new tax agreement in good faith upon expiration of the current tax fixing agreement.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as GEM Hotel, which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, the related mortgaged property currently has an Industrial and Commercial Incentive Program tax abatement that started in July 2008 and runs through June 2020. Currently the mortgaged property is in the 6th year of the benefit. Taxes are abated by the full amount of $1,433,700 for years 1 through 8. The mortgaged property receives 80% of the abatement in year 9, 60% in year 10, 40% in year 11, and 20% in year 12.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 181 East 119th Street, which secures a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the local tax assessor office indicated that the mortgaged property was granted 421-A tax benefits starting tax year 2010/11 for 25 years. In the City of New York, the 421-A program provides an incentive in the form of real estate tax exemptions and abatements to property owners who provide low cost housing. The 421-A program provides an exemption from real estate taxes for local purposes, other than assessments for local improvements, on the amount of the assessed value attributable exclusively to the physical improvement, so long as the eligible multiple dwelling is used or held out for use for residential dwelling purposes. Therefore, during the first 21 exemption years, the exemption will be equal to the amount of the assessed value attributable exclusively to the residential construction work. The tax abatement will decline by 20% per year, commencing in year 22. Increases in assessment not attributable to the physical improvement of the residential portion of the building, such as land assessment increases, increases in assessment due to general uptrend in value, or “equalization” increases in assessment will not be accorded exemption benefits.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Twelve (12) mortgage loans, representing approximately 29.8% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property with another mortgage loan in the pool. These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties. This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan. Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

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such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

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the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released. Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to 15 mortgaged properties, securing approximately 5.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loan is secured (in whole or in part) by the related borrower’s leasehold interest in all or a portion of the related mortgaged property.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels.

For example, 13 mortgaged properties that are included in the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, which secures a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, are subject (in whole or in part) to a ground lease or a ground sublease that, in some cases, does not contain certain standard mortgagee protections and may expose investors to greater risk of loss and default than would be the case with more standard ground leases or subleases. With respect to five of those 13 mortgaged properties, the collateral consists of the borrower’s interest in a ground sublease (which sublease, in four cases, is with Burger King Corporation or an affiliate thereof as sub-ground lessor and, in the fifth case, is with an unaffiliated third party as sub-ground lessor). For two of the mortgaged properties that are subject to a ground sublease, there are multiple underlying ground lessors (fee owners) with respect to each such mortgaged property that are jointly the ground lessor under the primary ground lease instrument which has been amended on an individual ground lessor basis. Some examples of the standard lender protections that are not contained in certain (but not all) of the related ground leases and ground subleases include: (i) certain leases do not contain any provision that the lease not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender; (ii) certain leases contain restrictions as to use; (iii) certain leases do not have an original term that extends 20 years beyond the stated maturity of the mortgage loan, or 10 years beyond the stated maturity if the mortgage loan fully amortizes by the stated maturity; (iv) certain leases are only be assignable to successors and assigns of lender as holders of the mortgage loan, but not other assignees, without the consent of Burger King; (v) certain leases either do not require notice of default to be provided to the lender or such notice is required to be sent but the lease does not provide that notice of default or termination is not effective against lender unless notice is given to lender; (vi) under certain leases lender may not be permitted sufficient time (although some time is provided) to cure (or to gain possession of the interest of the lessee under the lease) a default under the lease after lender receives notice of such default before the lessor may terminate the lease; (vii) certain leases provide that subletting requires ground lessor consent; (viii) certain leases do not expressly require that insurance and condemnation proceeds be applied to the repair or restoration of the mortgaged property, or that the lender or trustee appointed by it has the right to hold and disburse such proceeds, or that such proceeds are to be applied to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest; and (ix) in the case of certain leases the lessor has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason. See “Representations and Warranties No. 34 (Ground Leases)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement) for more specific disclosure on the foregoing non-standard provisions with respect to the mortgaged properties included in the JL Holdings-Burger King Portfolio-90 portfolio that are subject to a ground lease or ground sublease. In addition, one of the mortgaged properties that is included in the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Group Holdings-Burger King Portfolio-9, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, is subject to a ground lease that does not have an original term that extends beyond 20 years beyond the stated maturity of the mortgage loan, or 10 years beyond the stated maturity if the mortgage loan fully amortizes by the stated maturity. With respect to any individual property comprising either the JL Holdings-Burger King Portfolio-90 portfolio or the JL Group Holdings-Burger King Portfolio-9 portfolio that is subject to a ground lease or ground sublease, the borrower has the right pursuant to the related loan documents (but no express right is provided in any such ground lease or ground sublease) to acquire fee simple title to such individual property, provided, among other things, that borrower is required to provide lender with prior written notice and, upon consummation of such acquisition, deliver to lender (i) copies of all documentation executed or delivered to borrower in connection with such acquisition, including, without limitation, any and all documents or instruments necessary to spread the lien of the applicable mortgage to cover such fee simple title, (ii) copies of all necessary governmental approvals, (iii) a new fee owner’s policy or an endorsement to the existing owner’s policy insuring borrower’s fee ownership and (iv) certain opinion letters.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

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A ground lease may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

●
The ground lease may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property. Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

●
The terms of a ground lease may provide that the rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

●	The terms of a ground lease may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

In addition, certain mortgaged properties rely on lease or licensing agreements with third parties which agreements are significant to the current operation of the mortgaged property and current cash flow. For example, certain hospitality properties may rely on restaurant or night club tenants at the hospitality property for hotel occupancy. See “Hospitality Properties Have Special Risks” above. In addition, certain mortgaged properties may have characteristics or be located in locations which the related borrower benefits from utilizing public or other space, which space may require the borrower to enter into a lease or licensing agreement for its use.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions. Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws. Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

See “Representations and Warranties No. 24 (Local Law Compliance)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement) for certain information regarding legal non-conforming uses existing at certain of the mortgaged properties and certain other instances of non-compliance with zoning laws.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1760 Third Avenue, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the certificate of occupancy requires the mortgaged property be used only as a student dormitory in compliance with 1 RCNY § 5101(b) (“Rule 51”). As of the closing of the mortgage loan, (i) EHS, the largest tenant (43.8% of the current unit count), does not satisfy the requirements of Rule 51 and (ii) neither the lease to CUNY Baruch College nor the lease to CUNY Hunter College (in the aggregate, 22.9% of the current unit count) satisfy the ten-year minimum lease term requirement of Rule 51, as they are each deficient by approximately three months ((i) and (ii) collectively, the “Zoning Violations”). The borrower is obligated to use diligent efforts to cure the Zoning Violations (including extending the leases to CUNY Baruch College and CUNY Hunter College) and to keep the lender apprised of the same. If the borrower does not cure the Zoning Violations by February 5, 2015, then a cash trap period will commence until the Zoning Violations are cured. In the event that the NYC Department of Buildings, the NYC Department of Housing Preservation & Development or any similarly situated housing authority determines that the space leased by EHS can no longer be used for student dormitory housing, then the borrower agreed to exercise its right under the EHS lease to terminate the EHS lease. In such event, the guarantor will be liable for any losses suffered by the lender due to such termination and also will be obligated to pay the rent not paid by EHS.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.

Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius. Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower. Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default. Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

For example, solely with respect to the top 20 mortgage loans, we are aware of the following litigation that may have a material impact on your certificates:

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With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, representing approximately 3.6% of the outstanding pool balance as of the cut-off date, Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County. In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the

related borrowers for the mortgage loan, among others, are currently being sued by Phillips International Investments, Inc. (“Philips”). In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related mortgaged properties from Liberty Property Limited Partnership. Philips ultimately opted not to move forward with the investment and terminated the contract. The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction. Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors, and Capital Trust for various claims including unjust enrichment, fraud, and violation of fiduciary duty. Many of the initial claims have been dismissed. The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment. The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69. In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio. For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty. Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property. In addition, Louis Pektor, individually or via guarantees for loans obtained by affiliates of another of his businesses, had approximately $85 million in mortgages backed by residential land, construction in place, or other transitional, non-cash flowing properties in 2008 prior to the market downturn. With the significant decline in the residential housing market as well as the construction lending market, Mr. Pektor entered into various workouts with lenders for such ventures. During the process, he sold off the majority of his commercial real estate portfolio for approximately $130 million to restructure and pay down debts on his residential portfolio. In addition, Mr. Pektor has open judgments against him or is in settlement discussions with respect to certain other judgments. For example, Mr. Pektor is also subject to the following: (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to various development loans guaranteed by Mr. Pektor and/or open trade payables on construction work. See “Representations and Warranties No. 16 (Insurance)” on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex F to this prospectus supplement).

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as GEM Hotel, representing approximately 3.2% of the outstanding pool balance as of the cut-off date, The Icon Group LLC, an affiliate of the loan sponsor, was the defendant in a lawsuit that revolves around a failed real estate transaction in mid-2007. On or about June 2007, The Icon Group, entered into a written contract to purchase 1110 Park Avenue from the plaintiff for a purchase price of $17 million. At signing, The Icon Group tendered a postdated down payment check in the amount of $1,700,000. Prior to the plaintiff depositing the check, The Icon Group cancelled the check based on a claim that the plaintiff made factual misrepresentations relating to the property. The Icon Group claimed that the plaintiff had promised that The Icon Group would be able to acquire the adjacent property. The plaintiff was not the owner of the adjacent property. The owner of the adjacent property was unwilling to sell, and therefore The Icon Group claimed factual misrepresentation by the plaintiff and cancelled the postdated check. The Court determined that The Icon Group was unable to rely on the misrepresentations as a method to void the contract because they were made prior to the execution of the contract and any reliance on them was barred by the contract’s merger clause. On or about August 2009, as part of the plaintiff’s efforts to collect judgment, the plaintiff commenced a second action seeking to hold The Icon Group, Todd Cohen and Terrence Lowenberg (the non-recourse carveout guarantors for the subject mortgage loan), and related entities liable based on fraudulent conveyance and alter ego legal theories. The litigation is still ongoing.

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With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Durban Retail Portfolio II, representing approximately 2.0% of the outstanding pool balance as of the cut-off date, there is an ongoing claim between JDH Capital, an entity in which the non-recourse carveout guarantors of the subject mortgage loan are each principals, a previous JDH Capital employee, Mark Ball, and certain JDH Capital entities. Mr. Ball was an employee of a JDH Capital affiliate for the period between July 2004 and his termination in February 2009, and based on his employment agreement held membership interests in certain JDH Capital entities. These entities are not the related borrowers, but in certain cases were the prior owners of certain mortgaged properties that are part of the collateral, and certain of these entities are part of the ownership of the related borrower. The circumstance in dispute is whether Mr. Ball is due certain additional fees and distributions in connection with his interests. JDH Capital stated that upon his termination, and per the operating agreement in place for each JDH Capital entity, Mr. Ball was required to forfeit his interests. In addition, Mr. Ball had not met any capital calls related to certain of the entities since his termination. Mr. Ball is expected to file an arbitration demand in the near future and his attorney has suggested that all parties dismiss the litigation until such time as the arbitration is decided.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. For example, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Akers Mill Square, securing a mortgage loan representing approximately 6.5% of the outstanding pool balance as of the cut-off date, four condemnation cases have been filed by the Georgia Department of Transportation (the “DOT”) to acquire certain property and easement rights on the mortgaged property’s frontage along U.S. Highway 41 in Cobb County (“US 41”). The condemnations covered 695.44 square feet of permanent right of way and 1,337 square feet of permanent easement for construction and maintenance. In connection with the condemnations, the DOT is widening US 41, closing 3 of 8 driveways from US 41 into the mall, converting all but one of the remaining driveways on US 41 into “right in/right out only” driveways, constructing a center line median in US 41 along the entire frontage of the mortgaged property and installing a single traffic signal to accommodate left turns in and out of the mortgaged property. There can be no assurance that the related changes to mall access will not impact cash flow at the mortgaged property.

The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Marriott Downtown Hartford, which secures a mortgage loan representing approximately 4.9% of the outstanding pool balance as of the cut-off date, certain affiliates of the sponsor owned indirect interests in entities that filed for bankruptcy in connection with other properties.

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With respect to the portfolios of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9, which secure in the aggregate approximately 3.5% of the outstanding pool balance as of the cut-off date, Sydran Holdings LLC (“Sydran”) acquired and/or developed such properties from approximately 1992 to 2000, and Sydran was the real estate holding company of The Sydran Group, LLC (“Sydran Group”) which ran the operations under its operating affiliate Sydran Service, LLC. Matthew Schoenberg was a principal and indirect owner of Sydran Group, and is also the current sponsor and guarantor under the JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9 mortgage loans. In October 2004, pursuant to a consensual workout with its creditors and Burger King Corporation, Sydran Group (and its subsidiaries) filed a Chapter 11 bankruptcy proceeding. In connection with such bankruptcy proceeding, the restaurant operating assets of Sydran Group were sold to Strategic Restaurants Acquisition Company, LLC. Sydran Group exited bankruptcy within approximately 120 days with a Confirmed Plan of Reorganization supported by its creditors. Matthew Schoenberg was the guarantor under certain Burger King franchise agreements entered into by subsidiaries of Sydran Group, however, such guarantees are no longer in effect. Strategic Restaurants Acquisition Company, LLC and Strategic Restaurants Acquisition Company II, LLC, are currently the master tenants with respect to the JL Holdings-Burger King Portfolio-90 and JL Group Holdings-Burger King Portfolio-9 portfolios, respectively.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Houston, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, an individual that owns a 25% membership interest in, and constitutes one of three managing members of, the sole member of the related borrower’s general partner, as well as an indirect 17.5% limited partnership interest in the related borrower, filed for Chapter 7 personal bankruptcy from which he exited in June 2013.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Arrowridge Business Park, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, one of the loan sponsors/non-recourse carveout guarantors was a non-voting managing partner in an asset management company that the voting partners and board decided to liquidate under Chapter 7 bankruptcy in 2003.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in material default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure or bankruptcy sale. For example:

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With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, which represents approximately 7.7% of the outstanding pool balance as of the cut-off date, the following matured loans were paid off at origination: (i) a loan by Wells Fargo Bank on the mortgaged properties referred to as Hudson Bridge Crossing, Chamblee Village, Villages at Red Bridge, and various outparcels, which matured on December 1, 2013; (ii) a loan with BB&T Bank on the mortgaged property referred to as Glenn View Station, which matured on September 1, 2013; and (iii) a loan with BB&T Bank on the mortgaged property referred to as Shoppes at Goldsboro, which matured on September 1, 2013.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as GEM Hotel, which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, in 2010 the mortgaged property was the subject of a foreclosure action filed by Sixteen Sixty Four LLC (“Sixteen Sixty Four”), an affiliate of the related loan sponsor, to expedite the workout and payoff of the $5 million mezzanine loan then held by Ascent Mezzanine REIT (“Ascent”). Sixteen Sixty Four had acquired a $22 million A-note secured by the Mortgaged Property at a discount from the original lender, and the related loan sponsor subsequently negotiated a discounted payoff of the related B-note. Ostensibly to protect its interest in the mezzanine loan in response to the foreclosure action, Ascent filed a law suit against affiliates of Sixteen Sixty Four, including 300 West 22 Realty LLC, the related borrower for the mortgage loan in this securitization, and the guarantors for the related mortgage loan, claiming that the defendants committed material misrepresentations and fraudulent inducements to wipe out Ascent’s loan interests and that they breached their fiduciary duties to Ascent through their bad faith business practices. The defendants settled the suit with Ascent by paying off the mezzanine loan for a discounted $4 million. The above-referenced A-note was, in part, paid off by a first mortgage loan that was in turn, paid off by the mortgage loan that Ladder Capital Finance LLC is contributing to this securitization.

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as University Plaza / Centre Circle, representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the sponsors acquired the mortgaged properties from bankruptcy auctions in March 2013. The previous property owners were not affiliated with the borrowers.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as University Place, which secures a mortgage loan that represents approximately 0.9% of the outstanding pool balance as of the cut-off date, the related borrower or an affiliate thereof acquired the related mortgaged property via a sale on auction.com. The prior owner had been in default on a securitized loan. The purchase price is below the appraised value.

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With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Ithaca Hotel Portfolio, which represents approximately 0.9% of the outstanding pool balance as of the cut-off date, the borrower experienced two 30-day delinquencies on each of the respective prior loans secured by the related mortgaged properties.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Packing House, which secures a mortgage loan that represents approximately 0.8% of the outstanding pool balance as of the cut-off date, in 2010 the borrower defaulted on a loan secured by the mortgaged property, which loan was included in a securitization. In January 2012, the borrower negotiated a discounted payoff of $7,500,000 (on a loan with a then current principal balance of $9,133,307), which payoff was funded by a bridge loan from Pillar Multifamily, LLC or an affiliate (“Pillar”). Pillar, pursuant to a table funding arrangement with GACC, refinanced the bridge loan with the mortgage loan (and the mortgage loan was transferred to GACC).

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With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Port Columbus Executive Park, which represents approximately 0.7% of the outstanding pool balance as of the cut-off date, the related mortgaged properties were purchased by the sponsor in December 2010 from a lender who acquired the property via a deed in lieu of foreclosure.

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Trafalgar Square & Lake Pointe Apartments, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the sponsor acquired the Trafalgar Square Apartments mortgaged property in 2012 for $4.6 million in a cash transaction from Freddie Mac. At the time of the purchase, the mortgaged property was being managed by a court appointed receiver. The previous property owner is not affiliated with the borrower.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Candlewood Suites Melbourne, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the related borrower settled a prior mortgage loan on the Mortgaged Property via a discounted pay-off with a previous lender in September 2011.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Farmbrook Medical Center, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the prior loan secured by the property was in maturity default at the time of origination of the mortgage loan to be included in this securitization.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing holder (except with respect to the JL Holdings-Burger King Portfolio-90 loan combination, to the extent the directing holder is the holder of the JL Holdings-Burger King Portfolio-90 subordinate companion loan) will be controlled by the controlling class certificateholders. The directing holder may have interests in conflict with those of all of some of the other certificateholders. As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders (which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-M, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-M, Class B or Class C trust component as a single “Class” for such purpose. See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement. It is expected that RREF II CMBS AIV, LP will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan and the JL Holdings-Burger King Portfolio–90 mortgage loan) or serviced loan combination (other than the JL Holdings-Burger King Portfolio–90 loan combination).

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Consultation Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard. As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor. See “The Operating Advisor” in this prospectus supplement. With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents. The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Rialto Capital Advisors, LLC) where Situs Holdings, LLC is not the operating advisor. Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates. Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates. If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. German American Capital Corporation and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a mortgage loan seller and sponsor.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement and “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

RREF II CMBS AIV, LP (the “B-Piece Buyer”), the anticipated investor in the Class X-C, Class E, Class F, Class G and Class V certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates being purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit. The B-Piece Buyer has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loans and the JL Holdings-Burger King Portfolio-90 mortgage loan) and serviced loan combinations (other than the JL Holdings-Burger King Portfolio-90 loan combination) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates. Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity. Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans. The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

Ladder Capital Finance LLC or an affiliate thereof is the current holder of: (i) a mezzanine loan secured by direct or indirect equity interests in the borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, PennCap Portfolio and GEM Hotel, representing 7.7%, 3.6% and 3.2%, respectively, of the outstanding pool balance as of the cut-off date, which mezzanine loans are described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement; and (ii) the JL Holdings-Burger King Portfolio-90 pari passu companion loan (the JL Holdings-Burger King Portfolio-90 subordinate companion loan having been transferred to ARC Realty Finance Operating Partnership, L.P.).

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates. The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the One Kendall Square mortgage loan, representing approximately 8.9% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The One Kendall Square mortgage loan and its related pari passu companion loan are expected to be serviced pursuant to the pooling and servicing agreement related to the COMM 2014-UBS2 commercial mortgage securitization. The COMM 2014-UBS2 pooling and servicing agreement is expected to provide for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the One Kendall Square mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement. As a result, you will have less control over the servicing of the One Kendall Square mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

With respect to the 1760 Third Avenue mortgage loan, representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The related companion loan is currently included in the COMM 2014-CCRE15 mortgage trust. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the PennCap Portfolio mortgage loan, representing approximately 3.6% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The PennCap Portfolio mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to the WFRBS 2014-LC14 commercial mortgage securitization. The WFRBS 2014-LC14 pooling and servicing agreement provides for a servicing arrangement that is acceptable for a rated commercial mortgage securitization transaction. Certain decisions to be made with respect to the PennCap Portfolio mortgage loan will require the approval of the related majority subordinate certificateholder or its designated representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement. As a result, you will have less control over the servicing of the PennCap Portfolio mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

With respect to the JL Holdings-Burger King Portfolio-90 mortgage loan, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan and one subordinate companion loan. Ladder Capital Finance LLC currently holds the related pari passu companion loan (but is expected to contribute such companion loan to a subsequent commercial mortgage securitization), and ARC Realty Finance Operating Partnership, L.P. currently holds the related subordinate companion loan. The holders of the JL Holdings-Burger King Portfolio-90 companion loans have certain rights with respect to the servicing of the JL Holdings-Burger King Portfolio-90 loan combination. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the McKinley Mall mortgage loan, representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The McKinley Mall mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to the COMM 2014-CCRE14 mortgage trust. The COMM 2014-CCRE14 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the McKinley Mall mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement. As a result, you will have less control over the servicing of the McKinley Mall mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

With respect to the Moss-Bauer Apartments mortgage loan, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one subordinate companion loan. German American Capital Corporation currently holds the related subordinate companion loan, although an affiliate of the Special Servicer is expected to acquire the related subordinate companion loan. The holder of the Moss-Bauer Apartments subordinate companion loan has certain rights with respect to the Moss-Bauer Apartments mortgage loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The interests of the holders of the related companion loans (or their designee), which holders are entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loans, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), Wells Fargo Bank, National Association (the Master Servicer and Certificate Administrator), and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities. Ladder Capital Finance Holdings LLLP guarantees certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of March 18, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 5.3% of the outstanding pool balance as of the cut-off date (and prior to the closing date for this securitization transaction, is expected to become the repurchase counterparty with respect to 2 additional mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 3.5% of the outstanding pool balance as of the cut-off date, as well as the JL Holdings-Burger King Portfolio-90 pari passu companion loan); and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 1 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 7.7% of the outstanding pool balance as of the cut-off date; provided that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 22 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 40.1% of the outstanding pool balance as of the cut-off date. Wells Fargo Bank, National Association, in its capacity as WFRBS 2014-LC14 master servicer, is also the servicer of the PennCap Portfolio loan combination. Wells Fargo Bank, National Association also acts as interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, except that it holds the majority of the mortgage loan documents with respect to the PennCap Portfolio loan combination as custodian for the WFRBS 2014-LC14 commercial mortgage securitization.

Ladder Capital Finance LLC or an affiliate thereof is the current holder of: (i) a mezzanine loan secured by direct or indirect equity interests in the borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, PennCap Portfolio and GEM Hotel, representing 7.7%, 3.6% and 3.2%, respectively, of the outstanding pool balance as of the cut-off date, which mezzanine loans are described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement; and (ii) the JL Holdings-Burger King Portfolio-90 pari passu companion loan (the JL Holdings-Burger King Portfolio-90 subordinate companion loan having been transferred to ARC Realty Finance Operating Partnership, L.P.).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 10.5% of the outstanding pool balance as of the cut-off date.

Rialto Capital Advisors, LLC, which is acting as the special servicer, assisted the B-Piece Buyer with due diligence relating to the mortgage loans included in the mortgage pool.

Rialto Capital Advisors, LLC is acting as the special servicer and also acts as the (i) WFRBS 2014-LC14 special servicer of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement and (ii) COMM 2014-CCRE14 special servicer of the McKinley Mall loan combination under the COMM 2014-CCRE14 pooling and servicing agreement.

RREF II CMBS AIV, LP, which is an affiliate of Rialto Capital Advisors, LLC, currently is the majority subordinate certificateholder and the subordinate class representative under the WFRBS 2014-LC14 pooling and servicing agreement. Rialto CMBS, LLC, which is an affiliate of Rialto Capital Advisors, LLC, currently is the controlling class certificateholder, the controlling class representative and the directing holder under the COMM 2014-CCRE14 pooling and servicing agreement.

With respect to the Moss-Bauer Apartments loan combination, an affiliate of Rialto Capital Advisors, LLC is expected to acquire the related subordinate companion loan.

Wells Fargo Bank, National Association is acting as the master servicer and also acts as the (i) WFRBS 2014-LC14 master servicer of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement and (ii) COMM 2014-CCRE14 master servicer of the McKinley Mall loan combination under the COMM 2014-CCRE14 pooling and servicing agreement.

U.S. Bank National Association is acting as the trustee and also (i) acts as the COMM 2014-CCRE14 trustee of the McKinley Mall loan combination under the COMM 2014-CCRE14 pooling and servicing agreement and (ii) is expected to act as the COMM 2014-UBS2 trustee of the One Kendall Square loan combination under the COMM 2014-UBS2 pooling and servicing agreement.

U.S. Bank National Association also acts, or is expected to act prior to the closing date, as interim custodian of the loan files for all of the mortgage loans that Natixis Real Estate Capital LLC will transfer to the depositor.

Wells Fargo Bank, National Association is acting as the certificate administrator and also acts as the WFRBS 2014-LC14 certificate administrator of the PennCap Portfolio loan combination under the WFRBS 2014-LC14 pooling and servicing agreement.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Mortgage & Asset Receiving Corporation and Deutsche Bank Securities Inc., is the WFRBS 2014-LC14 trustee of the PennCap Portfolio companion loan under the WFRBS 2014-LC14 pooling and servicing agreement.

Situs Holdings, LLC, the operating advisor, performed certain due diligence services prior to the securitization closing date for Ladder Capital Finance LLC and German American Capital Corporation, each a sponsor and mortgage loan seller, with respect to certain of the mortgage loans to be contributed to the issuing entity by Ladder Capital Finance LLC and German American Capital Corporation.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●
Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”)) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restrict a credit institution and investment firm regulated in a Member State of the European Economic Area (“EEA”)) and consolidated group affiliates thereof (each, an “Affected Investor”)) from investing in a securitizations (as defined by the CRR) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”).

None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than the provision of information relating to the offered certificates and the mortgage loans contained in this prospectus supplement and any other related offering document and any action any of such parties are required take under the pooling and servicing agreement (including, without limitation, with respect to reporting described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement)) which may be required by investors for the purposes of their compliance with the Securitization Retention Requirements. This may have a negative impact on the regulatory capital position of affected investors and on the value and liquidity of the offered certificates in the secondary market.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21,2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon the satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and

Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M trust component, the yield to maturity on the Class X-A Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Colonial Court Apartments and Bloomfield Village Square, representing approximately 0.5% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, only accrued interest to, but not including, the date of prepayment is due if the related borrower prepays the related mortgage loan after the due date but on or before the 15th day of the calendar month during the “open period” prior to the stated maturity date, as set forth in Annex A-1 to this prospectus supplement. See “Yield and Maturity Considerations” in this prospectus supplement.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount. If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield. If you purchase your certificates at a premium, or if you purchase Class X-A certificates, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates. Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan. See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.

Any realized loss or shortfall on the Class A-M, Class B or Class C trust components will be experienced by the Class PEZ certificates to the extent of their percentage interest in such trust components. See “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. However, Ladder Capital Finance Holdings LLLP is guaranteeing the payment obligations of Ladder Capital Finance LLC in this regard. We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP) will effect such repurchases or substitutions. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E and Class D certificates, the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) and the Class A-M trust component (and correspondingly, to the Class A-M certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class A-M trust component), in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-C certificates is based on the certificate balances of the Class E, Class F and Class G certificates, any losses allocated to such class of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-C certificates are entitled, notwithstanding that the Class X-C certificates are senior in right of payment to the Class E, Class F and Class G certificates. Similarly, any losses allocated to the Class B and Class C trust components and the Class D certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to the Class B and Class C trust components and the Class D certificates. Similarly, any losses allocated to the Class A-M trust component will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M trust component.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) and the Class A-M, Class B and Class C trust components, are senior to certain other classes of certificates or trust components in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loan) that are in material default or as to which a default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement. The special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this prospectus supplement and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement. There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates. While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. There is no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. Lack of liquidity could result in a precipitous drop in the market value of the offered certificates. In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect the characteristics of the Class A-M, Class B and Class C certificates. The Class PEZ, Class A-M, Class B and Class C certificates are referred to in this prospectus supplement as “Exchangeable Certificates”. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-M, Class B and Class C certificates described in this prospectus supplement. Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange Exchangeable Certificates:

●	At the time of a proposed exchange, a certificateholder must own Exchangeable Certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own Exchangeable Certificates in the requisite exchange proportion may be unable to obtain the necessary Exchangeable Certificates or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-M trust component (and, correspondingly, the Class A-M certificates and, to the extent evidencing an interest the Class A-M trust component, the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

●	Certificates may only be held in authorized denominations.

Subordination of the Class A-M, Class B and Class C Trust Components Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class X-B, Class A-M, Class B, Class C and PEZ Certificates

As described in this prospectus supplement, if your certificates are Class A-M, Class B, Class C or Class PEZ certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-M certificates (and the holders of the Class PEZ certificates as holders of the Class A-M-PEZ percentage interest of the Class A-M trust component) and, if your certificates are Class C certificates, to those of the holders of the

Class B certificates (and the holders of the Class PEZ certificates as holders of the Class B-PEZ percentage interest of the Class B trust component). Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component, the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates or trust component. Because the notional amount of the Class X-B certificates is based upon the aggregate certificate principal balance of the Class B and Class C trust components and the Class D certificates, the Class X-B certificates will be adversely affected by losses allocated to such trust components or class of certificates. See “Description of the Offered Certificates” in this prospectus supplement. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors. However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels. See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement. If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments. The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the Internal Revenue Service has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The Internal Revenue Service has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control

Termination Event has occurred and is continuing. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because, subject to the payment of the Class A-SB and Class PEZ certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates. The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies. Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates. See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., one of the Underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from March 1, 2010 through February 28, 2014, is approximately $23.122 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other Underwriters or initial purchasers, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC, relating to information in this prospectus supplement regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.” GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements. In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

●
Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

●	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum annual amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

●
Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

●
Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions. Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III, representing approximately 7.8% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio is 74.8% in comparison to an LTV Ratio of 70.0% provided for in GACC’s underwriting guidelines for manufactured housing community properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the historical operating performance of the mortgaged properties. From 2010 to 2012, aggregate net operating income for the mortgaged properties increased 6.2% from approximately $5.2 million to approximately $5.5 million, while overall occupancy has averaged 88.5% since 2007.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bronx River Plaza, representing approximately 6.3% of the Initial Outstanding Pool Balance, the U/W NCF DSCR is 1.28x in comparison to an U/W NCF DSCR of 1.30x provided for in GACC’s underwriting guidelines for retail properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the financial strength of the borrower.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Carriage House & Brook Manor Apartments, representing approximately 1.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio is 75.2% in comparison to an LTV Ratio of 75.0% provided for in GACC’s underwriting guidelines for multifamily properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.35x in comparison to a DSCR of 1.20x provided for in GACC’s underwriting guidelines for multifamily properties.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2014. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including December 31, 2013:

% of principal balance	Check if Regis-tered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

Ladder Capital Finance LLC

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain mortgage loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware. Ladder Capital Corp. holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group.” The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association (the Master Servicer, Certificate Administrator, the WFRBS 2014-LC14 Certificate Administrator, the WFRBS 2014-LC14 Master Servicer and the COMM 2014-CCRE14 Master Servicer), and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities. Holdings guarantees certain obligations of the LCF Financing Affiliates under those repurchase facilities. Some or all of the LCF Mortgage Loans that LCF will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of March 18, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 LCF Mortgage Loans with an aggregate Cut-off Date Balance of $49,600,000, which represents approximately 5.3% of the Initial Outstanding Pool Balance (and prior to the Closing Date, is expected to become the repurchase counterparty with respect to 2 additional LCF Mortgage Loans with an aggregate Cut-off Date Balance of $32,100,000, which represents approximately 3.5% of the Initial Outstanding Pool Balance, as well as the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan); and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 1 LCF Mortgage Loan with a Cut-off Date Balance of $71,000,000, which represents 7.7% of the Initial Outstanding Pool Balance; provided that the number and dollar amount of LCF Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the Certificates.

Wells Fargo Bank, National Association acts as interim custodian of the Mortgage Loan Documents with respect to all of the LCF Mortgage Loans, provided that it has been holding the majority of the Mortgage Loan Documents with respect to the Penn Cap Portfolio Loan Combination as custodian for the WFRBS 2014-LC14 commercial mortgage securitization.

LCF or one of its affiliates may purchase certificates issued in connection with this securitization.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing mortgage loans to six (6) commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012 and 2013.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association, the Master Servicer, Certificate Administrator, WFRBS 2014-LC14 master servicer and COMM 2014-CCRE14 master servicer) has been acting as interim servicer with respect to 22 LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $371,837,342, which represents 40.1% of the Initial Outstanding Pool Balance. In addition, Wells Fargo Bank, National Association is servicing the PennCap Portfolio Loan Combination in its capacity as master servicer for the WFRBS 2014-LC14 commercial mortgage securitization. Rialto Capital Advisors, LLC which is acting as Special Servicer, is the special servicer of the PennCap Portfolio Loan Combination in connection with the WFRBS 2014-LC14 commercial mortgage securitization.

Review of LCF Mortgage Loans

A. Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

B. Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

C. Data Comparison and Recalculation. LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Review of LCF Mortgage Loans—Database” above;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

D. Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary reports for certain of the LCF Mortgage Loans, (ii) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans and prepared by origination counsel, (iii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by Ladder Capital Group, (iv) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and/or the pertinent sections of the related Mortgage Loan documents.

E. Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder’s Underwriting Standards” below. See “—Ladder’s Underwriting Standards—Exceptions” below.

F. Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria discussed under “—Ladder’s Underwriting Standards”, except as described under “—Ladder’s Underwriting Standards—Exceptions” below. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Ladder’s Underwriting Standards

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder’s Underwriting Standards—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

A. Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and generally cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

B. Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D. Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)              Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)              Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)              Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

(iv)              Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F. Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G. Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

H. Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I. Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

J. Exceptions. Other than as set forth below, the LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Bloomfield Village Square and Colonial Court Apartments, each representing approximately 0.5% of the Initial Outstanding Pool Balance, the originator waived the requirements for maintaining (i) terrorism insurance coverage under the liability policies, (ii) a reserve for real estate taxes and insurance premiums and (iii) a reserve for deferred maintenance. These Mortgage Loans are 15-year fully amortizing loans with relatively low Cut-off Date LTV Ratios (52.4% for Bloomfield Village Square and 38.5% for Colonial Court Apartments) and relatively high Underwritten NOI DSCRs (1.71x for Bloomfield Village Square and 2.03x for Colonial Court Apartments). Based on these factors, LCF has approved inclusion of these Mortgage Loans in this securitization.

Compliance with Rule 15Ga-1 under the Exchange Act

LCF most recently filed a Form ABS-15G on February 14, 2014. LCF’s Central Index Key is 0001541468. With respect to the period from and including January 1, 2011 to and including December 31, 2013, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is a wholly owned subsidiary of Natixis North America LLC, a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of March 4, 2014, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $25.1 billion and the total amount of these loans that were securitized is in excess of $14.2 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis North America LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. NREC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus supplement regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Annex B—Description of the Top 20 Mortgage Loans—1760 Third Avenue” and “—Marriott Downtown Hartford” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus supplement is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement, and in Annex A-1, Annex A-2 and Annex B to this prospectus supplement, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow..

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●
Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●
Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●
Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. The NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 14, 2014. NREC’s Central Index Key is 0001542256. With respect to the period from and including January 1, 2011 to and including December 31, 2013, NREC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending January 31, 2014, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $75.909 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the trust. The Depositor is required under that certain Underwriting Agreement among the Depositor, Deutsche Bank Securities Inc., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and RBS Securities Inc. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2014-LC15 Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on March 25, 2014 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.” The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)     Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)     If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer. Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.” The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement. However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations. Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer
Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator, Paying Agent and Custodian. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/12	As of 12/31/2013
By Approximate Number:	39,125	38,132	35,189	33,354
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	434.37

Within this portfolio, as of December 31, 2013, are approximately 23,971 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $357.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by LCF or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, some or all of the GACC Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo, LCF and ARC Realty Finance Operating Partnership, L.P., Wells acts as interim servicer with respect to the JL Holdings-Burger King Portfolio–90 Loan Combination.

The foregoing information under this heading “—The Master Servicer” has been provided by Wells Fargo.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as the special servicer under the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch and a commercial loan special servicer ranking of “Above Average” by S&P.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2013, RCM was the sponsor of, and certain of its affiliates were investors in, three private equity funds (collectively, the “Funds”) with an aggregate of $2.4 billion of equity under management and RCM also advised one separately managed account with $200 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $5.8 billion of non- and sub-performing real estate assets, representing over 9,700 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, $2.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 31 different securitizations totaling approximately $36 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 5,500 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2013, Rialto and its affiliates were actively special servicing approximately 3,900 portfolio loans with a principal balance of approximately $1.5 billion and were responsible for over 1,600 portfolio REO assets with a principal balance of approximately $1.9 billion.

Rialto is also currently performing special servicing for 30 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 2,500 assets with a principal balance of approximately $36 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:
CMBS Pools	As of December 31, 2012	As of December 31, 2013
Number of CMBS Pools Named Special Servicer	16	27
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F, Class G and Class V certificates and (ii) be appointed the initial directing holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio–90 Mortgage Loan) or Serviced Loan Combination (other than the JL Holdings-Burger King Portfolio–90 Loan Combination). Rialto also acts as the (i) WFRBS 2014 Special Servicer of the Penn Cap Portfolio Loan Combination under the WFRBS 2014-LC14 Pooling and Servicing Agreement and (ii) COMM 2014-CCRE14 Special Servicer of the McKinley Mall Loan Combination under the COMM 2014-CCRE14 Pooling and Servicing Agreement. RREF II CMBS AIV, LP, which is an affiliate of Rialto, currently is the majority subordinate certificateholder and the subordinate class representative under the WFRBS 2014-LC14 Pooling and Servicing Agreement. Rialto CMBS, LLC, which is an affiliate of Rialto, currently is the controlling class certificateholder, the controlling class representative and the directing holder under the COMM 2014-CCRE14 Pooling and Servicing Agreement. With respect to the Moss-Bauer Apartments loan combination, an affiliate of Rialto is expected to acquire the related subordinate companion loan. Otherwise, except for Rialto acting as the Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the

Mortgage Loans between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Trustee, the Certificate Administrator, the Custodian, the Paying Agent, the Certificate Registrar, the Operating Advisor, any Underwriter or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third-party—apart from this securitization transaction—between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Trustee, the Certificate Administrator, the Custodian, the Paying Agent, the Certificate Registrar, the Operating Advisor, any Underwriter or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information set forth under this sub-heading “The Special Servicer” regarding Rialto has been provided by Rialto.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c)      if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote). The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer. The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website. If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity. The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period). In the event of such termination, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided, that for purposes of this definition, the Class A-M Certificates and the Class PEZ Component A-M will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement. U.S. Bancorp, with total assets exceeding $364 billion as of December 31, 2013, is the parent company of U.S. Bank, the fifth-largest commercial bank in the United States. As of December 31, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and three international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2013, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $3.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 606 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $468,418,200,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement. In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee. The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least (1) “AA (low)” by DBRS (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS); provided that, with respect to each of the rating requirements in this clause (1) (including the parenthetical in this clause (1)), if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s, (2) “A2” by Moody’s and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the initial Directing Holder (or, in the event that there is a successor Directing Holder that is not an entity that was a controlling class certificateholder as of the Closing Date, the Master Servicer, and otherwise, such successor Directing Holder). If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 50% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the Paying Agent under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC and grantor trust tax returns and information on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement. In such capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

The Certificate Administrator does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least (1) “AA (low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS); provided that, with respect to each of the rating requirements in this clause (1) (including the parenthetical in this clause (1)), if the Certificate Administrator is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, (2) “A2” by Moody’s and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate

Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator. The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0049% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period. The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files for the benefit of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan). The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Situs Holdings, LLC (“SH“), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027. SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”. SH is approved by Moody’s as a special servicer for CMBS transactions. As of December 31, 2013, SH directly manages 97 CMBS specially serviced assets with an unpaid principal balance (“UPB“) of approximately $1.24 billion and 227 nonperforming whole loans of approximately $1.0 billion; SH is the named special servicer on 18 CMBS transactions with a UPB of approximately $22 billion. Situs Holdings is also the named operating advisor for sixteen (16) CMBS transactions an aggregate outstanding principal balance of approximately $19.8 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings. The company organization was subsequently restructured such that SAM is no longer a subsidiary of Situs Holdings but rather SAM is a wholly owned subsidiary of Situs Group LLC, a company with the same ownership as Situs Holdings. A further corporate reorganization in 2014 resulted in Situs Holdings also being a wholly owned subsidiary of Situs Group LLC and therefore Situs Holdings and SAM are both subsidiaries of the same parent company, Situs Group LLC. Situs Group LLC also owns 100% of Hanover Street Capital, LLC. Hanover Street Capital, LLC is a commercial mortgage loan servicer which currently provides various services including due diligence, underwriting, asset management and loan servicing exclusively for Deutsche Bank and its affiliates or customers.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs“). Situs is involved in the commercial real estate advisory business and engages principally in:

●	real estate consulting,

●	primary servicing,

●	CMBS special servicing,

●	asset management, and

●	due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States Government. Situs’ providing of such services should not be considered an endorsement of such Mortgage Loans or Sponsors and Situs does not make any representations with respect to descriptions of such Mortgage Loans in this prospectus supplement and is not responsible for any information provided regarding such Mortgage Loans.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH assisted with the preparation of due diligence materials with respect to certain Mortgage Loans being sold to the Depositor by German American Capital Corporation and Ladder Capital Finance, LLC.

SH is not an affiliate of the Depositor, the Sponsors, the Initial Purchasers, the Trust, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the mortgage loan sellers.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, DBTCA, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent and the Depositor are affiliates of each other.

NREC, a Sponsor and Mortgage Loan Seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.

Rialto Capital Advisors, LLC, the Special Servicer, is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F, Class G and Class V certificates and (ii) be appointed the initial directing holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Mortgage Loan) or Serviced Loan Combination (other than the JL Holdings-Burger King Portfolio-90 Loan Combination).

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association (the Master Servicer, the Certificate Administrator, the WFRBS 2014-LC14 master servicer and the COMM 2014-CCRE14 master servicer) and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities. Ladder Capital Finance Holdings LLLP guarantees certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the LCF Mortgage Loans are (or will be prior to the Closing Date) subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of March 18, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 LCF Mortgage Loans with an aggregate Cut-off Date Balance of $49,600,000, which represents approximately 5.3% of the Initial Outstanding Pool Balance (and prior to the Closing Date, is expected to become the repurchase counterparty with respect to 2 additional LCF Mortgage Loans with an aggregate Cut-off Date Balance of $32,100,000, which represents approximately 3.5% of the Initial Outstanding Pool Balance, as well as the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan); and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 1 LCF Mortgage Loan with a Cut-off Date Balance of $71,000,000, which represents approximately 7.7% of the Initial Outstanding Pool Balance; provided that the number and dollar amount of LCF Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the Certificates.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the issuing entity, 22 of the Mortgage Loans to be contributed to this securitization by LCF, which Mortgage Loans have an aggregate Cut-off Date Balance of $371,837,342, representing approximately 40.1% of the Outstanding Pool Balance. Wells Fargo Bank, National Association is also servicing the PennCap Portfolio Loan Combination in its capacity as master servicer for the WFRBS 2014-LC14 commercial mortgage securitization.

Wells Fargo Bank, National Association acts as interim custodian of the Mortgage Loan Documents with respect to all of the LCF Mortgage Loans, provided that it has been holding the majority of the Mortgage Loan Documents with respect to the Penn Cap Portfolio Loan Combination as custodian for the WFRBS 2014-LC14 commercial mortgage securitization.

Ladder Capital Finance LLC or an affiliate thereof is the current holder of: (i) a mezzanine loan secured by direct or indirect equity interests in the borrower under each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio, PennCap Portfolio and GEM Hotel, representing approximately 7.7%, 3.6% and 3.2%, respectively, of the Initial Outstanding Pool Balance, which mezzanine loans are described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement; and (ii) the JL Holdings-Burger King Portfolio-90 Companion Loans (the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan having been transferred ARC Realty Finance Operating Partnership, L.P.).

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the Mortgage Loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 6 of the Mortgage Loans to be contributed to this securitization by GACC, which Mortgage Loans have an aggregate Cut-off Date Balance of $97,124,716, representing approximately 10.5% of the Outstanding Pool Balance.

Rialto Capital Advisors, LLC, which is acting as the Special Servicer, assisted the B-Piece Buyer with due diligence relating to the Mortgage Loans included in the Mortgage Pool.

Rialto Capital Advisors, LLC is acting as the Special Servicer and also acts as the (i) WFRBS 2014-LC14 Special Servicer of the PennCap Portfolio Loan Combination under the WFRBS 2014-LC14 Pooling and Servicing Agreement and (ii) COMM 2014-CCRE14 Special Servicer of the McKinley Mall Loan Combination under the COMM 2014-CCRE14 Pooling and Servicing Agreement.

RREF II CMBS AIV, LP, which is an affiliate of Rialto Capital Advisors, LLC, currently is the majority subordinate certificateholder and the subordinate class representative under the WFRBS 2014-LC14 Pooling and Servicing Agreement. Rialto CMBS, LLC, which is an affiliate of Rialto Capital Advisors, LLC, currently is the controlling class certificateholder, the controlling class representative and the directing holder under the COMM 2014-CCRE14 Pooling and Servicing Agreement.

With respect to the Moss-Bauer Apartments Loan Combination, an affiliate of Rialto Capital Advisors, LLC is expected to acquire the related subordinate companion loan.

Wells Fargo Bank, National Association is acting as the Master Servicer and also acts as the (i) WFRBS 2014-LC14 Master Servicer of the PennCap Portfolio Loan Combination under the WFRBS 2014-LC14 Pooling and Servicing Agreement and (ii) COMM 2014-CCRE14 Master Servicer of the McKinley Mall Loan Combination under the COMM 2014-CCRE14 Pooling and Servicing Agreement.

Wells Fargo Bank, National Association is acting as the Certificate Administrator and also acts as the WFRBS 2014-LC14 Certificate Administrator of the PennCap Portfolio Loan Combination under the WFRBS 2014-LC14 Pooling and Servicing Agreement.

U.S. Bank National Association is acting as the Trustee and also (i) acts as the COMM 2014-CCRE14 Trustee of the McKinley Mall Loan Combination under the COMM 2014-CCRE14 Pooling and Servicing Agreement and (ii) is expected to act as the COMM 2014-UBS2 Trustee of the One Kendall Square Loan Combination under the COMM 2014-UBS2 Pooling and Servicing Agreement.

U.S. Bank National Association also acts, or is expected to act prior to the closing date, as interim custodian of the loan files for all of the mortgage loans that Natixis Real Estate Capital LLC will transfer to the depositor.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Mortgage & Asset Receiving Corporation and Deutsche Bank Securities Inc., is the WFRBS 2014-LC14 Trustee of the PennCap Portfolio Companion Loan under the WFRBS 2014-LC14 Pooling and Servicing Agreement.

Situs Holdings, LLC, the Operating Advisor, performed certain due diligence services prior to the securitization closing date for LCF and GACC, each a Sponsor and Mortgage Loan Seller, with respect to certain of the LCF Mortgage Loans and GACC Mortgage Loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 48 fixed-rate mortgage loans which does not include the Companion Loans (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 197 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $927,464,814 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%. The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in March 2014 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,500,000 to $83,000,000 and the average Cut-off Date Balance will be $19,322,184 subject to a variance of plus or minus 5.0%. The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during March 2014 are timely made. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the 1760 Third Avenue Loan Combination, the JL Holdings-Burger King Portfolio-90 Loan Combination and the Moss-Bauer Apartments Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement(s).

The One Kendall Square Loan Combination is expected to be serviced pursuant to the COMM 2014-UBS2 Pooling and Servicing Agreement and the related Intercreditor Agreement.

The PennCap Portfolio Loan Combination will be serviced pursuant to the WFRBS 2014-LC14 Pooling and Servicing Agreement and the related Intercreditor Agreement.

The McKinley Mall Loan Combination will be serviced pursuant to the COMM 2014-CCRE14 Pooling and Servicing Agreement and the related Intercreditor Agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement” means the One Kendall Square Intercreditor Agreement, the 1760 Third Avenue Intercreditor Agreement, the PennCap Portfolio Intercreditor Agreement, the McKinley Mall Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement and the Moss-Bauer Apartments Intercreditor Agreement.

“Loan Combination” means the One Kendall Square Loan Combination, the 1760 Third Avenue Loan Combination, the PennCap Portfolio Loan Combination, the McKinley Mall Loan Combination, the JL Holdings-Burger King Portfolio-90 Loan Combination and the Moss-Bauer Apartments Loan Combination.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The One Kendall Square Companion Loan, the PennCap Portfolio Companion Loan and the McKinley Mall Companion Loan are expected to be the only Non-Serviced Companion Loans.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement. References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The One Kendall Square Loan Combination, the PennCap Portfolio Loan Combination and the McKinley Mall Loan Combination are expected to be the only Non-Serviced Loan Combinations.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement. The One Kendall Square Mortgage Loan, the PennCap Portfolio Mortgage Loan and the McKinley Mall Mortgage Loan are expected to be the only Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means, with respect to each Serviced Loan Combination, the related mortgage note(s) not included in the Issuing Entity that are serviced under the Pooling and Servicing Agreement and that are generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (ii) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The 1760 Third Avenue Companion Loan, the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and the Moss-Bauer Apartments Subordinate Companion Loan are expected to be the only Serviced Companion Loans related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more

Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more pari passu mortgage notes not included in the Issuing Entity. References herein to the Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The 1760 Third Avenue Loan Combination, the JL Holdings-Burger King Portfolio-90 Loan Combination and the Moss-Bauer Apartments Loan Combination are expected to be the only Serviced Loan Combinations related to the Issuing Entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The 1760 Third Avenue Companion Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan are expected to be the only Serviced Pari Passu Companion Loans related to the Issuing Entity.

“Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. The JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and the Moss-Bauer Apartments Subordinate Companion Loan are expected to be the only Subordinate Companion Loans related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The One Kendall Square Companion Loan, the 1760 Third Avenue Companion Loan, the PennCap Portfolio Companion Loan, the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan and the McKinley Mall Companion Loan are expected to be the only Pari Passu Companion Loans related to the Issuing Entity.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each Mortgage Loan is secured by, among other things, (i) a first mortgage lien on the fee simple estate in an income-producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property, or (ii) either (a) a leasehold estate (including a sub-leasehold estate) in a portion of the Mortgaged Property and a fee estate in a portion of the Mortgaged Property or (b) a leasehold estate (including a sub-leasehold estate) in the Mortgaged Property and no mortgage on the related fee estate, as set forth below.
Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	182	$879,539,713	94.8%
Leasehold(3)	8	$46,304,782	5.0%
Fee Simple/Leasehold(4)	7	$1,620,319	0.2%
Total	197	$927,464,814	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

(3)
Includes 1 Mortgaged Property, securing approximately 0.03% of the Initial Outstanding Pool Balance by allocated loan amount, as to which the related Mortgage Loan is secured by the borrower’s sub-leasehold interest in the subject Mortgaged Property.

(4)
Includes 4 Mortgaged Properties, securing approximately 0.1% of the Initial Outstanding Pool Balance by allocated loan amount, as to which the related Mortgage Loan is secured in part by the borrower’s sub-leasehold interest in the subject Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6	0	32	$650,180,731
5	0	13	$172,497,511
1	5	3	$104,786,572

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. A grace period does not apply to a maturity date payment, other than with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III, representing approximately 7.8% of the Initial Outstanding Pool Balance. The information in the foregoing table is based on the related Mortgage Loan Documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

The initial Due Date for the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings–Burger King Portfolio–90 and JL Group Holdings–Burger King Portfolio-9, which collectively represent approximately 3.5% of the Initial Outstanding Pool Balance, will be in May 2014. Therefore, the related Mortgage Loan Seller will remit to the Depositor on the Closing Date a payment in an amount equal to 30 days of interest at the related Net Mortgage Pass-Through Rate on the Cut-off Date Balance of such Mortgage Loan (the “Interest Deposit Amount”). The Interest Deposit Amount will be delivered to the Certificate Administrator on the Closing Date for deposit into the Distribution Account and will be included in the Available Funds for the Distribution Date in April 2014.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be non-recourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan. However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, related franchisor, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage. In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property. Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 62.1% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR		Cut-off Date LTV	LTV Ratio at Maturity	Cut-off Date U/W NOI Debt Yield
One Kendall Square(1)	$83,000,000	8.9%	4.8200%	119	1.34	x	62.3%	56.2%	9.2%
1760 Third Avenue(1)	$75,000,000	8.1%	4.5786%	59	1.67	x	66.4%	66.4%	7.9%
AMC Portfolio Pool III	$72,686,572	7.8%	4.9150%	118	1.25	x	74.8%	67.4%	8.1%
WRS Retail Portfolio	$71,000,000	7.7%	5.5860%	118	1.30	x	67.6%	60.6%	9.5%
Akers Mill Square	$60,000,000	6.5%	4.5500%	120	1.73	x	54.5%	44.2%	11.2%
Bronx River Plaza	$58,000,000	6.3%	4.6600%	120	1.28	x	72.5%	58.9%	8.1%
100 Westminster	$48,115,802	5.2%	4.6500%	119	1.26	x	73.7%	60.0%	8.6%
Marriott Downtown Hartford	$45,000,000	4.9%	5.5700%	120	1.44	x	66.5%	55.7%	12.1%
PennCap Portfolio(1)	$33,700,000	3.6%	5.7243%	118	1.40	x	75.0%	66.0%	10.7%
GEM Hotel	$29,300,000	3.2%	4.7330%	60	1.52	x	65.5%	60.2%	10.3%
Total/Wtd. Avg.	$575,802,374	62.1%	4.9437%	108	1.42	x	67.5%	59.6%	9.3%

(1)
In the case of the One Kendall Square Mortgage Loan, the 1760 Third Avenue Mortgage Loan and the PennCap Portfolio Mortgage Loan, collectively representing approximately 20.7% of the Initial Outstanding Pool Balance, each of which has one or more Pari Passu Companion Loans that will not be included in the Issuing Entity, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such Mortgage Loan has been calculated based on such Mortgage Loan, which will be included in the Issuing Entity, and the related Pari Passu Companion Loan(s), which will not be included in the Issuing Entity.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, LCF, and NREC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller (and, in the case of LCF, Ladder Holdings) and the Depositor. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Ladder Capital Finance LLC.	23	$405,537,342	43.7%
German American Capital Corporation	12	$349,429,961	37.7%
Natixis Real Estate Capital LLC	13	$172,497,511	18.6%
Total	48	$927,464,814	100.0%

Each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) or acquired each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York. Each party to the Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Mortgage Loan Purchase Agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 10-month period prior to the cut-off date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

With respect to certain of the Mortgaged Properties, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor in connection with the breach of environmental covenants in the related mortgage loan documents as described under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the policy limit and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit, or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date. In addition, in the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, JL Group Holdings-Burger King Portfolio-9, Colonial Court Apartments and Bloomfield Village Square, which collectively secure Mortgage Loans collectively representing approximately 4.5% of the Initial Outstanding Pool Balance, there is no environmental indemnitor separate from the related borrower and, in the case of the Colonial Court Apartments Mortgaged Property and Bloomfield Village Square Mortgaged Property, there is also no environmental insurance.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 10-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements. In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 10-month period prior to the Cut-off Date. Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance. In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that: (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance. Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization. For example, with respect to 120 of the Mortgaged Properties, which collectively represent approximately 54.1% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy. With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy. The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines. Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators,” “—Ladder Capital Finance LLC—Ladder’s Underwriting Standards,” “—German American Capital Corporation—GACC’s Underwriting Standards” or “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards,” as applicable, in this prospectus supplement.

Loan Combinations/Split Loan Structures

The following table represents certain information regarding the Mortgage Loans with any related Companion Loan that comprise a Loan Combination:
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR		Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield	Additional Mezzanine Debt
One Kendall Square	$83,000,000	$120,000,000	$0	$203,000,000	1.34	x	62.3%	9.2%	None
1760 Third Avenue	$75,000,000	$65,000,000	$0	$140,000,000	1.67	x	66.4%	7.9%	$20,000,000
PennCap Portfolio	$33,700,000	$90,000,000	$0	$123,700,000	1.40	x	75.0%	10.7%	$14,900,000
JL Holdings-Burger King Portfolio-90	$26,900,000	$22,900,000	$10,000,000	$59,800,000	1.53	x	50.2%	13.6%	None
McKinley Mall	$10,000,000	$28,000,000	$0	$38,000,000	1.60	x	67.3%	11.7%	None
Moss-Bauer Apartments	$9,400,000	$0	$600,000	$10,000,000	1.14	x	80.2%	8.3%	None

The One Kendall Square Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Kendall Square, representing approximately 8.9% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $83,000,000 (the “One Kendall Square Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “One Kendall Square Mortgaged Property”). The One Kendall Square Mortgage Loan is evidenced by promissory note A-2. The portion of the One Kendall Square Loan Combination (as defined below) evidenced by promissory note A-1, with an original principal balance of $120,000,000, which is expected to be included in the COMM 2014-UBS2 commercial mortgage securitization, is referred to in this prospectus supplement as the “One Kendall Square Companion Loan” and is pari passu in right of payment with the One Kendall Square Mortgage Loan. The One Kendall Square Mortgage Loan and the One Kendall Square Companion Loan are collectively referred to in this prospectus supplement as the “One Kendall Square Loan Combination.” The One Kendall Square Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the One Kendall Square Loan Combination (the “One Kendall Square Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each One Kendall Square Noteholder (the “One Kendall Square Intercreditor Agreement”).

Servicing. The One Kendall Square Loan Combination is expected to be primary serviced by the master servicer, KeyBank National Association (the “COMM 2014-UBS2 Master Servicer”), and specially serviced by the special servicer, LNR Partners, LLC (the “COMM 2014-UBS2 Special Servicer”), pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2014-UBS2 Master Servicer, the COMM 2014-UBS2 Special Servicer, U.S. Bank National Association, as trustee (the “COMM 2014-UBS2 Trustee”), Deutsche Bank Trust Company Americas, as certificate administrator and custodian (the “COMM 2014-UBS2 Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2014-UBS2 Operating Advisor”) in connection with the COMM 2014-UBS2 commercial mortgage securitization (into which the One Kendall Square Companion Loan evidenced by Note A-1 is expected to be deposited) (the “COMM 2014-UBS2 Pooling and Servicing Agreement”). Subject to the terms of the One Kendall Square Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any One Kendall Square Noteholder is expected to be effected in accordance with the COMM 2014-UBS2 Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the One Kendall Square Mortgage Loan (but not on any One Kendall Square Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

With respect to the One Kendall Square Mortgage Loan, the Master Servicer and the Special Servicer will be permitted to make its own determination that a nonrecoverable P&I Advance has been made on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicers of the One Kendall Square Companion Loan. If the Master Servicer or the Special Servicer determines that a proposed P&I Advance with respect to the One Kendall Square Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicers of the One Kendall Square Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a One Kendall Square Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

The COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Trustee, as applicable, are expected to be obligated to make Property Advances with respect to the One Kendall Square Loan Combination, in each case unless a similar determination of nonrecoverability is made under such agreement.

Distributions. The One Kendall Square Intercreditor Agreement sets forth the respective rights of each of the One Kendall Square Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the One Kendall Square Loan Combination will be applied to the One Kendall Square Mortgage Loan and the One Kendall Square Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2014-UBS2 Master Servicer and the COMM 2014-UBS2 Special Servicer in accordance with the terms of the COMM 2014-UBS2 Pooling and Servicing Agreement).

Consultation and Control. The directing holder under the One Kendall Square Intercreditor Agreement with respect to the One Kendall Square Loan Combination is expected to be the controlling class representative or such other party specified in the COMM 2014-UBS2 Pooling and Servicing Agreement (such party, the “COMM 2014-UBS2 Directing Holder”). Certain decisions to be made with respect to the One Kendall Square Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2014-UBS2 Pooling and Servicing Agreement, are expected to require the approval of the COMM 2014-UBS2 Directing Holder.

Pursuant to the terms of the One Kendall Square Intercreditor Agreement, the Controlling Class Representative, as the non-controlling noteholder (the “One Kendall Square Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer is required to provide to the COMM 2014-UBS2 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2014-UBS2 Directing Holder and (ii) consult the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the One Kendall Square Intercreditor Agreement and the implementation by the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the One Kendall Square Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the One Kendall Square Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the One Kendall Square Non-Controlling Note Holders’ consultation rights described above, the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One Kendall Square Mortgage Loan and the One Kendall Square Companion Loan.

Notwithstanding anything herein or in the One Kendall Square Intercreditor Agreement to the contrary, no direction or objection by the One Kendall Square Non-Controlling Note Holder may require or cause the COMM 2014-UBS2 Master Servicer or the COMM 2014-UBS2 Special Servicer, as applicable, to violate any provision of the One Kendall Square Loan Combination loan documents, applicable law, the COMM 2014-UBS2 Pooling and Servicing Agreement, the One Kendall Square Intercreditor Agreement or the REMIC provisions, including without limitation the COMM 2014-UBS2 Master Servicer’s or COMM 2014-UBS2 Special Servicer’s obligation to act in accordance with the servicing standard.

In addition to the consultation rights of the One Kendall Square Non-Controlling Note Holder described above, the One Kendall Square Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2014-UBS2 Master Servicer or COMM 2014-UBS2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such COMM 2014-UBS2 Master Servicer or COMM 2014-UBS2 Special Servicer, as applicable, in which servicing issues related to the One Kendall Square Loan Combination are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the One Kendall Square Intercreditor Agreement, if the One Kendall Square Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2014-UBS2 Pooling and Servicing Agreement, the COMM 2014-UBS2 Special Servicer will be entitled (but not required) to sell the One Kendall Square Mortgage Loan together with the One Kendall Square Companion Loan as a single whole loan. The One Kendall Square Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The COMM 2014-UBS2 Directing Holder is expected to have the right, with or without cause, to replace the COMM 2014-UBS2 Special Servicer then acting with respect to the One Kendall Square Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the One Kendall Square Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the One Kendall Square Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2014-UBS2 Pooling and Servicing Agreement.

The 1760 Third Avenue Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1760 Third Avenue, representing approximately 8.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $75,000,000 (the “1760 Third Avenue Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1760 Third Avenue Mortgaged Property”). The 1760 Third Avenue Mortgage Loan is evidenced by promissory note A-2. The portion of the 1760 Third Avenue Loan Combination evidenced by promissory note A-1, with an original principal balance of $65,000,000, is currently included in the COMM 2014-CCRE15 commercial mortgage securitization and is referred to in this prospectus supplement as the “1760 Third Avenue Companion Loan” and is pari passu in right of payment with the 1760 Third Avenue Mortgage Loan. The 1760 Third Avenue Mortgage Loan and the 1760 Third Avenue Companion Loan are collectively referred to in this prospectus supplement as the “1760 Third Avenue Loan Combination.” The 1760 Third Avenue Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 1760 Third Avenue Loan Combination (the “1760 Third Avenue Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 1760 Third Avenue Noteholder (the “1760 Third Avenue Intercreditor Agreement”).

Servicing. The 1760 Third Avenue Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement. Subject to the terms of the 1760 Third Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 1760 Third Avenue Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making: (i) P&I Advances on the 1760 Third Avenue Mortgage Loan (but not on the 1760 Third Avenue Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the 1760 Third Avenue Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions. The 1760 Third Avenue Intercreditor Agreement sets forth the respective rights of each of the 1760 Third Avenue Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 1760 Third Avenue Loan Combination will be applied to the 1760 Third Avenue Mortgage Loan and the 1760 Third Avenue Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the 1760 Third Avenue Intercreditor Agreement with respect to the 1760 Third Avenue Loan Combination will be the Controlling Class Representative. Certain decisions to be made with respect to the 1760 Third Avenue Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the 1760 Third Avenue Intercreditor Agreement, the 1760 Third Avenue Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 1760 Third Avenue Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the 1760 Third Avenue Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the 1760 Third Avenue Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 1760 Third Avenue Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 1760 Third Avenue Mortgage Loan and the 1760 Third Avenue Companion Loan.

In addition to the consultation rights of the 1760 Third Avenue Non-Controlling Note Holder described above, the 1760 Third Avenue Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the 1760 Third Avenue Loan Combination are discussed.

The “1760 Third Avenue Non-Controlling Note Holder” means, with respect to the 1760 Third Avenue Companion Loan, the party entitled under the COMM 2014-CCRE15 pooling and servicing agreement to exercise the rights granted to the holder of such 1760 Third Avenue Companion Loan under the 1760 Third Avenue Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 1760 Third Avenue Intercreditor Agreement, if the 1760 Third Avenue Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the 1760 Third Avenue Mortgage Loan together with the 1760 Third Avenue Companion Loan as a single whole loan. The 1760 Third Avenue Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the 1760 Third Avenue Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 1760 Third Avenue Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The PennCap Portfolio Loan Combination

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, representing approximately 3.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $33,700,000 (the “PennCap Portfolio Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument(s) on the same underlying Mortgaged Properties (collectively, the “PennCap Portfolio Mortgaged Property”). The PennCap Portfolio Mortgage Loan is evidenced by promissory note A-2. The portion of the PennCap Portfolio Loan Combination evidenced by promissory note A-1, with an original principal balance of $90,000,000, is included in the WFRBS 2014-LC14 commercial mortgage securitization, is referred to in this prospectus supplement as the “PennCap Portfolio Companion Loan” and is pari passu in right of payment with the PennCap Portfolio Mortgage Loan. The PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan are collectively referred to in this prospectus supplement as the “PennCap Portfolio Loan Combination.” The PennCap Portfolio Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the PennCap Portfolio Loan Combination (the “PennCap Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each PennCap Portfolio Noteholder (the “PennCap Portfolio Intercreditor Agreement”).

Servicing. The PennCap Portfolio Loan Combination is primary serviced by the current master servicer, Wells Fargo Bank, National Association (the “WFRBS 2014-LC14 Master Servicer”), and specially serviced by the current special servicer, Rialto Capital Advisors, LLC (the “WFRBS 2014-LC14 Special Servicer”), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFRBS 2014-LC14 Depositor”), the WFRBS 2014-LC14 Master Servicer, the WFRBS 2014-LC14 Special Servicer, Deutsche Bank Trust Company Americas, as trustee (the “WFRBS 2014-LC14 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian (the “WFRBS 2014-LC14 Certificate Administrator”) and Trimont Real Estate Advisors, Inc., as trust advisor (the “WFRBS 2014-LC14 Trust Advisor”), in connection with the WFRBS 2014-LC14 commercial mortgage securitization (into which the PennCap Portfolio Companion Loan has been deposited) (the “WFRBS 2014-LC14 Pooling and Servicing Agreement”). Subject to the terms of the PennCap Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any PennCap Portfolio Noteholder will be effected in accordance with the WFRBS 2014-LC14 Pooling and Servicing Agreement and the PennCap Portfolio Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the PennCap Portfolio Mortgage Loan (but not on any PennCap Portfolio Companion Loan)

pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

With respect to the PennCap Portfolio Mortgage Loan, the Master Servicer and the Special Servicer will be permitted to make its own determination that a nonrecoverable P&I Advance has been made on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicers of the PennCap Portfolio Companion Loan. If the Master Servicer or the Special Servicer determines that a proposed P&I Advance with respect to the PennCap Portfolio Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicers of the PennCap Portfolio Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a PennCap Portfolio Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

The WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Trustee, as applicable, will be obligated to make property advances with respect to the PennCap Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under such agreement.

Distributions. The PennCap Portfolio Intercreditor Agreement sets forth the respective rights of each of the PennCap Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the PennCap Portfolio Loan Combination will be applied to the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the respective parties to, and in accordance with, the terms of the PennCap Portfolio Intercreditor Agreement and the WFRBS 2014-LC14 Pooling and Servicing Agreement). Losses, liabilities, claims, costs and expenses associated with, or otherwise allocable to, the PennCap Portfolio Mortgage Loan will, to the extent not otherwise payable out of collections thereon, be reimbursed out of general collections held by the Issuing Entity, to the extent provided in the WFRBS 2014-LC14 Pooling and Servicing Agreement and/or the PennCap Portfolio Intercreditor Agreement. This includes amounts reimbursable to parties to the WFRBS 2014-LC14 Pooling and Servicing Agreement.

Consultation and Control. The directing holder under the PennCap Portfolio Intercreditor Agreement with respect to the PennCap Portfolio Loan Combination will be the majority subordinate certificateholder or its designated representative or such other party specified in the WFRBS 2014-LC14 Pooling and Servicing Agreement (such party, the “WFRBS 2014-LC14 Directing Holder”). Certain decisions to be made with respect to the PennCap Portfolio Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the WFRBS 2014-LC14 Pooling and Servicing Agreement, will require the approval of the WFRBS 2014-LC14 Directing Holder.

Pursuant to the terms of the PennCap Portfolio Intercreditor Agreement, the holder of the PennCap Portfolio Mortgage Loan or its designee (initially the Controlling Class Representative), as the non-controlling noteholder (the “PennCap Portfolio Non-Controlling Note Holder”), will have the right to (i) receive copies of all notices, information and reports that the WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Special Servicer is required to provide to the WFRBS 2014-LC14 Directing Holder within the same time frame it is required to provide such notices, information and reports to the WFRBS 2014-LC14 Directing Holder and (ii) consult the WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the PennCap Portfolio Intercreditor Agreement and the implementation by the WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the PennCap Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the PennCap Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the PennCap Portfolio Non-Controlling Note Holders’ consultation rights described above, the WFRBS 2014-LC14 Master Servicer or the WFRBS 2014-LC14 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan.

In addition to the consultation rights of the PennCap Portfolio Non-Controlling Note Holder described above, the PennCap Portfolio Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the WFRBS 2014-LC14 Master Servicer or WFRBS 2014-LC14 Special Servicer, as applicable, under the WFRBS 2014-LC14 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such WFRBS 2014-LC14 Master Servicer or WFRBS 2014-LC14 Special Servicer, as applicable, in which servicing issues related to the PennCap Portfolio Loan Combination are discussed.

Neither the WFRBS 2014-LC14 Master Servicer nor the WFRBS 2014-LC14 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the PennCap Portfolio Intercreditor Agreement or the WFRBS 2014-LC14 Pooling and Servicing Agreement, or require or cause such parties to violate the terms of the PennCap Portfolio Loan Combination documents.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the PennCap Portfolio Intercreditor Agreement, if the PennCap Portfolio Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFRBS 2014-LC14 Pooling and Servicing Agreement, and if the WFRBS 2014-LC14 Special Servicer decides to sell the PennCap Portfolio Companion Loan, the WFRBS 2014-LC14 Special Servicer will be required to sell the PennCap Portfolio Mortgage Loan together with the PennCap Portfolio Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the obligations of the WFRBS 2014-LC14 Trustee (or any third party hired by the WFRBS 2014-LC14 Trustee in accordance with the WFRBS 2014-LC14 Pooling and Servicing Agreement) to review any offer received for the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan. The PennCap Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The WFRBS 2014-LC14 Directing Holder will have the right, with or without cause, to replace the WFRBS 2014-LC14 Special Servicer then acting with respect to the PennCap Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the holder of the PennCap Portfolio Mortgage Loan as long as such replacement special servicer satisfies the conditions set forth in the WFRBS 2014-LC14 Pooling and Servicing Agreement.

The JL Holdings-Burger King Portfolio-90 Loan Combination

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, representing approximately 2.9% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $26,900,000 (the “JL Holdings-Burger King Portfolio-90 Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties (collectively, the “JL Holdings-Burger King Portfolio-90 Mortgaged Property”). The JL Holdings-Burger King Portfolio-90 Mortgage Loan is evidenced by promissory note A-1. The portion of the JL Holdings-Burger King Portfolio-90 Loan Combination evidenced by promissory note A-2, with an original principal balance of $22,900,000, which is currently held by Ladder Capital Finance LLC, is referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan”. The mortgage loan evidenced by promissory note B, with an original principal balance of $10,000,000, which is currently held by ARC Realty Finance Operating Partnership, L.P., is referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan.”

The JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan are referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 Senior Notes.” The JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan are referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 Companion Loans”. The JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Companion Loans are collectively referred to in this prospectus supplement as the “JL Holdings-Burger King Portfolio-90 Loan Combination”. The JL Holdings-Burger King Portfolio-90 Senior Notes are pari passu in right of payment with one another and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan is generally subordinate in right of payment to the JL Holdings-Burger King Portfolio-90 Senior Notes as and to the extent described in “—Distributions” below. The JL Holdings-Burger King Portfolio-90 Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the JL Holdings-Burger King Portfolio-90 Senior Notes (collectively, the “JL Holdings-Burger King Portfolio-90 Senior Noteholders”) and the holder of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (the “JL Holdings-Burger King Portfolio-90 Junior Noteholder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the JL Holdings-Burger King Portfolio-90 Loan Combination (the “JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement”). The holders of the JL Holdings-Burger King Portfolio-90 Senior Notes have entered into a co-lender agreement, which sets forth the respective rights of the holders of each of the JL Holdings-Burger King Portfolio-90 Senior Notes (the “JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement”).

Each of the JL Holdings-Burger King Portfolio-90 Senior Notes has an interest rate of 4.89991% per annum and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan has an interest rate of 11.000% per annum. For the purpose of the information presented in this prospectus supplement with respect to the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the loan per net rentable area, debt service coverage ratio, loan-to-value ratio and debt yield information for the JL Holdings-Burger King Portfolio-90 Mortgage Loan has been calculated based on the JL Holdings-Burger King Portfolio-90 Senior Notes and without regard to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan.

Servicing. The JL Holdings-Burger King Portfolio-90 Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the JL Holdings-Burger King Portfolio-90 Mortgage Loan (but not on the JL Holdings-Burger King Portfolio-90 Companion Loans) and Property Advances with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The Master Servicer will not advance any principal and/or interest amounts with respect to either JL Holdings-Burger King Portfolio-90 Companion Loan.

Distributions. Pursuant to the terms of the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement and the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement, for so long as (a) no event of default with respect to an obligation of the related borrower to make a debt service payment or required repayment (including any balloon payment) due under the JL Holdings-Burger King Portfolio-90 Loan Combination has occurred and is continuing and (b) no other monetary event of default or non-monetary event of default that results in the JL Holdings-Burger King Portfolio-90 Loan

Combination becoming a Specially Serviced Loan has occurred and is continuing, (or, in either case, any such default has been cured by the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan Holder or the cure period granted to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan Holder has not expired), all amounts available for payments on the JL Holdings-Burger King Portfolio-90 Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a JL Holdings-Burger King Portfolio-90 Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan documents) including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, to the extent of available funds:

(i)              first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the JL Holdings-Burger King Portfolio-90 Senior Notes or the related Mortgaged Property, including unreimbursed Advances and interest thereon;

(ii)             second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination under the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees, Workout Fees or Liquidation Fees earned by it with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination under the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(iii)            third, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes (at a per annum rate equal to the interest rate on the JL Holdings-Burger King Portfolio-90 Senior Notes minus the applicable Servicing Fee Rate);

(iv)            fourth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to (i) any scheduled principal payment in respect of the JL Holdings-Burger King Portfolio-90 Senior Notes, (ii) their pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any balloon payments on the JL Holdings-Burger King Portfolio-90 Loan Combination, (iii) any prepayment representing the allocated loan amount (as defined in the related loan agreement) for the JL Holdings-Burger King Portfolio-90 Senior Notes for an individual Mortgaged Property pursuant to the related loan agreement; and (iv) their pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any other prepayment (including any partial prepayment) on the JL Holdings-Burger King Portfolio-90 Loan Combination, in each case to be applied in reduction of the principal balance of the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis;

(v)             fifth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, (A) interest at the related interest rate on the JL Holdings-Burger King Portfolio-90 Senior Notes on any JL Holdings-Burger King Portfolio-90 Realized Principal Loss allocated to the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes and (B) reimbursement of any JL Holdings-Burger King Portfolio-90 Realized Principal Losses by which the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes were reduced;

(vi)            sixth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, up to the amount of any unreimbursed advance or cure payment made by the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan Holder with respect to the JL Holdings-Burger King

Portfolio-90 Loan Combination or the JL Holdings-Burger King Portfolio-90 Mortgaged Property pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(vii)           seventh, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (at a per annum rate equal to the interest rate on the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan minus the applicable Servicing Fee Rate);

(viii)          eighth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, in an amount equal to (i) its pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any balloon payments on the JL Holdings-Burger King Portfolio-90 Loan Combination, (ii) any prepayment representing the allocated loan amount (as defined in the related loan agreement) for the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan for an individual Mortgaged Property pursuant to the related loan agreement, and (iii) its pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any other prepayment (including any partial prepayment) on the JL Holdings-Burger King Portfolio-90 Loan Combination, in each case to be applied in reduction of the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan;

(ix)           ninth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, (A) interest at the related interest rate on the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan on any JL Holdings-Burger King Portfolio-90 Realized Principal Loss allocated to the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and (B) reimbursement of any JL Holdings-Burger King Portfolio-90 Realized Principal Losses by which the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan was reduced;

(x)            tenth, any interest accrued at the default interest rate on the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes during the related interest period and any amounts representing late payment changes, pro rata and pari passu, to (A) the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, their respective pro rata portions (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings-Burger King Portfolio-90 Senior Notes, and (B) to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, its pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, in each case, to the extent actually paid by the related borrower and not applied to pay interest accrued in respect of any servicing advance or any costs incurred with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination or, in the case of default interest or late payment charges payable in respect of the JL Holdings-Burger King Portfolio-90 Senior Notes, payable to any Servicer or the Trustee (if any) pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement or the Pooling and Servicing Agreement;

(xi)           eleventh, to the extent of any JL Holdings-Burger King Portfolio-90 Prepayment Premium actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow)

and pari passu, to: (A) the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, an amount equal to the JL Holdings-Burger King Portfolio-90 Prepayment Premium payable in respect of JL Holdings-Burger King Portfolio-90 Senior Notes based on the amount of any prepayment actually received and allocated to the JL Holdings-Burger King Portfolio-90 Senior Notes as provided in clause fourth above, such amount to be determined (i) if such JL Holdings-Burger King Portfolio-90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings-Burger King Portfolio-90 Senior Notes being prepaid and (ii) if the JL Holdings-Burger King Portfolio-90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings-Burger King Portfolio-90 Prepayment Premium for the JL Holdings-Burger King Portfolio-90 Senior Notes based on the formula provided in the Mortgage Loan documents but calculated based on the interest rate of the JL Holdings-Burger King Portfolio-90 Senior Notes and the amount of the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes being prepaid, and (B) the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, an amount equal to any JL Holdings-Burger King Portfolio-90 Prepayment Premium payable in respect of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan as provided in clause eighth above, such amount to be determined (i) if such JL Holdings-Burger King Portfolio-90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan being prepaid and (ii) if the JL Holdings-Burger King Portfolio-90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings-Burger King Portfolio-90 Prepayment Premium for the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan based on the formula provided in the Mortgage Loan documents but calculated based on the interest rate of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and the amount of the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan being prepaid; in each case, to the extent actually paid by the borrower and not payable to any Servicer or the Trustee (if any) pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement or the Pooling and Servicing Agreement; and

(xii)           twelfth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, pro rata (based on the relative initial principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan), any excess amounts paid by the related borrower.

A “JL Holdings-Burger King Portfolio-90 Realized Principal Loss” means any reduction in the principal balance of the JL Holdings-Burger King Portfolio-90 Loan Combination that does not result in an accompanying payment of principal, which may result from, but is not limited to, cancellation or forgiveness of any portion of such principal balance or reduction in the interest rate of the JL Holdings-Burger King Portfolio-90 Loan Combination in connection with a bankruptcy or similar proceeding of the Mortgage Loan borrower or a modification or amendment of the JL Holdings-Burger King Portfolio-90 Loan Combination granted by the Master Servicer or Special Servicer. JL Holdings-Burger King Portfolio-90 Realized Principal Losses are applied first to reduce the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, and then to reduce the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes on a pro rata and pari passu basis.

“JL Holdings-Burger King Portfolio-90 Prepayment Premium” means any prepayment premium, yield maintenance or spread maintenance premium or similar fee required to be paid in connection with a prepayment of the JL Holdings-Burger King Portfolio-90 Loan Combination, not including any exit fees.

Generally, for so long as (a) an event of default with respect to an obligation of the related borrower to make a debt service payment or required repayment (including any balloon payment) under the JL

Holdings-Burger King Portfolio-90 Loan Combination has occurred and is continuing or (b) any other monetary event of default or non-monetary event of default that results in the JL Holdings-Burger King Portfolio-90 Loan Combination becoming a Specially Serviced Loan has occurred and is continuing, and in each case has not been cured by the holder of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (and any related cure period granted to the JL Holdings-Burger King Portfolio-90 Junior Noteholder has expired), all amounts available for payments on the JL Holdings-Burger King Portfolio-90 Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a related JL Holdings-Burger King Portfolio-90 Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, to the extent of available funds:

(i)              first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the JL Holdings-Burger King Portfolio-90 Senior Notes or the related Mortgaged Property, including unreimbursed Advances and interest thereon;

(ii)             second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination under the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees and any Workout Fees or Liquidation Fees earned by it with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination under the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(iii)            third, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes (at a per annum rate equal to the interest rate on the JL Holdings-Burger King Portfolio-90 Senior Notes minus the applicable Servicing Fee Rate);

(iv)             fourth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, up to an amount equal to the outstanding principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes, until reduced to zero;

(v)             fifth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, (A) interest at the related interest rate on the JL Holdings-Burger King Portfolio-90 Senior Notes on any JL Holdings-Burger King Portfolio-90 Realized Principal Loss allocated to the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes and (B) reimbursement of any JL Holdings-Burger King Portfolio-90 Realized Principal Losses by which the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes were reduced;

(vi)            sixth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, up to the amount of any unreimbursed advance or cure payment made by the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan Holder with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination or the JL Holdings-Burger King Portfolio-90 Mortgaged Property pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(vii)           seventh, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (at a per annum rate equal to the interest rate on the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan minus the applicable Servicing Fee Rate);

(viii)           eighth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, up to an amount equal to the outstanding principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, until reduced to zero;

(ix)            ninth, to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, (A) interest at the related interest rate on the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan on any JL Holdings-Burger King Portfolio-90 Realized Principal Loss allocated to the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and (B) reimbursement of any JL Holdings-Burger King Portfolio-90 Realized Principal Losses by which the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan was reduced;

(x)             tenth, any interest accrued at the default interest rate on the principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes during the related interest period and any amounts representing late payment changes, pro rata and pari passu, to (A) the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, their respective pro rata portions (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings-Burger King Portfolio-90 Senior Notes, and (B) to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, its pro rata portion (based on the relative outstanding principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, in each case, to the extent actually paid by the related borrower and not applied to pay interest accrued in respect of any servicing advance or any costs incurred with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination or, in the case of default interest or late payment charges payable in respect of the JL Holdings-Burger King Portfolio-90 Senior Notes, payable to any Servicer or the Trustee (if any) pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement or the Pooling and Servicing Agreement;

(xi)            eleventh, to the extent of any JL Holdings-Burger King Portfolio-90 Prepayment Premium actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan, on a pro rata and pari passu basis, an amount equal to the JL Holdings-Burger King Portfolio-90 Prepayment Premium payable in respect of JL Holdings-Burger King Portfolio-90 Senior Notes based on the amount of any prepayment actually received and allocated to the JL Holdings-Burger King Portfolio-90 Senior Notes as provided in clause fourth above, such amount to be determined (i) if such JL Holdings-Burger King Portfolio-90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings-Burger King Portfolio-90 Senior Notes being prepaid and (ii) if the JL Holdings-Burger King Portfolio-90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings-Burger King Portfolio-90 Prepayment Premium for the JL Holdings-Burger King Portfolio-90 Senior Notes based on the formula provided in the Mortgage Loan documents but calculated based on the interest rate of the JL Holdings-Burger King Portfolio-90 Senior Notes and the amount of the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes being prepaid, and (B) the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, an amount equal to any JL Holdings-Burger King Portfolio-90 Prepayment Premium payable in respect of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the JL Holdings-

Burger King Portfolio-90 Subordinate Companion Loan as provided in clause eighth above, such amount to be determined (i) if such JL Holdings-Burger King Portfolio-90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan being prepaid and (ii) if the JL Holdings-Burger King Portfolio-90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings-Burger King Portfolio-90 Prepayment Premium for the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan based on the formula provided in the Mortgage Loan documents but calculated based on the interest rate of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan and the amount of the principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan being prepaid; in each case, to the extent actually paid by the borrower and not payable to any Servicer or the Trustee (if any) pursuant to the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement, the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement or the Pooling and Servicing Agreement; and

(xii)           twelfth, to the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, pro rata (based on the relative initial principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan), any excess amounts paid by the related borrower.

Consent Rights. The JL Holdings-Burger King Portfolio-90 Directing Holder may exercise the rights and powers granted to the Directing Holder under the Pooling and Servicing Agreement with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination. In addition, (i) the Special Servicer will be required to consult on a non-binding basis with the JL Holdings-Burger King Portfolio-90 Directing Holder at any time (whether or not an event of default has occurred) and consider alternative actions recommended by the JL Holdings-Burger King Portfolio-90 Directing Holder in connection with (A) any adoption or implementation or amendment or modification to the business plan submitted by the related borrower with respect to the JL Holdings-Burger King Portfolio-90 Mortgaged Property, (B) any adoption or implementation or amendment or modification to the operating budget submitted by the related borrower with respect to the JL Holdings-Burger King Portfolio-90 Mortgaged Property or (C) the waiver of any notice provisions related to prepayment, and (ii) prior to taking any of the following actions, the Special Servicer will be required to notify the JL Holdings-Burger King Portfolio-90 Loan of its proposal to take any of such actions and to receive the written approval of the JL Holdings-Burger King Portfolio-90 Directing Holder’s (which approval (x) may be withheld in its sole discretion and (y) will be deemed to have been given if no response is delivered within 10 business days of receipt of notice) (each of the following, a “JL Holdings-Burger King Portfolio-90 Major Decision”):

(i)              any modification or waiver of a monetary term of the JL Holdings-Burger King Portfolio-90 Loan Combination and any modification of, or waiver that would result in the extension (other than in accordance with the Mortgage Loan documents) or acceleration of, the maturity date of the JL Holdings-Burger King Portfolio-90 Loan Combination, a reduction in the interest rate or the monthly debt service payment or a deferral or forgiveness of interest on or principal or a modification or waiver of any other monetary term (including reserve requirements) relating to the timing or amount of any payment of principal and interest (other than default interest), or any modification or waiver of any material non-monetary term (including, but not limited to, any material term relating to insurance and provisions restricting the ability of the related borrower or its equity owners from incurring additional debt or transferring interests in the JL Holdings-Burger King Portfolio-90 Mortgaged Property or the related borrower) of the JL Holdings-Burger King Portfolio-90 Loan Combination;

(ii)             any modification or amendment of, or waiver with respect to, the JL Holdings-Burger King Portfolio-90 Loan Combination that would result in a discounted pay-off of the JL Holdings-Burger King Portfolio-90 Loan Combination;

(iii)            any foreclosure upon or comparable conversion (which may include acquisition of an REO Property with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination) of the

ownership of the Mortgaged Property (or any portion thereof) or any acquisition of the JL Holdings-Burger King Portfolio-90 Mortgaged Property by deed-in-lieu of foreclosure or any determination to accelerate the JL Holdings-Burger King Portfolio-90 Loan Combination (other than automatic accelerations pursuant to the Mortgage Loan documents);

(iv)            any direct or indirect sale or other transfer of an REO Property with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination (or any portion thereof);

(v)             any waiver of or determination not to enforce a “due-on-sale” or “due-on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in a substantive legal action by the related borrower);

(vi)            any action to bring the JL Holdings-Burger King Portfolio-90 Mortgaged Property or an REO Property with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination into compliance with environmental laws;

(vii)            any substitution or release (including by means of an additional lien or the subordination of an existing lien) of collateral or acceptance of additional collateral for the JL Holdings-Burger King Portfolio-90 Loan Combination, except as expressly permitted by the Mortgage Loan documents without lender’s consent;

(viii)           any release of the related borrower, any guarantor or indemnitor from liability with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination, including without limitation, by acceptance of an assumption of the JL Holdings-Burger King Portfolio-90 Loan Combination by a successor borrower, or any modification to, waiver of any provision of, or release of, any guaranty or indemnity agreement, except in each case as expressly permitted by the Mortgage Loan documents without lender’s consent;

(ix)            any transfer (as defined in the related loan agreement) of the JL Holdings-Burger King Portfolio-90 Loan Combination or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except (other than in connection with an REO Property with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination) in each case as expressly permitted by the Mortgage Loan documents without lender’s consent;

(x)             any incurrence of additional debt by the related borrower or any affiliate thereof (including any mezzanine loan or preferred equity transaction that is substantively equivalent to a mezzanine loan), including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement except as expressly permitted by the Mortgage Loan documents without lender’s consent;

(xi)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

(xii)           the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty (as defined in the related loan agreement);

(xiii)          the settlement of any hazard insurance claim for a cash payment that will be applied to the principal amount of the JL Holdings-Burger King Portfolio-90 Senior Notes or the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan if such repayment would not result in the payment in full of all amounts due and payable to the JL Holdings-Burger King Portfolio-90 Directing Holder;

(xiv)           the entering into, termination or replacement of a property manager, franchisor or licensor or execution, termination, renewal or material modification of any property management, franchise or license agreement, except (other than in connection with an REO Property, with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination) as expressly permitted by the Mortgage Loan documents without lender’s consent;

(xv)            the entering into, termination or modification of the master lease (as defined in the related loan agreement) any ground lease or ground lessor estoppel agreement, except (other than in connection with an REO property, with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination) as expressly permitted under the Mortgage Loan documents without lender consent;

(xvi)           the termination or modification of any reciprocal easement agreement or development agreement, except (other than in connection with an REO property, with respect to JL Holdings-Burger King Portfolio-90 Loan Combination) as expressly permitted under the Mortgage Loan documents without lender consent;

(xvii)          any consent to a material lease or amendment thereto or to a material alteration (as defined in the related loan agreement);

(xviii)         any waiver of any of the covenants or restrictions regarding special purpose entities set forth in the Mortgage Loan documents or the organizational documents of the related borrower;

(xix)          any modification, waiver or amendment of, or consent under, any intercreditor or similar agreement relating to other indebtedness incurred by the related borrower or any owner or affiliate thereof;

(xx)           any approval of an annual budget, operating expense budget or capital expense budget or any approval of material variations from such budgets (except as expressly permitted by the Mortgage Loan documents without lender’s consent);

(xxi)          any waiver of an obligation to contribute cash to a reserve;

(xxii)          the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion;

(xxiii)         any determination to rebuild the JL Holdings-Burger King Portfolio-90 Mortgaged Property after the occurrence of a casualty or condemnation (except as expressly permitted by the Mortgage Loan documents without lender’s consent); or

(xxiv)         any modification or amendment in any material respect of any insurance requirements (including any deductibles, limits, qualifications of insurers or terrorism or environmental insurance requirements).

The “JL Holdings-Burger King Portfolio-90 Directing Holder”, as of any date of determination, will be:

(a)      the JL Holdings-Burger King Portfolio-90 Junior Noteholder, unless (i) a JL Holdings-Burger King Portfolio-90 Control Appraisal Event has occurred and is continuing, or (ii) the related borrower, the related guarantor or an affiliate of the related borrower or guarantor is a holder of an interest in the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan; and

(b)      the holder of the JL Holdings-Burger King Portfolio-90 Mortgage Loan or its designee if either of the events described in subclauses (i) and (ii) of the immediately preceding clause (a) has occurred and is continuing.

A “JL Holdings-Burger King Portfolio-90 Control Appraisal Event” means that (a)(1) the initial principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, minus (2) the sum of

(w) any payments of principal (whether as prepayments or otherwise) allocated to, and paid to, the JL Holdings-Burger King Portfolio-90 Junior Noteholder in respect of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the JL Holdings-Burger King Portfolio-90 Junior Noteholder), (x) any Appraisal Reduction Amounts with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination allocable to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, and (z) without duplication of amounts deducted as a result of clause (x), any JL Holdings-Burger King Portfolio-90 Realized Principal Loss allocable to the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, is less than (b) 25% of an amount equal to (1) the initial principal balance of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan, minus (2) any payments of principal (whether as prepayments or otherwise) allocated to, and paid to, the JL Holdings-Burger King Portfolio-90 Junior Noteholder in respect of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the JL Holdings-Burger King Portfolio-90 Junior Noteholder).

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the JL Holdings-Burger King Portfolio-90 Directing Holder may (and the JL Holdings-Burger King Portfolio-90 Senior Noteholders and the applicable Master Servicer and Special Servicer will ignore and act without regard to any such advice, direction or objection that the JL Holdings-Burger King Portfolio-90 Senior Noteholders, or such Master Servicer or Special Servicer has determined in its reasonable, good faith judgment, will) require or cause the JL Holdings-Burger King Portfolio-90 Senior Noteholders or any Master Servicer or Special Servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Regulations or violate any other provisions of the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement or the Pooling Servicing Agreement.

Upon the occurrence of an Appraisal Reduction Event, or the ordering of any Updated Appraisal, the JL Holdings-Burger King Portfolio-90 Directing Holder has the right to direct the Special Servicer to hire an appraiser reasonably satisfactory to the JL Holdings-Burger King Portfolio-90 Directing Holder to prepare a second Appraisal of the JL Holdings-Burger King Portfolio-90 Mortgaged Property at the expense of the JL Holdings-Burger King Portfolio-90 Directing Holder. If the appraised value of the JL Holdings-Burger King Portfolio-90 Mortgaged Property determined by the second Appraisal does not differ from that used in determining the related Appraisal Reduction Amount by more than 10%, the first Appraisal will be utilized to determine the allocation of the related Appraisal Reduction Amount to the principal balances of the JL Holdings-Burger King Portfolio-90 Senior Notes and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan. If the appraised value of the JL Holdings-Burger King Portfolio-90 Mortgaged Property determined by the second Appraisal differs from that used in determining the related Appraisal Reduction Amount by more than 10%, the Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the JL Holdings-Burger King Portfolio-90 Junior Note Holder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of the third appraiser will be the final and binding determination of the appraised value of the JL Holdings-Burger King Portfolio-90 Mortgaged Property for the purposes of the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement and the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement until the preparation of a new Appraisal, if any, is required in accordance with the terms of the Pooling and Servicing Agreement. Until the appraised value of the JL Holdings-Burger King Portfolio-90 Mortgaged Property has been determined in accordance with the second or third appraisal, as applicable, the appraisal value of the first appraisal governs.

Notwithstanding the foregoing, the JL Holdings-Burger King Portfolio-90 Directing Holder is entitled to avoid a JL Holdings-Burger King Portfolio-90 Control Appraisal Event caused by application of an Appraisal Reduction Amount (a) upon the JL Holdings-Burger King Portfolio-90 Directing Holder delivering cash collateral or an unconditional and irrevocable standby letter of credit payable on sight demand (and meeting certain requirements set forth in the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement) and (b) the amount of such cash or letter of credit is sufficient, when added to the appraised value of the JL Holdings-Burger King Portfolio-90 Mortgaged Property, to cause the JL Holdings-Burger King Portfolio-90 Control Appraisal Event not to occur.

In addition, pursuant to the terms of the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement, in the event that the holder of the JL Holdings-Burger King Portfolio-90 Mortgage Loan is the JL Holdings-Burger King Portfolio-90 Directing Holder, the holder of the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan will have the right to (1) receive certain information and consult with the Special Servicer on a strictly non-binding basis with respect to Major Decisions and the implementation of any recommended actions outlined in an asset status report with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination and (2) annual conference calls with the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the JL Holdings-Burger King Portfolio-90 Loan Combination are discussed.

Cure Rights. The JL Holdings-Burger King Portfolio-90 Junior Noteholder will have the right to cure monetary and material non-monetary defaults, subject to notice requirements and a limit on the maximum number of cures over the life of the JL Holdings-Burger King Portfolio-90 Loan Combination. The JL Holdings-Burger King Portfolio-90 Junior Noteholder’s right to cure monetary defaults and non-monetary defaults will be limited to six (6) cure events during the term of the JL Holdings-Burger King Portfolio-90 Loan Combination and no single cure event may exceed four (4) consecutive months. If the JL Holdings-Burger King Portfolio-90 Junior Noteholder elects to cure an event of default, it must cure any monetary event of default within five business days of receipt of notice of such default from the JL Holdings-Burger King Portfolio-90 Senior Noteholders, and must cure any non-monetary event of default within 30 days of receipt of notice of such default from the JL Holdings-Burger King Portfolio-90 Senior Noteholders, the Master Servicer or the Special Servicer (which non-monetary default cure period may be extended to 90 days if certain conditions are satisfied (to the extent no bankruptcy or other insolvency related event exists and to the extent that there is no material adverse effect on the related borrower, the value, use or operation of the JL Holdings-Burger King Portfolio-90 Mortgaged Property or the value of the JL Holdings-Burger King Portfolio-90 Loan Combination).

So long as a default exists under the JL Holdings-Burger King Portfolio-90 Loan Combination that is being cured by the JL Holdings-Burger King Portfolio-90 Junior Noteholder and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not treat such default as a default or an event of default under the JL Holdings-Burger King Portfolio-90 Loan Combination for purposes of the allocation of collections on the JL Holdings-Burger King Portfolio-90 Loan Combination as described under “—Distributions” above, for purposes of treating the JL Holdings-Burger King Portfolio-90 Loan Combination as a Specially Serviced Loan or for purposes of accelerating the JL Holdings-Burger King Portfolio-90 Loan Combination, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property.

Purchase Option. If the (a) an event of default with respect to an obligation of the borrower to pay money due under the JL Holdings-Burger King Portfolio-90 Loan Combination has occurred and is continuing or (b) a non-monetary event of default occurs that results in the JL Holdings-Burger King Portfolio-90 Loan Combination becoming a Specially Serviced Loan, then the JL Holdings-Burger King Portfolio-90 Junior Noteholder will have an option to purchase the JL Holdings-Burger King Portfolio-90 Senior Notes for a period of up to 90 days from the date of notice, at a price generally equal to the outstanding principal balance of the JL Holdings-Burger King Portfolio-90 Senior Notes and accrued and unpaid interest (other than default interest on the JL Holdings-Burger King Portfolio-90 Senior Notes), any accrued and unpaid Servicing Fees and Special Servicing Fees with respect to the JL Holdings-Burger King Portfolio-90 Senior Notes and all outstanding property protection advances and interest on Advances with respect to the JL Holdings-Burger King Portfolio-90 Senior Notes and any other costs and expenses incurred by the Issuing Entity with respect to the JL Holdings-Burger King Portfolio-90 Senior Notes (but excluding any default interest, penalty charges, prepayment premiums, extension fees, exit fees and other similar fees).

Appointment of Special Servicer. The JL Holdings-Burger King Portfolio-90 Directing Holder may at any time and from time to time, in its discretion and without cause, replace the Special Servicer then acting with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination and appoint a replacement Special Servicer in lieu thereof. Any such replacement Special Servicer shall be a qualified servicer (as defined in the JL Holdings-Burger King Portfolio-90 A/B Intercreditor Agreement). If the JL Holdings-Burger King Portfolio-90 Directing Holder has not appointed a Special Servicer with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination, then the Special Servicer designated in the Pooling and Servicing Agreement will serve as the Special Servicer until such time as the JL Holdings-Burger King Portfolio-90 Directing Holder makes such appointment.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the JL Holdings-Burger King Portfolio-90 A/A Intercreditor Agreement, if the JL Holdings-Burger King Portfolio-90 Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement, and if the Special Servicer decides to sell the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the Special Servicer will be required to sell the JL Holdings-Burger King Portfolio-90 Senior Notes together as a single whole loan.

The McKinley Mall Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as McKinley Mall, representing approximately 1.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $10,000,000 (the “McKinley Mall Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “McKinley Mall Mortgaged Property”). The McKinley Mall Mortgage Loan is evidenced by promissory note A-2. The portion of the McKinley Mall Loan Combination evidenced by promissory note A-1, with an original principal balance of $28,000,000, which is included in the COMM 2014-CCRE14 commercial mortgage securitization, is referred to in this prospectus supplement as the “McKinley Mall Companion Loan” and is pari passu in right of payment with the McKinley Mall Mortgage Loan. The McKinley Mall Mortgage Loan and the McKinley Mall Companion Loan are collectively referred to in this prospectus supplement as the “McKinley Mall Loan Combination.” The McKinley Mall Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the McKinley Mall Loan Combination (the “McKinley Mall Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each McKinley Mall Noteholder (the “McKinley Mall Intercreditor Agreement”).

Servicing. The McKinley Mall Loan Combination is primary serviced by the current master servicer, Wells Fargo Bank, National Association (the “COMM 2014-CCRE14 Master Servicer” and, together with the COMM 2014-UBS2 Master Servicer and the WFRBS 2014-LC14 Master Servicer, each an “Other Master Servicer”), and specially serviced by the current special servicer, Rialto Capital Advisors, LLC (the “COMM 2014-CCRE14 Special Servicer” and, together with the COMM 2014-UBS2 Special Servicer and the WFRBS 2014-LC14 Special Servicer, each an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2014-CCRE14 Master Servicer, the COMM 2014-CCRE14 Special Servicer, U.S. Bank National Association, as trustee (the “COMM 2014-CCRE14 Trustee” and, together with the COMM 2014-UBS2 Trustee and the WFRBS 2014-LC14 Trustee, each an “Other Trustee”), Deutsche Bank Trust Company Americas, as certificate administrator and custodian (the “COMM 2014-CCRE14 Certificate Administrator” and, together with the COMM 2014-UBS2 Certificate Administrator and the WFRBS 2014-LC14 Certificate Administrator, each an “Other Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2014-CCRE14 Operating Advisor” and, together with the COMM 2014-UBS2 Operating Advisor and the WFRBS 2014-LC14 Operating Advisor, each an “Other Operating Advisor”) in connection with the COMM 2014-CCRE14 commercial mortgage securitization (into which the McKinley Mall Companion Loan evidenced by Note A-1 has been deposited) (the “COMM 2014-CCRE14 Pooling and Servicing Agreement” and, together with the COMM 2014-UBS2 Pooling and Servicing Agreement and the WFRBS 2014-LC14 Pooling and Servicing Agreement, each an “Other Pooling and Servicing Agreement”). Subject to the terms of the McKinley Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any McKinley Mall Noteholder will be effected in accordance with the COMM 2014-CCRE14 Pooling and Servicing Agreement and the McKinley Mall Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the McKinley Mall Mortgage Loan (but not on any McKinley Mall Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

With respect to the McKinley Mall Mortgage Loan, the Master Servicer and the Special Servicer will be permitted to make its own determination that a nonrecoverable P&I Advance has been made on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicers of the McKinley Mall Companion Loan. If the Master Servicer or the Special Servicer determines that a proposed P&I Advance with respect to the McKinley Mall Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicers of the McKinley Mall Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a McKinley Mall Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

The COMM 2014-CCRE14 Master Servicer or the COMM 2014-CCRE14 Trustee, as applicable, will be obligated to make Property Advances with respect to the McKinley Mall Loan Combination, in each case unless a similar determination of nonrecoverability is made under such agreement.

Distributions. The McKinley Mall Intercreditor Agreement sets forth the respective rights of each of the McKinley Mall Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the McKinley Mall Loan Combination will be applied to the McKinley Mall Mortgage Loan and the McKinley Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2014-CCRE14 Master Servicer and the COMM 2014-CCRE14 Special Servicer in accordance with the terms of the COMM 2014-CCRE14 Pooling and Servicing Agreement).

Consultation and Control. The directing holder under the McKinley Mall Intercreditor Agreement with respect to the McKinley Mall Loan Combination will be the controlling class representative or such other party specified in the COMM 2014-CCRE14 Pooling and Servicing Agreement (such party, the “COMM 2014-CCRE14 Directing Holder”). Certain decisions to be made with respect to the McKinley Mall Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2014-CCRE14 Pooling and Servicing Agreement, will require the approval of the COMM 2014-CCRE14 Directing Holder.

Pursuant to the terms of the McKinley Mall Intercreditor Agreement, the Controlling Class Representative, as the non-controlling noteholder (the “McKinley Mall Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM 2014-CCRE14 Special Servicer is required to provide to the COMM 2014-CCRE14 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2014-CCRE14 Directing Holder and (ii) consult the COMM 2014-CCRE14 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the McKinley Mall Intercreditor Agreement and the implementation by the COMM 2014-CCRE14 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the McKinley Mall Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2014-CCRE14 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the McKinley Mall Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the McKinley Mall Non-Controlling Note Holders’ consultation rights described above, the COMM 2014-CCRE14 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the McKinley Mall Mortgage Loan and the McKinley Mall Companion Loan.

Notwithstanding anything herein or in the McKinley Mall Intercreditor Agreement to the contrary, no direction or objection by the McKinley Mall Non-Controlling Note Holders may require or cause the COMM 2014-CCRE14 Master Servicer or the COMM 2014-CCRE14 Special Servicer, as applicable, to violate any provision of the McKinley Mall Loan Combination loan documents, applicable law, the COMM 2014-CCRE14 Pooling and Servicing Agreement, the McKinley Mall Intercreditor Agreement or the REMIC provisions, including without limitation the COMM 2014-CCRE14 Master Servicer’s or COMM 2014-CCRE14 Special Servicer’s obligation to act in accordance with the servicing standard.

In addition to the consultation rights of the McKinley Mall Non-Controlling Note Holders described above, the McKinley Mall Non-Controlling Note Holders will have the right to annual conference calls with the COMM 2014-CCRE14 Master Servicer or COMM 2014-CCRE14 Special Servicer, as applicable, under the COMM 2014-CCRE14 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such COMM 2014-CCRE14 Master Servicer or COMM 2014-CCRE14 Special Servicer, as applicable, in which servicing issues related to the McKinley Mall Loan Combination are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the McKinley Mall Intercreditor Agreement, if the McKinley Mall Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2014-CCRE14 Pooling and Servicing Agreement, the COMM 2014-CCRE14 Special Servicer will be entitled (but not required) to sell the McKinley Mall Mortgage Loan together with the McKinley Mall Companion Loan as a single whole loan. The McKinley Mall Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The COMM 2014-CCRE14 Directing Holder will have the right, with or without cause, to replace the COMM 2014-CCRE14 Special Servicer then acting with respect to the McKinley Mall Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the McKinley Mall Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the McKinley Mall Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2014-CCRE14 Pooling and Servicing Agreement.

The Moss-Bauer Apartments Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this prospectus supplement as Moss-Bauer Apartments, representing approximately 1.0% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $9,400,000 (the “Moss-Bauer Apartments Mortgage Loan”), is part of a loan combination comprising two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moss-Bauer Apartments Mortgaged Property”). The Moss-Bauer Apartments Mortgage Loan is evidenced by promissory note A. The mortgage loan evidenced by promissory note B, with an original principal balance of $600,000, which is currently held by GACC and is expected to be acquired by an affiliate of Rialto Capital Advisors, LLC, is referred to in this prospectus supplement as the “Moss-Bauer Apartments Subordinate Companion Loan” and is subordinate in right of payment to the Moss-Bauer Apartments Mortgage Loan. An affiliate of the Special Servicer is expected to acquire the Moss-Bauer Apartments Subordinate Companion Loan. The Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan are collectively referred to in this prospectus supplement as the “Moss-Bauer Apartments Loan Combination”. The Moss-Bauer Apartments Subordinate Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The Moss-Bauer Apartments Mortgage Loan has an interest rate of 4.960% per annum and the Moss-Bauer Apartments Subordinate Companion Loan has an interest rate of 12.000% per annum. For the purpose of the information presented in this prospectus supplement with respect to the Moss-Bauer Apartments Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio, loan-to-

value ratio and debt yield information reflect the indebtedness evidenced by the Moss-Bauer Apartments Mortgage Loan but excluding the Moss-Bauer Apartments Subordinate Companion Loan.

The holders of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan (the “Moss-Bauer Apartments Mortgage Loan Holder” and the “Moss-Bauer Apartments Subordinate Companion Loan Holder”, respectively) have entered into a co-lender agreement, which sets forth their respective rights (the “Moss-Bauer Apartments Intercreditor Agreement”).

Servicing. The Moss-Bauer Apartments Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the Moss-Bauer Apartments Mortgage Loan (but not on the Moss-Bauer Apartments Subordinate Companion Loan) and Property Advances with respect to the Moss-Bauer Apartments Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The Master Servicer will not advance any principal and/or interest amounts with respect to the Moss-Bauer Apartments Subordinate Companion Loan.

Prepayment of the Moss-Bauer Apartments Subordinate Companion Loan. On or after November 6, 2023, the related borrower will have the right to prepay in full, but not in part, the entire outstanding principal balance of the Moss-Bauer Apartments Loan Combination, in each case without the payment of any prepayment premium.

Distributions. The Moss-Bauer Apartments Intercreditor Agreement sets forth the respective rights of the Moss-Bauer Apartments Mortgage Loan Holder and the Moss-Bauer Apartments Subordinate Companion Loan Holder and provides, in general, that the rights of the Moss-Bauer Apartments Subordinate Companion Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Moss-Bauer Apartments Mortgage Loan Holder to receive such amounts.

Pursuant to the terms of the Moss-Bauer Apartments Intercreditor Agreement, for so long as (a) no event of default with respect to an obligation of the related borrower to pay money due under the Moss-Bauer Apartments Loan Combination has occurred and is continuing and (b) no non-monetary event of default as to which the Moss-Bauer Apartments Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, or in each case has been cured by the Moss-Bauer Apartments Subordinate Companion Loan Holder (or the cure period granted to the Moss-Bauer Apartments Subordinate Companion Loan Holder has not expired), all amounts available for payments on the Moss-Bauer Apartments Loan Combination (other than any amounts for reserves or escrows required by the related Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Moss-Bauer Apartments Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan Documents) including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

●
first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the Moss-Bauer Apartments Mortgage Loan or the related Mortgaged Property, including unreimbursed Advances and interest thereon;

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second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the Moss-Bauer Apartments Loan Combination, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees and any Workout Fees or Liquidation Fees earned by it with respect to the Moss-Bauer Apartments Loan Combination;

●	third, to the Moss-Bauer Apartments Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Moss-Bauer Apartments Mortgage Loan (at a per annum rate equal to the interest rate on the Moss-Bauer Apartments Mortgage Loan minus the applicable Servicing Fee Rate);

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fourth, to the Moss-Bauer Apartments Mortgage Loan Holder, an amount equal to (A) any scheduled principal payment on the Moss-Bauer Apartments Mortgage Loan and (B) its pro rata portion (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) of any prepayment or balloon payment on the Moss-Bauer Apartments Loan Combination, in each case to be applied in reduction of the principal balance of the Moss-Bauer Apartments Mortgage Loan;

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fifth, to the Moss-Bauer Apartments Mortgage Loan Holder, (A) interest at the interest rate on the Moss-Bauer Apartments Mortgage Loan on any Moss-Bauer Apartments Realized Principal Loss allocated to the principal balance of the Moss-Bauer Apartments Mortgage Loan and (B) reimbursement of any Moss-Bauer Apartments Realized Principal Losses allocated to the principal balance of the Moss-Bauer Apartments Mortgage Loan;

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sixth, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, up to the amount of any unreimbursed advance or cure payment made by the Moss-Bauer Apartments Subordinate Companion Loan Holder with respect to the Moss-Bauer Apartments Loan Combination or the related Mortgaged Property;

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seventh, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan (at a per annum rate equal to the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan minus the applicable Servicing Fee Rate);

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eighth, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, an amount equal to (A) any scheduled principal payment on the Moss-Bauer Apartments Subordinate Companion Loan and (B) its pro rata portion (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) of any prepayment (including any partial prepayment) or balloon payment on the Moss-Bauer Apartments Loan Combination, in each case to be applied in reduction of the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan;

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ninth, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, (A) interest at the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan on any Moss-Bauer Apartments Realized Principal Loss allocated to the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan and (B) reimbursement of any Moss-Bauer Apartments Realized Principal Losses allocated to the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan;

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tenth, any interest accrued at the applicable default rate and any amounts representing late payment charges on the Moss-Bauer Apartments Loan Combination, pro rata and pari passu to (A) the Moss-Bauer Apartments Mortgage Loan Holder, its pro rata portion (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the Moss-Bauer Apartments Mortgage Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the Moss-Bauer Apartments Mortgage Loan and (B), the Moss-Bauer Apartments Subordinate Companion Loan Holder its pro rata portion (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the Moss-Bauer Apartments Subordinate Companion Loan, in each case, to the extent such amounts are (i) actually paid by the related borrower, (ii) not applied to pay interest accrued in respect of any costs, expenses or

Advances paid with respect to the Moss-Bauer Apartments Loan Combination and (iii) in the case of amounts payable in respect of the Moss-Bauer Apartments Mortgage Loan, not required to be paid to any of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement;

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eleventh, to the extent of any Moss-Bauer Apartments Yield Maintenance Premium actually received, pro rata (based on the amounts described in clauses (x) and (y) that follow) and pari passu, to: (x) the Moss-Bauer Apartments Mortgage Loan Holder, an amount equal to the Moss-Bauer Apartments Yield Maintenance Premium payable in respect of the Moss-Bauer Apartments Mortgage Loan based on the amount of any prepayment actually received and allocated to the Moss-Bauer Apartments Mortgage Loan as provided above, such amount to be determined (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Moss-Bauer Apartments Mortgage Loan being prepaid and (ii) if the Moss-Bauer Apartments Yield Maintenance Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the Moss-Bauer Apartments Yield Maintenance Premium for the Moss-Bauer Apartments Mortgage Loan based on the formula provided in the related Mortgage Loan Documents but calculated based on the interest rate on the Moss-Bauer Apartments Mortgage Loan and the amount of the Moss-Bauer Apartments Mortgage Loan principal balance being prepaid, and (y) the Moss-Bauer Apartments Subordinate Companion Loan Holder, an amount equal to any Moss-Bauer Apartments Yield Maintenance Premium payable in respect of the Moss-Bauer Apartments Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the Moss-Bauer Apartments Subordinate Companion Loan as provided above, such amount to be determined (i) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Moss-Bauer Apartments Subordinate Companion Loan being prepaid and (ii) if the Moss-Bauer Apartments Yield Maintenance Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the Moss-Bauer Apartments Yield Maintenance Premium for the Moss-Bauer Apartments Subordinate Companion Loan based on the formula provided in the related Mortgage Loan Documents but calculated based on the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan and the amount of the Moss-Bauer Apartments Subordinate Companion Loan principal balance being prepaid; in each case, to the extent actually paid by the Mortgage Loan borrower and not payable to the Master Servicer, Special Servicer or the Trustee; and

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twelfth, to the Moss-Bauer Apartments Mortgage Loan Holder and the Moss-Bauer Apartments Subordinate Companion Loan Holder, pro rata (based on the relative initial principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan), any excess amounts paid by the related Mortgage Loan borrower.

A “Moss-Bauer Apartments Realized Principal Loss” means any reduction in the principal balance of the Moss-Bauer Apartments Loan Combination that does not result in an accompanying payment of principal, which may result from, but is not limited to, cancellation or forgiveness of any portion of such principal balance or reduction in the interest rate of the Moss-Bauer Apartments Loan Combination in connection with a bankruptcy or similar proceeding or a modification or amendment of the Moss-Bauer Apartments Loan Combination granted by the Master Servicer or Special Servicer. Moss-Bauer Apartments Realized Principal Losses are applied first to reduce the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan, and then to reduce the principal balance of the Moss-Bauer Apartments Mortgage Loan.

“Moss-Bauer Apartments Note A Yield Maintenance Premium” means an amount equal to the greater of the following two amounts: (a) an amount equal to 5.0% of the unpaid principal balance of the Moss-Bauer Apartments Loan Combination as of the date of the prepayment; or (b) the excess, if any, of (i) the present value, as of the date of the prepayment, of the remaining scheduled payments of principal and interest (including any balloon payment) under the Moss-Bauer Apartments Loan Combination, determined by discounting such payments at the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, over (ii) the amount of principal of the Moss-Bauer Apartments Loan Combination being prepaid. For purposes of the foregoing, “Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the date of the prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the scheduled maturity date of the Moss-Bauer Apartments Loan Combination. In the event Release H.15 is no longer published, the lender is required to select a comparable publication to determine the Treasury Rate.

Generally, for so long as (a) an event of default with respect to an obligation of the related borrower to pay money due under the Moss-Bauer Apartments Loan Combination has occurred and is continuing or (b) a non-monetary event of default as to which the Moss-Bauer Apartments Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, and in each case has not been cured by the holder of the Moss-Bauer Apartments Subordinate Companion Loan (and the related cure period has expired), all amounts available for payments on the Moss-Bauer Apartments Loan Combination (other than any amounts for reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

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first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the Moss-Bauer Apartments Mortgage Loan or the related Mortgaged Property, including unreimbursed Advances and interest thereon;

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second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the Moss-Bauer Apartments Loan Combination, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees and any Workout Fees or Liquidation Fees earned by it with respect to the Moss-Bauer Apartments Loan Combination;

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third, to the Moss-Bauer Apartments Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Moss-Bauer Apartments Mortgage Loan (at a per annum rate equal to the interest rate on the Moss-Bauer Apartments Mortgage Loan minus the applicable Servicing Fee Rate);

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fourth, to the Moss-Bauer Apartments Mortgage Loan Holder, up to an amount equal to the outstanding principal balance of the Moss-Bauer Apartments Mortgage Loan, until such principal balance has been reduced to zero;

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fifth, to the Moss-Bauer Apartments Mortgage Loan Holder, (A) interest at the interest rate on the Moss-Bauer Apartments Mortgage Loan on any Moss-Bauer Apartments Realized Principal Loss allocated to the principal balance of the Moss-Bauer Apartments Mortgage Loan and (B) reimbursement of any Moss-Bauer Apartments Realized Principal Losses allocated to the principal balance of the Moss-Bauer Apartments Mortgage Loan;

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sixth, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, up to the amount of any unreimbursed advance or cure payment made by the Moss-Bauer Apartments Subordinate Companion Loan Holder with respect to the Moss-Bauer Apartments Loan Combination or the related Mortgaged Property;

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seventh, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan (at a per annum rate equal to the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan minus the applicable Servicing Fee Rate);

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eighth, to the Moss-Bauer Apartments Subordinate Companion Loan Holder, up to an amount equal to the outstanding principal balance of the Moss-Bauer Apartments Subordinate Companion Loan, until such principal balance has been reduced to zero;

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ninth, to the Moss-Bauer Apartments Subordinate Companion Loan, (A) interest at the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan on any Moss-Bauer Apartments Realized Principal Loss allocated to the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan and (B) reimbursement of any Moss-Bauer Apartments Realized Principal Losses allocated to the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan;

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tenth, any interest accrued at the applicable default rate and any amounts representing late payment charges on the Moss-Bauer Apartments Loan Combination, pro rata and pari passu to (A) the Moss-Bauer Apartments Mortgage Loan Holder its pro rata (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) portion of any late payment charges and an amount calculated on the principal balance of the Moss-Bauer Apartments Mortgage Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the Moss-Bauer Apartments Mortgage Loan and (B), the Moss-Bauer Apartments Subordinate Companion Loan Holder its pro rata (based on the relative outstanding principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan) portion of any late payment charges and an amount calculated on the principal balance of the Moss-Bauer Apartments Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the Moss-Bauer Apartments Subordinate Companion Loan, in each case, to the extent such amounts are (i) actually paid by the related borrower, (ii) not applied to pay interest accrued in respect of any costs, expenses or Advances paid with respect to the Moss-Bauer Apartments Loan Combination and (iii) in the case of amounts payable in respect of the Moss-Bauer Apartments Mortgage Loan, not required to be paid to any of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement;

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eleventh, to the extent of any Moss-Bauer Apartments Yield Maintenance Premium actually received, pro rata (based on the amounts described in clauses (x) and (y) that follow) and pari passu, to: (x) the Moss-Bauer Apartments Mortgage Loan Holder, an amount equal to the Moss-Bauer Apartments Yield Maintenance Premium payable in respect of the Moss-Bauer Apartments Mortgage Loan based on the amount of any prepayment (other than a voluntary prepayment) actually received, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Moss-Bauer Apartments Mortgage Loan being prepaid and (ii) if the Moss-Bauer Apartments Yield Maintenance Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the Moss-Bauer Apartments Yield Maintenance Premium for the Moss-Bauer Apartments Mortgage Loan based on the formula provided in the related Mortgage Loan Documents but calculated based on the interest rate on the Moss-Bauer Apartments Mortgage Loan and the amount of the Moss-Bauer Apartments Mortgage Loan principal balance being prepaid, and (y) the Moss-Bauer Apartments Subordinate Companion Loan Holder, an amount equal to any Moss-Bauer Apartments Yield Maintenance Premium payable in respect of the Moss-Bauer Apartments Subordinate Companion Loan based on the amount of any prepayment payable in respect of the Moss-Bauer Apartments Subordinate Companion Loan, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Moss-Bauer Apartments Subordinate Companion Loan being prepaid and (ii) if the Moss-Bauer Apartments Yield Maintenance Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the Moss-Bauer Apartments Yield Maintenance Premium for the Moss-Bauer Apartments Subordinate Companion Loan based on the formula provided in the related Mortgage Loan Documents but calculated based on the interest rate on the Moss-Bauer Apartments Subordinate Companion Loan and the amount of the Moss-Bauer Apartments Subordinate Companion Loan

principal balance being prepaid; in each case, to the extent actually paid by the Mortgage Loan borrower and not payable to the Master Servicer, Special Servicer or the Trustee; and

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twelfth, to the Moss-Bauer Apartments Mortgage Loan Holder and the Moss-Bauer Apartments Subordinate Companion Loan Holder, pro rata (based on the relative initial principal balances of the Moss-Bauer Apartments Mortgage Loan and the Moss-Bauer Apartments Subordinate Companion Loan), any excess amounts paid by the related Mortgage Loan borrower.

Cure Rights. The Moss-Bauer Apartments Subordinate Companion Loan Holder will have the right to cure monetary and material non monetary defaults, subject to notice requirements and a limit on the maximum number of cures over the life of the Moss-Bauer Apartments Loan Combination. The cure rights of the Moss-Bauer Apartments Subordinate Companion Loan Holder will be limited to no more than six cure events during the term of the Moss-Bauer Apartments Loan Combination and no single cure event may exceed four consecutive months. If the Moss-Bauer Apartments Subordinate Companion Loan Holder elects to cure an event of default, it must cure any monetary event of default within five business days of receipt of notice of such cure option from the Master Servicer or the Special Servicer, as applicable, and must cure any non-monetary event of default within thirty days of receipt of notice of such cure option from the Master Servicer or the Special Servicer, as applicable (which non-monetary default cure period may be extended to 90 days if certain conditions are satisfied).

So long as a default under the Moss-Bauer Apartments Loan Combination is being cured by the Moss-Bauer Apartments Subordinate Companion Loan Holder and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not treat such default as a default or an event of default under the Moss-Bauer Apartments Loan Combination for purposes of the allocation of funds received on the Moss-Bauer Apartments Loan Combination as described under “—Distributions” above, for purposes of treating the Moss-Bauer Apartments Loan Combination as a Specially Serviced Loan or for purposes of accelerating the Moss-Bauer Apartments Mortgage Loan, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property.

Purchase Option. If an event of default with respect to an obligation of the related borrower to pay money due under the Moss-Bauer Apartments Loan Combination has occurred and is continuing or a non-monetary event of default as to which the Moss-Bauer Apartments Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, then the Moss-Bauer Apartments Subordinate Companion Loan Holder will have an option to purchase the Moss-Bauer Apartments Mortgage Loan from the trust for a period of 90 days from the date of receipt of notice from the Master Servicer or the Special Servicer, as applicable, at a price generally equal to the sum of the outstanding principal balance of the Moss-Bauer Apartments Mortgage Loan, accrued and unpaid interest (other than default interest) on the Moss-Bauer Apartments Mortgage Loan, any accrued and unpaid Servicing Fees and Special Servicing Fees with respect to the Moss-Bauer Apartments Mortgage Loan, all outstanding property protection advances with respect to the Moss-Bauer Apartments Mortgage Loan and all interest on Advances and any other unreimbursed costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or other party to the Pooling and Servicing Agreement with respect to the Moss-Bauer Apartments Mortgage Loan (but excluding any default interest, penalty charges, prepayment premiums, extension fees, exit fees and other similar fees).

Control Rights. The Moss-Bauer Apartments Subordinate Companion Loan Holder does not have the right to appoint, terminate or consent to the actions of the Master Servicer or Special Servicer. Under the Moss-Bauer Apartments Intercreditor Agreement, the Master Servicer and Special Servicer are required, subject to the terms of the Pooling and Servicing Agreement, to service the Moss-Bauer Apartments Loan Combination in the best interests of the Moss-Bauer Apartments Mortgage Loan Holder and the Moss-Bauer Apartments Subordinate Companion Loan Holder as a collective whole as if such holders constituted a single lender.

Additional Mortgage Loan Information

General. The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan, is based on the Allocated Loan Amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited. The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loan. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as BJ’s Wholesale - Framingham (the “ARD Loan”), representing approximately 1.7% of the Initial Outstanding Pool Balance, provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date. There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

Definitions. For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)      “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any).

(b)      “ADR” means, for any hospitality property, average daily rate.

(c)      “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)      “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, the Annual Debt Service generally means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, the Annual Debt Service generally means 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence. In the case of the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the principal and interest payments for the first twelve amortizing payment periods of the related Mortgage Loan used to calculate the related Annual Debt Service are set forth on Annex H to this prospectus supplement. In the case of the One Kendall Square Mortgage Loan, the 1760 Third Avenue Mortgage Loan, the PennCap Portfolio Mortgage Loan, the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the McKinley Mall Mortgage Loan and the Moss-Bauer Apartments Mortgage Loan, Annual Debt Service is calculated with respect to the Mortgage Loan excluding any related Companion Loan.

(e)      “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller. The Appraised Value for the portfolios set forth on Annex A-1 to this prospectus supplement is based on the aggregate Appraised Value of each individual Mortgaged Property comprising such portfolio unless otherwise specified. In certain cases, the appraisals state an “as stabilized” value as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified. In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)       “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)      “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)      “CREFC® License Fee Rate” means 0.0005% per annum.

(i)       “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off

Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan. With respect to the Moss-Bauer Apartments Mortgage Loan, representing approximately 1.0% of the Initial Outstanding Pool Balance, the LTV Ratio has been calculated based on the Cut-off Date Balance of such Mortgage Loan, net of the approximately $700,000 holdback reserve. With respect to the Greenway Mortgage Loan, representing approximately 0.6% of the Initial Outstanding Pool Balance, the LTV Ratio is based on the “As Stabilized” appraised value of $7.3 million.

(j)       “Cut-off Date U/W NCF Debt Yield,” “Underwritten NCF Debt Yield“ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan. With respect to the Moss-Bauer Apartments Mortgage Loan, representing approximately 1.0% of the Initial Outstanding Pool Balance, the Underwritten NCF Debt Yield has been calculated based on the Cut-off Date Balance of such Mortgage Loan, net of the approximately $700,000 holdback reserve.

(k)      “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan. With respect to the Moss-Bauer Apartments Mortgage Loan, representing approximately 1.0% of the Initial Outstanding Pool Balance, the Underwritten NOI Debt Yield has been calculated based on the Cut-off Date Balance of such Mortgage Loan, net of the approximately $700,000 holdback reserve.

(l)       “GLA” means gross leasable area.

(m)     “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Initial Rate.

(n)      “Leased Fee” means a Mortgaged Property type where the collateral consists of the borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease. With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)      “LTV Ratio at Maturity,” “LTV at Maturity”, “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan. In the case of an ARD Loan, the LTV Ratio at Maturity is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. With respect to the Greenway Mortgage Loan, representing approximately 0.6% of the Initial Outstanding Pool Balance, the LTV Ratio at Maturity is based on the “As Stabilized” appraised value of $7.3 million.

(p)      “MSA” means metropolitan statistical area.

(q)      “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)      “NRA” means net rentable area.

(s)      “Occupancy” means the percentage of Square Feet, Units, Rooms, Pads or Beds, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation. The Occupancy may exclude area currently under renovation. Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)       “RevPar” means, for any hospitality property, revenues per available room.

(u)      “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office, multifamily/retail or industrial/self storage or other special purpose property, the square footage of the net rentable or leasable area.

(v)      “T-12” means trailing 12 months.

(w)     “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 to this prospectus supplement indicates which Mortgage Loans are ARD Loans.

(x)      “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)      “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged

Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)      “Units“ or “Rooms,” or “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

(aa)    “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy

(for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(bb)    “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability. See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(cc)    “U/W Revenue”, with respect to any Mortgage Loan, means the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(dd)    “U/W EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

Thirty (30) Mortgage Loans, representing approximately 48.8% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date. The schedule of Monthly Payments for the JL Holdings-Burger King Portfolio-90 Mortgage Loan is set forth on Annex H to this prospectus supplement (which is subject to recalculation in connection with prepayment of such mortgage loan as a result of an individual property no longer being subject to the related master lease).

Fourteen (14) Mortgage Loans, representing approximately 41.4% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 4 months to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such Mortgage Loan to maturity and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Two (2) Mortgage Loans, representing approximately 8.7% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date.

Two (2) Mortgage Loans, representing approximately 1.1% of the Initial Outstanding Pool Balance, amortize in full during the loan term.

The ARD Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, provides for an increase in the interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates. See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”; any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. The Lock-Out Period for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)      Forty-four (44) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.2% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties or an individual Mortgaged Property with identifiable parcels (as described in the related Mortgage Loan Documents) and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount at least equal to a specified percentage, generally 100% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released. Certain defeasance loans permit the partial release of a portion of a mortgaged property, in some cases, prior to the expiration of the Lock-Out Period, with a partial prepayment and the payment of a Yield Maintenance Charge. Such Mortgage Loans are treated as Defeasance Loans and not Yield Maintenance Loans in this prospectus supplement.

(b)      Three (3) of the Mortgage Loans, (the “Yield Maintenance Loans”), representing approximately 12.7% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”). With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

(c)      One (1) of the Mortgage Loans (a “Defeasance Loan” and a “Yield Maintenance Loan”), representing approximately 1.1% of the Initial Outstanding Pool Balance, permits, at the borrower’s option, (i) voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge after a 24 payment lockout period following the Closing Date (such period, the “Yield Maintenance Period”) or (ii) defeasance after the expiration of a 24 payment lockout period following the Closing Date (such period, the “Defeasance Period”). With respect to these Mortgage Loans, the Defeasance Period or Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases at least 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan. In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

Furthermore, certain Mortgage Loans may permit prepayments (with the payment of Prepayment Premiums or Yield Maintenance Charges) even during a Lock-Out Period in connection with a property release.

All of the Mortgage Loans that permit voluntary prepayments (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Colonial Court Apartments and Bloomfield Village Square, representing approximately 0.5% and 0.5%, respectively, of the Initial Outstanding Pool Balance) require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date. See “Risk Factors—Yield Considerations” in this prospectus supplement.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Mortgage Loans—

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid (in each case, the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral. Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans at least equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)      The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release). For example:

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as the WRS Retail Portfolio, representing approximately 7.7% of the Initial Outstanding Pool Balance, the related loan documents provide that, at any time, for the first $10,000,000 of appraised value (determined at origination) thereof released, the related borrower may obtain a lien release with respect to vacant, unimproved outparcels, in connection with third-party or affiliated sales and subject to, among other conditions, the payment of a release price, which release price must be applied to pay down the mezzanine loan balance (but no prepayment of such Mortgage Loan is required, except to the extent necessary to satisfy certain REMIC requirements related to property releases). After the earlier to occur of the release of the first $10,000,000 of appraised value (determined at origination) of vacant, unimproved outparcels and the repayment of the mezzanine loan in full, provided the Defeasance Lock-Out Period has expired, the related borrower may obtain a lien release with respect to additional vacant, unimproved outparcels, in connection with third party sales, subject to the satisfaction of certain conditions including the partial defeasance of such Mortgage Loan in the amount of a release price equal to the greater of net sales proceeds and appraised value.

●	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Akers Mill Square, representing approximately

6.5% of the Initial Outstanding Pool Balance, the loan documents provide that the borrower may obtain the release of a vacant, non-income producing portion of the related Mortgaged Property, without payment of a release price, provided, among other things (i) no event of default is ongoing, (ii) the related Mortgaged Property will comply with all applicable zoning by-laws and ordinances following the release and (iii) the lender receives an opinion of counsel to the effect that the subject Mortgage Loan will continue to be a “qualified mortgage”. The vacant, non-income producing outparcel was not included in the Appraised Value set forth on Annex A-1 to this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bronx River Plaza, representing approximately 6.3% of the Initial Outstanding Pool Balance, the borrower is considering constructing an extension to the building located at 80-100 West 225th Street (the building, together with the extension, the “K-3 Property”). It is anticipated that the construction will include beams in the non-income producing parking lot to the rear of the building, which beams will support the extension that will be constructed in the air above the parking area and adjacent to the building. In connection with (and prior to commencing) the above referenced construction, in the event the borrower converts the K-3 Property to a condominium regime (pursuant to which the expansion area will be “Unit 2” and the existing improvements will be “Unit 1”), and provided the borrower has delivered a new lease for the Unit 2 expansion space with tenant Elderserve Health (currently, the fourth largest tenant at the Mortgaged Property based on net rentable square footage), the borrower may obtain the release of Unit 2 from the lien of the Mortgage, subject to the satisfaction of the conditions contained in the related Mortgage Loan documents, including satisfaction of REMIC requirements. For additional information, see “Risk Factors—Risks Related to Mortgage Loans—Condominium Properties Have Special Risks” and “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties.”

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Marriott Downtown Hartford, representing approximately 4.9% of the Initial Outstanding Pool Balance, if the state of Connecticut and/or the CRDA require the second phase of development, which is not currently being pursued, to be constructed on a non-improved portion of the Mortgaged Property designated as the release parcel or if an affiliate of the borrower desires to construct the same, release of the release parcel from the lien of the mortgage may be requested, provided, among other things, (i) there is no event of default, (ii) the debt service coverage ratio for the remaining property is no less than the greater of (a) the debt service coverage ratio immediately preceding such partial release and (b) 1.44x, (iii) the loan-to-value ratio for the remaining property is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such partial release and (b) 66.5%, (iv) the debt yield for the remaining property is no less than the greater of (a) the debt yield immediately preceding such partial release and (b) 9.9% and (v) following the release, loan-to-value ratio meets REMIC guidelines.

(b)      The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge. See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)      The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including prepayment of the outstanding loan balance or Allocated Loan Amount, as applicable, together with a yield maintenance premium or prepayment fee. For example:

●	In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III,

representing approximately 7.8% of the Initial Outstanding Pool Balance, the borrower may obtain the release of any mortgaged property (including acquired properties) after March 25, 2016 upon an arm’s length sale to a third-party or a sale to an affiliate of the related borrowers, provided that, among other things, (i) the borrower prepays an amount equal to (x) 120% of the allocated loan amount for such release property or (y) in connection with a sale to an affiliate, the greater of 100% of the net sales proceeds and 125% of the allocated loan amount for such property, and in the case of (x) or (y), together with the applicable yield maintenance charge, (ii) after giving effect to such release, the debt service coverage ratio for the remaining property subject to the lien of the mortgage is no less than the greater of (a) the debt service coverage ratio (or aggregate debt service coverage ratio if an approved mezzanine loan is then outstanding) immediately preceding such release and (b) 1.15x, and (iii) satisfaction of the REMIC requirements.

(d)      The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property or such portion of the Mortgaged Property. For example:

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as AMC Portfolio Pool III, representing approximately 7.8% of the Initial Outstanding Pool Balance, the borrower may, at any time prior to January 1, 2023, substitute another fee-owned manufactured housing community property in place of one or more of the individual Mortgaged Properties currently securing the Mortgage Loan if the borrower satisfies certain conditions and requirements, including, among other conditions, (i) there is no event of default, (ii) the allocated loan amounts for all properties substituted (and taking into account the requested substitution) do not exceed twenty-five percent (25%) of the original principal amount of the Mortgage Loan, (iii) the fair market value of the substitute property is not less than the fair market value of the substituted property, both as of the date of origination of the Mortgage Loan and as of the date of substitution and (iv) the net operating income of the substitute property is not less than the net operating income of the substituted property both as of the date of origination of the Mortgage Loan and as of the date of substitution.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings–Burger King Portfolio–90, representing approximately 2.9% of the Initial Outstanding Pool Balance, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Group Holdings–Burger King Portfolio–9, representing approximately 0.6% of the Initial Outstanding Pool Balance, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender.

(e)       The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms. For example:

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as PennCap Portfolio, representing approximately 3.6% of the Initial Outstanding Pool Balance, the loan documents permit the release of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1530 Valley Center Parkway, but only in connection with the exercise of a right by the related single tenant, Berkheimer Outsourcing Inc, to purchase such property from the related borrower for a fixed price of $4.95 million (which such tenant may do at any time between December 1, 2015 and March 31, 2016) and subject to certain conditions, including but not limited to: (a) the borrower must use the proceeds from such sale to (i) prepay the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, by $3,288,000, (ii) pay a prepayment fee equal to $164,400, allocable between the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, and (iii) pay all remaining proceeds to the lender of a mezzanine loan secured by a 100% equity interest in the borrower, in accordance with the terms of loan documents for such mezzanine loan; and (b) if necessary, the principal balance of such Mortgage Loan must be paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, unless the related lender receives an opinion of counsel that, if such payment is not made, the issuing entity will not fail to maintain its REMIC status due to such release. Accordingly, a partial prepayment may occur with respect to such Mortgage Loan during a period when voluntary prepayments are otherwise prohibited.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings–Burger King Portfolio–90, representing approximately 2.9% of the Initial Outstanding Pool Balance, if a termination of one of certain ground leases affecting a related Mortgaged Property reduces the annual rent paid under the related master lease and that Mortgaged Property is excluded from the related master lease pursuant to the terms of the master lease, then the related loan documents require the related borrower to prepay the JL Holdings–Burger King Portfolio–90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property (to be generally applied, subject to the terms of the related Intercreditor Agreements, (i) to the outstanding principal amounts of the JL Holdings–Burger King Portfolio–90 Mortgage Loan and the JL Holdings–Burger King Portfolio–90 Pari Passu Companion Loan on a pro rata basis in an aggregate amount equal to the allocated loan amount for such Mortgaged Property and such Mortgage Loan and Companion Loan and (ii) to the outstanding principal amount of the JL Holdings–Burger King Portfolio–90 Subordinate Companion Loan in an amount equal to the allocated loan amount for such Mortgaged Property and such Companion Loan), together with the payment of a yield maintenance premium.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Group Holdings–Burger King Portfolio–9, representing approximately 0.6% of the Initial Outstanding Pool Balance, if a termination of the ground lease affecting a related Mortgaged Property reduces the annual rent paid under the related master lease and that Mortgaged Property is excluded from the related master lease pursuant to the terms of the master lease, then the related loan documents require the related borrower to prepay the subject Mortgage Loan in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property, together with the payment of a yield maintenance premium.

Escrows. Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement. In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property. In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
In the case of the One Kendall Square Mortgage Loan, representing approximately 8.9% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the One Kendall Square Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Kendall Square Loan Combination” in this prospectus supplement.

●
In the case of the 1760 Third Avenue Mortgage Loan, representing approximately 8.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 1760 Third Avenue Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 1760 Third Avenue Loan Combination” in this prospectus supplement.

●
In the case of the PennCap Portfolio Mortgage Loan, representing approximately 3.6% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the PennCap Portfolio Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The PennCap Portfolio Square Loan Combination” in this prospectus supplement.

●
In the case of the JL Holdings-Burger King Portfolio-90 Mortgage Loan, representing approximately 2.9% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan and the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination” in this prospectus supplement.

●	With respect to any individual property comprising either the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90 or

JL Group Holdings-Burger King Portfolio-9 that is subject to a ground lease, the borrower has the right pursuant to the related loan documents (but no express right is provided in any such ground lease or ground sublease) to acquire fee simple title to such individual property, provided, among other things, that borrower is required to provide lender with prior written notice and, upon consummation of such acquisition, deliver to lender (i) copies of all documentation executed or delivered to borrower in connection with such acquisition, including, without limitation, any and all documents or instruments necessary to spread the lien of the applicable mortgage to cover such fee simple title, (ii) copies of all necessary governmental approvals, (iii) a new fee owner’s policy or an endorsement to the existing owner’s policy insuring borrower’s fee ownership and (iv) certain opinion letters.

●
In the case of the McKinley Mall Mortgage Loan, representing approximately 1.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the McKinley Mall Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The McKinley Mall Loan Combination” in this prospectus supplement.

●
In the case of the Moss-Bauer Apartments Mortgage Loan, representing approximately 1.0% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Moss-Bauer Apartments Subordinate Companion Loan. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Moss-Bauer Apartments Loan Combination” in this prospectus supplement.

The Mortgage Loan Sellers have informed the Depositor that they are aware of the following other debt of the borrower that is not secured by the related Mortgaged Property:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Farmbrook Medical Center, representing approximately 0.3% of the Initial Outstanding Pool Balance, there exists an unsecured loan to the related borrower from an affiliate thereof in the amount of $306,000.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans permit secured or unsecured indebtedness as follows:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Akers Mill Square, representing approximately 6.5% of the Initial Outstanding Pool Balance, the related borrower is permitted to incur up to $2,000,000 of future unsecured debt provided that the lender thereunder enters into a subordination and standstill agreement substantially in the form attached to the related Mortgage Loan Documents.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as BJ’s Wholesale - Framingham, representing approximately 1.7% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit one or more unsecured loans to the related borrower from the related borrower sponsor/non-recourse carveout guarantor.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property or interests in a Delaware statutory trust,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests or interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent).

In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 of this prospectus supplement as AMC Portfolio Pool III, representing approximately 7.8% of the Initial Outstanding Pool Balance, NorthStar Realty Finance Corp. (“NorthStar”), which indirectly owns 92.0% of the membership interests in the related borrowers, was granted a preferred equity interest in a parent of the borrowers, AMC Portfolio Group, LLC. NorthStar is permitted to convert its preferred equity, together with its equity interests in the owners of the fourteen other manufactured housing properties that were acquired by the sponsors but do not serve as collateral for the Mortgage Loan, into a mezzanine loan (which would be secured by the equity in the borrowers under the Mortgage Loan and the equity in the owners of the other nine manufactured housing properties) (the “Approved Mezzanine Loan”) subject to certain conditions, including without limitation: (i) the aggregate amount of the mezzanine loan cannot exceed $17,255,000, (ii) the LTV ratio using the Mortgage Loan plus the portion of the Approved Mezzanine Loan allocable to the equity interest in the borrowers provided as security for the Approved Mezzanine Loan (the “Pool Allocated Loan Amount”) is no greater than 85.0%, (iii) the aggregate debt service coverage ratio (calculated by aggregating debt service for the Mortgage Loan and a portion of the debt service for the Approved Mezzanine Loan based on a fraction, the numerator of which is the Pool Allocated Loan Amount and the denominator of which is the amount of the Approved Mezzanine Loan) is at least 1.15x and (iv) the Approved Mezzanine Loan is subject to a customary form of intercreditor agreement with changes reasonably acceptable to the lender and the mezzanine lender. In addition, the Mortgage Loan documents also permit an approved mezzanine loan with respect to the equity interests in the related borrowers only, provided that, among other things, the mezzanine loan amount does not exceed $5,275,000 and the mezzanine loan is subject to an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. The mezzanine lender for the Approved Mezzanine Loan is required to be NorthStar or an entity that is a qualified real estate investor under the Mortgage Loan documents.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut‑off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV	Total Debt U/W NCF DSCR	Total Debt Cut-off Date U/W NOI Debt Yield
1760 Third Avenue	$75,000,000	8.1%	$20,000,000	9.9500%	2/5/2019	Yes	75.8%	1.28x	6.9%
WRS Retail Portfolio	$71,000,000	7.7%	$6,000,000	11.0000%	1/6/2024	Yes	73.3%	1.14x	8.8%
PennCap Portfolio	$33,700,000	3.6%	$14,900,000	12.0000%	1/6/2024	Yes	84.0%	1.15x	9.6%
GEM Hotel	$29,300,000	3.2%	$3,700,000	10.0000%	3/6/2019	Yes	73.8%	1.26x	9.1%

Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the clause (e) of the second sentence of this paragraph. Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of condition contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value and combined minimum debt service coverage ratio, as listed below:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
One Kendall Square	$83,000,000	8.9%	Yes	1.29x	62.3%	8.0%
AMC Portfolio Pool III(1)	$72,686,572	7.8%	Yes	1.15x	85.0%	NAP

(1)
NorthStar, which indirectly owns 92.0% of the membership interests in the related borrowers, was granted a preferred equity interest in a parent of the borrowers, AMC Portfolio Group, LLC. NorthStar is permitted to convert its preferred equity, together with its equity interests in the owners of the fourteen other manufactured housing properties that were acquired by the sponsors but do not serve as collateral for the Mortgage Loan, into a mezzanine loan (which would be secured by the equity in the borrowers under the Mortgage Loan and the equity in the owners of the other nine manufactured housing properties) subject to certain conditions, including without limitation: (i) the aggregate amount of the mezzanine loan cannot exceed $17,255,000, (ii) the LTV ratio using the Mortgage Loan plus the portion of the Approved Mezzanine Loan allocable to the equity interest in the borrowers provided as security for the Approved Mezzanine Loan is no greater than 85.0%, (iii) the aggregate debt service coverage ratio (calculated by aggregating debt service for the Mortgage Loan and a portion of the debt service for the Approved Mezzanine Loan based on a fraction, the numerator of which is the Pool Allocated Loan Amount and the denominator of which is the amount of the Approved Mezzanine Loan) is at least 1.15x and (iv) the Approved Mezzanine Loan is subject to a customary form of intercreditor agreement with changes reasonably acceptable to the lender and the mezzanine lender. In addition, the Mortgage Loan documents also permit an approved mezzanine loan with respect to the equity interests in the related borrowers only, provided that, among other things, the mezzanine loan amount does not exceed $5,275,000 and the mezzanine loan is subject to an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. The mezzanine lender for the Approved Mezzanine Loan is required to be NorthStar or an entity that is a qualified real estate investor under the Mortgage Loan documents.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the rights described above.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit. In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this prospectus supplement. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld). See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower. The Pooling and Servicing Agreement requires the Special Servicer (other than with respect to any Non-Serviced Mortgage Loan) (but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the

Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations. Four (4) groups of Mortgage Loans, the three largest of which represent approximately 9.2%, 3.6% and 3.5%, respectively, of the Initial Outstanding Pool Balance have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties. One hundred thirteen (113) Mortgaged Properties, securing approximately 8.0% of the Initial Outstanding Pool Balance (by allocated loan amount) are 100.0% leased to a single tenant. Ten (10) of these mortgaged properties representing 1.2% of the Initial Outstanding Pool Balance (by allocated loan amount, if applicable) are leased to a single tenant under a lease that expires before the related mortgage loan maturity date. See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates. In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 23 states, with the largest concentration by Initial Outstanding Pool Balance located in New York (24.0%). See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of the Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose. Thirty-six (36) of the Mortgage Loans, representing approximately 67.5% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twelve (12) of the Mortgage Loans, representing approximately 32.5% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections. Six (6) of the Mortgage Loans, representing approximately 4.6% of the Initial Outstanding Pool Balance, are secured in whole or in part by Mortgaged Properties for which (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history, (ii) the single tenant at the Mortgaged Property first opened for business within 12 calendar months prior to the Cut-off Date or (iii) the borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property.

Modified and Refinanced Loans. As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Each of the following Mortgage Loans refinanced a prior loan that was in maturity default at the time of refinancing and/or was refinanced with a discounted payoff:

●
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as WRS Retail Portfolio and Farmbrook Medical Center, collectively representing approximately 8.0% of the Initial Outstanding Pool Balance, each refinanced a prior loan that was in maturity default at the time of refinancing.

●
The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Candlewood Suites Melbourne, representing approximately 0.5% of the Initial Outstanding Pool Balance, refinanced a prior loan at a discounted payoff. The prior loan was previously placed into special servicing due to an imminent default and later modified.

Delaware Statutory Trusts May Hinder Recovery

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as BJ’s Wholesale - Framingham, representing 1.7% of the Initial Outstanding Pool Balance, the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Shari’ah Compliant Lending Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Pioneer Building, representing 1.4% of the Initial Outstanding Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder. Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the mortgage loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Pioneer Building, representing 1.4% of the Initial Outstanding Pool Balance, to accommodate the aforementioned prohibition on interest, the borrower is the lessor under a master lease (the “Master Lease”) with an affiliate of the borrower (Bridgeton Pioneer Property LLC) as lessee (the “Master Tenant”). The Mortgage Loan is structured with a hard lockbox and in place cash management so the underlying tenants are required to pay rent directly to the lockbox account and the excess (after payment of monthly debt service and reserves) is returned to the Master Tenant’s operating account. The Master Tenant provided the borrower with a leasehold mortgage, which mortgage was assigned to lender as additional collateral for the Mortgage Loan. The Master Tenant also entered into a subordination agreement with lender subordinating the Master Lease to the lien of the mortgage.

Additionally, the Master Tenant agreed that a default under the loan documents would be a default under the Master Lease, and vice versa. The Master Lease contains a purchase option, which the Master tenant is not permitted to exercise without lender’s consent for so long as the debt is outstanding.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in this prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “Regular Certificates”), (ii) the Class PEZ certificates (together with the Class A-M, Class B and Class C certificates, the “Exchangeable Certificates”), (iii) the Class V certificates and (iv) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates (the “Offered Certificates”) are offered hereby. The Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Companion Loan, through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) and the Class PEZ Certificates will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance		Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$50,244,000		5.417%	30.000	%(1)
A-2	$126,105,000		13.597%	30.000	%(1)
A-SB	$69,565,000		7.501%	30.000	%(1)
A-3	$160,000,000		17.251%	30.000	%(1)
A-4	$243,311,000		26.234%	30.000	%(1)
A-M(2)	$56,806,000	(3)	6.125%	23.875%
B(2)	$66,084,000	(3)	7.125%	16.750%
PEZ(2)	$156,510,000	(3)	16.875%	13.125	%(1)
C(2)	$33,620,000	(3)	3.625%	13.125	%(1)
Non-Offered Certificates(4)
D	$51,010,000		5.500%	7.625%
E	$25,505,000		2.750%	4.875%
F	$11,594,000		1.250%	3.625%
G	$33,620,814		3.625%	0.000%

(1)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate. The initial subordination levels for the Class PEZ and Class C Certificates are equal to the subordination level of the underlying Class C Trust Component, which will have an initial outstanding balance on the Closing Date of $33,620,000.

(2)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates, in each case, only in the proportions and the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(3)
On the Closing Date, the Issuing Entity will issue the Class A-M, Class B and Class C Trust Components, which will have outstanding principal balances (which principal balances are referred to in this prospectus supplement as “Certificate Balances”) on the Closing Date of $56,806,000, $66,084,000 and $33,620,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C Trust Components, respectively. The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described in this prospectus supplement, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be decreased or increased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M, Class B and Class C Certificates, representing the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

(4)	The Classes of Certificates set forth below (“Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

The Class X-A, Class X-B and Class X-C Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates or such Trust Component will constitute a separate component of the Notional Balance of the Class X-A Certificates. The total initial Notional Balance of the Class X-A Certificates will be approximately $706,031,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B and Class C Trust Components and the Class D Certificates outstanding from time to time. In general, the Certificate Balance of each such Trust Component or Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates. The total initial Notional Balance of the Class X-B Certificates will be approximately $150,714,000.

The Notional Balance of the Class X-C Certificates will equal the aggregate Certificate Balances of the Class E, Class F and Class G Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates. The total initial Notional Balance of the Class X-C Certificates will be approximately $70,719,814.

The initial Certificate Balances of the Class A-M, Class B and Class C Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class PEZ Certificates. The initial Certificate Balance of the Class PEZ Certificates represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange. As discussed in this prospectus supplement, the Class PEZ Certificates will only receive distributions of principal and interest that are distributable to the percentage interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” in this prospectus supplement.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Trust Component may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates and Trust Component.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component. Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B and Class C Trust Components and the Class D Certificates. Similarly, the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class E, Class F and Class G Certificates.

The “Class A-M Percentage Interest” means, the quotient of the Certificate Balance of the Class A-M Certificates divided by the Certificate Balance of the Class A-M Trust Component. As of the Closing Date, the Class A-M Percentage Interest will be 50.0%.

“Class A-M Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-M,” with an initial Pass-Through Rate equal to 4.198%. The Class A-M Certificates will represent beneficial ownership of the Class A-M Percentage Interest of the Class A-M Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component. The Class A-M Trust Component will be held in the Grantor Trust.

The “Class A-M-PEZ Percentage Interest” means 100.0% minus the Class A-M Percentage Interest. As of the Closing Date, the Class A-M-PEZ Percentage Interest will be 50.0%.

The “Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 50.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with an initial Pass-Through Rate equal to 4.599%. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

The “Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be 50.0%.

The “Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 50.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with an initial Pass-Through Rate equal to 5.108%. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

The “Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be 50.0%.

 “Class PEZ Component” means any of the Class PEZ Component A-M, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-M” means the portion of the Class A-M Trust Component equal to the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-M Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current Certificate Balance of the Class A-M Trust Component (and, correspondingly, the Class A-M Certificates and, to the extent evidencing an interest the Class A-M Trust Component, the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

Following the Closing Date, Class A-M, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) may be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates shall be exchangeable on the books of DTC for Class A-M, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche

Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that Certificate (or, in the case of a Class PEZ Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the outstanding Certificate Balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form and Denomination” in this prospectus supplement. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, Yield Maintenance Charges and Excess Liquidation Proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the Holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” in this prospectus supplement.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class PEZ Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures

If a Certificateholder wishes to exchange Class A-M, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-M, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at the e-mail address specified on the Certificate Administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in April 2014 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”); provided that with respect to the Distribution Date occurring in April 2014, the Record Date will be the Closing Date. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth in the face of the Certificate. For these purposes on any date of determination, the “initial certificate or notional balance” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial certificate or notional balance” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Balance or Notional Balance, as applicable, of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts: (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); (vi) with respect to the initial Distribution Date, the Interest Deposit Amount and (vii) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)      all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)      the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)      all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)      to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)      all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)      Prepayment Premiums and Yield Maintenance Charges;

(g)      any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)      all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)      the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)      with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; and

(k)      Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity. Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in April 2014.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class PEZ, the Class V, Class R or Class LR Certificates) and any Trust Component is the per annum rate at which interest accrues on such Class or Trust Component during any Interest Accrual Period. The Pass-Through Rates for the Class A-M Certificates and the Class A-M Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same. The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the percentage interest of the interest distributable to the Trust Components represented by the Class PEZ Certificates. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class E, Class F and Class G Certificates will be fixed at 1.259%, 2.840%, 3.528%, 3.727%, 4.006%, 4.198%, 3.500%, 3.500% and 3.500%, respectively. The Pass-Through Rate applicable to the Class B Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.599%, respectively. The Pass-Through Rates applicable to the Class C and Class D Certificates will, at all times, equal the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 1.601% per annum. The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4

Certificates or the Class A-M Trust Component, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or the Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.223% per annum. The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C Trust Components and the Class D Certificates, respectively. The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or such Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 1.608% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-C Strip Rates”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class E, Class F and Class G Certificates, respectively. The applicable Class X-C Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2015), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time, without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement).

“Non-Serviced Mortgage Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)      the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)      the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)      the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)      the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)      the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)       all other Principal Prepayments received in the related Collection Period; and

(g)      any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee(1)/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		monthly	Interest payment on the related Mortgage Loan or Serviced Companion Loan.
Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation(2)/Master Servicer	100% of any amounts collected for checks returned for insufficient funds.	from time to time	The related fees.
Additional Master Servicing Compensation(2)/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment
Special Servicing Fee(2)/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		monthly	The related collection of principal or interest.
Liquidation Fee(2)/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Special Servicing Compensation(2)/Master Servicer and/or Special Servicer
All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items.(3)
		from time to time	The related fees.
	Solely payable to the Special Servicer, all interest or other income earned on deposits in any REO Account.	monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related borrower.

Type/Recipient	Amount	Frequency	Source of Payment
CREFC® License Fee
Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.
		monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Type/Recipient	Amount	Frequency	Source of Payment
Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	from time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)
With respect to each Non-Serviced Mortgage Loan, each Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.005% per annum with respect to the One Kendall Square Mortgage Loan, (ii) 0.01% per annum with respect to the PennCap Portfolio Mortgage Loan, and (iii) 0.005% per annum with respect to the McKinley Mall Mortgage Loan.

(2)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related Other Master Servicer and Other Special Servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps. The rights to compensation for such parties will be governed by the applicable Other Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. The allocations between an Other Master Servicer and an Other Special Servicer pursuant to an Other Pooling and Servicing Agreement may be different.

(4)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

In this sub-heading “Fees and Expenses,” each of the terms “Mortgage Loan” and “Specially Serviced Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Sixth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Seventh, concurrently, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component, until the Certificate Balance of the Class A-M Trust Component is reduced to zero;

Eighth, concurrently, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Ninth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eleventh, concurrently, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Twelfth, concurrently, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Thirteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fourteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fifteenth, concurrently, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) and Class PEZ Certificates is (or will be) reduced to zero. None of the Class X-A, Class X-B or Class X-C Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Fees and Expenses—Distributions of Available Funds” in this prospectus supplement. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components (and correspondingly to (1) the Class A-M and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component, (2) the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component and (3) the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (other than the

Exchangeable Certificates) and the Trust Components on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)      first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)      second, to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (a) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) or any Trust Component will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or such Trust Component exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of each Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to each Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of real property and excluding personal property and going concern value, if any) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	January 2019
Class A-2	March 2019
Class A-SB	July 2023
Class A-3	January 2024
Class A-4	March 2024
Class X-A	March 2024
Class A-M	March 2024
Class B	March 2024
Class PEZ	March 2024
Class C	March 2024

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date. The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), seventh, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component included in the calculation of the Notional Balance of such Class of Certificates or such Trust Component on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B and Class C Trust Components and the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class E, Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period. Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan, a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) or Serviced Pari Passu Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents

(provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.005% per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Pari Passu Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) serviced by the Master Servicer; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction or (d) the circumstances covered in clauses (i), (ii), (iii), (iv) or (v) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class. Any Net Prepayment Interest Shortfall allocated to the Class C Trust Component will be allocated pro rata to the Class C Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class C Trust Component. Any Net Prepayment Interest Shortfall allocated to the Class B Trust Component will be allocated pro rata to the Class B Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class B Trust Component. Any Net Prepayment Interest Shortfall allocated to the Class A-M Trust Component will be allocated pro rata to the Class A-M Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class A-M Trust Component.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2,

Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates. Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority, subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class or Trust Components on such date prior to any distribution being made on such Distribution Date in respect of any Classes or Trust Component subordinate to such Class or Trust Component, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv) and (v), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding the foregoing, within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old. The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates or Trust Component then outstanding (i.e., in respect of the Mortgage Loans, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and the Trust Components in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan

Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ Certificates) of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof. The Class PEZ Certificates do not have a minimum denomination. However, in connection with an exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-M, Class B and Class C Certificates exchanged (in the case of the Class A-M, Class B or Class C Certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or an affiliate of any such party (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement. The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, property releases, the application of earnout reserves, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates and the Class PEZ Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates and the Class PEZ Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

In addition, although the borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Except as described in this prospectus supplement, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C Certificates based on their respective entitlements pro rata. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates or such Trust Component for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate or the Class PEZ Certificates (if the Pass-Through Rate of any Trust Component is affected by the Weighted Average Net Mortgage Pass-Through Rate) could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate or Class PEZ Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate or Class PEZ Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Sequential Pay Certificate or Class PEZ Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates and the Class PEZ Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)      the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)      the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)      all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in April 2014;

(d)      there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)      prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)       all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)      no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)      no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)       no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)       there are no additional expenses of the Issuing Entity;

(k)      distributions on the Certificates are made on the 10th calendar day in each month, commencing in April 2014;

(l)       no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Lock-Out Period, if any;

(m)     the Closing Date is March 25, 2014;

(n)      each ARD Loan is paid in full on its Anticipated Repayment Date;

(o)      with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the CREFC® License Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination;

(p)      the JL Holdings-Burger King Portfolio-90 Mortgage Loan amortizes based on the respective amortization schedule attached as Annex H to this prospectus supplement; and

(q)      with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings–Burger King Portfolio–90 and JL Group

Holdings–Burger King Portfolio-9, each of which has an initial Due Date in May 2014, the related Mortgage Loan Seller will remit to the Depositor on the Closing Date an amount equal to 30 days of interest at the related Net Mortgage Pass-Through Rate on the Cut-off Date Balance of such Mortgage Loan, which represents the interest accrued for the Interest Accrual Period relating to the first Distribution Date in April 2014. Such funds will be delivered by the Depositor to the Certificate Administrator on the Closing Date for deposit into the Distribution Account and will be included in the Available Funds for the Distribution Date in April 2014.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 25, 2014 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including March 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 25, 2014 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including March 1, 2014 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this prospectus supplement. Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●         in accordance with the higher of the following standards of care:

1.      the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment) taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.      the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combination, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●         but without regard to any potential conflict of interest arising from:

1.      any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.      the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.      the Master Servicer’s obligation to make Advances;

4.      such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.      the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.      any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.      any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers (including primary servicers), contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and

to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything herein or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the trust fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code or (2) expose the Master Servicer, the Special Servicer, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or a Mortgage Loan Seller or their respective affiliates to any claim, suit or liability, (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer, solely to the extent it is permitted to take any of the following actions as provided for in the first proviso of the immediately following paragraph, will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day)

period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations as come into and continue in default;

(b)      any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or Default Interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)      any sale of a Defaulted Mortgage Loan that is not a Non-Serviced Mortgage Loan, an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “—Optional Termination” in this prospectus supplement) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with the Pooling and Servicing Agreement, in each case for less than the applicable Repurchase Price;

(d)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)      any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination);

(h)      releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)       any determination of an Acceptable Insurance Default;

(k)      the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)       any acceleration of a Mortgage Loan or Loan Combination following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(m)     any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; and

(n)      with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination, for so long as the JL Holdings-Burger King Portfolio-90 Junior Noteholder is the JL Holdings-Burger King Portfolio-90 Directing Holder, any JL Holdings-Burger King Portfolio-90 Major Decision;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

The Special Servicer will be responsible for the processing of Major Decisions; provided, however, that the Master Servicer and the Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of the Special Servicer to any of the matters listed in the foregoing clauses (a) through (m) with respect to any non-Specially Serviced Loan (see “—Modifications” in this prospectus supplement);

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder. Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor. Such consultation will not be binding on the Special Servicer.

With respect to the One Kendall Square Loan Combination, the 1760 Third Avenue Loan Combination, the PennCap Portfolio Loan Combination, the JL Holdings-Burger King Portfolio-90 Loan Combination and the McKinley Mall Loan Combination, the One Kendall Square Non-Controlling Note Holder, the 1760 Third Avenue Non-Controlling Note Holder, the PennCap Portfolio Non-Controlling Note Holder, the holder of the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan (for so long as the JL Holdings-Burger King Portfolio-90 Junior Noteholder is not the JL Holdings-Burger King Portfolio-90 Directing Holder) and the McKinley Mall Loan Non-Controlling Note Holder, respectively, will each have certain non-binding consultation rights with respect to the servicing of the related Loan Combination as provided in the related intercreditor agreement and described under “Description of the

Mortgage Pool—Loan Combinations/Split Loan Structures—The One Kendall Square Loan Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 1760 Third Avenue Loan Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The PennCap Portfolio Loan Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination—Consent Rights” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The McKinley Mall Loan Combination—Consultation and Control” in this prospectus supplement.

The “Directing Holder” means:

(a)      with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Mortgage Loan) or Serviced Loan Combination (other than the JL Holdings-Burger King Portfolio-90 Loan Combination), the Controlling Class Representative; and

(b)      with respect to the JL Holdings-Burger King Portfolio-90 Mortgage Loan or JL Holdings-Burger King Portfolio-90 Loan Combination, the JL Holdings-Burger King Portfolio-90 Directing Holder.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Mortgage Loan) and Serviced Loan Combinations (other than the JL Holdings-Burger King Portfolio-90 Loan Combination) is expected to be the B-Piece Buyer. The initial Directing Holder for the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Loan Combination is expected to be ARC Realty Finance Operating Partnership, L.P. Each Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative.

The initial Controlling Class Representative will be the B-Piece Buyer, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate

Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur under the following circumstances:

(a)      with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Mortgage Loan) or Serviced Loan Combination (other than the JL Holdings-Burger King Portfolio-90 Loan Combination), at any date on which either (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section; and

(b)      with respect to the JL Holdings-Burger King Portfolio-90 Mortgage Loan or JL Holdings-Burger King Portfolio-90 Loan Combination, at any date on which both (i) the JL Holdings-Burger King Portfolio-90 Junior Noteholder is no longer the JL Holdings-Burger King Portfolio-90 Directing Holder and (ii) either of the events described in subclauses (i) or (ii) of the immediately preceding clause (a) has occurred and is continuing.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder. However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party. The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity. The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent notice of a replacement of the Directing Holder by a majority of the Controlling Class, or the resignation of the then-current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur under the following circumstances:

(a)      with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Mortgage Loan) or Serviced Loan Combination (other than the JL Holdings-Burger King Portfolio-90 Loan Combination), at any date on which either (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial

Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section; and

(b)      with respect to the JL Holdings-Burger King Portfolio-90 Mortgage Loan or JL Holdings-Burger King Portfolio-90 Loan Combination, at any date on which both (i) the JL Holdings-Burger King Portfolio-90 Junior Noteholder is no longer the JL Holdings-Burger King Portfolio-90 Directing Holder and (ii) either of the events described in subclauses (i) or (ii) of the immediately preceding clause (a) has occurred and is continuing.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates. During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class

Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)      may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)      does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)      may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)      will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the

Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-C Certificates, the Class V Certificates, the Class R Certificates and the Class LR Certificates, or (2) upon termination of the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)      promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Directing Holder of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)      the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)      the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)      the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or

(2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. In connection with the foregoing:

(i)      after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)     if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)      the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any applicable Companion Loan and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc.

(“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator (and the Certificate Administrator will be required to promptly provide such notice to the Directing Holder, each Serviced Companion Loan noteholder and each Certificateholder) within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate

Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-C, Class V, Class R and Class LR Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Directing Holder 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” is, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Interest Accrual Period, a per annum rate equal to 0.0015%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.  The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be permitted to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  Any determination by the Special Servicer that an Advance proposed to be made is nonrecoverable will be conclusive and binding on the Master Servicer subject to the terms of the Pooling and Servicing Agreement. Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer and the Trustee will each be permitted to make its own determination that the Master Servicer or Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any related Companion Loan.  If the Master Servicer or the Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or the Special Servicer will be required to provide the servicer of the related Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to any related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations; provided, however, the Master Servicer will not be required to advance cure payments with respect to any Subordinate Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures— The 1760 Third Avenue Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The JL Holdings-Burger King Portfolio-90 Loan Combination—Advancing” in this prospectus supplement. With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination.  See “—Servicing of the Loan Combinations”, “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures”, and “—The One Kendall Square Loan Combination—Advancing”, “—The PennCap Portfolio Loan Combination—Advancing” and “The McKinley Mall Loan Combination— Advancing” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower and received by or on behalf of the Issuing Entity, (ii) from late payment fees on the related Mortgage Loan paid by the borrower and received by or on behalf of the Issuing Entity, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or a Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of a Serviced Companion Loan, the related Serviced Companion Loan noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is nonrecoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the related Serviced Companion Loan(s).  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name for the benefit of the Trustee for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) (other than the Interest Deposit Amount) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name for the benefit of the Trustee for the benefit of the Certificateholders (other than with respect to the Class V Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the holders of the Class V Certificates.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Exchangeable Distribution Account.  The Certificate Administrator is required to establish and maintain the “Exchangeable Distribution Account” in its own name for the benefit of the holders of the Class PEZ Certificates.  The Exchangeable Distribution Account may be a sub-account of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such account.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name for the benefit of the Trustee for the benefit of the Certificateholders.  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator for the benefit of the Trustee) on behalf of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan; and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “P-1” by Moody’s and the equivalent by KBRA (if then rated by KBRA), in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA), (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., so long as such depository’s long-term unsecured debt rating is at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for more than 30 days) or such depository’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “P-1” by Moody’s and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for 30 days or less), (iii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iii), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity which institution or trust company is rated at least “A2” by Moody’s and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iii) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (v) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency), which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  The Special Servicer will be responsible for determining whether to enforce any such due-on-sale clauses or to provide its consent to such an assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer.  The Special Servicer will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the Special Servicer determines, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Special Servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Special Servicer has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Serviced Companion Loan Securities”)) from Moody’s, DBRS and KBRA with respect to any Mortgage Loan that represents one of the 10 largest Mortgage Loans based on Stated Principal Balance; provided, that the Special Servicer will be entitled to reasonably rely upon the written notification delivered to the Special Servicer of the applicable other servicer regarding the 10 largest mortgage loans in such securitization). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  The Special Servicer will be responsible for determining whether to enforce any such due-on-encumbrance clauses or to provide its consent to such a loan or encumbrance and for the handling of all related processing and documentation or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer.  The Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities) from Moody’s, DBRS and KBRA with respect to any Mortgage Loan that represents one of the 10 largest Mortgage Loans based on Stated Principal Balance (provided, that the Special Servicer will be entitled to reasonably rely upon the written notification delivered to the Special Servicer of the applicable other servicer regarding the 10 largest mortgage loans in such securitization).  To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing

Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loan.  Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2015 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing any Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing such Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(a)      except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(b)      all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing:

(a)      the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(b)      if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c)      the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d)      except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement);

(e)      to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(f)      any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations and Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s) and “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or the Serviced Loan Combinations, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan).  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders, all of the representations and warranties described in Annex F to this prospectus supplement made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” in this prospectus supplement.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property, which is in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower) property, then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities).   The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, certificate administrator, the trustee, the operating advisor and the depositor of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal action or claim relating to the related Non-Serviced Mortgage Loan under the related Other Pooling and Servicing Agreement, the Pooling and Servicing Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans); provided that such indemnification will not extend to any losses, liabilities, costs or expenses: (i) specifically required to be borne by such party, without right of reimbursement, pursuant to the terms of the related Other Pooling and Servicing Agreement; (ii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made by such person under the related Other Pooling and Servicing Agreement or (iii) incurred in connection with any legal action or claim against such party resulting from any willful misfeasance, bad faith or negligence in the performance of such person’s obligations and duties under the related Other Pooling and Servicing Agreement or the related Intercreditor Agreement or resulting from negligent disregard of such obligations and duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Serviced Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Serviced Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)      with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class,

evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of any affected Serviced Companion Loan; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of any affected Serviced Companion Loan; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      any of DBRS, Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS, Moody’s or KBRA, as applicable, within sixty (60) days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and

(g)      so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. In the case of a Servicer Termination Event pursuant to clause (f) or clause (g) of the definition thereof, the Certificate

Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, such Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Serviced Companion Loan Security qualifies, downgrades or withdraws its rating of such Serviced Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, and regardless of whether such event constitutes a Servicer Termination Event, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Serviced Companion Loan Security qualifies, downgrades or withdraws its rating of such Serviced Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, and regardless of whether such event constitutes a Servicer Termination Event, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special

Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)      to cure any ambiguity or to correct any error;

(b)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)      to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Serviced Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Directing Holder or the right of the Directing Holder to receive information under the Pooling and Servicing Agreement);

(d)      to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Serviced Companion Loan Securities) has been obtained;

(e)      to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”),  certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7,

2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and the holders of any Serviced Companion Loan affected thereby and the holders of any Non-Serviced Companion Loan affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loan.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

In addition, notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if the incoming master servicer or special servicer, as applicable, confirms in writing that Moody’s, DBRS and/or KBRA, as applicable, have not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s, DBRS and/or KBRA, as applicable, is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider via email, which is required to contain such information in an electronic format suitable for posting, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan or successor REO Loan as to which any Serviced Companion Loan Securities exist, any reference in this prospectus supplement to a No Downgrade Confirmation includes a no downgrade confirmation by each applicable rating agency rating such Serviced Companion Loan Securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B and Class X-C Certificates; provided, that for purposes of such allocations, the Class A-M Certificates and the Class  PEZ Component A-M of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.  Non-U.S. holders of Exchangeable Certificates will be required to irrevocably appoint a “U.S. person” (for federal income tax purposes) to vote on any matter requiring the vote of such non-U.S. holder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the related Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the related Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties, or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held for the benefit of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the related Serviced Companion Loan noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Trustee for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a

Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled (but not required), subject to the transfer restrictions in the related Intercreditor Agreement, to sell such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights and obligations of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the One Kendall Square Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2014-UBS2 Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the COMM 2014-UBS2 Pooling and Servicing Agreement.

If the 1760 Third Avenue Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan.

If the PennCap Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, and if the WFRBS 2014-LC14 Special Servicer decides to sell the PennCap Portfolio Companion Loan, the WFRBS 2014-LC14 Special Servicer will be required to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the WFRBS 2014-LC14 Pooling and Servicing Agreement.

If the JL Holdings-Burger King Portfolio-90 Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell the JL Holdings-Burger King Portfolio-90 Mortgage Loan, the Special Servicer will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loan (but not the related Subordinate Companion Loan), as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

If the McKinley Mall Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2014-CCRE14 Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the COMM 2014-CCRE14 Pooling and Servicing Agreement.

With respect to any Serviced Companion Loan, the related Serviced Pari Passu Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.  In addition, with respect to any Non-Serviced Mortgage Loan (other than the PennCap Portfolio Mortgage Loan), if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement will be entitled (but not required) to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Directing Holder (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s processing and/or consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Special Servicer to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in April 2047 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will process (unless the Special Servicer and the Master Servicer mutually agree that the Master Servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions.  The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer’s determination to consent to or approve a request by a borrower with respect to any of the following will be subject to the Special Servicer’s processing and consent or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below (each of the following, a “Special Servicer Decision”):

(a)      approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)      approving any waiver regarding the receipt of financial statements (other than any waiver affecting the timing of receipt thereof; provided that such waiver does not involve permitting delivery of financial statements less than quarterly and more than 60 days after the end of the calendar quarter);

(c)      approving annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii), payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)      approving material easements;

(e)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)      in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan Documents have been satisfied, any requests to incur additional debt in accordance with the terms of the Mortgage Loan Documents;

(g)      any requests for the disbursement of earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision;

(h)      approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(i)      approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan).  If the Master Servicer and Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision, the Master Servicer shall obtain the Special Servicer’s prior consent to such Special Servicer Decision.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to process or to grant or withhold such consent.  When the Special Servicer’s processing and/or consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the date of the modification and deliver a copy to the Custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this prospectus supplement) and the holders of the related Serviced Companion Loan(s) (as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures”) and after consultation with the Operating Advisor (as described above under “—The Operating Advisor” in this prospectus supplement), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)      approving routine leasing activity, including, but not limited to, granting of SNDAs and consents involving routine leasing activities with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)      approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)      approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)      subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)      approving modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance provided that such proposed modification, waiver, consent or amendment does not relate to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment.  Additionally, such proposed modification, waiver, consent or amendment must be permitted by the terms of the Pooling and Servicing Agreement, and is subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)      approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)      granting waivers of minor covenant defaults (other than financial covenants);

(h)      as permitted under the Mortgage Loan Documents, releases of any escrow, reserve, letter of credit, earnouts or holdback amounts, except (1) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves (unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion) or (2) releases of earnouts or holdback amounts with respect to any Specially Serviced Loan;

(i)      any property management company changes with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with (i) a Stated Principal Balance equal to or less than $2,500,000.00 and (ii) where the successor property manager is not affiliated with the borrower; and

(j)      any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity.  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (which (1) shall exclude the Class V, Class R and Class LR Certificates and (2) with respect to Class X-C Certificates shall be sufficient if such Certificateholder has taken an assignment of the Voting Rights of the Class X-C Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class A-M, Class B, Class PEZ, Class C and Class D Certificates are no longer outstanding) if the sole remaining Certificateholder: (X) compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month; and (Y) pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) as of the day of the exchange and (C), three, divided by (ii) 360, for the Mortgage Loans remaining in the Issuing Entity.  If the sole remaining Certificateholder has taken only an assignment of the Voting Rights of the Class X-C Certificates, the holders of the Class X-C Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Servicing Fee” with respect to each Mortgage Loan (which also includes the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer and any primary servicer and sub-servicer) will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced

Companion Loans) that are not Specially Serviced Loans (50% where processing by, or consent of, the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where processing by, or consent of, the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the processing by, or consent of, the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, notwithstanding the foregoing, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the master servicer or the special servicer of the Non-Serviced Mortgage Loan that are allocated to, and received by or on behalf of, the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  In addition, the Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.”  With respect to each Non-Serviced Mortgage Loan, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” and is defined in this prospectus supplement to include any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)    either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)    any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)    the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)    the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)    the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)    the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)    a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)    the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a “servicing transfer event” (or equivalent event) will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative, the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan(s), and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to each Non-Serviced Loan Combination pursuant to the  related servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer, the Directing Holder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
with respect to any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holders’ option to purchase such Mortgage Loan becomes exercisable,

●
with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of such Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

●
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

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100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

●
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

●
100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan in accordance with the related intercreditor agreement and the related servicing agreement (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan, or otherwise applied, pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Master Servicer, without charge and within two business days following the related Determination Date (and the Master Servicer, to the extent it has received, will deliver or cause to be delivered to the Certificate Administrator, without charge and on each Master Servicer Remittance Date), an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.  Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Loan Combinations

Each Serviced Loan Combination will be serviced and administered in accordance with the Pooling and Servicing Agreement and the related Intercreditor Agreement.  If a Serviced Companion Loan in a Loan Combination becomes a Specially Serviced Loan, then the related Mortgage Loan will also become a Specially Serviced Loan.  If the Mortgage Loan in a Serviced Loan Combination is a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Each Non-Serviced Loan Combination will be serviced and administered in accordance with the related Other Pooling and Servicing Agreement and the related Intercreditor Agreement.  The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority to supervise any Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator or Other Trustee under the related Other Pooling and Servicing Agreement or make Property Advances with respect to any Non-Serviced Mortgage Loan.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the applicable party under the applicable Other Pooling and Servicing Agreement.

Each Other Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan.  Such terms include, without limitation:

●
Each Other Master Servicer and each Other Special Servicer must satisfy customary servicer rating criteria and each Other Master Servicer and each Other Special Servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

●	Each Other Master Servicer will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

●
For so long as no control termination event or similar event under each Other Pooling and Servicing Agreement is continuing, the directing holder or equivalent party under such Other Pooling and Servicing Agreement, or the related representative on its behalf, will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
Each Other Pooling and Servicing Agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
For so long as a consultation termination event or similar event under each Other Pooling and Servicing Agreement is continuing, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such Other Pooling and Servicing Agreement in accordance with the related servicing standard, such Other Trust Advisor has the right to recommend the replacement of such Other Special Servicer.

●
The provisions of any Other Pooling and Servicing Agreement may vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, and notice or rating agency communication and confirmation requirements.

In addition, with respect to the One Kendall Square Loan Combination, under the COMM 2014-UBS2 Pooling and Servicing Agreement:

●	The COMM 2014-UBS2 Master Servicer is expected to be entitled to receive a primary servicing fee at a rate of 0.0050% per annum.

●
The special servicing fee, the liquidation fee, the workout fee and additional servicing compensation with respect to the One Kendall Square Mortgage Loan are expected to be substantially similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The servicing transfer events that would cause the One Kendall Square Loan Combination to become specially serviced are expected to be substantially similar to the corresponding provisions under the Pooling and Servicing Agreement.

●	The conditions that would require an appraisal are expected to be substantially similar to the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

●
The concepts of “major decisions” and “special servicer decisions” in the COMM 2014-UBS2 Pooling and Servicing Agreement are expected to be substantially similar to those in the Pooling and Servicing Agreement.

For additional information regarding the One Kendall Square loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Kendall Square Loan Combination” in this prospectus supplement.

In addition, with respect to the PennCap Portfolio Loan Combination, under the WFRBS 2014-LC14 Pooling and Servicing Agreement:

●	The WFRBS 2014-LC14 Master Servicer will be entitled to receive a primary servicing fee at a rate of 0.01% per annum.

●	Special servicing fees, workout fees and liquidation fees payable under the WFRBS 2014-LC14 Pooling and Servicing Agreement are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.  However, workout fees and liquidation fees are not subject to any caps.  In addition, any party to the WFRBS 2014-LC14 Pooling and Servicing Agreement that makes a property advance with respect to the PennCap Portfolio Loan Combination will be entitled to reimbursement for that advance, with interest at a prime lending rate, in a manner similar to the reimbursement of Property Advances on the Loan Combinations serviced under the Pooling and Servicing Agreement.  However, the extent to which items with respect to the PennCap Portfolio Loan Combination that are the equivalent of default interest, late payment charges, assumption fees and/or modification fees may be applied to offset special servicing compensation, interest on advances and/or other expenses may be less (and perhaps materially less) than is the case under the Pooling and Servicing Agreement.

●
Additional servicing compensation with respect to the PennCap Portfolio Loan Combination may be allocated between the WFRBS 2014-LC14 Master Servicer and the WFRBS 2014-LC14 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

●
The parties with respect to the WFRBS 2014-LC14 Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the WFRBS 2014-LC14 Pooling and Servicing Agreement at least to the same extent that parties to the Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement.  To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the WFRBS 2014-LC14 Pooling and Servicing Agreement and/or the PennCap Portfolio Intercreditor Agreement to, the PennCap Portfolio Loan Combination or the related Mortgaged Property, the Issuing Entity as holder of the PennCap Portfolio Mortgage Loan, will generally be responsible for its pro rata share of such amounts.

●	Default interest and late payment charges with respect to the PennCap Portfolio Loan Combination will be allocated in accordance with the related PennCap Portfolio Intercreditor Agreement.

●
No items with respect to the PennCap Portfolio Mortgage Loan that are the equivalent of ancillary fees, assumption fees, modification fees, default interest and/or late payment charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the PennCap Portfolio Mortgage Loan.

●	The WFRBS 2014-LC14 Master Servicer is not obligated to cover prepayment interest shortfalls with respect to the PennCap Portfolio Mortgage Loan.

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The rating agencies rating the securities issued under the WFRBS 2014-LC14 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the WFRBS 2014-LC14 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

●
The allocation of duties in connection with the waiver and/or enforcement of due-on-sale and due-on-encumbrance provisions and other loan modifications, amendments and waivers, between the WFRBS 2014-LC14 Master Servicer and the WFRBS 2014-LC14 Special Servicer are different, in certain respects, than between the Master Servicer and the Special Servicer.

●
The servicing transfer events that would cause the PennCap Portfolio Loan Combination to become specially serviced are not identical to the corresponding provisions under the Pooling and Servicing Agreement.

●	The conditions that would require an appraisal may differ in some respects from the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

●
The concepts of “major decisions” and “special servicer decisions” (or, in each case, the equivalent) in the WFRBS 2014-LC14 Pooling and Servicing Agreement are not identical to those in the Pooling and Servicing Agreement.

For additional information regarding the PennCap Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The PennCap Portfolio Loan Combination” in this prospectus supplement.

In addition, with respect to the McKinley Mall Loan Combination, under the COMM 2014-CCRE14 Pooling and Servicing Agreement:

●	The COMM 2014-CCRE14 Master Servicer will be entitled to receive a primary servicing fee at a rate of 0.0050% per annum.

●
The special servicing fee, the liquidation fee, the workout fee and additional servicing compensation with respect to the McKinley Mall Mortgage Loan are substantially similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The servicing transfer events that would cause the McKinley Mall Loan Combination to become specially serviced are substantially similar to the corresponding provisions under the Pooling and Servicing Agreement.

●	The conditions that would require an appraisal are expected to be substantially similar to the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

●	The concepts of “major decisions” and “special servicer decisions” in the COMM 2014-CCRE14 Pooling and Servicing Agreement are substantially similar to those in the Pooling and Servicing Agreement.

For additional information regarding the McKinley Mall loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The McKinley Mall Loan Combination” in this prospectus supplement.

See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)      the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)      the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)      the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)      the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)      the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)       the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)      the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)      the number and aggregate Stated Principal Balance of the Mortgage Loans or the Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)       the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and any Trust Component with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)       the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates and any Trust Component allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)      the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)       the Pass-Through Rate for each Class of Regular Certificates and each Trust Component for the Distribution Date;

(m)     the Principal Distribution Amount for the Distribution Date;

(n)      the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)      the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)      the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)      the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)       the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)      a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)       a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)      the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)      the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)      the then-current credit support levels for each Class of Sequential Pay Certificates and Trust Component;

(y)      the original and then-current ratings of each Class of Certificates;

(z)      with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)    the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)    with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)    the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)    material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)    the identity of the Operating Advisor;

(ff)      the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)    an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)    the identity of the Controlling Class;

(ii)      the identity of the Controlling Class Representative; and

(jj)      such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”)  related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)      the following “deal documents”:

●	this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)      the following SEC filings:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)      the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)      the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)      the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)      the “Investor Q&A Forum”; and

(g)      solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than any Non-Serviced Mortgage Loan or related

Mortgaged Property) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the COMM 2014-CCRE14 Pooling and Servicing Agreement, the WFRBS 2014-LC14 Pooling and Servicing Agreement and the COMM 2014-UBS2 Pooling and Servicing Agreement.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates and will be accessible to the Depositor, the Rating Agencies and NRSROs who submit an NRSRO Certification.  Access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification, as applicable, in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager of a Mortgaged Property, or an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, or an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)      the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)      any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including Blackrock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning April 2014), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than the Determination Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)      Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending June 30, 2014, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2015.

(b)      Annually, on or before June 30 of each year, commencing in 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.

(c)      Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year-end 2014), with respect to any Mortgaged Property (except with respect to any  Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-193376).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement.  Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F and Class G Certificates and the Class A-M, Class B and Class C Trust Components as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the COMM 2014-CCRE14 Pooling and Servicing Agreement, the WFRBS 2014-LC14 Pooling and Servicing Agreement, the COMM 2014-UBS2 Pooling and Servicing Agreement and each Intercreditor Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F and Class G Certificates and the Class A-M, Class B and Class C Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Class A-M, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account), and (b) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-M Certificates will represent a undivided beneficial interests in the Class A-M Percentage Interest of the Class A-M Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-M-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-M, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account, and (iv) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, 13 of the Mortgaged Properties, representing approximately 19.2% of the Initial Outstanding Pool Balance, are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent, and, in the case of the Exchangeable Certificates, will represent beneficial ownership interests of all or a portion of one or more, regular interests in the Upper-Tier REMIC.  For purposes of the following discussion, the treatment described applies to a Class PEZ Certificateholder’s interest in the Class A-M, Class B and Class C Trust Components and also applies to the Class A-M, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” below.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

It is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium. An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and Class A-M, Class B and Class C Trust Components will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust

Component underlying that Exchangeable Certificate (such as the Class A-M Trust Component in the case of a Class A-M Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described herein.

The Class PEZ Certificates will represent beneficial ownership interests in all three of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Certificates, as described herein.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Holder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates for the Class PEZ Exchangeable Certificates, and the exchange of the Class PEZ Exchangeable Certificates for the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates will not be taxable.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975 (each, an “ERISA Plan”), or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, collectively with any ERISA Plan, a “Plan”), or any person whose underlying assets include Plan assets by reason of an ERISA Plan’s investment in such person (within the meaning of Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law) may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by an ERISA Plan in the Certificates.  The Department has granted an administrative exemption to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)      the acquisition of Offered Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(b)      the Offered Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)      the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)      the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)      the ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)      the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)      certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)      certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by ERISA Plans of the Offered Certificates would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes the ERISA Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Issuing Entity; (c) the ERISA Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by ERISA Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provisions as well as the prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), to be dated as of March 14, 2014, between the Depositor, German American Capital Corporation, Deutsche Bank Securities Inc., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and RBS Securities Inc. (collectively, the “Underwriters”), the Underwriters have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 25, 2014, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance (or, in the case of the Class X-A Certificates, the Notional Balance) of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:
Class	Deutsche Bank Securities Inc.	Natixis Securities Americas LLC	KeyBanc Capital Markets Inc.	RBS Securities Inc.
Class A-1	$50,244,000	$0	$0	$0
Class A-2	$126,105,000	$0	$0	$0
Class A-SB	$69,565,000	$0	$0	$0
Class A-3	$160,000,000	$0	$0	$0
Class A-4	$243,311,000	$0	$0	$0
Class X-A	$706,031,000	$0	$0	$0
Class A-M	$28,403,000	$0	$0	$0
Class B	$33,042,000	$0	$0	$0
Class PEZ	$78,255,000	$0	$0	$0
Class C	$16,810,000	$0	$0	$0

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 110.0788565328% of the aggregate Certificate Balance of the Offered Certificates with a principal balance, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller and the Depositor.  Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a Sponsor and Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and one of the joint bookrunning managers with respect to 100.0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates and (ii) Natixis Securities Americas LLC, one of the Underwriters and one of the co-managers with respect to each Class of Offered Certificates.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans and (ii) the payment by the Depositor to Natixis Real Estate Capital LLC, an affiliate of Natixis Securities Americas LLC, in its capacity as a Sponsor, of the purchase price for the NREC Mortgage Loans.  Additionally, proceeds received by LCF in connection with the contribution of the LCF Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such LCF Mortgage Loan that is financed with, and to make payments to, an affiliate of Deutsche Bank Securities Inc., as the related repurchase agreement counterparty.

As result of the circumstances described above, Deutsche Bank Securities Inc. and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Issuing Entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates be rated as follows will receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”).

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.  Although the Depositor will prepay fees for ongoing rating surveillance, the Depositor has no obligation or ability to ensure that any Rating Agency performs rating surveillance.  In addition, a Rating Agency may cease rating surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN
NEW YORK AND MASSACHUSETTS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 24.0% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Massachusetts (representing approximately 10.7% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), and which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Massachusetts.  Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods:  judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

INDEX OF DEFINED TERMS

1760 Third Avenue Companion Loan	S-190	Class B Percentage Interest	S-239
1760 Third Avenue Intercreditor		Class B Trust Component	S-240
Agreement	S-191	Class B-PEZ Percentage Interest	S-240
1760 Third Avenue Loan Combination	S-190	Class C Percentage Interest	S-240
1760 Third Avenue Mortgage Loan	S-190	Class C Trust Component	S-240
1760 Third Avenue Mortgaged Property	S-190	Class C-PEZ Percentage Interest	S-240
1760 Third Avenue Non-Controlling Note		Class PEZ Component	S-240
Holder	S-192	Class PEZ Component A-M	S-240
1760 Third Avenue Noteholders	S-191	Class PEZ Component B	S-240
17g-5 Information Provider	S-345	Class PEZ Component C	S-240
2010 PD Amending Directive	x	Class V Distribution Account	S-298
Acceptable Insurance Default	S-95	Class X-A Strip Rates	S-245
Administrative Fee Rate	S-215	Class X-B Strip Rates	S-246
ADR	S-215	Class X-C Strip Rates	S-246
Advance Rate	S-295	Clearstream	S-43, S-267
Advances	S-294	Clearstream Participants	S-270
Affected Investor	S-120	Closing Date	S-159
Allocated Loan Amount	S-216	CMBS	S-136
Annual Debt Service	S-216	Code	S-224
Anticipated Repayment Date	S-215	Collection Account	S-298
Appraisal Reduction Amount	S-245, S-264	Collection Period	S-244
Appraisal Reduction Event	S-263	COMM 2014-CCRE14 Certificate
Appraised Value	S-216	Administrator	S-206
Appraised-Out Class	S-266	COMM 2014-CCRE14 Directing Holder	S-207
Approved Mezzanine Loan	S-232	COMM 2014-CCRE14 Master Servicer	S-206
ARD Loan	S-215	COMM 2014-CCRE14 Operating Advisor .	S-206
Asset Status Report	S-330	COMM 2014-CCRE14 Pooling and
Assumed Final Distribution Date	S-259	Servicing Agreement	S-206
Assumed Scheduled Payment	S-248	COMM 2014-CCRE14 Special Servicer	S-206
Authenticating Agent	S-175	COMM 2014-CCRE14 Trustee	S-206
Available Funds	S-242	COMM 2014-UBS2 Certificate
Balloon Balance	S-216	Administrator	S-188
Balloon Loan	S-244	COMM 2014-UBS2 Directing Holder	S-189
Balloon LTV	S-217	COMM 2014-UBS2 Master Servicer	S-188
Bankruptcy Code	S-160	COMM 2014-UBS2 Operating Advisor	S-188
Base Interest Fraction	S-256	COMM 2014-UBS2 Pooling and Servicing
Beds	S-219	Agreement	S-188
B-Piece Buyer	S-114	COMM 2014-UBS2 Special Servicer	S-188
Capital Trust	S-106	COMM 2014-UBS2 Trustee	S-188
CBE	S-276	Companion Loan	S-180
Certificate Administrator	S-172	Consultation Termination Event	S-284
Certificate Balance	S-238	Control Eligible Certificates	S-284
Certificate Owners	S-270	Control Termination Event	S-284
Certificate Registrar	S-175, S-268	Controlling Class	S-283
Certificateholder	S-268	Controlling Class Certificateholder	S-283
Certificateholder Quorum	S-168	Controlling Class Representative	S-283
Certificates	S-237	Corrected Mortgage Loan	S-330
Certifying Certificateholder	S-271	CPR	S-274
Class	S-237	CREFC®	S-339
Class A-M Percentage Interest	S-239	CREFC® Investor Reporting Package	S-342
Class A-M Trust Component	S-239	CREFC® License Fee	S-216
Class A-M-PEZ Percentage Interest	S-239	CREFC® License Fee Rate	S-216

CREFC® NOI Adjustment Worksheet	S-347	FDIC	S-160, S-164
CREFC® Operating Statement Analysis		FIEL	xi
Report	S-346	Final Asset Status Report	S-289
Crossover Date	S-255	Financial Promotion Order	ix
CRR	S-120	Fitch	S-291
Current LTV	S-216	Form 8-K	S-237
Custodian	S-172	FPO Persons	ix
Cut-off Date	S-179	FSMA	ix
Cut-off Date Balance	S-179	Funds	S-164
Cut-off Date Loan-to-Value Ratio	S-216	GAAP	S-215
Cut-off Date LTV	S-216	GACC	S-136
Cut-off Date LTV Ratio	S-216	GACC Data Tape	S-137
Cut-off Date U/W NCF Debt Yield	S-217	GACC Deal Team	S-137
Cut-off Date U/W NOI Debt Yield	S-217	GACC Mortgage Loans	S-137
DBRS	S-290	GLA	S-217
Debt Service Coverage Ratio	S-219	Grantor Trust	S-348
Default Interest	S-245	Holders	S-270
Default Rate	S-245	Indirect Participants	S-269
Defaulted Mortgage Loan	S-322	Initial Outstanding Pool Balance	S-179
Defeasance	S-224	Initial Rate	S-215
Defeasance Collateral	S-224	Intercreditor Agreement	S-180
Defeasance Loans	S-221	Interest Accrual Amount	S-245
Defeasance Lock-Out Period	S-221	Interest Accrual Period	S-245
Defeasance Option	S-224	Interest Deposit Amount	S-182
Defeasance Period	S-221	Interest Payment Differential	S-222
Definitive Certificate	S-267	Interest Rate	S-217
Department	S-352	Interest Reserve Account	S-298
Depositaries	S-268	Interest Shortfall	S-245
Depositor	S-158	Interested Person	S-322
Determination Date	S-244	Investment Company Act	S-356
Directing Holder	S-283	Investor Certification	S-345
Disclosable Special Servicer Fees	S-335	Investor Q&A Forum	S-343
Discount Rate	S-222	Investor Registry	S-343
Distribution Account	S-298	IO Group YM Distribution Amount	S-256
Distribution Date	S-241	Issuing Entity	S-159
Distribution Date Statement	S-339	JL Holdings-Burger King Portfolio-90 A/A
DMARC	S-136	Intercreditor Agreement	S-195
DSCR	S-219	JL Holdings-Burger King Portfolio-90 A/B
DTC	S-43	Intercreditor Agreement	S-195
Due Date	S-182	JL Holdings-Burger King Portfolio-90
EEA	S-120	Companion Loans	S-195
Eligible Operating Advisor	S-290	JL Holdings-Burger King Portfolio-90
ERISA	S-352	Control Appraisal Period	S-203
ERISA Plan	S-352	JL Holdings-Burger King Portfolio-90
Euroclear	S-43	Directing Holder	S-203
Euroclear Participants	S-270	JL Holdings-Burger King Portfolio-90
Excess Interest	S-215	Junior Noteholder	S-195
Excess Liquidation Proceeds	S-320	JL Holdings-Burger King Portfolio-90 Loan
Excess Liquidation Proceeds Account	S-299	Combination	S-195
Exchange Act	S-141	JL Holdings-Burger King Portfolio-90
Exchange Date	S-241	Major Decision	S-201
Exchangeable Certificates	S-129, S-237	JL Holdings-Burger King Portfolio-90
Exchangeable Distribution Account	S-299	Mortgage Loan	S-194
Exchangeable Proportion	S-240	JL Holdings-Burger King Portfolio-90
Exemption	S-352	Mortgaged Property	S-194
Exemption Rating Agency	S-352

JL Holdings-Burger King Portfolio-90 Pari		Modification Fees	S-335
Passu Companion Loan	S-195	Modified Mortgage Loan	S-267
JL Holdings-Burger King Portfolio-90		Monthly Payment	S-243
Prepayment Premium	S-198	Moody’s	S-291
JL Holdings-Burger King Portfolio-90		Morningstar	S-291
Realized Principal Loss	S-198	Mortgage	S-181
JL Holdings-Burger King Portfolio-90		Mortgage Loan Documents	S-305
Senior Noteholders	S-195	Mortgage Loan Purchase Agreement	S-183
JL Holdings-Burger King Portfolio-90		Mortgage Loan Purchase Agreements	S-305
Senior Notes	S-195	Mortgage Loan Sellers	S-183
JL Holdings-Burger King Portfolio-90		Mortgage Loans	S-179
Subordinate Companion Loan	S-195	Mortgage Pool	S-179
KBRA	S-291	Mortgage Rate	S-247
Ladder Capital Group.	S-143	Mortgaged Properties	S-179
Ladder Capital Review Team	S-145	Mortgaged Property	S-179
Ladder Holdings	S-143	Moss-Bauer Apartments Intercreditor
LCF	S-143	Agreement	S-209
LCF Data Tape	S-145	Moss-Bauer Apartments Loan
LCF Financing Affiliates	S-143	Combination	S-208
LCF Mortgage Loans	S-143	Moss-Bauer Apartments Mortgage Loan	S-208
Leased Fee	S-217	Moss-Bauer Apartments Mortgage Loan
Lennar	S-164	Holder	S-209
Liquidation Fee	S-332	Moss-Bauer Apartments Mortgaged
Liquidation Proceeds	S-332	Property	S-208
Loan Combination	S-180	Moss-Bauer Apartments Note A Yield
Loan-to-Value Ratio	S-216	Maintenance Premium	S-211
Lock-Out Period	S-221	Moss-Bauer Apartments Realized
Loss of Value Payment	S-307	Principal Loss	S-211
Lower-Tier Distribution Account	S-299	Moss-Bauer Apartments Subordinate
Lower-Tier Regular Interests	S-348	Companion Loan	S-208
Lower-Tier REMIC	S-39, S-348	Moss-Bauer Apartments Subordinate
LTV at Maturity	S-217	Companion Loan Holder	S-209
LTV Ratio	S-216	MSA	S-217
LTV Ratio at Maturity	S-217	Natixis	S-152
MAI	S-266	Net Default Interest	S-244
Major Decision	S-281	Net Mortgage Pass-Through Rate	S-246
Master Lease	S-236	Net Operating Income	S-218
Master Servicer	S-161	Net Prepayment Interest Excess	S-262
Master Servicer Prepayment Interest		Net Prepayment Interest Shortfall	S-262
Shortfall Amount	S-262	Net REO Proceeds	S-244
Master Servicer Remittance Date	S-293	No Downgrade Confirmation	S-317
Master Servicing Fee	S-327	NOI	S-218
Master Servicing Fee Rate	S-327	NOI Date	S-218
Master Tenant	S-236	Non-Offered Certificates	S-238
Material Breach	S-305	Nonrecoverable Advance	S-296
Material Document Defect	S-305	Non-Reduced Certificates	S-169
Maturity Date LTV	S-217	Non-Serviced Companion Loan	S-180
McKinley Mall Companion Loan	S-206	Non-Serviced Loan Combination	S-180
McKinley Mall Intercreditor Agreement	S-206	Non-Serviced Mortgage Loan	S-180
McKinley Mall Loan Combination	S-206	Non-Serviced Mortgage Loan Primary
McKinley Mall Mortgage Loan	S-206	Servicing Fee Rate	S-247
McKinley Mall Mortgaged Property	S-206	NorthStar	S-231
McKinley Mall Non-Controlling Note		Note	S-181
Holder	S-207	Notional Balance	S-238
McKinley Mall Noteholders	S-206	NRA	S-218
Modeling Assumptions	S-274	NREC	S-152

NREC Data Tape	S-154	PRC	xi
NREC Deal Team	S-153	Prepayment Assumption	S-350
NREC Mortgage Loans	S-153	Prepayment Interest Excess	S-261
NRSRO	S-312	Prepayment Interest Shortfall	S-261
NRSRO Certification	S-345	Prepayment Premium	S-223
Occupancy	S-218	Prepayment Premium Lock-Out Period	S-221
Occupancy As-of Date	S-218	Prime Rate	S-295
Offered Certificateholder	S-349	Principal Distribution Amount	S-247
Offered Certificates	S-237	Principal Prepayments	S-244
Offsetting Modification Fees	S-335	Private Certificates	S-237
OID Regulations	S-349	Privileged Information	S-288
One Kendall Square Companion Loan	S-188	Privileged Information Exception	S-289
One Kendall Square Intercreditor		Privileged Person	S-344
Agreement	S-188	Promotion of Collective Investment
One Kendall Square Loan Combination	S-188	Schemes Exemptions Order	ix
One Kendall Square Mortgage Loan	S-188	Property Advances	S-294
One Kendall Square Mortgaged Property	S-188	Prospectus Directive	x
One Kendall Square Non-Controlling Note		Qualified Affiliate	S-310
Holder	S-189	Qualified Substitute Mortgage Loan	S-307
One Kendall Square Noteholders	S-188	Rating Agencies	S-356
Operating Advisor	S-175	RCM	S-164
Operating Advisor Consulting Fee	S-292	REA	S-65
Operating Advisor Fee	S-292	Realized Loss	S-259
Operating Advisor Fee Rate	S-292	Record Date	S-242
Operating Advisor Standard	S-288	Regular Certificates	S-237
Operating Advisor Termination Event	S-290	Reinvestment Yield	S-222
Other Certificate Administrator	S-206	Related Proceeds	S-296
Other Master Servicer	S-206	Release Date	S-224
Other Operating Advisor	S-206	Relevant Implementation Date	x
Other Pooling and Servicing Agreement	S-206	Relevant Member State	x
Other Special Servicer	S-206	Relevant Persons	ix
Other Trustee	S-206	REMIC	S-348
P&I Advance	S-293	REMIC Regulations	S-348
Pads	S-219	Removed Mortgage Loan	S-306
Pari Passu Companion Loan	S-181	REO Account	S-237
Participants	S-267	REO Loan	S-248
Pass-Through Rate	S-245	REO Property	S-237
Paying Agent	S-175	REO Tax	S-320
PCIS Persons	ix	Replacement Mortgage Loan	S-306
PennCap Portfolio Companion Loan	S-192	Repurchase Price	S-306
PennCap Portfolio Intercreditor Agreement	S-192	Requesting Holders	S-266
PennCap Portfolio Loan Combination	S-192	Requesting Party	S-316
PennCap Portfolio Mortgage Loan	S-192	Reserve Accounts	S-182
PennCap Portfolio Mortgaged Property	S-192	Residual Certificates	S-237
PennCap Portfolio Non-Controlling Note		Restricted Group	S-353
Holder	S-193	Restricted Party	S-289
PennCap Portfolio Noteholders	S-192	Revised Rate	S-215
Percentage Interest	S-242	RevPar	S-218
Permitted Encumbrances	S-182	Rialto	S-164
Permitted Special Servicer/Affiliate Fees	S-336	ROFO	S-81
Philips	S-106	ROFR	S-81
Plan	S-352	Rooms	S-219
Planned Principal Balance	S-255	Rule 17g-5	S-314
PML	S-149	Rules	S-269
Pool Allocated Loan Amount	S-232	S&P	S-291
Pooling and Servicing Agreement	S-278	SAM	S-176

SEC	S-141	U/W EGI	S-220
Securities Act	S-345	U/W NCF	S-218
Securitization Retention Requirements	S-120	U/W NCF Debt Yield	S-217
SEL	S-149	U/W NCF DSCR	S-219
Sequential Pay Certificate	S-238	U/W NOI	S-218
Sequential Pay Certificates	S-238	U/W NOI Debt Yield	S-217
Serviced Companion Loan	S-180	U/W NOI DSCR	S-220
Serviced Companion Loan Securities	S-301	U/W Revenue	S-220
Serviced Loan Combination	S-180	Underwriters	S-159, S-354
Serviced Pari Passu Companion Loan	S-181	Underwriting Agreement	S-354
Serviced REO Property	S-237	Underwritten NCF	S-218
Servicer Termination Events	S-310	Underwritten NCF Debt Yield	S-217
Servicing Compensation	S-327	Underwritten NCF DSCR	S-219
Servicing Fee	S-327	Underwritten Net Cash Flow	S-218
Servicing Fee Rate	S-327	Underwritten Net Operating Income	S-218
Servicing Standard	S-279	Underwritten NOI	S-218
Servicing Transfer Event	S-330	Underwritten NOI Debt Yield	S-217
SF	S-218	Underwritten NOI DSCR	S-220
SH	S-175	Units	S-219
Similar Law	S-352	Unliquidated Advance	S-298
Situs	S-176	Unscheduled Payments	S-244
Small Loan Appraisal Estimate	S-264	UPB	S-176
SMMEA	S-355	Updated Appraisal	S-265
Special Servicer	S-164	Upper-Tier Distribution Account	S-299
Special Servicer Decision	S-323	Upper-Tier REMIC	S-39, S-348
Special Servicing Fee	S-331	Volcker Rule	S-121
Specially Serviced Loan	S-329	Voting Rights	S-318
Sponsors	S-183	Wachovia	S-161
Sq. Ft.	S-218	Weighted Average Net Mortgage
Square Feet	S-218	Pass-Through Rate	S-246
Stated Principal Balance	S-260	Wells Fargo	S-161
Subject PennCap Portfolio Guarantors	S-105	Wells Fargo Bank	S-172
Subordinate Certificates	S-262	WFRBS 2014-LC14 Certificate
Subordinate Companion Loan	S-181	Administrator	S-192
Sub-Servicing Entity	S-311	WFRBS 2014-LC14 Depositor	S-192
T-12	S-218	WFRBS 2014-LC14 Directing Holder	S-193
Term to Maturity	S-218	WFRBS 2014-LC14 Master Servicer	S-192
Terms and Conditions	S-270	WFRBS 2014-LC14 Pooling and Servicing
TIA	S-314	Agreement	S-192
TIA Applicability Determination	S-315	WFRBS 2014-LC14 Special Servicer	S-192
Tranche Percentage Interest	S-241	WFRBS 2014-LC14 Trust Advisor	S-192
TRIPRA	S-96	WFRBS 2014-LC14 Trustee	S-192
Trust Component	S-240	Withheld Amounts	S-298
Trust REMIC	S-39	Workout Fee	S-331
Trust REMICs	S-348	Workout-Delayed Reimbursement Amount	S-297
Trustee	S-169	Yield Maintenance Charge	S-222
Trustee/Certificate Administrator Fee	S-175	Yield Maintenance Loans	S-221
Trustee/Certificate Administrator Fee Rate	S-175	Yield Maintenance Lock-Out Period	S-221
U.S. Bank	S-169	Yield Maintenance Period	S-221
U.S. Obligations	S-223

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Loan	Original	Date Balance	Maturity ARD	Property	Property	Interest	Total	Administrative
Property Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	($)(3)(4)(10)	Balance($)(10)	Type(5)	Type	Rate(8)	Strip	Fee Rate(6)
Loan	1	One Kendall Square(29)	8.9%	1	GACC	GACC	83,000,000	83,000,000	74,787,437	Mixed Use	Office/Lab/Retail	4.8200%	0.0304%	0.0304%
Loan	2	1760 Third Avenue(29)(31)	8.1%	1	Natixis	Natixis	75,000,000	75,000,000	75,000,000	Multifamily	Student Housing	4.5786%	0.0169%	0.0169%
Loan	3	AMC Portfolio Pool III	7.8%	2	GACC	GACC	72,686,572	72,686,572	65,507,106	Manufactured Housing Community	Manufactured Housing Community	4.9150%	0.0569%	0.0569%
Property	3.01	Redwood Estates	5.2%	1	GACC	GACC	48,243,234	48,243,234		Manufactured Housing Community	Manufactured Housing Community
Property	3.02	Longview Community	2.6%	1	GACC	GACC	24,443,338	24,443,338		Manufactured Housing Community	Manufactured Housing Community
Loan	4	WRS Retail Portfolio(31)	7.7%	13	LCF	LCF	71,000,000	71,000,000	63,619,667	Various	Various	5.5860%	0.0569%	0.0569%
Property	4.01	Hudson Bridge Crossing	1.1%	1	LCF	LCF	9,925,000	9,925,000		Retail	Shadow Anchored
Property	4.02	Shoppes at Richland	0.9%	1	LCF	LCF	7,940,000	7,940,000		Retail	Shadow Anchored
Property	4.03	Shoppes at Westgate	0.7%	1	LCF	LCF	6,800,000	6,800,000		Retail	Shadow Anchored
Property	4.04	Shoppes at White Knoll	0.7%	1	LCF	LCF	6,760,000	6,760,000		Retail	Shadow Anchored
Property	4.05	Glenn View Station	0.7%	1	LCF	LCF	6,350,000	6,350,000		Retail	Shadow Anchored
Property	4.06	Chamblee Village	0.6%	1	LCF	LCF	5,800,000	5,800,000		Retail	Shadow Anchored
Property	4.07	Grand View Station	0.6%	1	LCF	LCF	5,600,000	5,600,000		Retail	Shadow Anchored
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	1	LCF	LCF	5,050,000	5,050,000		Other	Leased Fee
Property	4.09	Shoppes at Oxford	0.5%	1	LCF	LCF	4,800,000	4,800,000		Retail	Shadow Anchored
Property	4.10	Shoppes at Raeford	0.5%	1	LCF	LCF	4,300,000	4,300,000		Retail	Shadow Anchored
Property	4.11	Villages at Red Bridge	0.3%	1	LCF	LCF	2,775,000	2,775,000		Retail	Shadow Anchored
Property	4.12	Shoppes at Goldsboro	0.3%	1	LCF	LCF	2,500,000	2,500,000		Retail	Shadow Anchored
Property	4.13	Shoppes at Westgate Outparcel	0.3%	1	LCF	LCF	2,400,000	2,400,000		Other	Leased Fee
Loan	5	Akers Mill Square	6.5%	1	LCF	LCF	60,000,000	60,000,000	48,601,938	Retail	Anchored	4.5500%	0.0569%	0.0569%
Loan	6	Bronx River Plaza	6.3%	1	GACC	GACC	58,000,000	58,000,000	47,158,320	Retail	Anchored	4.6600%	0.0569%	0.0569%
Loan	7	100 Westminster	5.2%	1	GACC	GACC	48,190,000	48,115,802	39,151,780	Office	CBD	4.6500%	0.0569%	0.0569%
Loan	8	Marriott Downtown Hartford	4.9%	1	Natixis	Natixis	45,000,000	45,000,000	37,681,940	Hospitality	Full Service	5.5700%	0.0169%	0.0169%
Loan	9	PennCap Portfolio(29)(31)	3.6%	32	LCF	LCF	33,700,000	33,700,000	29,676,923	Various	Various	5.7243%	0.0354%	0.0354%
Property	9.01	3701 Corporate Parkway	0.4%	1	LCF	LCF	3,263,751	3,263,751		Office	Suburban
Property	9.02	3773 Corporate Parkway	0.3%	1	LCF	LCF	2,969,523	2,969,523		Office	Suburban
Property	9.03	1605 Valley Center Parkway	0.3%	1	LCF	LCF	2,359,272	2,359,272		Office	Suburban
Property	9.04	1525 Valley Center Parkway	0.2%	1	LCF	LCF	2,201,261	2,201,261		Office	Suburban
Property	9.05	1560 Valley Center Parkway	0.2%	1	LCF	LCF	1,844,373	1,844,373		Office	Suburban
Property	9.06	1550 Valley Center Parkway	0.2%	1	LCF	LCF	1,591,011	1,591,011		Office	Suburban
Property	9.07	1455 Valley Center Parkway	0.2%	1	LCF	LCF	1,580,113	1,580,113		Office	Suburban
Property	9.08	1480 Valley Center Parkway	0.2%	1	LCF	LCF	1,449,345	1,449,345		Office	Suburban
Property	9.09	1510 Valley Center Parkway	0.1%	1	LCF	LCF	1,291,334	1,291,334		Office	Suburban
Property	9.10	1495 Valley Center Parkway	0.1%	1	LCF	LCF	1,152,393	1,152,393		Office	Suburban
Property	9.11	1640 Valley Center Parkway	0.1%	1	LCF	LCF	1,087,009	1,087,009		Office	Suburban
Property	9.12	57 South Commerce Way	0.1%	1	LCF	LCF	1,027,074	1,027,074		Industrial	Flex
Property	9.13	1650 Valley Center Parkway	0.1%	1	LCF	LCF	939,895	939,895		Office	Suburban
Property	9.14	89 South Commerce Way	0.1%	1	LCF	LCF	923,549	923,549		Industrial	Flex
Property	9.15	1660 Valley Center Parkway	0.1%	1	LCF	LCF	779,159	779,159		Office	Suburban
Property	9.16	1530 Valley Center Parkway	0.1%	1	LCF	LCF	746,467	746,467		Office	Suburban
Property	9.17	85 South Commerce Way	0.1%	1	LCF	LCF	653,840	653,840		Industrial	Flex
Property	9.18	2196 Avenue C	0.1%	1	LCF	LCF	626,597	626,597		Industrial	Flex
Property	9.19	2202 Hangar Place	0.1%	1	LCF	LCF	626,597	626,597		Industrial	Flex
Property	9.20	754 Roble Road	0.1%	1	LCF	LCF	593,905	593,905		Industrial	Flex
Property	9.21	83 South Commerce Way	0.1%	1	LCF	LCF	583,007	583,007		Industrial	Flex
Property	9.22	87 South Commerce Way	0.1%	1	LCF	LCF	572,110	572,110		Industrial	Flex
Property	9.23	974 Marcon Boulevard	0.1%	1	LCF	LCF	542,142	542,142		Industrial	Flex
Property	9.24	2201 Hangar Place	0.1%	1	LCF	LCF	536,694	536,694		Industrial	Flex
Property	9.25	7355 William Avenue	0.1%	1	LCF	LCF	536,694	536,694		Industrial	Flex
Property	9.26	944 Marcon Boulevard	0.1%	1	LCF	LCF	531,245	531,245		Industrial	Flex
Property	9.27	954 Marcon Boulevard	0.1%	1	LCF	LCF	504,002	504,002		Industrial	Flex
Property	9.28	7277 William Avenue	0.1%	1	LCF	LCF	498,553	498,553		Industrial	Flex
Property	9.29	2041 Avenue C	0.1%	1	LCF	LCF	465,861	465,861		Industrial	Flex
Property	9.30	964 Marcon Boulevard	0.0%	1	LCF	LCF	411,374	411,374		Industrial	Flex
Property	9.31	7562 Penn Drive	0.0%	1	LCF	LCF	411,374	411,374		Industrial	Flex
Property	9.32	764 Roble Road	0.0%	1	LCF	LCF	400,477	400,477		Industrial	Flex

A-1-1

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Loan	Original	Date Balance	Maturity ARD	Property	Property	Interest	Total	Administrative
Property Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	($)(3)(4)(10)	Balance($)(10)	Type(5)	Type	Rate(8)	Strip	Fee Rate(6)
Loan	10	GEM Hotel(31)	3.2%	1	LCF	LCF	29,300,000	29,300,000	26,912,413	Hospitality	Limited Service	4.7330%	0.0569%	0.0569%
Loan	11	181 East 119th Street	2.9%	1	LCF	LCF	27,000,000	27,000,000	23,256,180	Multifamily	Mid Rise	4.8200%	0.0569%	0.0569%
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	90	LCF	LCF	26,900,000	26,900,000	16,321,949	Retail	Single Tenant	4.8999%	0.0669%	0.0669%
Property	12.01	Burger King #02957 - Houma, LA	0.1%	1	LCF	LCF	507,760	507,760		Retail	Single Tenant
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	1	LCF	LCF	485,193	485,193		Retail	Single Tenant
Property	12.03	Burger King #11942 - Gray, LA	0.1%	1	LCF	LCF	482,936	482,936		Retail	Single Tenant
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	1	LCF	LCF	467,139	467,139		Retail	Single Tenant
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	1	LCF	LCF	464,883	464,883		Retail	Single Tenant
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	1	LCF	LCF	440,059	440,059		Retail	Single Tenant
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	1	LCF	LCF	428,775	428,775		Retail	Single Tenant
Property	12.08	Burger King #09788 - Walker, LA	0.0%	1	LCF	LCF	426,518	426,518		Retail	Single Tenant
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	1	LCF	LCF	400,566	400,566		Retail	Single Tenant
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	1	LCF	LCF	394,925	394,925		Retail	Single Tenant
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	1	LCF	LCF	385,898	385,898		Retail	Single Tenant
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	1	LCF	LCF	381,384	381,384		Retail	Single Tenant
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	1	LCF	LCF	379,128	379,128		Retail	Single Tenant
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	1	LCF	LCF	377,999	377,999		Retail	Single Tenant
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	1	LCF	LCF	374,614	374,614		Retail	Single Tenant
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	1	LCF	LCF	372,357	372,357		Retail	Single Tenant
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	1	LCF	LCF	372,357	372,357		Retail	Single Tenant
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	1	LCF	LCF	367,844	367,844		Retail	Single Tenant
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	1	LCF	LCF	363,331	363,331		Retail	Single Tenant
Property	12.20	Burger King #03623 - Covington, LA	0.0%	1	LCF	LCF	363,331	363,331		Retail	Single Tenant
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	1	LCF	LCF	363,331	363,331		Retail	Single Tenant
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	1	LCF	LCF	361,074	361,074		Retail	Single Tenant
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	1	LCF	LCF	361,074	361,074		Retail	Single Tenant
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	1	LCF	LCF	358,817	358,817		Retail	Single Tenant
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	1	LCF	LCF	358,817	358,817		Retail	Single Tenant
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	1	LCF	LCF	356,560	356,560		Retail	Single Tenant
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	1	LCF	LCF	354,304	354,304		Retail	Single Tenant
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	1	LCF	LCF	354,304	354,304		Retail	Single Tenant
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	1	LCF	LCF	343,020	343,020		Retail	Single Tenant
Property	12.30	Burger King #04581 - Foley, AL	0.0%	1	LCF	LCF	338,507	338,507		Retail	Single Tenant
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	1	LCF	LCF	338,507	338,507		Retail	Single Tenant
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	1	LCF	LCF	332,865	332,865		Retail	Single Tenant
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	1	LCF	LCF	327,223	327,223		Retail	Single Tenant
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	1	LCF	LCF	327,223	327,223		Retail	Single Tenant
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	1	LCF	LCF	327,223	327,223		Retail	Single Tenant
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	1	LCF	LCF	327,223	327,223		Retail	Single Tenant
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	1	LCF	LCF	327,223	327,223		Retail	Single Tenant
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	1	LCF	LCF	320,453	320,453		Retail	Single Tenant
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	1	LCF	LCF	310,298	310,298		Retail	Single Tenant
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	1	LCF	LCF	304,656	304,656		Retail	Single Tenant
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	1	LCF	LCF	304,656	304,656		Retail	Single Tenant
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	1	LCF	LCF	304,656	304,656		Retail	Single Tenant
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	1	LCF	LCF	302,399	302,399		Retail	Single Tenant
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	1	LCF	LCF	302,399	302,399		Retail	Single Tenant
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	1	LCF	LCF	302,399	302,399		Retail	Single Tenant
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	1	LCF	LCF	293,372	293,372		Retail	Single Tenant
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	1	LCF	LCF	291,116	291,116		Retail	Single Tenant
Property	12.48	Burger King #08645 - Pace, FL	0.0%	1	LCF	LCF	286,602	286,602		Retail	Single Tenant
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	1	LCF	LCF	284,346	284,346		Retail	Single Tenant
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	1	LCF	LCF	284,346	284,346		Retail	Single Tenant
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	1	LCF	LCF	282,089	282,089		Retail	Single Tenant
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	1	LCF	LCF	282,089	282,089		Retail	Single Tenant
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	1	LCF	LCF	279,832	279,832		Retail	Single Tenant
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	1	LCF	LCF	279,832	279,832		Retail	Single Tenant
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	1	LCF	LCF	277,576	277,576		Retail	Single Tenant
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	1	LCF	LCF	270,805	270,805		Retail	Single Tenant
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	1	LCF	LCF	270,805	270,805		Retail	Single Tenant
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	1	LCF	LCF	270,805	270,805		Retail	Single Tenant
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	1	LCF	LCF	270,805	270,805		Retail	Single Tenant
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	1	LCF	LCF	268,549	268,549		Retail	Single Tenant

A-1-2

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Loan	Original	Date Balance	Maturity ARD	Property	Property	Interest	Total	Administrative
Property Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	($)(3)(4)(10)	Balance($)(10)	Type(5)	Type	Rate(8)	Strip	Fee Rate(6)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	1	LCF	LCF	261,779	261,779		Retail	Single Tenant
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	1	LCF	LCF	259,522	259,522		Retail	Single Tenant
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	1	LCF	LCF	259,522	259,522		Retail	Single Tenant
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	1	LCF	LCF	257,265	257,265		Retail	Single Tenant
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	1	LCF	LCF	255,008	255,008		Retail	Single Tenant
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	1	LCF	LCF	255,008	255,008		Retail	Single Tenant
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	1	LCF	LCF	252,752	252,752		Retail	Single Tenant
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	1	LCF	LCF	239,211	239,211		Retail	Single Tenant
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	1	LCF	LCF	236,955	236,955		Retail	Single Tenant
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	1	LCF	LCF	236,955	236,955		Retail	Single Tenant
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	1	LCF	LCF	236,955	236,955		Retail	Single Tenant
Property	12.72	Burger King #06105 - Northport, AL	0.0%	1	LCF	LCF	236,955	236,955		Retail	Single Tenant
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	1	LCF	LCF	236,955	236,955		Retail	Single Tenant
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	1	LCF	LCF	232,441	232,441		Retail	Single Tenant
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	1	LCF	LCF	230,185	230,185		Retail	Single Tenant
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	1	LCF	LCF	227,928	227,928		Retail	Single Tenant
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	1	LCF	LCF	225,671	225,671		Retail	Single Tenant
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	1	LCF	LCF	216,644	216,644		Retail	Single Tenant
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	1	LCF	LCF	209,874	209,874		Retail	Single Tenant
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	1	LCF	LCF	207,617	207,617		Retail	Single Tenant
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	1	LCF	LCF	203,104	203,104		Retail	Single Tenant
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	1	LCF	LCF	200,847	200,847		Retail	Single Tenant
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	1	LCF	LCF	198,591	198,591		Retail	Single Tenant
Property	12.84	Burger King #10607 - Houma, LA	0.0%	1	LCF	LCF	196,334	196,334		Retail	Single Tenant
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	1	LCF	LCF	191,820	191,820		Retail	Single Tenant
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	1	LCF	LCF	148,943	148,943		Retail	Single Tenant
Property	12.87	Burger King #12919 - Covington, LA	0.0%	1	LCF	LCF	110,579	110,579		Retail	Single Tenant
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	1	LCF	LCF	74,471	74,471		Retail	Single Tenant
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	1	LCF	LCF	40,621	40,621		Retail	Single Tenant
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	1	LCF	LCF	20,310	20,310		Retail	Single Tenant
Loan	13	The Dorchester at Forest Park	2.7%	1	GACC	GACC	25,000,000	24,963,673	20,655,025	Multifamily	High Rise	5.1600%	0.0569%	0.0569%
Loan	14	Hilton Garden Inn Houston	2.2%	1	LCF	LCF	20,750,000	20,750,000	17,256,600	Hospitality	Full Service	5.3500%	0.0869%	0.0869%
Loan	15	Durban Retail Portfolio II	2.0%	2	LCF	LCF	18,900,000	18,873,087	15,706,703	Retail	Anchored	5.3440%	0.0569%	0.0569%
Property	15.01	Wesley Chapel	1.5%	1	LCF	LCF	13,600,000	13,580,634		Retail	Anchored
Property	15.02	Milford Crossing	0.6%	1	LCF	LCF	5,300,000	5,292,453		Retail	Anchored
Loan	16	BJ’s Wholesale - Framingham	1.7%	1	LCF	LCF	15,900,000	15,900,000	14,587,343	Retail	Single Tenant	4.6500%	0.0569%	0.0569%
Loan	17	Pioneer Building	1.4%	1	GACC	GACC	13,100,000	13,100,000	11,598,842	Office	CBD	5.0200%	0.0569%	0.0569%
Loan	18	The Glen Centre	1.4%	1	LCF	LCF	13,000,000	13,000,000	11,505,298	Retail	Unanchored	5.0000%	0.0569%	0.0569%
Loan	19	Valley Forge MHP	1.3%	1	LCF	LCF	12,500,000	12,500,000	11,498,623	Manufactured Housing Community	Manufactured Housing Community	4.8200%	0.0569%	0.0569%
Loan	20	University Plaza / Centre Circle	1.2%	2	GACC	GACC	11,500,000	11,482,949	9,446,129	Various	Various	4.9800%	0.0569%	0.0569%
Property	20.01	University Plaza	1.0%	1	GACC	GACC	8,900,000	8,886,804		Mixed Use	Industrial/Retail
Property	20.02	Centre Circle	0.3%	1	GACC	GACC	2,600,000	2,596,145		Industrial	Warehouse/Distribution
Loan	21	Bartonsville Plaza	1.1%	1	LCF	LCF	10,150,000	10,150,000	8,760,628	Retail	Unanchored	4.9000%	0.0569%	0.0569%
Loan	22	McKinley Mall(29)	1.1%	1	Natixis	Natixis	10,000,000	10,000,000	8,162,343	Retail	Super Regional Mall	4.7920%	0.0154%	0.0154%
Loan	23	Carriage House & Brook Manor Apartments	1.0%	2	GACC	GACC	9,550,000	9,550,000	7,863,574	Multifamily	Garden	5.0400%	0.0569%	0.0569%
Property	23.01	Brook Manor Apartments	0.5%	1	GACC	GACC	4,812,598	4,812,598		Multifamily	Garden
Property	23.02	Carriage House Apartments	0.5%	1	GACC	GACC	4,737,402	4,737,402		Multifamily	Garden
Loan	24	Moss-Bauer Apartments(30)	1.0%	1	GACC	GACC	9,400,000	9,400,000	8,124,567	Multifamily	Mid Rise	4.9600%	0.0569%	0.0569%
Loan	25	University Place	0.9%	1	LCF	LCF	8,750,000	8,750,000	7,263,521	Multifamily	Student Housing	5.2920%	0.0569%	0.0569%
Loan	26	Arrowridge Business Park	0.9%	1	LCF	LCF	8,450,000	8,450,000	8,167,815	Industrial	Flex	5.4910%	0.0569%	0.0569%
Loan	27	Ithaca Hotel Portfolio	0.9%	2	LCF	LCF	7,970,000	7,970,000	6,131,936	Hospitality	Limited Service	5.8000%	0.0569%	0.0569%
Property	27.01	Country Inn & Suites Ithaca	0.6%	1	LCF	LCF	5,300,000	5,300,000		Hospitality	Limited Service
Property	27.02	Econo Lodge Ithaca	0.3%	1	LCF	LCF	2,670,000	2,670,000		Hospitality	Limited Service
Loan	28	Packing House	0.8%	1	GACC	GACC	7,650,000	7,650,000	6,251,479	Mixed Use	Retail/Office	4.8100%	0.0569%	0.0569%
Loan	29	Port Columbus Executive Park	0.7%	3	Natixis	Natixis	6,400,000	6,383,996	5,279,637	Office	Suburban	5.1100%	0.0169%	0.0169%
Property	29.01	2740 Airport Drive	0.3%	1	Natixis	Natixis	3,000,000	2,992,498		Office	Suburban
Property	29.02	2760 Airport Drive	0.2%	1	Natixis	Natixis	2,100,000	2,094,749		Office	Suburban
Property	29.03	2720 Airport Drive	0.1%	1	Natixis	Natixis	1,300,000	1,296,749		Office	Suburban
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	2	LCF	LCF	6,350,000	6,350,000	5,289,259	Various	Various	5.4000%	0.0569%	0.0569%
Property	30.01	Orchard Maple Plaza	0.4%	1	LCF	LCF	3,794,970	3,794,970		Mixed Use	Office/Retail
Property	30.02	Palmer Crossing Center	0.3%	1	LCF	LCF	2,555,030	2,555,030		Retail	Unanchored

A-1-3

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Loan	Original	Date Balance	Maturity ARD	Property	Property	Interest	Total	Administrative
Property Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	($)(3)(4)(10)	Balance($)(10)	Type(5)	Type	Rate(8)	Strip	Fee Rate(6)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	2	GACC	GACC	6,000,000	6,000,000	4,929,162	Multifamily	Various	4.9700%	0.0769%	0.0769%
Property	31.01	Trafalgar Square Apartments	0.3%	1	GACC	GACC	3,160,000	3,160,000		Multifamily	Garden
Property	31.02	Lake Pointe Apartments	0.3%	1	GACC	GACC	2,840,000	2,840,000		Multifamily	Mid Rise
Loan	32	865 Lexington Retail	0.6%	1	LCF	LCF	6,000,000	6,000,000	6,000,000	Retail	Single Tenant	4.9500%	0.0569%	0.0569%
Loan	33	Holiday Inn Express Snyder	0.6%	1	LCF	LCF	6,000,000	6,000,000	3,874,977	Hospitality	Limited Service	5.6040%	0.0569%	0.0569%
Loan	34	Value Place Richmond	0.6%	1	GACC	GACC	5,500,000	5,480,965	4,900,495	Hospitality	Extended Stay	5.0900%	0.0569%	0.0569%
Loan	35	Greenway	0.6%	1	Natixis	Natixis	5,500,000	5,466,519	4,499,212	Multifamily	Garden	4.8500%	0.0169%	0.0169%
Loan	36	93 Palladium Way	0.6%	1	Natixis	Natixis	5,260,000	5,260,000	4,651,176	Industrial	Flex	4.6400%	0.0169%	0.0169%
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	9	LCF	LCF	5,200,000	5,200,000	3,423,146	Retail	Single Tenant	6.1000%	0.0669%	0.0669%
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	1	LCF	LCF	757,480	757,480		Retail	Single Tenant
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	1	LCF	LCF	728,819	728,819		Retail	Single Tenant
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	1	LCF	LCF	655,118	655,118		Retail	Single Tenant
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	1	LCF	LCF	614,173	614,173		Retail	Single Tenant
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	1	LCF	LCF	605,984	605,984		Retail	Single Tenant
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	1	LCF	LCF	491,339	491,339		Retail	Single Tenant
Property	37.07	Burger King #12264 - Mission, KS	0.1%	1	LCF	LCF	491,339	491,339		Retail	Single Tenant
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	1	LCF	LCF	462,677	462,677		Retail	Single Tenant
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	1	LCF	LCF	393,071	393,071		Retail	Single Tenant
Loan	38	Colonial Court Apartments	0.5%	1	LCF	LCF	5,000,000	5,000,000	44,541	Multifamily	Garden	4.4990%	0.0569%	0.0569%
Loan	39	Bloomfield Village Square	0.5%	1	LCF	LCF	5,000,000	5,000,000	44,542	Retail	Anchored	4.4990%	0.0569%	0.0569%
Loan	40	La Quinta Inn & Suites Loveland	0.5%	1	LCF	LCF	4,650,000	4,650,000	3,864,698	Hospitality	Limited Service	5.3300%	0.0569%	0.0569%
Loan	41	La Quinta Inn & Suites Floresville	0.5%	1	Natixis	Natixis	4,600,000	4,587,867	2,936,460	Hospitality	Limited Service	5.3300%	0.0169%	0.0169%
Loan	42	Candlewood Suites Melbourne	0.5%	1	Natixis	Natixis	4,500,000	4,491,551	3,414,524	Hospitality	Extended Stay	5.4200%	0.0169%	0.0169%
Loan	43	Colleyville Plaza	0.5%	1	Natixis	Natixis	4,400,000	4,389,369	3,654,152	Retail	Unanchored	5.3200%	0.0169%	0.0169%
Loan	44	Briar Creek	0.4%	1	Natixis	Natixis	4,087,500	4,087,500	3,825,396	Multifamily	Garden	4.6900%	0.0169%	0.0169%
Loan	45	Bridlewood Apartments	0.4%	1	Natixis	Natixis	3,290,000	3,285,320	2,734,990	Multifamily	Garden	5.3540%	0.0169%	0.0169%
Loan	46	Farmbrook Medical Center	0.3%	1	LCF	LCF	3,100,000	3,094,255	2,363,374	Office	Medical	5.5550%	0.0569%	0.0569%
Loan	47	Walgreens Hot Springs AR	0.3%	1	Natixis	Natixis	3,050,000	3,045,390	2,491,284	Retail	Single Tenant	4.8100%	0.0169%	0.0169%
Loan	48	El Centro	0.2%	1	Natixis	Natixis	1,500,000	1,500,000	1,148,898	Office	Medical	5.6700%	0.0169%	0.0169%

A-1-4

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Interest	Original	Remaining	Original	Remaining	First				Monthly	Annual	Companion Loan	Companion Loan
			Initial Pool	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity or	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Property Flag	ID	Property Name	Balance	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date(7)	ARD Date(8)	(Yes/No)(8)	Maturity Date(8)	Service($)(10)	Service($)(10)	Service($)(10)	Service($)(10)
Loan	1	One Kendall Square(29)	8.9%	Actual/360	120	119	360	360	03/06/2014	02/06/2024	No	02/06/2024	436,476	5,237,714	631,050	7,572,599
Loan	2	1760 Third Avenue(29)(31)	8.1%	Actual/360	60	59	0	0	03/05/2014	02/05/2019	No	02/05/2019	290,137	3,481,644	251,452	3,017,425
Loan	3	AMC Portfolio Pool III	7.8%	Actual/360	120	118	360	360	02/01/2014	01/01/2024	No	01/01/2024	386,430	4,637,160
Property	3.01	Redwood Estates	5.2%
Property	3.02	Longview Community	2.6%
Loan	4	WRS Retail Portfolio(31)	7.7%	Actual/360	120	118	360	360	02/06/2014	01/06/2024	No	01/06/2024	406,970	4,883,634
Property	4.01	Hudson Bridge Crossing	1.1%
Property	4.02	Shoppes at Richland	0.9%
Property	4.03	Shoppes at Westgate	0.7%
Property	4.04	Shoppes at White Knoll	0.7%
Property	4.05	Glenn View Station	0.7%
Property	4.06	Chamblee Village	0.6%
Property	4.07	Grand View Station	0.6%
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%
Property	4.09	Shoppes at Oxford	0.5%
Property	4.10	Shoppes at Raeford	0.5%
Property	4.11	Villages at Red Bridge	0.3%
Property	4.12	Shoppes at Goldsboro	0.3%
Property	4.13	Shoppes at Westgate Outparcel	0.3%
Loan	5	Akers Mill Square	6.5%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	305,796	3,669,556
Loan	6	Bronx River Plaza	6.3%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	299,417	3,593,005
Loan	7	100 Westminster	5.2%	Actual/360	120	119	360	359	03/06/2014	02/06/2024	No	02/06/2024	248,485	2,981,825
Loan	8	Marriott Downtown Hartford	4.9%	Actual/360	120	120	360	360	04/05/2014	03/05/2024	No	03/05/2024	257,485	3,089,819
Loan	9	PennCap Portfolio(29)(31)	3.6%	Actual/360	120	118	360	360	02/06/2014	01/06/2024	No	01/06/2024	196,114	2,353,370	523,747	6,284,966
Property	9.01	3701 Corporate Parkway	0.4%
Property	9.02	3773 Corporate Parkway	0.3%
Property	9.03	1605 Valley Center Parkway	0.3%
Property	9.04	1525 Valley Center Parkway	0.2%
Property	9.05	1560 Valley Center Parkway	0.2%
Property	9.06	1550 Valley Center Parkway	0.2%
Property	9.07	1455 Valley Center Parkway	0.2%
Property	9.08	1480 Valley Center Parkway	0.2%
Property	9.09	1510 Valley Center Parkway	0.1%
Property	9.10	1495 Valley Center Parkway	0.1%
Property	9.11	1640 Valley Center Parkway	0.1%
Property	9.12	57 South Commerce Way	0.1%
Property	9.13	1650 Valley Center Parkway	0.1%
Property	9.14	89 South Commerce Way	0.1%
Property	9.15	1660 Valley Center Parkway	0.1%
Property	9.16	1530 Valley Center Parkway	0.1%
Property	9.17	85 South Commerce Way	0.1%
Property	9.18	2196 Avenue C	0.1%
Property	9.19	2202 Hangar Place	0.1%
Property	9.20	754 Roble Road	0.1%
Property	9.21	83 South Commerce Way	0.1%
Property	9.22	87 South Commerce Way	0.1%
Property	9.23	974 Marcon Boulevard	0.1%
Property	9.24	2201 Hangar Place	0.1%
Property	9.25	7355 William Avenue	0.1%
Property	9.26	944 Marcon Boulevard	0.1%
Property	9.27	954 Marcon Boulevard	0.1%
Property	9.28	7277 William Avenue	0.1%
Property	9.29	2041 Avenue C	0.1%
Property	9.30	964 Marcon Boulevard	0.0%
Property	9.31	7562 Penn Drive	0.0%
Property	9.32	764 Roble Road	0.0%

A-1-5

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Interest	Original	Remaining	Original	Remaining	First				Monthly	Annual	Companion Loan	Companion Loan
			Initial Pool	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity or	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Property Flag	ID	Property Name	Balance	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date(7)	ARD Date(8)	(Yes/No)(8)	Maturity Date(8)	Service($)(10)	Service($)(10)	Service($)(10)	Service($)(10)
Loan	10	GEM Hotel(31)	3.2%	Actual/360	60	60	360	360	04/06/2014	03/06/2019	No	03/06/2019	152,543	1,830,511
Loan	11	181 East 119th Street	2.9%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	141,986	1,703,835
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	Actual/360	121	121	240	240	04/01/2014	04/01/2024	No	04/01/2024	179,728	2,156,734	153,003	1,836,030
Property	12.01	Burger King #02957 - Houma, LA	0.1%
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%
Property	12.03	Burger King #11942 - Gray, LA	0.1%
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%
Property	12.05	Burger King #06788 - Zachary, LA	0.1%
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%
Property	12.08	Burger King #09788 - Walker, LA	0.0%
Property	12.09	Burger King #03818 - Mobile, AL	0.0%
Property	12.10	Burger King #03156 - Saraland, AL	0.0%
Property	12.11	Burger King #01437 - Monroe, LA	0.0%
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%
Property	12.14	Burger King #01198 - Mobile, AL	0.0%
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%
Property	12.17	Burger King #12830 - Boutte, LA	0.0%
Property	12.18	Burger King #10763 - Hammond, LA	0.0%
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%
Property	12.20	Burger King #03623 - Covington, LA	0.0%
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%
Property	12.22	Burger King #01489 - Mobile, AL	0.0%
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%
Property	12.26	Burger King #05029 - Pineville, LA	0.0%
Property	12.27	Burger King #07467 - Ruston, LA	0.0%
Property	12.28	Burger King #11544 - Westlake, LA	0.0%
Property	12.29	Burger King #09708 - Natchez, MS	0.0%
Property	12.30	Burger King #04581 - Foley, AL	0.0%
Property	12.31	Burger King #10802 - Westwego, LA	0.0%
Property	12.32	Burger King #06676 - Jackson, MS	0.0%
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%
Property	12.35	Burger King #12329 - Rayne, LA	0.0%
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%
Property	12.37	Burger King #12895 - Delhi, LA	0.0%
Property	12.38	Burger King #11614 - Harvey, LA	0.0%
Property	12.39	Burger King #06129 - Mobile, AL	0.0%
Property	12.40	Burger King #02483 - Mobile, AL	0.0%
Property	12.41	Burger King #06488 - Mobile, AL	0.0%
Property	12.42	Burger King #06916 - Kenner, LA	0.0%
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%
Property	12.44	Burger King #10762 - Geismar, LA	0.0%
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%
Property	12.48	Burger King #08645 - Pace, FL	0.0%
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%
Property	12.50	Burger King #06674 - Slidell, LA	0.0%
Property	12.51	Burger King #00373 - Mobile, AL	0.0%
Property	12.52	Burger King #09115 - Meridian, MS	0.0%
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%
Property	12.54	Burger King #05981 - Meridian, MS	0.0%
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%
Property	12.56	Burger King #01439 - Slidell, LA	0.0%
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%
Property	12.59	Burger King #12820 - Iowa, LA	0.0%
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%

A-1-6

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Interest	Original	Remaining	Original	Remaining	First				Monthly	Annual	Companion Loan	Companion Loan
			Initial Pool	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity or	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Property Flag	ID	Property Name	Balance	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date(7)	ARD Date(8)	(Yes/No)(8)	Maturity Date(8)	Service($)(10)	Service($)(10)	Service($)(10)	Service($)(10)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%
Property	12.63	Burger King #12660 - Vinton, LA	0.0%
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%
Property	12.66	Burger King #10572 - Eunice, LA	0.0%
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%
Property	12.70	Burger King #03585 - Daphne, AL	0.0%
Property	12.71	Burger King #04016 - Mobile, AL	0.0%
Property	12.72	Burger King #06105 - Northport, AL	0.0%
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%
Property	12.74	Burger King #11979 - Monroe, LA	0.0%
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%
Property	12.76	Burger King #01337 - Metairie, LA	0.0%
Property	12.77	Burger King #01465 - Laurel, MS	0.0%
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%
Property	12.80	Burger King #10800 - Livingston, AL	0.0%
Property	12.81	Burger King #09026 - Laurel, MS	0.0%
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%
Property	12.84	Burger King #10607 - Houma, LA	0.0%
Property	12.85	Burger King #09853 - Franklin, LA	0.0%
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%
Property	12.87	Burger King #12919 - Covington, LA	0.0%
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%
Property	12.90	Burger King #12753 - Slidell, LA	0.0%
Loan	13	The Dorchester at Forest Park	2.7%	Actual/360	120	119	360	359	03/06/2014	02/06/2024	No	02/06/2024	136,661	1,639,928
Loan	14	Hilton Garden Inn Houston	2.2%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	115,871	1,390,450
Loan	15	Durban Retail Portfolio II	2.0%	Actual/360	120	119	360	359	03/06/2014	02/06/2024	No	02/06/2024	105,470	1,265,635
Property	15.01	Wesley Chapel	1.5%
Property	15.02	Milford Crossing	0.6%
Loan	16	BJ’s Wholesale - Framingham	1.7%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	Yes	03/06/2039	81,986	983,835
Loan	17	Pioneer Building	1.4%	Actual/360	120	119	360	360	03/06/2014	02/06/2024	No	02/06/2024	70,484	845,806
Loan	18	The Glen Centre	1.4%	Actual/360	120	119	360	360	03/06/2014	02/06/2024	No	02/06/2024	69,787	837,442
Loan	19	Valley Forge MHP	1.3%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	65,734	788,812
Loan	20	University Plaza / Centre Circle	1.2%	Actual/360	120	119	360	359	03/06/2014	02/06/2024	No	02/06/2024	61,594	739,128
Property	20.01	University Plaza	1.0%
Property	20.02	Centre Circle	0.3%
Loan	21	Bartonsville Plaza	1.1%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	53,869	646,425
Loan	22	McKinley Mall(29)	1.1%	Actual/360	120	112	336	336	08/05/2013	07/05/2023	No	07/05/2023	54,116	649,397	151,526	1,818,311
Loan	23	Carriage House & Brook Manor Apartments	1.0%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	51,500	618,002
Property	23.01	Brook Manor Apartments	0.5%
Property	23.02	Carriage House Apartments	0.5%
Loan	24	Moss-Bauer Apartments(30)	1.0%	Actual/360	120	119	360	360	03/06/2014	02/06/2024	No	02/06/2024	50,232	602,780
Loan	25	University Place	0.9%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	48,546	582,548
Loan	26	Arrowridge Business Park	0.9%	Actual/360	60	60	360	360	04/06/2014	03/06/2019	No	03/06/2019	47,930	575,166
Loan	27	Ithaca Hotel Portfolio	0.9%	Actual/360	120	120	300	300	04/06/2014	03/06/2024	No	03/06/2024	50,381	604,570
Property	27.01	Country Inn & Suites Ithaca	0.6%
Property	27.02	Econo Lodge Ithaca	0.3%
Loan	28	Packing House	0.8%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	40,183	482,198
Loan	29	Port Columbus Executive Park	0.7%	Actual/360	120	118	360	358	02/05/2014	01/05/2024	No	01/05/2024	34,788	417,457
Property	29.01	2740 Airport Drive	0.3%
Property	29.02	2760 Airport Drive	0.2%
Property	29.03	2720 Airport Drive	0.1%
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	35,657	427,887
Property	30.01	Orchard Maple Plaza	0.4%
Property	30.02	Palmer Crossing Center	0.3%

A-1-7

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Interest	Original	Remaining	Original	Remaining	First				Monthly	Annual	Companion Loan	Companion Loan
			Initial Pool	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity or	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Property Flag	ID	Property Name	Balance	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date(7)	ARD Date(8)	(Yes/No)(8)	Maturity Date(8)	Service($)(10)	Service($)(10)	Service($)(10)	Service($)(10)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	32,099	385,193
Property	31.01	Trafalgar Square Apartments	0.3%
Property	31.02	Lake Pointe Apartments	0.3%
Loan	32	865 Lexington Retail	0.6%	Actual/360	120	120	0	0	04/06/2014	03/06/2024	No	03/06/2024	25,094	301,125
Loan	33	Holiday Inn Express Snyder	0.6%	Actual/360	120	120	240	240	04/06/2014	03/06/2024	No	03/06/2024	41,626	499,518
Loan	34	Value Place Richmond	0.6%	Actual/360	60	58	300	298	02/06/2014	01/06/2019	No	01/06/2019	32,442	389,298
Loan	35	Greenway	0.6%	Actual/360	120	115	360	355	11/05/2013	10/05/2023	No	10/05/2023	29,023	348,277
Loan	36	93 Palladium Way	0.6%	Actual/360	60	60	300	300	04/05/2014	03/05/2019	No	03/05/2019	29,656	355,876
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	Actual/360	121	121	240	240	04/01/2014	04/01/2024	No	04/01/2024	37,555	450,660
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%
Property	37.06	Burger King #02831 - Olathe, KS	0.1%
Property	37.07	Burger King #12264 - Mission, KS	0.1%
Property	37.08	Burger King #13080 - Slidell, LA	0.0%
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%
Loan	38	Colonial Court Apartments	0.5%	Actual/360	180	180	180	180	04/06/2014	03/06/2029	No	03/06/2029	38,247	458,965
Loan	39	Bloomfield Village Square	0.5%	Actual/360	180	180	180	180	04/06/2014	03/06/2029	No	03/06/2029	38,247	458,965
Loan	40	La Quinta Inn & Suites Loveland	0.5%	Actual/360	120	120	360	360	04/06/2014	03/06/2024	No	03/06/2024	25,908	310,900
Loan	41	La Quinta Inn & Suites Floresville	0.5%	Actual/360	120	119	240	239	03/05/2014	02/05/2024	No	02/05/2024	31,203	374,433
Loan	42	Candlewood Suites Melbourne	0.5%	Actual/360	120	119	300	299	03/05/2014	02/05/2024	No	02/05/2024	27,419	329,032
Loan	43	Colleyville Plaza	0.5%	Actual/360	120	118	360	358	02/05/2014	01/05/2024	No	01/05/2024	24,488	293,857
Loan	44	Briar Creek	0.4%	Actual/360	60	58	360	360	02/05/2014	01/05/2019	No	01/05/2019	21,175	254,097
Loan	45	Bridlewood Apartments	0.4%	Actual/360	120	119	360	359	03/05/2014	02/05/2024	No	02/05/2024	18,380	220,560
Loan	46	Farmbrook Medical Center	0.3%	Actual/360	120	119	300	299	03/06/2014	02/06/2024	No	02/06/2024	19,139	229,664
Loan	47	Walgreens Hot Springs AR	0.3%	Actual/360	120	119	360	359	03/05/2014	02/05/2024	No	02/05/2024	16,021	192,249
Loan	48	El Centro	0.2%	Actual/360	120	120	300	300	04/05/2014	03/05/2024	No	03/05/2024	9,364	112,371

A-1-8

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed								FIRREA
			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	Balance	Period(7)	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(10)(13)	NCF DSCR(10)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)
Loan	1	One Kendall Square(29)	8.9%	47	Hard	In Place	No		1.46x	1.34x	0	6	325,600,000	12/09/2013	Yes
Loan	2	1760 Third Avenue(29)(31)	8.1%	59	Hard	In Place	No		1.70x	1.67x	0	5	211,000,000	12/11/2013	Yes
Loan	3	AMC Portfolio Pool III	7.8%	45	Springing Soft	Springing	No	Yes - A	1.27x	1.25x	5	1	97,150,000	12/02/2013	Yes
Property	3.01	Redwood Estates	5.2%										64,480,000	12/02/2013	Yes
Property	3.02	Longview Community	2.6%										32,670,000	12/02/2013	Yes
Loan	4	WRS Retail Portfolio(31)	7.7%	34	Hard	In Place	No		1.38x	1.30x	0	6	105,030,000	Various	Yes
Property	4.01	Hudson Bridge Crossing	1.1%										14,360,000	11/30/2013	Yes
Property	4.02	Shoppes at Richland	0.9%										10,725,000	11/20/2013	Yes
Property	4.03	Shoppes at Westgate	0.7%										8,500,000	11/25/2013	Yes
Property	4.04	Shoppes at White Knoll	0.7%										10,690,000	11/21/2013	Yes
Property	4.05	Glenn View Station	0.7%										13,820,000	11/15/2013	Yes
Property	4.06	Chamblee Village	0.6%										10,200,000	11/26/2013	Yes
Property	4.07	Grand View Station	0.6%										7,000,000	11/21/2013	Yes
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%										6,350,000	11/30/2013	Yes
Property	4.09	Shoppes at Oxford	0.5%										6,830,000	11/21/2013	Yes
Property	4.10	Shoppes at Raeford	0.5%										9,025,000	11/20/2013	Yes
Property	4.11	Villages at Red Bridge	0.3%										6,255,000	11/15/2013	Yes
Property	4.12	Shoppes at Goldsboro	0.3%										8,150,000	12/12/2013	Yes
Property	4.13	Shoppes at Westgate Outparcel	0.3%										3,125,000	11/24/2013	Yes
Loan	5	Akers Mill Square	6.5%		Hard	Springing	No		1.83x	1.73x	0	6	110,000,000	02/01/2014	Yes
Loan	6	Bronx River Plaza	6.3%		Soft	Springing	No		1.32x	1.28x	0	6	80,000,000	12/19/2013	Yes
Loan	7	100 Westminster	5.2%		Hard	In Place	No		1.38x	1.26x	0	6	65,300,000	12/16/2013	Yes
Loan	8	Marriott Downtown Hartford	4.9%		Hard	Springing	No		1.77x	1.44x	0	5	67,700,000	01/29/2014	Yes
Loan	9	PennCap Portfolio(29)(31)	3.6%	22	Hard	In Place	No		1.54x	1.40x	0	6	165,000,000	Various	Yes
Property	9.01	3701 Corporate Parkway	0.4%										15,100,000	11/15/2013	Yes
Property	9.02	3773 Corporate Parkway	0.3%										13,725,000	11/15/2013	Yes
Property	9.03	1605 Valley Center Parkway	0.3%										10,900,000	11/15/2013	Yes
Property	9.04	1525 Valley Center Parkway	0.2%										10,175,000	11/15/2013	Yes
Property	9.05	1560 Valley Center Parkway	0.2%										8,525,000	11/15/2013	Yes
Property	9.06	1550 Valley Center Parkway	0.2%										7,350,000	11/15/2013	Yes
Property	9.07	1455 Valley Center Parkway	0.2%										7,300,000	11/15/2013	Yes
Property	9.08	1480 Valley Center Parkway	0.2%										6,700,000	11/15/2013	Yes
Property	9.09	1510 Valley Center Parkway	0.1%										5,975,000	11/15/2013	Yes
Property	9.10	1495 Valley Center Parkway	0.1%										5,325,000	11/15/2013	Yes
Property	9.11	1640 Valley Center Parkway	0.1%										5,025,000	11/15/2013	Yes
Property	9.12	57 South Commerce Way	0.1%										4,750,000	11/15/2013	Yes
Property	9.13	1650 Valley Center Parkway	0.1%										4,350,000	11/15/2013	Yes
Property	9.14	89 South Commerce Way	0.1%										4,275,000	11/15/2013	Yes
Property	9.15	1660 Valley Center Parkway	0.1%										3,600,000	11/15/2013	Yes
Property	9.16	1530 Valley Center Parkway	0.1%										3,450,000	11/15/2013	Yes
Property	9.17	85 South Commerce Way	0.1%										3,025,000	11/15/2013	Yes
Property	9.18	2196 Avenue C	0.1%										2,900,000	11/18/2013	Yes
Property	9.19	2202 Hangar Place	0.1%										2,900,000	11/18/2013	Yes
Property	9.20	754 Roble Road	0.1%										2,750,000	11/18/2013	Yes
Property	9.21	83 South Commerce Way	0.1%										2,700,000	11/15/2013	Yes
Property	9.22	87 South Commerce Way	0.1%										2,650,000	11/15/2013	Yes
Property	9.23	974 Marcon Boulevard	0.1%										2,500,000	11/18/2013	Yes
Property	9.24	2201 Hangar Place	0.1%										2,475,000	11/18/2013	Yes
Property	9.25	7355 William Avenue	0.1%										2,475,000	11/15/2013	Yes
Property	9.26	944 Marcon Boulevard	0.1%										2,450,000	11/18/2013	Yes
Property	9.27	954 Marcon Boulevard	0.1%										2,325,000	11/18/2013	Yes
Property	9.28	7277 William Avenue	0.1%										2,300,000	11/15/2013	Yes
Property	9.29	2041 Avenue C	0.1%										2,150,000	11/18/2013	Yes
Property	9.30	964 Marcon Boulevard	0.0%										1,900,000	11/18/2013	Yes
Property	9.31	7562 Penn Drive	0.0%										1,900,000	11/15/2013	Yes
Property	9.32	764 Roble Road	0.0%										1,850,000	11/18/2013	Yes

A-1-9

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed								FIRREA
			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	Balance	Period(7)	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(10)(13)	NCF DSCR(10)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)
Loan	10	GEM Hotel(31)	3.2%		Hard	In Place	No		1.65x	1.52x	0	6	44,700,000	01/31/2014	Yes
Loan	11	181 East 119th Street	2.9%	24	Soft	In Place	No	Yes - B	1.32x	1.30x	0	6	43,600,000	01/14/2014	Yes
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	1	Hard	In Place	No	Yes - C	2.04x	1.95x	5	1	119,200,000	Various	Yes
Property	12.01	Burger King #02957 - Houma, LA	0.1%										2,250,000	01/09/2014	Yes
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%										2,150,000	01/16/2014	Yes
Property	12.03	Burger King #11942 - Gray, LA	0.1%										2,140,000	01/09/2014	Yes
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%										2,070,000	01/09/2014	Yes
Property	12.05	Burger King #06788 - Zachary, LA	0.1%										2,060,000	01/09/2014	Yes
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%										1,950,000	01/16/2014	Yes
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%										1,900,000	01/09/2014	Yes
Property	12.08	Burger King #09788 - Walker, LA	0.0%										1,890,000	01/09/2014	Yes
Property	12.09	Burger King #03818 - Mobile, AL	0.0%										1,775,000	01/17/2014	Yes
Property	12.10	Burger King #03156 - Saraland, AL	0.0%										1,750,000	01/16/2014	Yes
Property	12.11	Burger King #01437 - Monroe, LA	0.0%										1,710,000	01/10/2014	Yes
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%										1,690,000	01/09/2014	Yes
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%										1,680,000	01/09/2014	Yes
Property	12.14	Burger King #01198 - Mobile, AL	0.0%										1,675,000	01/17/2014	Yes
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%										1,660,000	01/13/2014	Yes
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%										1,650,000	01/16/2014	Yes
Property	12.17	Burger King #12830 - Boutte, LA	0.0%										1,650,000	01/09/2014	Yes
Property	12.18	Burger King #10763 - Hammond, LA	0.0%										1,630,000	01/09/2014	Yes
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%										1,610,000	01/10/2014	Yes
Property	12.20	Burger King #03623 - Covington, LA	0.0%										1,610,000	01/14/2014	Yes
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%										1,610,000	01/10/2014	Yes
Property	12.22	Burger King #01489 - Mobile, AL	0.0%										1,600,000	01/16/2014	Yes
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%										1,600,000	01/09/2014	Yes
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%										1,590,000	01/10/2014	Yes
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%										1,590,000	01/10/2014	Yes
Property	12.26	Burger King #05029 - Pineville, LA	0.0%										1,450,000	01/10/2014	Yes
Property	12.27	Burger King #07467 - Ruston, LA	0.0%										1,570,000	01/10/2014	Yes
Property	12.28	Burger King #11544 - Westlake, LA	0.0%										1,570,000	01/10/2014	Yes
Property	12.29	Burger King #09708 - Natchez, MS	0.0%										1,520,000	01/13/2014	Yes
Property	12.30	Burger King #04581 - Foley, AL	0.0%										1,500,000	01/16/2014	Yes
Property	12.31	Burger King #10802 - Westwego, LA	0.0%										1,500,000	01/09/2014	Yes
Property	12.32	Burger King #06676 - Jackson, MS	0.0%										1,475,000	01/13/2014	Yes
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%										1,450,000	01/16/2014	Yes
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%										1,450,000	01/10/2014	Yes
Property	12.35	Burger King #12329 - Rayne, LA	0.0%										1,450,000	01/10/2014	Yes
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%										1,450,000	01/09/2014	Yes
Property	12.37	Burger King #12895 - Delhi, LA	0.0%										1,450,000	01/10/2014	Yes
Property	12.38	Burger King #11614 - Harvey, LA	0.0%										1,420,000	01/09/2014	Yes
Property	12.39	Burger King #06129 - Mobile, AL	0.0%										1,375,000	01/17/2014	Yes
Property	12.40	Burger King #02483 - Mobile, AL	0.0%										1,350,000	01/17/2014	Yes
Property	12.41	Burger King #06488 - Mobile, AL	0.0%										1,350,000	01/17/2014	Yes
Property	12.42	Burger King #06916 - Kenner, LA	0.0%										1,350,000	01/09/2014	Yes
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%										1,340,000	01/09/2014	Yes
Property	12.44	Burger King #10762 - Geismar, LA	0.0%										1,340,000	01/09/2014	Yes
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%										1,340,000	01/10/2014	Yes
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%										1,300,000	01/09/2014	Yes
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%										1,290,000	01/09/2014	Yes
Property	12.48	Burger King #08645 - Pace, FL	0.0%										1,270,000	01/14/2014	Yes
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%										1,260,000	01/09/2014	Yes
Property	12.50	Burger King #06674 - Slidell, LA	0.0%										1,260,000	01/14/2014	Yes
Property	12.51	Burger King #00373 - Mobile, AL	0.0%										1,250,000	01/17/2014	Yes
Property	12.52	Burger King #09115 - Meridian, MS	0.0%										1,250,000	01/13/2014	Yes
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%										1,240,000	01/10/2014	Yes
Property	12.54	Burger King #05981 - Meridian, MS	0.0%										1,240,000	01/13/2014	Yes
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%										1,230,000	01/10/2014	Yes
Property	12.56	Burger King #01439 - Slidell, LA	0.0%										1,200,000	01/14/2014	Yes
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%										1,200,000	01/16/2014	Yes
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%										1,200,000	01/16/2014	Yes
Property	12.59	Burger King #12820 - Iowa, LA	0.0%										1,200,000	01/10/2014	Yes
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%										1,190,000	01/09/2014	Yes

A-1-10

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed								FIRREA
			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	Balance	Period(7)	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(10)(13)	NCF DSCR(10)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%										1,160,000	01/14/2014	Yes
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%										1,150,000	01/14/2014	Yes
Property	12.63	Burger King #12660 - Vinton, LA	0.0%										1,150,000	01/10/2014	Yes
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%										1,140,000	01/09/2014	Yes
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%										1,130,000	01/14/2014	Yes
Property	12.66	Burger King #10572 - Eunice, LA	0.0%										1,130,000	01/10/2014	Yes
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%										1,120,000	01/10/2014	Yes
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%										1,060,000	01/09/2014	Yes
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%										1,050,000	01/09/2014	Yes
Property	12.70	Burger King #03585 - Daphne, AL	0.0%										1,050,000	01/16/2014	Yes
Property	12.71	Burger King #04016 - Mobile, AL	0.0%										1,050,000	01/17/2014	Yes
Property	12.72	Burger King #06105 - Northport, AL	0.0%										1,050,000	01/09/2014	Yes
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%										1,050,000	01/14/2014	Yes
Property	12.74	Burger King #11979 - Monroe, LA	0.0%										1,030,000	01/10/2014	Yes
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%										1,020,000	01/10/2014	Yes
Property	12.76	Burger King #01337 - Metairie, LA	0.0%										1,010,000	01/09/2014	Yes
Property	12.77	Burger King #01465 - Laurel, MS	0.0%										1,000,000	01/14/2014	Yes
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%										960,000	01/10/2014	Yes
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%										930,000	01/10/2014	Yes
Property	12.80	Burger King #10800 - Livingston, AL	0.0%										920,000	01/13/2014	Yes
Property	12.81	Burger King #09026 - Laurel, MS	0.0%										900,000	01/14/2014	Yes
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%										890,000	01/14/2014	Yes
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%										880,000	01/10/2014	Yes
Property	12.84	Burger King #10607 - Houma, LA	0.0%										870,000	01/09/2014	Yes
Property	12.85	Burger King #09853 - Franklin, LA	0.0%										850,000	01/10/2014	Yes
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%										660,000	01/10/2014	Yes
Property	12.87	Burger King #12919 - Covington, LA	0.0%										490,000	01/14/2014	Yes
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%										330,000	01/10/2014	Yes
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%										260,000	01/10/2014	Yes
Property	12.90	Burger King #12753 - Slidell, LA	0.0%										140,000	01/14/2014	Yes
Loan	13	The Dorchester at Forest Park	2.7%		Soft	Springing	No		1.30x	1.27x	0	6	33,500,000	11/08/2013	Yes
Loan	14	Hilton Garden Inn Houston	2.2%		Hard	Springing	No		1.81x	1.59x	0	6	31,600,000	01/02/2014	Yes
Loan	15	Durban Retail Portfolio II	2.0%		Hard	Springing	No		1.39x	1.34x	0	6	25,200,000	Various	Yes
Property	15.01	Wesley Chapel	1.5%										16,650,000	11/20/2013	Yes
Property	15.02	Milford Crossing	0.6%										8,550,000	12/01/2013	Yes
Loan	16	BJ’s Wholesale - Framingham	1.7%	60	Springing Hard	Springing	No		1.63x	1.54x	0	6	26,500,000	01/29/2014	Yes
Loan	17	Pioneer Building	1.4%	35	Hard	In Place	No		1.43x	1.35x	0	6	17,800,000	12/17/2013	Yes
Loan	18	The Glen Centre	1.4%	35	Hard	Springing	No		2.01x	1.94x	0	6	28,500,000	01/02/2014	Yes
Loan	19	Valley Forge MHP	1.3%	60	Springing Soft	Springing	No	Yes - A	1.39x	1.38x	0	6	18,120,000	02/05/2014	Yes
Loan	20	University Plaza / Centre Circle	1.2%		Hard	Springing	No		1.94x	1.70x	0	6	19,000,000	Various	Yes
Property	20.01	University Plaza	1.0%										14,500,000	12/21/2013	Yes
Property	20.02	Centre Circle	0.3%										4,500,000	10/31/2013	Yes
Loan	21	Bartonsville Plaza	1.1%	24	Hard	In Place	No		1.76x	1.68x	0	6	14,600,000	10/03/2013	Yes
Loan	22	McKinley Mall(29)	1.1%	4	Hard	Springing	No		1.80x	1.60x	0	5	56,500,000	05/09/2013	Yes
Loan	23	Carriage House & Brook Manor Apartments	1.0%		Soft	Springing	No		1.48x	1.35x	0	6	12,700,000	12/05/2013	Yes
Property	23.01	Brook Manor Apartments	0.5%										6,400,000	12/05/2013	Yes
Property	23.02	Carriage House Apartments	0.5%										6,300,000	12/05/2013	Yes
Loan	24	Moss-Bauer Apartments(30)	1.0%	23	Springing Soft	Springing	No		1.29x	1.28x	0	6	11,600,000	10/03/2013	Yes
Loan	25	University Place	0.9%		Springing Soft	Springing	No		1.55x	1.44x	0	6	11,700,000	11/21/2013	Yes
Loan	26	Arrowridge Business Park	0.9%	30	Hard	Springing	No		1.62x	1.40x	0	6	11,300,000	01/06/2014	Yes
Loan	27	Ithaca Hotel Portfolio	0.9%		Hard	In Place	No		1.92x	1.70x	0	6	12,100,000	01/22/2014	Yes
Property	27.01	Country Inn & Suites Ithaca	0.6%										7,900,000	01/22/2014	Yes
Property	27.02	Econo Lodge Ithaca	0.3%										4,200,000	01/22/2014	Yes
Loan	28	Packing House	0.8%		Hard	Springing	No		1.57x	1.45x	0	6	11,500,000	12/05/2013	Yes
Loan	29	Port Columbus Executive Park	0.7%		Hard	Springing	No		1.77x	1.29x	0	5	9,000,000	12/01/2013	Yes
Property	29.01	2740 Airport Drive	0.3%										4,800,000	12/01/2013	Yes
Property	29.02	2760 Airport Drive	0.2%										2,600,000	12/01/2013	Yes
Property	29.03	2720 Airport Drive	0.1%										1,600,000	12/01/2013	Yes
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%		Springing Hard	Springing	No		1.69x	1.57x	0	6	8,450,000	Various	Yes
Property	30.01	Orchard Maple Plaza	0.4%										5,050,000	03/01/2014	Yes
Property	30.02	Palmer Crossing Center	0.3%										3,400,000	10/31/2013	Yes

A-1-11

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed								FIRREA
			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	Balance	Period(7)	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(10)(13)	NCF DSCR(10)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%		Springing Soft	Springing	No		1.98x	1.81x	0	6	8,450,000	01/09/2014	Yes
Property	31.01	Trafalgar Square Apartments	0.3%										4,450,000	01/09/2014	Yes
Property	31.02	Lake Pointe Apartments	0.3%										4,000,000	01/09/2014	Yes
Loan	32	865 Lexington Retail	0.6%	120	Soft	In Place	No	Yes - B	1.84x	1.84x	0	6	12,000,000	01/15/2014	Yes
Loan	33	Holiday Inn Express Snyder	0.6%		Hard	Springing	No		2.11x	1.92x	0	6	9,700,000	01/17/2014	Yes
Loan	34	Value Place Richmond	0.6%		Hard	Springing	No		2.23x	2.09x	0	6	8,700,000	12/01/2013	Yes
Loan	35	Greenway	0.6%		Soft	Springing	No		1.87x	1.78x	0	5	7,300,000	09/01/2014	Yes
Loan	36	93 Palladium Way	0.6%		Hard	Springing	No		2.24x	2.10x	0	5	8,700,000	01/21/2014	Yes
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	1	Hard	In Place	No	Yes - C	1.89x	1.80x	5	1	12,700,000	Various	Yes
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%										1,850,000	01/10/2014	Yes
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%										1,780,000	01/10/2014	Yes
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%										1,600,000	01/13/2014	Yes
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%										1,500,000	01/10/2014	Yes
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%										1,480,000	01/10/2014	Yes
Property	37.06	Burger King #02831 - Olathe, KS	0.1%										1,200,000	01/13/2014	Yes
Property	37.07	Burger King #12264 - Mission, KS	0.1%										1,200,000	01/13/2014	Yes
Property	37.08	Burger King #13080 - Slidell, LA	0.0%										1,130,000	01/14/2014	Yes
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%										960,000	01/10/2014	Yes
Loan	38	Colonial Court Apartments	0.5%		None	None	No	Yes - D	2.03x	1.96x	0	6	13,000,000	01/20/2014	Yes
Loan	39	Bloomfield Village Square	0.5%		None	None	No	Yes - D	1.71x	1.65x	0	6	9,550,000	01/27/2014	Yes
Loan	40	La Quinta Inn & Suites Loveland	0.5%		Hard	Springing	No		2.18x	1.96x	0	6	7,700,000	12/01/2013	Yes
Loan	41	La Quinta Inn & Suites Floresville	0.5%		Hard	Springing	No		2.82x	2.59x	0	5	7,100,000	11/21/2013	Yes
Loan	42	Candlewood Suites Melbourne	0.5%		Hard	Springing	No		2.10x	1.91x	0	5	7,400,000	09/24/2013	Yes
Loan	43	Colleyville Plaza	0.5%		Hard	Springing	No		1.64x	1.52x	0	5	5,900,000	12/02/2013	Yes
Loan	44	Briar Creek	0.4%	10	Soft Springing Hard	Springing	No		1.61x	1.45x	0	5	5,450,000	10/04/2013	Yes
Loan	45	Bridlewood Apartments	0.4%		Soft	Springing	No		1.91x	1.80x	0	5	4,700,000	11/01/2013	Yes
Loan	46	Farmbrook Medical Center	0.3%		Hard	Springing	No		1.63x	1.39x	0	6	4,600,000	12/04/2013	Yes
Loan	47	Walgreens Hot Springs AR	0.3%		Hard	Springing	No		1.51x	1.47x	0	5	4,750,000	11/25/2013	Yes
Loan	48	El Centro	0.2%		Hard	Springing	No		1.76x	1.71x	0	5	2,300,000	01/21/2014	Yes

A-1-12

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off
			Initial Pool	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Ratio(13)(15)	Maturity or ARD(13)(15)	Address	City	County	State	Zip Code
Loan	1	One Kendall Square(29)	8.9%	62.3%	56.2%	One Kendall Square	Cambridge	Middlesex	MA	02139
Loan	2	1760 Third Avenue(29)(31)	8.1%	66.4%	66.4%	1760 Third Avenue	New York	New York	NY	10029
Loan	3	AMC Portfolio Pool III	7.8%	74.8%	67.4%	Various	Various	Various	CO	Various
Property	3.01	Redwood Estates	5.2%			9595 Pecos Street	Thornton	Adams	CO	80260
Property	3.02	Longview Community	2.6%			11135 Longview Boulevard	Longmont	Weld	CO	80504
Loan	4	WRS Retail Portfolio(31)	7.7%	67.6%	60.6%	Various	Various	Various	Various	Various
Property	4.01	Hudson Bridge Crossing	1.1%			1490-1548 Hudson Bridge Road	Stockbridge	Henry	GA	30281
Property	4.02	Shoppes at Richland	0.9%			3581-3601 Richland Avenue West	Aiken	Aiken	SC	29801
Property	4.03	Shoppes at Westgate	0.7%			1114 New Pointe Boulevard	Leland	Brunswick	NC	28451
Property	4.04	Shoppes at White Knoll	0.7%			1788-1792 South Lake Drive	Lexington	Lexington	SC	29073
Property	4.05	Glenn View Station	0.7%			1541 Glenn School Road	Durham	Durham	NC	27704
Property	4.06	Chamblee Village	0.6%			1881 Chamblee Tucker Road	Chamblee	Dekalb	GA	30341
Property	4.07	Grand View Station	0.6%			2815 Sugar Hill Road	Marion	Mcdowell	NC	28752
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%			1490-1548 Hudson Bridge Road	Stockbridge	Henry	GA	30281
Property	4.09	Shoppes at Oxford	0.5%			1015 Lewis Street	Oxford	Granville	NC	27565
Property	4.10	Shoppes at Raeford	0.5%			4555 Fayetteville Road	Raeford	Hoke	NC	28376
Property	4.11	Villages at Red Bridge	0.3%			11620-11670 Red Bridge Boulevard	Locust	Stanly	NC	28097
Property	4.12	Shoppes at Goldsboro	0.3%			2912-2924 US Highway 70 West	Goldsboro	Wayne	NC	27530
Property	4.13	Shoppes at Westgate Outparcel	0.3%			1112 New Pointe Boulevard	Leland	Brunswick	NC	28451
Loan	5	Akers Mill Square	6.5%	54.5%	44.2%	2967 Cobb Parkway Southeast	Atlanta	Cobb	GA	30339
Loan	6	Bronx River Plaza	6.3%	72.5%	58.9%	40, 68-78 and 80-100 West 225th Street	Bronx	Bronx	NY	10463
Loan	7	100 Westminster	5.2%	73.7%	60.0%	100 Westminster Street	Providence	Providence	RI	02903
Loan	8	Marriott Downtown Hartford	4.9%	66.5%	55.7%	200 Columbus Boulevard	Hartford	Hartford	CT	06103
Loan	9	PennCap Portfolio(29)(31)	3.6%	75.0%	66.0%	Various	Various	Various	PA	Various
Property	9.01	3701 Corporate Parkway	0.4%			3701 Corporate Parkway	Center Valley	Lehigh	PA	18034
Property	9.02	3773 Corporate Parkway	0.3%			3773 Corporate Parkway	Center Valley	Lehigh	PA	18034
Property	9.03	1605 Valley Center Parkway	0.3%			1605 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.04	1525 Valley Center Parkway	0.2%			1525 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.05	1560 Valley Center Parkway	0.2%			1560 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.06	1550 Valley Center Parkway	0.2%			1550 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.07	1455 Valley Center Parkway	0.2%			1455 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.08	1480 Valley Center Parkway	0.2%			1480 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.09	1510 Valley Center Parkway	0.1%			1510 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.10	1495 Valley Center Parkway	0.1%			1495 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.11	1640 Valley Center Parkway	0.1%			1640 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.12	57 South Commerce Way	0.1%			57 South Commerce Way	Bethlehem	Northampton	PA	18017
Property	9.13	1650 Valley Center Parkway	0.1%			1650 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.14	89 South Commerce Way	0.1%			89 South Commerce Way	Bethlehem	Northampton	PA	18017
Property	9.15	1660 Valley Center Parkway	0.1%			1660 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.16	1530 Valley Center Parkway	0.1%			1530 Valley Center Parkway	Bethlehem	Northampton	PA	18017
Property	9.17	85 South Commerce Way	0.1%			85 South Commerce Way	Bethlehem	Northampton	PA	18017
Property	9.18	2196 Avenue C	0.1%			2196 Avenue C	Bethlehem	Lehigh	PA	18017
Property	9.19	2202 Hangar Place	0.1%			2202 Hangar Place	Allentown	Lehigh	PA	18109
Property	9.20	754 Roble Road	0.1%			754 Roble Road	Allentown	Lehigh	PA	18109
Property	9.21	83 South Commerce Way	0.1%			83 South Commerce Way	Bethlehem	Northampton	PA	18017
Property	9.22	87 South Commerce Way	0.1%			87 South Commerce Way	Bethlehem	Northampton	PA	18017
Property	9.23	974 Marcon Boulevard	0.1%			974 Marcon Boulevard	Allentown	Lehigh	PA	18109
Property	9.24	2201 Hangar Place	0.1%			2201 Hangar Place	Allentown	Lehigh	PA	18109
Property	9.25	7355 William Avenue	0.1%			7355 William Avenue	Allentown	Lehigh	PA	18106
Property	9.26	944 Marcon Boulevard	0.1%			944 Marcon Boulevard	Allentown	Lehigh	PA	18109
Property	9.27	954 Marcon Boulevard	0.1%			954 Marcon Boulevard	Allentown	Lehigh	PA	18109
Property	9.28	7277 William Avenue	0.1%			7277 William Avenue	Allentown	Lehigh	PA	18106
Property	9.29	2041 Avenue C	0.1%			2041 Avenue C	Bethlehem	Lehigh	PA	18017
Property	9.30	964 Marcon Boulevard	0.0%			964 Marcon Boulevard	Allentown	Lehigh	PA	18109
Property	9.31	7562 Penn Drive	0.0%			7562 Penn Drive	Allentown	Lehigh	PA	18106
Property	9.32	764 Roble Road	0.0%			764 Roble Road	Allentown	Lehigh	PA	18109

A-1-13

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off
			Initial Pool	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Ratio(13)(15)	Maturity or ARD(13)(15)	Address	City	County	State	Zip Code
Loan	10	GEM Hotel(31)	3.2%	65.5%	60.2%	300 West 22nd Street	New York	New York	NY	10011
Loan	11	181 East 119th Street	2.9%	61.9%	53.3%	181 East 119th Street	New York	New York	NY	10035
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	41.8%	25.3%	Various	Various	Various	Various	Various
Property	12.01	Burger King #02957 - Houma, LA	0.1%			1033 West Tunnel Boulevard	Houma	Terrebonne	LA	70360
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%			1501 Gulf Shores Parkway	Gulf Shores	Baldwin	AL	36542
Property	12.03	Burger King #11942 - Gray, LA	0.1%			3863 West Park Avenue	Gray	Terrebonne	LA	70359
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%			4951 Florida Boulevard	Baton Rouge	East Baton Rouge	LA	70806
Property	12.05	Burger King #06788 - Zachary, LA	0.1%			5131 Main Street	Zachary	East Baton Rouge	LA	70791
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%			2924 Saint Stephens Road	Pritchard	Mobile	AL	36612
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%			2515 Stillman Boulevard	Tuscaloosa	Tuscaloosa	AL	35401
Property	12.08	Burger King #09788 - Walker, LA	0.0%			27931 Walker Road South	Walker	Livingston	LA	70785
Property	12.09	Burger King #03818 - Mobile, AL	0.0%			7775 Moffett Road	Mobile	Mobile	AL	36618
Property	12.10	Burger King #03156 - Saraland, AL	0.0%			310 Highway 43 North	Saraland	Mobile	AL	36571
Property	12.11	Burger King #01437 - Monroe, LA	0.0%			1710 US 165 Bypass	Monroe	Ouachita	LA	71202
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%			3530 Harding Boulevard	Baton Rouge	East Baton Rouge	LA	70807
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%			404 North Airline Highway	Gonzales	Ascension	LA	70737
Property	12.14	Burger King #01198 - Mobile, AL	0.0%			3875 Airport Boulevard	Mobile	Mobile	AL	36608
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%			3121 Halls Ferry Road	Vicksburg	Warren	MS	39180
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%			5400 West Aloha Drive	Diamondhead	Hancock	MS	39525
Property	12.17	Burger King #12830 - Boutte, LA	0.0%			14157 Highway 90	Boutte	Saint Charles	LA	70039
Property	12.18	Burger King #10763 - Hammond, LA	0.0%			46020 North Puma Drive	Hammond	Tangipahoa	LA	70401
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%			1419 Center Street	New Iberia	Iberia	LA	70560
Property	12.20	Burger King #03623 - Covington, LA	0.0%			605 North Highway 190	Covington	Saint Tammany	LA	70433
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%			1419 Center Street	New Iberia	Iberia	LA	70560
Property	12.22	Burger King #01489 - Mobile, AL	0.0%			5380 Highway 90 West	Mobile	Mobile	AL	36619
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%			4900 Skyland Boulevard East	Tuscaloosa	Tuscaloosa	AL	35405
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%			100 Thomas Road	West Monroe	Ouachita	LA	71291
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%			2017 Ruth Street	Sulphur	Calcasieu	LA	70663
Property	12.26	Burger King #05029 - Pineville, LA	0.0%			3301 Monroe Highway	Pineville	Rapides	LA	71360
Property	12.27	Burger King #07467 - Ruston, LA	0.0%			1401 North Trenton Street	Ruston	Lincoln	LA	71270
Property	12.28	Burger King #11544 - Westlake, LA	0.0%			801 Sampson Street	Westlake	Calcasieu	LA	70669
Property	12.29	Burger King #09708 - Natchez, MS	0.0%			421 Highway 61 North	Natchez	Adams	MS	39120
Property	12.30	Burger King #04581 - Foley, AL	0.0%			910 South McKenzie Street	Foley	Baldwin	AL	36535
Property	12.31	Burger King #10802 - Westwego, LA	0.0%			500 Westbank Expressway	Westwego	Jefferson	LA	70094
Property	12.32	Burger King #06676 - Jackson, MS	0.0%			1470 Canton Mart Road	Jackson	Hinds	MS	39211
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%			21890 State Highway 59 South	Robertsdale	Baldwin	AL	36567
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%			937 Highway 90 East	Morgan City	Saint Mary	LA	70380
Property	12.35	Burger King #12329 - Rayne, LA	0.0%			1021 Church Point Highway	Rayne	Acadia	LA	70578
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%			4383 Louisiana Highway 1 South	Port Allen	West Baton Rouge	LA	70767
Property	12.37	Burger King #12895 - Delhi, LA	0.0%			1007 Broadway Street	Delhi	Richland	LA	71232
Property	12.38	Burger King #11614 - Harvey, LA	0.0%			1840 Lapalco Boulevard	Harvey	Jefferson	LA	70058
Property	12.39	Burger King #06129 - Mobile, AL	0.0%			3200 Spring Hill Avenue	Mobile	Mobile	AL	36607
Property	12.40	Burger King #02483 - Mobile, AL	0.0%			7701 Airport Boulevard	Mobile	Mobile	AL	36608
Property	12.41	Burger King #06488 - Mobile, AL	0.0%			6403 Cottage Hill Road	Mobile	Mobile	AL	36695
Property	12.42	Burger King #06916 - Kenner, LA	0.0%			1000 West Esplanade Avenue	Kenner	Jefferson	LA	70065
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%			6244 Airline Highway	Baton Rouge	East Baton Rouge	LA	70805
Property	12.44	Burger King #10762 - Geismar, LA	0.0%			13455 Highway 73	Geismar	Ascension	LA	70734
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%			695 Highway 165 South	Oakdale	Allen	LA	71463
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%			5119 Jones Creek Road	Baton Rouge	East Baton Rouge	LA	70817
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%			14280 Greenwell Springs Road	Greenwell Springs	East Baton Rouge	LA	70739
Property	12.48	Burger King #08645 - Pace, FL	0.0%			4120 Highway 90	Pace	Santa Rosa	FL	32571
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%			7004 Siegen Lane	Baton Rouge	East Baton Rouge	LA	70809
Property	12.50	Burger King #06674 - Slidell, LA	0.0%			141 Northshore Boulevard	Slidell	Saint Tammany	LA	70460
Property	12.51	Burger King #00373 - Mobile, AL	0.0%			3949 Government Boulevard	Mobile	Mobile	AL	36693
Property	12.52	Burger King #09115 - Meridian, MS	0.0%			4825 8th Street	Meridian	Lauderdale	MS	39307
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%			1211 North Highway 171	Lake Charles	Calcasieu	LA	70611
Property	12.54	Burger King #05981 - Meridian, MS	0.0%			2100 North Frontage Road	Meridian	Lauderdale	MS	39301
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%			1212 East Main Street	Ville Platte	Evangeline	LA	70586
Property	12.56	Burger King #01439 - Slidell, LA	0.0%			185 Gause Boulevard	Slidell	Saint Tammany	LA	70458
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%			301 East Beach Boulevard	Long Beach	Harrison	MS	39560
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%			19755 Greeno Road	Fairhope	Baldwin	AL	36532
Property	12.59	Burger King #12820 - Iowa, LA	0.0%			1111 Lowe Grout Road	Iowa	Calcasieu	LA	70647
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%			3100 Highland Road	Baton Rouge	East Baton Rouge	LA	70802

A-1-14

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off
			Initial Pool	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Ratio(13)(15)	Maturity or ARD(13)(15)	Address	City	County	State	Zip Code
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%			13392 Perdido Key Drive	Pensacola	Escambia	FL	32507
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%			2001 Highway 43	Thomasville	Clarke	AL	36784
Property	12.63	Burger King #12660 - Vinton, LA	0.0%			1807 West Street	Vinton	Calcasieu	LA	70668
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%			31706 Louisiana Highway 16	Denham Springs	Livingston	LA	70726
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%			198 South Jackson Street	Grove Hill	Clarke	AL	36451
Property	12.66	Burger King #10572 - Eunice, LA	0.0%			2300 West Laurel Avenue	Eunice	Saint Landry	LA	70535
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%			2256 Ambassador Caffery Parkway	Lafayette	Lafayette	LA	70506
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%			1601 McFarland Boulevard North	Tuscaloosa	Tuscaloosa	AL	35406
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%			1700 Saint Charles Avenue	New Orleans	Orleans	LA	70130
Property	12.70	Burger King #03585 - Daphne, AL	0.0%			29295 US Highway 98	Daphne	Baldwin	AL	36526
Property	12.71	Burger King #04016 - Mobile, AL	0.0%			3004 Airport Boulevard	Mobile	Mobile	AL	36606
Property	12.72	Burger King #06105 - Northport, AL	0.0%			3820 McFarland Boulevard	Northport	Tuscaloosa	AL	35476
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%			3380 Gulf Breeze Parkway	Gulf Breeze	Santa Rosa	FL	32563
Property	12.74	Burger King #11979 - Monroe, LA	0.0%			5151 Forsythe Bypass	Monroe	Ouachita	LA	71201
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%			279 Sam Houston Jones Parkway	Lake Charles	Calcasieu	LA	70611
Property	12.76	Burger King #01337 - Metairie, LA	0.0%			8101 Airline Drive	Metairie	Jefferson	LA	70003
Property	12.77	Burger King #01465 - Laurel, MS	0.0%			319 Beacon Street	Laurel	Jones	MS	39440
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%			901 East Fourth Street	DeQuincy	Calcasieu	LA	70633
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%			1500 Johnston Street	Lafayette	Lafayette	LA	70503
Property	12.80	Burger King #10800 - Livingston, AL	0.0%			369 Highway 28 West	Livingston	Sumter	AL	35470
Property	12.81	Burger King #09026 - Laurel, MS	0.0%			2130 Highway 15 North	Laurel	Jones	MS	39440
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%			3210 West Michigan Avenue	Pensacola	Escambia	FL	32526
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%			1115 Carter Street	Vidalia	Concordia	LA	71373
Property	12.84	Burger King #10607 - Houma, LA	0.0%			1637 Martin Luther King Jr Boulevard	Houma	Terrebonne	LA	70360
Property	12.85	Burger King #09853 - Franklin, LA	0.0%			1825 Main Street	Franklin	Saint Mary	LA	70538
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%			3705 South Macarthur Drive	Alexandria	Rapides	LA	71302
Property	12.87	Burger King #12919 - Covington, LA	0.0%			1005 Ronald Reagan Highway	Covington	Saint Tammany	LA	70433
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%			1726 North University Avenue	Lafayette	Lafayette	LA	70507
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%			312 Jefferson Boulevard	Lafayette	Lafayette	LA	70501
Property	12.90	Burger King #12753 - Slidell, LA	0.0%			3114 Pontchartrain Drive	Slidell	Saint Tammany	LA	70458
Loan	13	The Dorchester at Forest Park	2.7%	74.5%	61.7%	665 South Skinker Boulevard	Saint Louis	Saint Louis City	MO	63105
Loan	14	Hilton Garden Inn Houston	2.2%	65.7%	54.6%	7979 Willow Chase Boulevard	Houston	Harris	TX	77070
Loan	15	Durban Retail Portfolio II	2.0%	74.9%	62.3%	Various	Various	Various	Various	Various
Property	15.01	Wesley Chapel	1.5%			5937-5955 Weddington Road	Wesley Chapel	Union	NC	28104
Property	15.02	Milford Crossing	0.6%			2909 Austell Road Southwest	Marietta	Cobb	GA	30008
Loan	16	BJ’s Wholesale - Framingham	1.7%	60.0%	55.0%	26 Whittier Street	Framingham	Middlesex	MA	01701
Loan	17	Pioneer Building	1.4%	73.6%	65.2%	3180 18th Street	San Francisco	San Francisco	CA	94110
Loan	18	The Glen Centre	1.4%	45.6%	40.4%	2920-2964 North Beverly Glen Circle	Los Angeles	Los Angeles	CA	90077
Loan	19	Valley Forge MHP	1.3%	69.0%	63.5%	1311 Catfish Lane	Norristown	Montgomery	PA	19403
Loan	20	University Plaza / Centre Circle	1.2%	60.4%	49.7%	Various	Downers Grove	DuPage	IL	60515
Property	20.01	University Plaza	1.0%			1201-1213 Butterfield Road	Downers Grove	DuPage	IL	60515
Property	20.02	Centre Circle	0.3%			1400 Centre Circle Drive	Downers Grove	DuPage	IL	60515
Loan	21	Bartonsville Plaza	1.1%	69.5%	60.0%	290-293 Frantz Road	Stroudsburg	Monroe	PA	18360
Loan	22	McKinley Mall(29)	1.1%	67.3%	54.9%	3701 McKinley Parkway	Buffalo	Erie	NY	14219
Loan	23	Carriage House & Brook Manor Apartments	1.0%	75.2%	61.9%	Various	Syracuse	Onondaga	NY	Various
Property	23.01	Brook Manor Apartments	0.5%			313-321 Schaffer Avenue	Syracuse	Onondaga	NY	13206
Property	23.02	Carriage House Apartments	0.5%			126 Jamesville Avenue	Syracuse	Onondaga	NY	13210
Loan	24	Moss-Bauer Apartments(30)	1.0%	75.0%	70.0%	703 Carondelet Street	New Orleans	Orleans	LA	70130
Loan	25	University Place	0.9%	74.8%	62.1%	610 and 630 Rose Street	Rock Hill	York	SC	29730
Loan	26	Arrowridge Business Park	0.9%	74.8%	72.3%	8041, 8107, 8227 and 8301 Arrowridge Boulevard	Charlotte	Mecklenburg	NC	28273
Loan	27	Ithaca Hotel Portfolio	0.9%	65.9%	50.7%	Various	Ithaca	Tompkins	NY	14850
Property	27.01	Country Inn & Suites Ithaca	0.6%			1100 Danby Road	Ithaca	Tompkins	NY	14850
Property	27.02	Econo Lodge Ithaca	0.3%			2303 North Triphammer Road	Ithaca	Tompkins	NY	14850
Loan	28	Packing House	0.8%	66.5%	54.4%	532 West 1st Street	Claremont	Los Angeles	CA	91711
Loan	29	Port Columbus Executive Park	0.7%	70.9%	58.7%	Various	Columbus	Franklin	OH	43219
Property	29.01	2740 Airport Drive	0.3%			2740 Airport Drive	Columbus	Franklin	OH	43219
Property	29.02	2760 Airport Drive	0.2%			2760 Airport Drive	Columbus	Franklin	OH	43219
Property	29.03	2720 Airport Drive	0.1%			2720 Airport Drive	Columbus	Franklin	OH	43219
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	75.1%	62.6%	Various	Various	Various	MI	Various
Property	30.01	Orchard Maple Plaza	0.4%			6440 Orchard Lake Road	West Bloomfield	Oakland	MI	48322
Property	30.02	Palmer Crossing Center	0.3%			1791 South Haggerty Road	Canton	Wayne	MI	48188

A-1-15

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off
			Initial Pool	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Ratio(13)(15)	Maturity or ARD(13)(15)	Address	City	County	State	Zip Code
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	71.0%	58.3%	Various	Various	Various	MI	Various
Property	31.01	Trafalgar Square Apartments	0.3%			33014 Trafalgar Square	Westland	Wayne	MI	48186
Property	31.02	Lake Pointe Apartments	0.3%			5900 Bridge Road	Ypsilanti	Washtenaw	MI	48197
Loan	32	865 Lexington Retail	0.6%	50.0%	50.0%	865 Lexington Avenue	New York	New York	NY	10065
Loan	33	Holiday Inn Express Snyder	0.6%	61.9%	39.9%	1305 East Coliseum Drive	Snyder	Scurry	TX	79549
Loan	34	Value Place Richmond	0.6%	63.0%	56.3%	6900 West Broad Street	Richmond	Henrico	VA	23230
Loan	35	Greenway	0.6%	74.9%	61.6%	3890 Greenway Drive	Sarasota	Sarasota	FL	34232
Loan	36	93 Palladium Way	0.6%	60.5%	53.5%	93 Palladium Way	Oak Ridge	Roane	TN	37830
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	40.9%	27.0%	Various	Various	Various	Various	Various
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%			3441 Main Street	Kansas City	Jackson	MO	64111
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%			6001 Northeast Antioch Road	Gladstone	Clay	MO	64119
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%			4811 Roe Boulevard	Roeland Park	Johnson	KS	66205
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%			215 East Young Avenue	Warrensburg	Johnson	MO	64093
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%			340 West 72nd Street	Kansas City	Jackson	MO	64114
Property	37.06	Burger King #02831 - Olathe, KS	0.1%			2004 East Santa Fe Street	Olathe	Johnson	KS	66062
Property	37.07	Burger King #12264 - Mission, KS	0.1%			6880 Johnson Drive	Mission	Johnson	KS	66202
Property	37.08	Burger King #13080 - Slidell, LA	0.0%			120 Brownswitch Road	Slidell	Saint Tammany	LA	70458
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%			2919 South Lewis Street	New Iberia	Iberia	LA	70560
Loan	38	Colonial Court Apartments	0.5%	38.5%	0.3%	36643 Woodward Avenue	Birmingham	Oakland	MI	48009
Loan	39	Bloomfield Village Square	0.5%	52.4%	0.5%	4055 Telegraph Road	Bloomfield	Oakland	MI	48302
Loan	40	La Quinta Inn & Suites Loveland	0.5%	60.4%	50.2%	1450 Cascade Avenue	Loveland	Larimer	CO	80538
Loan	41	La Quinta Inn & Suites Floresville	0.5%	64.6%	41.4%	1910 10th Street	Floresville	Wilson	TX	78114
Loan	42	Candlewood Suites Melbourne	0.5%	60.7%	46.1%	2930 Pineda Plaza Way	Melbourne	Brevard	FL	32940
Loan	43	Colleyville Plaza	0.5%	74.4%	61.9%	6100 Colleyville Boulevard	Colleyville	Tarrant	TX	76034
Loan	44	Briar Creek	0.4%	75.0%	70.2%	893 Briar Creek Court Northeast	Conyers	Rockdale	GA	30012
Loan	45	Bridlewood Apartments	0.4%	69.9%	58.2%	33 Homestretch Lane	Crawfordville	Wakulla	FL	32327
Loan	46	Farmbrook Medical Center	0.3%	67.3%	51.4%	29829 Telegraph Road	Southfield	Oakland	MI	48034
Loan	47	Walgreens Hot Springs AR	0.3%	64.1%	52.4%	1404 Albert Pike Road	Hot Springs	Garland	AR	71913
Loan	48	El Centro	0.2%	65.2%	50.0%	110 South 5th Street	El Centro	Imperial	CA	92243

A-1-16

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net Rentable		Loan per Net
			% of			Area (SF/Units/	Units	Rentable Area
			Initial Pool	Year	Year	Beds/Rooms/	of	(SF/Units/Beds	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Built	Renovated	Pads)(9)(18)	Measure	Rooms/Pads)($)(13)	(# of payments)(7)(16)	Statements Date	EGI ($)(5)	Expenses($)
Loan	1	One Kendall Square(29)	8.9%	1887-1994	1986, 2007-2013	610,110	Sq. Ft.	333	L(25), D(91), O(4)	T-12 11/30/2013	24,756,891	11,255,081
Loan	2	1760 Third Avenue(29)(31)	8.1%	1973	2007-2008	498	Units	281,124	L(25), D(32), O(3)	T-12 11/30/2013	15,193,913	4,687,573
Loan	3	AMC Portfolio Pool III	7.8%	Various	NAP	1,154	Pads	62,987	L(26), YM1(87), O(7)	T-12 9/30/2013	7,660,886	1,855,590
Property	3.01	Redwood Estates	5.2%	1973	NAP	754	Pads	63,983		T-12 9/30/2013	5,031,173	1,181,010
Property	3.02	Longview Community	2.6%	1996	NAP	400	Pads	61,108		T-12 9/30/2013	2,629,713	674,580
Loan	4	WRS Retail Portfolio(31)	7.7%	Various	NAP	527,206	Sq. Ft.	135	L(26), D(90), O(4)	T-12 11/30/2013	8,754,602	2,130,787
Property	4.01	Hudson Bridge Crossing	1.1%	2006	NAP	67,050	Sq. Ft.	148		T-12 11/30/2013	1,315,601	323,158
Property	4.02	Shoppes at Richland	0.9%	2007	NAP	53,100	Sq. Ft.	150		T-12 11/30/2013	965,128	239,472
Property	4.03	Shoppes at Westgate	0.7%	2006	NAP	47,700	Sq. Ft.	143		T-12 11/30/2013	875,864	138,481
Property	4.04	Shoppes at White Knoll	0.7%	2007	NAP	40,100	Sq. Ft.	169		T-12 11/30/2013	787,127	159,047
Property	4.05	Glenn View Station	0.7%	2008	NAP	56,830	Sq. Ft.	112		T-12 11/30/2013	919,006	300,069
Property	4.06	Chamblee Village	0.6%	2007	NAP	38,993	Sq. Ft.	149		T-12 11/30/2013	840,371	236,615
Property	4.07	Grand View Station	0.6%	2010	NAP	41,100	Sq. Ft.	136		T-12 11/30/2013	599,954	109,606
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	NAP	NAP	20,331	Sq. Ft.	248		T-12 11/30/2013	421,084	16,843
Property	4.09	Shoppes at Oxford	0.5%	2009	NAP	39,550	Sq. Ft.	121		T-12 11/30/2013	598,787	137,819
Property	4.10	Shoppes at Raeford	0.5%	2011	NAP	47,550	Sq. Ft.	90		T-12 11/30/2013	513,213	147,386
Property	4.11	Villages at Red Bridge	0.3%	2010	NAP	26,700	Sq. Ft.	104		T-12 11/30/2013	361,614	164,286
Property	4.12	Shoppes at Goldsboro	0.3%	2007	NAP	41,000	Sq. Ft.	61		T-12 11/30/2013	353,384	149,866
Property	4.13	Shoppes at Westgate Outparcel	0.3%	NAP	NAP	7,202	Sq. Ft.	333		T-12 11/30/2013	203,469	8,139
Loan	5	Akers Mill Square	6.5%	1976	2007, 2011	385,579	Sq. Ft.	156	L(24), D(92), O(4)	T-12 11/30/2013	6,779,054	1,543,623
Loan	6	Bronx River Plaza	6.3%	2004	NAP	103,162	Sq. Ft.	562	L(24), D(93), O(3)	12/31/2013	6,173,876	1,394,791
Loan	7	100 Westminster	5.2%	1985	2008	361,462	Sq. Ft.	133	L(25), D(88), O(7)	T-12 11/30/2013	10,200,677	5,636,307
Loan	8	Marriott Downtown Hartford	4.9%	2005	NAP	409	Rooms	110,024	L(24), D(92), O(4)	12/31/2013	25,383,682	19,665,573
Loan	9	PennCap Portfolio(29)(31)	3.6%	Various	NAP	1,432,661	Sq. Ft.	86	L(35), D(82), O(3)	12/31/2013	21,303,248	8,676,089
Property	9.01	3701 Corporate Parkway	0.4%	2006	NAP	75,000	Sq. Ft.	160		12/31/2013	1,904,387	760,953
Property	9.02	3773 Corporate Parkway	0.3%	2001	NAP	71,000	Sq. Ft.	154		12/31/2013	1,928,117	698,391
Property	9.03	1605 Valley Center Parkway	0.3%	2002	NAP	95,000	Sq. Ft.	91		12/31/2013	1,917,202	842,455
Property	9.04	1525 Valley Center Parkway	0.2%	1999	NAP	75,000	Sq. Ft.	108		12/31/2013	1,593,874	697,608
Property	9.05	1560 Valley Center Parkway	0.2%	1989	NAP	51,400	Sq. Ft.	132		12/31/2013	1,268,676	330,765
Property	9.06	1550 Valley Center Parkway	0.2%	1989	NAP	43,400	Sq. Ft.	135		12/31/2013	906,561	255,393
Property	9.07	1455 Valley Center Parkway	0.2%	1996	NAP	54,118	Sq. Ft.	107		12/31/2013	1,036,187	341,121
Property	9.08	1480 Valley Center Parkway	0.2%	1991	NAP	51,793	Sq. Ft.	103		12/31/2013	885,973	341,641
Property	9.09	1510 Valley Center Parkway	0.1%	1989	NAP	48,208	Sq. Ft.	98		12/31/2013	739,172	281,940
Property	9.10	1495 Valley Center Parkway	0.1%	1991	NAP	43,770	Sq. Ft.	97		12/31/2013	855,963	476,130
Property	9.11	1640 Valley Center Parkway	0.1%	1997	NAP	30,850	Sq. Ft.	129		12/31/2013	693,973	262,126
Property	9.12	57 South Commerce Way	0.1%	1988	NAP	76,400	Sq. Ft.	49		12/31/2013	590,914	324,432
Property	9.13	1650 Valley Center Parkway	0.1%	1997	NAP	29,240	Sq. Ft.	118		12/31/2013	274,975	221,289
Property	9.14	89 South Commerce Way	0.1%	1997	NAP	43,200	Sq. Ft.	78		12/31/2013	509,594	242,349
Property	9.15	1660 Valley Center Parkway	0.1%	1997	NAP	27,508	Sq. Ft.	104		12/31/2013	508,542	252,158
Property	9.16	1530 Valley Center Parkway	0.1%	1989	NAP	46,400	Sq. Ft.	59		12/31/2013	486,101	214,966
Property	9.17	85 South Commerce Way	0.1%	1990	NAP	21,119	Sq. Ft.	114		12/31/2013	385,152	107,112
Property	9.18	2196 Avenue C	0.1%	1980	NAP	31,140	Sq. Ft.	74		12/31/2013	401,700	147,674
Property	9.19	2202 Hangar Place	0.1%	1982	NAP	66,495	Sq. Ft.	35		12/31/2013	432,718	170,860
Property	9.20	754 Roble Road	0.1%	1987	NAP	46,800	Sq. Ft.	47		12/31/2013	343,658	174,848
Property	9.21	83 South Commerce Way	0.1%	1990	NAP	19,252	Sq. Ft.	111		12/31/2013	279,542	104,494
Property	9.22	87 South Commerce Way	0.1%	1990	NAP	22,653	Sq. Ft.	93		12/31/2013	244,494	117,926
Property	9.23	974 Marcon Boulevard	0.1%	1987	NAP	39,200	Sq. Ft.	51		12/31/2013	271,626	161,231
Property	9.24	2201 Hangar Place	0.1%	1982	NAP	52,300	Sq. Ft.	38		12/31/2013	397,362	184,558
Property	9.25	7355 William Avenue	0.1%	1988	NAP	43,425	Sq. Ft.	45		12/31/2013	352,096	145,064
Property	9.26	944 Marcon Boulevard	0.1%	1985	NAP	38,400	Sq. Ft.	51		12/31/2013	350,617	152,543
Property	9.27	954 Marcon Boulevard	0.1%	1982	NAP	30,140	Sq. Ft.	61		12/31/2013	329,505	133,816
Property	9.28	7277 William Avenue	0.1%	1989	NAP	41,040	Sq. Ft.	45		12/31/2013	292,699	129,239
Property	9.29	2041 Avenue C	0.1%	1987	NAP	30,400	Sq. Ft.	56		12/31/2013	396,783	121,807
Property	9.30	964 Marcon Boulevard	0.0%	1986	NAP	39,200	Sq. Ft.	39		12/31/2013	258,399	155,232
Property	9.31	7562 Penn Drive	0.0%	1989	NAP	26,950	Sq. Ft.	56		12/31/2013	286,169	107,417
Property	9.32	764 Roble Road	0.0%	1986	NAP	21,860	Sq. Ft.	67		12/31/2013	180,517	18,551

A-1-17

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net Rentable		Loan per Net
			% of			Area (SF/Units/	Units	Rentable Area
			Initial Pool	Year	Year	Beds/Rooms/	of	(SF/Units/Beds	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Built	Renovated	Pads)(9)(18)	Measure	Rooms/Pads)($)(13)	(# of payments)(7)(16)	Statements Date	EGI ($)(5)	Expenses($)
Loan	10	GEM Hotel(31)	3.2%	1912	2008	81	Rooms	361,728	L(23), YM1(33), O(4)	12/31/2013	6,303,518	3,176,620
Loan	11	181 East 119th Street	2.9%	2008	NAP	90	Units	300,000	L(24), D(92), O(4)	12/31/2013	2,841,389	943,990
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	Various	Various	271,797	Sq. Ft.	183	L(24), D(93), O(4)	12/31/2013	9,224,996	811,181
Property	12.01	Burger King #02957 - Houma, LA	0.1%	1980	NAP	3,048	Sq. Ft.	308
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	1984	NAP	3,735	Sq. Ft.	240
Property	12.03	Burger King #11942 - Gray, LA	0.1%	1998	NAP	3,003	Sq. Ft.	298
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	1964	NAP	3,240	Sq. Ft.	267
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	1990	NAP	2,885	Sq. Ft.	298
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	1986	NAP	3,489	Sq. Ft.	233
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	1986	NAP	4,182	Sq. Ft.	190
Property	12.08	Burger King #09788 - Walker, LA	0.0%	1996	NAP	2,987	Sq. Ft.	264
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	1983	NAP	3,398	Sq. Ft.	218
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	1981	NAP	3,244	Sq. Ft.	225
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	1974	NAP	2,944	Sq. Ft.	243
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	1999	NAP	3,056	Sq. Ft.	231
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	1996	NAP	2,987	Sq. Ft.	235
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	1980	NAP	3,807	Sq. Ft.	184
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	2005	NAP	2,756	Sq. Ft.	252
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	1995	NAP	2,920	Sq. Ft.	236
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	1999	NAP	3,068	Sq. Ft.	225
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	1997	NAP	2,867	Sq. Ft.	238
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	1996	NAP	3,100	Sq. Ft.	217
Property	12.20	Burger King #03623 - Covington, LA	0.0%	1983	NAP	2,430	Sq. Ft.	277
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	1988	NAP	2,720	Sq. Ft.	247
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	1984	NAP	3,489	Sq. Ft.	192
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	1998	NAP	2,932	Sq. Ft.	228
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	1973	NAP	2,992	Sq. Ft.	222
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	1974	NAP	2,957	Sq. Ft.	225
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	1999	NAP	3,489	Sq. Ft.	189
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	1992	NAP	2,915	Sq. Ft.	225
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	1998	NAP	2,974	Sq. Ft.	221
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	1996	NAP	2,892	Sq. Ft.	220
Property	12.30	Burger King #04581 - Foley, AL	0.0%	1985	NAP	3,842	Sq. Ft.	163
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	1997	NAP	2,982	Sq. Ft.	210
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	1990	NAP	2,814	Sq. Ft.	219
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	1995	NAP	2,545	Sq. Ft.	238
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	1997	NAP	2,990	Sq. Ft.	203
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	1999	NAP	3,200	Sq. Ft.	189
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	1999	NAP	3,063	Sq. Ft.	198
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	1999	NAP	3,073	Sq. Ft.	197
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	1998	NAP	2,987	Sq. Ft.	199
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	1988	NAP	2,694	Sq. Ft.	213
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	1984	NAP	3,722	Sq. Ft.	152
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	1989	NAP	2,795	Sq. Ft.	202
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	1990	NAP	3,008	Sq. Ft.	188
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	1972	NAP	2,625	Sq. Ft.	213
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	1997	NAP	2,898	Sq. Ft.	193
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	1997	NAP	2,967	Sq. Ft.	189
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	1990	NAP	2,881	Sq. Ft.	189
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	1996	NAP	3,114	Sq. Ft.	173
Property	12.48	Burger King #08645 - Pace, FL	0.0%	1994	NAP	2,475	Sq. Ft.	214
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	1989	NAP	3,047	Sq. Ft.	173
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	1990	NAP	2,905	Sq. Ft.	181
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	1967	2012	2,421	Sq. Ft.	216
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	1995	NAP	2,391	Sq. Ft.	218
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	1976	NAP	3,194	Sq. Ft.	162
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	1988	NAP	2,662	Sq. Ft.	195
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	1998	NAP	2,998	Sq. Ft.	171
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	1974	NAP	3,423	Sq. Ft.	146
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	2007	NAP	2,918	Sq. Ft.	172
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	1996	NAP	2,935	Sq. Ft.	171
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	1999	NAP	3,073	Sq. Ft.	163
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	1996	NAP	2,980	Sq. Ft.	167

A-1-18

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net Rentable		Loan per Net
			% of			Area (SF/Units/	Units	Rentable Area
			Initial Pool	Year	Year	Beds/Rooms/	of	(SF/Units/Beds	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Built	Renovated	Pads)(9)(18)	Measure	Rooms/Pads)($)(13)	(# of payments)(7)(16)	Statements Date	EGI ($)(5)	Expenses($)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	1985	NAP	4,098	Sq. Ft.	118
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	1996	NAP	2,905	Sq. Ft.	165
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	1999	NAP	3,073	Sq. Ft.	156
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	1998	NAP	2,969	Sq. Ft.	160
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	1996	NAP	2,399	Sq. Ft.	197
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	1997	NAP	2,998	Sq. Ft.	157
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	1998	NAP	3,358	Sq. Ft.	139
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	1988	NAP	2,585	Sq. Ft.	171
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	1968	NAP	2,654	Sq. Ft.	165
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	1983	NAP	2,799	Sq. Ft.	157
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	1973	NAP	4,134	Sq. Ft.	106
Property	12.72	Burger King #06105 - Northport, AL	0.0%	1988	NAP	2,636	Sq. Ft.	166
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	1995	NAP	2,621	Sq. Ft.	167
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	1998	NAP	3,014	Sq. Ft.	143
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	1999	NAP	3,073	Sq. Ft.	139
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	1974	NAP	2,970	Sq. Ft.	142
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	1974	NAP	2,966	Sq. Ft.	141
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	1998	NAP	2,986	Sq. Ft.	134
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	1969	1990	2,654	Sq. Ft.	146
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	1997	NAP	2,921	Sq. Ft.	132
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	1995	NAP	2,554	Sq. Ft.	147
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	1996	NAP	2,613	Sq. Ft.	142
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	1977	NAP	2,913	Sq. Ft.	126
Property	12.84	Burger King #10607 - Houma, LA	0.0%	1997	NAP	2,975	Sq. Ft.	122
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	1996	NAP	2,990	Sq. Ft.	119
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	1974	NAP	3,206	Sq. Ft.	86
Property	12.87	Burger King #12919 - Covington, LA	0.0%	1999	NAP	3,920	Sq. Ft.	52
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	1999	NAP	2,850	Sq. Ft.	48
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	1975	NAP	3,200	Sq. Ft.	24
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	1999	NAP	2,635	Sq. Ft.	14
Loan	13	The Dorchester at Forest Park	2.7%	1962	2006	189	Units	132,083	L(25), D(88), O(7)	T-12 10/31/2013	3,401,417	1,499,390
Loan	14	Hilton Garden Inn Houston	2.2%	2002	2012	171	Rooms	121,345	L(24), D(92), O(4)	12/31/2013	7,796,495	5,248,762
Loan	15	Durban Retail Portfolio II	2.0%	2010	NAP	130,579	Sq. Ft.	145	L(25), D(92), O(3)	Various	2,318,722	410,373
Property	15.01	Wesley Chapel	1.5%	2010	NAP	83,711	Sq. Ft.	162		T-12 11/30/2013	1,781,324	298,034
Property	15.02	Milford Crossing	0.6%	2010	NAP	46,868	Sq. Ft.	113		12/31/2013	537,398	112,339
Loan	16	BJ’s Wholesale - Framingham	1.7%	1993	NAP	114,481	Sq. Ft.	139	L(24), YM1(92), O(4)
Loan	17	Pioneer Building	1.4%	1902	2013	37,173	Sq. Ft.	352	L(25), D(91), O(4)	T-12 11/30/2013	605,765	239,879
Loan	18	The Glen Centre	1.4%	1979	NAP	38,251	Sq. Ft.	340	L(25), D(91), O(4)	12/31/2013	2,432,272	740,159
Loan	19	Valley Forge MHP	1.3%	1957	NAP	219	Pads	57,078	L(24), D(92), O(4)	12/31/2013	1,446,347	394,896
Loan	20	University Plaza / Centre Circle	1.2%	Various	Various	293,765	Sq. Ft.	39	L(25), D(91), O(4)	T-8 11/30/2013 Ann.	2,130,799	711,333
Property	20.01	University Plaza	1.0%	1969	1971, 1986	221,365	Sq. Ft.	40
Property	20.02	Centre Circle	0.3%	1979	NAP	72,400	Sq. Ft.	36
Loan	21	Bartonsville Plaza	1.1%	2008	NAP	68,722	Sq. Ft.	148	L(24), D(92), O(4)	12/31/2013	1,429,153	304,839
Loan	22	McKinley Mall(29)	1.1%	1986	2008	728,133	Sq. Ft.	52	L(32), DorYM1(85), O(3)	T-12 10/31/2013	9,946,692	5,517,563
Loan	23	Carriage House & Brook Manor Apartments	1.0%	Various	NAP	248	Units	38,508	L(24), D(92), O(4)	T-12 10/31/2013	1,852,573	945,873
Property	23.01	Brook Manor Apartments	0.5%	1976	NAP	108	Units	44,561
Property	23.02	Carriage House Apartments	0.5%	1920, 1960, 1964	NAP	140	Units	33,839
Loan	24	Moss-Bauer Apartments(30)	1.0%	1928	2013	28	Units	335,714	L(25), D(91), O(4)
Loan	25	University Place	0.9%	2003	NAP	432	Beds	20,255	L(24), D(93), O(3)	12/31/2013	1,971,278	1,056,108
Loan	26	Arrowridge Business Park	0.9%	1979-1980	NAP	194,553	Sq. Ft.	43	L(24), D(33), O(3)	12/31/2013	1,211,667	230,740
Loan	27	Ithaca Hotel Portfolio	0.9%	Various	NAP	130	Rooms	61,308	L(24), D(92), O(4)	12/31/2013	3,326,708	2,167,327
Property	27.01	Country Inn & Suites Ithaca	0.6%	2008	NAP	58	Rooms	91,379		12/31/2013	2,039,919	1,261,538
Property	27.02	Econo Lodge Ithaca	0.3%	1987	NAP	72	Rooms	37,083		12/31/2013	1,286,788	905,789
Loan	28	Packing House	0.8%	1922	2007	55,855	Sq. Ft.	137	L(24), D(92), O(4)	T-12 10/31/2013	1,132,620	321,624
Loan	29	Port Columbus Executive Park	0.7%	Various	Various	124,922	Sq. Ft.	51	L(26), D(90), O(4)	T-12 10/31/2013	1,476,031	895,044
Property	29.01	2740 Airport Drive	0.3%	1997	2012	65,031	Sq. Ft.	46		T-12 10/31/2013	708,328	453,726
Property	29.02	2760 Airport Drive	0.2%	1998	2012	41,891	Sq. Ft.	50		T-12 10/31/2013	543,542	322,152
Property	29.03	2720 Airport Drive	0.1%	1996	NAP	18,000	Sq. Ft.	72		T-12 10/31/2013	224,161	119,165
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	Various	NAP	46,721	Sq. Ft.	136	L(24), D(92), O(4)	12/31/2013	533,495	206,325
Property	30.01	Orchard Maple Plaza	0.4%	2013	NAP	21,701	Sq. Ft.	175
Property	30.02	Palmer Crossing Center	0.3%	1999	NAP	25,020	Sq. Ft.	102

A-1-19

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net Rentable		Loan per Net
			% of			Area (SF/Units/	Units	Rentable Area
			Initial Pool	Year	Year	Beds/Rooms/	of	(SF/Units/Beds	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Built	Renovated	Pads)(9)(18)	Measure	Rooms/Pads)($)(13)	(# of payments)(7)(16)	Statements Date	EGI ($)(5)	Expenses($)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	1972	NAP	273	Units	21,978	L(24), D(92), O(4)	T-12 1/31/2014	2,290,814	1,408,135
Property	31.01	Trafalgar Square Apartments	0.3%	1972	NAP	132	Units	23,939		T-12 1/31/2014	1,046,343	702,701
Property	31.02	Lake Pointe Apartments	0.3%	1972	NAP	141	Units	20,142		T-12 1/31/2014	1,244,471	705,434
Loan	32	865 Lexington Retail	0.6%	2013	NAP	5,124	Sq. Ft.	1,171	L(24), D(92), O(4)
Loan	33	Holiday Inn Express Snyder	0.6%	2008	NAP	73	Rooms	82,192	L(24), D(93), O(3)	12/31/2013	2,416,468	1,156,536
Loan	34	Value Place Richmond	0.6%	2012	NAP	124	Rooms	44,201	L(26), D(30), O(4)	T-12 11/30/2013	1,371,676	500,766
Loan	35	Greenway	0.6%	1964, 1973	NAP	129	Units	42,376	L(29), D(88), O(3)	12/31/2013	1,070,104	507,200
Loan	36	93 Palladium Way	0.6%	2011	NAP	42,591	Sq. Ft.	124	L(24), D(33), O(3)
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	Various	NAP	32,844	Sq. Ft.	158	L(24), D(93), O(4)	12/31/2013	963,093	78,706
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	1983	NAP	2,695	Sq. Ft.	281
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	1979	NAP	3,923	Sq. Ft.	186
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	1999	NAP	4,018	Sq. Ft.	163
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	1990	NAP	3,000	Sq. Ft.	205
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	1985	NAP	3,011	Sq. Ft.	201
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	1976	NAP	4,757	Sq. Ft.	103
Property	37.07	Burger King #12264 - Mission, KS	0.1%	1999	NAP	4,001	Sq. Ft.	123
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	2000	NAP	3,939	Sq. Ft.	117
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	2000	NAP	3,500	Sq. Ft.	112
Loan	38	Colonial Court Apartments	0.5%	1951	2013	113	Units	44,248	L(24), D(151), O(5)	12/31/2013	1,535,766	582,663
Loan	39	Bloomfield Village Square	0.5%	1968	NAP	38,173	Sq. Ft.	131	L(24), D(151), O(5)	12/31/2013	1,041,663	201,859
Loan	40	La Quinta Inn & Suites Loveland	0.5%	2008	NAP	69	Rooms	67,391	L(24), D(92), O(4)	12/31/2013	1,708,731	1,014,509
Loan	41	La Quinta Inn & Suites Floresville	0.5%	2012	NAP	69	Rooms	66,491	L(25), D(88), O(7)	12/31/2013	2,216,057	1,092,533
Loan	42	Candlewood Suites Melbourne	0.5%	2008	NAP	84	Rooms	53,471	L(25), D(92), O(3)	T-12 8/31/2013	1,550,933	864,014
Loan	43	Colleyville Plaza	0.5%	2008	NAP	33,902	Sq. Ft.	129	L(26), D(91), O(3)	T-12 11/30/2013	543,420	140,567
Loan	44	Briar Creek	0.4%	1973-1985	2008	160	Units	25,547	L(26), D(31), O(3)	12/31/2013	1,064,060	714,579
Loan	45	Bridlewood Apartments	0.4%	2006	2011	96	Units	34,222	L(25), D(92), O(3)	T-12 10/31/2013	760,283	317,573
Loan	46	Farmbrook Medical Center	0.3%	1979	2014	35,660	Sq. Ft.	87	L(25), D(92), O(3)	12/31/2013	686,768	332,645
Loan	47	Walgreens Hot Springs AR	0.3%	2003	NAP	14,560	Sq. Ft.	209	L(25), D(92), O(3)
Loan	48	El Centro	0.2%	1980	NAP	9,591	Sq. Ft.	156	L(24), D(93), O(3)

A-1-20

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Property Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)	Debt Yield(13)	Revenue($)
Loan	1	One Kendall Square(29)	8.9%	13,501,810	12/31/2012	22,890,248	10,296,408	12,593,841	12/31/2011	20,329,107	9,885,624	10,443,482	9.2%	8.5%	25,138,078
Loan	2	1760 Third Avenue(29)(31)	8.1%	10,506,340	12/31/2012	13,899,494	4,664,338	9,235,156					7.9%	7.8%	16,327,984
Loan	3	AMC Portfolio Pool III	7.8%	5,805,296	12/31/2012	7,389,475	1,867,387	5,522,088	12/31/2011	7,251,696	1,806,301	5,445,395	8.1%	8.0%	7,151,531
Property	3.01	Redwood Estates	5.2%	3,850,164	12/31/2012	4,841,244	1,182,080	3,659,164	12/31/2011	4,768,309	1,148,470	3,619,839			4,683,470
Property	3.02	Longview Community	2.6%	1,955,133	12/31/2012	2,548,230	685,307	1,862,923	12/31/2011	2,483,387	657,831	1,825,555			2,468,062
Loan	4	WRS Retail Portfolio(31)	7.7%	6,623,815	12/31/2012	8,835,224	2,200,583	6,634,641	12/31/2011	7,341,364	1,705,382	5,635,982	9.5%	8.9%	9,545,915
Property	4.01	Hudson Bridge Crossing	1.1%	992,443	12/31/2012	1,174,572	311,828	862,744	12/31/2011	1,097,884	309,240	788,644			1,242,065
Property	4.02	Shoppes at Richland	0.9%	725,656	12/31/2012	996,794	319,476	677,318	12/31/2011	822,219	166,495	655,725			943,200
Property	4.03	Shoppes at Westgate	0.7%	737,383	12/31/2012	866,561	142,184	724,377	12/31/2011	765,685	132,073	633,613			808,735
Property	4.04	Shoppes at White Knoll	0.7%	628,080	12/31/2012	709,435	219,018	490,417	12/31/2011	630,592	85,857	544,736			731,900
Property	4.05	Glenn View Station	0.7%	618,937	12/31/2012	970,179	291,497	678,682	12/31/2011	874,472	278,196	596,276			1,034,315
Property	4.06	Chamblee Village	0.6%	603,756	12/31/2012	929,014	237,376	691,638	12/31/2011	1,056,703	229,091	827,612			1,017,517
Property	4.07	Grand View Station	0.6%	490,348	12/31/2012	561,696	100,797	460,899	12/31/2011	31,281	13,280	18,002			676,065
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	404,241	12/31/2012	415,313	16,613	398,701	12/31/2011	385,421	15,417	370,004			426,209
Property	4.09	Shoppes at Oxford	0.5%	460,968	12/31/2012	620,940	133,554	487,386	12/31/2011	499,792	133,156	366,636			618,094
Property	4.10	Shoppes at Raeford	0.5%	365,827	12/31/2012	500,826	136,545	364,282	12/31/2011	221,269	132,883	88,385			721,872
Property	4.11	Villages at Red Bridge	0.3%	197,328	12/31/2012	286,497	123,240	163,257	12/31/2011	159,612	126,314	33,298			478,874
Property	4.12	Shoppes at Goldsboro	0.3%	203,518	12/31/2012	531,057	157,561	373,496	12/31/2011	431,685	68,791	362,894			638,600
Property	4.13	Shoppes at Westgate Outparcel	0.3%	195,330	12/31/2012	272,340	10,894	261,446	12/31/2011	364,749	14,590	350,159			208,469
Loan	5	Akers Mill Square	6.5%	5,235,431	12/31/2012	6,381,873	1,508,129	4,873,744	12/31/2011	4,777,875	1,306,594	3,471,281	11.2%	10.6%	7,155,708
Loan	6	Bronx River Plaza	6.3%	4,779,084	12/31/2012	5,997,915	1,354,175	4,643,740	12/31/2011	5,894,436	1,354,939	4,539,497	8.1%	7.9%	5,158,933
Loan	7	100 Westminster	5.2%	4,564,370	12/31/2012	8,898,759	4,730,987	4,167,772	12/31/2011	9,008,310	4,671,585	4,336,726	8.6%	7.8%	10,584,194
Loan	8	Marriott Downtown Hartford	4.9%	5,718,109	12/31/2012	23,841,703	19,173,492	4,668,211	12/31/2011	24,297,172	19,390,408	4,906,764	12.1%	9.9%	17,434,024
Loan	9	PennCap Portfolio(29)(31)	3.6%	12,627,159	12/31/2012	18,654,969	7,322,070	11,332,899					10.7%	9.8%	15,870,371
Property	9.01	3701 Corporate Parkway	0.4%	1,143,434	12/31/2012	1,544,856	595,290	949,566	12/31/2011	1,739,912	572,228	1,167,684			1,380,169
Property	9.02	3773 Corporate Parkway	0.3%	1,229,726	12/31/2012	1,890,026	626,918	1,263,108	12/31/2011	1,721,175	583,560	1,137,615			1,250,766
Property	9.03	1605 Valley Center Parkway	0.3%	1,074,747	12/31/2012	1,863,334	819,972	1,043,362	12/31/2011	2,016,168	858,722	1,157,447			1,250,678
Property	9.04	1525 Valley Center Parkway	0.2%	896,266	12/31/2012	1,202,120	619,809	582,311	12/31/2011	1,084,661	506,847	577,814			1,056,880
Property	9.05	1560 Valley Center Parkway	0.2%	937,911	12/31/2012	1,012,622	304,974	707,648	12/31/2011	905,142	358,868	546,275			814,541
Property	9.06	1550 Valley Center Parkway	0.2%	651,168	12/31/2012	856,974	222,546	634,428	12/31/2011	820,356	200,789	619,568			691,606
Property	9.07	1455 Valley Center Parkway	0.2%	695,066	12/31/2012	1,147,437	321,790	825,647	12/31/2011	989,801	323,726	666,075			787,730
Property	9.08	1480 Valley Center Parkway	0.2%	544,332	12/31/2012	44,558	104,818	-60,260							639,126
Property	9.09	1510 Valley Center Parkway	0.1%	457,232	12/31/2012	761,430	246,694	514,736	12/31/2011	757,592	230,742	526,850			613,614
Property	9.10	1495 Valley Center Parkway	0.1%	379,833	12/31/2012	1,008,457	448,481	559,976	12/31/2011	957,944	456,887	501,057			603,874
Property	9.11	1640 Valley Center Parkway	0.1%	431,847	12/31/2012	666,295	227,153	439,142	12/31/2011	684,935	234,888	450,047			481,653
Property	9.12	57 South Commerce Way	0.1%	266,482	12/31/2012	520,505	228,233	292,272	12/31/2011	535,958	220,139	315,819			508,746
Property	9.13	1650 Valley Center Parkway	0.1%	53,686	12/31/2012	65,556	185,065	-119,509	12/31/2011	321,566	196,985	124,581			441,003
Property	9.14	89 South Commerce Way	0.1%	267,245	12/31/2012	419,281	163,838	255,443	12/31/2011	492,585	190,622	301,964			386,519
Property	9.15	1660 Valley Center Parkway	0.1%	256,384	12/31/2012	489,109	232,255	256,854	12/31/2011	514,383	215,787	298,596			409,236
Property	9.16	1530 Valley Center Parkway	0.1%	271,135	12/31/2012	478,539	167,581	310,958	12/31/2011	441,155	143,613	297,542			335,472
Property	9.17	85 South Commerce Way	0.1%	278,040	12/31/2012	381,431	90,817	290,614	12/31/2011	392,817	88,179	304,638			285,499
Property	9.18	2196 Avenue C	0.1%	254,026	12/31/2012	389,965	113,054	276,911	12/31/2011	355,455	116,514	238,941			287,422
Property	9.19	2202 Hangar Place	0.1%	261,858	12/31/2012	449,415	144,707	304,708	12/31/2011	415,025	156,947	258,078			295,903
Property	9.20	754 Roble Road	0.1%	168,810	12/31/2012	358,374	147,737	210,637	12/31/2011	344,090	151,452	192,638			294,132
Property	9.21	83 South Commerce Way	0.1%	175,048	12/31/2012	84,095	107,359	-23,264	12/31/2011	120,585	79,947	40,638			261,765
Property	9.22	87 South Commerce Way	0.1%	126,568	12/31/2012	232,338	93,697	138,641	12/31/2011	234,644	95,801	138,843			301,427
Property	9.23	974 Marcon Boulevard	0.1%	110,395	12/31/2012	232,754	162,035	70,719	12/31/2011	239,538	152,664	86,874			397,648
Property	9.24	2201 Hangar Place	0.1%	212,804	12/31/2012	308,300	144,321	163,979	12/31/2011	254,057	146,448	107,609			246,240
Property	9.25	7355 William Avenue	0.1%	207,032	12/31/2012	334,621	115,328	219,293	12/31/2011	382,421	118,442	263,979			251,814
Property	9.26	944 Marcon Boulevard	0.1%	198,074	12/31/2012	353,028	131,644	221,384	12/31/2011	342,029	135,222	206,807			295,077
Property	9.27	954 Marcon Boulevard	0.1%	195,689	12/31/2012	326,767	116,237	210,530	12/31/2011	321,210	115,025	206,186			217,309
Property	9.28	7277 William Avenue	0.1%	163,460	12/31/2012	251,072	101,388	149,684	12/31/2011	260,277	108,833	151,445			230,768
Property	9.29	2041 Avenue C	0.1%	274,976	12/31/2012	230,186	100,521	129,665	12/31/2011	260,451	123,566	136,886			222,448
Property	9.30	964 Marcon Boulevard	0.0%	103,167	12/31/2012	296,047	143,245	152,802	12/31/2011	347,831	152,316	195,515			235,010
Property	9.31	7562 Penn Drive	0.0%	178,752	12/31/2012	280,015	82,403	197,612	12/31/2011	269,813	73,263	196,550			206,546
Property	9.32	764 Roble Road	0.0%	161,966	12/31/2012	175,462	12,160	163,302	12/31/2011	186,285	49,770	136,515			189,750

A-1-21

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Property Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)	Debt Yield(13)	Revenue($)
Loan	10	GEM Hotel(31)	3.2%	3,126,898	12/31/2012	5,967,542	2,939,566	3,027,976	12/31/2011	5,093,161	2,599,909	2,493,252	10.3%	9.5%	5,766,847
Loan	11	181 East 119th Street	2.9%	1,897,399	12/31/2012	2,932,921	915,130	2,017,791	12/31/2011	2,941,522	921,644	2,019,878	8.4%	8.2%	3,223,222
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	8,413,815	12/31/2012	9,178,382	798,980	8,379,402	12/31/2011	8,855,187	784,663	8,070,524	16.4%	15.6%	7,814,670
Property	12.01	Burger King #02957 - Houma, LA	0.1%
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%
Property	12.03	Burger King #11942 - Gray, LA	0.1%
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%
Property	12.05	Burger King #06788 - Zachary, LA	0.1%
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%
Property	12.08	Burger King #09788 - Walker, LA	0.0%
Property	12.09	Burger King #03818 - Mobile, AL	0.0%
Property	12.10	Burger King #03156 - Saraland, AL	0.0%
Property	12.11	Burger King #01437 - Monroe, LA	0.0%
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%
Property	12.14	Burger King #01198 - Mobile, AL	0.0%
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%
Property	12.17	Burger King #12830 - Boutte, LA	0.0%
Property	12.18	Burger King #10763 - Hammond, LA	0.0%
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%
Property	12.20	Burger King #03623 - Covington, LA	0.0%
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%
Property	12.22	Burger King #01489 - Mobile, AL	0.0%
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%
Property	12.26	Burger King #05029 - Pineville, LA	0.0%
Property	12.27	Burger King #07467 - Ruston, LA	0.0%
Property	12.28	Burger King #11544 - Westlake, LA	0.0%
Property	12.29	Burger King #09708 - Natchez, MS	0.0%
Property	12.30	Burger King #04581 - Foley, AL	0.0%
Property	12.31	Burger King #10802 - Westwego, LA	0.0%
Property	12.32	Burger King #06676 - Jackson, MS	0.0%
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%
Property	12.35	Burger King #12329 - Rayne, LA	0.0%
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%
Property	12.37	Burger King #12895 - Delhi, LA	0.0%
Property	12.38	Burger King #11614 - Harvey, LA	0.0%
Property	12.39	Burger King #06129 - Mobile, AL	0.0%
Property	12.40	Burger King #02483 - Mobile, AL	0.0%
Property	12.41	Burger King #06488 - Mobile, AL	0.0%
Property	12.42	Burger King #06916 - Kenner, LA	0.0%
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%
Property	12.44	Burger King #10762 - Geismar, LA	0.0%
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%
Property	12.48	Burger King #08645 - Pace, FL	0.0%
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%
Property	12.50	Burger King #06674 - Slidell, LA	0.0%
Property	12.51	Burger King #00373 - Mobile, AL	0.0%
Property	12.52	Burger King #09115 - Meridian, MS	0.0%
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%
Property	12.54	Burger King #05981 - Meridian, MS	0.0%
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%
Property	12.56	Burger King #01439 - Slidell, LA	0.0%
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%
Property	12.59	Burger King #12820 - Iowa, LA	0.0%
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%

A-1-22

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Property Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)	Debt Yield(13)	Revenue($)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%
Property	12.63	Burger King #12660 - Vinton, LA	0.0%
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%
Property	12.66	Burger King #10572 - Eunice, LA	0.0%
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%
Property	12.70	Burger King #03585 - Daphne, AL	0.0%
Property	12.71	Burger King #04016 - Mobile, AL	0.0%
Property	12.72	Burger King #06105 - Northport, AL	0.0%
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%
Property	12.74	Burger King #11979 - Monroe, LA	0.0%
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%
Property	12.76	Burger King #01337 - Metairie, LA	0.0%
Property	12.77	Burger King #01465 - Laurel, MS	0.0%
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%
Property	12.80	Burger King #10800 - Livingston, AL	0.0%
Property	12.81	Burger King #09026 - Laurel, MS	0.0%
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%
Property	12.84	Burger King #10607 - Houma, LA	0.0%
Property	12.85	Burger King #09853 - Franklin, LA	0.0%
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%
Property	12.87	Burger King #12919 - Covington, LA	0.0%
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%
Property	12.90	Burger King #12753 - Slidell, LA	0.0%
Loan	13	The Dorchester at Forest Park	2.7%	1,902,027	12/31/2012	3,471,904	1,516,877	1,955,027	12/31/2011	3,258,450	1,603,076	1,655,374	8.5%	8.3%	3,572,185
Loan	14	Hilton Garden Inn Houston	2.2%	2,547,733	12/31/2012	7,006,747	5,055,221	1,951,526	12/31/2011	5,944,515	4,187,829	1,756,686	12.1%	10.6%	6,653,857
Loan	15	Durban Retail Portfolio II	2.0%	1,908,349	12/31/2012	2,712,886	381,194	2,331,693	12/31/2011	2,610,216	413,691	2,196,525	9.3%	9.0%	2,053,888
Property	15.01	Wesley Chapel	1.5%	1,483,289	12/31/2012	1,931,883	263,217	1,668,666	12/31/2011	1,847,275	279,786	1,567,490			1,456,070
Property	15.02	Milford Crossing	0.6%	425,059	12/31/2012	781,003	117,976	663,026	12/31/2011	762,940	133,905	629,035			597,818
Loan	16	BJ’s Wholesale - Framingham	1.7%										10.1%	9.5%	1,737,145
Loan	17	Pioneer Building	1.4%	365,885									9.2%	8.7%	1,506,284
Loan	18	The Glen Centre	1.4%	1,692,113	12/31/2012	2,277,919	631,517	1,646,402	12/31/2011	2,297,145	669,946	1,627,200	13.0%	12.5%	1,838,864
Loan	19	Valley Forge MHP	1.3%	1,051,451	12/31/2012	1,422,631	404,555	1,018,076	12/31/2011	1,384,157	375,261	1,008,896	8.8%	8.7%	1,496,628
Loan	20	University Plaza / Centre Circle	1.2%	1,419,466									12.5%	10.9%	2,087,508
Property	20.01	University Plaza	1.0%
Property	20.02	Centre Circle	0.3%
Loan	21	Bartonsville Plaza	1.1%	1,124,314	12/31/2012	1,418,476	343,255	1,075,221	12/31/2011	1,357,553	419,457	938,096	11.2%	10.7%	1,234,642
Loan	22	McKinley Mall(29)	1.1%	4,429,129	12/31/2012	10,349,104	5,478,753	4,870,351	12/31/2011	10,163,929	5,408,418	4,755,511	11.7%	10.4%	10,483,942
Loan	23	Carriage House & Brook Manor Apartments	1.0%	906,700	12/31/2012	1,818,768	901,005	917,763	12/31/2011	1,814,507	915,406	899,101	9.6%	8.8%	1,861,680
Property	23.01	Brook Manor Apartments	0.5%
Property	23.02	Carriage House Apartments	0.5%
Loan	24	Moss-Bauer Apartments(30)	1.0%										8.9%	8.8%	831,600
Loan	25	University Place	0.9%	915,170	12/31/2012	1,937,428	1,084,197	853,230	12/31/2011	1,703,553	991,121	712,431	10.3%	9.6%	2,181,276
Loan	26	Arrowridge Business Park	0.9%	980,927	12/31/2012	1,208,904	221,272	987,632	12/31/2011	1,017,766	277,675	740,092	11.0%	9.5%	1,129,309
Loan	27	Ithaca Hotel Portfolio	0.9%	1,159,381	12/31/2012	3,334,878	2,258,575	1,076,303	12/31/2011	3,276,298	2,345,049	931,249	14.5%	12.9%	3,195,603
Property	27.01	Country Inn & Suites Ithaca	0.6%	778,381	12/31/2012	2,029,611	1,343,465	686,146	12/31/2011	1,950,173	1,331,093	619,080			1,941,543
Property	27.02	Econo Lodge Ithaca	0.3%	381,000	12/31/2012	1,305,267	915,110	390,158	12/31/2011	1,326,125	1,013,956	312,169			1,254,060
Loan	28	Packing House	0.8%	810,996	12/31/2012	1,045,583	326,646	718,936	12/31/2011	821,686	246,371	575,315	9.9%	9.2%	977,177
Loan	29	Port Columbus Executive Park	0.7%	580,988	12/31/2012	1,317,238	758,136	559,102	12/31/2011	1,137,651	700,012	437,639	11.6%	8.5%	1,985,086
Property	29.01	2740 Airport Drive	0.3%	254,602	12/31/2012	589,658	377,949	211,709	12/31/2011	447,352	359,585	87,766			1,016,545
Property	29.02	2760 Airport Drive	0.2%	221,390	12/31/2012	455,572	268,513	187,059	12/31/2011	375,380	236,781	138,599			676,276
Property	29.03	2720 Airport Drive	0.1%	104,996	12/31/2012	272,008	111,673	160,334	12/31/2011	314,919	103,646	211,273			292,265
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	327,171	12/31/2012	445,856	114,722	331,134	12/31/2011	318,305	106,420	211,885	11.4%	10.6%	954,971
Property	30.01	Orchard Maple Plaza	0.4%
Property	30.02	Palmer Crossing Center	0.3%

A-1-23

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Property Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)	Debt Yield(13)	Revenue($)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	882,679	T-10 12/31/2012 Ann.	2,044,988	1,281,918	763,070					12.7%	11.6%	2,390,616
Property	31.01	Trafalgar Square Apartments	0.3%	343,642	T-10 12/31/2012 Ann.	1,006,336	658,728	347,608							1,104,816
Property	31.02	Lake Pointe Apartments	0.3%	539,037	T-10 12/31/2012 Ann.	1,038,653	623,190	415,463							1,285,800
Loan	32	865 Lexington Retail	0.6%										9.2%	9.2%	600,000
Loan	33	Holiday Inn Express Snyder	0.6%	1,259,932	12/31/2012	2,145,452	1,040,994	1,104,458	12/31/2011	1,838,966	997,496	841,470	17.6%	16.0%	2,410,720
Loan	34	Value Place Richmond	0.6%	870,910									15.9%	14.8%	1,319,561
Loan	35	Greenway	0.6%	562,904									11.9%	11.3%	1,168,956
Loan	36	93 Palladium Way	0.6%		12/31/2012	1,044,144	213,432	830,712					15.1%	14.2%	827,211
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	884,387	12/31/2012	977,104	79,309	897,794	12/31/2011	1,005,479	79,549	925,931	16.4%	15.6%	763,453
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%
Property	37.06	Burger King #02831 - Olathe, KS	0.1%
Property	37.07	Burger King #12264 - Mission, KS	0.1%
Property	37.08	Burger King #13080 - Slidell, LA	0.0%
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%
Loan	38	Colonial Court Apartments	0.5%	953,103	12/31/2012	1,373,916	555,669	818,247	12/31/2011	1,279,321	553,198	726,123	18.6%	18.0%	1,592,700
Loan	39	Bloomfield Village Square	0.5%	839,804	12/31/2012	908,408	190,444	717,964	12/31/2011	901,450	193,300	708,150	15.7%	15.1%	966,123
Loan	40	La Quinta Inn & Suites Loveland	0.5%	694,221	12/31/2012	1,512,980	896,082	616,898	12/31/2011	1,451,288	872,810	578,478	14.6%	13.1%	1,693,667
Loan	41	La Quinta Inn & Suites Floresville	0.5%	1,123,524									23.0%	21.1%	2,214,774
Loan	42	Candlewood Suites Melbourne	0.5%	686,919	12/31/2012	1,715,977	886,430	829,547	12/31/2011	1,467,620	724,849	742,771	15.4%	14.0%	1,541,328
Loan	43	Colleyville Plaza	0.5%	402,853	12/31/2012	453,812	143,803	310,009	12/31/2011	374,905	130,451	244,454	11.0%	10.2%	723,282
Loan	44	Briar Creek	0.4%	349,481	12/31/2012	1,004,319	743,186	261,133	12/31/2011	959,186	789,719	169,467	10.0%	9.0%	1,096,680
Loan	45	Bridlewood Apartments	0.4%	442,709	12/31/2012	690,544	373,037	317,507					12.8%	12.1%	767,234
Loan	46	Farmbrook Medical Center	0.3%	354,123	12/31/2012	699,711	304,785	394,926	12/31/2011	687,633	368,054	319,579	12.1%	10.3%	641,673
Loan	47	Walgreens Hot Springs AR	0.3%										9.5%	9.3%	308,250
Loan	48	El Centro	0.2%										13.2%	12.8%	214,929

A-1-24

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(9)	Expiration(17)	Extension Terms(17)
Loan	1	One Kendall Square(29)	8.9%	29,425,662	10,711,322	18,714,340	152,528	1,407,150	17,154,662	Fee Simple
Loan	2	1760 Third Avenue(29)(31)	8.1%	15,838,144	4,798,296	11,039,848	162,750		10,877,098	Fee Simple
Loan	3	AMC Portfolio Pool III	7.8%	7,795,773	1,897,205	5,898,569	86,550		5,812,019	Fee Simple
Property	3.01	Redwood Estates	5.2%	5,117,382	1,212,674	3,904,708	56,550		3,848,158	Fee Simple
Property	3.02	Longview Community	2.6%	2,678,392	684,530	1,993,861	30,000		1,963,861	Fee Simple
Loan	4	WRS Retail Portfolio(31)	7.7%	8,939,534	2,183,965	6,755,569	124,918	306,269	6,324,382	Fee Simple
Property	4.01	Hudson Bridge Crossing	1.1%	1,305,272	326,002	979,270	16,763	46,309	916,198	Fee Simple
Property	4.02	Shoppes at Richland	0.9%	970,073	246,464	723,609	13,275	33,925	676,409	Fee Simple
Property	4.03	Shoppes at Westgate	0.7%	872,244	149,838	722,406	11,925	50,868	659,613	Fee Simple
Property	4.04	Shoppes at White Knoll	0.7%	878,045	203,460	674,585	10,025	25,093	639,467	Fee Simple
Property	4.05	Glenn View Station	0.7%	878,558	304,169	574,389	14,208	31,569	528,612	Fee Simple
Property	4.06	Chamblee Village	0.6%	809,076	203,220	605,856	9,748	26,412	569,696	Fee Simple
Property	4.07	Grand View Station	0.6%	672,058	120,170	551,888	10,275	26,498	515,115	Fee Simple
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	493,747	72,475	421,272			421,272	Fee Simple
Property	4.09	Shoppes at Oxford	0.5%	575,698	145,171	430,527	9,888	22,117	398,522	Fee Simple
Property	4.10	Shoppes at Raeford	0.5%	514,360	129,645	384,715	11,888	14,721	358,106	Fee Simple
Property	4.11	Villages at Red Bridge	0.3%	375,601	124,586	251,015	6,675	15,505	228,835	Fee Simple
Property	4.12	Shoppes at Goldsboro	0.3%	375,616	145,855	229,761	10,250	13,254	206,257	Fee Simple
Property	4.13	Shoppes at Westgate Outparcel	0.3%	219,187	12,910	206,277			206,277	Fee Simple
Loan	5	Akers Mill Square	6.5%	8,271,988	1,543,109	6,728,879	57,837	307,535	6,363,507	Fee Simple
Loan	6	Bronx River Plaza	6.3%	6,105,394	1,378,617	4,726,777	15,474	103,162	4,608,140	Fee Simple
Loan	7	100 Westminster	5.2%	9,817,161	5,700,298	4,116,863	70,527	303,364	3,742,972	Fee Simple
Loan	8	Marriott Downtown Hartford	4.9%	25,383,682	19,916,340	5,467,342	1,015,347		4,451,994	Leasehold	9/15/2102	None
Loan	9	PennCap Portfolio(29)(31)	3.6%	21,937,404	8,655,401	13,282,006	429,798	790,916	12,061,289	Fee Simple
Property	9.01	3701 Corporate Parkway	0.4%	1,983,814	752,805	1,231,009	22,500	51,803	1,156,706	Fee Simple
Property	9.02	3773 Corporate Parkway	0.3%	1,982,629	742,207	1,240,422	21,300	34,560	1,184,562	Fee Simple
Property	9.03	1605 Valley Center Parkway	0.3%	1,693,216	789,052	904,164	28,500	56,635	819,029	Fee Simple
Property	9.04	1525 Valley Center Parkway	0.2%	1,672,683	695,387	977,296	22,500	43,571	911,225	Fee Simple
Property	9.05	1560 Valley Center Parkway	0.2%	1,202,931	345,268	857,663	15,420	16,809	825,434	Fee Simple
Property	9.06	1550 Valley Center Parkway	0.2%	938,879	257,552	681,327	13,020	17,621	650,686	Fee Simple
Property	9.07	1455 Valley Center Parkway	0.2%	1,010,581	375,348	635,233	16,235	34,950	584,048	Fee Simple
Property	9.08	1480 Valley Center Parkway	0.2%	946,853	308,220	638,633	15,538	16,937	606,158	Fee Simple
Property	9.09	1510 Valley Center Parkway	0.1%	720,520	300,122	420,398	14,462	34,838	371,098	Fee Simple
Property	9.10	1495 Valley Center Parkway	0.1%	908,543	465,016	443,527	13,131	38,915	391,481	Fee Simple
Property	9.11	1640 Valley Center Parkway	0.1%	755,972	263,465	492,507	9,255	12,317	470,935	Fee Simple
Property	9.12	57 South Commerce Way	0.1%	526,510	256,723	269,787	22,920	67,098	179,769	Fee Simple
Property	9.13	1650 Valley Center Parkway	0.1%	658,759	225,367	433,392	8,772	12,394	412,226	Fee Simple
Property	9.14	89 South Commerce Way	0.1%	460,085	203,690	256,395	12,960	34,725	208,710	Fee Simple
Property	9.15	1660 Valley Center Parkway	0.1%	547,358	261,696	285,662	8,252	18,261	259,149	Fee Simple
Property	9.16	1530 Valley Center Parkway	0.1%	537,996	208,059	329,937	13,920	34,642	281,375	Fee Simple
Property	9.17	85 South Commerce Way	0.1%	386,246	105,304	280,942	6,336	15,768	258,838	Fee Simple
Property	9.18	2196 Avenue C	0.1%	436,696	157,020	279,676	9,342	13,145	257,189	Fee Simple
Property	9.19	2202 Hangar Place	0.1%	448,313	163,434	284,879	19,949	45,181	219,749	Fee Simple
Property	9.20	754 Roble Road	0.1%	464,430	180,123	284,307	14,040	28,093	242,174	Fee Simple
Property	9.21	83 South Commerce Way	0.1%	302,618	114,194	188,424	5,776	13,492	169,156	Fee Simple
Property	9.22	87 South Commerce Way	0.1%	253,239	108,824	144,415	6,796	13,374	124,245	Fee Simple
Property	9.23	974 Marcon Boulevard	0.1%	234,325	175,637	58,688	11,760	3,603	43,325	Fee Simple
Property	9.24	2201 Hangar Place	0.1%	396,940	160,718	236,222	15,690	22,077	198,455	Fee Simple
Property	9.25	7355 William Avenue	0.1%	341,261	135,193	206,068	13,028	18,331	174,709	Fee Simple
Property	9.26	944 Marcon Boulevard	0.1%	348,840	141,382	207,458	11,520	13,508	182,430	Fee Simple
Property	9.27	954 Marcon Boulevard	0.1%	388,346	176,043	212,303	9,042	12,723	190,538	Fee Simple
Property	9.28	7277 William Avenue	0.1%	254,581	126,433	128,148	12,312	11,148	104,688	Fee Simple
Property	9.29	2041 Avenue C	0.1%	347,193	156,099	191,094	9,120	12,833	169,141	Fee Simple
Property	9.30	964 Marcon Boulevard	0.0%	258,872	144,690	114,182	11,760	15,055	87,367	Fee Simple
Property	9.31	7562 Penn Drive	0.0%	313,891	112,356	201,535	8,085	17,282	176,168	Fee Simple
Property	9.32	764 Roble Road	0.0%	214,286	47,973	166,313	6,558	9,228	150,527	Fee Simple

A-1-25

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(9)	Expiration(17)	Extension Terms(17)
Loan	10	GEM Hotel(31)	3.2%	6,324,996	3,310,372	3,014,624	232,819		2,781,805	Fee Simple
Loan	11	181 East 119th Street	2.9%	3,209,260	954,528	2,254,732	34,968		2,219,764	Fee Simple
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	11,328,869	3,169,963	8,158,906	95,351	271,797	7,791,759	Fee Simple/Leasehold	Various	Various
Property	12.01	Burger King #02957 - Houma, LA	0.1%							Fee Simple
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%							Fee Simple
Property	12.03	Burger King #11942 - Gray, LA	0.1%							Fee Simple
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%							Fee Simple
Property	12.05	Burger King #06788 - Zachary, LA	0.1%							Fee Simple
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%							Fee Simple
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%							Fee Simple
Property	12.08	Burger King #09788 - Walker, LA	0.0%							Fee Simple
Property	12.09	Burger King #03818 - Mobile, AL	0.0%							Fee Simple
Property	12.10	Burger King #03156 - Saraland, AL	0.0%							Fee Simple
Property	12.11	Burger King #01437 - Monroe, LA	0.0%							Fee Simple
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%							Fee Simple
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%							Fee Simple
Property	12.14	Burger King #01198 - Mobile, AL	0.0%							Fee Simple
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%							Fee Simple/Leasehold	8/15/2033	None
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%							Fee Simple
Property	12.17	Burger King #12830 - Boutte, LA	0.0%							Fee Simple
Property	12.18	Burger King #10763 - Hammond, LA	0.0%							Fee Simple
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%							Fee Simple
Property	12.20	Burger King #03623 - Covington, LA	0.0%							Fee Simple
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%							Fee Simple
Property	12.22	Burger King #01489 - Mobile, AL	0.0%							Fee Simple
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%							Fee Simple
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%							Fee Simple
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%							Fee Simple
Property	12.26	Burger King #05029 - Pineville, LA	0.0%							Fee Simple
Property	12.27	Burger King #07467 - Ruston, LA	0.0%							Fee Simple/Leasehold	6/5/2029	4 options, 5 years each
Property	12.28	Burger King #11544 - Westlake, LA	0.0%							Fee Simple
Property	12.29	Burger King #09708 - Natchez, MS	0.0%							Fee Simple
Property	12.30	Burger King #04581 - Foley, AL	0.0%							Fee Simple
Property	12.31	Burger King #10802 - Westwego, LA	0.0%							Fee Simple
Property	12.32	Burger King #06676 - Jackson, MS	0.0%							Fee Simple
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%							Fee Simple
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%							Fee Simple
Property	12.35	Burger King #12329 - Rayne, LA	0.0%							Fee Simple
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%							Fee Simple
Property	12.37	Burger King #12895 - Delhi, LA	0.0%							Fee Simple
Property	12.38	Burger King #11614 - Harvey, LA	0.0%							Fee Simple
Property	12.39	Burger King #06129 - Mobile, AL	0.0%							Fee Simple
Property	12.40	Burger King #02483 - Mobile, AL	0.0%							Fee Simple
Property	12.41	Burger King #06488 - Mobile, AL	0.0%							Fee Simple
Property	12.42	Burger King #06916 - Kenner, LA	0.0%							Fee Simple
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%							Fee Simple
Property	12.44	Burger King #10762 - Geismar, LA	0.0%							Fee Simple
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%							Fee Simple
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%							Fee Simple
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%							Fee Simple
Property	12.48	Burger King #08645 - Pace, FL	0.0%							Fee Simple
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%							Fee Simple
Property	12.50	Burger King #06674 - Slidell, LA	0.0%							Fee Simple
Property	12.51	Burger King #00373 - Mobile, AL	0.0%							Fee Simple
Property	12.52	Burger King #09115 - Meridian, MS	0.0%							Fee Simple
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%							Fee Simple
Property	12.54	Burger King #05981 - Meridian, MS	0.0%							Fee Simple
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%							Fee Simple
Property	12.56	Burger King #01439 - Slidell, LA	0.0%							Fee Simple
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%							Fee Simple
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%							Fee Simple
Property	12.59	Burger King #12820 - Iowa, LA	0.0%							Fee Simple
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%							Fee Simple

A-1-26

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(9)	Expiration(17)	Extension Terms(17)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%							Fee Simple
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%							Fee Simple
Property	12.63	Burger King #12660 - Vinton, LA	0.0%							Fee Simple
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%							Leasehold	5/31/2018	10 options, 5 years each
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%							Fee Simple
Property	12.66	Burger King #10572 - Eunice, LA	0.0%							Fee Simple/Leasehold	9/30/2017	4 options, 5 years each
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%							Leasehold	4/15/2018	4 options, 5 years each
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%							Fee Simple
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%							Fee Simple/Leasehold	2/28/2019	4 options, 5 years each
Property	12.70	Burger King #03585 - Daphne, AL	0.0%							Fee Simple
Property	12.71	Burger King #04016 - Mobile, AL	0.0%							Fee Simple
Property	12.72	Burger King #06105 - Northport, AL	0.0%							Fee Simple
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%							Fee Simple
Property	12.74	Burger King #11979 - Monroe, LA	0.0%							Fee Simple
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%							Fee Simple
Property	12.76	Burger King #01337 - Metairie, LA	0.0%							Fee Simple
Property	12.77	Burger King #01465 - Laurel, MS	0.0%							Fee Simple
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%							Fee Simple
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%							Fee Simple/Leasehold	6/5/2019	2 options, 5 years each
Property	12.80	Burger King #10800 - Livingston, AL	0.0%							Fee Simple
Property	12.81	Burger King #09026 - Laurel, MS	0.0%							Fee Simple
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%							Fee Simple
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%							Fee Simple
Property	12.84	Burger King #10607 - Houma, LA	0.0%							Leasehold	9/24/2017	4 options, 5 years each
Property	12.85	Burger King #09853 - Franklin, LA	0.0%							Fee Simple
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%							Fee Simple/Leasehold	5/2/2019	4 options, 5 years each
Property	12.87	Burger King #12919 - Covington, LA	0.0%							Leasehold	12/22/2019	4 options, 5 years each
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%							Leasehold	9/23/2019	4 options, 5 years each
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%							Fee Simple/Leasehold	3/24/2025	4 options, 5 years each
Property	12.90	Burger King #12753 - Slidell, LA	0.0%							Leasehold	8/31/2019	4 options, 5 years each
Loan	13	The Dorchester at Forest Park	2.7%	3,518,604	1,389,346	2,129,258	53,865		2,075,393	Fee Simple
Loan	14	Hilton Garden Inn Houston	2.2%	7,796,495	5,276,723	2,519,772	311,860		2,207,912	Fee Simple
Loan	15	Durban Retail Portfolio II	2.0%	2,150,928	391,636	1,759,292	26,116	37,194	1,695,982	Fee Simple
Property	15.01	Wesley Chapel	1.5%	1,596,838	276,561	1,320,277	16,742	32,496	1,271,039	Fee Simple
Property	15.02	Milford Crossing	0.6%	554,091	115,075	439,016	9,374	4,698	424,944	Fee Simple
Loan	16	BJ’s Wholesale - Framingham	1.7%	1,650,288	49,509	1,600,779	17,172	67,293	1,516,314	Fee Simple
Loan	17	Pioneer Building	1.4%	1,611,422	403,193	1,208,229	7,435	55,760	1,145,034	Fee Simple
Loan	18	The Glen Centre	1.4%	2,496,867	813,183	1,683,684	5,738	55,252	1,622,694	Fee Simple
Loan	19	Valley Forge MHP	1.3%	1,483,054	384,550	1,098,504	10,950		1,087,554	Fee Simple
Loan	20	University Plaza / Centre Circle	1.2%	2,355,612	921,791	1,433,821	33,048	147,749	1,253,024	Fee Simple
Property	20.01	University Plaza	1.0%							Fee Simple
Property	20.02	Centre Circle	0.3%							Fee Simple
Loan	21	Bartonsville Plaza	1.1%	1,467,620	326,732	1,140,888	7,578	49,900	1,083,410	Fee Simple
Loan	22	McKinley Mall(29)	1.1%	9,932,182	5,484,044	4,448,138	145,632	364,067	3,938,439	Fee Simple
Loan	23	Carriage House & Brook Manor Apartments	1.0%	1,849,536	936,438	913,098	76,384		836,714	Fee Simple
Property	23.01	Brook Manor Apartments	0.5%							Fee Simple
Property	23.02	Carriage House Apartments	0.5%							Fee Simple
Loan	24	Moss-Bauer Apartments(30)	1.0%	987,749	211,423	776,326	7,000		769,326	Fee Simple
Loan	25	University Place	0.9%	1,982,866	1,079,961	902,905	64,800		838,105	Fee Simple
Loan	26	Arrowridge Business Park	0.9%	1,189,322	257,262	932,060	48,638	79,940	803,482	Fee Simple
Loan	27	Ithaca Hotel Portfolio	0.9%	3,326,708	2,168,027	1,158,681	133,068		1,025,613	Fee Simple
Property	27.01	Country Inn & Suites Ithaca	0.6%	2,039,919	1,291,135	748,784	81,597		667,187	Fee Simple
Property	27.02	Econo Lodge Ithaca	0.3%	1,286,788	876,892	409,896	51,472		358,424	Fee Simple
Loan	28	Packing House	0.8%	1,097,066	341,279	755,787	13,845	41,536	700,406	Fee Simple
Loan	29	Port Columbus Executive Park	0.7%	1,763,595	1,024,649	738,945	39,964	158,456	540,525	Fee Simple
Property	29.01	2740 Airport Drive	0.3%	869,410	541,922	327,488	16,758	84,379	226,351	Fee Simple
Property	29.02	2760 Airport Drive	0.2%	619,456	351,114	268,342	17,244	57,818	193,280	Fee Simple
Property	29.03	2720 Airport Drive	0.1%	274,729	131,613	143,116	5,962	16,259	120,895	Fee Simple
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	1,084,891	360,563	724,328	9,344	43,034	671,950	Fee Simple
Property	30.01	Orchard Maple Plaza	0.4%							Fee Simple
Property	30.02	Palmer Crossing Center	0.3%							Fee Simple

A-1-27

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(9)	Expiration(17)	Extension Terms(17)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	2,123,571	1,359,257	764,314	68,250		696,064	Fee Simple
Property	31.01	Trafalgar Square Apartments	0.3%	1,060,052	662,750	397,302	33,000		364,302	Fee Simple
Property	31.02	Lake Pointe Apartments	0.3%	1,063,519	696,507	367,012	35,250		331,762	Fee Simple
Loan	32	865 Lexington Retail	0.6%	587,575	33,272	554,303	1,281		553,022	Fee Simple
Loan	33	Holiday Inn Express Snyder	0.6%	2,416,468	1,361,946	1,054,522	96,659		957,863	Fee Simple
Loan	34	Value Place Richmond	0.6%	1,371,676	502,499	869,177	57,283		811,893	Fee Simple
Loan	35	Greenway	0.6%	1,198,619	548,001	650,618	32,250		618,368	Fee Simple
Loan	36	93 Palladium Way	0.6%	1,111,146	315,508	795,638	4,259	42,591	748,788	Fee Simple
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	1,282,557	429,338	853,219	9,863	32,844	810,512	Fee Simple/Leasehold	Various	Various
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%							Fee Simple
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%							Fee Simple
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%							Fee Simple
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%							Fee Simple
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%							Fee Simple
Property	37.06	Burger King #02831 - Olathe, KS	0.1%							Fee Simple
Property	37.07	Burger King #12264 - Mission, KS	0.1%							Fee Simple
Property	37.08	Burger King #13080 - Slidell, LA	0.0%							Fee Simple
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%							Leasehold	3/28/2020	4 options, 5 years each
Loan	38	Colonial Court Apartments	0.5%	1,499,175	569,450	929,725	28,250		901,475	Fee Simple
Loan	39	Bloomfield Village Square	0.5%	983,254	197,758	785,496	7,635	22,595	755,266	Fee Simple
Loan	40	La Quinta Inn & Suites Loveland	0.5%	1,708,731	1,031,034	677,697	68,349		609,348	Fee Simple
Loan	41	La Quinta Inn & Suites Floresville	0.5%	2,216,057	1,159,015	1,057,042	88,642		968,400	Fee Simple
Loan	42	Candlewood Suites Melbourne	0.5%	1,550,933	861,224	689,709	62,037		627,672	Fee Simple
Loan	43	Colleyville Plaza	0.5%	636,363	154,262	482,101	5,085	31,008	446,008	Fee Simple
Loan	44	Briar Creek	0.4%	1,126,625	718,691	407,934	40,000		367,934	Fee Simple
Loan	45	Bridlewood Apartments	0.4%	755,331	334,475	420,856	24,000		396,856	Fee Simple
Loan	46	Farmbrook Medical Center	0.3%	681,185	305,900	375,285	11,055	45,021	319,209	Fee Simple
Loan	47	Walgreens Hot Springs AR	0.3%	299,003	8,970	290,033	6,552		283,481	Fee Simple
Loan	48	El Centro	0.2%	204,183	6,125	198,058	1,439	4,796	191,824	Fee Simple

A-1-28

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(18)(21)(22)(23)	SF	Expiration(19)	2nd Largest Tenant(18)(22)(23)	SF	Expiration(19)
Loan	1	One Kendall Square(29)	8.9%	Merrimack	121,704	06/30/2019	Akamai Technologies	51,693	12/31/2019
Loan	2	1760 Third Avenue(29)(31)	8.1%	EHS	218	05/31/2021	LIM College	166	05/31/2021
Loan	3	AMC Portfolio Pool III	7.8%
Property	3.01	Redwood Estates	5.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Longview Community	2.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	WRS Retail Portfolio(31)	7.7%
Property	4.01	Hudson Bridge Crossing	1.1%	Dollar Tree	10,000	11/30/2016	CHOA	8,150	06/30/2015
Property	4.02	Shoppes at Richland	0.9%	Dollar Tree	9,500	08/31/2017	Shoe Dept.	4,800	01/31/2015
Property	4.03	Shoppes at Westgate	0.7%	Dollar Tree	10,000	02/28/2017	Sherwin-Williams	4,800	12/31/2014
Property	4.04	Shoppes at White Knoll	0.7%	Dollar Tree	10,000	10/31/2017	Shoe Dept.	5,600	10/31/2017
Property	4.05	Glenn View Station	0.7%	Dollar Tree	10,000	03/31/2019	Fashion Avenue	7,000	01/31/2015
Property	4.06	Chamblee Village	0.6%	Mattress Firm	6,000	01/31/2019	JP Morgan / WaMu	3,500	03/31/2015
Property	4.07	Grand View Station	0.6%	Dollar Tree	8,000	01/31/2017	Shoe Dept.	5,100	02/28/2018
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.09	Shoppes at Oxford	0.5%	Dollar Tree	8,000	01/31/2015	Aaron’s Rents	6,400	02/28/2017
Property	4.10	Shoppes at Raeford	0.5%	Dollar Tree	9,000	04/30/2016	Hibachi & Buffet	6,000	05/31/2016
Property	4.11	Villages at Red Bridge	0.3%	Froogles	8,000	09/30/2015	El Vaquero Mexican	3,000	12/31/2015
Property	4.12	Shoppes at Goldsboro	0.3%	Dollar Tree	8,500	10/31/2014	Fit4Life	4,000	02/28/2016
Property	4.13	Shoppes at Westgate Outparcel	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	Akers Mill Square	6.5%	Sports Authority	73,320	01/31/2018	Toys “R” Us	58,907	01/31/2022
Loan	6	Bronx River Plaza	6.3%	Marshalls	35,000	07/31/2019	Planet Fitness	15,804	08/31/2017
Loan	7	100 Westminster	5.2%	Bank of America	68,883	04/30/2018	Providence Equity Partners LLC	62,648	10/31/2015
Loan	8	Marriott Downtown Hartford	4.9%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	PennCap Portfolio(29)(31)	3.6%
Property	9.01	3701 Corporate Parkway	0.4%	Fisher Clinical Services	12,028	11/30/2017	Mass Mutual Life Insurance	8,733	01/31/2019
Property	9.02	3773 Corporate Parkway	0.3%	Aesculap, Inc.	55,700	08/31/2022	Familywize Community Svcs Inc	4,367	08/31/2014
Property	9.03	1605 Valley Center Parkway	0.3%	Easton Hospital	46,522	05/31/2019	IMS Health, Inc.	15,821	10/31/2016
Property	9.04	1525 Valley Center Parkway	0.2%	Concannon, Miller & Co. P.C.	27,734	10/31/2022	The Guardian Life Ins. Co.	22,000	01/31/2018
Property	9.05	1560 Valley Center Parkway	0.2%	Lehigh Valley Academy	51,400	08/31/2023	NAP	NAP	NAP
Property	9.06	1550 Valley Center Parkway	0.2%	Lehigh Valley Academy	35,230	08/31/2023	Nobel Learning Communities lt	8,170	06/30/2017
Property	9.07	1455 Valley Center Parkway	0.2%	Life Ins Company Of N America	41,918	10/31/2016	Central Penn Inc	5,700	05/31/2016
Property	9.08	1480 Valley Center Parkway	0.2%	Flowserve US Inc.	51,793	12/31/2022	NAP	NAP	NAP
Property	9.09	1510 Valley Center Parkway	0.1%	Visiting Nurses Association	16,555	12/31/2016	Volt Information Services Inc	7,265	06/30/2015
Property	9.10	1495 Valley Center Parkway	0.1%	Marshall, Dennehey, Warner	12,490	08/31/2014	HCSC-Blood Center	11,901	02/28/2017
Property	9.11	1640 Valley Center Parkway	0.1%	Lehigh Valley Academy	25,539	08/31/2023	Bonsall Shafferman Architect	5,311	10/31/2017
Property	9.12	57 South Commerce Way	0.1%	Kids In Cooperation Development	22,800	05/31/2014	Office Basics Inc	10,000	02/28/2015
Property	9.13	1650 Valley Center Parkway	0.1%	Lehigh Valley Academy	22,491	08/31/2023	Lehigh Valley Academy	6,749	08/31/2018
Property	9.14	89 South Commerce Way	0.1%	Communications Data Svcs Inc	25,090	11/30/2015	Allcare Medical SNJ LLC	8,510	10/31/2018
Property	9.15	1660 Valley Center Parkway	0.1%	PNC Bank National Association	9,544	05/31/2017	Stratix Systems Inc	4,980	05/31/2015
Property	9.16	1530 Valley Center Parkway	0.1%	Berkheimer Outsourcing Inc	46,400	12/31/2020	NAP	NAP	NAP
Property	9.17	85 South Commerce Way	0.1%	The Guardian Life Insurance Co	15,210	01/31/2017	St. Luke’s Hospital of PA	5,909	03/31/2016
Property	9.18	2196 Avenue C	0.1%	Lehigh University	31,140	06/30/2016	NAP	NAP	NAP
Property	9.19	2202 Hangar Place	0.1%	The Wasserstrom Company	66,495	06/30/2014	NAP	NAP	NAP
Property	9.20	754 Roble Road	0.1%	National Museum Of Indstrl H	9,600	06/30/2015	WB Mason Co. Inc.	9,600	07/31/2015
Property	9.21	83 South Commerce Way	0.1%	St. Luke’s Hospital of Bethlehem	5,565	05/31/2016	Humanworks Affiliates, Inc.	4,870	12/31/2017
Property	9.22	87 South Commerce Way	0.1%	St Luke’s Hospital	9,705	MTM	The Perry Law Firm LLC	3,100	12/30/2016
Property	9.23	974 Marcon Boulevard	0.1%	XO Communications	11,600	12/31/2018	PA Cyber Charter School	2,450	08/31/2017
Property	9.24	2201 Hangar Place	0.1%	Handicare USA, Inc.	32,045	07/31/2018	Duggan & Marcon Inc	20,255	06/30/2017
Property	9.25	7355 William Avenue	0.1%	Teco-Westinghouse Motor	24,340	09/30/2016	Cetronia Ambulance Corps	4,800	04/30/2014
Property	9.26	944 Marcon Boulevard	0.1%	Telerx Marketing Inc.	20,820	08/31/2019	Centimark Corporation	8,880	03/31/2017
Property	9.27	954 Marcon Boulevard	0.1%	Telerx Marketing Inc.	30,140	08/31/2019	NAP	NAP	NAP
Property	9.28	7277 William Avenue	0.1%	Akrion Systems LLC	14,640	09/30/2016	American Courier Company Inc	9,600	07/31/2017
Property	9.29	2041 Avenue C	0.1%	Pennoni Associates Inc	16,000	06/30/2017	Apria Healthcare Inc	9,600	08/31/2016
Property	9.30	964 Marcon Boulevard	0.0%	Recover Care	7,800	08/31/2015	Pilot Air Freight Corp	6,400	05/31/2018
Property	9.31	7562 Penn Drive	0.0%	John Deere Landscapes	9,000	06/30/2014	Motion Industries Inc	5,000	10/31/2015
Property	9.32	764 Roble Road	0.0%	Trugreen Limited Partnership	21,860	09/30/2018	NAP	NAP	NAP

A-1-29

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(18)(21)(22)(23)	SF	Expiration(19)	2nd Largest Tenant(18)(22)(23)	SF	Expiration(19)
Loan	10	GEM Hotel(31)	3.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	181 East 119th Street	2.9%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%
Property	12.01	Burger King #02957 - Houma, LA	0.1%	Strategic Restaurants Acquisition Corp.	3,048	06/05/2034	NAP	NAP	NAP
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	Strategic Restaurants Acquisition Corp.	3,735	06/05/2034	NAP	NAP	NAP
Property	12.03	Burger King #11942 - Gray, LA	0.1%	Strategic Restaurants Acquisition Corp.	3,003	06/05/2034	NAP	NAP	NAP
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	Strategic Restaurants Acquisition Corp.	3,240	06/05/2034	NAP	NAP	NAP
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	Strategic Restaurants Acquisition Corp.	2,885	06/05/2034	NAP	NAP	NAP
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,489	06/05/2034	NAP	NAP	NAP
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	Strategic Restaurants Acquisition Corp.	4,182	06/05/2034	NAP	NAP	NAP
Property	12.08	Burger King #09788 - Walker, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,987	06/05/2034	NAP	NAP	NAP
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,398	06/05/2034	NAP	NAP	NAP
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,244	06/05/2034	NAP	NAP	NAP
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,944	06/05/2034	NAP	NAP	NAP
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,056	06/05/2034	NAP	NAP	NAP
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,987	06/05/2034	NAP	NAP	NAP
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,807	06/05/2034	NAP	NAP	NAP
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,756	06/05/2034	NAP	NAP	NAP
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,920	06/05/2034	NAP	NAP	NAP
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,068	06/05/2034	NAP	NAP	NAP
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,867	06/05/2034	NAP	NAP	NAP
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,100	06/05/2034	NAP	NAP	NAP
Property	12.20	Burger King #03623 - Covington, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,430	06/05/2034	NAP	NAP	NAP
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,720	06/05/2034	NAP	NAP	NAP
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,489	06/05/2034	NAP	NAP	NAP
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,932	06/05/2034	NAP	NAP	NAP
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,992	06/05/2034	NAP	NAP	NAP
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,957	06/05/2034	NAP	NAP	NAP
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,489	06/05/2034	NAP	NAP	NAP
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,915	06/05/2034	NAP	NAP	NAP
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,974	06/05/2034	NAP	NAP	NAP
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,892	06/05/2034	NAP	NAP	NAP
Property	12.30	Burger King #04581 - Foley, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,842	06/05/2034	NAP	NAP	NAP
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,982	06/05/2034	NAP	NAP	NAP
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,814	06/05/2034	NAP	NAP	NAP
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,545	06/05/2034	NAP	NAP	NAP
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,990	06/05/2034	NAP	NAP	NAP
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,200	06/05/2034	NAP	NAP	NAP
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,063	06/05/2034	NAP	NAP	NAP
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,073	06/05/2034	NAP	NAP	NAP
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,987	06/05/2034	NAP	NAP	NAP
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,694	06/05/2034	NAP	NAP	NAP
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	3,722	06/05/2034	NAP	NAP	NAP
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,795	06/05/2034	NAP	NAP	NAP
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,008	06/05/2034	NAP	NAP	NAP
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,625	06/05/2034	NAP	NAP	NAP
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,898	06/05/2034	NAP	NAP	NAP
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,967	06/05/2034	NAP	NAP	NAP
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,881	06/05/2034	NAP	NAP	NAP
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,114	06/05/2034	NAP	NAP	NAP
Property	12.48	Burger King #08645 - Pace, FL	0.0%	Strategic Restaurants Acquisition Corp.	2,475	06/05/2034	NAP	NAP	NAP
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,047	06/05/2034	NAP	NAP	NAP
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,905	06/05/2034	NAP	NAP	NAP
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,421	06/05/2034	NAP	NAP	NAP
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,391	06/05/2034	NAP	NAP	NAP
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,194	06/05/2034	NAP	NAP	NAP
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,662	06/05/2034	NAP	NAP	NAP
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,998	06/05/2034	NAP	NAP	NAP
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,423	06/05/2034	NAP	NAP	NAP
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,918	06/05/2034	NAP	NAP	NAP
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,935	06/05/2034	NAP	NAP	NAP
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,073	06/05/2034	NAP	NAP	NAP
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,980	06/05/2034	NAP	NAP	NAP

A-1-30

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(18)(21)(22)(23)	SF	Expiration(19)	2nd Largest Tenant(18)(22)(23)	SF	Expiration(19)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	Strategic Restaurants Acquisition Corp.	4,098	06/05/2034	NAP	NAP	NAP
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,905	06/05/2034	NAP	NAP	NAP
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,073	06/05/2034	NAP	NAP	NAP
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,969	06/05/2034	NAP	NAP	NAP
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,399	06/05/2034	NAP	NAP	NAP
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,998	06/05/2034	NAP	NAP	NAP
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,358	06/05/2034	NAP	NAP	NAP
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,585	06/05/2034	NAP	NAP	NAP
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,654	06/05/2034	NAP	NAP	NAP
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,799	06/05/2034	NAP	NAP	NAP
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	Strategic Restaurants Acquisition Corp.	4,134	06/05/2034	NAP	NAP	NAP
Property	12.72	Burger King #06105 - Northport, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,636	06/05/2034	NAP	NAP	NAP
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	Strategic Restaurants Acquisition Corp.	2,621	06/05/2034	NAP	NAP	NAP
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,014	06/05/2034	NAP	NAP	NAP
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,073	06/05/2034	NAP	NAP	NAP
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,970	06/05/2034	NAP	NAP	NAP
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,966	06/05/2034	NAP	NAP	NAP
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,986	06/05/2034	NAP	NAP	NAP
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,654	06/05/2034	NAP	NAP	NAP
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	Strategic Restaurants Acquisition Corp.	2,921	06/05/2034	NAP	NAP	NAP
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	Strategic Restaurants Acquisition Corp.	2,554	06/05/2034	NAP	NAP	NAP
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	Strategic Restaurants Acquisition Corp.	2,613	06/05/2034	NAP	NAP	NAP
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,913	06/05/2034	NAP	NAP	NAP
Property	12.84	Burger King #10607 - Houma, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,975	06/05/2034	NAP	NAP	NAP
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,990	06/05/2034	NAP	NAP	NAP
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,206	06/05/2034	NAP	NAP	NAP
Property	12.87	Burger King #12919 - Covington, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,920	06/05/2034	NAP	NAP	NAP
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,850	06/05/2034	NAP	NAP	NAP
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,200	06/05/2034	NAP	NAP	NAP
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	Strategic Restaurants Acquisition Corp.	2,635	06/05/2034	NAP	NAP	NAP
Loan	13	The Dorchester at Forest Park	2.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Hilton Garden Inn Houston	2.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Durban Retail Portfolio II	2.0%
Property	15.01	Wesley Chapel	1.5%	Harris Teeter	49,111	10/06/2029	South Charlotte Sports	6,300	05/31/2017
Property	15.02	Milford Crossing	0.6%	Wal-Mart	34,928	02/28/2029	Subway	1,200	03/31/2016
Loan	16	BJ’s Wholesale - Framingham	1.7%	BJ’s Wholesale Club, Inc.	114,481	09/30/2028	NAP	NAP	NAP
Loan	17	Pioneer Building	1.4%	Stripe	25,943	06/30/2018	Carezone	3,571	11/30/2014
Loan	18	The Glen Centre	1.4%	Beverly Glen Marketplace	5,345	11/30/2025	Vibrato Grill Jazz	3,381	07/31/2021
Loan	19	Valley Forge MHP	1.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	University Plaza / Centre Circle	1.2%
Property	20.01	University Plaza	1.0%	Marketing Card Technology (MCT)	84,159	08/31/2021	PM Bedroom Gallery	26,200	11/30/2018
Property	20.02	Centre Circle	0.3%	Valid USA	72,400	11/30/2017	NAP	NAP	NAP
Loan	21	Bartonsville Plaza	1.1%	Sonic	20,000	03/31/2023	Sleepy’s Inc.	8,000	11/30/2018
Loan	22	McKinley Mall(29)	1.1%	Sears Roebuck and Co.	146,577	09/30/2015	JC Penney	106,320	05/31/2015
Loan	23	Carriage House & Brook Manor Apartments	1.0%
Property	23.01	Brook Manor Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	Carriage House Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Moss-Bauer Apartments(30)	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	University Place	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Arrowridge Business Park	0.9%	Centimark Corporation	12,000	12/31/2019	Sears Home Improvement	11,565	09/30/2016
Loan	27	Ithaca Hotel Portfolio	0.9%
Property	27.01	Country Inn & Suites Ithaca	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Econo Lodge Ithaca	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Packing House	0.8%	Hip Kitty Jazz & Fondue	3,853	10/01/2020	Beer Belly Deli	3,682	03/31/2017
Loan	29	Port Columbus Executive Park	0.7%
Property	29.01	2740 Airport Drive	0.3%	The Ohio State University	25,757	01/31/2015	IAP Governmental Services Group (Innovative Architectural Planners, Inc.)	9,259	12/31/2017
Property	29.02	2760 Airport Drive	0.2%	Ohio Child Care Resource and Referral Association	11,051	09/30/2017	Carestar, Inc.	10,326	07/31/2017
Property	29.03	2720 Airport Drive	0.1%	F Squared Management Group LLC (dba Executive Office Place)	18,000	05/31/2019	NAP	NAP	NAP
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%
Property	30.01	Orchard Maple Plaza	0.4%	Pure Sleep	4,000	02/28/2019	Sprint	3,747	08/27/2023
Property	30.02	Palmer Crossing Center	0.3%	CVS	10,880	12/31/2019	Jade Child Care	5,500	01/31/2015

A-1-31

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(18)(21)(22)(23)	SF	Expiration(19)	2nd Largest Tenant(18)(22)(23)	SF	Expiration(19)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%
Property	31.01	Trafalgar Square Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.02	Lake Pointe Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	865 Lexington Retail	0.6%	Le Pain Quotidien	5,124	02/01/2029	NAP	NAP	NAP
Loan	33	Holiday Inn Express Snyder	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Value Place Richmond	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Greenway	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	93 Palladium Way	0.6%	UT-Battelle, LLC	42,591	11/17/2021	NAP	NAP	NAP
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	Strategic Restaurants Acquisition Corp.	2,695	06/05/2034	NAP	NAP	NAP
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	Strategic Restaurants Acquisition Corp.	3,923	06/05/2034	NAP	NAP	NAP
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	Strategic Restaurants Acquisition Corp.	4,018	06/05/2034	NAP	NAP	NAP
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	Strategic Restaurants Acquisition Corp.	3,000	06/05/2034	NAP	NAP	NAP
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	Strategic Restaurants Acquisition Corp.	3,011	06/05/2034	NAP	NAP	NAP
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	Strategic Restaurants Acquisition Corp.	4,757	06/05/2034	NAP	NAP	NAP
Property	37.07	Burger King #12264 - Mission, KS	0.1%	Strategic Restaurants Acquisition Corp.	4,001	06/05/2034	NAP	NAP	NAP
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,939	06/05/2034	NAP	NAP	NAP
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	Strategic Restaurants Acquisition Corp.	3,500	06/05/2034	NAP	NAP	NAP
Loan	38	Colonial Court Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Bloomfield Village Square	0.5%	The Kroger Company	26,620	01/31/2019	Diamond Jewelers	2,703	10/31/2019
Loan	40	La Quinta Inn & Suites Loveland	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	La Quinta Inn & Suites Floresville	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Candlewood Suites Melbourne	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Colleyville Plaza	0.5%	Furniture Consignment Gallery	8,449	12/31/2016	Nextcare Texas, LLC	4,587	02/28/2016
Loan	44	Briar Creek	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Bridlewood Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Farmbrook Medical Center	0.3%	Franklin Medical Consultants	10,135	06/30/2014	Farmbrook Radiology	5,682	09/30/2026
Loan	47	Walgreens Hot Springs AR	0.3%	Walgreens	14,560	06/30/2078	NAP	NAP	NAP
Loan	48	El Centro	0.2%	Bio-Medical Applications of California, Inc. dba El Centro Desert Dialysis Center	9,591	11/30/2021	NAP	NAP	NAP

A-1-32

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(23)	SF	Expiration(19)	4th Largest Tenant(23)	SF	Expiration(19)	5th Largest Tenant	SF	Expiration(19)
Loan	1	One Kendall Square(29)	8.9%	Nine Point Medical	31,916	12/31/2016	InVivo	26,150	10/31/2018	Abcam Limited	22,925	12/31/2016
Loan	2	1760 Third Avenue(29)(31)	8.1%	CUNY Baruch College	73	05/31/2022	CUNY Hunter College	41	05/31/2022	NAP	NAP	NAP
Loan	3	AMC Portfolio Pool III	7.8%
Property	3.01	Redwood Estates	5.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Longview Community	2.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	WRS Retail Portfolio(31)	7.7%
Property	4.01	Hudson Bridge Crossing	1.1%	Shoe Dept.	5,000	01/31/2015	Pickron	4,000	01/31/2016	COA	3,200	05/31/2016
Property	4.02	Shoppes at Richland	0.9%	Maurice’s	4,800	01/31/2015	Ni Hao Chinese	4,000	12/31/2017	Ferrando’s	2,800	01/31/2015
Property	4.03	Shoppes at Westgate	0.7%	Shoe Dept.	4,700	03/31/2018	San Felipe Restaurant	4,000	02/28/2017	Youzhu Japanese	4,000	10/31/2018
Property	4.04	Shoppes at White Knoll	0.7%	Auto Money Title Loan	2,800	02/28/2017	Chapala	2,400	08/31/2018	HWY 55	2,000	11/30/2019
Property	4.05	Glenn View Station	0.7%	King Chinese Buffet	5,000	07/31/2014	Rainbow Apparel	5,000	07/31/2014	Shoe Dept.	3,800	05/31/2014
Property	4.06	Chamblee Village	0.6%	GameStop	2,700	08/31/2015	Five Guys	2,600	04/30/2014	RadioShack	2,600	03/31/2017
Property	4.07	Grand View Station	0.6%	Rue 21	4,500	01/31/2017	No.1 Chinese Restaurant	3,500	11/30/2016	Nopales Mexican Restaurant	2,800	01/31/2015
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.09	Shoppes at Oxford	0.5%	Hibachi and Buffet	5,200	06/30/2015	Shoe Dept.	3,150	10/31/2014	Andy’s	2,000	11/30/2019
Property	4.10	Shoppes at Raeford	0.5%	JRK Beauty World	5,000	02/28/2016	Shoe Dept.	3,150	MTM	Ultra Tan	1,600	02/28/2018
Property	4.11	Villages at Red Bridge	0.3%	Andy’s Burgers	2,100	10/31/2015	Pizza & Beyond, Inc.	1,600	03/31/2018	American Cellular	1,200	11/30/2016
Property	4.12	Shoppes at Goldsboro	0.3%	Dough Boy’s	2,000	04/30/2018	Wayne County ABC	1,600	02/28/2017	Sakura Express	1,600	11/20/2019
Property	4.13	Shoppes at Westgate Outparcel	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	Akers Mill Square	6.5%	LA Fitness	49,561	08/31/2019	Golfsmith USA	38,830	06/30/2022	Bed Bath & Beyond	29,000	01/31/2017
Loan	6	Bronx River Plaza	6.3%	Applebee’s	7,500	07/29/2024	Elderserve Health	6,404	09/30/2021	The Children’s Place	4,613	01/31/2018
Loan	7	100 Westminster	5.2%	Hinkley, Allen & Snyder LLP	42,077	12/31/2020	GSA - US Attorney’s Office	30,237	08/31/2019	Nautic Partners, LLC	13,537	08/31/2015
Loan	8	Marriott Downtown Hartford	4.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	PennCap Portfolio(29)(31)	3.6%
Property	9.01	3701 Corporate Parkway	0.4%	Parente Randolph, LLC	8,114	01/31/2017	St. Luke’s Physician Group Inc	7,756	08/31/2018	Zurich American Insurance CC	7,608	02/28/2017
Property	9.02	3773 Corporate Parkway	0.3%	Raymond James & Associates	3,714	11/30/2015	The Patriot League	3,649	06/30/2015	Molinari, Oswald, LLC	3,570	06/30/2020
Property	9.03	1605 Valley Center Parkway	0.3%	Guardian Life	7,935	04/30/2021	Convergent Communications	5,190	08/31/2019	TD Bank North, N.A.	4,312	11/30/2014
Property	9.04	1525 Valley Center Parkway	0.2%	AXA Equitable Life Ins. Co.	6,000	01/31/2019	Intelliquip, LLC	4,028	12/31/2014	Oppenheimer & Co., Inc.	3,685	10/31/2015
Property	9.05	1560 Valley Center Parkway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.06	1550 Valley Center Parkway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.07	1455 Valley Center Parkway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.08	1480 Valley Center Parkway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.09	1510 Valley Center Parkway	0.1%	Visiting Nurses Association	5,853	01/31/2015	Rade Technology Corp	4,000	01/31/2016	South Italy Imports LLC	3,600	10/31/2018
Property	9.10	1495 Valley Center Parkway	0.1%	Adaptik Corporation	10,740	12/31/2014	Weathertrends International	2,970	10/31/2015	NAP	NAP	NAP
Property	9.11	1640 Valley Center Parkway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.12	57 South Commerce Way	0.1%	Liven Up Health & Fitness	6,830	12/31/2018	Allied Building Corporation	6,400	06/30/2014	Bronkhorst USA Inc	6,000	01/31/2017
Property	9.13	1650 Valley Center Parkway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.14	89 South Commerce Way	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.15	1660 Valley Center Parkway	0.1%	Robert Half International	2,408	04/30/2018	Valley National Bank	2,190	09/30/2014	CVSA, LLC	2,160	06/30/2021
Property	9.16	1530 Valley Center Parkway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.17	85 South Commerce Way	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.18	2196 Avenue C	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.19	2202 Hangar Place	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.20	754 Roble Road	0.1%	Gerhart Scale Corporation	8,400	05/31/2015	Belfor USA Group Inc	4,800	10/31/2018	Banner Industries of NE Inc	4,800	04/30/2017
Property	9.21	83 South Commerce Way	0.1%	Ricoh USA, Inc.; FKA Ikon	3,313	03/31/2014	IBM	1,865	08/31/2015	NAP	NAP	NAP
Property	9.22	87 South Commerce Way	0.1%	Gelcor Realty, Inc.	778	01/31/2016	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.23	974 Marcon Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.24	2201 Hangar Place	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.25	7355 William Avenue	0.1%	Otis Elevator Company	4,800	03/31/2015	Power Economy	4,685	08/31/2017	NAP	NAP	NAP
Property	9.26	944 Marcon Boulevard	0.1%	Hawley Realty Inc	2,300	MTM	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.27	954 Marcon Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.28	7277 William Avenue	0.1%	Air Products and Chemicals	4,800	03/31/2016	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.29	2041 Avenue C	0.1%	Sprint United Mgmt	4,800	03/31/2016	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.30	964 Marcon Boulevard	0.0%	Icreate Automation LLC	5,000	05/31/2016	Jetblue Airways Corporation	4,800	12/31/2015	Cromland Inc	4,000	06/30/2014
Property	9.31	7562 Penn Drive	0.0%	Lithko Contracting Inc	4,950	06/30/2015	North Star Construction	4,000	12/31/2015	Atlantic Crane Inc	4,000	06/30/2017
Property	9.32	764 Roble Road	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(23)	SF	Expiration(19)	4th Largest Tenant(23)	SF	Expiration(19)	5th Largest Tenant	SF	Expiration(19)
Loan	10	GEM Hotel(31)	3.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	181 East 119th Street	2.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%
Property	12.01	Burger King #02957 - Houma, LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.03	Burger King #11942 - Gray, LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.08	Burger King #09788 - Walker, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.20	Burger King #03623 - Covington, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.30	Burger King #04581 - Foley, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.48	Burger King #08645 - Pace, FL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(23)	SF	Expiration(19)	4th Largest Tenant(23)	SF	Expiration(19)	5th Largest Tenant	SF	Expiration(19)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.72	Burger King #06105 - Northport, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.84	Burger King #10607 - Houma, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.87	Burger King #12919 - Covington, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	The Dorchester at Forest Park	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Hilton Garden Inn Houston	2.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Durban Retail Portfolio II	2.0%
Property	15.01	Wesley Chapel	1.5%	Charlotte Mecklenburg Hospital	5,000	02/29/2020	revolution BICYCLES	2,765	08/31/2017	Hull & Coleman Ortho	2,400	03/31/2021
Property	15.02	Milford Crossing	0.6%	Taxes2Day	1,200	02/29/2016	Pretty Nails and Spa	1,200	04/30/2018	Chinese Restaurant	1,140	02/28/2021
Loan	16	BJ’s Wholesale - Framingham	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Pioneer Building	1.4%	Whistle Labs	3,325	10/31/2015	IPAM Int.	3,100	06/30/2015	Bluenose Analytics	1,234	10/31/2014
Loan	18	The Glen Centre	1.4%	Il Segreto Ristorante	2,540	02/28/2015	Charlie’s Pantry	1,993	02/28/2019	Beverly Glen Pharmacy	1,900	07/31/2019
Loan	19	Valley Forge MHP	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	University Plaza / Centre Circle	1.2%
Property	20.01	University Plaza	1.0%	Gnarly J’s Volleyball	18,227	11/30/2018	Marketing Card Technology (MCT)	17,440	12/31/2020	Rita’s Roadhouse	12,400	11/30/2018
Property	20.02	Centre Circle	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Bartonsville Plaza	1.1%	Pocono Medical Center	6,275	07/31/2021	Advance Auto	6,087	02/28/2025	Ichiban Japanese Steakhouse	4,200	04/30/2019
Loan	22	McKinley Mall(29)	1.1%	Bon Ton Department Stores Inc	97,204	01/30/2016	Best Buy	33,112	01/31/2017	Barnes and Noble	28,862	04/30/2018
Loan	23	Carriage House & Brook Manor Apartments	1.0%
Property	23.01	Brook Manor Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	Carriage House Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Moss-Bauer Apartments(30)	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	University Place	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Arrowridge Business Park	0.9%	Bonsal American, Inc	9,720	10/31/2015	Advanced Flooring and Design	9,720	05/31/2015	Anthony Barber Associates, Ltd	9,720	06/30/2014
Loan	27	Ithaca Hotel Portfolio	0.9%
Property	27.01	Country Inn & Suites Ithaca	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Econo Lodge Ithaca	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Packing House	0.8%	Casablanca Bar and Grill	3,500	02/28/2017	Studio Claremont	3,413	06/30/2016	Eureka Burger	3,000	06/20/2020
Loan	29	Port Columbus Executive Park	0.7%
Property	29.01	2740 Airport Drive	0.3%	Church of God in Ohio	6,402	11/30/2020	Kema, Inc.	4,863	06/30/2015	Lockheed Martin	3,978	07/31/2017
Property	29.02	2760 Airport Drive	0.2%	Mid Ohio Pulmonary and Sleep Associates, Inc.	8,210	02/29/2016	Quest Diagnostics (Labone of Ohio, Inc.)	5,361	01/31/2017	Danter Company LLC	3,155	08/31/2017
Property	29.03	2720 Airport Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%
Property	30.01	Orchard Maple Plaza	0.4%	Dr. Firas Neshef, DDS	2,400	04/30/2024	CMP Real Estate	2,400	01/31/2024	Tim Hortons	2,153	09/30/2023
Property	30.02	Palmer Crossing Center	0.3%	Haggerty Market	3,840	12/14/2015	Jade Camp	3,600	01/31/2015	Jets Pizza	1,200	06/30/2016

A-1-35

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(23)	SF	Expiration(19)	4th Largest Tenant(23)	SF	Expiration(19)	5th Largest Tenant	SF	Expiration(19)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%
Property	31.01	Trafalgar Square Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.02	Lake Pointe Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	865 Lexington Retail	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Holiday Inn Express Snyder	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Value Place Richmond	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Greenway	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	93 Palladium Way	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.07	Burger King #12264 - Mission, KS	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Colonial Court Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Bloomfield Village Square	0.5%	John Tarro	1,640	01/31/2015	Huy Ann Nguyen/Truan Tan Nguyen	1,200	06/30/2016	Jupco & Iskra Josifouski	1,115	01/31/2017
Loan	40	La Quinta Inn & Suites Loveland	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	La Quinta Inn & Suites Floresville	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Candlewood Suites Melbourne	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Colleyville Plaza	0.5%	KT Taekwondo	3,009	04/30/2018	Powerhouse Yoga & Pilates Studio	2,760	11/30/2015	Home Theater Technologies, Inc.	2,760	06/30/2017
Loan	44	Briar Creek	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Bridlewood Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Farmbrook Medical Center	0.3%	Laina Feinstein, M.D., PC	5,104	01/31/2018	Joseph Nemeth, D.D.S., PC	4,171	05/31/2018	ABC Child Center	3,600	05/31/2018
Loan	47	Walgreens Hot Springs AR	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	El Centro	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-36

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Upfront	Monthly
			Initial Pool		Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	Balance	Occupancy(20)	As-of Date	Reserves($)(24)	Reserves ($)(25)(26)
Loan	1	One Kendall Square(29)	8.9%	93.2%	11/23/2013		12,711
Loan	2	1760 Third Avenue(29)(31)	8.1%	100.0%	12/31/2013		13,563
Loan	3	AMC Portfolio Pool III	7.8%	93.2%	10/31/2013	112,365	Springing
Property	3.01	Redwood Estates	5.2%	91.6%	10/31/2013
Property	3.02	Longview Community	2.6%	96.3%	10/31/2013
Loan	4	WRS Retail Portfolio(31)	7.7%	81.0%	12/13/2013		10,410
Property	4.01	Hudson Bridge Crossing	1.1%	85.1%	12/13/2013
Property	4.02	Shoppes at Richland	0.9%	86.3%	12/13/2013
Property	4.03	Shoppes at Westgate	0.7%	100.0%	12/13/2013
Property	4.04	Shoppes at White Knoll	0.7%	100.0%	12/13/2013
Property	4.05	Glenn View Station	0.7%	73.6%	12/13/2013
Property	4.06	Chamblee Village	0.6%	67.5%	12/13/2013
Property	4.07	Grand View Station	0.6%	88.3%	12/13/2013
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	100.0%	12/13/2013
Property	4.09	Shoppes at Oxford	0.5%	82.3%	12/13/2013
Property	4.10	Shoppes at Raeford	0.5%	66.4%	12/13/2013
Property	4.11	Villages at Red Bridge	0.3%	68.5%	12/13/2013
Property	4.12	Shoppes at Goldsboro	0.3%	54.4%	12/13/2013
Property	4.13	Shoppes at Westgate Outparcel	0.3%	100.0%	12/13/2013
Loan	5	Akers Mill Square	6.5%	97.7%	01/01/2014		4,820
Loan	6	Bronx River Plaza	6.3%	100.0%	01/01/2014		2,149
Loan	7	100 Westminster	5.2%	81.4%	11/30/2013	350,000	5,877
Loan	8	Marriott Downtown Hartford	4.9%	64.8%	12/31/2013	4,874,887	$84,612 through May 2015, 1/12 of 4% of prior year’s Gross Revenues thereafter
Loan	9	PennCap Portfolio(29)(31)	3.6%	89.8%	Various		29,847
Property	9.01	3701 Corporate Parkway	0.4%	93.3%	01/31/2014
Property	9.02	3773 Corporate Parkway	0.3%	100.0%	01/31/2014
Property	9.03	1605 Valley Center Parkway	0.3%	84.0%	01/31/2014
Property	9.04	1525 Valley Center Parkway	0.2%	91.9%	01/31/2014
Property	9.05	1560 Valley Center Parkway	0.2%	100.0%	03/06/2014
Property	9.06	1550 Valley Center Parkway	0.2%	100.0%	01/31/2014
Property	9.07	1455 Valley Center Parkway	0.2%	88.0%	01/31/2014
Property	9.08	1480 Valley Center Parkway	0.2%	100.0%	03/06/2014
Property	9.09	1510 Valley Center Parkway	0.1%	83.5%	01/31/2014
Property	9.10	1495 Valley Center Parkway	0.1%	87.0%	01/31/2014
Property	9.11	1640 Valley Center Parkway	0.1%	100.0%	01/31/2014
Property	9.12	57 South Commerce Way	0.1%	82.7%	01/31/2014
Property	9.13	1650 Valley Center Parkway	0.1%	100.0%	01/31/2014
Property	9.14	89 South Commerce Way	0.1%	77.8%	01/31/2014
Property	9.15	1660 Valley Center Parkway	0.1%	81.0%	01/31/2014
Property	9.16	1530 Valley Center Parkway	0.1%	100.0%	03/06/2014
Property	9.17	85 South Commerce Way	0.1%	100.0%	01/31/2014
Property	9.18	2196 Avenue C	0.1%	100.0%	03/06/2014
Property	9.19	2202 Hangar Place	0.1%	100.0%	03/06/2014
Property	9.20	754 Roble Road	0.1%	100.0%	01/31/2014
Property	9.21	83 South Commerce Way	0.1%	81.1%	01/31/2014
Property	9.22	87 South Commerce Way	0.1%	60.0%	01/31/2014
Property	9.23	974 Marcon Boulevard	0.1%	35.8%	01/31/2014
Property	9.24	2201 Hangar Place	0.1%	100.0%	01/31/2014
Property	9.25	7355 William Avenue	0.1%	88.9%	01/31/2014
Property	9.26	944 Marcon Boulevard	0.1%	83.3%	01/31/2014
Property	9.27	954 Marcon Boulevard	0.1%	100.0%	03/06/2014
Property	9.28	7277 William Avenue	0.1%	70.8%	01/31/2014
Property	9.29	2041 Avenue C	0.1%	100.0%	01/31/2014
Property	9.30	964 Marcon Boulevard	0.0%	71.4%	01/31/2014
Property	9.31	7562 Penn Drive	0.0%	100.0%	01/31/2014
Property	9.32	764 Roble Road	0.0%	100.0%	03/06/2014

A-1-37

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Upfront	Monthly
			Initial Pool		Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	Balance	Occupancy(20)	As-of Date	Reserves($)(24)	Reserves ($)(25)(26)
Loan	10	GEM Hotel(31)	3.2%	94.6%	12/31/2013		1/12 of 4.0% of prior year’s gross income
Loan	11	181 East 119th Street	2.9%	94.4%	01/02/2014		1,875
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	100.0%	03/01/2014		Springing
Property	12.01	Burger King #02957 - Houma, LA	0.1%	100.0%	03/01/2014
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	100.0%	03/01/2014
Property	12.03	Burger King #11942 - Gray, LA	0.1%	100.0%	03/01/2014
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	100.0%	03/01/2014
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	100.0%	03/01/2014
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	100.0%	03/01/2014
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	100.0%	03/01/2014
Property	12.08	Burger King #09788 - Walker, LA	0.0%	100.0%	03/01/2014
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	100.0%	03/01/2014
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	100.0%	03/01/2014
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	100.0%	03/01/2014
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	100.0%	03/01/2014
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	100.0%	03/01/2014
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	100.0%	03/01/2014
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	100.0%	03/01/2014
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	100.0%	03/01/2014
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	100.0%	03/01/2014
Property	12.20	Burger King #03623 - Covington, LA	0.0%	100.0%	03/01/2014
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	100.0%	03/01/2014
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	100.0%	03/01/2014
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	100.0%	03/01/2014
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	100.0%	03/01/2014
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	100.0%	03/01/2014
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	100.0%	03/01/2014
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	100.0%	03/01/2014
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	100.0%	03/01/2014
Property	12.30	Burger King #04581 - Foley, AL	0.0%	100.0%	03/01/2014
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	100.0%	03/01/2014
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	100.0%	03/01/2014
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	100.0%	03/01/2014
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	100.0%	03/01/2014
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	100.0%	03/01/2014
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	100.0%	03/01/2014
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	100.0%	03/01/2014
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	100.0%	03/01/2014
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	100.0%	03/01/2014
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	100.0%	03/01/2014
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	100.0%	03/01/2014
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	100.0%	03/01/2014
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	100.0%	03/01/2014
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	100.0%	03/01/2014
Property	12.48	Burger King #08645 - Pace, FL	0.0%	100.0%	03/01/2014
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	100.0%	03/01/2014
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	100.0%	03/01/2014
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	100.0%	03/01/2014
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	100.0%	03/01/2014
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	100.0%	03/01/2014
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	100.0%	03/01/2014
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	100.0%	03/01/2014
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	100.0%	03/01/2014
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	100.0%	03/01/2014
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	100.0%	03/01/2014
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	100.0%	03/01/2014

A-1-38

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Upfront	Monthly
			Initial Pool		Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	Balance	Occupancy(20)	As-of Date	Reserves($)(24)	Reserves ($)(25)(26)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	100.0%	03/01/2014
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	100.0%	03/01/2014
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	100.0%	03/01/2014
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	100.0%	03/01/2014
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	100.0%	03/01/2014
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	100.0%	03/01/2014
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	100.0%	03/01/2014
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	100.0%	03/01/2014
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	100.0%	03/01/2014
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	100.0%	03/01/2014
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	100.0%	03/01/2014
Property	12.72	Burger King #06105 - Northport, AL	0.0%	100.0%	03/01/2014
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	100.0%	03/01/2014
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	100.0%	03/01/2014
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	100.0%	03/01/2014
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	100.0%	03/01/2014
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	100.0%	03/01/2014
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	100.0%	03/01/2014
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	100.0%	03/01/2014
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	100.0%	03/01/2014
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	100.0%	03/01/2014
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	100.0%	03/01/2014
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	100.0%	03/01/2014
Property	12.84	Burger King #10607 - Houma, LA	0.0%	100.0%	03/01/2014
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	100.0%	03/01/2014
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	100.0%	03/01/2014
Property	12.87	Burger King #12919 - Covington, LA	0.0%	100.0%	03/01/2014
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	100.0%	03/01/2014
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	100.0%	03/01/2014
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	100.0%	03/01/2014
Loan	13	The Dorchester at Forest Park	2.7%	91.5%	12/17/2013		4,489
Loan	14	Hilton Garden Inn Houston	2.2%	79.4%	12/31/2013	1,687,139	After the first anniversary of the loan closing, the greater of (i) 1/12 of 4.0% of gross revenues, (ii) the contractual amount required to be spent on FF&E per the Franchise Agreement
Loan	15	Durban Retail Portfolio II	2.0%	92.6%	01/01/2014		1,500
Property	15.01	Wesley Chapel	1.5%	97.1%	01/01/2014
Property	15.02	Milford Crossing	0.6%	84.6%	01/01/2014
Loan	16	BJ’s Wholesale - Framingham	1.7%	100.0%	03/06/2014		Springing
Loan	17	Pioneer Building	1.4%	100.0%	01/14/2014		620
Loan	18	The Glen Centre	1.4%	90.9%	12/19/2013
Loan	19	Valley Forge MHP	1.3%	96.3%	02/01/2014		913
Loan	20	University Plaza / Centre Circle	1.2%	92.9%	Various		2,755
Property	20.01	University Plaza	1.0%	90.5%	01/27/2014
Property	20.02	Centre Circle	0.3%	100.0%	03/06/2014
Loan	21	Bartonsville Plaza	1.1%	98.0%	02/11/2014		632
Loan	22	McKinley Mall(29)	1.1%	96.8%	12/01/2013		12,136
Loan	23	Carriage House & Brook Manor Apartments	1.0%	92.7%	02/01/2014		6,362
Property	23.01	Brook Manor Apartments	0.5%	88.9%	02/01/2014
Property	23.02	Carriage House Apartments	0.5%	95.7%	02/01/2014
Loan	24	Moss-Bauer Apartments(30)	1.0%	96.4%	12/01/2013		583
Loan	25	University Place	0.9%	87.3%	01/10/2014	1,025,000	5,400
Loan	26	Arrowridge Business Park	0.9%	87.5%	01/23/2014		4,053
Loan	27	Ithaca Hotel Portfolio	0.9%	59.8%	12/31/2013		The greater of (i) 1/12 of 4.0% of annual gross revenue, (ii) the contractual amount required to be spent on FF&E per the Franchise Agreement
Property	27.01	Country Inn & Suites Ithaca	0.6%	65.6%	12/31/2013
Property	27.02	Econo Lodge Ithaca	0.3%	55.1%	12/31/2013
Loan	28	Packing House	0.8%	100.0%	02/10/2014		977
Loan	29	Port Columbus Executive Park	0.7%	89.1%	Various		3,330
Property	29.01	2740 Airport Drive	0.3%	84.9%	11/30/2013
Property	29.02	2760 Airport Drive	0.2%	91.0%	11/30/2013
Property	29.03	2720 Airport Drive	0.1%	100.0%	03/05/2014
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	92.3%	02/01/2014		779
Property	30.01	Orchard Maple Plaza	0.4%	83.5%	02/01/2014
Property	30.02	Palmer Crossing Center	0.3%	100.0%	02/01/2014

A-1-39

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Upfront	Monthly
			Initial Pool		Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	Balance	Occupancy(20)	As-of Date	Reserves($)(24)	Reserves ($)(25)(26)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%	91.6%	Various	500,000	5,688
Property	31.01	Trafalgar Square Apartments	0.3%	97.7%	01/07/2014
Property	31.02	Lake Pointe Apartments	0.3%	85.8%	01/20/2014
Loan	32	865 Lexington Retail	0.6%	100.0%	03/06/2014
Loan	33	Holiday Inn Express Snyder	0.6%	69.2%	12/31/2013		The greater of (i)1/12 of 4.0% of prior year’s gross income, (ii) the contractual amount required to be spent on FF&E per the Franchise Agreement
Loan	34	Value Place Richmond	0.6%	80.3%	11/30/2013		4.0% of prior month’s gross revenues
Loan	35	Greenway	0.6%	95.3%	01/27/2014	383,000	2,688
Loan	36	93 Palladium Way	0.6%	100.0%	03/05/2014		355
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	100.0%	03/01/2014		Springing
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	100.0%	03/01/2014
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	100.0%	03/01/2014
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	100.0%	03/01/2014
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	100.0%	03/01/2014
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	100.0%	03/01/2014
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	100.0%	03/01/2014
Property	37.07	Burger King #12264 - Mission, KS	0.1%	100.0%	03/01/2014
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	100.0%	03/01/2014
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	100.0%	03/01/2014
Loan	38	Colonial Court Apartments	0.5%	92.9%	01/21/2014
Loan	39	Bloomfield Village Square	0.5%	87.2%	12/31/2013
Loan	40	La Quinta Inn & Suites Loveland	0.5%	75.4%	12/31/2013	231,624	Springing
Loan	41	La Quinta Inn & Suites Floresville	0.5%	72.2%	12/31/2013		1/12 of 4.0% of prior year’s gross income
Loan	42	Candlewood Suites Melbourne	0.5%	69.3%	08/31/2013		The greater of (i) 1/12 of 4.0% of gross revenues, (ii) the contractual amount required to be spent on FF&E per the Franchise Agreement
Loan	43	Colleyville Plaza	0.5%	86.1%	12/12/2013		424
Loan	44	Briar Creek	0.4%	88.8%	01/01/2014		3,354
Loan	45	Bridlewood Apartments	0.4%	95.8%	12/04/2013		2,000
Loan	46	Farmbrook Medical Center	0.3%	100.0%	12/14/2013	369,729	921
Loan	47	Walgreens Hot Springs AR	0.3%	100.0%	03/05/2014		546
Loan	48	El Centro	0.2%	100.0%	03/05/2014		160

A-1-40

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	TI/LC	TI/LC	Tax	Tax Reserves	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves($)(24)	($)(25)(26)	Reserves($)(24)	Reserves ($)(25)(26)	Reserve($)(24)
Loan	1	One Kendall Square(29)	8.9%	5,137,394	169,814	1,103,422	275,856		Springing	114,713
Loan	2	1760 Third Avenue(29)(31)	8.1%	750,000		420,238	210,119	46,020	15,340
Loan	3	AMC Portfolio Pool III	7.8%			177,577	16,143		Springing	140,280
Property	3.01	Redwood Estates	5.2%
Property	3.02	Longview Community	2.6%
Loan	4	WRS Retail Portfolio(31)	7.7%	993,301	27,360	79,828	79,828	123,442	15,430
Property	4.01	Hudson Bridge Crossing	1.1%
Property	4.02	Shoppes at Richland	0.9%
Property	4.03	Shoppes at Westgate	0.7%
Property	4.04	Shoppes at White Knoll	0.7%
Property	4.05	Glenn View Station	0.7%
Property	4.06	Chamblee Village	0.6%
Property	4.07	Grand View Station	0.6%
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%
Property	4.09	Shoppes at Oxford	0.5%
Property	4.10	Shoppes at Raeford	0.5%
Property	4.11	Villages at Red Bridge	0.3%
Property	4.12	Shoppes at Goldsboro	0.3%
Property	4.13	Shoppes at Westgate Outparcel	0.3%
Loan	5	Akers Mill Square	6.5%	417,200	20,886	229,517	57,379		Springing
Loan	6	Bronx River Plaza	6.3%		8,597	172,495	52,271	65,472	8,184	11,000
Loan	7	100 Westminster	5.2%	1,250,000	48,195		183,527	9,783	9,783
Loan	8	Marriott Downtown Hartford	4.9%			143,418	47,806	63,547	15,887
Loan	9	PennCap Portfolio(29)(31)	3.6%	590,000	112,500	993,880	230,698	173,038	18,606	142,223
Property	9.01	3701 Corporate Parkway	0.4%
Property	9.02	3773 Corporate Parkway	0.3%
Property	9.03	1605 Valley Center Parkway	0.3%
Property	9.04	1525 Valley Center Parkway	0.2%
Property	9.05	1560 Valley Center Parkway	0.2%
Property	9.06	1550 Valley Center Parkway	0.2%
Property	9.07	1455 Valley Center Parkway	0.2%
Property	9.08	1480 Valley Center Parkway	0.2%
Property	9.09	1510 Valley Center Parkway	0.1%
Property	9.10	1495 Valley Center Parkway	0.1%
Property	9.11	1640 Valley Center Parkway	0.1%
Property	9.12	57 South Commerce Way	0.1%
Property	9.13	1650 Valley Center Parkway	0.1%
Property	9.14	89 South Commerce Way	0.1%
Property	9.15	1660 Valley Center Parkway	0.1%
Property	9.16	1530 Valley Center Parkway	0.1%
Property	9.17	85 South Commerce Way	0.1%
Property	9.18	2196 Avenue C	0.1%
Property	9.19	2202 Hangar Place	0.1%
Property	9.20	754 Roble Road	0.1%
Property	9.21	83 South Commerce Way	0.1%
Property	9.22	87 South Commerce Way	0.1%
Property	9.23	974 Marcon Boulevard	0.1%
Property	9.24	2201 Hangar Place	0.1%
Property	9.25	7355 William Avenue	0.1%
Property	9.26	944 Marcon Boulevard	0.1%
Property	9.27	954 Marcon Boulevard	0.1%
Property	9.28	7277 William Avenue	0.1%
Property	9.29	2041 Avenue C	0.1%
Property	9.30	964 Marcon Boulevard	0.0%
Property	9.31	7562 Penn Drive	0.0%
Property	9.32	764 Roble Road	0.0%

A-1-41

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	TI/LC	TI/LC	Tax	Tax Reserves	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves($)(24)	($)(25)(26)	Reserves($)(24)	Reserves ($)(25)(26)	Reserve($)(24)
Loan	10	GEM Hotel(31)	3.2%			142,154	35,539	20,571	6,857
Loan	11	181 East 119th Street	2.9%			31,157	7,789	10,399	3,466
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%			50,000	Springing		Springing
Property	12.01	Burger King #02957 - Houma, LA	0.1%
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%
Property	12.03	Burger King #11942 - Gray, LA	0.1%
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%
Property	12.05	Burger King #06788 - Zachary, LA	0.1%
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%
Property	12.08	Burger King #09788 - Walker, LA	0.0%
Property	12.09	Burger King #03818 - Mobile, AL	0.0%
Property	12.10	Burger King #03156 - Saraland, AL	0.0%
Property	12.11	Burger King #01437 - Monroe, LA	0.0%
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%
Property	12.14	Burger King #01198 - Mobile, AL	0.0%
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%
Property	12.17	Burger King #12830 - Boutte, LA	0.0%
Property	12.18	Burger King #10763 - Hammond, LA	0.0%
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%
Property	12.20	Burger King #03623 - Covington, LA	0.0%
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%
Property	12.22	Burger King #01489 - Mobile, AL	0.0%
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%
Property	12.26	Burger King #05029 - Pineville, LA	0.0%
Property	12.27	Burger King #07467 - Ruston, LA	0.0%
Property	12.28	Burger King #11544 - Westlake, LA	0.0%
Property	12.29	Burger King #09708 - Natchez, MS	0.0%
Property	12.30	Burger King #04581 - Foley, AL	0.0%
Property	12.31	Burger King #10802 - Westwego, LA	0.0%
Property	12.32	Burger King #06676 - Jackson, MS	0.0%
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%
Property	12.35	Burger King #12329 - Rayne, LA	0.0%
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%
Property	12.37	Burger King #12895 - Delhi, LA	0.0%
Property	12.38	Burger King #11614 - Harvey, LA	0.0%
Property	12.39	Burger King #06129 - Mobile, AL	0.0%
Property	12.40	Burger King #02483 - Mobile, AL	0.0%
Property	12.41	Burger King #06488 - Mobile, AL	0.0%
Property	12.42	Burger King #06916 - Kenner, LA	0.0%
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%
Property	12.44	Burger King #10762 - Geismar, LA	0.0%
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%
Property	12.48	Burger King #08645 - Pace, FL	0.0%
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%
Property	12.50	Burger King #06674 - Slidell, LA	0.0%
Property	12.51	Burger King #00373 - Mobile, AL	0.0%
Property	12.52	Burger King #09115 - Meridian, MS	0.0%
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%
Property	12.54	Burger King #05981 - Meridian, MS	0.0%
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%
Property	12.56	Burger King #01439 - Slidell, LA	0.0%
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%
Property	12.59	Burger King #12820 - Iowa, LA	0.0%
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%

A-1-42

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	TI/LC	TI/LC	Tax	Tax Reserves	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves($)(24)	($)(25)(26)	Reserves($)(24)	Reserves ($)(25)(26)	Reserve($)(24)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%
Property	12.63	Burger King #12660 - Vinton, LA	0.0%
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%
Property	12.66	Burger King #10572 - Eunice, LA	0.0%
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%
Property	12.70	Burger King #03585 - Daphne, AL	0.0%
Property	12.71	Burger King #04016 - Mobile, AL	0.0%
Property	12.72	Burger King #06105 - Northport, AL	0.0%
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%
Property	12.74	Burger King #11979 - Monroe, LA	0.0%
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%
Property	12.76	Burger King #01337 - Metairie, LA	0.0%
Property	12.77	Burger King #01465 - Laurel, MS	0.0%
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%
Property	12.80	Burger King #10800 - Livingston, AL	0.0%
Property	12.81	Burger King #09026 - Laurel, MS	0.0%
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%
Property	12.84	Burger King #10607 - Houma, LA	0.0%
Property	12.85	Burger King #09853 - Franklin, LA	0.0%
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%
Property	12.87	Burger King #12919 - Covington, LA	0.0%
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%
Property	12.90	Burger King #12753 - Slidell, LA	0.0%
Loan	13	The Dorchester at Forest Park	2.7%			23,944	11,972		Springing	12,250
Loan	14	Hilton Garden Inn Houston	2.2%			194,615	32,436	17,046	8,523
Loan	15	Durban Retail Portfolio II	2.0%		3,099	29,026	9,675	14,967	1,497	41,558
Property	15.01	Wesley Chapel	1.5%
Property	15.02	Milford Crossing	0.6%
Loan	16	BJ’s Wholesale - Framingham	1.7%				Springing		Springing
Loan	17	Pioneer Building	1.4%		4,647	6,158	1,232	3,583	1,791
Loan	18	The Glen Centre	1.4%			10,009	5,005	9,263	1,029	28,280
Loan	19	Valley Forge MHP	1.3%			96,180	9,618	11,167	1,861	30,000
Loan	20	University Plaza / Centre Circle	1.2%		12,240	183,603	30,601	44,378	4,655	31,438
Property	20.01	University Plaza	1.0%
Property	20.02	Centre Circle	0.3%
Loan	21	Bartonsville Plaza	1.1%		4,158	59,820	11,964	3,521	1,174	6,938
Loan	22	McKinley Mall(29)	1.1%	1,520,000	30,339	1,157,985	164,139	34,655	17,328	71,875
Loan	23	Carriage House & Brook Manor Apartments	1.0%			14,792	28,800	52,423	4,369	17,938
Property	23.01	Brook Manor Apartments	0.5%
Property	23.02	Carriage House Apartments	0.5%
Loan	24	Moss-Bauer Apartments(30)	1.0%			1,947	1,947	4,080	4,080
Loan	25	University Place	0.9%			59,566	14,891	23,950	3,992	16,169
Loan	26	Arrowridge Business Park	0.9%	150,000	Springing	62,818	7,852	11,626	1,661
Loan	27	Ithaca Hotel Portfolio	0.9%			67,862	22,621	5,658	5,658	201,820
Property	27.01	Country Inn & Suites Ithaca	0.6%
Property	27.02	Econo Lodge Ithaca	0.3%
Loan	28	Packing House	0.8%	50,000	3,490		5,396	1,983	992
Loan	29	Port Columbus Executive Park	0.7%	250,000	Springing	15,672	15,672	3,284	1,642
Property	29.01	2740 Airport Drive	0.3%
Property	29.02	2760 Airport Drive	0.2%
Property	29.03	2720 Airport Drive	0.1%
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	75,000	3,221	68,227	11,371	6,563	2,188	25,000
Property	30.01	Orchard Maple Plaza	0.4%
Property	30.02	Palmer Crossing Center	0.3%

A-1-43

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	TI/LC	TI/LC	Tax	Tax Reserves	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves($)(24)	($)(25)(26)	Reserves($)(24)	Reserves ($)(25)(26)	Reserve($)(24)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%			93,799	15,633		Springing
Property	31.01	Trafalgar Square Apartments	0.3%
Property	31.02	Lake Pointe Apartments	0.3%
Loan	32	865 Lexington Retail	0.6%			251	251	2,513	209
Loan	33	Holiday Inn Express Snyder	0.6%			28,245	9,415	5,708	1,142
Loan	34	Value Place Richmond	0.6%			10,326	2,848		Springing
Loan	35	Greenway	0.6%			47,449	5,931	30,056	5,610
Loan	36	93 Palladium Way	0.6%		3,549	25,497	9,890	893	893
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%			5,000	Springing		Springing
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%
Property	37.06	Burger King #02831 - Olathe, KS	0.1%
Property	37.07	Burger King #12264 - Mission, KS	0.1%
Property	37.08	Burger King #13080 - Slidell, LA	0.0%
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%
Loan	38	Colonial Court Apartments	0.5%				Springing		Springing
Loan	39	Bloomfield Village Square	0.5%				Springing		Springing
Loan	40	La Quinta Inn & Suites Loveland	0.5%			2,821	2,821	15,218	1,691
Loan	41	La Quinta Inn & Suites Floresville	0.5%			27,761	6,940	7,760	1,552
Loan	42	Candlewood Suites Melbourne	0.5%			7,649	2,550	11,581	5,790
Loan	43	Colleyville Plaza	0.5%	101,526	7,063	6,051	6,051	11,563	1,285
Loan	44	Briar Creek	0.4%			11,075	5,537	11,283	2,821
Loan	45	Bridlewood Apartments	0.4%			19,986	4,996	12,817	3,191	33,750
Loan	46	Farmbrook Medical Center	0.3%		4,458	37,997	6,333	3,071	768	369,729
Loan	47	Walgreens Hot Springs AR	0.3%		303		Springing		Springing
Loan	48	El Centro	0.2%		799	4,904	999	310	310

A-1-44

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other
			Initial Pool	Other	Reserves
Property Flag	ID	Property Name	Balance	Reserves ($)(24)(25)	Description(22)(23)(24)(25)
Loan	1	One Kendall Square(29)	8.9%	673,135	Free Rent Reserve (Upfront: 673,135); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	2	1760 Third Avenue(29)(31)	8.1%	182,500	Zoning Violation Funds (Upfront: 120,000); UST Remediation Reserves (Upfront: 62,500)
Loan	3	AMC Portfolio Pool III	7.8%
Property	3.01	Redwood Estates	5.2%
Property	3.02	Longview Community	2.6%
Loan	4	WRS Retail Portfolio(31)	7.7%	340,679	Shoe Show Reserve (Upfront: 300,000); Free Rent Reserve (Upfront: 40,679)
Property	4.01	Hudson Bridge Crossing	1.1%
Property	4.02	Shoppes at Richland	0.9%
Property	4.03	Shoppes at Westgate	0.7%
Property	4.04	Shoppes at White Knoll	0.7%
Property	4.05	Glenn View Station	0.7%
Property	4.06	Chamblee Village	0.6%
Property	4.07	Grand View Station	0.6%
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%
Property	4.09	Shoppes at Oxford	0.5%
Property	4.10	Shoppes at Raeford	0.5%
Property	4.11	Villages at Red Bridge	0.3%
Property	4.12	Shoppes at Goldsboro	0.3%
Property	4.13	Shoppes at Westgate Outparcel	0.3%
Loan	5	Akers Mill Square	6.5%	213,648	Free Rent Reserve (Upfront: 213,648)
Loan	6	Bronx River Plaza	6.3%	200,000	Lease Surrender Reserve (Upfront: 200,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	7	100 Westminster	5.2%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	8	Marriott Downtown Hartford	4.9%
Loan	9	PennCap Portfolio(29)(31)	3.6%	1,598,857	Tenant Specific TI/LC Reserve (Upfront: 1,598,857); Philips Litigation Reserve (Springing Monthly: Excess Cash Flow)
Property	9.01	3701 Corporate Parkway	0.4%
Property	9.02	3773 Corporate Parkway	0.3%
Property	9.03	1605 Valley Center Parkway	0.3%
Property	9.04	1525 Valley Center Parkway	0.2%
Property	9.05	1560 Valley Center Parkway	0.2%
Property	9.06	1550 Valley Center Parkway	0.2%
Property	9.07	1455 Valley Center Parkway	0.2%
Property	9.08	1480 Valley Center Parkway	0.2%
Property	9.09	1510 Valley Center Parkway	0.1%
Property	9.10	1495 Valley Center Parkway	0.1%
Property	9.11	1640 Valley Center Parkway	0.1%
Property	9.12	57 South Commerce Way	0.1%
Property	9.13	1650 Valley Center Parkway	0.1%
Property	9.14	89 South Commerce Way	0.1%
Property	9.15	1660 Valley Center Parkway	0.1%
Property	9.16	1530 Valley Center Parkway	0.1%
Property	9.17	85 South Commerce Way	0.1%
Property	9.18	2196 Avenue C	0.1%
Property	9.19	2202 Hangar Place	0.1%
Property	9.20	754 Roble Road	0.1%
Property	9.21	83 South Commerce Way	0.1%
Property	9.22	87 South Commerce Way	0.1%
Property	9.23	974 Marcon Boulevard	0.1%
Property	9.24	2201 Hangar Place	0.1%
Property	9.25	7355 William Avenue	0.1%
Property	9.26	944 Marcon Boulevard	0.1%
Property	9.27	954 Marcon Boulevard	0.1%
Property	9.28	7277 William Avenue	0.1%
Property	9.29	2041 Avenue C	0.1%
Property	9.30	964 Marcon Boulevard	0.0%
Property	9.31	7562 Penn Drive	0.0%
Property	9.32	764 Roble Road	0.0%

A-1-45

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other
			Initial Pool	Other	Reserves
Property Flag	ID	Property Name	Balance	Reserves ($)(24)(25)	Description(22)(23)(24)(25)
Loan	10	GEM Hotel(31)	3.2%	Springing	Seasonality Reserve (Monthly: Springing)
Loan	11	181 East 119th Street	2.9%
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	2,199,414	Sweep Reserve (Upfront: 2,000,000); Ground Lease Reserve (Upfront: 100,000, Monthly: Springing); Condemnation Reserve (Upfront: 99,414)
Property	12.01	Burger King #02957 - Houma, LA	0.1%
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%
Property	12.03	Burger King #11942 - Gray, LA	0.1%
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%
Property	12.05	Burger King #06788 - Zachary, LA	0.1%
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%
Property	12.08	Burger King #09788 - Walker, LA	0.0%
Property	12.09	Burger King #03818 - Mobile, AL	0.0%
Property	12.10	Burger King #03156 - Saraland, AL	0.0%
Property	12.11	Burger King #01437 - Monroe, LA	0.0%
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%
Property	12.14	Burger King #01198 - Mobile, AL	0.0%
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%
Property	12.17	Burger King #12830 - Boutte, LA	0.0%
Property	12.18	Burger King #10763 - Hammond, LA	0.0%
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%
Property	12.20	Burger King #03623 - Covington, LA	0.0%
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%
Property	12.22	Burger King #01489 - Mobile, AL	0.0%
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%
Property	12.26	Burger King #05029 - Pineville, LA	0.0%
Property	12.27	Burger King #07467 - Ruston, LA	0.0%
Property	12.28	Burger King #11544 - Westlake, LA	0.0%
Property	12.29	Burger King #09708 - Natchez, MS	0.0%
Property	12.30	Burger King #04581 - Foley, AL	0.0%
Property	12.31	Burger King #10802 - Westwego, LA	0.0%
Property	12.32	Burger King #06676 - Jackson, MS	0.0%
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%
Property	12.35	Burger King #12329 - Rayne, LA	0.0%
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%
Property	12.37	Burger King #12895 - Delhi, LA	0.0%
Property	12.38	Burger King #11614 - Harvey, LA	0.0%
Property	12.39	Burger King #06129 - Mobile, AL	0.0%
Property	12.40	Burger King #02483 - Mobile, AL	0.0%
Property	12.41	Burger King #06488 - Mobile, AL	0.0%
Property	12.42	Burger King #06916 - Kenner, LA	0.0%
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%
Property	12.44	Burger King #10762 - Geismar, LA	0.0%
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%
Property	12.48	Burger King #08645 - Pace, FL	0.0%
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%
Property	12.50	Burger King #06674 - Slidell, LA	0.0%
Property	12.51	Burger King #00373 - Mobile, AL	0.0%
Property	12.52	Burger King #09115 - Meridian, MS	0.0%
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%
Property	12.54	Burger King #05981 - Meridian, MS	0.0%
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%
Property	12.56	Burger King #01439 - Slidell, LA	0.0%
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%
Property	12.59	Burger King #12820 - Iowa, LA	0.0%
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%

A-1-46

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other
			Initial Pool	Other	Reserves
Property Flag	ID	Property Name	Balance	Reserves ($)(24)(25)	Description(22)(23)(24)(25)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%
Property	12.63	Burger King #12660 - Vinton, LA	0.0%
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%
Property	12.66	Burger King #10572 - Eunice, LA	0.0%
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%
Property	12.70	Burger King #03585 - Daphne, AL	0.0%
Property	12.71	Burger King #04016 - Mobile, AL	0.0%
Property	12.72	Burger King #06105 - Northport, AL	0.0%
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%
Property	12.74	Burger King #11979 - Monroe, LA	0.0%
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%
Property	12.76	Burger King #01337 - Metairie, LA	0.0%
Property	12.77	Burger King #01465 - Laurel, MS	0.0%
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%
Property	12.80	Burger King #10800 - Livingston, AL	0.0%
Property	12.81	Burger King #09026 - Laurel, MS	0.0%
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%
Property	12.84	Burger King #10607 - Houma, LA	0.0%
Property	12.85	Burger King #09853 - Franklin, LA	0.0%
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%
Property	12.87	Burger King #12919 - Covington, LA	0.0%
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%
Property	12.90	Burger King #12753 - Slidell, LA	0.0%
Loan	13	The Dorchester at Forest Park	2.7%	Springing	Common Charges Reserve (Monthly: Springing)
Loan	14	Hilton Garden Inn Houston	2.2%	15,000	Seasonality Reserve (Upfront: 15,000, Monthly: Springing); PIP Reserve (Monthly: Springing)
Loan	15	Durban Retail Portfolio II	2.0%	335,874	Member Loan Repayment Reserve (Upfront: 74,765); Wal-Mart Reserve (Upfront: 74,397); Marietta Inline Reserve (Upfront: 26,928); Unfunded Obligations (Upfront: 159,784)
Property	15.01	Wesley Chapel	1.5%
Property	15.02	Milford Crossing	0.6%
Loan	16	BJ’s Wholesale - Framingham	1.7%
Loan	17	Pioneer Building	1.4%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	18	The Glen Centre	1.4%
Loan	19	Valley Forge MHP	1.3%
Loan	20	University Plaza / Centre Circle	1.2%	216,000	Free Rent Reserve (Upfront: 216,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	20.01	University Plaza	1.0%
Property	20.02	Centre Circle	0.3%
Loan	21	Bartonsville Plaza	1.1%	Springing	Condominium Fee Funds (Monthly: Springing)
Loan	22	McKinley Mall(29)	1.1%
Loan	23	Carriage House & Brook Manor Apartments	1.0%
Property	23.01	Brook Manor Apartments	0.5%
Property	23.02	Carriage House Apartments	0.5%
Loan	24	Moss-Bauer Apartments(30)	1.0%	751,928	Holdback Reserve (Upfront: 700,000); Free Rent Reserve (Upfront: 51,928)
Loan	25	University Place	0.9%	250,000	Rent Reserve (Upfront: 250,000)
Loan	26	Arrowridge Business Park	0.9%
Loan	27	Ithaca Hotel Portfolio	0.9%	198,000	Seasonality Reserve (Upfront: 170,000); PIP Reserve (Upfront: 28,000)
Property	27.01	Country Inn & Suites Ithaca	0.6%
Property	27.02	Econo Lodge Ithaca	0.3%
Loan	28	Packing House	0.8%
Loan	29	Port Columbus Executive Park	0.7%	19,437	F Squared Outstanding TIs Reserve (Upfront: 19,437)
Property	29.01	2740 Airport Drive	0.3%
Property	29.02	2760 Airport Drive	0.2%
Property	29.03	2720 Airport Drive	0.1%
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%	379,358	Tenant Holdback Reserve (Upfront: 379,358)
Property	30.01	Orchard Maple Plaza	0.4%
Property	30.02	Palmer Crossing Center	0.3%

A-1-47

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other
			Initial Pool	Other	Reserves
Property Flag	ID	Property Name	Balance	Reserves ($)(24)(25)	Description(22)(23)(24)(25)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%
Property	31.01	Trafalgar Square Apartments	0.3%
Property	31.02	Lake Pointe Apartments	0.3%
Loan	32	865 Lexington Retail	0.6%	350,000	Free Rent Reserve (Upfront: 350,000)
Loan	33	Holiday Inn Express Snyder	0.6%	Springing	PIP Reserve (Monthly: Springing)
Loan	34	Value Place Richmond	0.6%
Loan	35	Greenway	0.6%
Loan	36	93 Palladium Way	0.6%	Springing	Retenanting Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%	210,000	Sweep Reserve (Upfront: 200,000); Ground Lease Reserve (Upfront: 10,000, Monthly: Springing)
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%
Property	37.06	Burger King #02831 - Olathe, KS	0.1%
Property	37.07	Burger King #12264 - Mission, KS	0.1%
Property	37.08	Burger King #13080 - Slidell, LA	0.0%
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%
Loan	38	Colonial Court Apartments	0.5%
Loan	39	Bloomfield Village Square	0.5%
Loan	40	La Quinta Inn & Suites Loveland	0.5%	40,000	Seasonality Reserve (Upfront: 40,000; Monthly: Springing); PIP Reserve (Monthly: Springing)
Loan	41	La Quinta Inn & Suites Floresville	0.5%		Franchise Termination Reserve (Springing Monthly: Excess Cash Flow)
Loan	42	Candlewood Suites Melbourne	0.5%
Loan	43	Colleyville Plaza	0.5%
Loan	44	Briar Creek	0.4%
Loan	45	Bridlewood Apartments	0.4%
Loan	46	Farmbrook Medical Center	0.3%	23,850	Nemeth Reserve (Upfront: 23,850)
Loan	47	Walgreens Hot Springs AR	0.3%
Loan	48	El Centro	0.2%	Springing	Major Tenant Reserve (Monthly Springing: Excess Cash Flow); Major Tenant Termination Reserve (Springing Monthly: Excess Cash Flow)

A-1-48

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Date(28)	Report Date	Purpose	Sponsor	Guarantor(27)
Loan	1	One Kendall Square(29)	8.9%	01/03/2014	12/23/2013	Acquisition	DivcoWest Fund IV REIT, LP	DivcoWest Fund IV REIT, LP
Loan	2	1760 Third Avenue(29)(31)	8.1%	12/30/2013	01/07/2014	Refinance	The Chetrit Group	Meyer Chetrit
Loan	3	AMC Portfolio Pool III	7.8%			Acquisition	RHP Properties, Inc.; NorthStar Realty Finance Corp.	Ross H. Partrich
Property	3.01	Redwood Estates	5.2%	12/18/2013	12/18/2013
Property	3.02	Longview Community	2.6%	12/18/2013	12/18/2013
Loan	4	WRS Retail Portfolio(31)	7.7%			Refinance	T. Scott Smith; Arthur J. Kepes	T. Scott Smith; Arthur J. Kepes
Property	4.01	Hudson Bridge Crossing	1.1%	12/09/2013	12/05/2013
Property	4.02	Shoppes at Richland	0.9%	12/06/2013	12/05/2013
Property	4.03	Shoppes at Westgate	0.7%	12/06/2013	12/05/2013
Property	4.04	Shoppes at White Knoll	0.7%	12/05/2013	12/05/2013
Property	4.05	Glenn View Station	0.7%	12/06/2013	12/05/2013
Property	4.06	Chamblee Village	0.6%	12/06/2013	12/05/2013
Property	4.07	Grand View Station	0.6%	12/09/2013	12/05/2013
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%	12/09/2013	12/05/2013
Property	4.09	Shoppes at Oxford	0.5%	12/06/2013	12/05/2013
Property	4.10	Shoppes at Raeford	0.5%	12/06/2013	12/05/2013
Property	4.11	Villages at Red Bridge	0.3%	12/06/2013	12/05/2013
Property	4.12	Shoppes at Goldsboro	0.3%	12/23/2013	12/20/2013
Property	4.13	Shoppes at Westgate Outparcel	0.3%	12/06/2013	12/05/2013
Loan	5	Akers Mill Square	6.5%	02/07/2014	02/05/2014	Refinance	Morton L. Olshan	Morton L. Olshan
Loan	6	Bronx River Plaza	6.3%	01/10/2014	01/10/2014	Refinance	James P. Levin; Paul A. Travis; Aaron Malinsky; Kessler-Sachs Family Partnership, LP	James P. Levin; Paul A. Travis; Aaron Malinsky; Kessler-Sachs Family Partnership, LP
Loan	7	100 Westminster	5.2%	12/13/2013	01/02/2014	Acquisition	Joseph R. Paolino, Jr.	Joseph R. Paolino, Jr.
Loan	8	Marriott Downtown Hartford	4.9%	09/30/2013	09/30/2013	Refinance	Mystic Partners, LLC	Mystic Partners, LLC
Loan	9	PennCap Portfolio(29)(31)	3.6%			Acquisition	PennCap Acquisitions, LP	Aslar Associates, LLC; Louis Pektor; Lisa Pektor
Property	9.01	3701 Corporate Parkway	0.4%	12/04/2013	12/05/2013
Property	9.02	3773 Corporate Parkway	0.3%	12/04/2013	12/05/2013
Property	9.03	1605 Valley Center Parkway	0.3%	12/05/2013	12/05/2013
Property	9.04	1525 Valley Center Parkway	0.2%	12/05/2013	12/05/2013
Property	9.05	1560 Valley Center Parkway	0.2%	12/05/2013	12/05/2013
Property	9.06	1550 Valley Center Parkway	0.2%	12/05/2013	12/05/2013
Property	9.07	1455 Valley Center Parkway	0.2%	12/05/2013	12/05/2013
Property	9.08	1480 Valley Center Parkway	0.2%	12/05/2013	12/05/2013
Property	9.09	1510 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.10	1495 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.11	1640 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.12	57 South Commerce Way	0.1%	12/03/2013	12/05/2013
Property	9.13	1650 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.14	89 South Commerce Way	0.1%	12/03/2013	12/05/2013
Property	9.15	1660 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.16	1530 Valley Center Parkway	0.1%	12/05/2013	12/05/2013
Property	9.17	85 South Commerce Way	0.1%	12/03/2013	12/05/2013
Property	9.18	2196 Avenue C	0.1%	12/05/2013	12/05/2013
Property	9.19	2202 Hangar Place	0.1%	12/02/2013	12/05/2013
Property	9.20	754 Roble Road	0.1%	12/03/2013	12/05/2013
Property	9.21	83 South Commerce Way	0.1%	12/03/2013	12/05/2013
Property	9.22	87 South Commerce Way	0.1%	12/03/2013	12/05/2013
Property	9.23	974 Marcon Boulevard	0.1%	12/02/2013	12/05/2013
Property	9.24	2201 Hangar Place	0.1%	12/02/2013	12/05/2013
Property	9.25	7355 William Avenue	0.1%	12/04/2013	12/05/2013
Property	9.26	944 Marcon Boulevard	0.1%	12/02/2013	12/05/2013
Property	9.27	954 Marcon Boulevard	0.1%	12/02/2013	12/05/2013
Property	9.28	7277 William Avenue	0.1%	12/04/2013	12/05/2013
Property	9.29	2041 Avenue C	0.1%	12/05/2013	12/05/2013
Property	9.30	964 Marcon Boulevard	0.0%	12/02/2013	12/05/2013
Property	9.31	7562 Penn Drive	0.0%	12/04/2013	12/05/2013
Property	9.32	764 Roble Road	0.0%	12/03/2013	12/05/2013

A-1-49

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Date(28)	Report Date	Purpose	Sponsor	Guarantor(27)
Loan	10	GEM Hotel(31)	3.2%	02/04/2014	02/04/2014	Refinance	Todd Cohen; Terrence Lowenberg	Todd Cohen; Terrence Lowenberg
Loan	11	181 East 119th Street	2.9%	02/05/2014	02/04/2014	Refinance	Jason A. Muss	Jason A. Muss
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%			Refinance	Matthew Schoenberg	Matthew Schoenberg
Property	12.01	Burger King #02957 - Houma, LA	0.1%	01/23/2014	01/23/2014
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%	01/23/2014	01/23/2014
Property	12.03	Burger King #11942 - Gray, LA	0.1%	01/23/2014	01/23/2014
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%	01/23/2014	01/23/2014
Property	12.05	Burger King #06788 - Zachary, LA	0.1%	01/23/2014	01/23/2014
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%	01/23/2014	01/23/2014
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%	01/23/2014	01/23/2014
Property	12.08	Burger King #09788 - Walker, LA	0.0%	01/23/2014	01/23/2014
Property	12.09	Burger King #03818 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.10	Burger King #03156 - Saraland, AL	0.0%	01/23/2014	01/23/2014
Property	12.11	Burger King #01437 - Monroe, LA	0.0%	01/23/2014	01/23/2014
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%	01/23/2014	01/23/2014
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%	01/23/2014	01/23/2014
Property	12.14	Burger King #01198 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%	01/23/2014	01/23/2014
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%	01/23/2014	01/23/2014
Property	12.17	Burger King #12830 - Boutte, LA	0.0%	01/23/2014	01/23/2014
Property	12.18	Burger King #10763 - Hammond, LA	0.0%	01/23/2014	01/23/2014
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%	01/23/2014	01/23/2014
Property	12.20	Burger King #03623 - Covington, LA	0.0%	01/23/2014	01/23/2014
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%	01/23/2014	01/23/2014
Property	12.22	Burger King #01489 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%	01/23/2014	01/23/2014
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%	01/23/2014	01/23/2014
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%	01/23/2014	01/23/2014
Property	12.26	Burger King #05029 - Pineville, LA	0.0%	01/23/2014	01/23/2014
Property	12.27	Burger King #07467 - Ruston, LA	0.0%	01/23/2014	01/23/2014
Property	12.28	Burger King #11544 - Westlake, LA	0.0%	01/24/2014	01/23/2014
Property	12.29	Burger King #09708 - Natchez, MS	0.0%	01/23/2014	01/23/2014
Property	12.30	Burger King #04581 - Foley, AL	0.0%	01/23/2014	01/23/2014
Property	12.31	Burger King #10802 - Westwego, LA	0.0%	01/23/2014	01/23/2014
Property	12.32	Burger King #06676 - Jackson, MS	0.0%	01/23/2014	01/23/2014
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%	01/23/2014	01/23/2014
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%	01/23/2014	01/23/2014
Property	12.35	Burger King #12329 - Rayne, LA	0.0%	01/23/2014	01/23/2014
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%	01/23/2014	01/23/2014
Property	12.37	Burger King #12895 - Delhi, LA	0.0%	01/23/2014	01/23/2014
Property	12.38	Burger King #11614 - Harvey, LA	0.0%	01/23/2014	01/23/2014
Property	12.39	Burger King #06129 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.40	Burger King #02483 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.41	Burger King #06488 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.42	Burger King #06916 - Kenner, LA	0.0%	01/23/2014	01/23/2014
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%	01/23/2014	01/23/2014
Property	12.44	Burger King #10762 - Geismar, LA	0.0%	01/23/2014	01/23/2014
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%	01/23/2014	01/23/2014
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%	01/23/2014	01/23/2014
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%	01/23/2014	01/23/2014
Property	12.48	Burger King #08645 - Pace, FL	0.0%	01/23/2014	01/23/2014
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%	01/23/2014	01/23/2014
Property	12.50	Burger King #06674 - Slidell, LA	0.0%	01/23/2014	01/23/2014
Property	12.51	Burger King #00373 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.52	Burger King #09115 - Meridian, MS	0.0%	01/23/2014	01/23/2014
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%	01/27/2014	01/23/2014
Property	12.54	Burger King #05981 - Meridian, MS	0.0%	01/23/2014	01/23/2014
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%	01/23/2014	01/23/2014
Property	12.56	Burger King #01439 - Slidell, LA	0.0%	01/23/2014	01/23/2014
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%	01/23/2014	01/23/2014
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%	01/23/2014	01/23/2014
Property	12.59	Burger King #12820 - Iowa, LA	0.0%	01/23/2014	01/23/2014
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%	01/23/2014	01/23/2014

A-1-50

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Date(28)	Report Date	Purpose	Sponsor	Guarantor(27)
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%	01/23/2014	01/23/2014
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%	01/23/2014	01/23/2014
Property	12.63	Burger King #12660 - Vinton, LA	0.0%	01/23/2014	01/23/2014
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%	01/23/2014	01/23/2014
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%	01/23/2014	01/23/2014
Property	12.66	Burger King #10572 - Eunice, LA	0.0%	01/23/2014	01/23/2014
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%	01/23/2014	01/23/2014
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%	01/23/2014	01/23/2014
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%	01/23/2014	01/23/2014
Property	12.70	Burger King #03585 - Daphne, AL	0.0%	01/23/2014	01/23/2014
Property	12.71	Burger King #04016 - Mobile, AL	0.0%	01/23/2014	01/23/2014
Property	12.72	Burger King #06105 - Northport, AL	0.0%	01/27/2014	01/23/2014
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%	01/23/2014	01/23/2014
Property	12.74	Burger King #11979 - Monroe, LA	0.0%	01/23/2014	01/23/2014
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%	01/27/2014	01/23/2014
Property	12.76	Burger King #01337 - Metairie, LA	0.0%	01/24/2014	01/23/2014
Property	12.77	Burger King #01465 - Laurel, MS	0.0%	01/23/2014	01/23/2014
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%	01/23/2014	01/23/2014
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%	01/23/2014	01/23/2014
Property	12.80	Burger King #10800 - Livingston, AL	0.0%	01/23/2014	01/23/2014
Property	12.81	Burger King #09026 - Laurel, MS	0.0%	01/23/2014	01/23/2014
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%	01/23/2014	01/23/2014
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%	01/23/2014	01/23/2014
Property	12.84	Burger King #10607 - Houma, LA	0.0%	01/23/2014	01/23/2014
Property	12.85	Burger King #09853 - Franklin, LA	0.0%	01/23/2014	01/23/2014
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%	01/23/2014	01/23/2014
Property	12.87	Burger King #12919 - Covington, LA	0.0%	01/23/2014	01/23/2014
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%	01/27/2014	01/23/2014
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%	01/23/2014	01/23/2014
Property	12.90	Burger King #12753 - Slidell, LA	0.0%	01/23/2014	01/23/2014
Loan	13	The Dorchester at Forest Park	2.7%	11/14/2013	11/14/2013	Refinance	Sterling Properties of Missouri II, Inc.	Sterling Properties of Missouri II, Inc.
Loan	14	Hilton Garden Inn Houston	2.2%	10/22/2013	10/22/2013	Refinance	Mitchell Kobernick; Allan Klein	Mitchell Kobernick; Allan Klein
Loan	15	Durban Retail Portfolio II	2.0%			Refinance	The Durban Group	Gary J. Davies; David P. Hill
Property	15.01	Wesley Chapel	1.5%	01/08/2014	01/06/2014
Property	15.02	Milford Crossing	0.6%	01/08/2014	01/08/2014
Loan	16	BJ’s Wholesale - Framingham	1.7%	01/23/2014	01/17/2014	Acquisition	Inland Private Capital Corporation	Inland Private Capital Corporation
Loan	17	Pioneer Building	1.4%	09/19/2013	01/06/2014	Acquisition	Bridgeton Holdings LLC; Atit Jariwala	Bridgeton Holdings LLC; Atit Jariwala
Loan	18	The Glen Centre	1.4%	01/13/2014	12/31/2013	Refinance	Pamela Goldman; Wendy Goldman	Pamela Goldman; Wendy Goldman
Loan	19	Valley Forge MHP	1.3%	02/13/2014	02/12/2014	Refinance	Ross H. Partrich	Ross H. Partrich
Loan	20	University Plaza / Centre Circle	1.2%			Refinance	Alex Samoylovich; Jay Michael	Alex Samoylovich; Jay Michael
Property	20.01	University Plaza	1.0%	11/07/2013	11/05/2013
Property	20.02	Centre Circle	0.3%	11/07/2013	11/05/2013
Loan	21	Bartonsville Plaza	1.1%	10/15/2013	10/14/2013	Refinance	James DePetris; David DePetris; Michael DePetris; Steven DePetris; Kirit Patel	James DePetris; David DePetris; Michael DePetris; Steven DePetris; Kirit Patel
Loan	22	McKinley Mall(29)	1.1%	05/06/2013	05/03/2013	Refinance	Stoltz Management of Delaware, Inc.	Stoltz Management of Delaware, Inc.
Loan	23	Carriage House & Brook Manor Apartments	1.0%			Refinance	Michael Silberberg; Berel Karniol	Michael Silberberg; Berel Karniol
Property	23.01	Brook Manor Apartments	0.5%	01/27/2014	02/03/2014
Property	23.02	Carriage House Apartments	0.5%	01/27/2014	02/03/2014
Loan	24	Moss-Bauer Apartments(30)	1.0%	10/23/2013	10/23/2013	Refinance	Oliver S. Montagnet, Jr.	Oliver S. Montagnet, Jr.
Loan	25	University Place	0.9%	12/26/2013	12/26/2013	Acquisition	Walk2Campus Holdings, LLC	Walk2Campus Holdings, LLC
Loan	26	Arrowridge Business Park	0.9%	01/15/2014	01/15/2014	Acquisition	William R. Elliott; Thomas E. Messier; Kurt A. Schirm	William R. Elliott; Thomas E. Messier; Kurt A. Schirm
Loan	27	Ithaca Hotel Portfolio	0.9%			Refinance	Jay Bramhandkar	Jay Bramhandkar
Property	27.01	Country Inn & Suites Ithaca	0.6%	02/06/2014	02/06/2014
Property	27.02	Econo Lodge Ithaca	0.3%	02/06/2014	02/06/2014
Loan	28	Packing House	0.8%	12/02/2013	12/02/2013	Refinance	Gerald V. Tessier; Edward D. Tessier	Gerald V. Tessier; Edward D. Tessier
Loan	29	Port Columbus Executive Park	0.7%			Refinance	Michael Bergman; Steven Bergman	Michael Bergman; Steven Bergman
Property	29.01	2740 Airport Drive	0.3%	12/05/2013	12/06/2013
Property	29.02	2760 Airport Drive	0.2%	12/05/2013	12/06/2013
Property	29.03	2720 Airport Drive	0.1%	12/06/2013	12/07/2013
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%			Refinance	Doraid Markus; Susan Hakim	Doraid Markus; Susan Hakim
Property	30.01	Orchard Maple Plaza	0.4%	11/05/2013	11/05/2013
Property	30.02	Palmer Crossing Center	0.3%	11/05/2013	11/05/2013

A-1-51

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Date(28)	Report Date	Purpose	Sponsor	Guarantor(27)
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%			Refinance	Matthew B. Lester	Matthew B. Lester
Property	31.01	Trafalgar Square Apartments	0.3%	01/27/2014	01/27/2014
Property	31.02	Lake Pointe Apartments	0.3%	01/27/2014	01/27/2014
Loan	32	865 Lexington Retail	0.6%	02/13/2014	02/13/2014	Acquisition	Jason A. Muss	Jason A. Muss
Loan	33	Holiday Inn Express Snyder	0.6%	01/27/2014	01/24/2014	Refinance	Bharat M. Bhakta; Naren J. Parbhu; Minaxibahen R. Patel	Bharat M. Bhakta; Naren J. Parbhu; Minaxibahen R. Patel
Loan	34	Value Place Richmond	0.6%	12/16/2013	12/16/2013	Refinance	P. Carter Rise	P. Carter Rise
Loan	35	Greenway	0.6%	09/03/2013	09/04/2013	Refinance	Avesta Real Estate Holdings LLC	Peter Reynolds; Nathaniel Fischer
Loan	36	93 Palladium Way	0.6%	11/26/2013	11/26/2013	Acquisition	Robert C. Falsone	Robert C. Falsone
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%			Refinance	Matthew Schoenberg	Matthew Schoenberg
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%	01/23/2014	01/23/2014
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%	01/23/2014	01/23/2014
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%	01/23/2014	01/23/2014
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%	01/23/2014	01/23/2014
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%	01/23/2014	01/23/2014
Property	37.06	Burger King #02831 - Olathe, KS	0.1%	01/23/2014	01/23/2014
Property	37.07	Burger King #12264 - Mission, KS	0.1%	01/23/2014	01/23/2014
Property	37.08	Burger King #13080 - Slidell, LA	0.0%	01/23/2014	01/23/2014
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%	01/23/2014	01/23/2014
Loan	38	Colonial Court Apartments	0.5%	02/10/2014	02/11/2014	Refinance	Colonial Court Apartments, LLC	Colonial Court Apartments, LLC
Loan	39	Bloomfield Village Square	0.5%	02/13/2014	02/11/2014	Refinance	Bloomfield Village Square, LLC	Bloomfield Village Square, LLC
Loan	40	La Quinta Inn & Suites Loveland	0.5%	12/26/2013	12/26/2013	Refinance	Hamid Eslan	Hamid Eslan
Loan	41	La Quinta Inn & Suites Floresville	0.5%	11/26/2013	11/27/2013	Acquisition	Mary Deutsch	Mary Deutsch
Loan	42	Candlewood Suites Melbourne	0.5%	10/07/2013	10/07/2013	Refinance	Dipak K. Patidar	Dipak K. Patidar
Loan	43	Colleyville Plaza	0.5%	12/09/2013	12/09/2013	Refinance	Steve H. Hardee	Steve H. Hardee
Loan	44	Briar Creek	0.4%	08/30/2013	11/01/2013	Refinance	Norman J. Radow	Norman J. Radow
Loan	45	Bridlewood Apartments	0.4%	11/15/2013	11/17/2013	Refinance	Asher J. Berliner	Asher J. Berliner
Loan	46	Farmbrook Medical Center	0.3%	12/04/2013	01/06/2014	Refinance	Edward J. Power; Won Chae	Edward J. Power; Won Chae
Loan	47	Walgreens Hot Springs AR	0.3%	12/06/2013	12/06/2013	Refinance	Lepore Hot Springs Associates, LLC	Gabriella Lepore Gaspar
Loan	48	El Centro	0.2%	02/06/2014	02/07/2014	Acquisition	Mark Vakili	Mark Vakili

A-1-52

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
			Initial Pool	Additional Debt		Permitted
Property Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Loan	1	One Kendall Square(29)	8.9%	120,000,000	Pari Passu Debt	Mezzanine
Loan	2	1760 Third Avenue(29)(31)	8.1%	85,000,000	$65.0 Million Pari Passu Debt; $20.0 Million Mezzanine Debt	NAP
Loan	3	AMC Portfolio Pool III	7.8%		None	Mezzanine
Property	3.01	Redwood Estates	5.2%
Property	3.02	Longview Community	2.6%
Loan	4	WRS Retail Portfolio(31)	7.7%	6,000,000	Mezzanine Debt	NAP
Property	4.01	Hudson Bridge Crossing	1.1%
Property	4.02	Shoppes at Richland	0.9%
Property	4.03	Shoppes at Westgate	0.7%
Property	4.04	Shoppes at White Knoll	0.7%
Property	4.05	Glenn View Station	0.7%
Property	4.06	Chamblee Village	0.6%
Property	4.07	Grand View Station	0.6%
Property	4.08	Hudson Bridge Crossing Outparcel	0.5%
Property	4.09	Shoppes at Oxford	0.5%
Property	4.10	Shoppes at Raeford	0.5%
Property	4.11	Villages at Red Bridge	0.3%
Property	4.12	Shoppes at Goldsboro	0.3%
Property	4.13	Shoppes at Westgate Outparcel	0.3%
Loan	5	Akers Mill Square	6.5%		None	Unsecured Subordinate
Loan	6	Bronx River Plaza	6.3%		None	NAP
Loan	7	100 Westminster	5.2%		None	NAP
Loan	8	Marriott Downtown Hartford	4.9%		None	NAP
Loan	9	PennCap Portfolio(29)(31)	3.6%	104,900,000	$90.0 Million Pari Passu Debt; $14.9 Million Mezzanine Debt	NAP
Property	9.01	3701 Corporate Parkway	0.4%
Property	9.02	3773 Corporate Parkway	0.3%
Property	9.03	1605 Valley Center Parkway	0.3%
Property	9.04	1525 Valley Center Parkway	0.2%
Property	9.05	1560 Valley Center Parkway	0.2%
Property	9.06	1550 Valley Center Parkway	0.2%
Property	9.07	1455 Valley Center Parkway	0.2%
Property	9.08	1480 Valley Center Parkway	0.2%
Property	9.09	1510 Valley Center Parkway	0.1%
Property	9.10	1495 Valley Center Parkway	0.1%
Property	9.11	1640 Valley Center Parkway	0.1%
Property	9.12	57 South Commerce Way	0.1%
Property	9.13	1650 Valley Center Parkway	0.1%
Property	9.14	89 South Commerce Way	0.1%
Property	9.15	1660 Valley Center Parkway	0.1%
Property	9.16	1530 Valley Center Parkway	0.1%
Property	9.17	85 South Commerce Way	0.1%
Property	9.18	2196 Avenue C	0.1%
Property	9.19	2202 Hangar Place	0.1%
Property	9.20	754 Roble Road	0.1%
Property	9.21	83 South Commerce Way	0.1%
Property	9.22	87 South Commerce Way	0.1%
Property	9.23	974 Marcon Boulevard	0.1%
Property	9.24	2201 Hangar Place	0.1%
Property	9.25	7355 William Avenue	0.1%
Property	9.26	944 Marcon Boulevard	0.1%
Property	9.27	954 Marcon Boulevard	0.1%
Property	9.28	7277 William Avenue	0.1%
Property	9.29	2041 Avenue C	0.1%
Property	9.30	964 Marcon Boulevard	0.0%
Property	9.31	7562 Penn Drive	0.0%
Property	9.32	764 Roble Road	0.0%

A-1-53

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
			Initial Pool	Additional Debt		Permitted
Property Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Loan	10	GEM Hotel(31)	3.2%	3,700,000	Mezzanine Debt	NAP
Loan	11	181 East 119th Street	2.9%		None	NAP
Loan	12	JL Holdings - Burger King Portfolio - 90(29)(30)	2.9%	32,900,000	$22.9 Million Pari Passu Debt; $10.0 Million B Note	NAP
Property	12.01	Burger King #02957 - Houma, LA	0.1%
Property	12.02	Burger King #04324 - Gulf Shores, AL	0.1%
Property	12.03	Burger King #11942 - Gray, LA	0.1%
Property	12.04	Burger King #00144 - Baton Rouge, LA	0.1%
Property	12.05	Burger King #06788 - Zachary, LA	0.1%
Property	12.06	Burger King #05255 - Pritchard, AL	0.0%
Property	12.07	Burger King #05035 - Tuscaloosa, AL	0.0%
Property	12.08	Burger King #09788 - Walker, LA	0.0%
Property	12.09	Burger King #03818 - Mobile, AL	0.0%
Property	12.10	Burger King #03156 - Saraland, AL	0.0%
Property	12.11	Burger King #01437 - Monroe, LA	0.0%
Property	12.12	Burger King #12661 - Baton Rouge, LA	0.0%
Property	12.13	Burger King #09804 - Gonzales, LA	0.0%
Property	12.14	Burger King #01198 - Mobile, AL	0.0%
Property	12.15	Burger King #04130 - Vicksburg, MS	0.0%
Property	12.16	Burger King #09004 - Diamondhead, MS	0.0%
Property	12.17	Burger King #12830 - Boutte, LA	0.0%
Property	12.18	Burger King #10763 - Hammond, LA	0.0%
Property	12.19	Burger King #01425 - New Iberia, LA	0.0%
Property	12.20	Burger King #03623 - Covington, LA	0.0%
Property	12.21	Burger King #06149 - New Iberia, LA	0.0%
Property	12.22	Burger King #01489 - Mobile, AL	0.0%
Property	12.23	Burger King #11095 - Tuscaloosa, AL	0.0%
Property	12.24	Burger King #01207 - West Monroe, LA	0.0%
Property	12.25	Burger King #01428 - Sulphur, LA	0.0%
Property	12.26	Burger King #05029 - Pineville, LA	0.0%
Property	12.27	Burger King #07467 - Ruston, LA	0.0%
Property	12.28	Burger King #11544 - Westlake, LA	0.0%
Property	12.29	Burger King #09708 - Natchez, MS	0.0%
Property	12.30	Burger King #04581 - Foley, AL	0.0%
Property	12.31	Burger King #10802 - Westwego, LA	0.0%
Property	12.32	Burger King #06676 - Jackson, MS	0.0%
Property	12.33	Burger King #09270 - Robertsdale, AL	0.0%
Property	12.34	Burger King #10764 - Morgan City, LA	0.0%
Property	12.35	Burger King #12329 - Rayne, LA	0.0%
Property	12.36	Burger King #12633 - Port Allen, LA	0.0%
Property	12.37	Burger King #12895 - Delhi, LA	0.0%
Property	12.38	Burger King #11614 - Harvey, LA	0.0%
Property	12.39	Burger King #06129 - Mobile, AL	0.0%
Property	12.40	Burger King #02483 - Mobile, AL	0.0%
Property	12.41	Burger King #06488 - Mobile, AL	0.0%
Property	12.42	Burger King #06916 - Kenner, LA	0.0%
Property	12.43	Burger King #01149 - Baton Rouge, LA	0.0%
Property	12.44	Burger King #10762 - Geismar, LA	0.0%
Property	12.45	Burger King #12322 - Oakdale, LA	0.0%
Property	12.46	Burger King #06783 - Baton Rouge, LA	0.0%
Property	12.47	Burger King #09692 - Greenwell Springs, LA	0.0%
Property	12.48	Burger King #08645 - Pace, FL	0.0%
Property	12.49	Burger King #06325 - Baton Rouge, LA	0.0%
Property	12.50	Burger King #06674 - Slidell, LA	0.0%
Property	12.51	Burger King #00373 - Mobile, AL	0.0%
Property	12.52	Burger King #09115 - Meridian, MS	0.0%
Property	12.53	Burger King #01617 - Lake Charles, LA	0.0%
Property	12.54	Burger King #05981 - Meridian, MS	0.0%
Property	12.55	Burger King #11715 - Ville Platte, LA	0.0%
Property	12.56	Burger King #01439 - Slidell, LA	0.0%
Property	12.57	Burger King #07930 - Long Beach, MS	0.0%
Property	12.58	Burger King #09838 - Fairhope, AL	0.0%
Property	12.59	Burger King #12820 - Iowa, LA	0.0%
Property	12.60	Burger King #00211 - Baton Rouge, LA	0.0%

A-1-54

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
			Initial Pool	Additional Debt		Permitted
Property Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Property	12.61	Burger King #04914 - Pensacola, FL	0.0%
Property	12.62	Burger King #09686 - Thomasville, AL	0.0%
Property	12.63	Burger King #12660 - Vinton, LA	0.0%
Property	12.64	Burger King #12007 - Denham Springs, LA	0.0%
Property	12.65	Burger King #09958 - Grove Hill, AL	0.0%
Property	12.66	Burger King #10572 - Eunice, LA	0.0%
Property	12.67	Burger King #11488 - Lafayette, LA	0.0%
Property	12.68	Burger King #06048 - Tuscaloosa, AL	0.0%
Property	12.69	Burger King #00360 - New Orleans, LA	0.0%
Property	12.70	Burger King #03585 - Daphne, AL	0.0%
Property	12.71	Burger King #04016 - Mobile, AL	0.0%
Property	12.72	Burger King #06105 - Northport, AL	0.0%
Property	12.73	Burger King #09259 - Gulf Breeze, FL	0.0%
Property	12.74	Burger King #11979 - Monroe, LA	0.0%
Property	12.75	Burger King #12597 - Lake Charles, LA	0.0%
Property	12.76	Burger King #01337 - Metairie, LA	0.0%
Property	12.77	Burger King #01465 - Laurel, MS	0.0%
Property	12.78	Burger King #11694 - DeQuincy, LA	0.0%
Property	12.79	Burger King #00501 - Lafayette, LA	0.0%
Property	12.80	Burger King #10800 - Livingston, AL	0.0%
Property	12.81	Burger King #09026 - Laurel, MS	0.0%
Property	12.82	Burger King #09213 - Pensacola, FL	0.0%
Property	12.83	Burger King #01917 - Vidalia, LA	0.0%
Property	12.84	Burger King #10607 - Houma, LA	0.0%
Property	12.85	Burger King #09853 - Franklin, LA	0.0%
Property	12.86	Burger King #01315 - Alexandria, LA	0.0%
Property	12.87	Burger King #12919 - Covington, LA	0.0%
Property	12.88	Burger King #12752 - Lafayette, LA	0.0%
Property	12.89	Burger King #01537 - Lafayette, LA	0.0%
Property	12.90	Burger King #12753 - Slidell, LA	0.0%
Loan	13	The Dorchester at Forest Park	2.7%		None	NAP
Loan	14	Hilton Garden Inn Houston	2.2%		None	NAP
Loan	15	Durban Retail Portfolio II	2.0%		None	NAP
Property	15.01	Wesley Chapel	1.5%
Property	15.02	Milford Crossing	0.6%
Loan	16	BJ’s Wholesale - Framingham	1.7%		None	NAP
Loan	17	Pioneer Building	1.4%		None	NAP
Loan	18	The Glen Centre	1.4%		None	NAP
Loan	19	Valley Forge MHP	1.3%		None	NAP
Loan	20	University Plaza / Centre Circle	1.2%		None	NAP
Property	20.01	University Plaza	1.0%
Property	20.02	Centre Circle	0.3%
Loan	21	Bartonsville Plaza	1.1%		None	NAP
Loan	22	McKinley Mall(29)	1.1%	28,000,000	Pari Passu Debt	NAP
Loan	23	Carriage House & Brook Manor Apartments	1.0%		None	NAP
Property	23.01	Brook Manor Apartments	0.5%
Property	23.02	Carriage House Apartments	0.5%
Loan	24	Moss-Bauer Apartments(30)	1.0%	600,000	Subordinate Debt	NAP
Loan	25	University Place	0.9%		None	NAP
Loan	26	Arrowridge Business Park	0.9%		None	NAP
Loan	27	Ithaca Hotel Portfolio	0.9%		None	NAP
Property	27.01	Country Inn & Suites Ithaca	0.6%
Property	27.02	Econo Lodge Ithaca	0.3%
Loan	28	Packing House	0.8%		None	NAP
Loan	29	Port Columbus Executive Park	0.7%		None	NAP
Property	29.01	2740 Airport Drive	0.3%
Property	29.02	2760 Airport Drive	0.2%
Property	29.03	2720 Airport Drive	0.1%
Loan	30	Orchard Maple Plaza and Palmer Crossing	0.7%		None	NAP
Property	30.01	Orchard Maple Plaza	0.4%
Property	30.02	Palmer Crossing Center	0.3%

A-1-55

COMM 2014-LC15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
			Initial Pool	Additional Debt		Permitted
Property Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Loan	31	Trafalgar Square & Lake Pointe Apartments	0.6%		None	NAP
Property	31.01	Trafalgar Square Apartments	0.3%
Property	31.02	Lake Pointe Apartments	0.3%
Loan	32	865 Lexington Retail	0.6%		None	NAP
Loan	33	Holiday Inn Express Snyder	0.6%		None	NAP
Loan	34	Value Place Richmond	0.6%		None	NAP
Loan	35	Greenway	0.6%		None	NAP
Loan	36	93 Palladium Way	0.6%		None	NAP
Loan	37	JL Group Holdings - Burger King Portfolio - 9	0.6%		None	NAP
Property	37.01	Burger King #03685 - Kansas City, MO	0.1%
Property	37.02	Burger King #02643 - Gladstone, MO	0.1%
Property	37.03	Burger King #12313 - Roeland Park, KS	0.1%
Property	37.04	Burger King #06906 - Warrensburg, MO	0.1%
Property	37.05	Burger King #04330 - Kansas City, MO	0.1%
Property	37.06	Burger King #02831 - Olathe, KS	0.1%
Property	37.07	Burger King #12264 - Mission, KS	0.1%
Property	37.08	Burger King #13080 - Slidell, LA	0.0%
Property	37.09	Burger King #13081 - New Iberia, LA	0.0%
Loan	38	Colonial Court Apartments	0.5%		None	NAP
Loan	39	Bloomfield Village Square	0.5%		None	NAP
Loan	40	La Quinta Inn & Suites Loveland	0.5%		None	NAP
Loan	41	La Quinta Inn & Suites Floresville	0.5%		None	NAP
Loan	42	Candlewood Suites Melbourne	0.5%		None	NAP
Loan	43	Colleyville Plaza	0.5%		None	NAP
Loan	44	Briar Creek	0.4%		None	NAP
Loan	45	Bridlewood Apartments	0.4%		None	NAP
Loan	46	Farmbrook Medical Center	0.3%		None	NAP
Loan	47	Walgreens Hot Springs AR	0.3%		None	NAP
Loan	48	El Centro	0.2%		None	NAP

A-1-56

FOOTNOTES TO ANNEX A-1

(1)	LCF — Ladder Capital Finance LLC or one of its affiliates; GACC — German American Capital Corporation or one of its affiliates; Natixis — Natixis Real Estate Capital LLC or one of its affiliates.

(2)	LCF — Ladder Capital Finance LLC or one of its affiliates; GACC — German American Capital Corporation or one of its affiliates; Natixis — Natixis Real Estate Capital LLC or one of its affiliates.

(3)
Loan No. 1 – One Kendall Square – The Original Balance and Cut-off Date Balance of $83.0 million represent the non-controlling Note A-2 of a $203.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 with an original principal amount of $120.0 million, which is expected to be included in the COMM 2014-UBS2 mortgage trust.

Loan No. 2 – 1760 Third Avenue – The Original Balance and Cut-off Date Balance of $75.0 million represent the controlling Note A-2 of a $140.0 million whole loan (the “1760 Third Avenue Loan Combination”) evidenced by two pari passu notes.  The pari passu companion loan is the non-controlling Note A-1 with an original principal amount of $65.0 million, which was included in the COMM 2014-CCRE15 mortgage trust.

Loan No. 9 – PennCap Portfolio – The Original Balance and Cut-off Date Balance of $33.7 million represent the non-controlling Note A-2 of a $123.7 million loan combination evidenced by two pari passu notes.  The pari passu companion loan is the controlling Note A-1 in the original principal amount of $90.0 million, which was included in the WFRBS 2014-LC14 mortgage trust.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The Original Balance and Cut-off Date Balance of $26.9 million represent the Note A-1 of a $59.8 million loan combination evidenced by such Note A-1, a pari passu Note A-2 and a subordinate B-Note.  The pari passu Note A-2, in the original principal amount of $22.9 million, is currently held by Ladder Capital Finance LLC and is expected to be included in a future securitization.

Loan No. 22 – McKinley Mall – The Original Balance and the Cut-off Date Balance of $10.0 million represent the non-controlling Note A-2 of a $38.0 million whole loan (the “McKinley Mall Loan Combination”) evidenced by two pari passu notes.  The pari passu companion loan is the controlling Note A-1 with an original principal amount of $28.0 million, which was included in the COMM 2014-CCRE14 mortgage trust.

Loan No. 24 – Moss-Bauer Apartments – The Original Balance and the Cut-off Date Balance of $9.4 million represent the senior Note A of a $10.0 million whole loan evidenced by a senior note and a subordinate note.  The subordinate note is currently held by GACC.  An affiliate of Rialto Capital Advisors, LLC is expected to acquire the subordinate note on or prior to the securitization closing date.

(4)
With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(5)	Loan No. 6 – Bronx River Plaza – The Bronx River Plaza Mortgaged Property is a retail property with approximately 5.2% of Most Recent EGI generated from office tenants.

Loan No. 13 – The Dorchester at Forest Park – The Dorchester at Forest Park Mortgaged Property is a multifamily apartment building with approximately 3.9% of Most Recent EGI generated from commercial tenants.

(6)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub-servicing fee, primary fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan, and with

A-1-57

respect to any Non-Serviced Mortgage Loan, any related Pari Passu Loan Primary Servicing Fee Rate.

(7)
Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The First Payment Date under the JL Holdings-Burger King Portfolio-90 Mortgage Loan documents will be in May 2014. The related Mortgage Loan Seller will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest for the interest accrual period relating to the first distribution date in April 2014 at the related net interest rate on the principal balance of the JL Holdings-Burger King Portfolio-90 Mortgage Loan as of the Cut-off Date. Such amount will be included in the funds available for the first distribution date in April 2014. The First Payment Date, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Remaining Interest Only Period and Prepayment Provisions have been adjusted to reflect this additional payment being made by the related Mortgage Loan Seller.

Loan No. 37 – JL Group Holdings-Burger King Portfolio-9 – The First Payment Date under the JL Group Holdings-Burger King Portfolio-9 Mortgage Loan documents will be in May 2014. The related Mortgage Loan Seller will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest for the interest accrual period relating to the first distribution date in April 2014 at the related net interest rate on the principal balance of the JL Group Holdings-Burger King Portfolio-9 Mortgage Loan as of the Cut-off Date. Such amount will be included in the funds available for the first distribution date in April 2014. The First Payment Date, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Remaining Interest Only Period and Prepayment Provisions have been adjusted to reflect this additional payment being made by the related Mortgage Loan Seller

(8)
Loan No. 16 – BJ’s Wholesale - Framingham – The BJ’s Wholesale - Framingham Mortgage Loan has an anticipated repayment date of March 6, 2024.  If the loan is not repaid by March 6, 2024, the interest rate will increase to a rate equal to the sum of (x) the greater of (i) 4.6500% and (ii) the sum of (a) the 10-year offered side swap rate and (b) 1.8500% and (y) 5.0000%, and all excess cash flow will be applied first to payment of principal until the outstanding principal balance of the loan is repaid in full and then to deferred excess interest. Payment of interest over the initial interest rate, as compounded at the increased interest rate (to the extent permitted by applicable law), will be deferred until the principal balance is repaid in full.

(9)
Loan No. 4 – WRS Retail Portfolio – The collateral for the WRS Retail Portfolio Mortgage Loan includes the borrower’s fee interest in certain leased fee parcels at certain of the Mortgaged Properties. The total net rentable area includes the improvements on such leased fee parcels, but not the square footage of the land comprising the leased fee parcel.

Loan No. 11 – 181 East 119th Street – The 181 East 119th Street Mortgaged Property’s Net Rentable Area of 90 units reflects residential units only and excludes 9,974 sq. ft. of ground floor retail.

(10)
Monthly Debt Service, Annual Debt Service, Pari Passu Companion Loan Monthly Debt Service, Pari Passu Companion Loan Annual Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans or Companion Loans with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period.

Loan No. 12 – JL Holdings–Burger King Portfolio-90 – The JL Holdings-Burger King Portfolio-90 Mortgage Loan amortizes on a planned amortization schedule which can be found in Annex H of this Free Writing Prospectus.  As such, the Cut-off Date Balance, Maturity or ARD Balance, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR, all reflect such planned amortization schedule.  The Monthly Debt Service shown in Annex A-1 was calculated using the average of the first 12 amortizing payments following the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using an amount equal to 12 times such average monthly

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debt service. However, the JL Holdings-Burger King Portfolio-90 Mortgage Loan is subject to re-amortization in connection with certain partial prepayments resulting from a mortgaged property being released from the master lease in accordance with the terms thereof following a termination of the related ground lease. See footnote (16) below.

(11)
“Hard” generally means, with respect to the Lockbox, that each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

Loan No. 5 – Akers Mill Square – The Akers Mill Square Mortgage Loan is structured with a hard lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments to a payment service company, which in turn deposits all received sums into the lockbox account controlled by the lender.

(12)
“In Place” means, with respect to Cash Management, that related property cash flows go through a waterfall of required reserves or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(13)
Loan No. 1 – One Kendall Square – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate.

Loan No. 2 – 1760 Third Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate.

Loan No. 9 – PennCap Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate and exclusive of the related subordinate companion loan.

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Loan No. 22 – McKinley Mall – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate.

Loan No. 24 – Moss-Bauer Apartments – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of a $700,000 holdback reserve.

(14)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Free Writing Prospectus.

Loan No. 3 – AMC Portfolio Pool III – The grace period does not apply to the balloon payment on the maturity date.

(15)
Loan No. 4 – WRS Retail Portfolio – The appraiser concluded to a gross appraised value of $115,030,000 for the collateral that secures the subject Mortgage Loan, including $89,775,000 ($180 PSF) for the Improved Properties, $9,475,000 ($344 PSF) for the ground leased outparcels, and $15,780,000 for the vacant outparcel collateral. Under the terms of the loan documents, the borrower may obtain the release of up to $10.0 million of the appraised value of the outparcel collateral without any prepayment of the subject Mortgage Loan. As a result, the Appraised Value does not attribute any value to the $10,000,000 in outparcels that can be released.  The calculations of Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the $105,030,000 Appraised Value.

Loan No. 9 – PennCap Portfolio – The Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio.  The aggregate of the individual mortgaged properties Appraised Values is $155,775,000.  The calculations of Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the $165,000,000 value.  The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the individual appraised value of $155,775,000 is 79.4% and 69.9%, respectively.

Loan No. 35 – Greenway – Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Appraised Value are based on the “As-Stabilized” appraised value as of September 1, 2014 of $7,300,000 which reflects the completion of the renovations. Natixis reserved $383,000 upfront to complete the renovations.

(16)	Prepayment Provisions (# of payments) are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“DorYM1(x)” means at the borrower’s option may be defeased for x payments or prepaid for x payments with the payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

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Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) and certain of the Mortgage Loans permit the substitution of another property or addition of new collateral, in each case under various circumstances. In some cases, this will result in a partial prepayment during what would otherwise be a lockout period. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this Free Writing Prospectus.

Loan No. 3 – AMC Portfolio Pool III – After the expiration of the lockout period, the partial release of either AMC Portfolio Pool III Mortgaged Property with payment of a yield maintenance premium is permitted provided the borrower satisfies certain conditions for release as set forth in the related loan documents and described in the Free Writing Prospectus. Additionally, at any time prior to January 1, 2023, the borrowers are permitted to release collateral properties and substitute new properties as collateral for the AMC Portfolio Pool III Mortgage Loan as set forth in the related loan documents and as described in this Free Writing Prospectus.

Loan No. 4 – WRS Retail Portfolio – The WRS Retail Portfolio Loan at any time, for the first $10,000,000 of appraised value thereof released, the borrower may obtain a release from the lien of the mortgage on vacant outparcels, in connection with third-party or affiliated sales and subject to, among other conditions, the payment of a release price, which release price must be applied to pay down the mezzanine loan balance.  After the earlier to occur of the release of the first $10,000,000 of appraised value of vacant outparcels or the repayment of the mezzanine loan in full after the expiration of the lockout period, the release of additional vacant outparcels with partial defeasance is permitted. After the expiration of the lockout period, the borrower may obtain the release of (1) unimproved outparcels (as contemplated by the prior sentence) and/or (2) individual Mortgaged Properties upon a bona fide third-party sale of such property, provided, among other things, that: (i) the borrower delivers defeasance collateral sufficient to defease an amount equal to (a) for a release of an unimproved outparcel, the greater of (x) 100% of the appraised value of the unimproved outparcel and (y) 100% of the net sales proceeds, and (b) for the release of a Mortgaged Property, the greater of (x) 100% of net sales proceeds and (y) 115% of the allocated loan amount for such Mortgaged Property; (ii) the DSCR for the remaining Mortgaged Properties is equal to or greater than both (x) the DSCR immediately preceding the sale and (y) the DSCR at the time of origination of the WRS Retail Portfolio Loan; and (iii) the LTV ratio for the remaining Mortgaged Property (taking into account both the subject Mortgage Loan and the related mezzanine loan) is no greater than the lesser of (x) the LTV ratio immediately preceding the sale and (y) the LTV ratio at the time of origination of the WRS Retail Portfolio Loan; and (iv) following the release, the LTV meets REMIC guidelines.

Loan No. 5 – Akers Mill Square – The release of certain vacant, non-income producing and unimproved collateral is permitted.

Loan No. 6 – Bronx River Plaza – A non-income producing portion of the parking lot to the rear of the building known as 80-100 West 225th Street and air rights above that parking lot may be released in connection with the proposed construction of an extension to the present offices occupied by Elderserve Health (and concurrent modification of the lease with Elderserve Health, or execution of an additional lease with Elderserve Health, to lease the extension space),  subject to terms and conditions set forth in the loan documents.

Loan No. 8 – Marriott Downtown Hartford – If the state of Connecticut and/or CRDA require the second phase of development, which is not currently being pursued, to be constructed on a non-improved portion of the Marriott Downtown Hartford Mortgaged Property designated as the release parcel or if an affiliate of the borrower desires to construct the same, release of the release parcel from the lien of the mortgage may be requested, provided, among other things, (i) there is no event of default, (ii) the DSCR for the remaining property is no less than the greater of (a) the DSCR immediately preceding such partial release and (b) 1.44x, (iii) the LTV ratio for the remaining property is no greater than the lesser of (a) the LTV ratio immediately preceding such partial

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release and (b) 66.5%, (iv) the debt yield for the remaining property is no less than the greater of (a) the debt yield immediately preceding such partial release and (b) 9.9% and (v) following the release, LTV meets REMIC guidelines.

Loan No. 9 – PennCap Portfolio – The 1530 Valley Center Parkway Mortgaged Property may be released if the only tenant (46,400 sq. ft.), representing 100% of the Mortgaged Property, elects to exercise its purchase option, which it may do between December 1, 2015 and March 31, 2016, provided the tenant has provided notice on or before June 1, 2015.  The release of the Mortgaged Property is conditioned upon, among other things, (i) the prepayment of the PennCap Portfolio Loan Combination in the amount of $3,288,000 and (ii) payment of a prepayment fee of $164,400, without defeasance or payment of a yield maintenance premium.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2014. Prepayment of the full $59.8 million JL Holdings-Burger King Portfolio-90 Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu A-Note to be securitized, and (ii) March 3, 2017. For the purposes of this free writing prospectus, the assumed lockout period of 24 months is based on the expected COMM 2014-LC15 securitization closing date in March 2014. The actual lockout period may be longer. In addition, with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination, at any time, if one of certain specified ground leases expires or is terminated and released from the lien of the Mortgage and, as a result, the Mortgaged Property that was subject to such terminated ground lease is excluded from the master lease (and the annual rent under such master lease is reduced as a result thereof), then the borrower is required, on the next occurring monthly payment date following such exclusion, to prepay a portion of the mortgage loan in an amount equal to 100% of the allocated loan amount applicable to such Mortgage Property, together with, among other things, the yield maintenance premium. Additionally, property substitution is permitted to the extent permitted under the master lease.

Loan No. 20 – University Plaza / Centre Circle – After the expiration of the lockout period, the borrower may obtain the release of either Mortgaged Property upon a bona fide third-party sale of such property, provided, among other things, (i) the borrower delivers defeasance collateral sufficient to defease an amount equal to the greater of (1) 100% of net sales proceeds with respect to the property being released, (2) 94% of the purchase price of the property being released and (3) 125% of the allocated loan amount for the property being released, (ii) the DSCR for the remaining Mortgaged Property is no less than the greater of the DSCR immediately preceding the sale and 1.59x, (iii) the LTV ratio for the remaining Mortgaged Property is no greater than the lesser of the LTV ratio immediately preceding the sale and 60.5% and (iv) following the release, LTV meets REMIC guidelines.

Loan No. 23 – Carriage House & Brook Manor Apartments – After the expiration of the lockout period, the borrower may obtain the release of either Mortgaged Property upon a sale of such property, provided, among other things, (i) the borrower delivers defeasance collateral sufficient to defease an amount equal to the Release Amount, (ii) after giving effect to such sale and release (A) the LTV ratio for the remaining Mortgaged Property is no less than the greater of the LTV ratio immediately preceding the sale and 75.2% and (B) the DSCR for the remaining Mortgaged Property is no less than the greater of the DSCR immediately preceding such sale and 1.32x.  “Release Amount” means the greater of (i) 125% of the allocated loan amount for the property to be released, (ii) 100% of the net sales proceeds related to the sale of such property, provided in no event may the Release Amount be less than 94% of the gross sales price of the release property, as evidenced by a fully executed purchase and sale agreement and (iii) following the release, LTV meets REMIC guidelines.

Loan No. 27 - Ithaca Hotel Portfolio –After the expiration of the lockout period, the borrower may obtain the release of the Econolodge Mortgaged Property upon a bona fide third-party sale of such property, provided, among other things, that (i) the borrower delivers defeasance collateral

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sufficient to defease an amount equal to 125% of the allocated loan amount for the Econo Lodge Ithaca Mortgaged Property, (ii) the DSCR for the Country Inn & Suites Mortgaged Property is greater than both (x) the DSCR for the portfolio immediately preceding the sale and (y) 1.70x, (iii) the LTV ratio for the Country Inn & Suites Mortgaged Property is less than both (x) the LTV ratio for the portfolio immediately preceding the sale and (y) 65.9%, and (iv) the Debt Yield for the Country Inn & Suites Mortgaged Property is greater than both (x) the Debt Yield for the portfolio immediate preceding the sale and (y) 12.87%  and (v) following the release, the LTV meets REMIC guidelines.

Loan No. 29 – Port Columbus Executive Park - At any date after the lockout period ends, the borrower may obtain the one-time release of any individual property, provided, among other things per the loan documents, (i) the LTV ratio for the remaining properties does not exceed the lesser of the LTV ratio immediately preceding such release and 72.0%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.80x, and (iii) the borrower defeases to Lender the greater of 125% of the allocated loan amount for the release property or 100% of the net sales proceeds from the sale of the released property.

Loan No. 31 – Trafalgar Square & Lake Pointe Apartments – After the expiration of the lockout period, the borrower may obtain the release of either Mortgaged Property upon a bona fide third-party sale of such property, provided, among other things, (i) the borrower delivers defeasance collateral sufficient to defease an amount equal to the greater of (A) 100% of sales proceeds related to the release property and (B) 125% of the allocated loan amount for the release property and (ii) following the release, (x) the DSCR for the remaining Mortgaged Property is no less than the greater of the DSCR immediately preceding such sale and 1.58x and (y) the LTV ratio for the remaining Mortgaged Property is no greater than the lesser of the LTV ratio immediately preceding such sale and 68.2%.

Loan No. 37 – JL Group Holdings-Burger King Portfolio-9 – At any time, which may be prior to the expiration of the lockout period, if the related ground lease expires or is terminated and released from the lien of the Mortgage and, as a result, the Mortgaged Property that was subject to such terminated ground lease is excluded from the master lease (and the annual rent under such master lease is reduced as a result thereof), then the borrower is required, on the next occurring monthly payment date following such exclusion, to prepay a portion of the mortgage loan in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property, together with, among other things, the yield maintenance premium. Additionally, property substitution is permitted to the extent permitted under the master lease.

(17)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 8 – Marriott Downtown Hartford – The Marriott Downtown Hartford Mortgaged Property is leased to the borrower pursuant to that certain Hotel Site Lease dated as of September 16, 2003 for $1.00 per year with Capital Region Development Authority (“CRDA”) as lessor, which lease is a sublease of that certain Airspace Lease dated as of September 16, 2003 between CRDA as lessee and the State of Connecticut as lessor. The ground lease has a 99-year term and will expire in 2102. The borrower has prepaid the rent under the ground lease for the term of the lease.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The Burger King #00360 - New Orleans, LA Mortgaged Property is subject to a ground sublease covering a drive thru, signage, and portion of building with an expiration date of February 28, 2019, with a five year extension option . The annual ground rent under the sub-lease is currently $40,525. Burger King Corporation has ground leased the property from the fee owner pursuant to a ground lease currently expiring February 28, 2019, with four remaining five-year extension options and at a current ground rent of $40,525, and, in turn, subleased such property to the borrower.  Upon termination of the sublease, provided the borrower has directed Burger King Corporation to extend the primary ground lease to 2029, the borrower will automatically become the ground lessee under the primary ground lease.

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The Burger King #00501 - Lafayette, LA Mortgaged Property is subject to a ground sublease covering parking, signage and a portion of the building with an expiration date of June 5, 2019 with two remaining five-year extension options. The annual ground rent under the sublease is currently $18,750.  Burger King Corporation has ground leased the property (or a portion thereof) from the fee owner pursuant to a ground lease currently expiring June 5, 2019, with two remaining five-year extension options and at a current ground rent of $18,750, and, in turn, subleased such property to the borrower.

The Burger King #01315 - Alexandria, LA Mortgaged Property is subject to a ground sublease and a ground lease.  The ground sublease covers parking, site entrance/exit, portion of drive-thru and portion of play area and has an expiration date of May 2, 2016. The annual ground rent under the sublease is currently $27,240.  Burger King Corporation has ground leased such property from the fee owner pursuant to a ground lease currently expiring May 2, 2019, with four remaining five-year extension options at a current ground rent of $27,240, and, in turn, subleased such property to the borrower.  Upon termination of this sublease, the borrower will automatically become the ground lessee under the primary ground lease for the remainder of its term.

The ground lease covers signage and the original term has expired and therefore this ground is month-to-month. The annual ground rent under this ground lease is currently $2,000.

The Burger King #01537 - Lafayette, LA Mortgaged Property is subject to a ground sublease with an expiration date of March 24, 2025 with four five-year extension options.  The annual ground rent under this sublease is currently $53,867.  Burger King Corporation has ground leased such property from the fee owner pursuant to two ground leases.  The first such ground lease covers the restaurant building, play area, signs, entrances and exits and a portion of the drive-thru and expires March 24, 2025 with four five-year extension options and at a current ground rent of $40,678.  The second such ground lease covers a portion of the drive-thru, trash dumpster and a portion of the parking and expires March 24, 2025 with four five-year extension options and at a current ground rent of $13,189.

The Burger King #04130 - Vicksburg, MS Mortgaged Property is subject to a ground lease covering a small triangular landscaped area with an expiration date of August 15, 2033 with no extension options. The ground lease provided for a one-time payment of $10.00.

The Burger King #07467 - Ruston, LA Mortgaged Property is subject to a ground lease a signage parcel with an expiration date of June 5, 2029 with four extension options of five years each. The annual ground rent under the lease is currently $6,123.

The Burger King #10607 - Houma, LA Mortgaged Property is subject to a ground lease with an expiration date of September 24, 2017 with four extension options of five years each. The annual ground rent under the lease is currently $59,850.

The Burger King #11488 - Lafayette, LA Mortgaged Property is subject to a ground lease with an expiration date of April 15, 2018 with four extension options of five years each. The annual ground rent under the lease is currently $58,564.

The Burger King #12007 - Denham Springs, LA Mortgaged Property is subject to a ground sublease with an expiration date of May 31, 2018 with four five-year extension options.  The annual ground rent under this sublease is currently $40,728. An unaffiliated third party has ground leased such property from the fee owner pursuant to a ground lease currently expiring May 31, 2018, with ten remaining five-year extension options at a current ground rent of $26,620, and, in turn, subleased such property to the borrower.

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The Burger King #12752 - Lafayette, LA Mortgaged Property is subject to a ground lease with an expiration date of September 23, 2019 with four extension options of five years each. The annual ground rent under the lease is currently $36,900.

The Burger King #12753 - Slidell, LA Mortgaged Property is subject to a ground lease with an expiration date of August 31, 2019 with four extension options of five years each. The annual ground rent under the lease is currently $50,013.

Burger King #12919 - Covington, LA Mortgaged Property is subject to a ground lease with an expiration date of December 22, 2019 with four extension options of five years each. The annual ground rent under the lease is currently $42,350.

Loan No. 37 – JL Group Holdings-Burger King Portfolio-9

The Burger King #13081 - New Iberia, LA Mortgaged Property is subject to a ground lease with an expiration date of March 28, 2020 with four extension options of five years each. The annual ground rent under the lease is currently $43,200

(18)	The following tenants that occupy 5% or greater of the net rentable area at the related Mortgaged Property are borrower affiliates:

Loan No. 3 – AMC Portfolio Pool III – An affiliate of the borrower leases 161 pad sites from the borrower, which represents 14.0% of the 1,154 total pads.

Loan No. 18 – The Glen Centre – An affiliate of the related borrower and non-recourse carveout guarantor holds an equity interest in Stretch and is a passive investor in Fabrocini’s, two tenants accounting for approximately 5.2% of the related Mortgaged Property’s leased space.

Loan No. 20 – University Plaza / Centre Circle – The sponsor has a 38% non-controlling ownership interest in the Largest Tenant at the University Plaza Mortgaged Property, Marketing Card Technology (MCT), which occupies 45.9% of the net rentable area at the University Plaza Mortgaged Property.

Loan No. 28 – Packing House – An affiliate of the borrower, Hip Kitty Jazz & Fondue, is the Largest Tenant at the Packing House Mortgaged Property leasing 6.9% of the net rentable area at the Packing House Mortgaged Property.

Loan No. 46 – Farmbrook Medical Center – The 2nd Largest Tenant, representing approximately 15.9% of the net rentable square footage and 18.4% of the total base rent, holds an indirect equity interest in the related Mortgaged Property.

(19)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the borrower or upon the occurrence of certain contingencies including, without limitation, if the borrower violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants or tenants representing a certain percentage of net rentable area go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A 1:

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Loan No. 2 – 1760 Third Avenue – If the NYC’s Department of Housing Preservation & Development (“HPD”) approval (set forth on the letter dated June 21, 2010 from HPD (the “HPD Letter”)) of the conversion of the building to dormitory use, attached as Exhibit E to the EHS lease, is withdrawn or if NYC’s Department of Buildings (“DOB”) revokes the certificate of occupancy and such HPD Letter or certificate of occupancy is not reinstated, the borrower or the Largest Tenant, EHS, have the right to terminate the lease with at least 30 days prior written notice to the other party effective as of the following May 31st. If the landlord elects to change the use of all or parts of the building, it must notify the 2nd Largest Tenant, LIM College, no later than April 30th for a change to occur by September of the following year. The 2nd Largest Tenant, LIM College has the right to terminate the lease by delivering written notice within the later of (i) 30 days or (ii) 390 days after the receipt of the written notice of the proposed use change.  If the certificate of occupancy is changed in a manner which would prohibit the premises from being used as a student dormitory, and as a result, the 3rd Largest Tenant and the 4th Largest Tenant, CUNY Baruch College and CUNY Hunter College, are required by the DOB to vacate the building, either the landlord or the tenant may terminate their respective leases as of a date set forth in a written notice to the other, which date is at least 30 days after the delivery of the notice, but in any event no later than the date required by the DOB.

Loan No. 4 – WRS Retail Portfolio – The 4th Largest Tenant at the Shoppes at Raeford Mortgaged Property, Shoe Dept. which is leasing space at eight of the WRS Retail Portfolio Properties, is currently paying reduced rent of 5.0% of gross sales at the Shoppes at Raeford Mortgaged Property due to an ongoing co-tenancy right. Under the terms of the tenant’s lease, if less than 60.0% of the gross leasable space in the property is occupied by retail tenants, then Shoe Dept. may pay 5.0% of gross sales. The tenant may terminate its lease at any time because the required occupancy level has not been maintained for more than 60 days.

Loan No. 6 – Bronx River Plaza – The 4th Largest Tenant, Elderserve Health, has a one-time right to terminate its lease on September 30, 2017 with 180 days prior notice.

Loan No. 7 – 100 Westminster – The Largest Tenant, Bank of America, has a termination option effective May 1, 2017 with 18 months prior notice and payment of a termination fee equal to unamortized transaction costs limited to tenant allowances and brokerage commissions with respect to both of its office spaces (68,883 sq. ft.). As to its retail space lease (3,642 sq. ft.), Bank of America has a termination option effective April 15, 2023 and expiring October 15, 2023 with 180 days prior notice. The 4th Largest Tenant, GSA – US Attorney’s Office, may terminate its lease in whole or in part beginning August 31, 2014 with 270 days prior notice.

Loan No. 9 – PennCap Portfolio – The Largest Tenant at the 1480 Valley Center Mortgaged Property (51,793 square feet), representing 3.6% of the total portfolio rentable square feet, has the right to reduce its tenant space by up to 21,000 square feet after January 1, 2020 upon nine months prior notice and payment of any unamortized leasing costs.  The largest tenant at the 3773 Corporate Parkway Mortgaged Property (55,700 square feet), representing 3.9% of the total portfolio rentable square feet, has the right to terminate its lease as of August 31, 2020 with 15 months prior notice and payment of all unamortized leasing costs.  The Largest Tenant at the 954 Marcon Boulevard Mortgaged Property (30,140 square feet), representing 2.1% of the total portfolio rentable square feet, has the right to terminate its lease as of August 31, 2016 with nine months prior notice and payment of all unamortized leasing costs

Loan No. 20 – University Plaza / Centre Circle – The 2nd Largest Tenant at the University Plaza Mortgaged Property, PM Bedroom Gallery, may terminate its lease at any time with 12 months prior notice.

Loan No. 29 – Port Columbus Executive Park – The 5th Largest Tenant at the 2740 Airport Drive Mortgaged Property, Lockheed Martin, may terminate the lease after the 36th month (July 2015) at any date tenant specifies with 270 days written notice upon payment of a termination fee equal to the sum of (i) unamortized leasing commissions and costs of the landlord’s work and tenant

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improvement allowance and (ii) six months of rent (including both base and additional) payable most recently before the end of the lease term.

Loan No. 36 – 93 Palladium Way – The Largest Tenant, UT-Battelle, LLC, can terminate the lease in whole or in part whenever determined that such action is in the best interest of the tenant and Department of Energy. If the tenant elects to terminate, it is required to provide the landlord not less than 365 days written notice of its election.

Loan No. 46 – Farmbrook Medical Center – The 4th Largest Tenant, Joseph Nemeth, D.D.S., PC, can terminate lease if he no longer practices dentistry due to death, permanent disability or retirement of the tenant from the dental profession or at any time with 3 months notice upon payment of a termination fee.  The tenant may also terminate the lease between the 30th (December 1, 2015) and 36th (May 31, 2016) month of the current lease extension period with no penalty with six months notice

Loan No. 47 – Walgreens Hot Springs AR – The Walgreens Hot Springs AR Mortgaged Property tenant expiration of June 30, 2028 represents the first termination option of the lease. Walgreens has a full lease term expiration of June 30, 2078, and has the right to terminate every 60 months beginning June 30, 2028.

(20)	Loan No. 3 – AMC Portfolio Pool III – Occupancy includes 161 sponsor owned homes, which represents 14.0% of the 1,154 total pads.

(21)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 5 – Akers Mill Square – The Largest Tenant, Sports Authority, is currently subleasing 26,000 sq. ft. to OfficeMax.

(22)	The following major tenants shown on Annex A-1 are currently in a rent abatement or free rent period (or have a scheduled rent abatement or free rent period in the future):

Loan No. 1 – One Kendall Square – The 2nd Largest Tenant, Akamai Technologies, is in a free rent period under its lease through April 2014. At closing, the borrower reserved $652,323 related to this free rent.

Loan No. 20 – University Plaza / Centre Circle – The Largest Tenant at the University Plaza Mortgaged Property, Marketing Card Technology (MCT), has six months of free rent for which $216,000 was reserved at closing.

Loan No. 24 – Moss-Bauer Apartments – At closing, the borrower reserved $51,928 for free rent associated with in place multifamily tenants.

(23)
Loan No. 1 – One Kendall Square – The Largest Tenant, Merrimack, signed a lease for 3,617 sq. ft. for a space that is being built out. Merrimack began paying full base rent on this space in January 2014 and is expected to take occupancy in early 2014. In addition, the 2nd Largest Tenant, Akamai Technologies, has signed a lease for 51,693 sq. ft. but has not yet taken occupancy. Akamai Technologies is expected to take occupancy in April 2014 and will commence paying rent on April 19, 2014. At closing, the borrower reserved $652,323 related to this free rent.

Loan No. 9 – PennCap Portfolio – The sole tenant at the 954 Marcon Boulevard Mortgaged Property and the Largest Tenant at the 944 Marcon Boulevard Mortgaged Property, Telerx Marketing Inc., is not occupying its space, however, is paying full unabated rent.  The tenant is a subsidiary of Merck. The sole tenant at the 1650 Valley Center Parkway Mortgaged Property, Lehigh Valley Academy (29,240 sq. ft.), representing 2.0% of the total portfolio rentable square feet, has expansion space (6,749 sq. ft.) representing 0.5% of the total portfolio rentable square feet that

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commences rent on August 1, 2014.  The 2nd Largest Tenant at the 1605 Valley Center Parkway Mortgaged Property, IMS Health, Inc. (15,821 sq. ft.), representing 1.1% of the total portfolio square feet, has expansion space (18,114 sq. ft.), representing 1.3% of the total portfolio rentable square feet, that commences rent on June 1, 2014.  The 3rd Largest Tenant at the 1605 Valley Center Parkway Mortgaged Property, Guardian Life (7,935 sq. ft.), representing 0.6% of the total portfolio square feet, commences rent on May 1, 2014.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The Burger King #09259 – Gulf Breeze, FL Mortgaged Property is currently dark and closed on June 19, 2008.  The related master lease permits the Tenant to close a property in the event of negative EBITDAR (exclusive of overhead allocation) for the preceding 12-month period, however, the tenant must continue to comply with all provisions of the master lease applicable to that property, including, payment of full base rent, maintenance, insurance and real estate taxes.  Annual sales for this store at the time of closing were $589,483.

Loan No. 12 – JL Holdings-Burger King Portfolio-90 – The Burger King #05981 - Meridian, MS Mortgaged Property was damaged by a fire on December 12, 2013 and is anticipated to re-open in April 2014.  The tenant continues to pay rent due to the master lease.

Loan No. 15 – Durban Retail Portfolio II – The largest tenant at the Milford Crossing Mortgaged Property, Wal-Mart, has accepted its space and begun to pay rent but has not yet begun store operations.

Loan No. 30 – Orchard Maple Plaza and Palmer Crossing – Three tenants at Orchard Maple Plaza Mortgaged Property, Dr. Firas Neshef, DDS (3rd largest tenant, 2,400 sq. ft.), CMP Real Estate (4th largest tenant, 2,400 sq. ft.), and Design Bar, Inc. (1,832 sq. ft.), have signed leases and accepted their space but are not yet in occupancy.  A tenant holdback reserve of $379,358 has been reserved at closing.

Loan No. 32 – 865 Lexington Retail – The Largest Tenant, Le Pain Quotidien (5,124 sq. ft.), has accepted its space and signed its estoppel but is not expected to occupy the space for seven months.  A free rent reserve of $350,000 was escrowed at closing.

(24)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 24 – Moss-Bauer Apartments – At closing, $700,000 was deposited into a holdback reserve. Funds from the holdback reserve may be released to the borrower after the eight month anniversary of loan closing within the first 36 months of the loan term upon the following conditions being satisfied: (i) the debt yield on the loan, as calculated as of the end of the prior month, being equal to or greater than 8.25%, (ii) the DSCR on the loan, as calculated as of the end of the prior month, being equal to or greater than 1.30x and (iii) the LTV ratio at the time of such release to be no greater than 75.0%. Following the initial 36 month period, if any funds remain undisbursed, the remaining funds will be held as additional collateral for the loan.

Loan No. 30 – Orchard Maple Plaza and Palmer Crossing – The Orchard Maple Plaza and Palmer Crossing Mortgage Loan was structured with a $379,358 tenant holdback reserve that will be released upon the following conditions being satisfied, (i) with regard to any new tenant, the lender has received (A) an updated rent roll reflecting the change in status of such new tenant, (B) a final certificate of occupancy for such space leased to such respective new tenant and (C) evidence that the new tenant has commenced payment in full of rent under its lease, (ii) the debt yield following such release is greater than or equal to 9.5% and (iii) the DSCR following such release is greater than or equal to 1.45x. 50% of the tenant holdback reserve will be released upon satisfaction of clause (i) with respect to the Design Bar, Inc. and CMP Real Estate new tenants and the remaining funds will be released upon satisfaction of clause (i) with respect to any other new tenant.

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(25)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 1 – One Kendall Square – On or prior to December 31, 2019, the TI/LC reserve cap will be equal to $7,000,000. From January 1, 2020 and thereafter, the TI/LC reserve cap will be equal to $5,000,000.

Loan No. 2 – 1760 Third Avenue – The borrower will be required to deposit on each payment date an amount equal to $13,563 into a capital expenditure account, which monthly amount will be required to be increased upon completion of the TI Work by an amount equal to the product obtained by multiplying (i) $12.50 by (ii) the number of beds added to the 1760 Third Avenue Mortgaged Property as a result of the TI Work.  After the conversion, the monthly amount will be $13,888 based on 1,111 beds.

Loan No. 3 – AMC Portfolio Pool III – Beginning on the payment date occurring in January 2017 and on each payment date thereafter, the borrowers will be required to make monthly payments of $4,808 into the replacement reserve, subject to a cap of $184,640.

Loan No. 6 – Bronx River Plaza – The borrower is required to deposit, on account of anticipated future capital expenditures, (a) monthly, until the date on which amounts in the capital expenditure account equal or exceed $51,581, an amount equal to the lesser of (y) $2,149 and (z) the amount by which funds in the account are less than $51,581, (b) thereafter, the borrower is required to deposit no amounts and (c) if the funds in the account, on any monthly payment date, are less than $25,791, then the borrower is again required to deposit the monthly amount described in clause (a) until the amount in the capital expenditure account equals or exceeds $51,581. In addition, the borrower is required to deposit reserve on account of anticipated future TI/LCs, (i) monthly, until the date on which amounts in the rollover account equals or exceeds $309,486, the borrower is required to deposit an amount equal to the lesser of (1) $8,597 and (2) the amount by which funds in the account are less than $309,486, (ii) thereafter, the borrower is required to deposit no amounts and (iii) if the funds in the account, on any monthly payment date, are less than $103,162, then the borrower is again required to deposit the monthly amount described in clause (i) until the amount in the rollover account equals or exceeds $309,486.

Loan No. 7 – 100 Westminster – On a monthly basis, the borrower is required to deposit: (i) to and including the monthly payment date occurring in July 2014, an amount equal to 1/5 of the estimated annual real estate taxes and thereafter, an amount equal to 1/12 of the estimated annual real estate taxes (currently estimated at approximately $183,527 per month), into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums (currently estimated at approximately $9,783 per month), into an insurance reserve account, (iii) $5,877 into a replacement reserve account (unless the Nortek Lease Conditions (as defined below) are satisfied, at which time such monthly amount will be $4,518), (iv) $48,195 into a TI/LC reserve (subject to a cap of $1,156,678, which cap does not include the upfront TI/LC deposit of $1,250,000) and (v) upon entering or modifying a lease pursuant to which rents will or may be paid more than one month in advance, the borrower is required to deposit such advance paid rents with the lender for the purpose of creating a reserve in order to simulate rental payments during the period covered by such prepayments. The “Nortek Lease Conditions” means that either (a) the lease with Nortek, Inc. (the “Nortek Lease”) is renewed for at least five years at net effective rents of $25.00 PSF (in accordance with the requirements set forth in the 100 Westminster Mortgage Loan documents) or (b) the borrower enters into one or more new leases at the 100 Westminster Mortgaged Property (in accordance with the requirements set forth in the 100 Westminster Mortgage Loan documents) and the rent payable under such new lease(s) supplements the DSCR to the same extent that a five-year renewal of the Nortek Lease at net effective rents of $25.00 PSF would have supplemented the DSCR. If the Nortek Leasing Conditions are satisfied, and if the funds in the TI/LC reserve account after giving effect to any proposed disbursement exceed $578,339, amounts in the TI/LC reserve account may be disbursed, at the borrower’s request, for approved capital expenditures (on satisfaction of the applicable

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disbursement conditions for funds being applied for approved capital expenditures). Similarly, if the Nortek Leasing Conditions are satisfied, and if funds in the replacement reserve account after giving effect to any proposed disbursement exceed $70,527, amounts in the replacement reserve account may be disbursed, at the borrower’s request, for approved leasing expenses (on satisfaction of the applicable disbursement conditions for funds being applied for approved leasing expenses).

Loan No. 8 – Marriott Downtown Hartford – The borrower is required to deposit on each payment date an amount equal to $84,612 into the replacement reserve through and including May 2015 and 1/12 of 4% of prior year’s gross revenues thereafter.

Loan No. 9 – PennCap Portfolio – The monthly TI/LC reserve is currently $112,500 and decreases to $62,500 in February 2016.

Loan No. 10 – GEM Hotel – Borrower will be required to make deposits to the seasonality reserve account each October of the term of $100,000 and each November of the term of $75,000.

Loan No. 13 – The Dorchester at Forest Park – The borrower will deposit with lender on each payment date an amount equal to the monthly amount set forth in the approved annual budget for common charges. Although the property is a condominium, it is not operated as such and common charges are not currently required.

Loan No. 14 – Hilton Garden Inn Houston – The borrower will be required to make monthly deposits of $10,000 on the payment dates in April through September 2014, subject to a cap of $75,000 thereafter. Additionally, monthly collections of the FF&E reserve will begin on March 6, 2015.  The monthly FF&E reserve amount will be the greater of (i) 1/12 of 4.0% of annual gross revenue and (ii) the contractual amount required to be spent on FF&E per the franchise agreement.

Loan No. 29 – Port Columbus Executive Park – The borrower will be required to deposit an amount equal to $5,205 into the TI/LC reserve on each payment date after the TI/LC reserve fell below $124,922 and until the TI/LC reserve is $249,844.

Loan No. 40 – La Quinta Inn & Suites Loveland – The borrower will commence monthly deposits into the FF&E reserve account beginning on the monthly payment date that the FF&E reserve account balance is equal to or less than 2/12 of 4.0% of the annual gross revenue.  Additionally, following any disbursement from the seasonality reserve account, the borrower will deposit $5,000 on the first monthly payment date following such disbursement and thereafter, until the amount on deposit in the seasonality reserve account is at least $40,000.

Loan No. 43 – Colleyville Plaza – The borrower is required to deposit on each payment date an amount equal to $7,063 into the TI/LC reserve through and including January 5, 2016 and $2,825 thereafter.

Loan No. 48 – El Centro – Beginning on the payment date occurring in April 2016 and on each payment date thereafter, the borrower will be required to deposit an amount equal to $799 into the TI/LC reserve.

(26)	Certain of the mortgage loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.

Loan No. 16 – BJ’s Wholesale - Framingham – The borrower has provided a guaranty from the loan sponsor for payment of monthly tax reserves, monthly insurance reserves and monthly replacement reserves in lieu of monthly reserves.

(27)	Loan No. 13 – The Dorchester at Forest Park – Fred Wilpon and Saul Katz serve as secondary guarantors on a joint and several basis in the event that the primary guarantor, Sterling Properties

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of Missouri II, Inc., fails to fully pay costs and expenses as set forth in the guaranty within 30 days from the time demand is made by the lender following the acceleration of the loan.

(28)
With respect to the Mortgaged Properties identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this Free Writing Prospectus.

Loan No.	Mortgaged Property	Mortgaged Property Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Policy Expiration Date
1	One Kendall Square	$83,000,000	8.9%	$10,000,000	Yes	1/15/2024
12	JL Holdings-Burger King Portfolio-90	$26,900,000	2.9%	$20,000,000	Yes	3/4/2024(1)
13	The Dorchester at Forest Park	$24,963,673	2.7%	$5,000,000	Yes	1/31/2024
37	JL Group Holdings-Burger King Portfolio-9	$5,200,000	0.6%	$6,000,000	Yes	3/4/2024(1)

(1)	With a three year tail.

(29)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination U/W NOI Debt Yield
1	One Kendall Square	$83,000,000	$120,000,000	$203,000,000	1.34x	62.3%	9.2%
2	1760 Third Avenue	$75,000,000	$65,000,000	$140,000,000	1.67x	66.4%	7.9%
9	PennCap Portfolio	$33,700,000	$90,000,000	$123,700,000	1.40x	75.0%	10.7%
12	JL Holdings-Burger King Portfolio-90	$26,900,000	$22,900,000	$59,800,000(1)	1.95x(2)	41.8%(2)	16.4%(2)
22	McKinley Mall	$10,000,000	$28,000,000	$38,000,000	1.60x	67.3%	11.7%

(1)	Loan Combination also includes a $10,000,000 subordinate B-Note.
(2)	Calculated without regard to the $10,000,000 subordinate B-Note.

(30)	Split Loan Summary

Loan No.	Mortgage Loan	Senior Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Senior Loan U/W NCF DSCR	Loan Combination U/W NCF DSCR	Senior Loan Cut-off Date LTV	Loan Combination Cut-off Date LTV Ratio	Senior Loan U/W NOI Debt Yield	Loan Combination U/W NOI Debt Yield
12	JL Holdings-Burger King Portfolio-90	$49,800,000(1)	$10,000,000	$59,800,000	1.95x	1.53x	41.8%	50.2%	16.4%	13.6%
24	Moss-Bauer Apartments	$9,400,000	$600,000	$10,000,000	1.28x	1.14x	75.0%(2)	80.2%(2)	8.9%(2)	8.3%(2)

(1)	Includes a $22,900,000 pari passu companion loan.
(2)	Cut-off Date LTV Ratios and U/W NOI Debt Yields have been calculated net of a $700,000 holdback reserve.

(31)	Mezzanine Loan Summary

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
2	1760 Third Avenue	$75,000,000	8.1%	$20,000,000	9.9500%	2/5/2019	Yes	75.8%	1.28x	6.9%
4	WRS Retail Portfolio	$71,000,000	7.7%	$6,000,000	11.0000%	1/6/2024	Yes	73.3%	1.14x	8.8%
9	PennCap Portfolio	$33,700,000	3.6%	$14,900,000	12.0000%	1/6/2024	Yes	84.0%	1.15x	9.6%
10	GEM Hotel	$29,300,000	3.2%	$3,700,000	10.0000%	3/6/2019	Yes	73.8%	1.26x	9.1%

(1)
With respect to 1760 Third Avenue Mortgage Loan, LTV, DSCR and Debt Yield calculations include a $65,000,000 pari passu companion loan. With respect to the PennCap Portfolio Mortgage Loan, LTV, DSCR and Debt Yield calculations include a $90,000,000 pari passu companion loan.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(4)(5)
$1,500,000 -$9,999,999	26	$147,042,731	15.9%	5.1693%	114	1.66x	66.1%	52.6%
$10,000,000-$24,999,999	10	$150,719,709	16.3%	5.0456%	119	1.51x	66.9%	57.2%
$25,000,000-$39,999,999	4	$116,900,000	12.6%	5.0773%	104	1.53x	62.0%	52.2%
$40,000,000-$49,999,999	2	$93,115,802	10.0%	5.0946%	119	1.35x	70.2%	57.9%
$50,000,000-$59,999,999	1	$58,000,000	6.3%	4.6600%	120	1.28x	72.5%	58.9%
$60,000,000-$83,000,000	5	$361,686,572	39.0%	4.8946%	106	1.45x	65.4%	59.4%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48x	66.3%	56.9%

Type of Mortgaged Properties(1)(2)(3)(7)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Pads, Rooms, Beds or NRA	Cut-off Date Balance per # of Units, Pads, Rooms, Beds or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(4)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(4)(5)
Retail	123	$302,562,876	32.6%	2,490,000	$256	4.9683%	120	94.5%	1.54	x	61.9%	50.8%
Anchored(8)	119	$272,468,477	29.4%	2,324,105	$259	4.9597%	120	94.6%	1.51	x	62.0%	50.7%
Unanchored	4	$30,094,399	3.2%	165,895	$224	5.0469%	119	93.4%	1.76	x	60.4%	52.0%
Multifamily	13	$178,503,012	19.2%	2,256	$207,234	4.8122%	94	95.8%	1.52	x	68.1%	61.2%
Student Housing	2	$83,750,000	9.0%	930	$253,869	4.6531%	65	98.7%	1.65	x	67.3%	66.0%
Mid Rise	3	$39,240,000	4.2%	259	$288,301	4.8644%	120	94.3%	1.33	x	65.7%	57.7%
Garden	7	$30,549,340	3.3%	878	$36,667	4.8972%	121	93.4%	1.64	x	68.1%	52.1%
High Rise	1	$24,963,673	2.7%	189	$132,083	5.1600%	119	91.5%	1.27	x	74.5%	61.7%
Hospitality	10	$128,230,382	13.8%	1,210	$157,879	5.3160%	104	75.5%	1.63	x	65.2%	54.5%
Full Service	2	$65,750,000	7.1%	580	$113,597	5.5006%	120	69.4%	1.49	x	66.2%	55.4%
Limited Service	6	$52,507,867	5.7%	422	$234,127	5.0995%	86	83.1%	1.73	x	64.6%	53.9%
Extended Stay	2	$9,972,515	1.1%	208	$48,376	5.2386%	85	75.3%	2.01	x	62.0%	51.7%
Mixed Use	4	$103,331,775	11.1%	909,031	$287	4.8543%	119	93.1%	1.39	x	62.9%	55.7%
Office/Lab/Retail	1	$83,000,000	8.9%	610,110	$333	4.8200%	119	93.2%	1.34	x	62.3%	56.2%
Retail/Office	2	$11,444,970	1.2%	77,556	$150	5.0056%	120	94.5%	1.49	x	69.4%	57.1%
Industrial/Retail	1	$8,886,804	1.0%	221,365	$40	4.9800%	119	90.5%	1.70	x	60.4%	49.7%
Office	21	$95,448,960	10.3%	1,311,495	$154	5.0387%	119	88.4%	1.32	x	73.5%	61.7%
CBD	2	$61,215,802	6.6%	398,635	$180	4.7292%	119	85.4%	1.28	x	73.7%	61.1%
Suburban	17	$29,638,903	3.2%	867,609	$107	5.5920%	118	92.9%	1.38	x	74.1%	64.4%
Medical	2	$4,594,255	0.5%	45,251	$110	5.5925%	119	100.0%	1.49	x	66.6%	50.9%
Manufactured Housing Community	3	$85,186,572	9.2%	1,373	$62,145	4.9011%	118	93.6%	1.27	x	73.9%	66.8%
Industrial	21	$26,751,238	2.9%	999,518	$66	5.3652%	88	90.5%	1.57	x	70.7%	64.0%
Other(9)	2	$7,450,000	0.8%	27,533	$275	5.5860%	118	100.0%	1.30	x	67.6%	60.6%
Total/Weighted Average	197	$927,464,814	100.0%			4.9911%	112	91.2%	1.48	x	66.3%	56.9%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(7)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(4)(5)
New York	10	$222,820,000	24.0%	4.7324%	91	1.49	x	67.3%	60.3%
Massachusetts	2	$98,900,000	10.7%	4.7927%	119	1.37	x	61.9%	56.0%
Georgia	6	$90,154,953	9.7%	4.8417%	117	1.60	x	59.6%	50.2%
Colorado	3	$77,336,572	8.3%	4.9400%	118	1.29	x	73.9%	66.4%
North Carolina	10	$57,555,634	6.2%	5.5150%	110	1.32	x	70.4%	62.7%
Pennsylvania	34	$56,350,000	6.1%	5.3752%	119	1.45	x	72.7%	64.4%
Rhode Island	1	$48,115,802	5.2%	4.6500%	119	1.26	x	73.7%	60.0%
Connecticut	1	$45,000,000	4.9%	5.5700%	120	1.44	x	66.5%	55.7%
Texas	4	$35,727,236	3.9%	5.3864%	120	1.77	x	66.0%	51.3%
California	4	$35,250,000	3.8%	4.9947%	119	1.60	x	61.4%	53.1%
Southern(10)	3	$22,150,000	2.4%	4.9798%	119	1.76	x	54.1%	45.9%
Northern(10)	1	$13,100,000	1.4%	5.0200%	119	1.35	x	73.6%	65.2%
Missouri	5	$27,670,129	3.0%	5.2519%	119	1.32	x	71.2%	58.3%
Louisiana	58	$26,425,085	2.8%	4.9601%	120	1.71	x	53.6%	41.3%
Michigan	7	$25,444,255	2.7%	4.9633%	143	1.70	x	61.5%	35.8%
South Carolina	3	$23,450,000	2.5%	5.4763%	119	1.35	x	70.3%	61.2%
Florida	7	$14,229,573	1.5%	5.1497%	118	1.84	x	67.0%	53.4%
Illinois	2	$11,482,949	1.2%	4.9800%	119	1.70	x	60.4%	49.7%
Alabama	22	$7,060,122	0.8%	4.8999%	120	1.95	x	41.8%	25.3%
Ohio	3	$6,383,996	0.7%	5.1100%	118	1.29	x	70.9%	58.7%
Virginia	1	$5,480,965	0.6%	5.0900%	58	2.09	x	63.0%	56.3%
Tennessee	1	$5,260,000	0.6%	4.6400%	60	2.10	x	60.5%	53.5%
Arkansas	1	$3,045,390	0.3%	4.8100%	119	1.47	x	64.1%	52.4%
Mississippi	9	$2,684,358	0.3%	4.8999%	120	1.95	x	41.8%	25.3%
Kansas	3	$1,637,795	0.2%	6.1000%	120	1.80	x	40.9%	27.0%
Total/Weighted Average	197	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

Range of U/W NCF DSCRs(1)(2)(3)

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(4)(5)
1.25x-1.29x	6	$219,550,042	23.7%	4.8250%	119	1.26	x	73.8%	62.7%
1.30x-1.39x	8	$238,117,342	25.7%	5.1193%	119	1.33	x	66.4%	58.7%
1.40x-1.49x	7	$110,682,890	11.9%	5.4830%	112	1.43	x	70.6%	61.0%
1.50x-1.59x	5	$76,689,369	8.3%	4.9716%	97	1.55	x	65.7%	57.9%
1.60x-1.69x	4	$100,150,000	10.8%	4.6285%	77	1.66	x	66.1%	61.3%
1.70x-1.99x	15	$166,946,340	18.0%	4.9256%	121	1.82	x	53.9%	41.4%
2.00x-2.59x	3	$15,328,831	1.7%	5.0074%	77	2.24	x	62.6%	50.9%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

Range of Cut-off Date LTV Ratios(1)(2)(3)(5)(6)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD(4)
38.5%-59.9%	7	$121,100,000	13.1%	4.7582%	125	1.82	x	49.2%	35.5%
60.0%-64.9%	11	$170,898,721	18.4%	4.8887%	116	1.51	x	61.8%	53.6%
65.0%-69.9%	13	$297,199,575	32.0%	5.1297%	98	1.51	x	66.8%	60.2%
70.0%-74.9%	12	$275,179,018	29.7%	4.9121%	117	1.31	x	73.9%	62.7%
75.0%-75.2%	5	$63,087,500	6.8%	5.4072%	115	1.39	x	75.0%	65.9%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

A-2-2

Range of LTV Ratios at Maturity or ARD(1)(2)(3)(4)(5)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(6)	LTV Ratio at Maturity or ARD
0.3% -0.5%	2	$10,000,000	1.1%	4.4990%	180	1.81	x	45.5%	0.4%
25.3%-49.9%	8	$131,662,367	14.2%	4.8695%	120	1.84	x	51.9%	39.5%
50.0%-59.9%	19	$319,969,925	34.5%	4.9823%	117	1.45	x	65.4%	55.7%
60.0%-69.9%	16	$443,895,022	47.9%	5.0386%	105	1.40	x	71.2%	63.5%
70.0%-72.3%	3	$21,937,500	2.4%	5.1142%	85	1.36	x	74.9%	70.9%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

Range of Mortgage Rates(1)(2)(3)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(4)(5)
4.4990%-4.9999%	24	$596,944,732	64.4%	4.7409%	109	1.49	x	65.1%	56.2%
5.0000%-5.2499%	6	$72,478,633	7.8%	5.0805%	114	1.48	x	68.1%	57.9%
5.2500%-5.9999%	17	$252,841,449	27.3%	5.5335%	117	1.47	x	69.1%	58.8%
6.0000%-6.1000%	1	$5,200,000	0.6%	6.1000%	120	1.80	x	40.9%	27.0%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)
58 - 60	6	$127,578,465	13.8%	4.7026%	59	1.65	x	66.6%	64.5%
112 - 120	40	$789,886,349	85.2%	5.0440%	119	1.45	x	66.5%	56.4%
180 - 180	2	$10,000,000	1.1%	4.4990%	180	1.81	x	45.5%	0.4%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

Original Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)
60	6	$127,578,465	13.8%	4.7026%	59	1.65	x	66.6%	64.5%
120	40	$789,886,349	85.2%	5.0440%	119	1.45	x	66.5%	56.4%
180	2	$10,000,000	1.1%	4.4990%	180	1.81	x	45.5%	0.4%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

A-2-3

Range of U/W NOI Debt Yields(1)(2)(3)(6)

				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(4)(5)
7.9% -9.9%	16	$539,884,523	58.2%	4.9141%	111	1.36	x	69.2%	61.3%
10.0%-12.4%	16	$271,771,639	29.3%	5.0913%	110	1.55	x	65.8%	56.3%
12.5%-14.9%	7	$47,888,270	5.2%	5.2019%	119	1.81	x	59.4%	49.1%
15.0%-19.9%	8	$63,332,515	6.8%	5.0336%	119	1.93	x	48.9%	29.4%
20.0%-23.0%	1	$4,587,867	0.5%	5.3300%	119	2.59	x	64.6%	41.4%
Total/Weighted Average	48	$927,464,814	100.0%	4.9911%	112	1.48	x	66.3%	56.9%

A-2-4

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period. In the case of the JL Holdings-Burger King Portfolio-90 Mortgage Loan,  which amortizes based on a non-standard amortization schedule attached to this Prospectus Supplement as Annex H, the U/W NCF DSCR was calculated using an Annual Debt Service equal to the sum of the first twelve (12) amortizing payments.  However, certain partial prepayments with respect to the JL Holdings-Burger King Portfolio-90 Loan Combination will result in the JL Holdings-Burger King Portfolio-90 Mortgage Loan being re-amortized.

2)
With respect to the One Kendall Square Mortgage Loan, the 1760 Third Avenue Mortgage Loan, the PennCap Portfolio Mortgage Loan, the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the McKinley Mall Mortgage Loan, the loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms, Beds or NRA calculations include all related pari passu companion loans.

3)
With respect to the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the Moss-Bauer Apartments Mortgage Loan, loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms, Beds or NRA calculations exclude the related subordinate companion loan.

4)	For the ARD Loan, the original term to maturity and remaining term to maturity are through, and the LTV Ratio at Maturity or ARD is as of, the related Anticipated Repayment Date.

5)	With respect to the Greenway Mortgage Loan, the loan-to-value ratios have been calculated based on an “As Stabilized” appraised value of $7.3 million.

6)
In the case of the Moss-Bauer Apartments Mortgage Loan, the Cut-off Date LTV Ratio and U/W NOI Debt Yield for such mortgage loan has been calculated based on the Cut-off Date principal balance net of a $700,000 holdback reserve.  The Cut-off Date LTV Ratio and U/W NOI Debt Yield for such mortgage loan including the holdback reserve are 81.0% and 8.3%, respectively.

7)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

8)	Includes single tenant, shadow anchored and anchored properties.

9)	Includes two leased fee properties.

10)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

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ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	$69,565,000.00	May 2017	$69,565,000.00	July 2020	$49,860,494.00
April 2014	$69,565,000.00	June 2017	$69,565,000.00	August 2020	$48,635,333.97
May 2014	$69,565,000.00	July 2017	$69,565,000.00	September 2020	$47,404,883.63
June 2014	$69,565,000.00	August 2017	$69,565,000.00	October 2020	$46,066,252.08
July 2014	$69,565,000.00	September 2017	$69,565,000.00	November 2020	$44,824,703.32
August 2014	$69,565,000.00	October 2017	$69,565,000.00	December 2020	$43,475,284.69
September 2014	$69,565,000.00	November 2017	$69,565,000.00	January 2021	$42,222,542.39
October 2014	$69,565,000.00	December 2017	$69,565,000.00	February 2021	$40,964,389.90
November 2014	$69,565,000.00	January 2018	$69,565,000.00	March 2021	$39,394,892.51
December 2014	$69,565,000.00	February 2018	$69,565,000.00	April 2021	$38,124,514.48
January 2015	$69,565,000.00	March 2018	$69,565,000.00	May 2021	$36,747,075.28
February 2015	$69,565,000.00	April 2018	$69,565,000.00	June 2021	$35,465,256.55
March 2015	$69,565,000.00	May 2018	$69,565,000.00	July 2021	$34,076,697.58
April 2015	$69,565,000.00	June 2018	$69,565,000.00	August 2021	$32,783,340.09
May 2015	$69,565,000.00	July 2018	$69,565,000.00	September 2021	$31,484,395.85
June 2015	$69,565,000.00	August 2018	$69,565,000.00	October 2021	$30,079,191.76
July 2015	$69,565,000.00	September 2018	$69,565,000.00	November 2021	$28,768,561.97
August 2015	$69,565,000.00	October 2018	$69,565,000.00	December 2021	$27,352,000.10
September 2015	$69,565,000.00	November 2018	$69,565,000.00	January 2022	$26,029,584.57
October 2015	$69,565,000.00	December 2018	$69,565,000.00	February 2022	$24,701,455.96
November 2015	$69,565,000.00	January 2019	$69,565,000.00	March 2022	$23,068,479.54
December 2015	$69,565,000.00	February 2019	$69,565,000.00	April 2022	$21,727,545.19
January 2016	$69,565,000.00	March 2019	$69,564,557.59	May 2022	$20,281,528.79
February 2016	$69,565,000.00	April 2019	$68,424,497.61	June 2022	$18,928,548.81
March 2016	$69,565,000.00	May 2019	$67,173,720.68	July 2022	$17,470,824.68
April 2016	$69,565,000.00	June 2019	$66,023,336.74	August 2022	$16,105,695.79
May 2016	$69,565,000.00	July 2019	$64,762,525.48	September 2022	$14,734,668.07
June 2016	$69,565,000.00	August 2019	$63,601,729.15	October 2022	$13,259,402.44
July 2016	$69,565,000.00	September 2019	$62,435,922.17	November 2022	$11,876,071.07
August 2016	$69,565,000.00	October 2019	$61,160,120.56	December 2022	$10,388,846.89
September 2016	$69,565,000.00	November 2019	$59,983,769.07	January 2023	$8,993,106.35
October 2016	$69,565,000.00	December 2019	$58,697,718.76	February 2023	$7,591,333.85
November 2016	$69,565,000.00	January 2020	$57,510,732.42	March 2023	$5,891,551.10
December 2016	$69,565,000.00	February 2020	$56,318,621.67	April 2023	$4,476,362.04
January 2017	$69,565,000.00	March 2020	$54,913,144.15	May 2023	$2,958,173.73
February 2017	$69,565,000.00	April 2020	$53,709,809.38	June 2023	$1,530,302.22
March 2017	$69,565,000.00	May 2020	$52,397,532.73	July 2023	$0.00
April 2017	$69,565,000.00	June 2020	$51,183,331.89

A-3-1

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ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Office/Lab/Retail
Sponsor:	DivcoWest Fund IV REIT, LP			Collateral:	Fee Simple
Borrower:	DWF IV One Kendall, LLC			Location:	Cambridge, MA
Original Balance(1):	$83,000,000			Year Built / Renovated:	1887-1994 / 1986, 2007-2013
Cut-off Date Balance(1):	$83,000,000			Total Sq. Ft.:	610,110
% by Initial UPB:	8.9%			Property Management:	Divco West Real Estate Services, Inc.
Interest Rate:	4.8200%			Underwritten NOI(5):	$18,714,340
Payment Date:	6th of each month			Underwritten NCF:	$17,154,662
First Payment Date:	March 6, 2014			Appraised Value:	$325,600,000
Maturity Date:	February 6, 2024			Appraisal Date:	December 9, 2013
Amortization:	Interest only for first 48 months; 360
	months thereafter			Historical NOI(5)
Additional Debt(1):	$120,000,000 Pari Passu Debt;			Most Recent NOI:	$13,501,810 (T-12 November 30, 2013)
	Future Mezzanine Debt Permitted			2012 NOI:	$12,593,841 (December 31, 2012)
Call Protection:	L(25), D(91), O(4)			2011 NOI:	$10,443,482 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$7,880,812 (December 31, 2010)

Reserves(2)				Historical Occupancy
	Initial		Monthly	Current Occupancy(6):	93.2% (November 23, 2013)
Taxes:	$1,103,422		$275,856	2012 Occupancy:	86.7% (December 31, 2012)
Insurance:	$0		Springing	2011 Occupancy:	82.9% (December 31, 2011)
Replacement:	$0		$12,711	2010 Occupancy:	73.9% (December 31, 2010)
TI/LC:	$5,137,394		$169,814	(1)	The Original Balance and Cut-off Date Balance of $83.0 million represent the non-controlling Note A-2 of the $203.0 million One Kendall Square Loan Combination evidenced by two pari passu notes. The pari passu companion loan is comprised of the controlling Note A-1, with an original principal balance of $120.0 million. For additional information on the pari passu companion loan, see “The Loan” herein. For additional information on permitted future indebtedness, see “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
Free Rent:	$673,135		NAP
Required Repairs:	$114,713		NAP
Lease Sweep:	$0		Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:		$333
Balloon Balance / Sq. Ft.:		$300		(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date LTV:		62.3%		(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate One Kendall Square Loan Combination.
Balloon LTV:		56.2%
Underwritten NOI DSCR(4):		1.46x		(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.73x, respectively.
Underwritten NCF DSCR(4):		1.34x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		8.5%		(5)	The increase in Underwritten NOI over Historical NOI is due primarily to recent leasing by Akamai Technologies and M.I.T., which have leases that commence in September 2013 and March 2014, respectively, and contribute approximately $3.7 million in underwritten base rent.
Underwritten NOI Debt Yield at Balloon:		10.2%
Underwritten NCF Debt Yield at Balloon:		9.4%

				(6)	Current Occupancy includes Akamai Technologies (51,693 sq. ft., 8.5% of NRA), M.I.T. (22,506 sq. ft., 3.7% of NRA) and a 3,617 sq. ft. portion of Merrimack, all of which have signed leases but are not yet occupying their space.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

Tenant Summary
Tenant	Type of Space	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Merrimack(1)	Lab/Office	NR/NR/NR	121,704	19.9%	$40.93	22.4%	6/30/2019
Akamai Technologies(2)	Office	NR/NR/NR	51,693	8.5%	$49.00	11.4%	12/31/2019
Nine Point Medical(3)	Lab	NR/NR/NR	31,916	5.2%	$42.24	6.1%	12/31/2016
InVivo(4)	Lab/Office	NR/NR/NR	26,150	4.3%	$43.80	5.1%	10/31/2018
Abcam Limited(5)	Office	NR/NR/NR	22,925	3.8%	$34.25	3.5%	12/31/2016
Total Major Tenants			254,388	41.7%	$42.43	48.5%
Remaining Tenants			314,027	51.5%	$36.53	51.5%
Total Occupied Collateral			568,415	93.2%	$39.17	100.0%
Vacant			41,695	6.8%
Total			610,110	100.0%

(1)
The 121,704 total Net Rentable Area (Sq. Ft.) for Merrimack includes a 3,617 sq. ft. lease for a space that has not yet been completed. Merrimack is paying full rent on the space and build out is estimated to be complete in early 2014.  Merrimack has either (i) one five-year renewal option at market rent upon written notice given no later than March 31, 2018, or (ii) one one-year renewal option at market rent upon written notice given no later than December 31, 2016.

(2)
Akamai Technologies is estimated to take occupancy of its space in April 2014 and will commence paying base rent on April 19, 2014. At closing, $652,323 was reserved, representing three months of rent abatements due to Akamai Technologies under its lease. In addition, Akamai Technologies has two five-year renewal options at market rent upon written notice given on or before 15 months prior to the expiration of the then-existing lease term.

(3)	Nine Point Medical has one two-year renewal option at 95% of market rent upon nine months prior written notice.
(4)	InVivo has one five-year renewal option at market rent with 14 months prior written notice.
(5)	Abcam Limited has one three-year renewal option at the greater of market rent or the prior year’s rent with nine months prior written notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	33	57,465	9.4%	57,465	9.4%	$34.55	8.9%	8.9%
2015	17	96,027	15.7%	153,492	25.2%	$40.71	17.6%	26.5%
2016	24	100,765	16.5%	254,257	41.7%	$39.12	17.7%	44.2%
2017	7	30,351	5.0%	284,608	46.6%	$41.12	5.6%	49.8%
2018	7	40,902	6.7%	325,510	53.4%	$41.66	7.7%	57.4%
2019	29	195,165	32.0%	520,675	85.3%	$41.82	36.7%	94.1%
2020	1	22,506	3.7%	543,181	89.0%	$50.00	5.1%	99.1%
2021	0	0	0.0%	543,181	89.0%	$0.00	0.0%	99.1%
2022	4	10,170	1.7%	553,351	90.7%	$18.72	0.9%	100.0%
2023	0	0	0.0%	553,351	90.7%	$0.00	0.0%	100.0%
2024	0	0	0.0%	553,351	90.7%	$0.00	0.0%	100.0%
Thereafter	7	15,064	2.5%	568,415	93.2%	$0.00	0.0%	100.0%
Vacant	NAP	41,695	6.8%	610,110	100.0%	NAP	NAP
Total / Wtd. Avg.	129	610,110	100.0%			$39.17	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

The Loan.    The One Kendall Square loan (the “One Kendall Square Loan”) consists of the non-controlling Note A-2 in the original principal amount of $83.0 million of a fixed rate loan in the aggregate principal amount of $203.0 million (the “One Kendall Square Loan Combination”). The One Kendall Square Loan Combination is secured by the borrower’s fee simple interest in a seven building, Class A mixed use campus containing 610,110 sq. ft. located at One Kendall Square in Cambridge, Massachusetts (the “One Kendall Square Property”). The $203.0 million One Kendall Square Loan Combination is evidenced by two pari passu notes. Only the non-controlling Note A-2, with an original principal balance of $83.0 million, will be included in the COMM 2014-LC15 mortgage trust. The controlling Note A-1, with an original principal balance of $120.0 million, is being contributed to the COMM 2014-UBS2 mortgage trust, which is expected to close at the end of March. The One Kendall Square Loan Combination has a 10-year term and amortizes on a 360-month schedule, after an initial four-year interest only period.

The One Kendall Square Loan accrues interest at a fixed rate equal to 4.8200% and has a cut-off date balance of $83.0 million. Proceeds of the One Kendall Square Loan Combination, along with approximately $114.7 million of sponsor equity, was used to purchase the One Kendall Square Property for approximately $310.0 million, fund upfront reserves of approximately $7.0 million and pay closing costs of approximately $0.7 million. Based on the appraised value of $325.6 million as of December 9, 2013, the cut-off date LTV ratio of the One Kendall Square Loan Combination is 62.3%. The most recent prior financing of the One Kendall Square Property was included in the COMM 2011-FL1 mortgage trust.

The relationship between the holders of Note A-1 and Note A-2 is governed by a co-lender agreement which is described under “Description of the Mortgage Pool―Loan Combinations―The One Kendall Square Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$120,000,000	GACC(1)	Yes
Note A-2	$83,000,000	$83,000,000	COMM 2014-LC15	No
Total	$203,000,000	$203,000,000
(1)	Note A-1 is being contributed to the COMM 2014-UBS2 transaction, which is expected to close at the end of March.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$203,000,000	63.9%	Purchase Price	$310,000,000	97.6%
Sponsor Equity	$114,693,263	36.1%	Reserves	$7,028,664	2.2%
			Closing Costs	$664,599	0.2%
Total Sources	$317,693,263	100.0%	Total Uses	$317,693,263	100.0%

The Borrower / Sponsor.    The borrower, DWF IV One Kendall, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is DivcoWest Fund IV REIT, LP. The sponsor did not sign the environmental indemnity, but provided an environmental insurance policy. See “Risk Factors―Risks Related to the Mortgage Loans―Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the Prospectus Supplement.

DivcoWest Fund IV REIT, LP is a subsidiary of DivcoWest, which is a privately-owned real estate investment firm that was founded in 1993 with offices in San Francisco and Boston.  DivcoWest has acquired more than 30.0 million sq. ft. of commercial space throughout the United States, and offers a range of services including asset and property management. DivcoWest’s technology focused office portfolio consists of assets in Silicon Valley and Austin, Texas, as well as approximately 10 properties located in Massachusetts. DivcoWest and its affiliates manage over $2.5 billion of equity for major pension funds, sovereign wealth funds, endowments and high net worth individuals.

The Property.  The One Kendall Square Property consists of seven, three- to five-story Class A office, lab and retail buildings totaling 610,110 sq. ft., located south of Binney Street in Cambridge, Massachusetts. The One Kendall Square Property is part of a mixed-use campus, which totals approximately 669,000 sq. ft. and includes multiple buildings owned by the sponsor located north of Binney Street. These buildings are not part of the One Kendall Square Property collateral and include a 25,800 sq. ft. nine-screen movie theater, 33,272 sq. ft. of office and lab space and a parking garage with 1,574 parking spaces. There is a parking and access easement that allows tenants of the One Kendall Square Property to use the parking garage.

The One Kendall Square Property was constructed in phases from 1887 to 1994. The One Kendall Square Property was originally renovated in 1986 and from 2007 to 2013 the full campus underwent an approximately $74.0 million renovation ($111 PSF based on total campus square feet). Renovations consisted of a complete campus revitalization project, including HVAC and common area renovations along with base building upgrades. Approximately $36.0 million of the total renovation was spent upgrading laboratory space, including the creation of the incubator lab space which is useful for smaller biotech companies. Of the total renovation, approximately $45.1 million ($74 PSF) was spent on the seven buildings which comprise the One Kendall Square Property.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

As of November 23, 2013 the One Kendall Square Property is 93.2% leased to 64 tenants.  The majority of the One Kendall Square Property is built out as lab space, which encompasses 51.6% of the NRA (56.1% including incubator lab space). Of the 64 tenants, the largest industry concentration is within the lab sector, which makes up approximately 55.0% of the leased area and includes two of the largest tenants, Merrimack and Nine Point Medical. Since the beginning of 2013, approximately 31.2% of the NRA at the One Kendall Square Property was signed to a new or renewing tenant. The subsequent chart summarizes the various types of space at the One Kendall Square Property:

Unit Breakdown(1)
Type of Space	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	% Occupied	Annual U/W Base Rent PSF(2)	% of Total U/W Base Rent	Market Rent PSF(3)
Lab(4)	342,287	56.1%	89.9%	$43.25	59.8%	$38.00 - $54.00
Office	201,834	33.1%	98.0%	$40.05	35.6%	$45.00 - $52.00
Retail	38,388	6.3%	100.0%	$23.97	4.1%	$22.00 - $31.00
Storage and Miscellaneous	27,601	4.5%	88.5%	$5.11(5)	0.5%	$12.00
Total / Wtd. Avg.	610,110	100.0%	93.2%	$39.17	100.0%	$38.13 - $49.99

(1)	Based on the underwritten rent roll.
(2)	Based on occupied sq. ft.
(3)	Source: Appraisal
(4)	Includes lab and incubator lab space.
(5)	Excludes 2,985 sq. ft. of miscellaneous space that does not pay rent.

Environmental Matters. The Phase I environmental report dated January 3, 2014 recommended no further action at the One Kendall Square Property, other than the continued implementation of the asbestos operation and maintenance plan.

Major Tenants.

Merrimack (121,704 sq. ft., 19.9% of NRA, 22.4% of U/W Base Rent). Merrimack Pharmaceuticals, Inc. (“Merrimack”) is headquartered at the One Kendall Square Property and is a biopharmaceutical company that develops and commercializes innovative medicines paired with companion diagnostics for the treatment of serious diseases, with an initial focus on cancer. Merrimack provides patients, physicians and the healthcare system with the medicines, tools and information on the diagnosis and treatment of illness through a precise mechanistic understanding of disease. At the One Kendall Square Property, Merrimack consists mostly of lab space, with approximately 10,600 sq. ft. of office space and approximately 3,100 sq. ft. of storage space.

Merrimack has been leasing space at the One Kendall Square Property since 2006 when it occupied 31,747 sq. ft. and has since expanded multiple times to its current 121,704 sq. ft. of leased space. This includes a lease for 3,617 sq. ft. which Merrimack began in November 2013. Merrimack is not yet in occupancy of this space but is paying full rent.  Merrimack is estimated to begin build out on this space in early 2014. Merrimack’s lease expires June 30, 2019 with either (i) one five-year renewal option at market rent upon written notice given no later than March 31, 2018 or (ii) one one-year renewal option at market rent upon written notice given no later than December 31, 2016.

Akamai Technologies (51,693 sq. ft., 8.5% of NRA, 11.4% of U/W Base Rent). Akamai Technologies (“Akamai”) (NASDAQ: AKAM) is a leading provider of cloud services, which allows users to share secured data on multiple devices. Founded in 1998, Akamai helps enterprises accelerate innovation by removing the complexities of technology so companies can focus on driving business forward. With over 137,000 servers in 87 countries, Akamai’s network is one of the world’s largest distributed-computing platforms and is responsible for serving 15% to 30% of all web traffic. Akamai has over 3,400 employees and had year-end 2013 revenues of approximately $1.6 billion.  Akamai is headquartered at 8 Cambridge Center, which is located adjacent to the One Kendall Square Property. Akamai uses the One Kendall Square Property for office space.

Akamai signed its lease at the One Kendall Square Property in September 2013, and is estimated to take occupancy of its space in April 2014, with rent commencing on April 19, 2014. At closing, $652,323 was reserved for all outstanding rent abatements due to Akamai under its lease. Akamai has two five-year renewal options at market rent upon written notice given on or before 15 months prior to the expiration of the then-existing lease term.

Nine Point Medical (31,916 sq. ft., 5.2% of NRA, 6.1% of U/W Base Rent). Nine Point Medical (“Nine Point”) is headquartered at the One Kendall Square Property and is positioned to improve patient care through the development of medical devices that enable high-resolution in-vivo imaging. Utilizing advanced optical technologies, Nine Point enables physicians and pathologists to visualize disease in real time and eventually treat patients during the same procedure. Applications of Nine Point’s technology include gastroenterology, pulmonary medicine, breast cancer, gynecology, urology, and ENT and plans to gradually incorporate therapeutic devices. Nine Point uses the One Kendall Square Property for lab space, with one basement storage space.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

Nine Point has been a tenant at the One Kendall Square Property since December 2010 and expanded its space in January 2013. Nine Point has one two-year renewal option at 95% of market rent upon nine months prior written notice.

The Market.     The One Kendall Square Property is located in the Kendall Square area of East Cambridge, Massachusetts, which is part of the Greater Boston metropolitan area. Within the United States, the largest distribution of biotechnology companies is located in Massachusetts. This is largely due to the presence of the Massachusetts Institute of Technology (“M.I.T.”) and Harvard University, as well as some of the country’s leading hospitals located within the Massachusetts General Complex or Longwood Medical Area. The Kendall Square area consists primarily of office buildings, research and development facilities, and some industrial uses throughout the area. In many of the neighborhood office buildings, retail uses occupy the first floor. The One Kendall Square Property is surrounded by major institutional, research facilities and corporate biotech users which include the M.I.T. Stata Center, the M.I.T. Brain & Cognitive Science Project, The Whitehead Institute for Biomedical Research, Draper Laboratories and two lab facilities for Biogen. In addition, the One Kendall Square Property is proximate to multiple transportation lines, including the Massachusetts Bay Transportation Authority (MBTA) Red Line subway, which services Harvard University, M.I.T., Massachusetts General Hospital, Boston’s Financial District and South Station. Within a three-mile radius of the One Kendall Square Property, the 2013 population was 467,490 with an average household income of $91,120.

The Cambridge office and laboratory market consists of three submarkets: West Cambridge, Mid Cambridge and East Cambridge. The One Kendall Square Property is located in the East Cambridge submarket, which has a wide variety of industries such as high-tech, bio-tech, financial services, retail services, manufacturing and healthcare. The office submarket accounts for approximately 59.0% of total market inventory.  As of Q3 2013, the overall Cambridge office market reflects a vacancy rate of 6.5%, with 11.1 million sq. ft. of inventory. The East Cambridge submarket has a total office inventory of approximately 7.3 million sq. ft. with a vacancy rate of 5.9% and average asking rent of $48.83 PSF gross. The subsequent chart presents some comparable office leases:

Comparable Office Rentals(1)
Name	One Kendall Square Property	5 Cambridge Center	4 Cambridge Center	101 Main Street	1 Cambridge Center	One Main Street
Distance from Subject	NAP	0.4 miles	0.3 miles	0.6 miles	0.4 miles	0.7 miles
Building Sq. Ft.(2)	201,834	237,752	198,295	341,830	215,385	305,589
Year Built / Renovated	1887-1994 / 1986, 2007-2013	1981	1986	1983	1987	1986
Tenant Name	Comparable Leases	Mass Eye Research	The Frankel Group	Matrix Partners	Johnson & Johnson	Schneider Electric
Size (Sq. Ft.)(3)	6,116	1,465	4,302	11,567	9,121	7,639
Rent PSF(4)	$40.05	$62.00	$58.00	$55.00	$58.00	$53.00
(1)	Source: Appraisal
(2)	Building Sq. Ft. for the One Kendall Square Property represents total office space per the November 23, 2013 rent roll.
(3)	Size (Sq. Ft.) for the One Kendall Square Property represents the average size of office space per the November 23, 2013 rent roll.
(4)	Rent PSF for the One Kendall Square Property represents the average rent for occupied office space per the November 23, 2013 rent roll.

Barriers to entry are formidable in the East Cambridge laboratory submarket. East Cambridge has little available land currently zoned for lab use. The approval process for lab space is long and includes significant community input, so it is typical for lab tenants to renovate existing structures to suit their needs.  In addition, the One Kendall Square Property offers contiguous and Class A lab space where the majority of lab space in East Cambridge represents inferior Class B space or non-contiguous space. The East Cambridge submarket also has a total lab space inventory of approximately 8.1 million sq. ft. with a vacancy rate of 7.0% and average asking rent of $52.12 PSF NNN.

The subsequent chart presents some comparable lab space leases:

Comparable Lab Rentals(1)
Name	One Kendall Square Property	400 Technology Square	400 Technology Square	790 Memorial Drive	320 Bent Street	320 Bent Street
Distance from Subject	NAP	0.2 miles	0.2 miles	2.1 miles	0.3 miles	0.3 miles
Building Sq. Ft.(2)	342,287	213,000	213,000	47,874	184,445	184,445
Year Built / Renovated	1887-1994 / 1986, 2007-2013	1966/1999	1966/1999	2001	2000	2000
Tenant Name	Comparable Leases	Aramco Services	Warp Drive	Infinity Pharma	Momento Pharma	Idenix Pharma
Unit Size (Sq. Ft.)(3)	6,339	32,403	21,621	15,783	104,678	46,418
Rent PSF(4)	$43.25	$56.00	$59.25	$62.00	$58.00	$48.26
(1)	Source: Appraisal
(2)	Building Sq. Ft. for the One Kendall Square Property represents total lab and incubator lab space per the November 23, 2013 rent roll.
(3)	Size (Sq. Ft.) for the One Kendall Square Property represents the average size of lab space per the November 23, 2013 rent roll.
(4)	Rent PSF for the One Kendall Square Property represents the average rent for occupied lab space per the November 23, 2013 rent roll.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

The appraiser concluded market rent for the One Kendall Square Property to be $38.00 to $54.00 PSF NNN for lab space tenants, $45.00 to $52.00 PSF gross for office tenants, $22.00 to $31.00 PSF NNN for ground floor retail tenants and $12.00 PSF gross for storage space.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 11/30/2013	U/W	U/W PSF
Base Rent(1)	$12,967,983	$14,845,894	$17,298,314	$18,482,225	$22,828,190	$37.42
Value of Vacant Space	0	0	0	0	2,309,888	3.79
Gross Potential Rent	$12,967,983	$14,845,894	$17,298,314	$18,482,225	$25,138,078	$41.20
Total Recoveries	3,494,275	5,389,436	5,573,452	6,124,526	6,491,507	10.64
Total Other Income	110,516	93,776	18,482	150,139	105,965	0.17
Less: Vacancy(2)	0	0	0	0	(2,309,888)	(3.79)
Effective Gross Income	$16,572,774	$20,329,107	$22,890,248	$24,756,891	$29,425,662	$48.23
Total Operating Expenses	8,691,962	9,885,624	10,296,408	11,255,081	10,711,322	17.56
Net Operating Income(3)	$7,880,812	$10,443,482	$12,593,841	$13,501,810	$18,714,340	$30.67
TI/LC	0	0	0	0	1,407,150	2.31
Capital Expenditures	0	0	0	0	152,528	0.25
Net Cash Flow	$7,880,812	$10,443,482	$12,593,841	$13,501,810	$17,154,662	$28.12

(1)	U/W Base Rent includes $563,123 in contractual step rent through December 2014.
(2)
U/W Vacancy represents 7.3% of gross income compared to office market and submarket vacancy rates of 6.5% and 5.9%, respectively and lab market and submarket vacancy rates of 7.2% and 7.0%, respectively. U/W Vacancy represents vacant space grossed up at $55.40 PSF based on recent leasing.

(3)
The increase in U/W Net Operating Income over historical Net Operating Income is primarily due to recent leasing by Akamai Technologies and M.I.T., which have leases that commence in September 2013 and March 2014, respectively, and contribute approximately $3.7 million in underwritten base rent.

Property Management.    The One Kendall Square Property is managed by Divco West Real Estate Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The One Kendall Square Loan Combination is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the One Kendall Square Loan Combination documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the DSCR falls below 1.15x as of the last day of any calendar quarter, (iii) the occurrence of a Lease Sweep Period (as defined herein) or (iv) a new mezzanine loan is outstanding, until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the DSCR is at least 1.20x for two consecutive quarters, (c) with respect to clause (iii), the Lease Sweep Period is no longer continuing and (d) with respect to clause (iv), the mezzanine loan is no longer outstanding.

A “Lease Sweep Period” will commence upon the first to occur of (i) the date that is 12 months prior to the earliest stated expiration date (including the stated expiration of any renewal term) of a Lease Sweep Lease (as defined herein) or the final date required under a Lease Sweep Lease by which the tenant is required to give notice to exercise its renewal option, (ii) the date that a Lease Sweep Lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease goes dark or (iv) upon a default or insolvency proceeding under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Akamai lease, (ii) the Merrimack lease, (iii) any Akamai or Merrimack replacement tenant lease, which, either individually or when combined with any other lease of the same tenant or its affiliates, demises 50,000 or more rentable sq. ft. at the One Kendall Square Property or (iv) any Akamai or Merrimack replacement tenant lease that expires within the same 12-month period, and when aggregated together demise at least 35,000 or more net rentable sq. ft.

Initial Reserves.    At closing, the borrower deposited (i) $1,103,422 into a tax reserve account, (ii) $5,137,394 into the TI/LC reserve account for approved leasing expenses, (iii) $673,135 into a free rent reserve account and (iv) $114,713 into the required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $275,856 into a tax reserve account, (ii) $12,711 into a capital expenditure account and (iii) $169,814  into a TI/LC reserve account, subject to a reserve cap of $7.0 million on or prior to December 31, 2019 and a cap of $5.0 million on or after January 1, 2020. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

insurance reserve account if an acceptable blanket insurance policy is no longer in place. During a Lease Sweep Period, all excess cash will be deposited into the lease sweep reserve, subject to a reserve cap of $55.00 PSF based on the aggregate rentable square feet of the Lease Sweep Lease that caused the Lease Sweep Period to spring into effect.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Mezzanine debt is permitted solely in connection with a transfer and assumption of the One Kendall Square Loan Combination, provided, among other things per the One Kendall Square Loan Combination documents, (i) the combined LTV is less than or equal to 62.3%, (ii) the combined DSCR is greater than or equal to 1.29x, (iii) the combined debt yield is not less than 8.0% and (iv) is subject to an intercreditor agreement. The sponsor of the borrower or an affiliate may be the mezzanine lender of such permitted mezzanine loan.

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

One Kendall Square Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 One Kendall Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 62.3% 1.34x 9.2%

CARTIFACT
One Kendall Square
One Kendall Square
Cambridge, MA 02139
EAST CAMBRIDGE
Cambridge
CHARLES RIVER
LONGFELLOW BRIDGE
Massachusetts Institute of Technology
Donnelly Park
John & Ahern Field
Broad Institute
95 Fulkerson Street
Cancer Research Technology
320 Bent Street
Cambridge Police Dept
AT&T Fiberoptic Cable Terminal
Verizon Central Office
Archstone Kendall Square Apartments
150 Cambridge Street
2 Canal Park
1 Canal Park
Davenport Building
Lechmere (MBTA)
Lechmere Canal
CambridgeSide Galleria Mall
Hotel Marlowe
Petco
222 3rd Street
67 Rogers Street
IBM Research
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Esplanade
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Genzyme's Corporate HQ
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One Broadway
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201 Broadway
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4 Cambridge Center
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3 Cambridge Center
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400 Technology Square
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OTIS ST
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CHARLES ST
ROGERS ST
BINNEY ST
BROADWAY
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CARDINAL MEDEIROS AVE
VASSAR ST
MEMORIAL DR
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COMMERCIAL AVE
EDWIN H LAND BLVD
CAMBRIDGE PKWY
3RD ST
2ND ST
1ST ST
6TH ST
5TH ST
3
Somerville
Cambridge
EAST CAMBRIDGE
Massachusetts Institute of Technology
Boston
NORTH END
BEACON HILL
FINANCIAL DISTRICT
Boston Harbor
LOGAN INTERNATIONAL AIRPORT
BACK BAY
CHINATOWN
SEAPORT DISTRICT
Fenway Stadium
Prudential Center
SOUTH END
Convention Center
SOUTH BOSTON
Northeastern University
Charles River

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Student Housing Multifamily
Sponsor:	The Chetrit Group		Collateral:	Fee Simple
Borrower:	1760 Third Owner LLC		Location:	New York, NY
Original Balance(1):	$75,000,000		Year Built / Renovated:	1973 / 2007- 2008
Cut-off Date Balance(1):	$75,000,000		Total Units / Beds(5):	498 / 1,085
% by Initial UPB:	8.1%		Property Management:	Self-managed
Interest Rate:	4.5786%		Underwritten NOI(6):	$11,039,848
Payment Date:	5th of each month		Underwritten NCF(6):	$10,877,098
First Payment Date:	March 5, 2014		Appraised Value:	$211,000,000
Maturity Date:	February 5, 2019		Appraisal Date:	December 11, 2013
Amortization:	Interest Only
Additional Debt(1)(2):	$65,000,000 Pari Passu Debt;		Historical NOI(7)
	$20,000,000 Mezzanine Loan		Most Recent NOI:	$10,506,340 (T-12 November 30, 2013)
Call Protection(3):	L(25), D(32), O(3)		2012 NOI:	$9,235,156 (December 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	NAV
			2010 NOI:	NAV
Reserves(3)
	Initial	Monthly	Historical Occupancy(7)
Taxes:	$420,238	$210,119	Current Occupancy:	100.0% (December 31, 2013)
Insurance:	$46,020	$15,340	2012 Occupancy:	100.0% (December 31, 2012)
Replacement:	$0	$13,563	2011 Occupancy:	NAV
TI/LC:	$750,000	$0	2010 Occupancy:	NAV
Zoning Violation:	$120,000	$0
(1)   The Original Balance and Cut-off Date Balance of $75.0 million represent the controlling Note A-2 of the $140.0 million 1760 Third Avenue Loan Combination, which is evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-1, with an original principal balance of $65.0 million, which was included in the COMM 2014-CCRE15 transaction. For additional information on the pari passu companion loan, see “The Loan” herein.
(2)   For additional information on the mezzanine loan, see “Current Mezzanine or Subordinate Indebtedness” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the aggregate 1760 Third Avenue Loan Combination.
(5)   The current number of beds at the 1760 Third Avenue Property is 1,085 in 498 units. The Borrower has disclosed that it plans to convert five existing kitchens into units by June 2014, increasing the bed count and the unit count to 1,111 and 508, respectively.
(6)   Underwritten NOI and NCF reflect current contractual base rents for the 2014-2015 academic year, except for LIM College unit #1827, which reflects the in-place 2013-2014 rent and is based on the current 498 units at the 1760 Third Avenue Property.
(7)   The multifamily space at the 1760 Third Avenue Property was 100.0% leased and 100.0% physically occupied as of December 31, 2013. The Sponsor recently added more than 2,790 sq. ft. of retail space to the 1760 Third Avenue Property and is in the process of leasing that space. Natixis did not underwrite retail income.

UST Remediation:	$62,500	$0

Financial Information
	Mortgage Loan(4)	Total Debt
Cut-off Date Balance / Unit:	$281,124	$321,285
Balloon Balance / Unit:	$281,124	$321,285
Cut-off Date LTV:	66.4%	75.8%
Balloon LTV:	66.4%	75.8%
Underwritten NOI DSCR:	1.70x	1.30x
Underwritten NCF DSCR:	1.67x	1.28x
Underwritten NOI Debt Yield:	7.9%	6.9%
Underwritten NCF Debt Yield:	7.8%	6.8%
Underwritten NOI Debt Yield at Balloon:	7.9%	6.9%
Underwritten NCF Debt Yield at Balloon:	7.8%	6.8%

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

Tenant Summary
Tenant	# of Units(1)	# of Beds(1)	% of Total Unit Count	% Leased	Annual U/W Base Rent(2)	% U/W Annual Base Rent	Lease Expiration(3)	Renewal Option
EHS	218	448	43.8%	100.0%	$6,259,788	41.3%	5/31/2021	One 10-year
LIM College	165	371	33.1%	100.0%	$5,778,278	38.1%	5/31/2021	None
LIM College Unit #1827(4)	1	1	0.2%	100.0%	$33,000	0.2%	NAP	NAP
CUNY Baruch College	73	166	14.7%	100.0%	$1,945,132	12.8%	5/31/2022	Two 5-year
CUNY Hunter College	41	99	8.2%	100.0%	$1,150,474	7.6%	5/31/2022	Two 5-year
Total/Wtd. Avg.	498	1,085	100.0%	100.0%	$15,166,672	100.0%
(1)
The current number of beds at the 1760 Third Avenue Property is 1,085 in 498 units; the Borrower has disclosed that it plans to convert five existing kitchens into units by June 2014, bringing the bed count and the unit count up to 1,111 and 508, respectively.

(2)
The Borrower is not charging base rent to six units at the 1760 Third Avenue Property which are allocated as follows: one unit to CUNY Baruch College, one unit to CUNY Hunter College, three units to LIM College, each of which are occupied by resident directors and advisors and one unit that is occupied by the superintendent. Natixis underwrote to the current contractual base rents for the academic year 2014-2015 which excludes post-conversion units and base rent increases, except for LIM College unit #1827, which Natixis underwrote to the in place 2013-2014 rent. Post-conversion of the kitchens, EHS and LIM College are expected to add 18 and eight beds to their respective leases. It is projected that the amended leases will be executed by March or April of this year. The Borrower expects contractual rent payments for EHS and LIM College to be higher for the 2014-2015 academic year. The Borrower deposited $750,000 into a TI/LC reserve in connection with the kitchen conversion.

(3)
The 1760 Third Avenue Property is 100.0% leased to four different tenants with 10-year lease terms expiring in 2021 and 2022. EHS and LIM College are leasing on a 12-month basis, starting on June 1st and ending May 31st of the following year. CUNY Baruch College and CUNY Hunter College are leasing on a 9.5-month basis corresponding to their respective academic calendar, starting the earlier of August 19th and one week prior to the respective start of the fall semester, ending the later of May 31st and one day after the respective spring commencement ceremony.

(4)
LIM College is leasing unit #1827 at a monthly rate of $2,750 until May 31, 2014. This unit is used by faculty members and it is expected that the rent of unit #1827 will be included in the LIM College lease after the completion of the planned conversions.

The Loan.    The 1760 Third Avenue loan (the “1760 Third Avenue Loan” or “Loan”) is the controlling Note A-2 portion, in the original principal amount of $75.0 million, of a fixed rate loan in the aggregate principal amount of $140.0 million (the “1760 Third Avenue Loan Combination”). The 1760 Third Avenue Loan Combination is secured by the Borrower’s fee simple interest in a 247,615 sq. ft. Class A student housing property located at 1760 Third Avenue in New York, New York (the “1760 Third Avenue Property”). The 1760 Third Avenue Loan Combination is evidenced by two pari passu notes. Only the Note A-2 will be included in the COMM 2014-LC15 mortgage trust. The non-controlling Note A-1, with an original principal amount of $65.0 million (the “1760 Third Avenue Companion Loan”) was included in the COMM 2014-CCRE15 mortgage trust. The 1760 Third Avenue Loan Combination has a cut-off date balance of $140.0 million ($281,124 per unit), a five-year term and is interest only. The 1760 Third Avenue Loan Combination accrues interest at a fixed rate equal to 4.5786%. Based on the appraised value of $211.0 million as of December 11, 2013, the cut-off date LTV ratio of the 1760 Third Avenue Loan Combination is 66.4%. The proceeds of the 1760 Third Avenue Loan Combination, along with a $20.0 million mezzanine loan funded concurrently, were used to refinance the existing debt of approximately $129.5 million, fund upfront reserves of approximately $1.4 million, pay closing costs of approximately $2.7 million and return approximately $26.4 million of equity to the Borrower. The most recent prior financing of the 1760 Third Avenue Property was not included in a securitization.

The relationship between the holders of Note A-1 and Note A-2 is governed by an intercreditor agreement described under “Description of the Mortgage Pool―Loan Combinations ―1760 Third Avenue Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$65,000,000	$65,000,000	COMM 2014-CCRE15	No
Note A-2	$75,000,000	$75,000,000	COMM 2014-LC15	Yes
Total	$140,000,000	$140,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$140,000,000	87.5%	Loan Payoff	$129,456,829	80.9%
Mezzanine Loan Amount	$20,000,000	12.5%	Reserves	$1,398,759	0.9%
			Closing Costs	$2,699,848	1.7%
			Return of Equity	$26,444,564	16.5%
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

The Borrower / Sponsor.    The borrower, 1760 Third Owner LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the Borrower are Joseph and Meyer Chetrit, who are among the principals of The Chetrit Group (the “Sponsor”). Founded by Joseph Chetrit, The Chetrit Group is headquartered in Manhattan and invests in commercial real estate with a portfolio of over 20.0 million sq. ft. in New York, Chicago, Miami, Los Angeles and other countries. The Sponsor holds their portfolio with a long-term hold strategy. The Chetrit Group acquires properties and creates value by repositioning them.  The portfolio held by the Chetrit Group is estimated to be valued in excess of $4.0 billion. The Borrower of the 1760 Third Avenue Loan is indirectly owned, in part, by Meyer Chetrit, who is also the nonrecourse carve-out guarantor. As of September 30, 2013, Meyer Chetrit reported approximately $493.1 million of net worth and $30.0 million of liquidity.

The Property.    The 1760 Third Avenue Property consists of a 19-story, 247,615 sq. ft. student housing building. The building was constructed in 1973 and extensively renovated from 2007 to 2008. The 1760 Third Avenue Property has 498 units with 1,085 beds and is located on the edge of the Upper East Side and the East Harlem neighborhoods of New York City, within close proximity to several colleges and universities. The 1760 Third Avenue Property is 100.0% master leased to four different tenants as of December 31, 2013, including EHS, The Laboratory Institute of Merchandising (“LIM College”), The City University of New York (“CUNY”) Hunter College and CUNY Baruch College. The 1760 Third Avenue Property is accessible via the subway system with the 4, 5 and 6 trains. Both CUNY Baruch College and CUNY Hunter College are located along the 4, 5 and 6 trains, and LIM College students can transfer to the E and M trains from the 6 train at Lexington Avenue and 53rd street, or walk over three avenues. Commuting times between the 1760 Third Avenue Property and the different colleges, CUNY Hunter College, LIM College and CUNY Baruch College, are approximately 9, 20, and 22 minutes, respectively.

All units include a desk and a chair, an air conditioning unit, a flat panel television with DVD player, a compact microwave and a refrigerator, walk in closets and an attached full bathroom. In addition to in-room amenities, the 1760 Third Avenue Property also features a 3,500 sq. ft. on-site fitness facility, a large multi-media room, student lounges, laundry facilities, as well as game rooms. Residents further benefit from the presence of a security guard 24 hours a day and card accessed entry to the building and amenities.  EHS runs student services that include mail, ID’s, student/roommate conflicts as well as movie night, indoor/outdoor activities, life safety classes and other events for the benefit all students that stay at the 1760 Third Avenue Property. LIM College, CUNY Baruch College and CUNY Hunter College also offer private events to their respective students.

The Sponsor purchased the 1760 Third Avenue Property in 2007 for $80.0 million ($160,643 per unit) and invested an additional $67.0 million ($134,538 per unit, or collectively with the purchase price, $295,181 per unit) in capital expenditures through 2008, converting the building from a vacant nursing home to a student housing facility. The Sponsor recently added more than 2,790 sq. ft. of retail space by condensing common areas at the 1760 Third Avenue Property, and is in the process of leasing the space. The Sponsor plans to convert five existing kitchens into additional units and construct a ground floor central kitchen by June 2014, bringing the unit count up to 508 units and the bed count to 1,111. At closing, Natixis reserved $750,000 for these conversions.

Major Tenants.    As of December 31, 2013 the 1760 Third Avenue Property is 100.0% master leased by four different tenants with 10-year lease terms expiring in 2021 and 2022. The tenants are EHS, LIM College, CUNY Hunter College and CUNY Baruch College. The 1760 Third Avenue Property is 100.0% physically occupied.

EHS (448 beds in 218 units, 43.8% of the current unit count, 41.3% of U/W Base Rent). EHS is a New York nonprofit organization that provides low-cost housing to students and faculty members of New York City colleges. Currently, EHS leases units in six properties, including the subject property, located throughout Manhattan and Brooklyn. They are currently partnered with over 10 local colleges in the New York City area. EHS enters into long-term leases (between five and 10 years) for a large number of student housing units and offers the units to individual students or schools in shorter term leases. At the 1760 Third Avenue Property, EHS subleases their units out to tenants such as Aspect Education, Inc. on behalf of Kaplan Institute (100 beds), Marymount Manhattan College (123 beds), New York School of Interior Design (26 beds), St. Giles (13 beds), CUNY Baruch College (80 beds), LIM College (6 beds), Lehman College (6 beds) and the remaining 94 beds are subleased to individual students.

LIM College (372 beds in 166 units, 33.3% of the current unit count, 38.3% of U/W Base Rent). Founded in 1939 and located in five buildings in midtown Manhattan, LIM College prepares students for careers in every aspect of the business of fashion. LIM College offers majors in fashion merchandising, management, marketing and visual merchandising. For graduate students, it also offers an MBA program. As of Fall 2013, there were 1,539 students enrolled at the college. Over the past ten years, full time student enrollment has increased 344.0%. The 1760 Third Avenue Property is the only student housing LIM College offers to its students.

CUNY Baruch College (166 beds in 73 units, 14.7% of the current unit count, 12.8% of U/W Base Rent). CUNY Baruch College is a public university located in the Flatiron district of New York City. CUNY Baruch College offers undergraduate and graduate degrees. As of Fall 2013, there were 17,462 students enrolled at the college. Over the past ten years, full time student enrollment has increased by more than 16.0%. CUNY Baruch College is ranked among the region’s and the nation’s top colleges by U.S. News & World Report, Forbes, Princeton Review, and others. The 1760 Third Avenue Property is being promoted as the main campus housing on their college website.

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

CUNY Hunter College (99 beds in 41 units, 8.2% of the current unit count, 7.6% of U/W Base Rent). CUNY Hunter College, located in the Upper East Side neighborhood of New York City, is the largest college in the CUNY system. Founded in 1870, it is also one of the oldest public colleges in the country. As of Fall 2013, 22,840 students attend CUNY Hunter College, pursuing both undergraduate and graduate degrees in more than 170 different programs of study. Of this number, 13,142, or 57.5% of the students were full time. Over the past ten years, full time student enrollment has increased by 19.0%. CUNY Hunter College has 1,800 full time and part time faculty members. The 1760 Third Avenue Property is being promoted as one of the three main housing sites on their college website. The other housing site being offered is the 92nd Street Residence, which is located on 91st Street and Lexington Avenue.

Environmental Matters.    The Phase I environmental report dated December 30, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the 1760 Third Avenue Property. The report also recommended properly closing the 1,000-gallon diesel underground storage tank and all associated piping, located beneath the basement floor, in accordance with applicable regulations, at an estimated cost of $50,000. At closing, $62,500 was deposited into an UST remediation reserve representing 125.0% of the estimated costs.

The Market.    The 1760 Third Avenue Property is located on the edge of the Upper East Side and the East Harlem neighborhoods of New York City. Forty-two of the nation’s Fortune 500 companies are headquartered in New York City, including Verizon Communications Inc., J.P. Morgan Chase & Co., Citigroup, Time Warner, MetLife and New York Life Insurance. New York City is the largest regional economy in the United States and the second largest city economy in the world, behind Tokyo, Japan. The financial, insurance, health care and real estate industries form the basis of New York City’s economy, with high-tech industries such as internet services growing rapidly.

University enrollments across the nation have experienced marked growth following the increase of those aged 15-24 deciding to attend college since the early 2000’s. In addition, more students are choosing to stay in college to pursue additional or advanced degrees due to the depressed job market, and individuals are returning to college for retraining and or higher degrees.  According to enrollment statistics published by the New York State Department of Education, college enrollment in New York City has increased 22% over the past ten years. According to projections from the Office of Research and Information Systems of the New York State Department of Education, total statewide enrollment in college will be 1,155,606 in the year 2013. This is a 5.6% increase over a 10 year period. Within the New York City region, full time undergraduate enrollment is projected to increase by 6.7% and part time undergraduate enrollment is expected to increase 2.5%. Full time graduate enrollment is projected to increase 2.4% and part time graduate enrollment is expected to increase 2.4%.

The following table presents certain information regarding comparable student housing properties for the 1760 Third Avenue Property:

Competitive Set(1)
Property Name	Location	Year Built	% Leased		Beds	Miles from subject	Asking Rent Per Bed / Month

1760 Third Avenue Property	New York, NY	1973	100.0%	(2)	1,085	NAP	$1,165

55 John Street, EHS(3)	New York, NY	2007	100.0%		520	8.5 miles	$994

55 John Street, Pace University(3)	New York, NY	2007	100.0%		520	8.5 miles	$1,507

481-497 8th Avenue	New York, NY	1928-1930	100.0%		575	4.3 miles	$818

215-217 East 23rd Street, School of Visual Arts	New York, NY	2001	100.0%		112	5.1 miles	$2,862
(1)	Source: Appraisal
(2)	As of the rent roll dated December 31, 2013.
(3)	55 John Street is 100.0% leased to EHS and EHS subleases exclusively to Pace University. The table reflects the master EHS lease and the Pace University sublease.

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

Cash Flow Analysis.

Cash Flow Analysis
	2012	T-12 11/30/2013	U/W	U/W Per Unit
Student Housing Leases Rent(1)	$13,157,767	$14,465,239	$15,166,672	$30,455
Rent Straight Line(2)	0	0	257,806	518
Summer Tenant(3)	533,278	403,523	450,000	904
Other Income(4)	23,278	22,748	25,000	50
Total Recoveries(5)	185,171	302,403	428,506	860
Retail Income(6)	0	0	0	0
Vacancy Loss(7)	0	0	(489,840)	(984)
Effective Gross Income	$13,899,494	$15,193,913	$15,838,144	$31,804

Total Expenses	4,664,338	4,687,573	4,798,296	9,635
Net Operating Income	$9,235,156	$10,506,340	$11,039,848	$22,168

Capital Expenditures(8)	389,082	0	162,750	327
Net Cash Flow	$8,846,074	$10,506,340	$10,877,098	$21,842
(1)
Student Housing Leases Rent for 2012 depicts five months of CUNY Hunter College and CUNY Baruch College rent and student life fees as their respective leases were signed in August 2012. 2012 student housing rent includes LIM College and EHS real estate taxes reimbursements. Natixis underwrote the Student Housing Leases Rent based on 498 units using the current contractual leases rent for the 2014-2015 academic year, except for LIM College unit #1827, for which Natixis used the in-place 2013-2014 rent.

(2)
U/W Rent Straight Line takes into account the increase in the rental rates over the remaining term (2015-2022) for the CUNY Baruch College and CUNY Hunter College leases (credit tenants), by averaging the remaining payments and taking the difference between the average and the current lease payment.

(3)
Every summer, the 114 units containing 265 beds leased to CUNY Baruch College and CUNY Hunter College become vacant and are available for rent to generate additional revenue. The Borrower rents those beds to summer tenants such as English Language centers (EC NY), Worldstrides, World Languages and British International School among others.

(4)	Other Income is generated from the laundry and vending machines. The Borrower also charges students for damages caused at the 1760 Third Avenue Property.
(5)
Total Recoveries represent taxes recoveries from EHS and LIM College as well as CUNY Hunter College and CUNY Baruch College student life services fees, which include: mail, IDs, student/roommate conflicts as well as movie night, indoor/outdoor activities, life safety classes and other events held for the students that stay at the 1760 Third Avenue Property.

(6)
The Sponsor recently added more than 2,790 sq. ft. of retail space on the ground floor. Natixis did not underwrite additional retail income for this space, but the Borrower has indicated that it expects additional retail income in the amount of $139,500 for 2014 ($50 PSF).

(7)	U/W vacancy loss represents 3.0% of gross income.
(8)
Capital expenditures for 2012 in the amount of $389,082 were used for various improvements and renovations as well as architecture fees. Given the quality and durability of the furniture at the 1760 Third Avenue Property, Natixis underwrote the capital expenditures at $327 per unit, based on 498 units ($150 per bed based on 1,085 beds).

Property Management.   The 1760 Third Avenue Property is self-managed by the sponsor. Under the loan documents, the 1760 Third Avenue Property may not be managed by any other party, except for a management company approved by the lender and as to which rating agency confirmation has been received.  The lender may require the Borrower to replace a future property manager (or appoint a manager, if self-managed) if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if the Borrower fails to maintain a DSCR above 1.10x.

Lockbox / Cash Management.   The 1760 Third Avenue Loan is structured with a hard lockbox and in place cash management. All rents are to be transmitted directly by non–residential tenants of the 1760 Third Avenue Property into the clearing account, which is under the control of the Borrower.  The Borrower and manager are required to deposit all rents received into the clearing account within two business days of receipt. Funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Trap Period (as defined herein), excess cash flow will be collected by the lender.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default, (ii) the occurrence of a Lease Sweep Period (as defined herein), (iii) the failure by the Borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x, based on the trailing twelve month period immediately preceding the date of determination, or (iv) February 5, 2015, if there has been no Zoning Violations Cure (as defined herein) by such date; and will end upon the lender giving notice to the Borrower and the clearing bank that the Cash Trap Period has ended, which notice the lender is only required to give if: (1) in the case of clause (i) above, either (A) the 1760 Third Avenue Loan and all other obligations under the 1760 Third Avenue Loan documents have been repaid in full or (B) (i) such event of default has been cured, (ii) the lender has accepted such cure in writing (it being understood that lender is under no obligation to accept any cure of an event of default) and (iii) no other event that would trigger another Cash Trap Period has occurred and is continuing, (2) in case of clause (ii) above, the Lease Sweep Period has ended and no event that would trigger another Cash Trap Period has occurred and is continuing, (3) in the case of clause (iii) above, for six consecutive months since the commencement of the

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

existing Cash Trap Period (A) no event of default has occurred, (B) no event that would trigger another Cash Trap Period has occurred and is continuing and (C) the DSCR is at least equal to 1.25x or (4) in the case of clause (iv) above, a Zoning Violations Cure has occurred and no other event that would trigger another Cash Trap Period has occurred and is continuing.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of: (i) the date that any tenant that occupied 5% of the 1760 Third Avenue Property’s gross leasable area (a “Major Tenant”) notifies the Borrower that it intends to terminate its lease prior to the expiration date, (ii) the date required under a lease by which a Major Tenant is required to give notice of its exercise of a renewal, if such renewal was not exercised, (iii) any Major Tenant lease is surrendered, cancelled or terminated prior to its current expiration date or (iv) the occurrence and continuance of a default under a Major Tenant’s lease.

A “Zoning Violations Cure” means the date upon which the 1760 Third Avenue Property and the uses thereof or therein comply with all zoning, building and other legal requirements, the certificate of occupancy for the 1760 Third Avenue Property and all other restrictions, covenants and conditions affecting the 1760 Third Avenue Property or the Borrower and delivery to the lender of (i) a final certificate of occupancy for the 1760 Third Avenue Property confirming such conformance (as reasonably determined by lender) and (ii) an opinion of counsel reasonably acceptable to the lender, in form and substance reasonably acceptable to the lender, opining that the 1760 Third Avenue Property and the uses thereof or therein are in compliance with all zoning, building and other legal requirements, the certificate of occupancy and all other restrictions, covenants and conditions affecting the 1760 Third Avenue Property or the Borrower.

Initial Reserves.    At closing, the Borrower deposited (i) $420,238 into a tax reserve account, (ii) $46,020 into an insurance reserve account, (iii) $750,000 into the TI/LC reserve account, (iv) $120,000 into the zoning violations reserve account and (v)  $62,500 into the UST remediation reserve account

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $210,119, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $15,340, into an insurance reserve account and (iii) $13,563 into a capital expenditure account as long as the number of beds at the 1760 Third Avenue Property is 1,085. The monthly capital expenditure amount will increase by $12.50 per month for each additional bed during the conversion work. After the conversion, the monthly capital expenditure amount will be $13,888 based on 1,111 beds.

Current Mezzanine or Subordinate Indebtedness.    A $20.0 million mezzanine loan was funded at the closing of the 1760 Third Avenue Loan by Natixis and subsequently purchased by a third party investor on January 24, 2014. The mezzanine loan is coterminous with the 1760 Third Avenue Loan and accrues interest at a rate of 9.9500% per annum. The mezzanine loan is interest only for its entire term.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Zoning.    The certificate of occupancy requires the 1760 Third Avenue Property be used only as a student dormitory in compliance with 1 RCNY § 5101(b) (“Rule 51”). As of the closing of the 1760 Third Avenue Loan, (i) EHS, as the tenant under the EHS lease, (43.8% of the current unit count) did not satisfy the requirements of Rule 51 and (ii) neither the lease to CUNY Baruch College nor the lease to CUNY Hunter College (in the aggregate, 22.9% of the current unit count) satisfied the ten-year minimum lease term requirement of Rule 51, as they are each deficient by approximately three months ((i) and (ii) collectively, the “Zoning Violations”).  The Borrower is obligated to use diligent efforts to cure the Zoning Violations (including extending the leases to CUNY Baruch College and CUNY Hunter College) and to keep the lender apprised of the same. If the Borrower does not cure the Zoning Violations by February 5, 2015, then a Cash Trap Period will commence until the Zoning Violations are cured.

In the event that the NYC Department of Buildings, the NYC Department of Housing Preservation & Development or any similarly situated housing authority determines that the space leased by EHS can no longer be used for student dormitory housing, then the Borrower agreed to exercise its right under the EHS lease to terminate the EHS lease.  In such event, the guarantor is liable for any losses suffered by the lender due to such termination and is also obligated to pay any rental not paid by EHS into the lockbox account each month.

1760 Third Avenue New York, NY 10029	Collateral Asset Summary - Loan No. 2 1760 Third Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.4% 1.67x 7.9%

CARTIFACT.
1760 Third Avenue
1760 Third Avenue
New York, NY 10029
CENTRAL PARK
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
FDR DRIVE
EAST RIVER
MT. SINAI HOSPITAL
ICAHN MEDICAL INSTITUTE
METROPOLITAN HOSPITAL CENTER
SOLOMON R. GUGGENHEIM MUSEUM
West New York
Union City
Hoboken
Jersey City
New York
QUEENS
ASTORIA
LONG ISLAND CITY
MANHATTAN
BROOKLYN

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

Longview Community Property

Redwood Estates Property

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of two properties
Loan Purpose:	Acquisition		Property Type:	Manufactured Housing Community
Sponsor(1):	RHP Properties, Inc.; NorthStar Realty		Collateral:	Fee Simple
	Finance Corp.		Location:	Thornton, CO and Longmont, CO
Borrower:	AMC Redwood Estates LLC; AMC		Year Built / Renovated:	1973, 1996 / NAP
	Longview LLC		Total Pads:	1,154
Original Balance:	$72,686,572		Property Management:	Newbury Management Company
Cut-off Date Balance:	$72,686,572		Underwritten NOI:	$5,898,569
% by Initial UPB:	7.8%		Underwritten NCF:	$5,812,019
Interest Rate:	4.9150%		Appraised Value:	$97,150,000
Payment Date:	1st of each month		Appraisal Date:	December 2, 2013
First Payment Date:	February 1, 2014
Maturity Date:	January 1, 2024		Historical NOI
Amortization:	Interest only for first 47 months; 360		Most Recent NOI:	$5,805,296 (T-12 September 30, 2013)
	months thereafter		2012 NOI:	$5,522,088 (December 31, 2012)
Additional Debt(2):	Future Mezzanine Debt Permitted		2011 NOI:	$5,445,395 (December 31, 2011)
Call Protection(3):	L(26), YM1(87), O(7)		2010 NOI:	$5,198,517 (December 31, 2010)
Lockbox / Cash Management:	Springing Soft / Springing
			Historical Occupancy(6)
Reserves(4)			Current Occupancy:	93.2% (October 31, 2013)
	Initial	Monthly	2012 Occupancy:	90.6% (December 31, 2012)
Taxes:	$177,577	$16,143	2011 Occupancy:	89.2% (December 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	89.8% (December 31, 2010)
Replacement:	$112,365	Springing
(1)   The guarantor, Ross H. Partrich, owner of RHP Properties, Inc., is also the sponsor under the mortgage loan identified on Annex A-1 to this Prospectus Supplement as Valley Forge MHP, which has a Cut-off Date Balance of $12,500,000.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   Partial release and substitution are permitted. See “Partial Release” and “Substitution of Collateral” herein.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.63x and 1.60x, respectively.
(6)   Occupancy includes 161 sponsor owned homes, which represents approximately 14.0% of the 1,154 total pads. For additional information, see “The Properties” herein.

Required Repairs:	$140,280	NAP

Financial Information
Cut-off Date Balance / Pad:	$62,987
Balloon Balance / Pad:	$56,765
Cut-off Date LTV:	74.8%
Balloon LTV:	67.4%
Underwritten NOI DSCR(5):	1.27x
Underwritten NCF DSCR(5):	1.25x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.0%
Underwritten NCF Debt Yield at Balloon:	8.9%

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

Property Summary
				Allocated
Property Name	Location	Pads	Year Built / Renovated	Loan Amount	Appraised Value	Occupancy(1)
Redwood Estates Property	Thornton, CO	754	1973 / NAP	$48,243,234	$64,480,000	91.6%
Longview Community Property	Longmont, CO	400	1996 / NAP	$24,443,338	$32,670,000	96.3%
Total / Wtd. Avg.		1,154		$72,686,572	$97,150,000	93.2%
(1)
Based on the October 31, 2013 rent roll. Occupancy includes 161 sponsor owned homes, which represents approximately 14.0% of the 1,154 total pads. For additional information, see “The Properties” below.

The Loan.    The AMC Portfolio Pool III loan (the “AMC Portfolio Pool III Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 754-pad manufactured housing community located at 9595 Pecos Street in Thornton, Colorado (the “Redwood Estates Property”) and a 400-pad manufactured housing community located at 11135 Longview Boulevard in Longmont, Colorado (the “Longview Community Property,” and together with the Redwood Estates Property, the “AMC Portfolio Pool III Properties”) with an original principal balance of approximately $72.7 million. The AMC Portfolio Pool III Loan has a 10-year term and amortizes on a 30-year schedule after an initial 47-month interest only period. The AMC Portfolio Pool III Loan accrues interest at a fixed rate equal to 4.9150% and has a cut-off date balance of approximately $72.7 million. Loan proceeds, along with approximately $25.8 million of equity from the sponsors, were used to acquire the AMC Portfolio Pool III Properties for an allocated purchase price of approximately $97.0 million, fund upfront reserves of approximately $0.4 million and pay closing costs of approximately $1.1 million. Based on the appraised value of $97.15 million as of December 2, 2013, the cut-off date LTV ratio is 74.8%. The most recent prior financing of the Redwood Estates Property was included in the JPMCC 2004-C2 transaction. The most recent prior financing of the Longview Community Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$72,686,572	73.8%	Purchase Price	$96,957,855	98.4%
Sponsor Equity	$25,841,702	26.2%	Reserves	$430,222	0.4%
			Closing Costs	$1,140,196	1.2%
Total Sources	$98,528,274	100.0%	Total Uses	$98,528,274	100.0%

The Borrower / Sponsor.    The borrowers, AMC Redwood Estates LLC and AMC Longview LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote. The managing member of each of the borrowers is AMC Portfolio SPE-3, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.  The sponsors of the borrowers are RHP Properties, Inc. (“RHP”) and NorthStar Realty Finance Corp. (“NorthStar”), and the nonrecourse carve-out guarantor is Ross H. Partrich, the owner of RHP.

RHP is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. By number of communities, RHP is the nation’s second largest private owner and operator of manufactured housing, owning and managing approximately 212 communities with over 52,000 housing units and sites across 25 states, with a combined value of approximately $2.25 billion.

NorthStar is a publicly traded real estate investment trust (NYSE: NRF) with primary business activities that include origination, structuring, acquisition and managing of commercial real estate debt, commercial real estate securities and net lease properties. NorthStar had approximately $10.1 billion of real estate assets under management as of September 30, 2013.

The AMC Portfolio Pool III Properties were acquired in December 2013 as part of a 16-property portfolio acquisition by the sponsors.  In connection with the acquisition, NorthStar obtained a $88,973,357 preferred equity interest in the borrowers related to the 16 manufactured housing community properties.  This preferred equity position may be converted to mezzanine debt as described below under “Future Mezzanine or Subordinate Indebtedness Permitted”.

The Properties.    The AMC Portfolio Pool III Properties consist of two manufactured housing communities totaling 1,154 pads and are located in Thornton, Colorado and Longmont, Colorado. The Redwood Estates Property and the Longview Community Property were developed in 1973 and 1996, respectively, and were acquired in December 2013 for an allocated purchase price of approximately $97.0 million. The AMC Portfolio Pool III Properties are part of a 16-property portfolio acquisition that includes 14 other manufactured housing community properties, which do not serve as collateral for the AMC Portfolio Pool III Loan. The AMC Portfolio Pool III Properties are considered to be Class A properties by the appraisers. From 2010 to 2012, aggregate net operating income for the AMC Portfolio Pool III Properties increased 6.2% from approximately $5.2 million to approximately $5.5 million, while overall average occupancy increased 0.8% from 89.8% in 2010 to 90.6% in 2012. The AMC Portfolio Pool III Properties have averaged over 88.5% occupancy since 2007.

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

An affiliate of the borrowers (the “Excluded Homes Owner”) owns certain homes located on the pads owned by the borrowers. The equity owner of the Excluded Homes Owner pledged its equity interest in the Excluded Homes Owner to the lender as additional security for the AMC Portfolio Pool III Loan. The borrowers agreed to prohibit the Excluded Homes Owner from selling the homes (except to third party tenants at the respective property), or otherwise removing these homes from their pad sites (other than as a result of a casualty or ordinary course de-commissioning). The Excluded Homes Owner is permitted to obtain a third party loan secured by any such homes, provided the loan is not greater than 80% of the fair market value of such homes. The sale (other than pursuant to a sale of such home to a tenant at such property) or removal (other than as a result of a casualty or de-commissioning in the ordinary course of business) of an excluded home or encumbering of any excluded home with a chattel loan other than as permitted by the AMC Portfolio Pool III Loan documents will trigger recourse to the guarantor for any loss incurred as a result of such action.

The Redwood Estates Property.    The Redwood Estates Property is located at 9595 Pecos Street in Thornton, Colorado. Built in 1973, the Redwood Estates Property consists of 754 manufactured housing pads (433 of which can accommodate double wide homes) located on 126.9 acres, and as of October 31, 2013, is 91.6% occupied. The Redwood Estates Property is an all-age Class A community with amenities that include a clubhouse with a community kitchen, billiards, swimming pool, RV storage and a park.

The Longview Community Property.    The Longview Community Property is located at 11135 Longview Boulevard in Longmont, Colorado. Built in 1996, the Longview Community Property consists of 400 manufactured housing pads (all of which can accommodate double wide homes) located on 77.2 acres, and as of October 31, 2013, is 96.3% occupied. The Longview Community Property is an all-age Class A community with amenities that include a clubhouse with a community kitchen, swimming pool, basketball court, RV storage, fitness center, volleyball court, picnic and barbeque area, three parks and recreation areas, two miles of walking paths and organized activities for residents.

Environmental Matters.    The Phase I environmental reports dated December 18, 2013 recommended no further action at the Longview Community Property and the implementation of an asbestos and lead based paint operation and maintenance plan at the Redwood Estates Property.

The Market.    Both of the AMC Portfolio Pool III Properties are located within the Denver metropolitan statistical area (the “Denver MSA”). Colorado is the eighth most extensive and 22nd most populous state in the United States and the Denver MSA serves as an economic hub of the Rocky Mountain region. The largest employers in the Denver MSA include government employers such as the US Government and the State of Colorado, education employers such as the University of Colorado System and Denver Public Schools, healthcare employers such as HealthONE Corporation and manufacturing employers such as Lockhead Martin Corporation. All modes of transportation except water converge in the Denver MSA, providing both domestic and international access. Denver International Airport is the sixth busiest airport in the United States and the 10th busiest in the world. The Regional Transportation District operates a fleet of 1,100 buses and 31 light rail trains across 156,000 miles per weekday, or 47 million miles per year.

In 2012, the Denver MSA had a reported population of over 2.6 million and has experienced population growth of 1.4% per year over the past decade, a rate which is projected to continue through 2017. Approximately 50.7% of Colorado’s total population lives within the Denver MSA. The Denver MSA has a 36.0% renter occupied market, which is higher than both the state of Colorado (33.3%) and the overall United States (32.1%).

The Redwood Estates Property is located approximately nine miles north of the Denver central business district. The 2013 population within a three-mile radius of the Redwood Estates Property was 156,069 and the average household income was $61,337. From 2013 to 2018, the population and average household income are projected to increase by approximately 6.7% and approximately 12.9%, respectively.

The Longview Community Property is located approximately three miles west of I-25, which provides access to Wyoming to the north and Denver to the south. The 2013 population within a three-mile radius of the Longview Community Property was 16,899 and the average household income was $95,357. From 2013 to 2018, the population and average household income are projected to increase by approximately 6.3% and approximately 12.9%, respectively.

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

The subsequent chart displays historical occupancies for each of the AMC Portfolio Pool III Properties along with a comparison of average actual and market rent.

Historical Occupancy and Market Rent Summary
Property Name	City (CO)	Number of Pads	2011 Occupancy(1)	2012 Occupancy(1)	Current Occupancy(1)(2)	Avg. Monthly Rent per Pad(2)	Comparable Property Avg. Occupancy(3)	Comparable Property Rent(3)	Market Rent(3)
Redwood Estates Property	Thornton	754	87.1%	89.4%	91.6%	$570	87.7%	$445 - $589	$583
Longview Community Property	Longmont	400	93.3%	92.8%	96.3%	$538	96.3%	$465 - $559	$558
Total / Wtd. Avg.		1,154	89.2%	90.6%	93.2%	$559	90.7%	$515	$574
(1)	Occupancy includes 161 sponsor owned homes, which represents approximately 14.0% of the AMC Portfolio Pool III Properties’ total pads.
(2)	Based on occupied units per the October 31, 2013 rent roll.
(3)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 9/30/2013	U/W	U/W per Pad
Gross Potential Rent(1)	$6,321,026	$6,591,258	$6,714,754	$7,016,645	$7,151,531	$6,197
Other Income	81,052	91,584	94,258	90,112	90,112	78
Utility Reimbursements	557,476	568,854	580,463	607,123	607,123	526
Less: Credit Loss	0	0	0	(52,993)	(52,993)	(46)
Effective Gross Income	$6,959,555	$7,251,696	$7,389,475	$7,660,886	$7,795,773	$6,755
Total Operating Expenses	1,761,038	1,806,301	1,867,387	1,855,590	1,897,205	1,644
Net Operating Income	$5,198,517	$5,445,395	$5,522,088	$5,805,296	$5,898,569	$5,111
Capital Expenditures	86,550	86,550	86,550	86,550	86,550	75
Net Cash Flow	$5,111,967	$5,358,845	$5,435,538	$5,718,746	$5,812,019	$5,036

(1)	U/W Gross Potential Rent is based on the in-place rent roll annualized and represents a vacancy of 6.8%.

Property Management.    The AMC Portfolio Pool III Properties are managed by Newbury Management Company, an affiliate of the borrowers.

Lockbox / Cash Management.    The AMC Portfolio Pool III Loan is structured with a springing soft lockbox and springing cash management. During a Cash Management Period (as defined below), the borrowers or manager are required to deposit all rents and other payments received by the borrowers or the property manager into a clearing account within one business day of receipt. Funds deposited into the clearing account will be swept on a daily basis into a lender controlled deposit account and disbursed in accordance with the AMC Portfolio Pool III Loan documents.

Additionally, all excess cash will be swept into a lender controlled account during a Cash Management Period. So long as no event of default exists, at the borrowers’ request, the excess cash can be used to fund shortfalls in budgeted operating expenses.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default or (ii) if, on the last day of any calendar quarter, the DSCR for the trailing 12-month period is less than 1.05x (if the Approved Mezzanine Loan (as defined below) is outstanding, the DSCR will be calculated by aggregating debt service for the AMC Portfolio Pool III Loan and a portion of the debt service for the Approved Mezzanine Loan). A Cash Management Period will end (x) with respect to clause (i), if the event of default has been cured, or (y) with respect to clause (ii), if the DSCR (if the Approved Mezzanine Loan is outstanding, the DSCR will be calculated by aggregating the debt service for the AMC Portfolio Pool III Loan and a portion of the debt service for the Approved Mezzanine Loan) is at least 1.05x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrowers deposited (i) $177,577 into a tax reserve account, (ii) $112,365 into a replacement reserve account and (iii) $140,280 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $16,143, into a tax reserve account. Beginning on the payment date occurring in January 2017 and on each payment date thereafter, the borrowers will be required to make monthly payments of $4,808 into the replacement reserve,

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

subject to a replacement reserve cap of $184,640. The borrowers will not be required to make monthly deposits for estimated insurance premiums so long as no event of default exists and an acceptable blanket policy is in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    NorthStar, which indirectly owns 92.0% of the membership interests in the borrowers, was granted a preferred equity interest in a parent of the borrowers, AMC Portfolio Group, LLC. NorthStar can convert its preferred equity, together with its equity interests in the owners of the 14 other manufactured housing properties that were acquired by the sponsors but do not serve as collateral for the AMC Portfolio Pool III Loan, into a mezzanine loan (which would be secured by the equity in the borrowers under the AMC Portfolio Pool III Loan and the equity in the owners of the other 14 manufactured housing properties) (“the Approved Mezzanine Loan”) subject to certain conditions, including without limitation: (i) the aggregate amount of the mezzanine loan cannot exceed $17,255,000, (ii) the LTV ratio using the AMC Portfolio Pool III Loan plus the portion of the Approved Mezzanine Loan allocable to the equity interest in the borrowers provided as security for the Approved Mezzanine Loan (the “Pool Allocated Amount”) must be no greater than 85.0%, (iii) the aggregate DSCR (calculated by aggregating debt service for the AMC Portfolio Pool III Loan and a portion of the debt service for the Approved Mezzanine Loan based on a fraction, the numerator of which is the Pool Allocated Loan Amount and the denominator of which is the amount of the Approved Mezzanine Loan) must be at least 1.15x and (iv) the Approved Mezzanine Loan is subject to a customary form of intercreditor agreement with changes reasonably acceptable to the lender and the mezzanine lender. In addition, the AMC Portfolio Pool III Loan documents also permit an approved mezzanine loan with respect to the equity interests in the related AMC Portfolio Pool III borrowers only, provided, the mezzanine loan amount does not exceed $5,275,000. The mezzanine lender for the Approved Mezzanine Loan will be NorthStar or an entity that is a qualified real estate investor under the AMC Portfolio Pool III Loan documents.

Partial Release.    After the expiration of the lockout period, the borrowers may obtain the release of either of the AMC Portfolio Pool III Properties from the lien of the related mortgage in connection with a bona-fide third-party sale of the property, subject to release conditions, which include: (i) a partial prepayment of the principal by an aggregate amount equal to (x) 120% of the allocated loan amount or (y) with respect to a sale of the property to a purchaser in which Ross H. Partrich owns an interest (so long as Ross H. Patrich owns at least 15% of the ownership in the borrowers), the greater of 125% of the allocated loan amount and 100% of the net sales proceeds for the applicable property (together with the payment of a yield maintenance premium) (the “Release Price”), (ii) satisfaction of REMIC requirements and (iii) after giving effect to such release, the DSCR of the remaining property (if the Approved Mezzanine Loan is outstanding, the DSCR will be calculated by aggregating the debt service for the AMC Portfolio Pool III Loan and a portion of the debt service for the Approved Mezzanine Loan) is not less than the greater of (x) the DSCR immediately prior to such release and (y) 1.15x. The borrowers may prepay principal (together with the payment of a yield maintenance premium) to satisfy a DSCR of 1.15x. In addition, if casualty or condemnation proceeds are applied to prepay principal, the borrowers will have the right to obtain a release of the affected AMC Portfolio Pool III Property from the lien of the mortgage by paying the Release Price (less the amount of casualty or condemnation proceeds applied to principal).

Substitution of Collateral.    At any time prior to January 1, 2023, the borrowers are permitted to release collateral properties and substitute new properties as collateral for the AMC Portfolio Pool III Loan provided that, among other things: (i) the aggregate allocated loan amounts related to the properties being released (through one or more substitutions) does not exceed 25% of the original AMC Portfolio Pool III Loan amount, (ii) the borrowers pay a fee of 0.25% of the allocated loan amount for the released property, (iii) both on the loan closing date and as of the date of substitution, (1) the fair market value of the new property is not less than the fair market value of the substituted property and (2) the net operating income of the new property is not less than the net operating income of the substituted property, (iv) the number of properties is not reduced as a result of the substitution, (v) delivery of a REMIC opinion and rating agency confirmation letters and (vi) the geographic diversity of the properties following the substitution is no different from the geographical diversity of the properties prior to the substitution.

Thornton, CO and Longmont, CO	Collateral Asset Summary – Loan No. 3 AMC Portfolio Pool III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,686,572 74.8% 1.25x 8.1%

CARTIFACT
Mead
Platteville
Longmont
LONGMONT VANCE BRAND MUNICIPAL AIRPORT
Frederick
Fort Lupton
Erie
Dacono
BOULDER MUNICIPAL AIRPORT
Boulder
ERIE MUNICIPAL AIRPORT
Lafayette
Louisville
Brighton
Superior
Broomfield
Federal Heights
Northglenn
ROCKY MOUNTAIN METROPOLITAN AIRPORT
West Westminster
Thornton
DENVER INTERNATIONAL AIRPORT
Rocky Mountain Arsenal National Wildlife Refuge
Westminster
Commerce City
Arvada
Wheat Ridge
Denver
Golden
Edgewater
DOWNTOWN DENVER
Aurora
Lakewood
Glendale
AMC PORTFOLIO POOL III
1 Redwood Estates 9595 Pecos Street Thornton, CO 80260
2 Longview Community 11135 Longview Boulevard Longmont, CO 80504

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North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Portfolio of 13 properties
Loan Purpose:	Refinance			Property Type:	Shadow Anchored Retail and Leased Fee
Sponsor:	T. Scott Smith; Arthur J. Kepes			Collateral:	Fee Simple
Borrower:	WRS Centers I, LLC			Location:	NC, GA and SC
Original Balance:	$71,000,000			Year Built / Renovated:	Various / NAP
Cut-off Date Balance:	$71,000,000			Total Sq. Ft.(6):	527,206
% by Initial UPB:	7.7%			Property Management:	Southern Real Estate Management, L.L.C.
Interest Rate:	5.5860%			Underwritten NOI:	$6,755,569
Payment Date:	6th of each month			Underwritten NCF:	$6,324,382
First Payment Date:	February 6, 2014			Appraised Value(7):	$105,030,000
Maturity Date:	January 6, 2024			Appraisal Date:	November and December 2013
Amortization:	Interest only for first 36 months; 360
	months thereafter			Historical NOI
Additional Debt(1):	$6,000,000 Mezzanine Loan			Most Recent NOI:	$6,623,815 (T-12 November 30, 2013)
Call Protection(2):	L(26), D(90), O(4)			2012 NOI:	$6,634,641 (December 31, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$5,635,982 (December 31, 2011)
				2010 NOI(8):	$5,327,300 (December 31, 2010)
Reserves(3)
	Initial		Monthly	Historical Occupancy
Taxes:	$79,828		$79,828	Current Occupancy:	81.0% (December 13, 2013)
Insurance:	$123,442		$15,430	2012 Occupancy:	79.1% (December 31, 2012)
Replacement:	$0		$10,410	2011 Occupancy:	80.2% (December 31, 2011)
TI/LC:	$993,301		$27,360	2010 Occupancy:	NAV
Shoe Show:	$300,000		$0	(1)	For additional information on the mezzanine loan see “Current Mezzanine or Subordinate Indebtedness” herein.
Free Rent:	$40,679		$0
				(2)	Partial release is permitted. See “Partial Release” herein.
Financial Information				(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
	Mortgage Loan		Total Debt(4)	(4)	Total Debt includes WRS Retail Portfolio Loan and the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein.
Cut-off Date Balance / Sq. Ft.:		$135	$146
Balloon Balance / Sq. Ft.:		$121	$132	(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.68x and 1.57x, respectively, for the mortgage loan and 1.44x and 1.35x, respectively, for the total debt.
Cut-off Date LTV:		67.6%	73.3%
Balloon LTV:		60.6%	66.1%
Underwritten NOI DSCR(5):		1.38x	1.21x	(6)	Total Sq. Ft. includes 27,533 sq. ft. of improvements on outparcels at the Shoppes at Westgate and Hudson Bridge Crossing properties which are leased to seven tenants.
Underwritten NCF DSCR(5):		1.30x	1.14x
Underwritten NOI Debt Yield:		9.5%	8.8%	(7)	See “Property Summary” herein.
Underwritten NCF Debt Yield:		8.9%	8.2%	(8)	Excludes the Grand View Station and Shoppes at Raeford properties.
Underwritten NOI Debt Yield at Balloon:		10.6%	9.7%
Underwritten NCF Debt Yield at Balloon:		9.9%	9.1%

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

Property Summary
Property Name	Property Type	Location	Sq. Ft.(1)	Year Built	Allocated Loan Amount	Appraised Value(2)	Occupancy(3)
Hudson Bridge Crossing	Retail	Stockbridge, GA	67,050	2006	$9,925,000	$14,360,000	85.1%
Shoppes at Richland	Retail	Aiken, SC	53,100	2007	$7,940,000	$10,725,000	86.3%
Shoppes at Westgate	Retail	Leland, NC	47,700	2006	$6,800,000	$8,500,000	100.0%
Shoppes at White Knoll	Retail	Lexington, SC	40,100	2007	$6,760,000	$10,690,000	100.0%
Glenn View Station	Retail	Durham, NC	56,830	2008	$6,350,000	$13,820,000	73.6%
Chamblee Village	Retail	Chamblee, GA	38,993	2007	$5,800,000	$10,200,000	67.5%
Grand View Station	Retail	Marion, NC	41,100	2010	$5,600,000	$7,000,000	88.3%
Hudson Bridge Crossing Outparcel	Leased Fee	Stockbridge, GA	20,331	NAP	$5,050,000	$6,350,000	100.0%
Shoppes at Oxford	Retail	Oxford, NC	39,550	2009	$4,800,000	$6,830,000	82.3%
Shoppes at Raeford	Retail	Raeford, NC	47,550	2011	$4,300,000	$9,025,000	66.4%
Villages at Red Bridge	Retail	Locust, NC	26,700	2010	$2,775,000	$6,255,000	68.5%
Shoppes at Goldsboro	Retail	Goldsboro, NC	41,000	2007	$2,500,000	$8,150,000	54.4%
Shoppes at Westgate Outparcel	Leased Fee	Leland, NC	7,202	NAP	$2,400,000	$3,125,000	100.0%
Total / Wtd. Avg.:			527,206		$71,000,000	$105,030,000	81.0%
(1)	Total Sq. Ft. includes 27,533 sq. ft. of improvements on outparcels at the Shoppes at Westgate and Hudson Bridge Crossing properties which are leased to seven tenants.
(2)
The appraiser concluded a gross appraised value of $115,030,000 for the collateral under the WRS Retail Portfolio Loan, including $89,775,000 ($180 PSF) for the improved properties, $9,475,000 ($344 PSF) for the ground leased outparcels and $15,780,000 ($42 PSF) for the vacant outparcel collateral. The total appraised value presented excludes $10,000,000 related to unimproved outparcels that can be released without prepayment of the WRS Retail Portfolio Loan. See “Partial Release” herein.

(3)	Based on rent rolls dated December 13, 2013.

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Sales PSF(3)	Occupancy Cost(3)
Non-Collateral Anchor
Wal-Mart	AA/Aa2/AA	2,145,000	NAP	NAP	NAP	NAP	NAP

Collateral Anchors
Dollar Tree	NR/NR/NR	83,000	15.7%	Various(4)	$11.56	NAP	NAP
Shoe Dept.	NR/NR/NR	35,300	6.7%	Various(5)	$13.62	$151	11.0%
Subtotal		118,300	22.4%

In-line Tenants (<10,000 sq. ft.)		308,986	58.6%

Total Occupied Collateral		427,286	81.0%

Vacant		99,920	19.0%
Total Collateral		527,206	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Wal-Mart Total Sq. Ft. is an estimate of 195,000 sq. ft. per store at each of the WRS Retail Portfolio Properties, excluding the Hudson Bridge Crossing Outparcel property and the Shoppes at Westgate Outparcel property.

(3)	Sales PSF and Occupancy Cost provided by the borrower as of TTM ending November 30, 2013.
(4)
Dollar Tree leases (i) 8,000 sq. ft. of space at the Shoppes at Oxford property expiring January 31, 2015, (ii) 10,000 sq. ft. of space at the Glenn View Station property expiring March 31, 2019, (iii) 9,000 sq. ft. of space at the Shoppes at Raeford property expiring April 30, 2016, (iv) 10,000 sq. ft. of space at the Shoppes at Westgate property expiring February 28, 2017, (v) 10,000 sq. ft. of space at the Shoppes at White Knoll property expiring October 31, 2017, (vi) 8,000 sq. ft. of space at the Grand View Station property expiring January 31, 2017, (vii) 9,500 sq. ft. of space at the Shoppes at Richland property expiring August 31, 2017, (viii) 10,000 sq. ft. of space at the Hudson Bridge Crossing property expiring November 30, 2016, and (ix) 8,500 sq. ft. of space at the Shoppes at Goldsboro property expiring October 31, 2014.

(5)
Shoe Dept. leases (i) 3,150 sq. ft. of space at the Shoppes at Oxford property expiring October 31, 2014, (ii) 3,800 sq. ft. of space at the Glenn View Station property expiring May 31, 2014, (iii) 3,150 sq. ft. of space at the Shoppes at Raeford property on a month-to-month lease, (iv) 4,700 sq. ft. of space at the Shoppes at Westgate property expiring March 31, 2018, (v) 5,600 sq. ft. of space at the Shoppes at White Knoll property expiring October 31, 2017, (vi) 5,100 sq. ft. of space at the Grand View Station property expiring February 28, 2018, (vii) 4,800 sq. ft. of space at the Shoppes at Richland property expiring January 31, 2015, and (viii) 5,000 sq. ft. of space at the Hudson Bridge Crossing property expiring January 31, 2015.

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	5,950	1.1%	5,950	1.1%	$14.61	1.1%	1.1%
2014	27	64,651	12.3%	70,601	13.4%	$19.55	16.4%	17.5%
2015	27	89,760	17.0%	160,361	30.4%	$17.60	20.5%	38.0%
2016	35	85,500	16.2%	245,861	46.6%	$17.98	19.9%	57.9%
2017	27	94,193	17.9%	340,054	64.5%	$16.33	19.9%	77.9%
2018	15	34,700	6.6%	374,754	71.1%	$16.93	7.6%	85.5%
2019	6	23,000	4.4%	397,754	75.4%	$18.20	5.4%	90.9%
2020	0	0	0.0%	397,754	75.4%	$0.00	0.0%	90.9%
2021	1	2,000	0.4%	399,754	75.8%	$22.87	0.6%	91.5%
2022	1	3,823	0.7%	403,577	76.6%	$26.62	1.3%	92.8%
2023	0	0	0.0%	403,577	76.6%	$0.00	0.0%	92.8%
2024	0	0	0.0%	403,577	76.6%	$0.00	0.0%	92.8%
Thereafter	6	23,709	4.5%	427,286	81.0%	$23.29	7.2%	100.0%
Vacant	NAP	99,920	19.0%	527,206	100.0%	NAP	NAP
Total / Wtd. Avg.	148	527,206	100.0%			$18.05	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The WRS Retail Portfolio loan (the “WRS Retail Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 11 shopping centers (which include two leased fee properties) totaling 527,206 sq. ft. located in North Carolina, Georgia and South Carolina (the “WRS Retail Portfolio Properties”) with an original principal balance of $71.0 million. The WRS Retail Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The WRS Retail Portfolio Loan accrues interest at a fixed rate equal to 5.5860% and has a cut-off date balance of $71.0 million. Loan proceeds along with mezzanine debt of $6.0 million were used to retire existing debt of approximately $73.3 million, fund reserves of approximately $1.5 million, pay closing costs of approximately $1.8 million and provide a return of equity to the borrower of approximately $0.4 million. Based on the appraised value of approximately $105.0 million as of November and December 2013, the cut-off date LTV ratio is 67.6% and the remaining implied equity is approximately $34.0 million. The most recent prior financings of the WRS Retail Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$71,000,000	92.2%	Loan Payoff	$73,328,641	95.2%
Mezzanine Loan	$6,000,000	7.8%	Closing Costs	$1,757,369	2.30%
			Reserves	$1,537,250	2.00%
			Return of Equity	$376,740	0.5%
Total Sources	$77,000,000	100.0%	Total Uses	$77,000,000	100.0%

The Borrower / Sponsor.    The borrower, WRS Centers I, LLC, is a single purpose Delaware limited liability company with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantor are T. Scott Smith and Arthur J. Kepes, the President and CFO of WRS, Inc. respectively, on a joint and several basis.

WRS, Inc. was founded in 2001 and has developed 32 Wal-Mart anchored and Wal-Mart shadow anchored shopping centers with over 7,750,000 sq. ft. of retail space.

The Properties.    The WRS Retail Portfolio Properties consist of the borrower’s fee simple interests in 11 shopping centers (which include two leased fee properties) totaling 527,206 sq. ft. across three states. All of the WRS Retail Portfolio Properties are Wal-Mart shadow anchored retail centers and two of the WRS Retail Portfolio Properties have outparcels which are ground leased to various tenants. Eight of the WRS Retail Portfolio Properties are located in North Carolina, three are in Georgia and two are in South Carolina. Two of the WRS Retail Portfolio Properties, Hudson Bridge Crossing and Shoppes at Westgate, each contain an outparcel that is ground leased to various tenants. The collateral for the WRS Retail Portfolio Loan also includes 22 vacant and unimproved parcels.

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

The WRS Retail Portfolio Properties are 81.0% leased to 148 tenants as of December 13, 2013. The largest tenant at the WRS Retail Portfolio Properties (in the aggregate) is Dollar Tree, which leases space at nine of the properties and occupies approximately 15.7% of the total NRA. At each shadow anchored property in the portfolio, Wal-Mart owns its own store and is not collateral for the WRS Retail Portfolio Loan. Wal-Mart and Dollar Tree do not report sales.  Shoe Dept., the second largest collateral tenant, leases space at eight of the WRS Retail Portfolio Properties, occupies approximately 6.7% of the total NRA and reported TTM sales as of November 30, 2013 of $151 PSF and an occupancy cost of 11.0%. In addition, the WRS Retail Portfolio Properties are occupied by a diverse roster of national tenants.

Environmental Matters.    The Phase I environmental reports dated in December 2013 recommended no further action at the WRS Retail Portfolio Properties.

The Market.

Market Summary(1)
Property Name	Location	Property Type	Metropolitan Statistical Area	In-Place Occupancy	Concluded Market Rate (PSF)	In Place Rent (PSF)(2)
Hudson Bridge Crossing	Stockbridge, GA	Retail	Atlanta	85.1%	$20.00	$18.52
Shoppes at Richland	Aiken, SC	Retail	Augusta / Richmond County	86.3%	$20.00	$17.76
Shoppes at Westgate	Leland, NC	Retail	Wilmington	100.0%	$17.00	$16.95
Shoppes at White Knoll	Lexington, SC	Retail	Columbia	100.0%	$20.00	$18.25
Glenn View Station	Durham, NC	Retail	Raleigh / Durham	73.6%	$18.00	$18.20
Chamblee Village	Chamblee, GA	Retail	Atlanta	67.5%	$23.00	$26.09
Grand View Station	Marion, NC	Retail	Asheville	88.3%	$18.00	$16.45
Hudson Bridge Crossing Outparcel	Stockbridge, GA	Leased Fee	Atlanta	100.0%	NAP	$20.96
Shoppes at Oxford	Oxford, NC	Retail	Raleigh / Durham	82.3%	$18.00	$15.63
Shoppes at Raeford	Raeford, NC	Retail	Fayetteville	66.4%	$18.00	$15.18
Villages at Red Bridge	Locust, NC	Retail	Charlotte	68.5%	$18.00	$17.94
Shoppes at Goldsboro	Goldsboro, NC	Retail	Goldsboro	54.4%	$16.00	$15.58
Shoppes at Westgate Outparcel	Leland, NC	Leased Fee	Wilmington	100.0%	NAP	$28.95
(1)	Source: Appraisal
(2)	In Place Rent (PSF) is based on the underwritten rent rolls.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 11/30/2013	U/W	U/W PSF
Base Rent(1)	$6,396,860	$7,586,721	$7,531,674	$7,712,234	$14.63
Value of Vacant Space	0	0	0	1,686,548	3.20
Gross Potential Rent	$6,396,860	$7,586,721	$7,531,674	$9,398,781	$17.83
Total Recoveries	914,133	1,227,356	1,198,613	1,664,757	3.16
Total Other Income	30,371	21,148	24,315	24,315	0.05
Less: Vacancy(2)	0	0	0	(2,148,319)	(4.07)
Effective Gross Income	$7,341,364	$8,835,224	$8,754,602	$8,939,534	$16.96
Total Operating Expenses	1,705,382	2,200,583	2,130,787	2,183,965	4.14
Net Operating Income	$5,635,982	$6,634,641	$6,623,815	$6,755,569	$12.81
TI/LC	0	0	0	306,269	0.58
Capital Expenditures	0	0	0	124,918	0.24
Net Cash Flow	$5,635,982	$6,634,641	$6,623,815	$6,324,382	$12.00

(1)	U/W Base Rent includes $74,001 in contractual step rent through December 2014 as well as a mark down to market to certain tenants of $147,133.
(2)	U/W Vacancy represents 19.4% of gross income.

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

Property Management.    The WRS Retail Portfolio Properties are managed by Southern Real Estate Management, L.L.C., a borrower affiliate.

Lockbox / Cash Management.    The WRS Retail Portfolio Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account during the existence of a WRS Retail Portfolio Sweep Event. A “WRS Retail Portfolio Sweep Event” will commence upon (i) an event of default, (ii) an event of default under management agreement or leasing agreement, (iii) DSCR falling below 1.10x or (iv) any tenant occupying more than 12% of the NRA of the WRS Retail Portfolio Properties on an aggregate basis (or constituting more than 10% of the total annual rents of the WRS Retail Portfolio Properties, on an aggregate basis) goes dark or files for bankruptcy.

Initial Reserves.    At closing, the borrower deposited (i) $79,828 into a tax reserve account, (ii) $123,442 into an insurance reserve account, (iii) $993,301 into a TI/LC reserve account, (iv) $300,000 into the Shoe Show reserve and (v) $40,679 into a free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $79,828, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $15,430, into an insurance reserve account, (iii) $10,410 into a capital expenditure account and (iv) $27,360 into a TI/LC reserve account, which is capped at $1,500,000.

Current Mezzanine or Subordinate Indebtedness.    A $6.0 million mezzanine loan was funded at closing by Ladder Capital Finance LLC. The mezzanine loan is coterminous with the WRS Retail Portfolio Loan and accrues interest at a rate of 11.0000% per annum. The mezzanine loan requires interest only payments for the first 36 months of the loan followed by a 30-year amortization schedule.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    At any time, for the first $10,000,000 of appraised value thereof released, the borrower may obtain a release from the lien of the mortgage on vacant outparcels, in connection with third-party or affiliated sales and subject to, among other conditions, the payment of a release price, which release price must be applied to pay down the mezzanine loan balance.  After the earlier to occur of the release of the first $10,000,000 of appraised value of vacant outparcels or the repayment of the mezzanine loan in full, provided the defeasance lockout period has expired, the borrower may release additional vacant outparcels in connection with third party sales subject to the satisfaction of certain conditions including the partial defeasance of the WRS Retail Portfolio Loan in the amount of a release price equal to the greater of net sales proceeds and appraised value.

In addition, after the expiration of the defeasance lockout period, the borrower may release one or more of the improved properties in connection with a third-party sale of such property(ies) subject to satisfaction of certain conditions including the partial defeasance of the WRS Retail Portfolio Loan in the amount of a release price of the greater of 115% of the allocated loan amount and 100% of net sales proceeds.

Substitution of Collateral.    None.

North Carolina, Georgia and South Carolina	Collateral Asset Summary – Loan No. 4 WRS Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 67.6% 1.30x 9.5%

Richmond
Lynchburg
Roanoke
KENTUCKY
VIRGINIA
Johnson City
Winston-Salem
Knoxville
Greensboro
Durham
Rocky Mount
Raleigh
TENNESSEE
Asheville
Greenville
NORTH CAROLINA
Charlotte
Chattanooga
Fayetteville
Greenville
Jacksonville
Wilmington
Marietta
Columbia
Athens
Atlanta
SOUTH CAROLINA
Augusta
GEORGIA
Macon
Charleston
Columbus
ATLANTIC OCEAN
Savannah
Albany
Dothan
CARTIFACT

WRS RETAIL PORTFOLIO

1	Shoppes at Oxford	1015 Lewis Street	Oxford	North Carolina	27565
2	Glenn View Station	1541 Glenn School Road	Durham	North Carolina	27704
3	Shoppes at Goldsboro	2912-2924 US Highway 70 West	Goldsboro	North Carolina	27530
4	Grand View Station	2815 Sugar Hill Road	Marion	North Carolina	28752
5	Villages at Red Bridge	11620-11670 Red Bridge Boulevard	Locust	North Carolina	28097
6	Shoppes at Raeford	4555 Fayetteville Road	Raeford	North Carolina	28376
7	Shoppes at Westgate	1114 New Pointe Boulevard	Leland	North Carolina	28451
8	Shoppes at Westgate Outparcel	1112 New Pointe Boulevard	Leland	North Carolina	28451
9	Shoppes at White Knoll	1788-1792 South Lake Drive	Lexington	South Carolina	29073
10	Shoppes at Richland	3581-3601 Richland Avenue West	Aiken	South Carolina	29801
11	Chamblee Village	1881 Chamblee Tucker Road	Chamblee	Georgia	30341
12	Hudson Bridge Crossing	1490-1548 Hudson Bridge Road	Stockbridge	Georgia	30281
13	Hudson Bridge Crossing Outparcel	1490-1548 Hudson Bridge Road	Stockbridge	Georgia	30281

(THIS PAGE INTENTIONALLY LEFT BLANK)

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Morton L. Olshan		Collateral:	Fee Simple
Borrower:	U.S. 41 & I 285 Company LLC		Location:	Atlanta, GA
Original Balance:	$60,000,000		Year Built / Renovated:	1976 / 2007, 2011
Cut-off Date Balance:	$60,000,000		Total Sq. Ft. (4):	385,579
% by Initial UPB:	6.5%		Property Management:	Mall Properties, Inc.
Interest Rate:	4.5500%		Underwritten NOI(5):	$6,728,879
Payment Date:	6th of each month		Underwritten NCF(5):	$6,363,507
First Payment Date:	April 6, 2014		Appraised Value:	$110,000,000
Maturity Date:	March 6, 2024		Appraisal Date:	February 1, 2014
Amortization:	360 months
Additional Debt(1):	Future Unsecured Subordinate Debt		Historical NOI
	Permitted		Most Recent NOI:	$5,235,431 (T-12 November 30, 2013)
Call Protection:	L(24), D(92), O(4)		2012 NOI:	$4,873,744 (December 31, 2012)
Lockbox / Cash Management(2):	Hard / Springing		2011 NOI:	$3,471,281 (December 31, 2011)
			2010 NOI:	$3,494,627 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$229,517	$57,379	Current Occupancy(6):	97.7% (January 1, 2014)
Insurance:	$0	Springing	2012 Occupancy:	91.6% (December 31, 2012)
Replacement:	$0	$4,820	2011 Occupancy(7):	73.5% (December 31, 2011)
TI/LC:	$417,200	$20,886	2010 Occupancy(7):	68.6% (December 31, 2010)
Free Rent:	$213,648	$0
(1)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Lockbox / Cash Management” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The Total Sq. Ft. includes a 1,300 sq. ft. ground leased parcel.
(5)   See “Cash Flow Analysis” herein.
(6)   Current Occupancy includes Mattress Firm (4,000 sq. ft., 1.0% of NRA) and Grub Burger Bar (3,800 sq. ft., 1.0% of NRA), which have signed leases, but have not taken occupancy or begun paying rent. Each of the spaces is currently being built out for tenant occupancy and a free rent reserve of $213,648 was reserved.
(7)   The 2010 Occupancy and 2011 Occupancy are reported on the current total square footage of the Akers Mill Square Property. See “The Property” herein for detail on the redevelopment of the Akers Mill Square Property.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$156
Balloon Balance / Sq. Ft.:		$126
Cut-off Date LTV:		54.5%
Balloon LTV:		44.2%
Underwritten NOI DSCR:		1.83x
Underwritten NCF DSCR:		1.73x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.6%
Underwritten NOI Debt Yield at Balloon:		13.8%
Underwritten NCF Debt Yield at Balloon:		13.1%

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

Tenant Summary
Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration		Annual U/W Base Rent PSF	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Sports Authority(3)	NR/B3/B-	73,320	19.0%	1/31/2018	(4)	$9.32	NAV	NAV
Toys “R” Us	CCC/Caa1/B-	58,907	15.3%	1/31/2022		$14.00	NAV	NAV
LA Fitness	NR/NR/NR	49,561	12.9%	8/31/2019		$11.80	NAV	NAV
Golfsmith USA	NR/NR/B	38,830	10.1%	6/30/2022		$15.00	NAV	NAV
Bed Bath & Beyond(5)	NR/NR/BBB+	29,000	7.5%	1/31/2017		$10.60	$269	5.2%
Total Anchor Tenants		249,618	64.7%			$11.95

Major Tenants (>10,000 sq. ft.)
Old Navy	BBB-/Baa3/BBB-	15,081	3.9%	9/30/2023		$17.00	$126	18.9%
Petco	NR/Caa1/B	12,500	3.2%	1/31/2023		$17.50	NAV	NAV
Party City	NR/B3/B	11,070	2.9%	1/31/2019		$16.00	$191	10.7%
Subtotal		38,651	10.0%			$16.88

In-line Tenants (<10,000 sq. ft.)		88,589	23.0%			$36.49	$480	9.1%
Total Occupied Collateral		376,858	97.7%			$18.22

Vacant		8,721	2.3%
Total / Wtd. Avg.		385,579	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Sales PSF and Occupancy Cost (% of Sales) provided by the borrower as of December 31, 2013. The sales information may reflect a trailing 12-month period or an annualized number for certain in-line tenants.

(3)	Sports Authority is currently subleasing approximately 26,000 sq. ft. to OfficeMax.
(4)	Sports Authority has three five-year renewal options with no increase in rental rate.
(5)	Bed Bath & Beyond sales are as of December 31, 2012.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	0	0.0%	0	0.0%	$0.00	0.1%	0.1%
2014	5	11,032	2.9%	11,032	2.9%	$32.85	5.3%	5.4%
2015	1	934	0.2%	11,966	3.1%	$40.00	0.5%	5.9%
2016	1	3,889	1.0%	15,855	4.1%	$22.96	1.3%	7.2%
2017	1	29,000	7.5%	44,855	11.6%	$10.60	4.5%	11.7%
2018	5	89,132	23.1%	133,987	34.7%	$12.51	16.2%	27.9%
2019	5	76,713	19.9%	210,700	54.6%	$16.28	18.2%	46.1%
2020	0	0	0.0%	210,700	54.6%	$0.00	0.0%	46.1%
2021	0	0	0.0%	210,700	54.6%	$0.00	0.0%	46.1%
2022	5	109,816	28.5%	320,516	83.1%	$16.75	26.8%	72.9%
2023	5	38,760	10.1%	359,276	93.2%	$27.76	15.7%	88.6%
2024	3	14,782	3.8%	374,058	97.0%	$45.05	9.7%	98.3%
Thereafter	1	2,800	0.7%	376,858	97.7%	$42.00	1.7%	100.0%
Vacant	NAP	8,721	2.3%	385,579	100.0%	NAP	NAP
Total / Wtd. Avg.	33	385,579	100.0%			$18.22	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

The Loan.    The Akers Mill Square loan (the “Akers Mill Square Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 385,579 sq. ft. Class A, anchored retail center located at 2967 Cobb Parkway Southeast in Atlanta, Georgia (the “Akers Mill Square Property”) with an original principal balance of $60.0 million. The Akers Mill Square Loan has a 10-year term and amortizes on a 360-month schedule. The Akers Mill Square Loan accrues interest at a fixed rate equal to 4.5500% and has a cut-off date balance of $60.0 million. Loan proceeds were used to retire existing debt of approximately $37.6 million, fund reserves of approximately $0.9 million and pay closing costs of $0.4 million, thereby giving the borrower a return of equity of approximately $21.1 million. Based on the appraised value of $110.0 million as of February 1, 2014, the cut-off date LTV ratio is 54.5% and the remaining implied equity is $50.0 million. The most recent prior financing of the Akers Mill Square Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	100.0%	Loan Payoff	$37,605,126	62.7%
			Reserves	$860,365	1.4%
			Closing Costs	$420,973	0.7%
			Return of Equity	$21,113,536	35.2%
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

The Borrower / Sponsor.    The borrower, U.S. 41 & I 285 Company LLC, is a single purpose Delaware limited liability company, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Morton L. Olshan, the founder and chairman of Olshan Properties.

Morton L. Olshan founded the predecessor company to Olshan Properties in 1967. Olshan Properties is a privately owned real estate firm that has specialized in the development, acquisition and management of commercial real estate. The company currently owns and/or manages a diverse portfolio of commercial properties in 11 states with approximately 29 million sq. ft. Its portfolio is currently comprised of approximately 11 million sq. ft. of retail properties, 19,000 multifamily residential units, 1,133 hotel rooms, and 5 million sq. ft. of office space.

The Property.    The Akers Mill Square Property consists of a 385,579 sq. ft. power center located in Atlanta, Georgia. The Akers Mill Square Property was developed by the sponsor in 1976. The sponsor began an extensive renovation of the Akers Mill Square Property in 2007 spending approximately $25.6 million in capital expenditures and TI/LC costs resulting in the addition of 77,731 sq. ft. A summary of the renovations performed since 2007 is presented below:

●
Executed a build-to-suit agreement with Toys “R” Us to move from an approximately 38,000 sq. ft. space at the Akers Mill Square Property to a 58,907 sq. ft. build-to-suit space located between Sports Authority and LA Fitness.

●	The former Toys “R” Us space was leased to Golfsmith USA for a 10-year term expiring June 30, 2022.
●	Executed a lease with Petco to occupy 12,500 sq. ft. of newly constructed space (a portion of the Toys R Us redevelopment) for a 10-year term expiring January 2023.
●	Party City signed a lease for a 10-year term expiring in January 2019 to occupy 11,070 sq. ft.
●
Re-leasing 15,081 sq. ft. of space formerly occupied by Circuit City to Old Navy for a 10-year term expiring in September 2023, relocating Longhorn Steakhouse from an outparcel at the Akers Mill Square Property to expand into 6,529 sq. ft. of space in the former Circuit City box and signing Grub Burger Bar to occupy 3,800 sq. ft. of the former Circuit City space for a 10-year term.

●	Signed Corner Bakery to occupy the former Longhorn Steakhouse space.
●	Executed a lease with Zoe’s Kitchen to occupy 2,800 sq. ft. of newly constructed space for a 15-year term expiring December 2027.
●	Executed a lease with Pollo Tropical to occupy 3,524 sq. ft. of newly constructed space for a 10-year term expiring January 2023.
●
Relocated Honey Baked Ham from an outparcel to a 3,322 sq. ft. in-line suite. The Honey Baked Ham pad was subsequently leased to Mattress Firm for a 10-year term that is expected to commence in July 2014.

●	Signed in-line leases with Brooklyn Water Bagels and Uncle Maddio’s Pizza Joint totaling 5,550 sq. ft. through August and January 2022, respectively.

The Akers Mill Square Property is anchored by Sports Authority, which has been a tenant since 1993, Toys “R” Us, LA Fitness, Golfsmith USA and Bed Bath & Beyond. As of January 1, 2014 the Akers Mill Square Property was 97.7% leased.

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

Environmental Matters.    The Phase I environmental report dated February 7, 2014 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Akers Mill Square Property, which is already in place.

The Market.     The Akers Mill Square Property is located in Atlanta, Georgia within Cobb County. Access to the Akers Mill Square Property is provided by I-285 and I-75. Public transit is provided by Cobb County and the main bus hub for Cobb Community Transit is at the back of the Cumberland Mall which is directly across from the Akers Mill Square Property. The Cumberland Mall contains over 1 million sq. ft. of retail space. Additionally, north along Cobb Parkway is the planned redevelopment of the Atlanta Braves stadium for 2017. The Braves are moving from the City of Atlanta and have recently acquired over 50 acres to build a mixed use development consisting of office, retail, the stadium and other uses. The 2013 population within the Akers Mill Square Property’s five-mile radius is 193,799 with a median household income of $55,869. The population of Cobb County in 2013 was 708,576 with a median household income of $61,301.

The Atlanta Metro 2013 retail market consists of an inventory of approximately 81.6 million sq. ft. and has a vacancy rate of 13.7%. The Akers Mill Square Property is located within the Cumberland/East Cobb submarket which has a 2013 retail inventory of approximately 10.5 million sq. ft. with an 11.3% vacancy rate and a $16.49 PSF rental rate. For power centers, the Akers Mill Square Property is located in the Cumberland/Galleria submarket, which had a 4.6% vacancy rate as of year-end 2013.

The chart below details the Akers Mill Square Property’s competitive set.

Competitive Set(1)
Name	Akers Mill Square(2)	The Prado	Sandy Springs Plaza	Perimeter Square	The Avenue Forsyth	Stonebridge Village
Distance from Subject	NAP	7.0 miles	7.5 miles	10.4 miles	30 miles	43.6 miles
Property Type	Power Center	Community Center	Community Center	Power Center	Lifestyle Center	Power Center
Year Built / Renovated	1976 / 2007, 2011	1973/NAV	1965/NAV	1994/NAV	2008/NAV	2008/NAV
Total Occupancy	97.7%	98%	95%	100%	92%	93%
Size (Sq. Ft.)	385,579	305,957	118,610	186,058	523,535	141,859
Anchors / Major Tenants	Sports Authority, Toys “R” Us, LA Fitness, Golfsmith USA, Bed Bath & Beyond	Publix	Trader Joe’s, Party City	Bed Bath & Beyond, Haverty’s	Academy Sports, AMC	Ross, TJ Maxx
(1)	Source: Appraisal
(2)	Based on the rent roll dated January 1, 2014.

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 11/30/2013	U/W	U/W PSF
Base Rent(1)	$3,689,010	$5,292,314	$5,911,417	$6,867,915	$17.81
Value of Vacant Space	0	0	0	287,793	0.75
Gross Potential Rent	$3,689,010	$5,292,314	$5,911,417	$7,155,708	$18.56
Total Recoveries	1,088,865	1,089,559	864,900	1,542,265	4.00
Total Other Income	0	0	2,737	9,382	0.02
Less: Vacancy(2)	0	0	0	(435,368)	(1.13)
Effective Gross Income	$4,777,875	$6,381,873	$6,779,054	$8,271,988	$21.45
Total Operating Expenses	1,306,594	1,508,129	1,543,623	1,543,109	4.00
Net Operating Income(3)	$3,471,281	$4,873,744	$5,235,431	$6,728,879	$17.45
TI/LC	0	0	0	307,535	0.80
Capital Expenditures	0	0	0	57,837	0.15
Net Cash Flow	$3,471,281	$4,873,744	$5,235,431	$6,363,507	$16.50
(1)	U/W Base Rent includes $132,207 in contractual step rent through February 2015.
(2)	U/W Vacancy represents 5.0% of gross income.
(3)
The increase in U/W Net Operating Income over the trailing 12-months ended November 30, 2013 is primarily attributable to (i) an approximately $619,000 increase in base rent due to recent leases being executed including Old Navy, Corner Bakery, Grub Burger Bar and Mattress Firm and (ii) an increase in recoveries due to the increase in occupancy.

Property Management.    The Akers Mill Square Property is managed by Mall Properties, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Akers Mill Square Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to send all rents and other payments to a payment service company, which in turn deposits all received sums into the lockbox account controlled by the lender. So long as no Akers Mill Square Cash Sweep Event Period (defined below) exists, all funds in the clearing account will be released to the borrower. During the existence of a Akers Mill Square Cash Sweep Event Period, all funds in the clearing account will be swept daily into an account controlled by the lender (the “Akers Mill Square Cash Management Account”) and all funds in the Akers Mill Square Cash Management Account will be applied by the lender to the payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow will be released to the borrower. During the existence of any Akers Mill Square Cash Sweep Event Period, the remaining cash flow will be held as additional collateral for the Akers Mill Square Loan.

A “Akers Mill Square Cash Sweep Event Period” will exist (i) during the continuation of an event of default under the loan documents or (ii) if the DSCR falls below 1.15x, until such time that the DSCR is greater than 1.20x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $229,517 into a tax reserve account, (ii) $417,200 into a TI/LC reserve account for outstanding tenant improvement and leasing obligations and (iii) $213,648 into a free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $57,379, into a tax reserve account, (ii) $4,820 into a capital expenditure account and (iii) $20,886  into a TI/LC reserve account, capped at $1,000,000. If the sponsor extends the leases of both Toys “R” Us and Golfsmith USA and/or replacement tenants for both Toys “R” Us and Golfsmith USA until at least December 31, 2026, then the TI/LC cap will be reduced to $500,000. Additionally, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Partial Release.     The borrower may obtain the release of a vacant, non-income producing portion of the Akers Mill Square Property, without payment of a release price, provided, among other things (i) no event of default, (ii) the Akers Mill Square Property will comply with all applicable zoning by-laws and ordinances following the release and (iii) the LTV ratio of the remaining property satisfies REMIC requirements. The vacant, non-income producing outparcel was not included in the appraised value of $110.0 million.

Current Mezzanine or Subordinate Indebtedness.    None.

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

Future Mezzanine or Subordinate Indebtedness Permitted.    The Akers Mill Square Loan documents permit future unsecured subordinate debt up to $2.0 million provided that the lender thereunder enters into a subordination and standstill agreement in the form attached to the Akers Mill Square Loan documents.

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

2967 Cobb Parkway Southeast Atlanta, GA 30339	Collateral Asset Summary – Loan No. 5 Akers Mill Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.73x 11.2%

CARTIFACT
Akers Mill Square
2967 Cobb Parkway Southeast
Atlanta, GA 30339
Atlanta
Marietta
Smyrna
Sandy Springs
CUMBERLAND
STONEWALL
MILLRIDGE
OAKDALE
DOBBINS AIR RESERVE BASE
Delk Spectrum
Terrell Mill Village Shopping Center
Wildwood Business Park
GE Energy
Hyatt Regency Suites Atlanta North
Hilton Garden Inn Atlanta Northwest/ Wildwood
The Terrace at Windy Hill
Treasure Island Shopping Center
Wellstar Windy Hill Hospital
Interstate North Office Park
Cumberland Square
Future Atlanta Braves Stadium Location and Mixed Use Development
Cobb Energy Performing Arts Centre
Galleria Specialty Mall
The Shops at Cumberland
Cumberland Mall
Parkway Pointe
Powers Ferry Village
Home Depot World HQ
Paces Cumberland
Paces Ferry
The Station at Vinings Shopping Center
The Lovett School
Paces Ferry Plaza
Emory Adventist Hospital
Chattahoochee River National Recreation Area
Chattahoochee River
Atlanta Country Club
THE PERIMETER
DELK RD SE
SPRING RD SE
PACES MILL RD SE
PACES FERRY RD NW
W PACES FERRY RD NW
MT PARAN RD NW
NORTHSIDE DR NW
NORTHSIDE PKY NW
MOORES MILL RD NW
S ATLANTA RD SE
ATLANTA RD SE
WINDY HILL RD SE
COBB PKY SE
TERRELL MILL RD SE
POWERS FERRY RD SE
MT VERNON HWY NW
RIVERSIDE DR NW
75
285
41
3
407
401
Kennesaw
Marietta
Sandy Springs
Peachtree Corners
Duluth
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Smyrna
Vinings
Mableton
Austell
Decatur
Pine Lake
Redan
Lithonia
DOWNTOWN
East Point
HARTSFIELD JACKSON ATLANTA INT'L AIRPORT
Forest Park
Union City
Riverdale
Morrow
Fairburn
Stockbridge

(THIS PAGE INTENTIONALLY LEFT BLANK)

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

Marshalls
TARGET
Marshalls

Marshalls
TARGET

Applebee's Grill & Bar
TARGET

River Plaza
RadioShack
GameStop
Sprint

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type(2):	Anchored Retail
Sponsor:	James P. Levin; Paul A. Travis; Aaron			Collateral:	Fee Simple
	Malinsky; Kessler-Sachs Family			Location:	Bronx, NY
	Partnership, LP			Year Built / Renovated:	2004 / NAP
Borrower:	Kingsbridge Associates, LLC			Total Sq. Ft.(2):	103,162
Original Balance:	$58,000,000			Property Management:	KB Property Managers LLC
Cut-off Date Balance:	$58,000,000			Underwritten NOI:	$4,726,777
% by Initial UPB:	6.3%			Underwritten NCF:	$4,608,140
Interest Rate:	4.6600%			Appraised Value:	$80,000,000
Payment Date:	6th of each month			Appraisal Date:	December 19, 2013
First Payment Date:	April 6, 2014
Maturity Date:	March 6, 2024			Historical NOI
Amortization:	360 months			2013 NOI:	$4,779,084 (December 31, 2013)
Additional Debt:	None			2012 NOI:	$4,643,740 (December 31, 2012)
Call Protection:	L(24), D(93), O(3)			2011 NOI:	$4,539,497 (December 31, 2011)
Lockbox / Cash Management:	Soft / Springing			2010 NOI:	$4,654,226 (December 31, 2010)

Reserves(1)				Historical Occupancy
	Initial		Monthly	Current Occupancy:	100.0% (January 1, 2014)
Taxes:	$172,495		$52,271	2012 Occupancy:	100.0% (December 31, 2012)
Insurance:	$65,472		$8,184	2011 Occupancy:	99.3% (December 31, 2011)
Replacement:	$0		$2,149	2010 Occupancy:	97.3% (December 31, 2010)
TI/LC:	$0		$8,597	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Required Repairs:	$11,000		NAP	(2)	Includes 9,862 sq. ft. (9.6% of the NRA) of office space.
Lease Surrender:	$200,000		$0
Lease Sweep:	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$562
Balloon Balance / Sq. Ft.:		$457
Cut-off Date LTV:		72.5%
Balloon LTV:		58.9%
Underwritten NOI DSCR:		1.32x
Underwritten NCF DSCR:		1.28x
Underwritten NOI Debt Yield:		8.1%
Underwritten NCF Debt Yield:		7.9%
Underwritten NOI Debt Yield at Balloon:		10.0%
Underwritten NCF Debt Yield at Balloon:		9.8%

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Annual U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Anchor Tenants
Marshalls	NR/A3/A+	35,000	33.9%	$34.00	24.2%	7/31/2019
Planet Fitness	NR/NR/NR	15,804	15.3%	$26.40	8.5%	8/31/2017
Subtotal		50,804	49.2%	$31.64	32.7%

Major Tenants
Applebee’s	NR/NR/NR	7,500	7.3%	$70.33	10.7%	7/29/2024
Elderserve Health(2)	NR/NR/NR	6,404	6.2%	$30.00	3.9%	9/30/2021(3)
The Children’s Place	NR/NR/NR	4,613	4.5%	$64.69	6.1%	1/31/2018
Subtotal		18,517	17.9%	$54.98	20.7%

Other In-line Tenants		33,841	32.8%	$67.51	46.5%
Total Occupied Collateral		103,162	100.0%	$47.59	100.0%

Vacant		0	0.0%
Total/Wtd. Avg.		103,162	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	The space leased by Elderserve Health is office space.
(3)	Elderserve Health has a one-time right to terminate its lease on September 30, 2017 with 180 days prior notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014(2)	3	7,832	7.6%	7,832	7.6%	$63.84	10.2%	10.2%
2015(3)	4	10,167	9.9%	17,999	17.4%	$66.27	13.7%	23.9%
2016	0	0	0.0%	17,999	17.4%	$0.00	0.0%	23.9%
2017	1	15,804	15.3%	33,803	32.8%	$26.40	8.5%	32.4%
2018	2	6,558	6.4%	40,361	39.1%	$64.78	8.7%	41.1%
2019	2	39,200	38.0%	79,561	77.1%	$38.78	31.0%	72.0%
2020	3	9,697	9.4%	89,258	86.5%	$67.50	13.3%	85.3%
2021	1	6,404	6.2%	95,662	92.7%	$30.00	3.9%	89.3%
2022	0	0	0.0%	95,662	92.7%	$0.00	0.0%	89.3%
2023	0	0	0.0%	95,662	92.7%	$0.00	0.0%	89.3%
2024	1	7,500	7.3%	103,162	100.0%	$70.33	10.7%	100.0%
Thereafter	0	0	0.0%	103,162	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	103,162	100.0%	NAP	NAP
Total / Wtd. Avg.	17	103,162	100.0%			$47.59	100.0%
(1)
Certain tenants have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Includes one tenant, Alvarez Tax, leasing 1,966 sq. ft., which space the borrower is in the process of recapturing through eviction proceedings relating to the tenant’s non-payment of rent.
(3)	Includes one tenant, Celinas Toribio Enterprises, leasing 1,492 sq. ft., with respect to which the borrower has indicated that such tenant is in the process of negotiating a surrender agreement.

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

The Loan.    The Bronx River Plaza loan (the “Bronx River Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 103,162 sq. ft., Class A, anchored retail center located at 40, 68-78 and 80-100 West 225th Street in Bronx, New York (the “Bronx River Plaza Property”) with an original principal balance of $58.0 million. The Bronx River Plaza Loan has a 10-year term and amortizes on a 30-year schedule. The Bronx River Plaza Loan accrues interest at a fixed rate equal to 4.6600% and has a cut-off date balance of $58.0 million. Loan proceeds were used to retire existing debt of approximately $39.3 million, fund reserves of approximately $0.4 million and pay closing costs of approximately $1.5 million, giving the borrower a return of equity of approximately $16.8 million. Based on the appraised value of $80.0 million as of December 19, 2013, the cut-off date LTV ratio is 72.5% and the remaining implied equity is $22.0 million. The most recent prior financing of the Bronx River Plaza Property was included in the CGCMT 2004-C2 commercial mortgage trust.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$58,000,000	100.0%	Loan Payoff	$39,287,813	67.7%
			Reserves	$448,967	0.8%
			Closing Costs	$1,505,719	2.6%
			Return of Equity	$16,757,500	28.9%
Total Sources	$58,000,000	100.0%	Total Uses	$58,000,000	100.0%

The Borrower / Sponsor.    The borrower, Kingsbridge Associates, LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in the organizational structure of its managing member. The sponsors of the borrower and the nonrecourse carve-out guarantors are James P. Levin, Paul A. Travis, Aaron Malinksy and Kessler-Sachs Family Partnership, LP, on a joint and several basis. The sponsors have over 100 years of combined real estate experience.

The Property.    The Bronx River Plaza Property is a 103,162 sq. ft. anchored retail center located in the Marble Hill neighborhood of Bronx, New York. The majority of the Bronx River Plaza Property is located within the borough of Manhattan while a small portion of the eastern portion of the site is located within the Bronx. Per the appraiser, the Bronx River Plaza Property most closely relates to the Marble Hill neighborhood within the Bronx.

The Bronx River Plaza Property is anchored by Marshalls (rated A3/A+ by Moody’s/S&P) and Planet Fitness and shadow anchored by a 130,000 sq. ft. Target (not part of the collateral for the Bronx River Plaza Loan) that is located adjacent to the Bronx River Plaza Property. Since opening, this Target has performed in the top five percent of Target locations in the United States. As of January 1, 2014, the Bronx River Plaza Property was 100.0% occupied by 17 national, regional and commercial tenants that also include Applebee’s, The Children’s Place, Starbucks and Lane Bryant, among others. Although tenants at the Bronx River Plaza Property are not required to report sales, The Children’s Place and Lane Bryant reported 2012 sales of $477 PSF and $293 PSF, respectively.

The Bronx River Plaza Property consists of three separate commercial buildings that were constructed in 2004. Parking is provided via 807 open and rooftop parking spaces which provide a parking ratio of 7.82 spaces per 1,000 sq. ft.

Environmental Matters.    The Phase I environmental report dated January 10, 2014 recommended no further action at the Bronx River Plaza Property.

The Market.    The Bronx River Plaza Property is located along the Harlem River in the Marble Hill neighborhood of the Bronx at the junction of the Major Deegan Expressway (I-87), West Kingsbridge Road (West 225th Street) and Broadway. The Bronx neighborhood of Riverdale is located to the north of the Bronx River Plaza Property and the Manhattan neighborhood of Washington Heights is located to the south. The 1 train has a stop immediately adjacent to the Bronx River Plaza Property at the corner of Broadway and West 225th Street. The B, D and 4 trains also have stops in the vicinity, as does Metro-North Railroad, which provides access to both the Hudson and Harlem lines. Bus service is available along all major thoroughfares and the Cross Bronx Expressway provides access to Manhattan.

As of January 2014, the population within a two-mile radius of the Bronx River Plaza Property was 430,749 and the average household income was $50,906.

The Bronx River Plaza Property is located in the New York Outer Boroughs retail market. As of the end of Q3 2013, the market had an overall vacancy rate of 4.5%, which represented a decrease of 0.1% over the prior quarter and a decrease of 0.2% over year-end 2012. Average quoted asking rental rates ended Q3 2013 at $35.84 PSF, which represented a 2.8% increase over the previous quarter’s average of $34.85 PSF and a 6.4% increase over year-end 2012’s average of $33.67 PSF. Absorption was positive in Q3 2013 at 644,171 sq. ft. and there was 834,962 sq. ft. of retail inventory under construction, including the 130,000 sq. ft. Broadway Plaza, which is located 0.4 miles from the Bronx River Plaza Property. Broadway Plaza is 75.0% pre-leased and is supposed to increase overall retail traffic to the area.

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

The appraiser identified eight comparable properties which are presented in the subsequent chart.

Competitive Set(1)
Name	Bronx River Plaza	Broadway Plaza	29-39 East Fordham Road	Fordham Place	2432 Grand Concourse	2850 Third Avenue	Parkchester South Retail Condominium	The Hub	Bay Plaza
Distance from Subject	NAP	0.4 miles	1.2 miles	1.5 miles	1.5 miles	4.3 miles	4.4 miles	4.7 miles	5.5 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Mixed Use Retail/Office	Mixed Use Retail/Office	Mixed Use Retail/Office	Mixed Use Retail/Office	Mixed Use Retail/Office	Mixed Use Retail/Office
Occupancy	100%(2)	75%(3)	100%	100%	90%	100%	96%	96%	97%
Size (Sq. Ft.)	103,162	130,000	67,964	262,000	164,625	177,094	520,609	172,137	492,857
Anchors / Major Tenants	Marshalls, Planet Fitness	Aldi, Sports Authority, TJ Maxx	Modell’s Sporting Goods	Best Buy, Sears	Local Tenants	Dr. Jay’s	Macy’s	Aldi, Sleepy’s, Rite Aid	Marshalls, Pathmark, Toys “R” Us
(1)	Source: Appraisal
(2)	Based on a rent roll dated January 1, 2014.
(3)	Broadway Plaza is currently being developed and occupancy represents pre-leasing activity.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W PSF
Base Rent(1)	$4,696,558	$4,783,339	$4,894,533	$5,158,933	$50.01
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,696,558	$4,783,339	$4,894,533	$5,158,933	$50.01
Total Recoveries	1,153,065	1,180,241	1,235,592	1,232,460	11.95
Total Other Income	44,813	34,336	43,751	35,338	0.34
Less: Vacancy & Credit Loss(2)	0	0	0	(321,337)	(3.11)
Effective Gross Income	$5,894,436	$5,997,915	$6,173,876	$6,105,394	$59.18
Total Operating Expenses	1,354,939	1,354,175	1,394,791	1,378,617	13.36
Net Operating Income	$4,539,497	$4,643,740	$4,779,084	$4,726,777	$45.82
TI/LC	0	0	103,162	103,162	1.00
Capital Expenditures	0	0	15,474	15,474	0.15
Net Cash Flow	$4,539,497	$4,643,740	$4,660,448	$4,608,140	$44.67

(1)	U/W Base Rent includes $248,943 in contractual step rent through January 2015.
(2)	U/W Vacancy represents 5.0% of gross income and is based on in-place economic vacancy.

Property Management.    The Bronx River Plaza Property is managed by KB Property Managers LLC, a borrower affiliate.

Lockbox / Cash Management.    The Bronx River Plaza Loan is structured with a soft lockbox and springing cash management. Funds in the lender controlled clearing account are to be swept (on a daily basis) into the borrower’s operating account unless a Trigger Period (as defined below) is continuing, in which event (i) the lender may immediately direct the tenants to deposit all rents directly into the clearing account and (ii) the amounts held in the clearing account will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Bronx River Plaza Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) upon the occurrence of a Lease Sweep Period (as defined herein), and will end, (A) with respect to a Trigger Period continuing due to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender (and if no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii) above, if such Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the date that is eight months prior to the earliest stated expiration date of a Lease Sweep Lease (as defined below) if the related tenant has not unconditionally renewed or extended in writing its lease on or before the date that is eight months prior to the earliest stated expiration of such tenant’s lease and (b) the date on which the borrower or property manager receives a notice from any tenant under a Lease Sweep Lease in which such tenant exercises any right of termination with respect to its Lease Sweep Lease.

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

The term “Lease Sweep Lease” means the Marshalls lease or any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights, covers all or any portion of the premises currently demised under the Marshalls lease.

Initial Reserves.    At closing, the borrower deposited (i) $172,495 into a tax reserve account, (ii) $65,472 into an insurance reserve account, (iii) $11,000 into a required repairs reserve account and (iv) $200,000 into a lease surrender reserve related to the anticipated surrender of the Celinas Toribio Enterprises lease.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes (or, initially, $52,271) into a tax reserve account and (ii) 1/12 of the estimated annual insurance premiums (or, initially, $8,184) into an insurance reserve account.

The borrower is also required to deposit, on account of anticipated future capital expenditures, (a) monthly, until the date on which amounts in the capital expenditure account equal or exceed $51,581, an amount equal to the lesser of (y) $2,149 and (z) the amount by which funds in the account are less than $51,581, (b) thereafter, the borrower is required to deposit no amounts, and (c) if the funds in the account, on any monthly payment date, are less than $25,791, then the borrower is again required to deposit the monthly amount described in clause (a) until the amount in the capital expenditure account equals or exceeds $51,581.

In addition, the borrower is required to deposit reserves on account of anticipated future TI/LCs, (a) monthly, until the date on which amounts in the rollover account equals or exceeds $309,486, an amount equal to the lesser of (y) $8,597 and (z) the amount by which funds in the account are less than $309,486, (b) thereafter, the borrower is required to deposit no amounts, and (c) if the funds in the account, on any monthly payment date, are less than $103,162, then the borrower is again required to deposit the monthly amount described in clause (a) until the amount in the rollover account equals or exceeds $309,486.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Proposed Alterations/Release.    The borrower is currently in negotiations with the tenant under the Elderserve Health (“Elderserve”) lease to expand such tenant’s leased premises by constructing an extension (the “Expansion Space”) to the building located at 80-100 West 225th Street (the “K-3 Building”). It is anticipated that the construction will include beams in the non-income producing parking lot to the rear of the K-3 Building, which beams will support the extension that will be constructed in the air space above the parking lot and adjacent to the K-3 Building.  In connection with the proposed construction, the borrower is required to, among other things, (i) obtain lender approval of the related plans and budget, (ii) deliver to lender a completion guaranty (relative to the timely and lien-free completion of the Expansion Space) from an acceptable guarantor and otherwise in form and substance satisfactory to the lender, and (iii) deliver to the lender additional security (in the form of cash, a letter of credit, securities reasonably acceptable to lender or a completion bond) in an amount equal to the total unpaid amounts incurred and to be incurred with respect to the proposed construction of the Expansion Space (as set forth in the approved plans and budget). The proposed construction work will be financed through capital contributions from the owners of the borrower (and no reserves will be available for the payment of such work).

In lieu of the borrower itself constructing the Expansion Space, and prior to the commencement of (but in anticipation of) any such proposed construction, the Bronx River Plaza Loan documents permit the borrower to (i) create a condominium regime of the K-3 Building (and related common areas) consisting of two units: (1) Unit 1 comprised of the existing K-3 Building improvements and (2) Unit 2 comprised of the Expansion Space and (ii) request and obtain the release of Unit 2 subject to satisfaction of release conditions described in the Bronx River Plaza Loan documents.

40, 68-78 and 80-100 West 225th Street Bronx, NY 10463	Collateral Asset Summary – Loan No. 6 Bronx River Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 72.5% 1.28x 8.1%

CARTIFACT
Bronx River Plaza
40, 68-78 and 80-100 West 225th Street
Bronx, NY 10463
Tenafly
Englewood
Englewood Cliffs
Fort Lee
Hudson River
NEW JERSEY
NEW YORK
Yonkers
Mount Vernon
Riverdale
Kings Bridge
Woodlawn Cemetery
Wakefield-Williamsbridge
Bedford Park
Williams Bridge
Fordham Heights
Fordham University Rose Hill
Columbia University -Baker Field
Inwood
University Heights
Bronx Community College
Washington Heights
Morris Heights
Bronx
Tremont
Bronx Zoo
Jacobi Medical Center
Morris Park
Albert Einstein College Of Medicine
Parkchester
Columbia Presbyterian Medical Center
High Bridge
New York
Yankee Stadium
Henry Hudson Pkwy
Major Deegan Expy
Bronx River Pkwy
Cross Bronx Expy
Harlem River Dr
Cuny-City College
Harlem
South Bronx
Mott Haven
Port Morris
North Brother Island
Columbia University
East Harlem
Manhattan
Central Park
Upper West Side
Upper East Side
Yonkers Raceway
New York
Newark
Manhattan
Queens
Brooklyn
Long Island Sound

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100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	CBD Office
Sponsor:	Joseph R. Paolino, Jr.		Collateral:	Fee Simple
Borrower:	100 Westminster Partners LLC		Location:	Providence, RI
Original Balance:	$48,190,000		Year Built / Renovated:	1985 / 2008
Cut-off Date Balance:	$48,115,802		Total Sq. Ft.:	361,462
% by Initial UPB:	5.2%		Property Management:	56 Associates Management LLC
Interest Rate:	4.6500%		Underwritten NOI:	$4,116,863
Payment Date:	6th of each month		Underwritten NCF:	$3,742,972
First Payment Date:	March 6, 2014		Appraised Value:	$65,300,000
Maturity Date:	February 6, 2024		Appraisal Date:	December 16, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(88), O(7)		Most Recent NOI:	$4,564,370 (T-12 November 30, 2013)
Lockbox / Cash Management:	Hard / In Place		2012 NOI:	$4,167,772 (December 31, 2012)
			2011 NOI:	$4,336,726 (December 31, 2011)
Reserves(1)			2010 NOI:	$4,393,059 (December 31, 2010)
	Initial	Monthly
Taxes:	$0	$183,527	Historical Occupancy
Insurance:	$9,783	$9,783	Current Occupancy:	81.4% (November 30, 2013)
Replacement:	$350,000	$5,877	2012 Occupancy:	81.0% (December 31, 2012)
TI/LC:	$1,250,000	$48,195	2011 Occupancy:	79.3% (December 31, 2011)
Lease Sweep:	$0	Springing	2010 Occupancy:	76.8% (December 31, 2010)
			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$133
Balloon Balance / Sq. Ft.:	$108
Cut-off Date LTV:	73.7%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.38x
Underwritten NCF DSCR:	1.26x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	7.8%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	9.6%

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America	A/Baa2/A-	72,525	20.1%	$25.65	21.9%	Various(2)
Providence Equity Partners LLC	NR/NR/NR	62,648	17.3%	$26.12	19.3%	10/31/2015
Hinkley, Allen & Snyder LLP	NR/NR/NR	42,077	11.6%	$27.00	13.4%	12/31/2020
GSA – US Attorney’s Office	AAA/Aaa/AA+	30,237	8.4%	$37.33	13.3%	8/31/2019(3)
Webster Bank	BBB/A3/BBB	17,985	5.0%	$34.53	7.3%	Various(4)
Total Major Tenants		225,472	62.4%	$28.31	75.2%
Remaining Tenants		68,666	19.0%	$30.73	24.8%
Total Occupied Collateral		294,138	81.4%	$28.87	100.0%
Vacant(5)		67,324	18.6%
Total		361,462	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Bank of America leases 49,233 sq. ft. of office space on the second and fifth floors and 19,650 sq. ft. of office space on the fourth and 10th floors, with each of these leases expiring April 30, 2018. Separately, Bank of America leases 3,642 sq. ft. of ground floor retail space expiring April 30, 2028. As to both office space leases, Bank of America has a termination option effective May 1, 2017 with 18 months prior notice and payment of a termination fee equal to unamortized transaction costs limited to tenant allowances and brokerage commissions. As to the retail space lease, Bank of America has a termination option effective April 15, 2023 and expiring October 15, 2023 with 180 days prior notice.

(3)	GSA – US Attorney’s Office may terminate its lease in whole or in part beginning August 31, 2014 with 270 days prior notice.
(4)	Webster Bank leases 13,228 sq. ft. of office space expiring September 30, 2016 and 4,757 sq. ft. of retail space expiring May 31, 2019.
(5)	Includes 37,733 sq. ft. leased to Nortek, which has a lease expiration date of May 31, 2014.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	2	0	0.0%	0	0.0%	$0.00	0.1%	0.1%
2014	1	245	0.1%	245	0.1%	$14.69	0.0%	0.1%
2015	9	87,179	24.1%	87,424	24.2%	$27.04	27.8%	27.9%
2016	3	29,565	8.2%	116,989	32.4%	$33.31	11.6%	39.5%
2017	1	11,844	3.3%	128,833	35.6%	$30.50	4.3%	43.8%
2018	3	71,587	19.8%	200,420	55.4%	$25.47	21.5%	65.2%
2019	4	47,999	13.3%	248,419	68.7%	$35.58	20.1%	85.3%
2020	1	42,077	11.6%	290,496	80.4%	$27.00	13.4%	98.7%
2021	0	0	0.0%	290,496	80.4%	$0.00	0.0%	98.7%
2022	0	0	0.0%	290,496	80.4%	$0.00	0.0%	98.7%
2023	0	0	0.0%	290,496	80.4%	$0.00	0.0%	98.7%
2024	0	0	0.0%	290,496	80.4%	$0.00	0.0%	98.7%
Thereafter	1	3,642	1.0%	294,138	81.4%	$29.76	1.3%	100.0%
Vacant(3)	NAP	67,324	18.6%	361,462	100.0%	NAP	NAP
Total / Wtd. Avg.	25	361,462	100.0%			$28.87	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or stacking plan.

(2)	Includes two roof tenants, Teleport Communications and Verizon, which occupy no square footage and contribute $9,780 per year in U/W Base Rent.
(3)	Includes 37,733 sq. ft. leased to Nortek, which has a lease expiration date of May 31, 2014.

The Loan.    The 100 Westminster loan (the “100 Westminster Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 361,462 sq. ft., 19-story, Class A office building located at 100 Westminster Street in downtown Providence, Rhode Island (the “100 Westminster Property”) with an original principal balance of $48.19 million. The 100 Westminster Loan has a 10-year term and amortizes on a 30-year schedule. The 100 Westminster Loan accrues interest at a fixed rate equal to 4.6500% and has a cut-off date balance of approximately $48.1 million. Loan proceeds, along with approximately $13.4 million in equity from the sponsor, were used to purchase the 100 Westminster Property for approximately $59.0 million, fund upfront reserves of approximately $1.6 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $65.3 million as of December 16, 2013, the cut-off date LTV ratio is 73.7%. The most recent prior financing of the 100 Westminster Property was not included in a securitization.

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,190,000	78.2%	Purchase Price(1)	$59,000,000	95.8%
Sponsor Equity	$13,406,954	21.8%	Reserves	$1,609,783	2.6%
			Closing Costs	$987,171	1.6%
Total Sources	$61,596,954	100.0%	Total Uses	$61,596,954	100.0%
(1)
The acquisition of the 100 Westminster Property occurred concurrently with sponsor’s acquisition of two other buildings (located at 30 Exchange Street and 90-110 Westminster Street, which are not part of the collateral for the 100 Westminster Loan). While there was no formal allocation of the overall $64.0 million purchase price paid for the 100 Westminster Property and the two other non-collateral buildings, based on feedback obtained from the appraiser prior to closing, the lender estimated that the purchase price for the 100 Westminster Property to be approximately $59.0 million.

The Borrower / Sponsor.    The borrower, 100 Westminster Partners LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Joseph R. Paolino, Jr., a managing partner of Paolino Properties. Paolino Properties owns approximately 40 office, retail, residential and garage/parking lot assets located primarily in Rhode Island which have a combined market value of over $200.0 million. Founded in 1900, Paolino Properties is one of the oldest, family-owned and operated real estate companies in Rhode Island. Paolino Properties’ services include real estate investment, management and development. Joseph R. Paolino, Jr. served as the mayor of Providence from 1984 to 1991.

The Property.    The 100 Westminster Property is a 361,462 sq. ft., 19-story, Class A office building located at 100 Westminster Street in downtown Providence, Rhode Island. Constructed in 1985, the 100 Westminster Street Property was 81.4% occupied as of November 30, 2013 by 17 tenants. Office space is located on the second through 19th floors and the ground floor features 18,618 sq. ft. of retail space. The 100 Westminster Property has frontage on three streets and lobby entrances at the north and south sides of the building on Westminster Street and Fulton Street. Parking is provided via 125 parking spaces that are contained in the basement of the building and are operated on a valet basis.

In early 2008, the 100 Westminster Property underwent an extensive renovation to the lobby that included Italian marble flooring and columns, a radius glass curtain wall, acoustic wood-slat wall paneling and ceilings, a complete lighting package, upgraded interior for all passenger elevators and renovated retail storefronts.

Environmental Matters.    The Phase I environmental report dated December 13, 2013 did not identify any recognized environmental conditions or require any immediate remedial action but recommended that an existing underground storage tank (“UST”) be upgraded and/or replaced with a new double wall UST and piping system. The borrower covenanted to convert the boilers to gas and upgrade the UST system on or before December 22, 2017.

Major Tenants.

Bank of America (72,525 sq. ft., 20.1% of NRA, 21.9% of U/W Base Rent). Headquartered in Charlotte, North Carolina, Bank of America (rated A/Baa2/A- by Fitch/Moody’s/S&P) is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company serves clients through operations in more than 40 countries and is listed on the New York Stock Exchange (NYSE: BAC).

Bank of America has been a tenant at the 100 Westminster Property since its construction in 1985 and recently invested approximately $1.6 million into its space. In April 2013, Bank of America withdrew from nearby 111 Westminster Street and in May 2013 expanded its office space at the 100 Westminster Property by 19,650 sq. ft. Bank of America also leases an additional 49,233 sq. ft. of office space. Both office space leases expire April 30, 2018. Bank of America has a termination option for both office spaces effective May 1, 2017 with 18 months prior notice and payment of a termination fee equal to unamortized transaction costs limited to tenant allowances and brokerage commissions. In addition, with respect to the office space, Bank of America has two five-year renewal options with 18 months prior notice. Bank of America also leases 3,642 sq. ft. of retail space expiring April 30, 2028. With respect to such retail space, Bank of America has a termination option effective April 15, 2023 and expiring October 15, 2023 with 180 days prior notice. In addition, with respect to the retail space, Bank of America has five five-year renewal options with six months prior notice.

Providence Equity Partners LLC (62,648 sq. ft., 17.3% of NRA, 19.3% of U/W Base Rent). Founded in 1989, Providence Equity Partners LLC (“Providence Equity”) is an international private equity firm focused on media, communications, education and information investments. Providence Equity currently has $37.0 billion of capital under management. The company’s sixth fund, Providence Equity Partners VI, closed on $12 billion in 2007, making it the largest sector-focused private equity fund ever raised. In addition to its office at the 100 Westminster Property, Providence Equity has offices in New York City, London, Hong Kong, Beijing and New Delhi. The company partners with companies across different stages in their development, from growth capital and complex recapitalizations of

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

family-owned businesses to large buyouts and take-privates and employs a variety of financing structures and target equity investments of $150 million to $800 million.

Providence Equity is headquartered at the 100 Westminster Property and has been in occupancy at the 100 Westminster Property since its inception in 1989. Since then, Providence Equity has expanded four times and its current lease of 62,648 sq. ft. runs through October 31, 2015. Providence Equity recently invested over $3.0 million into personalizing its headquarters, including renovating the top floor boardroom with a 20-foot ceiling, commissioned sculptures, and the construction of a country club quality gym that includes a regulation squash court. Providence Equity has no termination options and has two five-year renewal options with nine months prior notice. Providence Equity has an ongoing right of first offer to lease additional space on the fourth floor.

Hinkley, Allen & Snyder LLP (42,077 sq. ft., 11.6% of NRA, 13.4% of U/W Base Rent). With roots dating back to 1906, Hinkley, Allen & Snyder LLP is a multiservice law firm with practices including construction, corporate, litigation, real estate and trusts and estates servicing regional, national and international clients. In addition to its office at the 100 Westminster Property, the company has offices in Albany, Boston, Concord, Hartford and New York City.

Hinkley, Allen & Snyder LLP leases 42,077 sq. ft. at the 100 Westminster Property through December 31, 2020 and has two five-year renewal options with 12 months prior notice at 95% of the then applicable fair market rent. There are no termination options.

The Market.    With approximately 178,000 residents, Providence is the capital of and largest city in Rhode Island and the third largest city in New England. Founded in 1636, Providence is one of the oldest cities in the United States and was amongst the first to industrialize. Today, the area is home to 18 hospitals and 12 institutions of higher learning, which has shifted the city’s economy into service industries, though manufacturing still exists. Located at the head of Narragansett Bay, Providence is located in close proximity to several other New England economic hubs including Boston (approximately 50 miles), Hartford (approximately 70 miles) and Worcester (approximately 40 miles). The T.F. Green International Airport, which serves more than five million passengers per year, is located approximately 10 miles south of Providence. Amtrak’s Northeast Corridor runs through Providence, providing Acela Express and Northeast Regional lines to Washington, DC, New York City and Boston. Travel time on the Acela Express from Providence to Boston is approximately 50 minutes and from Providence to New York City is approximately two and a half hours. Primary access to the 100 Westminster Property’s neighborhood is provided by I-95 and I-195.

The 100 Westminster Property is located within the Providence City office submarket of the Providence office market. The overall Providence office market ended 2013 with a vacancy rate of 9.8%, a slight increase over the previous quarter’s rate of 9.6%. Rental rates within the Providence office market for all classes averaged $17.74 PSF, an increase over the previous quarter’s average of $17.51 PSF ($20.24 PSF for Class A office space). Within the Providence City office submarket, overall office vacancy was 10.8% as of year-end 2013 and rental rates averaged $20.56 PSF ($25.71 PSF for Class A office space).

The appraiser identified the following comparable office leases which are presented in the subsequent chart.

Lease Comparables(1)
Property	Tenant	Year Built	Lease Area (Sq. Ft.)	Base Rent (PSF)	Lease Term (yrs)
100 Westminster Property(2)	Various	1985	361,462	$28.87	10.2
Citizens Plaza	Nixon Peabody	1990	12,545	$31.11	10.0
Citizens Plaza	Ameriprise	1990	6,073	$33.00	6.0
GTECH Center	Watch Point Partners	2006	3,273	$32.00	5.0
GTECH Center	Rockland Trust	2006	3,623	$32.00	5.0
GTECH Center	Columbia Management	2006	20,535	$28.00	8.0
GTECH Center	Brown Rudnick	2006	6,357	$29.00	8.0
One Financial Plaza	Robinson Cole	1972	9,238	$29.00	10.0
One Financial Plaza	Bank of America	1972	21,615	$25.00	6.0
One Financial Plaza	JP Morgan	1972	33,333	$28.00	5.0
One Financial Plaza	Starbucks (retail)	1972	1,100	$43.64	10.0
(1)	Source: Appraisal
(2)	Based on rent roll dated November 30, 2013.

The appraiser determined gross market rent to be $30.00 PSF for office space and net market rent to be $35.00 PSF for retail space at the 100 Westminster Property. Current in place rents are $28.75 PSF for office space and $30.16 PSF for retail space at the 100 Westminster Property.

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 11/30/2013	U/W	U/W PSF
Base Rent(1)	$8,344,959	$8,210,432	$9,357,100	$8,564,474	$23.69
Value of Vacant Space	0	0	0	2,019,720	5.59
Gross Potential Rent	$8,344,959	$8,210,432	$9,357,100	$10,584,194	$29.28
Total Recoveries	151,058	187,934	320,057	729,167	2.02
Total Other Income	512,293	500,394	523,520	523,520	1.45
Less: Vacancy(2)	0	0	0	(2,019,720)	(5.59)
Effective Gross Income	$9,008,310	$8,898,759	$10,200,677	$9,817,161	$27.16
Total Operating Expenses	4,671,585	4,730,987	5,636,307	5,700,298	15.77
Net Operating Income	$4,336,726	$4,167,772	$4,564,370	$4,116,863	$11.39
TI/LC	0	0	0	303,364	0.84
Capital Expenditures	0	0	0	70,527	0.20
Net Cash Flow	$4,336,726	$4,167,772	$4,564,370	$3,742,972	$10.36

(1)	U/W Base Rent includes $71,830 in contractual step rent through October 2014.
(2)	U/W Vacancy represents 17.1% of gross income.

Property Management.    The 100 Westminster Property is managed by 56 Associates Management LLC, a borrower affiliate.

Lockbox / Cash Management.    The 100 Westminster Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to the tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily into a cash management account under the control of the lender and disbursed in accordance with the 100 Westminster Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default, (ii) if the DSCR is less than 1.15x (until such time that the DSCR is at least 1.20x for two consecutive calendar quarters) or (iii) upon the occurrence of a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of: (i) the date that is 12 months prior to the earliest stated expiration date of a Lease Sweep Lease (as defined below) or the date on which the related tenant is required to give notice of its exercise of a renewal option, if such renewal has not already been exercised, (ii) the date that a Lease Sweep Lease is modified to implement an extension or early renewal of the related lease, unless the borrower reserves funds with the lender sufficient to cover all related approved leasing expenses, free rent periods, rent abatement periods or other tenant inducements in connection with such extension or renewal, (iii) the date that a Lease Sweep Lease (or any material portion) is surrendered, cancelled, or terminated prior to its then current expiration date (or the date that any other tenant under a Lease Sweep Lease provides a notice of its intent to do so), (iv) the date that any tenant under a Lease Sweep Lease (other than an investment grade tenant) discontinues its business (i.e., goes dark) at all or a material portion of its space or provides notice of its intent to do so, (v) the date on which there occurs a monetary or material non-monetary event of default under a Lease Sweep Lease or (vi) the bankruptcy or insolvency of a tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means any of (i) the Bank of America office lease, (ii) the Providence Equity Partners LLC lease, (iii) the Hinkley, Allen & Snyder LLP lease or (iv) any lease or replacement lease that, either individually, or when taken together with any lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers at least 40,000 sq. ft. As of the closing date, the Nortek Lease (as defined below) did not constitute a Lease Sweep Lease.

Initial Reserves.    At closing, the borrower deposited (i) $9,783 into an insurance reserve account, (ii) $350,000 into a replacement reserve account and (iii) $1,250,000 into a TI/LC reserve account for anticipated tenant improvements and leasing commissions at the 100 Westminster Property.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit: (i) to and including the monthly payment date occurring in July 2014, an amount equal to 1/5 of the estimated annual real estate taxes and thereafter, an amount equal to 1/12 of the estimated annual real estate taxes (currently estimated at approximately $183,527 per month), into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums (currently estimated at approximately $9,783 per month), into an insurance reserve account, (iii) $5,877 into

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

a replacement reserve account (unless the Nortek Lease Conditions (as defined below) are satisfied, at which time such monthly amount will be $4,518), (iv) $48,195 into a TI/LC reserve (subject to a cap of $1,156,678, which cap does not include the upfront TI/LC deposit of $1,250,000 referred to above) and (v) upon entering or modifying a lease pursuant to which rents will or may be paid more than one month in advance, the borrower is required to deposit such advance paid rents with the lender for the purpose of creating a reserve in order to simulate rental payments during the period covered by such prepayments. The “Nortek Lease Conditions” means that either (a) the lease with Nortek, Inc. (the “Nortek Lease”) is renewed for at least five years at net effective rents of $25.00 PSF (in accordance with the requirements set forth in the 100 Westminster Loan documents) or (b) the borrower enters into one or more new leases at the 100 Westminster Property (in accordance with the requirements set forth in the 100 Westminster Loan documents) and the rent payable under such new lease(s) supplements the DSCR to the same extent that a five-year renewal of the Nortek Lease at net effective rents of $25.00 PSF would have supplemented the DSCR.

If the Nortek Leasing Conditions are satisfied, and if the funds in the TI/LC reserve account after giving effect to any proposed disbursement exceed $578,339, amounts in the TI/LC reserve account may be disbursed, at the borrower’s request, for approved capital expenditures (on satisfaction of the applicable disbursement conditions for funds being applied for approved capital expenditures). Similarly, if the Nortek Leasing Conditions are satisfied, and if funds in the replacement reserve account after giving effect to any proposed disbursement exceed $70,527, amounts in the replacement reserve account may be disbursed, at the borrower’s request, for approved leasing expenses (on satisfaction of the applicable disbursement conditions for funds being applied for approved leasing expenses).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

100 WESTMINSTER

RSF
20
Mechanical
Vacant
1,275 SF
Mechanical
1,275
19
Providence Equity Partners LLC
4,975 SF
10/2015
Vacant
8,050 SF
13,025
18
Providence Equity Partners LLC
21,296 SF
10/2015
21,296
17
Vacant
22,363 SF
22,363
16
Wells Fargo
13,005 SF
4/2019
Vacant
7,039 SF
Hinckley, Allen & Snyder LLP
687 SF
12/2020
20,731
15
Hinckley, Allen & Snyder LLP
22,737 SF
12/2020
22,737
14
Hinckley, Allen & Snyder LLP
18,653 SF
12/2020
Vacant
4,084 SF
Connected to HAS space
22,737
12
Nautic Partners
13,537 SF
8/2015
Vacant
4,389 SF
Vacant
1,656 SF
19,582
11
Webster Bank
13,228 SF
9/2016
Weil, Gotshal & Manges LLP
6,998 SF
6/2016
20,226
10
AON Risk Services
9,339 SF
5/2016
Bank of America
10,820 SF
4/2018
Vacant
211 SF
Office
20,370
9
Providence Equity Partners LLC
19,181 SF
10/2015
Vacant
211 SF
Office
19,392
8
GSA – US Attorney's Office
21,714 SF
8/2019
21,714
7
GSA – US Attorney's Office
8,523 SF
8/2019
Norcal
3,724 SF
9/2015
Vacant
8,229 SF
Vacant
211 SF
Office
20,687
6
KPMG
11,844 SF
9/2017
Vacant
8,610 SF
20,454
5
Bank of America
21,900 SF
4/2018
Bank of America
211 SF
4/2018
22,111
4
Providence Equity Partners LLC
11,247 SF
10/2015
Bank of America
8,830 SF
4/2018
20,077
3
Mechanical
Providence Equity Partners LLC
5,949 SF
10/2015
5,949
2
Bank of America
27,122 SF
4/2018
27,122
1
Bank of America
3,642 SF
4/2028
Vacant
928 SF
Vacant
68 SF
Cutting Club Hair Salon
245 SF
12/2014
Fairmont Sons, LLC
2,704 SF
8/2018
Fed Ex
2,507 SF
6/2015
Webster Bank
4,757 SF
5/2019
Au Bon Pain
4,763 SF
4/2015
19,614
Parking
Underground Parking
Total RSF 361,462
VACANT
BUILDING
2014 – 2015
2016 – 2017
2018 – 2019
2020 +

100 Westminster Street Providence, RI 02903	Collateral Asset Summary – Loan No. 7 100 Westminster	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,115,802 73.7% 1.26x 8.6%

Rhode Island State House
Roger Williams National Memorial Park
Prospect Terrace Park
Union Station
Station Park
Providence Place
Avalon Center Place
Blue Cross & Blue Shield of Rhode Island Headquarters
Citizens Bank
Providence Place Cinemas 16
GTECH Corporation
Rhode Island School of Design
100 Westminster
100 Westminster Street
Providence, RI 02903
Fifteen Westminster
One Financial Plaza
Providence Superior Court
Omni Providence Hotel
Burnside Park
Textron Building
Memorial Park
Kennedy Plaza
Bank of America Tower
Turks Head Building
Biltmore Providence Hotel
Rhode Island Convention Center
Dunkin' Donuts Center
The Arcade
Hilton Providence Hotel
Trinity Repertory Company
Providence
Johnson & Wales University
Regency Plaza
Providence Performing Arts Center
Verizon Building
BCBSRI
Woonasquatucket River
MEMORIAL BLVD
EXCHANGE TER
W EXCHANGE ST
FRANCIS ST
FINANCE WAY
EXCHANGE ST
PARK ROW
CANAL ST
N MAIN ST
BENEFIT ST
COLLEGE ST
KENNEDY PLZ
FULTON ST
ARCADE ST
WESTMINSTER ST
DORRANCE ST
EDDY ST
UNION ST
WEYBOSSET ST
PECK ST
ORANGE ST
S MAIN ST
S WATER ST
SABIN ST
FOUNTAIN ST
CLEMENCE ST
MATHEWSON ST
SNOW ST
ABORN ST
EMPIRE ST
GREENE ST
WASHINGTON ST
PINE ST
FRIENDSHIP ST
CLIFFORD ST
RICHMOND ST
DYER ST
FOSTER ST
SHIP ST
CHESTNUT ST
BASSETT ST
HOSPITAL ST
ELM ST
PARADE ST
SOUTH ST
POINT ST
E FRANKLIN ST
95
6
Boston
MA
NY
CT
Hartford
New York
PA
NJ
Philadelphia
Trenton
MD
Baltimore
Washington DC
DE
VA
Atlantic Ocean
CARTIFACT

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200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

Mortgage Loan Information				Property Information
Loan Seller:	Natixis			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Full Service Hospitality
Sponsor:	Mystic Partners, LLC			Collateral(2):	Leasehold
Borrower:	Adriaen’s Landing Hotel, LLC			Location:	Hartford, CT
Original Balance:	$45,000,000			Year Built / Renovated:	2005 / NAP
Cut-off Date Balance:	$45,000,000			Total Rooms:	409
% by Initial UPB:	4.9%			Property Management:	WHG ALH Management, LLC
Interest Rate:	5.5700%			Underwritten NOI:	$5,467,342
Payment Date:	5th of each month			Underwritten NCF:	$4,451,994
First Payment Date:	April 5, 2014			Appraised Value:	$67,700,000
Maturity Date:	March 5, 2024			Appraisal Date:	January 29, 2014
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(24), D(92), O(4)			2013 NOI:	$5,718,109 (December 31, 2013)
Lockbox / Cash Management:	Hard / Springing			2012 NOI:	$4,668,211 (December 31, 2012)
				2011 NOI:	$4,906,764 (December 31, 2011)
Reserves(1)				2010 NOI:	NAV
	Initial		Monthly
Taxes:	$143,418		$47,806	Historical Occupancy
Insurance:	$63,547		$15,887	Current Occupancy:	64.8% (December 31, 2013)
FF&E:	$4,874,887		$84,612	2012 Occupancy:	62.6% (December 31, 2012)
				2011 Occupancy:	63.7% (December 31, 2011)
Financial Information				(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date Balance / Room:		$110,024		(2)	See “Ground Lease” herein.
Balloon Balance / Room:		$92,132
Cut-off Date LTV:		66.5%
Balloon LTV:		55.7%
Underwritten NOI DSCR:		1.77x
Underwritten NCF DSCR:		1.44x
Underwritten NOI Debt Yield:		12.1%
Underwritten NCF Debt Yield:		9.9%
Underwritten NOI Debt Yield at Balloon:		14.5%
Underwritten NCF Debt Yield at Balloon:		11.8%

Historical Occupancy, ADR, RevPAR(1)
	Marriott Downtown Hartford(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	63.0%	$172.47	$108.66	56.3%	$120.09	$67.57	112.0%	143.6%	160.8%
2012	62.1%	$175.47	$108.94	52.1%	$126.19	$65.73	119.2%	139.1%	165.7%
2013	64.4%	$182.19	$117.38	52.5%	$131.40	$69.04	122.6%	138.6%	170.0%
(1)	Source: Hospitality Research Report
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Marriott Downtown Hartford Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Competitive Set includes: Ramada Plaza Hartford Downtown, Hilton Hartford, Sheraton Hartford South Hotel and Marriott Hartford Windsor Airport

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

The Loan.    The Marriott Downtown Hartford loan (the “Marriott Downtown Hartford Loan”) is a $45.0 million ($110,024 per room) fixed rate loan secured by the borrower’s leasehold interest in a 409-room, Class A, full service hotel and conference center located at 200 Columbus Boulevard in Hartford, Connecticut (the “Marriott Downtown Hartford Property” or the “Property”). The Marriott Downtown Hartford Loan has a cut-off date balance of $45.0 million ($110,024 per room), a ten-year term and amortizes on a 30-year schedule. The Marriott Downtown Hartford Loan accrues interest at a fixed rate of 5.5700%. Loan proceeds were used to refinance the existing debt of approximately $31.6 million, fund upfront reserves totaling approximately $5.1 million, payoff a $6.4 million lender participation, pay closing costs of $226,833 and return approximately $1.7 million of equity to the Sponsor. The lender participation payoff is the result of the restructure of another loan between the Sponsor and the existing lender unrelated to the Marriott Downtown Hartford Property. The appraised value of the Marriott Downtown Hartford Property is $67.7 million as of January 29, 2014, for a cut-off date LTV ratio of 66.5%. The most recent prior financing of the Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	100.0%	Loan Payoff	$31,567,415	70.1%
			Lender Participation	$6,400,000	14.2%
			Reserves	$5,081,852	11.3%
			Closing Costs	$226,833	0.5%
			Equity Distribution	$1,723,900	3.8%
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

The Borrower / Sponsor.    The borrower, Adriaen’s Landing Hotel, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The borrower is 95.7% owned and is controlled by Mystic Partners, LLC, (“Mystic” or the “Sponsor”). Mystic is a joint-venture between Mystic Hotel Investors, LLC (85.0%) and Hersha Hospitality Limited Partnership (15.0%). Mystic Hotel Investors, LLC is controlled by Waterford Hospitality Group, LLC (“Waterford”) (71.0% interest). The nonrecourse carve-out guarantor of the Marriott Downtown Hartford Loan is Mystic Partners, LLC.  Waterford is a leading company in the hospitality industry with more than 25 years’ experience. Waterford currently manages 27 properties with approximately 3,479 rooms in eight states, including 15 hotels in Connecticut.  In addition to operating its own properties, Waterford provides operations services such as venue, food and beverage, as well as technical services for hospitality owners.  Specifically, Waterford offers project management, value-engineering, architectural and plan review expertise, and draws from vast experience in a number of successfully executed development and renovation projects, including “ground up” construction. Waterford’s extensive experience in food and beverage operations comes from successfully managing numerous outlets, including award-winning restaurants, lounges and bars, cafes, and convention centers (including the adjacent Connecticut Convention Center).

The Property.   The Marriott Downtown Hartford Property is a 409-room Class A full service hotel and conference center located in downtown Hartford, Connecticut. The Marriott Downtown Hartford Property opened in 2005 as the flagship hotel for the adjacent Connecticut Convention Center and features a restaurant (“Vivo”), a Starbucks, a lounge (“Crush Bar”), approximately 13,399 sq. ft. of meeting space, an indoor pool, an indoor whirlpool, an exercise room, a business center, a market pantry, vending areas and a spa with seven treatment rooms. The Marriott Downtown Hartford Property also features all necessary back-of-the-house space. The Marriott Downtown Hartford Property’s standard guestrooms contain one king (200 rooms) or two double beds (201 rooms). The suites (8 suites) have larger living areas, wet bars, refrigerators, and microwaves. Vivo is an upscale, three-meal Italian/Mediterranean restaurant that features a 15-seat bar at its entry, an open kitchen, and 60-seat private dining room.  Crush Bar has a nightclub atmosphere and features a long bar with four large wall-mounted televisions, high ceilings, dark hardwood floors, and white leather banquets and chairs.  The Starbucks, which is operated by the hotel under a “We Proudly Brew” license agreement, has a large seating area that doubles as the lobby seating.  The Starbucks is located at the entrance to the Connecticut Convention Center.  Opposite the Starbucks and also at the entrance to the convention center, is the PSAV (“Presentation Services Audio Visual”) Business Center.  The hotel has approximately 13,399 sq. ft. of dedicated meeting space including an 8,311 sq. ft. ballroom, a 3,024 sq. ft. junior ballroom, and five smaller meeting rooms.  In addition, the hotel has approximately 4,000 sq. ft. of pre-function space.

The Marriott Downtown Hartford Property was built in 2005 at a total cost of approximately $90.4 million. The hotel operates under a franchise agreement that expires on February 8, 2029. The borrower has not conducted any major renovation since the hotel opened but has spent approximately $1.6 million in capital since 2007, or $3,848 per room with approximately 30.0% of this being used to replace guestroom televisions in 2008.  The borrower recently began an approximately $5.6 million, or $13,622 per room, renovation plan.  The renovation, which will include new carpet in guestrooms, vinyl wall-covering soft goods and most public areas (lobby, corridors), is expected to be complete by March 2015.  The renovation will feature more seating capacity in the lobby area and integrate the Crush Bar, as well as the Starbucks into the lobby area to create a more open lobby concept. Approximately 70.0% of the capital expenditures of the improvements will go towards a renovation of the guestrooms and 30.0% toward the lobby and public areas.  The Marriott Downtown Hartford Loan is structured with an approximately $4.9 million upfront reserve for the remaining renovation costs.

The Marriott Downtown Hartford Property benefits from a 15-year property tax assessment fixing agreement.  This agreement, which expires in August 2020, calls for assessments on the improvements to be a percentage of the hotel’s total revenues.  The percentage is currently 2.26% and is scheduled to increase to 2.50% in August 2015, 2.75% in August 2016 and 3.00% in August 2017 and will

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

remain at this level for the remainder of the 15-year term.  Personal property taxes are credited against the obligation to make real tax payments.  The agreement may be extended past the 15th year and provides that if the hotel has not been sold, in the 15th year, the City of Hartford and Waterford are to negotiate, in good faith, the terms of a renewal of the agreement.

Environmental Matters.   The Phase I environmental report dated September 30, 2013  recommended no further action at the Marriott Downtown Hartford Property.

The Market.     The Marriott Downtown Hartford Property is located in downtown Hartford, the second largest city and the capital of the state of Connecticut.  The area’s economy is driven by financial and insurance companies, state and local government, healthcare, manufacturing and educational institutions.  Hartford is known as the “Insurance Capital” of the nation as several insurance companies are headquartered in Hartford (Aetna Inc., The Hartford Financial Services Group, Inc., and The Phoenix Companies) or have a major presence in Hartford (Travelers).  United Technologies, which is headquartered in Hartford, is the second largest employer in the state and the 48th largest corporation in the nation, and has a major presence in Hartford through its subsidiary Pratt & Whitney.

The Marriott Downtown Hartford Property is adjacent and connected to the 540,000 sq. ft. (230,000 sq. ft. exhibit space) Connecticut Convention Center and located across the street from Travelers, the Connecticut Science Center and Front Street entertainment area. Some specific businesses and entities in the area also include Phoenix Mutual Life Insurance, and KPMG. Restaurants in the area include Front Street Bistro, Arch Street Tavern, and The Capital Grill. The downtown Hartford area is currently changing with the help of the Capital Regional Development Authority (“CRDA”) and the Connecticut Development Authority (“CDA”), which is providing incentives for residential and commercial developers to build downtown.  The CRDA is the ground lessor, and the CDA owns approximately 3.7% of the Marriott Downtown Hartford Property.  The CDA also provided approximately $426.0 million to construct the Connecticut Convention Center, approximately $139.0 million to construct the Connecticut Science Center and approximately $35.0 million to construct the Front Street Development project. The CRDA has granted $60.0 million for housing with the expectation that 2,000 housing units will be built downtown over the next two years. The first 120 apartment units, as well as 10,000 sq. ft. of retail, are expected to break ground in November 2014 in the Front Street Development that is located across Columbus Boulevard from the Marriott Downtown Hartford Property.  An additional 286 units are to be developed in an empty office building that is three blocks west of the Marriott.  The 33-acre Front Street Development was slow to gain traction, but tenants are now moving in.  The Spotlight Stadium 4 Theater opened in November 2012 and the Capital Grille in September 2013.  Two additional venues, the 600-seat Infinity Hall and Bistro and the 4,700 sq. ft. Ted’s Montana Grill are underway and are expected to open over the next several months.  The University of Connecticut is expected to move into the 250,000 sq. ft. Hartford Times building located just west of Front Street and within three blocks of the Marriott.  The University expects to open this new campus by 2016 with a targeted enrollment of 2,200.

The Marriott Downtown Hartford Property and the neighboring convention center were developed at the same time and represent the first phase of the Adriaen’s Landing Development.  The second phase, which is presently not being pursued, includes plans for a 300-room expansion of the Marriott Downtown Hartford Property, additional convention center space, and additional parking.  Parking for the Marriott Downtown Hartford Property consists of parking spaces that are allocated for the Marriott Downtown Hartford Property’s use in the neighboring convention center parking structure.  The ground (site) lease has a covenant that provides 350 parking spaces for the Marriott Downtown Hartford Property at its current size and for 560 parking spaces if the second phase (an addition of 300 rooms) is completed.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Downtown Hartford Property	409	50%	40%	10%	64.8%	$180.18	$116.78
Hilton Hartford	393	55%	30%	15%	63.0%	$145.00	$91.35
Holiday Inn Hartford East	215	50%	20%	30%	39.0%	$99.00	$38.61
Ramada Plaza Hartford Downtown	350	50%	30%	20%	32.0%	$96.00	$30.72
Total / Wtd. Avg.	1,367	52%	33%	16%	51.8%	$144.97	$75.14
(1)	Source: Appraisal
(2)	Estimated 2013 performance.

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W per Room
Occupancy	63.7%	62.6%	64.8%	64.8%
ADR	$170.65	$173.89	$180.18	$180.18
RevPAR	$108.65	$108.85	$116.78	$116.78

Room Revenue	$16,219,630	$16,294,182	$17,434,024	$17,434,024	$42,626
F&B Revenue	7,471,632	7,230,081	7,684,116	7,684,116	18,788
Telephone Revenue	54,925	14,744	11,407	11,407	28
Other Revenue	550,985	302,696	254,135	254,135	621
Total Revenue	$24,297,172	$23,841,703	$25,383,682	$25,383,682	$62,063
Operating Expenses	10,023,004	9,779,541	10,200,977	10,200,977	24,941
Undistributed Expenses	8,676,838	8,657,231	8,670,018	8,690,567	21,248
Gross Operating Profit	$5,597,330	$5,404,931	$6,512,687	$6,492,138	$15,873
Total Fixed Charges	690,566	736,720	794,578	1,024,796	2,506
Net Operating Income	$4,906,764	$4,668,211	$5,718,109	$5,467,342	$13,368
FF&E	971,887	953,668	1,015,347	1,015,347	2,483
Net Cash Flow	$3,934,877	$3,714,543	$4,702,762	$4,451,994	$10,885

Property Management.    The Marriott Downtown Hartford Property is managed by WHG ALH Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Marriott Downtown Hartford Loan is structured with a hard lockbox and springing cash management. The Marriott Downtown Hartford Loan requires all revenue and credit card receipts payable with respect to the Marriott Downtown Hartford Property be deposited directly into a lockbox account; and with respect to the cash and check receipts at the hotel, the borrower is required to deposit such cash and check receipts into the applicable lockbox.  Following the commencement of a Cash Management Period (as defined below), funds deposited into the clearing account are required to be swept daily by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Management Period, excess cash flow is deposited to a cash collateral account.

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default under the Marriott Downtown Hartford Loan; or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain the DSCR of at least 1.10x, based on the trailing twelve month period immediately preceding the date of determination. A cash management period will end upon the first to occur of (i) the loan and all other obligations under the loan documents have been repaid in full, (ii) there has been a full defeasance of the loan or (iii) for a period of six consecutive months since the commencement of the then existing Cash Management Period (A) no new event of default under the Marriott Downtown Hartford Loan has occurred or is continuing and (B) the achievement of a  DSCR of at least 1.15x for six consecutive months based upon the trailing twelve month period immediately preceding the date of determination.

Initial Reserves.    At closing, the borrower deposited (i) $143,418 into a tax reserve account, (ii) $63,547 into an insurance reserve account and (iii) $4,874,887 into an FF&E reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $47,806, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $15,887, into an insurance reserve account and (iii) $84,612 through and including May 2015 followed by 1/12 of 4% of prior year’s gross revenues into a monthly FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

Partial Release.    If the state of Connecticut and/or CRDA require the second phase of development, which is not currently being pursued, to be constructed on a non-improved portion of the Marriott Downtown Hartford Property designated as the release parcel or if an affiliate of the borrower desires to construct the same, release of the release parcel from the lien of the mortgage may be requested, provided, among other things, (i) there is no event of default, (ii) the DSCR for the remaining property is no less than the greater of (a) the DSCR immediately preceding such partial release and (b) 1.44x, (iii) the LTV for the remaining property is no greater than the lesser of (a) the LTV immediately preceding such partial release and (b) 66.5%, (iv) the debt yield for the remaining property is no less than the greater of (a) the debt yield immediately preceding such partial release and (b) 9.9% and (v) following the release, LTV meets REMIC guidelines.

Ground Lease.    The borrower leases the Marriott Downtown Hartford Property’s site for $1.00 per year. The ground lease has a 99-year term and will expire in 2102. The borrower has prepaid the rent under the ground lease for the term of the lease.

200 Columbus Boulevard Hartford, CT 06103	Collateral Asset Summary – Loan No. 8 Marriott Downtown Hartford	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 66.5% 1.44x 12.1%

YANKEE EXPRESSWAY
N CHAPEL ST
MAIN ST
US IRS Bldg
Union Station
CHURCH ST
ALLYN ST
Holiday Inn
HIGH ST
Homewood Suites
ASYLUM ST
ANN UCCELLO ST
XL CENTER
Hilton Downtown Hartford
20 Church
280
PRATT ST
TALCOTT ST
Capital Community College
TEMPLE ST
MARKET ST
State House Square
Constitution Plaza
Uniprise
Hartford Steam Boiler Building
Goodwin Square
City Place
PEARL ST
55 On the Park
TRUMBULL ST
LEWIS ST
Bank of America Building
KPMG OFFICE
Bushnell Park
JEWELL ST
Hartford
Marriott Downtown Hartford
200 Columbus Boulevard
Hartford, CT 06103
FOUNDERS BRG
Connecticut River
Phoenix Mutual Life Insurance Building
CONNECTICUT SCIENCE CENTER
TRAVELERS TOWER
GROVE ST
TRAVELERS PLAZA BUILDING
COLUMBUS BLVD
CT State Capitol
ELM ST
TRINITY ST
Bushnell Towers
WADSWORTH ATHENEUM
Pulaski Circle
MAIN ST
Hartford City Hall
CONNECTICUT CONVENTION CENTER
CAPITOL AVE
WHITEHEAD HIGHWAY
Arch Street Tavern
Columbus Park
SOUTH GREEN
Barnaby Park
WYLLYS ST
HARTFORD · REGIONAL
Torrington
Bloomfield
Windsor
Tolland
Vernon
Hartford
Newington
New Britain
Waterbury
Middletown
Meriden
Wallingford
North Haven
Hamden
Essex
Shelton
New Haven
Old Saybrook
FrontStreet DISTRICT
North Garage
COLUMBUS BOULEVARD
Front Street Apartments Completion 2015
Retail
Infinity Hall & Bistro
The Capital Grill
FRONT STREET
Retail
Spotlight Stadium 4 Theater
Infinity Hall and Bistro
PROSPECT STREET
Times Building
University of Connecticut
Proposed Hartford Campus Location
FRONT STREET CROSSING
South Garage
ARCH STREET

(THIS PAGE INTENTIONALLY LEFT BLANK)

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Portfolio of 32 properties
Loan Purpose:	Acquisition		Property Type:	Suburban Office and Flex Industrial
Sponsor:	PennCap Acquisitions, LP		Collateral:	Fee Simple
Borrower(1):	Various		Location:	Various
Original Balance(2):	$33,700,000		Year Built / Renovated:	Various / NAP
Cut-off Date Balance(2):	$33,700,000		Total Sq. Ft.:	1,432,661
% by Initial UPB:	3.6%		Property Management:	G&E Real Estate Management Services, Inc.
Interest Rate:	5.7243%		Underwritten NOI:	$13,282,006
Payment Date:	6th of each month		Underwritten NCF:	$12,061,289
First Payment Date:	February 6, 2014		Appraised Value(8):	$165,000,000
Maturity Date:	January 6, 2024		Appraisal Date:	November 2013
Amortization:	Interest only for first 24 months;
	360 months thereafter		Historical NOI
Additional Debt(2)(3):	$90,000,000 Pari Passu Debt;		2013 NOI:	$12,627,159 (December 31, 2013)
	$14,900,000 Mezzanine Loan		2012 NOI:	$11,332,899 (December 31, 2012)
Call Protection:	L(35), D(82), O(3)		2011 NOI(9):	$11,551,068 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy(9)
Reserves(4)			Current Occupancy(10):	89.8% (January 31, 2014)
	Initial	Monthly	2012 Occupancy:	87.2% (December 31, 2012)
Taxes:	$993,880	$230,698	2011 Occupancy:	87.6% (December 31, 2011)
Insurance:	$173,038	$18,606	2010 Occupancy:	NAV
Replacement:	$0	$29,847	(1)	The borrowers consist of 27 separate single purpose entities which are all limited partnerships.
TI/LC(5):	$590,000	$112,500	(2)	The Original Balance and Cut-off Date Balance of $33.7 million represent the non-controllingNote A-2 of the $123.7 million PennCap Portfolio Loan Combination evidenced by two pari passu notes. The pari passu companion loan is comprised of the controlling Note A-1, with an original principal balance of $90.0 million, which was included in the WFRBS 2014-LC14 commercial mortgage trust. For additional information on the pari passu companion loan, see “The Loan” herein.
Required Repairs:	$142,223	NAP
Tenant Specific TI/LC:	$1,598,857	$0
Philips Litigation:	$0	Springing

Financial Information
Mortgage Loan(6)		Total Debt	(3)	For additional information on the mezzanine loan, see “Current Mezzanine or Subordinate Indebtedness” herein.
Cut-off Date Balance / Sq. Ft.:	$86	$97
Balloon Balance / Sq. Ft.:	$76	$86	(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date LTV:	75.0%	84.0%	(5)	The required monthly deposits into the TI/LC reserve will be $112,500 on each payment date prior to February 6, 2016 and $62,500 thereafter.
Balloon LTV:	66.0%	74.8%
Underwritten NOI DSCR(7):	1.54x	1.27x	(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate PennCap Portfolio Loan Combination.
Underwritten NCF DSCR(7):	1.40x	1.15x
Underwritten NOI Debt Yield:	10.7%	9.6%	(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.85x and 1.68x, respectively, for the mortgage loan and 1.48x and 1.34x, respectively, for the total debt.
Underwritten NCF Debt Yield:	9.8%	8.7%
Underwritten NOI Debt Yield at Balloon:	12.2%	10.8%
Underwritten NCF Debt Yield at Balloon:	11.1%	9.8%	(8)	The Appraised Value is based on a portfolio valuation and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral.The combined stand-alone appraised value of all of the PennCap Portfolio Properties is $155,775,000 which equates to a Cut-off Date LTV Ratio of 79.4%.

			(9)	2011 NOI and Historical Occupancy do not include the 1480 Valley Center Parkway property, which was purchased in August 2012.

			(10)	Current Occupancy includes seven properties that are 100.0% leased by a single tenant as of March 6, 2014.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Property Summary
Property Name	Property Type	Location (PA)	Sq. Ft.	Year Built	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
3701 Corporate Parkway	Suburban Office	Center Valley	75,000	2006	$3,263,751	$15,100,000	93.3%
3773 Corporate Parkway	Suburban Office	Center Valley	71,000	2001	$2,969,523	$13,725,000	100.0%
1605 Valley Center Parkway	Suburban Office	Bethlehem	95,000	2002	$2,359,272	$10,900,000	84.0%
1525 Valley Center Parkway	Suburban Office	Bethlehem	75,000	1999	$2,201,261	$10,175,000	91.9%
1560 Valley Center Parkway	Suburban Office	Bethlehem	51,400	1989	$1,844,373	$8,525,000	100.0%
1550 Valley Center Parkway	Suburban Office	Bethlehem	43,400	1989	$1,591,011	$7,350,000	100.0%
1455 Valley Center Parkway	Suburban Office	Bethlehem	54,118	1996	$1,580,113	$7,300,000	88.0%
1480 Valley Center Parkway	Suburban Office	Bethlehem	51,793	1991	$1,449,345	$6,700,000	100.0%
1510 Valley Center Parkway	Suburban Office	Bethlehem	48,208	1989	$1,291,334	$5,975,000	83.5%
1495 Valley Center Parkway	Suburban Office	Bethlehem	43,770	1991	$1,152,393	$5,325,000	87.0%
1640 Valley Center Parkway	Suburban Office	Bethlehem	30,850	1997	$1,087,009	$5,025,000	100.0%
57 South Commerce Way	Flex Industrial	Bethlehem	76,400	1988	$1,027,074	$4,750,000	82.7%
1650 Valley Center Parkway	Suburban Office	Bethlehem	29,240	1997	$939,895	$4,350,000	100.0%
89 South Commerce Way	Flex Industrial	Bethlehem	43,200	1997	$923,549	$4,275,000	77.8%
1660 Valley Center Parkway	Suburban Office	Bethlehem	27,508	1997	$779,159	$3,600,000	81.0%
1530 Valley Center Parkway	Suburban Office	Bethlehem	46,400	1989	$746,467	$3,450,000	100.0%
85 South Commerce Way	Flex Industrial	Bethlehem	21,119	1990	$653,840	$3,025,000	100.0%
2196 Avenue C	Flex Industrial	Bethlehem	31,140	1980	$626,597	$2,900,000	100.0%
2202 Hangar Place	Flex Industrial	Allentown	66,495	1982	$626,597	$2,900,000	100.0%
754 Roble Road	Flex Industrial	Allentown	46,800	1987	$593,905	$2,750,000	100.0%
83 South Commerce Way	Flex Industrial	Bethlehem	19,252	1990	$583,007	$2,700,000	81.1%
87 South Commerce Way	Flex Industrial	Bethlehem	22,653	1990	$572,110	$2,650,000	60.0%
974 Marcon Boulevard	Flex Industrial	Allentown	39,200	1987	$542,142	$2,500,000	35.8%
2201 Hangar Place	Flex Industrial	Allentown	52,300	1982	$536,694	$2,475,000	100.0%
7355 William Avenue	Flex Industrial	Allentown	43,425	1988	$536,694	$2,475,000	88.9%
944 Marcon Boulevard	Flex Industrial	Allentown	38,400	1985	$531,245	$2,450,000	83.3%
954 Marcon Boulevard	Flex Industrial	Allentown	30,140	1982	$504,002	$2,325,000	100.0%
7277 William Avenue	Flex Industrial	Allentown	41,040	1989	$498,553	$2,300,000	70.8%
2041 Avenue C	Flex Industrial	Bethlehem	30,400	1987	$465,861	$2,150,000	100.0%
964 Marcon Boulevard	Flex Industrial	Allentown	39,200	1986	$411,374	$1,900,000	71.4%
7562 Penn Drive	Flex Industrial	Allentown	26,950	1989	$411,374	$1,900,000	100.0%
764 Roble Road	Flex Industrial	Allentown	21,860	1986	$400,477	$1,850,000	100.0%
Total / Wtd. Avg.			1,432,661		$33,700,000	$165,000,000	89.8%
(1)
The total Appraised Value of $165,000,000 is based on a portfolio valuation and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral. The combined stand-alone appraised value of all of the PennCap Portfolio Properties is $155,775,000 which equates to a Cut-off Date LTV Ratio of 79.4%.

(2)	Based on rent rolls dated January 31, 2014. Seven of the PennCap Portfolio Properties are occupied by a single tenant and have 100.0% occupancy as of March 6, 2014.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Lehigh Valley Academy	NR/NR/NR	141,409	9.9%	$15.94	15.7%	Various(3)
Aesculap, Inc.	NR/NR/NR	55,700	3.9%	$17.75	6.9%	8/31/2022(4)
Flowserve US Inc.	BBB/Baa2/BBB-	51,793	3.6%	$12.34	4.5%	12/31/2022(5)
Telerx Marketing Inc.	A+/A2/AA	50,960	3.6%	$7.21	2.6%	8/31/2019(6)(7)
The Wasserstrom Company	NR/NR/NR	66,495	4.6%	$4.45	2.1%	6/30/2014
Total Major Tenants		366,357	25.6%	$12.41	31.7%
Remaining Tenants		919,595	64.2%	$10.65	68.3%
Total Occupied Collateral		1,285,952	89.8%	$11.17	100.0%
Vacant		146,709	10.2%
Total		1,432,661	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF includes contractual rent steps through November 1, 2014.
(3)	Lehigh Valley Academy has two lease expirations. The 6,749 sq. ft. expires August 31, 2018 and 134,660 sq. ft. expires August 31, 2023.
(4)	Aesculap, Inc. has the right to terminate its lease on August 31, 2020 with fifteen months’ notice and the payment of a termination fee equal to unamortized leasing costs.
(5)
Flowserve US Inc. has the right to reduce its space by up to 21,000 sq. ft. after the expiration of the 84th full calendar month of the term (January 1, 2020) with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(6)	Telerx Marketing Inc. is not currently occupying the 944 Marcon Boulevard property (20,820 sq. ft.) although it continues to pay rent.
(7)	Telerx Marketing Inc. has the right to terminate its lease at any time after August 31, 2016 with nine months’ prior written notice and payment of an amount equal to unamortized leasing costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	12,005	0.8%	12,005	0.8%	$13.75	1.1%	1.1%
2014	15	159,735	11.1%	171,740	12.0%	$7.93	8.8%	10.0%
2015	25	141,826	9.9%	313,566	21.9%	$9.40	9.3%	19.3%
2016	20	208,376	14.5%	521,942	36.4%	$10.20	14.8%	34.1%
2017	22	167,096	11.7%	689,038	48.1%	$11.18	13.0%	47.1%
2018	24	149,557	10.4%	838,595	58.5%	$10.43	10.9%	57.9%
2019	12	117,405	8.2%	956,000	66.7%	$11.00	9.0%	66.9%
2020	2	49,970	3.5%	1,005,970	70.2%	$7.68	2.7%	69.6%
2021	2	10,095	0.7%	1,016,065	70.9%	$13.64	1.0%	70.6%
2022	4	135,227	9.4%	1,151,292	80.4%	$15.45	14.6%	85.1%
2023	14	134,660	9.4%	1,285,952	89.8%	$15.87	14.9%	100.0%
2024	0	0	0.0%	1,285,952	89.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	1,285,952	89.8%	$0.00	0.0%	100.0%
Vacant	NAP	146,709	10.2%	1,432,661	100.0%	NAP	NAP
Total / Wtd. Avg.	142	1,432,661	100.0%			$11.17	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The PennCap Portfolio loan (the “PennCap Portfolio Loan”) consists of the non-controlling Note A-2 in the original principal amount of $33.7 million of a fixed rate loan in the aggregate principal amount of $123.7 million (the “PennCap Portfolio Loan Combination”). The PennCap Portfolio Loan Combination is secured by the borrowers’ fee simple interest in 14 suburban class A and B office properties and 18 industrial flex properties (together, the “PennCap Portfolio Properties”), located within five business parks containing 1,432,661 sq. ft. in the aggregate located in the Bethlehem, Allentown and Center Valley, Pennsylvania area (the “Lehigh Valley”).  The business parks include the Lehigh Valley Corporate Center, the Stabler Corporate Center, Lehigh Valley Industrial Parks I and III, South Commerce Way and William Penn Corporate Center. The $123.7 million PennCap Portfolio Loan Combination is evidenced by two pari passu notes. Only the non-controlling Note A-2, with an original principal balance of $33.7 million, will be

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

included in the COMM 2014-LC15 commercial mortgage trust. The controlling Note A-1, with an original principal balance of $90.0 million, was included in the WFRBS 2014-LC14 commercial mortgage trust. The PennCap Portfolio Loan Combination has a 10-year term and amortizes on a 30-year schedule, after an initial two-year interest only period.

The PennCap Portfolio Loan accrues interest at a fixed rate equal to 5.7243% and has a cut-off date balance of $33.7 million. The proceeds of the PennCap Portfolio Loan Combination, along with approximately $33.6 million equity contribution and $14.9 million mezzanine loan funded concurrently, were used to acquire the partnership interests of a partner for approximately $166.8 million, fund upfront reserves of approximately $2.6 million, and pay closing costs of approximately $2.7 million. Based on the appraised value of $165.0 million as of November 2013, the cut-off date LTV ratio of the PennCap Portfolio Loan Combination is 75.0%.  Most of the properties were previously securitized in the GSMS 2011-GC5, JPMCC 2011-C5 and MSC 2011-C2 commercial mortgage trusts.

The relationship between the holders of Note A-1 and Note A-2 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool—Loan Combinations—The PennCap Portfolio Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$90,000,000	$90,000,000	WFRBS 2014-LC14	Yes
Note A-2	$33,700,000	$33,700,000	COMM 2014-LC15	No
Total	$123,700,000	$123,700,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$123,700,000	71.8%	Purchase Price(1)	$166,832,003	96.9%
Mezzanine Loan	$14,900,000	8.7%	Reserves(2)	2,631,019	1.5%
Sponsor Equity(1)	$33,581,319	19.5%	Closing Costs	2,718,296	1.6%
Total Sources	$172,181,319	100.0%	Total Uses	$172,181,319	100.0%
(1)
The sponsor equity includes $3,000,000 of participation profits rolled over by Aslar Associates, LLC from a profit participation agreement in the PennCap Portfolio Properties with the seller.  Sponsor equity additionally includes $4,500,000 of equity which was funded via an unsecured loan provided by a seller-related entity, CPI OPI REIT, Inc., to PennCap Acquisitions, LP, a limited partner in the mezzanine loan borrower.

(2)
After closing of the loan a special waterfall funded $927,841 into the cash management account.  Of this amount, $590,000 was applied to an ongoing TI/LC Rollover Reserve, $276,978 was applied to an ongoing rollover reserve and $60,863 was held until the next payment date.

The Borrower / Sponsor.    The borrowers consist of 27 single purpose Delaware limited partnerships, with two independent directors in its organizational structure.  The sponsor of the borrowers is PennCap Acquisitions, LP (“PennCap Properties”).  The nonrecourse carve out guarantors are Lisa Pektor, Louis Pektor and Aslar Associates, LLC.

Louis Pektor and Lisa Pektor are the principals of PennCap Properties.  PennCap Properties was originally a venture between Louis and Lisa Pektor and The Blackstone Group and was formed in May 2011 to own and operate the PennCap Portfolio Properties. At closing, Louis and Lisa Pektor acquired all of The Blackstone Group’s interests in the PennCap Portfolio Properties.  The Pektor family has been in the business of development and management for approximately 25 years, investing exclusively in the Lehigh Valley area of Pennsylvania. The acquisition of the PennCap Portfolio Properties has resulted in litigation. See “Risk Factors – Risks Related to the Mortgage Loans – Risks Related to Litigation and Condemnation” in the Prospectus Supplement.

The Property.    The PennCap Portfolio Properties are comprised of the fee simple interests in 14 suburban Class A and B office properties and 18 industrial flex properties, totaling 1,432,661 sq. ft. and located within five business parks in Bethlehem, Allentown and Center Valley, Pennsylvania.  The parks include the Lehigh Valley Corporate Center, the Stabler Corporate Center, Lehigh Valley Industrial Parks I and III, South Commerce Way, and William Penn Corporate Center. As of January 31, 2014, the PennCap Portfolio Properties were 89.8% leased by approximately 118 tenants.

The PennCap Portfolio Properties are Class A and B office buildings, built between 1989 and 2006, as well as single-story industrial flex buildings, built between 1980 and 1997.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Lehigh Valley Corporate Center (50.5% of PennCap Portfolio Loan Combination Cut-off Date Principal Balance).
Twelve of the PennCap Portfolio Properties containing a total of 596,687 sq. ft. are located within the Lehigh Valley Corporate Center. Those properties are collectively 92.2% occupied by 44 office tenants.  The largest tenant is Lehigh Valley Academy which occupies 134,660 sq. ft. through August 31, 2023 and 6,749 sq. ft. through August 31, 2018.  The Lehigh Valley Corporate Center is located in Hanover Township, Pennsylvania. Additionally, Hanover Township is an employment center for Lehigh Valley.  The Lehigh Valley Corporate Center is within minutes of Routes 22, 33 and 378, and the Lehigh Valley International Airport. Business park amenities include over two miles of walking/jogging trails, a hotel, a restaurant and retail store within the center as well as attractive professional landscaping with ponds, fountains and sculptures.

Stabler Corporate Center (18.5% of PennCap Portfolio Loan Combination Cut-off Date Principal Balance).
Two of the PennCap Portfolio Properties containing a total of 146,000 sq. ft. are located within the Stabler Corporate Center area, a planned mixed-use development. Those properties are collectively 96.6% occupied by 15 office tenants.  The largest tenant is Aesculap, Inc. which occupies 55,700 sq. ft. through August 31, 2022. The subject neighborhood includes several single- and multi-tenanted office buildings, the campus of Penn State Lehigh Valley and a number of industrial uses.

Lehigh Valley Industrial Parks I and III (15.5% of PennCap Portfolio Loan Combination Cut-off Date Principal Balance).
Ten of the PennCap Portfolio Properties containing a total of 395,935 sq. ft. are located within the Lehigh Valley Industrial Parks I & III. Those properties are collectively 89.2% occupied by 27 industrial tenants.  The largest tenant is The Wasserstrom Company  which occupies 66,495 sq. ft. through June 30, 2014. The surrounding neighborhood is a mixed-use development including residential, commercial and industrial uses. Lehigh Valley Industrial Parks I & III are situated near Route 22 and consist of a variety of warehouse, flex and office uses. The Lehigh Valley International Airport is located approximately 1.2 miles northeast of the properties.

South Commerce Way (11.2% of PennCap Portfolio Loan Combination Cut-off Date Principal Balance).
Five of the PennCap Portfolio Properties containing a total of 182,624 sq. ft. are located on South Commerce Way in Hanover Township, Pennsylvania. Those properties are collectively 80.6% occupied by 19 industrial tenants. The largest tenant is Communications Data Services, Inc. which occupies 25,090 sq. ft. through November 30, 2015. Hanover Township is a bedroom community outside the City of Bethlehem, Pennsylvania. Retail and commercial land uses are found along the major arterial roadways that serve this community. Additionally, Hanover Township is an employment center for Lehigh Valley. The area immediately surrounding and directly influencing the subject properties are dominated by business-campus land uses. These campuses include multi-story, multi-tenanted office buildings similar to the PennCap Portfolio Properties as well as single-story, light industrial developments.

William Penn Corporate Center (4.3% of PennCap Portfolio Loan Combination Cut-off Date Principal Balance).
Three of the PennCap Portfolio Properties containing a total of 111,415 sq. ft. are located within the William Penn Corporate Center in Upper Macungie Township, Pennsylvania. Those properties are collectively 84.9% occupied by 13 industrial tenants.  The largest tenant is TECO-Westinghouse Motor which occupies 24,340 sq. ft. through September 30, 2016. Upper Macungie Township includes a mix of residential, commercial and light industrial land uses. Residential uses consist of a broad mix of single and multi-family dwellings. The predominant land use in the township is light industrial. The area immediately surrounding the William Penn Corporate Center consists primarily of light industrial facilities and several hotel properties.

Environmental Matters.    The Phase I environmental reports dated from December 2, 2013 to December 5, 2013 recommended no further action at the PennCap Portfolio Properties.

Major Tenants.

Lehigh Valley Academy (141,409 sq. ft., 9.9% of NRA, 15.7% of U/W Base Rent). Lehigh Valley Academy (“LVA”) was founded in 2002 and is a non-profit K-12 public charter school presently serving 1,350 students. As a charter school, LVA is funded by public dollars and represents an alternative choice for parents/guardians to education available in public school districts. According to US News and World Report, LVA is ranked second in the state of Pennsylvania, 37th in the nation for charter schools and 157th in the nation for all schools.

LVA is funded by tax dollars and state initiatives. LVA receives 80% of the funds designated for a child’s education as determined by the child’s school district of residence. The district of residence keeps 20% to cover transportation and administrative costs.

Aesculap Inc. (55,700 sq. ft., 3.9% of NRA, 6.9% of U/W Base Rent). Aesculap, Inc., (“AI”) is the US based subsidiary of Aesculap AG, a leading global supplier of surgical instruments. Aesculap AG is a subsidiary of German medical device manufacturer B. Braun Melsungen AG (“B. Braun”). The company’s products include handheld surgical instruments, implants, and sutures used in

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

neurosurgery, as well as in cardiac, orthopedic, laparoscopic, reconstructive, thoracic, and gynecological surgical procedures. AI also makes electrosurgical devices and power systems, and it offers consulting, training, maintenance, and supply chain management services. The US division of Aesculap AG was established in 1977 in Center Valley, Pennsylvania.

Flowserve US Inc. (51,793 sq. ft., 3.6% of NRA, 4.5% of U/W Base Rent). The Flowserve Corporation (“Flowserve”) is an American multinational corporation and one of the largest suppliers of industrial and environmental machinery such as pumps, valves, end face mechanical seals, automation, and services to the power, oil, and gas, chemical and other industries. Headquartered in Irving, Texas, Flowserve has over 15,000 employees in 51 countries.

The Market.    According to the appraisal, the PennCap Portfolio Properties are located within the Lehigh Valley area of Pennsylvania within the Allentown/Bethlehem/Easton metropolitan area. Lehigh Valley includes the cities of Allentown, Bethlehem and Easton, which serve as the commercial cores of this region.

According to the United States Census, the 2012 population in Lehigh and Northampton Counties was 355,245 and 299,267, while the median household income was $54,645 and $59,551, respectively.  The median household income is above the state average of $52,267.  The following presents certain information relating to the business parks within which the PennCap Portfolio Properties are located:

The Lehigh Valley Industrial Market is comprised of two areas that are commonly referred to as the Airport/Route 33 area and the Route 100 area. The Airport/Route 33 area surrounds Lehigh Valley International Airport and consists primarily of Lehigh Valley Industrial Parks I through VII. These parks encompass over 3,000 acres and are occupied by over 300 firms. The Route 100 area is located near the interchange of Route 100 with Interstate 78, several miles west of Allentown. Route 100 also offers a diverse mix of uses, with much of the recent development in this area being major warehouse/distribution facilities.

According to a third party market research report, there was approximately 19.7 million sq. ft. of industrial space in buildings between 10,000 sq. ft. and 100,000 sq. ft. throughout Lehigh Valley as of the end of the third quarter of 2013. The vacancy rate for the period was reported at 10.2% and 388,367 sq. ft. was absorbed year to date. The average asking rent was $4.23 PSF. Within the Lehigh Valley flex market, as of the third quarter of 2013, the current rental rate was $8.86 PSF NNN with a vacancy rate of 9.9%.

According to a third party market research report, as of the third quarter 2013, there was approximately 8.6 million sq. ft. of office space throughout Lehigh Valley. The vacancy rate for the period was reported at 16.9% and 43,642 sq. ft. has been absorbed year to date. The average asking rent for the region was $18.68 PSF (full service gross).

As of the third quarter 2013, the Lehigh Valley East submarket reported approximately 2.6 million sq. ft. (which constitutes approximately 30.0% of the Lehigh Valley Market inventory) with an overall vacancy rate of 17.5% and a class B vacancy rate of 22.8%. The submarket rental rate was in-line with the overall market rate of $18.69 PSF (full service gross).

Competitive Set – Office Properties(1)
Name	3101 Emrick Boulevard	881 Marcon Boulevard	1685 Valley Center Parkway	2202 North Irving Street	7535 Windsor Drive	968 Postal Road
Property Type	Office	Office	Office	Office	Office	Office
Year Built	2005	1989	1996	1987	1985	1987
Total Occupancy	97%	75.3%	100%	100%	97.6%	100%
Size (Sq. Ft.)	100,800 SF	32,644 SF	27,200 SF	27,750 SF	136,419 SF	22,000 SF
(1)	Source: Appraisals and third party sources

Competitive Set – Flex/Industrial Properties(1)
Name	7584 Morris Court	7035 Schantz Road	6575 Snowdrift Road	894 Marcon Boulevard	7462 Penn Drive	90 Southland Drive
Property Type	Flex/Indu	Flex/Indu	Flex	Flex	Flex	Flex
Year Built	1990	2005	1989	1986	1988	1990
Total Occupancy	100%	100%	100%	100%	100%	100%
Size (Sq. Ft.)	53,907 SF	41,287 SF	47,091 SF	28,800 SF	13,050 SF	97,916 SF
(1)	Source: Appraisals and third party sources.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Cash Flow Analysis.

Cash Flow Analysis
	2011(1)	2012	2013	U/W	U/W PSF
Base Rent(2)	$12,419,483	$12,760,626	$13,551,971	$14,359,036	$10.02
Value of Vacant Space	0	0	0	1,511,335	1.05
Gross Potential Rent	$12,419,483	$12,760,626	$13,551,971	$15,870,371	$11.08
Total Recoveries	6,201,134	5,900,727	7,316,014	8,457,269	5.90
Total Other Income	89,237	(6,384)	435,263	42,528	0.03
Less: Vacancy(3)	0	0	0	(2,432,764)	(1.70)
Effective Gross Income(4)	$18,709,853	$18,654,969	$21,303,248	$21,937,404	$15.31
Total Operating Expenses	7,158,785	7,322,070	8,676,089	8,655,401	6.04
Net Operating Income	$11,551,068	$11,332,899	$12,627,159	$13,282,003	$9.27
TI/LC	0	0	0	790,916	0.55
Capital Expenditures	0	0	0	429,798	0.30
Net Cash Flow	$11,551,068	$11,332,899	$12,627,159	$12,061,289	$8.42

(1)
A majority of the PennCap Portfolio Properties were acquired by the prior owners in May 2011 except for the 1480 Valley Center Parkway property, which was acquired in August 2012. The 2011 historicals are based upon the May to December annualized 2011 NOI for the partial year under the prior ownership.

(2)	U/W Base Rent includes contractual rent steps of $241,936 through November 1, 2014.
(3)	U/W vacancy represents 10.0% of gross income. The PennCap Portfolio Properties were 89.8% physically occupied as of January 31, 2014.
(4)
Primary factors for increases from 2013 Effective Gross Income to U/W Effective Gross Income include $300,000 for leaseup of the 1480 Valley Center Parkway property, $150,000 for leaseup of the 1660 Valley Center Parkway property, $400,000 for leaseup of the 1650 Valley Center Parkway property, and $200,000 for leaseup of the 3701 Corporate Parkway property.

Property Management.    The PennCap Portfolio Properties are managed by G&E Real Estate Management Services, Inc., with ALT Realty, LLC providing leasing, marketing and construction management services.

Lockbox / Cash Management.    The PennCap Portfolio Loan Combination requires a hard lockbox account, which is already in place, with the borrowers directing tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrowers or the property manager relating to the PennCap Portfolio Properties be deposited into the lockbox account within one business day of receipt.  Funds are then swept on a daily basis into a cash management account controlled by the holder of the Note A-1 and applied in accordance with the cash management agreement. Prior to the occurrence of a PennCap Portfolio Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are disbursed to the borrowers’ operating account after payment of debt service on the mezzanine loan on a monthly basis.

Upon the occurrence of a PennCap Portfolio Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept on a monthly basis into a lender controlled account.  Upon the occurrence of an event of default, the holder of the Note A-1 has the right to apply sums in the cash management account in the manner and order it determines.

A “PennCap Portfolio Cash Trap Event Period” will commence upon the earliest of the following events: (i) the amortizing first mortgage net cash flow debt service coverage ratio falls below 1.25x, (ii) if any tenant occupying 20% or more of the square footage of the PennCap Portfolio Properties or if any tenant constituting 20% or more of the total annual rents of the PennCap Portfolio Properties goes dark, becomes insolvent, or files for bankruptcy or (iii) in the case of a Philips Litigation Event (as defined below), if the borrowers do not deposit the amount owed within five business days of such event.  A PennCap Portfolio Cash Trap Event Period will expire in the case of a Philips Litigation Event, upon the amount owed by the borrowers being paid in full or have deposited an amount equal to the Phillips Litigation Maximum Liability (as defined in the PennCap Portfolio Loan documents) in the applicable reserve account.

A “Philips Litigation Event” refers to a court finding in favor of Philips International, with respect to certain ongoing litigation against the borrowers.  The maximum exposure to the borrowers is believed to be $572,648. See “Risk Factors – Risks Related to the Mortgage Loans – Risks Related to Litigation and Condemnation” in the Prospectus Supplement.

Initial Reserves.    At closing, the borrowers deposited (i) $993,880 into a tax reserve account, (ii) $173,038 into an insurance reserve account, (iii) $590,000 into a TI/LC reserve account, (iv) $1,598,857 into a tenant specific TI/LC reserve account for outstanding tenant improvement and leasing obligations and (v) $142,223 into a deferred maintenance account.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $230,698, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $18,606, into an insurance reserve account, (iii) $29,847 into a capital expenditure account and (iv) $112,500 into a TI/LC reserve account, which decreases to $62,500 after the last payment date prior to February 6, 2016 and is capped at $3,000,000 with a floor of $2,400,000.

Current Mezzanine or Subordinate Indebtedness.    Ladder Capital Finance LLC has made a $14,900,000 mezzanine loan (the “PennCap Portfolio Mezzanine Loan”) to PennCap Properties Portfolio, LP, a Delaware limited partnership (the “PennCap Portfolio Mezzanine Borrower”), which is secured by a pledge by the PennCap Portfolio Mezzanine Borrower of its limited partnership interests in the PennCap Portfolio Loan Combination borrowers and limited liability company interests in general partners of the PennCap Portfolio Loan Combination borrowers.  The PennCap Portfolio Mezzanine Loan requires monthly interest only payments for the first 24 months and thereafter monthly payments of $153,263, which is based on an interest rate of 12.00% per annum and principal based on a 30-year amortization schedule. The PennCap Portfolio Mezzanine Loan matures on January 6, 2024. The rights of the PennCap Portfolio Mezzanine Loan lender are further described under “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – Other Financing” in the Prospectus Supplement.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    With limited exception, the PennCap Portfolio Loan Combination does not permit partial releases of real estate collateral during the term of the PennCap Portfolio Loan Combination. However, with respect to the 1530 Valley Center Parkway property, $3,288,000 of the PennCap Portfolio Loan Combination may be prepaid (allocable between the Note A-1 and Note A-2), and the 1530 Valley Center Parkway property may be released, solely in connection with the tenant at the 1530 Valley Center Parkway property electing to exercise its purchase option for such site, which it may do between December 1, 2015 and March 31, 2016 provided tenant has provided notice on or before June 1, 2015.  Conditions to the prepayment and release include confirmation of continued compliance with the laws of any adjacent PennCap Portfolio Properties, prepayment of the mezzanine debt and payment of a prepayment fee of $164,400.

Bethlehem, PA Allentown, PA Center Valley, PA	Collateral Asset Summary – Loan No. 9 PennCap Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 75.0% 1.40x 10.7%

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

Mortgage Loan Information					Property Information
Loan Seller:	LCF				Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance				Property Type(4):	Limited Service Hospitality
Sponsor:	Todd Cohen; Terrence Lowenberg				Collateral:	Fee Simple
Borrower:	300 West 22 Realty LLC				Location:	New York, NY
Original Balance:	$29,300,000				Year Built / Renovated:	1912 / 2008
Cut-off Date Balance:	$29,300,000				Total Rooms(4):	81
% by Initial UPB:	3.2%				Property Management:	Gemini Property Management LLC
Interest Rate:	4.7330%				Underwritten NOI:	$3,014,624
Payment Date:	6th of each month				Underwritten NCF:	$2,781,805
First Payment Date:	April 6, 2014				“As-is” Appraised Value:	$44,700,000
Maturity Date:	March 6, 2019				“As-is” Appraisal Date:	January 31, 2014
Amortization:	360 months				“As Stabilized” Appraised Value(5):	$47,600,000
Additional Debt(1):	$3,700,000 Mezzanine Loan				“As Stabilized” Appraisal Date(5):	March 1, 2016
Call Protection:	L(23), YM1(33), O(4)
Lockbox / Cash Management:	Hard / In Place				Historical NOI
					2013 NOI:	$3,126,898 (December 31, 2013)
Reserves(2)					2012 NOI:	$3,027,976 (December 31, 2012)
	Initial	Monthly			2011 NOI:	$2,493,252 (December 31, 2011)
Taxes:	$142,154	$35,539			2010 NOI:	$1,915,976 (December 31, 2010)
Insurance:	$20,571	$6,857
		1/12 of 4.0% of prior year’s			Historical Occupancy
FF&E:	$0	gross income			Current Occupancy:	94.6% (December 31, 2013)
Seasonality:	$0	Variable			2012 Occupancy:	90.5% (December 31, 2012)
					2011 Occupancy:	87.6% (December 31, 2011)
Financial Information					2010 Occupancy:	84.2% (December 31, 2010)
	Mortgage Loan		Total Debt	(3)
(1)   See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Total Debt includes the GEM Hotel Loan and the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein.
(4)   The GEM Hotel Property also includes 3,814 sq. ft. of ground-floor retail space.
(5)   The “As Stabilized” Cut-off Date LTV for the mortgage loan is 61.6% based on achieving a stabilized RevPAR of $221.02.

Cut-off Date Balance / Room:		$361,728	$407,407
Balloon Balance / Room:		$332,252	$377,931
Cut-off Date LTV:		65.5%	73.8%
Balloon LTV:		60.2%	68.5%
Underwritten NOI DSCR:		1.65x	1.37x
Underwritten NCF DSCR:		1.52x	1.26x
Underwritten NOI Debt Yield:		10.3%	9.1%
Underwritten NCF Debt Yield:		9.5%	8.4%
Underwritten NOI Debt Yield at Balloon:		11.2%	9.8%
Underwritten NCF Debt Yield at Balloon:		10.3%	9.1%

Historical Occupancy, ADR, RevPAR(1)
	GEM Hotel Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	83.5%	$179.79	$150.15	84.3%	$188.48	$158.88	99.1%	95.4%	94.5%
2011	86.7%	$199.60	$173.04	85.2%	$207.46	$176.72	101.8%	96.2%	97.9%
2012	89.6%	$207.72	$186.15	87.7%	$223.21	$195.78	102.2%	93.1%	95.1%
2013	94.8%	$206.13	$195.33	86.9%	$229.59	$199.50	109.1%	89.8%	97.9%
(1)	Source: Hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the GEM Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

The Loan.    The GEM Hotel loan (the “GEM Hotel Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 81-room limited service hotel located at 300 West 22nd Street in New York, New York (the “GEM Hotel Property”) with an original principal balance of $29.3 million. The GEM Hotel Loan has a five-year term and amortizes on a 30-year schedule. The GEM Hotel Loan accrues interest at a fixed rate equal to 4.7330% and has a cut-off date balance of $29.3 million. Loan proceeds, along with mezzanine debt of $3.7 million, were used to retire existing debt of approximately $26.4 million, pay closing costs of approximately $1.2 million and fund reserves of approximately $0.2 million, thereby giving the sponsors a return of equity of approximately $5.2 million. Based on the “As-is” appraised value of $44.7 million as of January 31, 2014, the cut-off date LTV ratio is 65.5% and the remaining implied equity is $11.7 million. Based on the “As Stabilized” appraised value of $47.6 million as of March 1, 2016, the “As Stabilized” LTV ratio is 61.6%. The most recent prior financing of the GEM Hotel Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,300,000	88.8%	Loan Payoff	$26,432,676	80.1%
Mezzanine Loan	$3,700,000	11.2%	Reserves	$162,725	0.5%
			Closing Costs	$1,243,562	3.8%
			Return of Equity	$5,161,037	15.6%
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

The Borrower / Sponsor.    The borrower, 300 West 22 Realty LLC, is a single purpose Delaware limited liability company, with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are Todd Cohen and Terrence Lowenberg. Todd Cohen and Terrence Lowenberg founded Icon Realty Management (“Icon”) in 2003.  Icon is an investment and management company located in New York City. Icon has acquired approximately $600 million of real estate in office, mixed use, multifamily and hospitality properties. Icon’s investment portfolio is comprised of 79 assets containing 757,407 sq. ft. Icon purchased the GEM Hotel Property in 2007 and gut-renovated it with the hotel opening in 2008.

The Property.    The GEM Hotel Property consists of a five-story, 81-room limited service boutique hotel with a business center, fitness room and a rooftop terrace. Additionally, there is 3,814 sq. ft. of ground-floor retail space leased to Foragers Holdings, LLC as a grocery store and restaurant. The GEM Hotel Property is located in Chelsea which is located in lower midtown Manhattan. The GEM Hotel Property was constructed in 1912 and opened in 2008 after a gut renovation.  The GEM Hotel Property has 81 rooms including 56 with queen-sized beds, 24 rooms with double-sized beds and one penthouse suite. Amenities include a fitness center, business center and a 2,500 sq. ft. rooftop terrace. Currently, a lobby renovation is underway which will add a bar to the lobby area and is expected to generate an increase in revenues through the new food and beverage operations, which is not reflected in the underwritten NCF. The GEM Hotel Property has a franchise agreement with Choice Hotels International, Inc. and will operate under “The Ascend Collection”.

Environmental Matters.    The Phase I environmental report dated February 4, 2014 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Property, which is already in place.

The Market.     The GEM Hotel Property is located in Chelsea in New York, New York at the intersection of Eighth Avenue and West 22nd Street.  Chelsea has become a center of the New York art world and is home to the Rubin Museum of Art, the Chelsea Art Museum and art galleries and performance spaces. Other attractions in Chelsea include the Chelsea Market, Chelsea Piers and The High Line.

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

The subsequent chart presents primary competitors to the GEM Hotel Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
GEM Hotel Property	81	2008	94.6%	$206.29	$195.06
Comfort Inn Chelsea	101	2006	69%	$214.00	$147.66
Hampton Inn Chelsea Manhattan	144	2003	93%	$222.00	$206.46
Four Points Manhattan Chelsea	158	2003	88%	$257.00	$226.16
Wyndham Garden Hotel Manhattan Chelsea West	124	2008	93%	$214.00	$199.02
Fairfield Inn & Suites by Marriott New York Manhattan Chelsea	110	2010	96%	$236.00	$226.56
Total / Wtd. Avg.	718		89.2%	$227.57	$203.03
(1)	Source: Appraisal
(2)	The GEM Hotel Property’s 2013 Occupancy, ADR and RevPAR are based on the borrower provided operating statements.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W per Room
Occupancy	87.6%	90.5%	94.6%	94.6%
ADR	$195.07	$205.40	$206.29	$206.29
RevPAR	$170.88	$185.89	$195.06	$195.06

Room Revenue	$5,051,987	$5,511,016	$5,766,847	$5,766,847	$71,196
F&B Revenue	0	0	0	0	0
Other Revenue	41,174	456,526	536,671	558,149	6,891
Total Revenue	$5,093,161	$5,967,542	$6,303,518	$6,324,996	$78,086
Total Dept. Expenses	1,075,341	1,184,041	1,227,547	1,227,547	$15,155
Total Dept. Profit	$4,017,820	$4,783,501	$5,075,971	$5,097,449	$62,931
Undistributed Expenses	1,134,663	1,327,167	1,419,374	1,417,884	17,505
Total Fixed Charges	389,905	428,358	529,699	664,941	8,209
Net Operating Income	$2,493,252	$3,027,976	$3,126,898	$3,014,624	$37,218
FF&E	0	0	0	232,819	2,874
Net Cash Flow	$2,493,252	$3,027,976	$3,126,898	$2,781,805	$34,343

Property Management.    The GEM Hotel Property is managed by Gemini Property Management LLC.

Lockbox / Cash Management.    The GEM Hotel Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

The funds are then returned to an account controlled by the borrower until the occurrence of a GEM Hotel Cash Sweep Event.

A “GEM Hotel Cash Sweep Event” will commence: (i) upon the occurrence of an event of default under the GEM Hotel Loan or the mezzanine loan, (ii) if the combined DSCR inclusive of the mezzanine loan falls below 1.15x, (iii) upon delivery of notice by the franchisor or manager of the occurrence of an event which could result in the termination of the franchise or management agreements, (iv) (A) 12 months prior to the expiration of the franchise agreement or (B) the date upon which franchisor can terminate the franchise agreement without cause, or (v) 12 months prior to the expiration date of the management agreement (unless an acceptable renewal or replacement has been procured).

Initial Reserves.    At closing, the borrower deposited (i) $142,154 into a tax reserve account and (ii) $20,571 into an insurance reserve account.

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $35,539, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $6,857, into an insurance reserve account, (iii) 1/12 of 4.0% of 12 months’ gross income into a monthly FF&E reserve account and (iv) during the months of October and November, $100,000 and $75,000, respectively, will be deposited into the seasonality reserve account.

Current Mezzanine or Subordinate Indebtedness.    A $3.7 million mezzanine loan was funded at closing by Ladder Capital Finance LLC. The mezzanine loan is coterminous with the GEM Hotel Loan and accrues interest at a rate of 10.0000% per annum. The mezzanine loan borrower is required to make interest only payments for the full five-year term of the mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

300 West 22nd Street New York, NY 10011	Collateral Asset Summary – Loan No. 10 GEM Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,300,000 65.5% 1.52x 10.3%

CARTIFACT
W 34TH STREET
HUDSON YARDS
MTA WEST SIDE YARD
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
ELEVENTH AVENUE
BROADWAY
PENN STATION
MADISON SQUARE GARDEN
CHELSEA
FASHION INSTITUTE OF TECHNOLOGY
W 23RD STREET
GENERAL THEOLOGICAL SEMINARY
GEM Hotel
300 West 22nd Street
New York, NY 10011
9A
CHELSEA PIERS SPORTS COMPLEX
LINCOLN HIGHWAY / WEST STREET
Hudson River
PIER 54
PIER 53
W 14TH STREET
MEAT PACKING DISTRICT
WEST VILLAGE
ABINGTON SQUARE
West New York
NEW JERSEY
NEW YORK
Union City
Hoboken
Jersey City
New York
QUEENS
MANHATTAN
BROOKLYN
ASTORIA
CHELSEA
SOHO
FINANCIAL DISTRICT
Hudson River
East River
Central Park
UPPER WESTSIDE
UPPER EASTSIDE
MIDTOWN
Penn Station
Empire State Building
Flatiron Building
Washington Square Park
New York University
Times Square
Carnegie Hall
Time Warner Center
Metropolitan Museum of Art
United Nations
LONG ISLAND CITY
Freedom Tower
New York Stock Exchange

181 East 119th Street New York, NY 10035	Collateral Asset Summary – Loan No. 11 181 East 119th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 61.9% 1.30x 8.4%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type(3):	Mid Rise Multifamily
Sponsor(1):	Jason A. Muss		Collateral:	Fee Simple
Borrower:	119 Third Fee Owner, LLC		Location:	New York, NY
Original Balance:	$27,000,000		Year Built / Renovated:	2008 / NAP
Cut-off Date Balance:	$27,000,000		Total Units(3):	90
% by Initial UPB:	2.9%		Property Management:	Third Avenue North, LLC
Interest Rate:	4.8200%		Underwritten NOI(4):	$2,254,732
Payment Date:	6th of each month		Underwritten NCF:	$2,219,764
First Payment Date:	April 6, 2014		Appraised Value:	$43,600,000
Maturity Date:	March 6, 2024		Appraisal Date:	January 14, 2014
Amortization:	Interest only for first 24 months; 360
	months thereafter		Historical NOI
Additional Debt:	None		2013 NOI:	$1,897,399 (December 31, 2013)
Call Protection:	L(24), D(92), O(4)		2012 NOI:	$2,017,791 (December 31, 2012)
Lockbox / Cash Management:	Soft / In Place		2011 NOI:	$2,019,878 (December 31, 2011)

Reserves			Historical Occupancy(5)
	Initial	Monthly	Current Occupancy:	94.4% (January 2, 2014)
Taxes:	$31,157	$7,789	2012 Occupancy:	93.3% (December 31, 2012)
Insurance:	$10,399	$3,466	2011 Occupancy:	87.8% (December 31, 2011)
Replacement:	$0	$1,875	2010 Occupancy:	NAV

(1)   The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to this Prospectus Supplement as 865 Lexington Retail, which has a Cut-off Date Balance of $6,000,000.
(2)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.71x and 1.68x, respectively.
(3)   The property also includes 9,974 sq. ft. of ground floor retail, which was 93.1% leased as of January 1, 2014.
(4)   The Underwritten NOI has increased from the 2013 NOI due to an increase in current rental rates on newly signed leases. During Q2 2013 there was a turnover of a number of units. Rents were increased for these units following a short period of downtime.
(5)   Historical Occupancy only reflects the multifamily portion.

Financial Information
Cut-off Date Balance / Unit:		$300,000
Balloon Balance / Unit:		$258,402
Cut-off Date LTV:		61.9%
Balloon LTV:		53.3%
Underwritten NOI DSCR(2):		1.32x
Underwritten NCF DSCR(2):		1.30x
Underwritten NOI Debt Yield:		8.4%
Underwritten NCF Debt Yield:		8.2%

TRANSACTION HIGHLIGHTS

■
Sponsor. Jason A. Muss is the CEO of Muss Development LLC, which has been building in New York since 1906. Muss Development LLC has developed more than 15 million sq. ft. of commercial, residential, industrial and retail space in New York City.

■
New Construction / Class A Property. The property was completed in 2008 and includes a fitness center, 27 parking spaces and a roof deck. The individual units have floor-to-ceiling windows, hardwood floors, marble baths, granite counters and stainless steel appliances and include washers and dryers.

■	Tax Abatement. The property benefits from a 25-year 421-A tax abatement which began in the tax year 2010/2011. Commencing in year 22, the exemption will decline by 20% per year.

Louisiana, Alabama, Mississippi and Florida	Collateral Asset Summary – Loan No. 12 JL Holdings – Burger King Portfolio – 90	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,900,000 41.8% 1.95x 16.4%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio(13):	Portfolio of 90 properties
Loan Purpose:	Refinance			Property Type:	Single Tenant Retail
Sponsor(1):	Matthew Schoenberg			Collateral:	Fee Simple / Leasehold
Borrower:	JL Holdings I, LLC			Location:	Various
Original Balance(2):	$26,900,000			Year Built / Renovated:	Various / Various
Cut-off Date Balance(2):	$26,900,000			Total Sq. Ft.:	271,797
% by Initial UPB:	2.9%			Property Management:	Jaylor Services, Inc.
Interest Rate:	4.89991%			Underwritten NOI:	$8,158,906
Payment Date:	1st of each month			Underwritten NCF:	$7,791,759
First Payment Date(3):	April 1, 2014			Appraised Value:	$119,200,000
Maturity Date:	April 1, 2024			Appraisal Date:	January 2014
Amortization(3)(4):	Interest only for the first month; 240
	months thereafter			Historical NOI
Additional Debt(2)(5):	$22,900,000 Pari Passu Debt;			2013 NOI:	$8,413,815 (December 31, 2013)
	$10,000,000 B-Note			2012 NOI:	$8,379,402 (December 31, 2012)
Call Protection(3)(6)(7):	L(24), D(93), O(4)			2011 NOI:	$8,070,524 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$8,116,980 (December 31, 2010)

Reserves				Historical Occupancy
	Initial		Monthly	Current Occupancy(14):	100.0% (March 1, 2014)
Taxes(8):	$50,000		Springing	2012 Occupancy:	100.0% (December 31, 2012)
Insurance(9):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Replacement(10):	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)
Sweep:	$2,000,000		$0
(5)       The B-Note is coterminous with the A-Notes and accrues interest at a rate of 11.0000% per annum. The B-Note holder is the initial controlling holder under the co-lender arrangement between the A-1 Note holder, the A-2 Note holder and the B-Note holder.
(6)       The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2014. Prepayment of the full $59.8 million JL Holdings – Burger King Portfolio – 90 Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu A-Note to be securitized and (ii) March 3, 2017.
(7)       If the termination of an underlying ground lease results in a reduction of rent under the master lease and that property is excluded from the related master lease, the borrower is required to repay the allocated loan amount of the affected property together with a yield maintenance premium on such amount.
(8)       Monthly deposits required if, subject to the other terms of the loan documents, (i) borrower fails to maintain $50,000 in the tax reserve, (ii) an event of default has occurred and remains uncured or (iii) the master lease is not in full force and effect or is in default.
(9)       Monthly deposits required if, subject to the other terms of the loan documents, (i) an event of default has occurred and remains uncured or (ii) if the master lease is not in full force and effect or is in default.
(10)     To the extent required under the master lease or loan documents.
(11)     Monthly deposits required if, subject to the other terms of the loan documents, (i) an event of default has occurred and remains uncured, (ii) the amount in the ground lease reserve is less than $100,000, (iii) proof is not provided to the lender that the ground rent has been paid or (iv) if a ground lease is in default.
(12)     Senior Mortgage Loan calculations are based on the pari passu A-Notes. Total Debt calculations based on the entire JL Holdings – Burger King Portfolio – 90 Loan Combination, including the $10.0 million subordinate B-Note.
(13)     The borrower is permitted to substitute properties if such substitution is permitted under the master lease, and among other things, after giving effect to the substitution, (i) the LTV of the JL Holdings – Burger King Portfolio – 90 Loan Combination would be no greater than the LTV immediately preceding the substitution and (ii) the DSCR of the JL Holdings – Burger King Portfolio – 90 Loan Combination is equal to or greater than (A) the DSCR at origination and (B) the DSCR immediately preceding the such substitution.
(14)    The portfolio is master leased by Strategic Restaurants Acquisition Corp., a subsidiary of Cerebus Capital Management, L.P. Two of the 90 Burger King restaurants are currently dark, one of which was damaged by a fire on December 12, 2013 and is anticipated to reopen in April 2014. The tenant continues to pay rent due under the master lease.

Ground Lease(11):	$100,000		Springing
Condemnation:	$99,414		$0

Financial Information(12)
Senior Mortgage Loan			Total Debt
Cut-off Date Balance / Sq. Ft.:		$183	$220
Balloon Balance / Sq. Ft.:		$111	$148
Cut-off Date LTV:		41.8%	50.2%
Balloon LTV:		25.3%	33.7%
Underwritten NOI DSCR:		2.04x	1.60x
Underwritten NCF DSCR:		1.95x	1.53x
Underwritten NOI Debt Yield:		16.4%	13.6%
Underwritten NCF Debt Yield:		15.6%	13.0%
(1)    The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to this Prospectus Supplement as the JL Group Holdings – Burger King Portfolio – 9, which has a Cut-off Date Balance of $5,200,000.
(2)    The Original Balance and Cut-off Date Balance of $26.9 million represent the Note A-1 of a $59.8 million loan combination (the “JL Holdings – Burger King Portfolio – 90 Loan Combination”), that is evidenced by such Note A-1, a $22.9 million pari passu Note A-2 and a $10.0 million subordinate B-Note. The pari passu Note A-2 is currently held by LCF and is expected to be included in a future securitization.
(3)    The First Payment Date under the mortgage loan documents will be in May 2014. LCF will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest for the interest accrual period relating to the first distribution date in April 2014 at the related interest rate on the principal balance of the Note A-1 as of the cut-off date. Such amount will be deposited into the distribution account and will be included in the funds available for the first distribution date in April 2014. The First Payment Date, interest only period and Call Protection have been adjusted to reflect this additional payment being made by LCF.
(4)    The JL Holdings – Burger King Portfolio – 90 senior mortgage loan is structured with a fixed amortization schedule with an effective amortization period of 240 months. See Annex H of the Prospectus Supplement for the Note A-1 schedule. However, partial prepayments may result in reamortization.

TRANSACTION HIGHLIGHTS

■	Experienced Tenant. Strategic Restaurants Acquisitions Corp. and its affiliates operate 288 Burger King locations.

■	B-Note. ARC Realty Finance Operating Partnership, L.P. holds a B-Note in the amount $10.0 million. The B-Note is subject to a co-lender agreement.

665 South Skinker Boulevard Saint Louis, Missouri 63105	Collateral Asset Summary – Loan No. 13 The Dorchester at Forest Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,963,673 74.5% 1.27x 8.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	High Rise Multifamily
Sponsor(1):	Sterling Properties of Missouri II, Inc.			Collateral:	Fee Simple
Borrower:	Dorchester Owner NF L.L.C.			Location:	Saint Louis, MO
Original Balance:	$25,000,000			Year Built / Renovated:	1962 / 2006
Cut-off Date Balance:	$24,963,673			Total Units:	189
% by Initial UPB:	2.7%			Property Management:	Sterling Properties of Missouri II, Inc.
Interest Rate:	5.1600%			Underwritten NOI:	$2,129,258
Payment Date:	6th of each month			Underwritten NCF:	$2,075,393
First Payment Date:	March 6, 2014			Appraised Value:	$33,500,000
Maturity Date:	February 6, 2024			Appraisal Date:	November 8, 2013
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(88), O(7)			Most Recent NOI:	$1,902,027 (T-12 October 31, 2013)
Lockbox / Cash Management(2):	Soft / Springing			2012 NOI:	$1,955,027 (December 31, 2012)
				2011 NOI:	$1,655,374 (December 31, 2011)
Reserves				2010 NOI:	NAV
	Initial		Monthly
Taxes:	$23,944		$11,972	Historical Occupancy
Insurance(3):	$0		Springing	Current Occupancy:	91.5% (December 17, 2013)
Replacement:	$0		$4,489	2012 Occupancy:	94.9% (December 31, 2012)
Required Repairs:	$12,250		NAP	2011 Occupancy:	92.7% (December 31, 2011)
Common Charges(4):	$0		Springing	2010 Occupancy:	NAV
				(1)	Fred Wilpon and Saul Katz serve as secondary guarantors on a joint and several basis in the event that the primary guarantor, Sterling Properties of Missouri II, Inc., fails to fully pay costs and expenses as set forth in the guaranty within 30 days from the time demand is made by the lender following the acceleration of the loan.
Financial Information
Cut-off Date Balance / Unit:		$132,083
Balloon Balance / Unit:		$109,286
Cut-off Date LTV:		74.5%		(2)	Cash management will be triggered (i) during the continuance of an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
Balloon LTV:		61.7%
Underwritten NOI DSCR:		1.30x
Underwritten NCF DSCR:		1.27x		(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
Underwritten NOI Debt Yield:		8.5%
Underwritten NCF Debt Yield:		8.3%		(4)	The borrower is required to deposit with lender on each payment date an amount equal to the monthly amount set forth in the approved annual budget for common charges. Although the property is a condominium, the borrower owns 100.0% of the units, the units are leased to rental tenants and common charges are not currently required.

TRANSACTION HIGHLIGHTS

■
Location. The property is located approximately 20 miles southeast of the central business district of Saint Louis in close proximity to Interstates 64, 44, 55, 70 and 170. Forest Park, a 1,371 acre public park, is located adjacent to the property. Washington University in St. Louis is located less than a mile northwest of the property. Home to over 14,000 students, Washington University in St. Louis was ranked #14 in the United States for its undergraduate program in 2014 by U.S. News & World Report. The Saint Louis area offers a low cost of living, higher than average wages and a well-educated local workforce.

■
Property Condition and Amenities. Constructed in 1962 and renovated in 2006, the 22-story, Class A property features a leasing office and retail space on the ground floor, a clubhouse/community room, three office suites, a laundry facility, elevators, a 24-hour parking valet/garage and a doorman. Unit amenities include stainless steel appliances with a built-in microwave, granite countertops, walk-in closet(s), a linen closet and a patio/balcony.

■
Sponsorship. The sponsor, Sterling Properties of Missouri II, Inc., is an affiliate of Sterling Equities through its Sterling Property Management division. Founded in 1972, Sterling Equities and its affiliates have purchased or developed over 23.3 million sq. ft. of commercial property, 57,800 residential units, 8.7 million sq. ft. of retail property and four major sports complexes. Sterling Equities currently owns and manages over 1,900 residential units and 1.2 million sq. ft. of commercial space. In addition to its real estate interests, Sterling Equities has ownership interests in the New York Mets, SportsNet New York (SNY), the Brooklyn Cyclones and various private equity funds.

7979 Willow Chase Boulevard Houston, TX 77070	Collateral Asset Summary – Loan No. 14 Hilton Garden Inn Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,750,000 65.7% 1.59x 12.1%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Full Service Hospitality
Sponsor:	Mitchell Kobernick; Allan Klein			Collateral:	Fee Simple
Borrower:	Hilcom Partners, Ltd.			Location:	Houston, TX
Original Balance:	$20,750,000			Year Built / Renovated:	2002 / 2012
Cut-off Date Balance:	$20,750,000			Total Rooms:	171
% by Initial UPB:	2.2%			Property Management:	Marcus Houston, LLC
Interest Rate:	5.3500%			Underwritten NOI:	$2,519,772
Payment Date:	6th of each month			Underwritten NCF:	$2,207,912
First Payment Date:	April 6, 2014			Appraised Value:	$31,600,000
Maturity Date:	March 6, 2024			Appraisal Date:	January 2, 2014
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(24), D(92), O(4)			2013 NOI:	$2,547,733 (December 31, 2013)
Lockbox / Cash Management(1):	Hard / Springing			2012 NOI:	$1,951,526 (December 31, 2012)
				2011 NOI:	$1,756,686 (December 31, 2011)
Reserves				2010 NOI:	$1,822,026 (December 31, 2010)
	Initial		Monthly
Taxes:	$194,615		$32,436	Historical Occupancy
Insurance:	$17,046		$8,523	Current Occupancy:	79.4% (December 31, 2013)
Seasonality(2):	$15,000		$10,000	2012 Occupancy:	77.4% (December 31, 2012)
PIP(3):	$0		Springing	2011 Occupancy:	70.8% (December 31, 2011)
FF&E(4):	$1,687,139	1/12 of 4% of gross		2010 Occupancy:	69.0% (December 31, 2010)
		revenues		(1)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR is less than 1.25x based on the trailing twelve month NOI, (iii) upon delivery of notice by the franchisor of any breach or default by the borrower under the franchise agreement or (iv) 12 months prior to the expiration of the franchise agreement.

Financial Information
Cut-off Date Balance / Room:		$121,345
Balloon Balance / Room:		$100,916		(2)
On the payment dates occurring in April 2014 through September 2014, $10,000 will be deposited into the seasonality reserve until the balance reaches a cap of $75,000. If the balance thereafter falls below the cap, then monthly deposits will be equal to the lesser of (a) $18,750 or (b) available cash flow, until the balance reaches the cap.

Cut-off Date LTV:		65.7%
Balloon LTV:		54.6%
Underwritten NOI DSCR:		1.81x
Underwritten NCF DSCR:		1.59x		(3)
The property improvement plan (“PIP”) reserve will be springing upon receipt of evidence by the borrower of a PIP requirement for the property. Once the borrower receives notice of the PIP requirement, the borrower is required to fund the PIP Reserve with the difference between the balance of the FF&E reserve at that time and 105% of the cost to complete the PIP. In addition, excess cash flow will be swept into the PIP reserve if PIP work is required under any franchise agreement and the aforementioned 105% deposit has not been made and continue until such amount has been deposited into the PIP reserve.

Underwritten NOI Debt Yield:		12.1%
Underwritten NCF Debt Yield:		10.6%

				(4)
Monthly collections of the FF&E reserve will begin on March 6, 2015 and will be equal to the greater of (i) 1/12 of 4.0% of gross revenues or (ii) the contractual amount required to be spent on FF&E per the franchise agreement.

TRANSACTION HIGHLIGHTS

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Renovation Planned. Approximately $1.6 million ($9,293 per room) in voluntary renovations to the property are planned, which will include updates to beds, guestroom case goods, lighting, window treatments and artwork.

■
Location. The property is located in Houston, Texas along US-249 and is within three miles of the Hewlett-Packard campus. The property is also located within 1.5 miles of the Noble Energy headquarters. Noble Energy recently consolidated several Houston-area locations into a corporate headquarters in the business park.

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Penetration. As of year-end 2013, the property outperformed its competitive set, per a market research report, in terms of occupancy, ADR and RevPAR with penetration rates of 118.1%, 109.6% and 129.4%, respectively.

Georgia and North Carolina	Collateral Asset Summary – Loan No. 15 Durban Retail Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,873,087 74.9% 1.34x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Portfolio of two properties
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	The Durban Group		Collateral:	Fee Simple
Borrower:	Wesley Chapel Fee Owner, LLC;		Location:	Various
	Marietta Fee Owner, LLC		Year Built / Renovated:	2010 / NAP
Original Balance:	$18,900,000		Total Sq. Ft.:	130,579
Cut-off Date Balance:	$18,873,087		Property Management:	Durban Realty Services, LLC
% by Initial UPB:	2.0%		Underwritten NOI:	$1,759,292
Interest Rate:	5.3440%		Underwritten NCF:	$1,695,982
Payment Date:	6th of each month		“As-is” Appraised Value:	$25,200,000
First Payment Date:	March 6, 2014		“As-is” Appraisal Date:	November and December 2013
Maturity Date:	February 6, 2024		“As Stabilized” Appraised Value(2):	$25,300,000
Amortization:	360 months		“As Stabilized” Appraisal Date(2):	July 1, 2014
Additional Debt:	None
Call Protection:	L(25), D (92), O(3)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing		Most Recent NOI(3)(4):	$1,908,349 (Various)
			2012 NOI(4):	$2,331,693 (December 31, 2012)
Reserves			2011 NOI:	$2,196,525 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$1,543,826 (December 31, 2010)
Taxes:	$29,026	$9,675
Insurance:	$14,967	$1,497	Historical Occupancy
Replacement:	$0	$1,500	Current Occupancy:	92.6% (January 1, 2014)
TI/LC:	$0	$3,099	2012 Occupancy:	89.9% (December 31, 2012)
Outstanding LCs:	$159,784	$0	2011 Occupancy:	NAV
Required Repairs:	$41,558	NAP	2010 Occupancy:	NAV
Member Loan Repayment:	$74,765	$0
(1)   Cash management will be triggered (i) upon an event of default, (ii) if the DSCR is less than 1.15x, (iii) if Wal-Mart, Harris Teeter or any tenant occupying more than 20% of either individual property (either physical or economic occupancy) goes dark, becomes insolvent, files for bankruptcy or has its senior unsecured debt rating fall below investment grade, or (iv) if the Wal-Mart at the Milford Crossing property does not open by June 1, 2014.
(2)   The “As Stabilized” Cut-off Date LTV is 74.6% based on achieving a stabilized occupancy of 98.0% at the Milford Crossing property. Wal-Mart executed a lease at the Milford Crossing property in September 2013.
(3)   The Most Recent NOI is as of the T-12 through November 30, 2013 for the Wesley Chapel property and through year end 2013 for the Milford Crossing property.
(4)   The decline between the 2012 NOI and the Most Recent NOI was due primarily to the sale of outparcels.

Wal-Mart Free Rent:	$74,397	$0
Marietta Inline:	$26,928	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$145
Balloon Balance / Sq. Ft.:	$120
Cut-off Date LTV(2):	74.9%
Balloon LTV:	62.3%
Underwritten NOI DSCR:	1.39x
Underwritten NCF DSCR:	1.34x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	9.0%

TRANSACTION HIGHLIGHTS

■	Tenancy. The Wesley Chapel property is anchored by Harris Teeter (58.7% of the property NRA; October 2029 expiration) which is a subsidiary of The Kroger Company (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). The Milford Crossing property is anchored by a Wal-Mart (74.5% of the property NRA; February 2029 expiration; rated AA/Aa2/AA by Fitch/Moody’s/S&P), which is expected to open in March 2014. In total, 64.3% of the portfolio square footage and 52.2% of the underwritten base rent is derived from investment grade tenants under long term leases that extend five years beyond the maturity of the loan.

■	Sponsor. The Durban Group’s current portfolio consists of nearly 3.0 million sq. ft. of retail, office and warehouse properties located in the southeast United States.

26 Whittier Street Framingham, MA 01701	Collateral Asset Summary – Loan No. 16 BJ’s Wholesale - Framingham	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,900,000 60.0% 1.54x 10.1%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Single Tenant Retail
Sponsor:	Inland Private Capital Corporation		Collateral:	Fee Simple
Borrower:	Wholesale Retail Venture DST		Location:	Framingham, MA
Original Balance:	$15,900,000		Year Built / Renovated:	1993 / NAP
Cut-off Date Balance:	$15,900,000		Total Sq. Ft.:	114,481
% by Initial UPB:	1.7%		Property Management:	Inland Commercial Property
Interest Rate(1):	4.6500%			Management, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$1,600,779
First Payment Date:	April 6, 2014		Underwritten NCF:	$1,516,314
Anticipated Repayment Date(1):	March 6, 2024		Appraised Value:	$26,500,000
Maturity Date:	March 6, 2039		Appraisal Date:	January 29, 2014
Amortization:	Interest only for first 60 months; 360
	months thereafter		Historical NOI(7)
Additional Debt:	None		Most Recent NOI:	NAV
Call Protection:	L(24), YM1(92), O(4)		2012 NOI:	NAV
Lockbox / Cash Management(2):	Springing Hard / Springing		2011 NOI:	NAV

Reserves(3)			Historical Occupancy
	Initial	Monthly	Current Occupancy:	100.0% (March 6, 2014)
Taxes(3):	$0	Springing	2012 Occupancy:	100.0% (December 31, 2012)
Insurance(4):	$0	Springing	2011 Occupancy:	100.0% (December 31, 2011)
Replacement(5):	$0	Springing	2010 Occupancy:	100.0% (December 31, 2010)

(1)   If the loan is not repaid by the anticipated repayment date, the interest rate will increase to a rate equal to the sum of (x) the greater of (i) 4.6500% and (ii) the sum of (a) the 10-year offered side swap rate and (b) 1.8500% and (y) 5.0000%, and all excess cash flow will be applied first to payment of principal until the outstanding principal balance of the loan is repaid in full and then to deferred excess interest. The payment of all interest over the initial interest rate, as compounded at the increased interest rate (to the extent permitted by applicable law), will be deferred until the principal balance is repaid in full.  The Balloon LTV is as of the anticipated repayment date.
(2)   A hard lockbox with cash management will be triggered (i) upon an event of default, (ii) if the DSCR is less than 1.40x, (iii) if BJ’s Wholesale Club, Inc. goes dark or files for bankruptcy or (iv) if all obligations are not repaid in full on or before February 6, 2024.
(3)   The borrower will be required to make monthly deposits of 1/12 of the annual taxes into the tax reserve upon the earlier of (i) an event of default, (ii) if the borrower has not paid all taxes with 10 days after the date that such taxes become delinquent or (iii) if the guarantor has not maintained a net worth greater than $15.9 million.
(4)   The borrower will be required to make monthly deposits of 1/12 of the annual insurance premiums into the insurance reserve upon the earlier of (i) an event of default, (ii) if the borrower has not paid all insurance premiums before the date that is 10 days prior to the end of the applicable calendar quarter, (iii) if an acceptable blanket insurance policy is no longer in place or (iv) if the guarantor has not maintained a net worth greater than $15.9 million.
(5)   The borrower will be required to make monthly deposits of $1,431 into the replacement reserve upon the earlier of (i) an event of default, (ii) if the borrower has not performed all required capital expenditures work and paid all associated costs and expenses, (iii) if the borrower has not maintained the property to the satisfaction of the lender or (iv) if the guarantor has not maintained a net worth greater than $15.9 million.
(6)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.14x and 2.02x, respectively.
    (7)   Historical financial statements were not provided.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$127
Cut-off Date LTV:	60.0%
Balloon LTV(1):	55.0%
Underwritten NOI DSCR(6):	1.63x
Underwritten NCF DSCR(6):	1.54x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.5%

TRANSACTION HIGHLIGHTS

■	Experienced Sponsorship. Inland Private Capital Corporation is part of the Inland Real Estate Group of Companies, Inc. which has over $20 billion of assets under management in 48 states and more than 77.4 million sq. ft. of commercial real estate in its portfolio.

■	Cash Equity. Inland Private Capital Corporation contributed approximately $10.8 million of cash equity to acquire the property.

		Cut-off Date Balance:	$13,100,000
3180 18th Street	Collateral Asset Summary – Loan No. 17	Cut-off Date LTV:	73.6%
San Francisco, CA 94110	Pioneer Building	U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.2%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	CBD Office
Sponsor:	Bridgeton Holdings LLC; Atit Jariwala		Collateral:	Fee Simple
Borrower:	Bridgeton Pioneer Fee LLC		Location:	San Francisco, CA
Original Balance:	$13,100,000		Year Built / Renovated:	1902 / 2013
Cut-off Date Balance:	$13,100,000		Total Sq. Ft.:	37,173
% by Initial UPB:	1.4%		Property Management:	Bridgeton Management LLC
Interest Rate:	5.0200%		Underwritten NOI:	$1,208,229
Payment Date:	6th of each month		Underwritten NCF:	$1,145,034
First Payment Date:	March 6, 2014		Appraised Value:	$17,800,000
Maturity Date:	February 6, 2024		Appraisal Date:	December 17, 2013
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None		Historical NOI(5)
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$365,885 (T-12 November 30, 2013)
Lockbox / Cash Management:	Hard / In Place		2012 NOI:	NAV
			2011 NOI:	NAV
Reserves			2010 NOI:	NAV
	Initial	Monthly
Taxes:	$6,158	$1,232	Historical Occupancy(5)
Insurance:	$3,583	$1,791	Current Occupancy:	100.0% (January 14, 2014)
Replacement(1):	$0	$620	2012 Occupancy:	NAV
TI/LC(2):	$0	$4,647	2011 Occupancy:	NAV
Lease Sweep(3):	$0	Springing	2010 Occupancy:	NAV

(1)   The replacement reserve is subject to a cap of $22,304.
(2)   The TI/LC reserve is subject to a cap of $167,279.
(3)  The borrower is required to deposit all excess cash into a lease sweep reserve during a Lease Sweep Period. A “Lease Sweep Period” will commence upon the first to occur, with respect to a Lease Sweep Lease, of (a) the date 15 months prior to the earliest stated expiration date (including any renewal term) or the date on which the tenant is required to give notice of its exercise of a renewal option, (b) the date that the leased premises (or a material portion) is surrendered, cancelled, or terminated prior to its then current expiration date, (c) the date that (x) is 30 days after any tenant under such lease goes dark and fails to provide evidence of its intention to re-occupy its space and (y) any tenant under such lease gives notice that it intends to go dark, (d) an occurrence of an event of default under such lease or (e) the occurrence of a bankruptcy or insolvency proceeding involving the tenant (or its parent) under such lease. A “Lease Sweep Lease” is defined as the Stripe lease or any replacement lease that covers 10,000 or more rentable sq. ft. The Lease Sweep reserve is subject to a cap of $830,176.
(4)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.81x and 1.72x, respectively.
(5)   In 2011, the previous owner began letting certain tenant leases expire in preparation for renovations. The property underwent a $5.2 million renovation between 2012 and 2013.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$352
Balloon Balance / Sq. Ft.:	$312
Cut-off Date LTV:	73.6%
Balloon LTV:	65.2%
Underwritten NOI DSCR(4):	1.43x
Underwritten NCF DSCR(4):	1.35x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.7%

TRANSACTION HIGHLIGHTS

■
Property. The property was originally constructed in 1902 and underwent a complete restoration and renovation in 2012-2013. The improvements consist of three stories including a partial basement used as tenant storage. In addition, there are two furnished and landscaped outdoor patio areas as well as a secure parking lot.

■
Tenancy. The borrower master leases 100% of the property under a subordinated master lease with an affiliated entity, Bridgeton Pioneer Property LLC, in order to comply with Shari’ah financing requirements. The property is 100.0% occupied by five tenants as of January 14, 2014, with the largest tenant being Stripe (69.8% of NRA, 70.7% of U/W Base Rent, lease exp. 6/30/2018). Stripe is a rapidly growing technology firm and leader in the online business-to-business and business-to-consumer payment processing field. Stripe spent approximately $2.0 million in renovating its space, creating an open floor plan spanning three floors that is connected by an internal metal and glass stairwell. Stripe has one three-year renewal option with 12-15 months prior written notice and has no termination options.

■
Market. The property is located in the Mission District, which has become a commercial submarket as former industrial buildings are converted into modern office space to meet the demands of technology firms. Based on comparable properties, the appraiser determined a market rent of $46.00 PSF modified gross for the property, which is approximately 16.5% above current in-place rents.

		Cut-off Date Balance:	$13,000,000
2920-2964 North Beverly Glen Circle	Collateral Asset Summary – Loan No. 18	Cut-off Date LTV:	45.6%
Los Angeles, CA 90077	The Glen Centre	U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	13.0%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Unanchored Retail
Sponsor:	Pamela Goldman; Wendy Goldman			Collateral:	Fee Simple
Borrower:	The Glen Development Company			Location:	Los Angeles, CA
Original Balance:	$13,000,000			Year Built / Renovated:	1979 / NAP
Cut-off Date Balance:	$13,000,000			Total Sq. Ft.:	38,251
% by Initial UPB:	1.4%			Property Management:	Glen Center Management, LLC
Interest Rate:	5.0000%			Underwritten NOI:	$1,683,684
Payment Date:	6th of each month			Underwritten NCF:	$1,622,694
First Payment Date:	March 6, 2014			Appraised Value:	$28,500,000
Maturity Date:	February 6, 2024			Appraisal Date:	January 2, 2014
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			2013 NOI:	$1,692,113 (December 31, 2013)
Lockbox / Cash Management(1):	Hard / Springing			2012 NOI:	$1,646,402 (December 31, 2012)
				2011 NOI:	$1,627,200 (December 31, 2011)
Reserves				2010 NOI:	NAV
	Initial		Monthly
Taxes:	$10,009		$5,005	Historical Occupancy
Insurance:	$9,263		$1,029	Current Occupancy:	90.9% (December 19, 2013)
Required Repairs:	$28,280		NAP	2012 Occupancy:	NAV
				2011 Occupancy:	NAV
Financial Information				2010 Occupancy:	NAV
Cut-off Date Balance / Sq. Ft.:		$340
(1)   Cash management will be triggered upon (i) an event of default under the loan, (ii) an event of default under the management agreement or (iii) the debt service coverage ratio based on the trailing twelve month period falling below 1.50x.
(2)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.55x and 2.46x, respectively.

Balloon Balance / Sq. Ft.:		$301
Cut-off Date LTV:		45.6%
Balloon LTV:		40.4%
Underwritten NOI DSCR(2):		2.01x
Underwritten NCF DSCR(2):		1.94x
Underwritten NOI Debt Yield:		13.0%
Underwritten NCF Debt Yield:		12.5%

TRANSACTION HIGHLIGHTS

■
Strong Credit Metrics. The loan exhibits an Underwritten NOI Debt Yield of 13.0% and an Underwritten NCF DSCR of 1.94x on an amortizing basis. Based on the appraised value of $28.5 million, the Cut-off Date LTV ratio is 45.6%.

■
Location. The property is located near the intersection of Mulholland Drive and Beverly Glen Boulevard in the Beverly Glen area of Los Angeles, California. Beverly Glen is located north of Bel Air and Beverly Hills and south of Sherman Oaks. The 2013 median household income within a one-mile radius was $144,906.

■	Diverse Tenancy. The rent roll includes 23 tenants with the largest tenant occupying 14.0% of the total sq. ft., but with no other tenant greater than 8.8% of the total sq. ft. at the property.

■	Strong Tenant Sales. The 2013 tenant sales at the property for all reporting tenants were $656 PSF.

		Cut-off Date Balance:	$12,500,000
1311 Catfish Lane	Collateral Asset Summary – Loan No. 19	Cut-off Date LTV:	69.0%
Norristown, PA 19403	Valley Forge MHP	U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	8.8%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Manufactured Housing Community
Sponsor(1):	Ross H. Partrich			Collateral:	Fee Simple
Borrower:	Valley Forge Group Limited Partnership			Location:	Norristown, PA
Original Balance:	$12,500,000			Year Built / Renovated:	1957 / NAP
Cut-off Date Balance:	$12,500,000			Total Pads:	219
% by Initial UPB:	1.3%			Property Management:	Newbury Management Company
Interest Rate:	4.8200%			Underwritten NOI:	$1,098,504
Payment Date:	6th of each month			Underwritten NCF:	$1,087,554
First Payment Date:	April 6, 2014			Appraised Value:	$18,120,000
Maturity Date:	March 6, 2024			Appraisal Date:	February 5, 2014
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None			Historical NOI
Call Protection:	L(24), D(92), O(4)			2013 NOI:	$1,051,451 (December 31, 2013)
Lockbox / Cash Management(2):	Springing Soft / Springing			2012 NOI:	$1,018,076 (December 31, 2012)
				2011 NOI:	$1,008,896 (December 31, 2011)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes:	$96,180		$9,618	Current Occupancy:	96.3% (February 1, 2014)
Insurance:	$11,167		$1,861	2012 Occupancy:	99.1% (December 31, 2012)
Replacement:	$0		$913	2011 Occupancy:	99.1% (December 31, 2011)
Required Repairs:	$30,000		NAP	2010 Occupancy:	NAV

 (1)  The sponsor is also one of the sponsors under the mortgage loan identified on Annex A-1 as AMC Portfolio Pool III, which has a Cut-off Date Balance of $72,686,572.
 (2)  A soft lockbox with cash management will be triggered (i) upon the occurrence of an event of default, (ii) if the DSCR is less than 1.15x for any three consecutive calendar quarters or (iii) upon the occurrence of an event of default under the management agreement.
 (3)  Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.80x and 1.78x, respectively.

Financial Information
Cut-off Date Balance / Pad:		$57,078
Balloon Balance / Pad:		$52,505
Cut-off Date LTV:		69.0%
Balloon LTV:		63.5%
Underwritten NOI DSCR(3):		1.39x
Underwritten NCF DSCR(3):		1.38x
Underwritten NOI Debt Yield:		8.8%
Underwritten NCF Debt Yield:		8.7%

TRANSACTION HIGHLIGHTS

■
Sponsor. Ross H. Partrich is the owner of RHP Properties, Inc. (“RHP”). RHP is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. By number of communities, RHP is the nation’s second largest private owner and operator of manufactured housing, owning and managing approximately 212 communities with over 52,000 housing units and sites across 25 states, with a combined value of approximately $2.25 billion.

■
Location. The property is located adjacent to an on-ramp for the Benjamin Franklin Highway (US 422). The property is located approximately 2 miles northeast of the King of Prussia Mall and the 2013 population within a five-mile radius was 157,099. The 2013 median household income within a five-mile radius was $75,445 and the average home value within a five-mile radius was $354,426.

1201-1213 Butterfield Road and 1400 Centre Circle Drive, Downers Grove, IL 60515		Cut-off Date Balance:	$11,482,949
	Collateral Asset Summary – Loan No. 20 University Plaza / Centre Circle	Cut-off Date LTV:	60.4%
		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	12.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of two properties
Loan Purpose:	Refinance			Property Type:	Mixed Use / Industrial
Sponsor:	Alex Samoylovich; Jay Michael			Collateral:	Fee Simple
Borrower:	FL Cedar 2, LLC; FL Cedar 3, LLC			Location:	Downers Grove, IL
Original Balance:	$11,500,000			Year Built / Renovated:	1969, 1979 / 1971, 1986
Cut-off Date Balance:	$11,482,949			Total Sq. Ft.:	293,765
% by Initial UPB:	1.2%			Property Management:	FL RC Management, LLC
Interest Rate:	4.9800%			Underwritten NOI:	$1,433,821
Payment Date:	6th of each month			Underwritten NCF:	$1,253,024
First Payment Date:	March 6, 2014			“As-is” Appraised Value:	$19,000,000
Maturity Date:	February 6, 2024			“As-is” Appraisal Date:	October and December 2013
Amortization:	360 months			“As Stabilized” Appraised Value(6):	$20,200,000
Additional Debt:	None			“As Stabilized” Appraisal Date(6):	January 1, 2015
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing			Historical NOI
				Most Recent NOI:	$1,419,466 (T-8 November 30, 2013)
Reserves				2012 NOI:	NAV
	Initial		Monthly	2011 NOI:	NAV
Taxes:	$183,603		$30,601	2010 NOI:	NAV
Insurance:	$44,378		$4,655
Replacement:	$0		$2,755	Historical Occupancy
TI/LC(3):	$0		$12,240	Current Occupancy:	92.9% (January and March 2014)
Required Repairs:	$31,438		NAP	2012 Occupancy:	93.7% (December 31, 2012)
Lease Sweep(4):	$0		Springing	2011 Occupancy:	93.7% (December 31, 2011)
Free Rent(5):	$216,000		$0	2010 Occupancy:	93.5% (December 31, 2010)

 (1)  After the expiration of the lockout period, the borrowers may obtain the release of either property upon a bona fide third-party sale of such property, provided, among other things, (i) the DSCR for the remaining property is no less than the greater of the DSCR immediately preceding such sale and 1.59x, (ii) the LTV ratio for the remaining property is no greater than the lesser of the LTV immediately preceding such sale and 60.5% and (iii) the borrowers defease an amount equal to the greater of (1) 100% of net sales proceeds with respect to the property being released, (2) 94% of the purchase price of the property being released and (3) 125% of the allocated loan amount for the property being released.
 (2)  Cash management will be triggered (i) during the continuance of an event of default, (ii) if the DSCR falls below 1.15x or (iii) upon the occurrence of a Lease Sweep Period (as defined further below).
 (3)  The TI/LC reserve is subject to a cap of $300,000.
 (4)  The borrowers are required to deposit all excess cash into a lease sweep reserve during a Lease Sweep Period.  A “Lease Sweep Period” will commence upon the first to occur with respect to a Lease Sweep Lease of (a) the date 12 months prior to the earliest stated expiration date under such lease (other than the PM Bedroom Gallery lease) or the date on which the tenant is required to give notice of its exercise of a renewal option, (b) the date that such lease is surrendered, cancelled, or terminated prior to its then current expiration date, (c) the date that any tenant under such lease goes dark, (d) an occurrence of an event of default under such lease or (e) the occurrence of a bankruptcy or insolvency proceeding involving the tenant (or its parent) under such lease.  A “Lease Sweep Lease” is defined as the Marketing Card Technology lease, the Valid USA lease, the PM Bedroom Gallery lease or any replacement lease that covers all or substantially all of the space covered by any one of the aforementioned leases.
 (5)  Represents six months of free rent associated with the Marketing Card Technology (“MCT”) leases.
 (6)  The “As Stabilized” Appraised Value accounts for (i) MCT’s free rent period burning off and (ii) the University Plaza property achieving stabilized occupancy of 92.0%; and represents the “As Stabilized” Appraised Value for the University Plaza property and the “As-is” Appraised Value for the Centre Circle property.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$39
Balloon Balance / Sq. Ft.:		$32
Cut-off Date LTV:		60.4%
Balloon LTV:		49.7%
Underwritten NOI DSCR:		1.94x
Underwritten NCF DSCR:		1.70x
Underwritten NOI Debt Yield:		12.5%
Underwritten NCF Debt Yield:		10.9%

TRANSACTION HIGHLIGHTS

■
Tenancy. The University Plaza property is 90.5% occupied as of January 27, 2014 by 10 tenants with the largest tenant being Marketing Card Technology (45.9% of the property NRA). MCT specializes in the manufacturing of credit cards, gift cards, etc. serving major international customers. The Centre Circle property is 100.0% occupied as of March 6, 2014 by Valid USA, a US subsidiary of a publicly traded Brazilian payment solutions company. Valid USA uses its space at the Centre Circle property to act as a third party contractor for the U.S. Postal Service and processes daily mail.

■
Market. The properties are located in Downers Grove, IL, adjacent to I-88 and I-355. O’Hare International Airport and Midway Airport are both located approximately 30 minutes away, providing convenient access to regional and international destinations.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement. Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)        from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)        from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)        from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)         from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)      stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)      certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)      providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)           if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)      stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)      certifying that the nonqualified intermediary is not acting for its own account,

(3)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)      providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)         from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	85%	85%	85%	85%	85%
March 2016	68%	68%	68%	68%	68%
March 2017	48%	48%	48%	48%	48%
March 2018	24%	24%	24%	24%	24%
March 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.74	2.73	2.73	2.73	2.73

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.89	4.88	4.87	4.72

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	79%	79%	79%	79%	79%
March 2021	57%	57%	57%	57%	57%
March 2022	33%	33%	33%	33%	33%
March 2023	8%	8%	8%	8%	8%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.25	7.25	7.25	7.25	7.25

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.75	9.71	9.65	9.57	9.34

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.84	9.82	9.62

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.94	9.91	9.88	9.71

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.94	9.71

Percentages of the Initial Certificate Balance
of the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.95	9.94	9.92	9.71

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

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ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.5000%	1.4388%	1.4390%	1.4390%	1.4391%	1.4395%
99.7500%	1.3445%	1.3445%	1.3446%	1.3446%	1.3448%
100.0000%	1.2505%	1.2505%	1.2505%	1.2505%	1.2504%
100.2500%	1.1569%	1.1568%	1.1567%	1.1567%	1.1564%
100.5000%	1.0636%	1.0634%	1.0633%	1.0632%	1.0627%
Weighted Average Life (years)	2.74	2.73	2.73	2.73	2.73

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	2.2954%	2.2947%	2.2937%	2.2922%	2.2755%
102.7500%	2.2417%	2.2410%	2.2399%	2.2382%	2.2198%
103.0000%	2.1881%	2.1873%	2.1861%	2.1843%	2.1644%
103.2500%	2.1347%	2.1338%	2.1325%	2.1305%	2.1090%
103.5000%	2.0814%	2.0805%	2.0791%	2.0770%	2.0539%
Weighted Average Life (years)	4.90	4.89	4.88	4.87	4.72

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.1479%	3.1479%	3.1479%	3.1479%	3.1479%
102.7500%	3.1094%	3.1094%	3.1094%	3.1094%	3.1094%
103.0000%	3.0709%	3.0709%	3.0709%	3.0709%	3.0709%
103.2500%	3.0325%	3.0325%	3.0325%	3.0325%	3.0325%
103.5000%	2.9943%	2.9943%	2.9943%	2.9943%	2.9943%
Weighted Average Life (years)	7.25	7.25	7.25	7.25	7.25

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	3.6825%	3.6822%	3.6819%	3.6814%	3.6799%
100.7500%	3.6517%	3.6513%	3.6508%	3.6501%	3.6479%
101.0000%	3.6209%	3.6204%	3.6198%	3.6189%	3.6160%
101.2500%	3.5902%	3.5896%	3.5889%	3.5877%	3.5843%
101.5000%	3.5597%	3.5590%	3.5581%	3.5567%	3.5526%
Weighted Average Life (years)	9.75	9.71	9.65	9.57	9.34

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.7197%	3.7194%	3.7190%	3.7185%	3.7129%
102.7500%	3.6894%	3.6891%	3.6887%	3.6882%	3.6820%
103.0000%	3.6593%	3.6589%	3.6585%	3.6579%	3.6512%
103.2500%	3.6292%	3.6288%	3.6283%	3.6277%	3.6205%
103.5000%	3.5992%	3.5988%	3.5983%	3.5976%	3.5899%
Weighted Average Life (years)	9.87	9.86	9.84	9.82	9.62

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
8.9750%	4.5201%	4.4802%	4.4293%	4.3545%	3.9142%
8.9875%	4.4836%	4.4437%	4.3928%	4.3179%	3.8773%
9.0000%	4.4473%	4.4073%	4.3564%	4.2814%	3.8405%
9.0125%	4.4111%	4.3710%	4.3201%	4.2450%	3.8037%
9.0250%	4.3749%	4.3348%	4.2838%	4.2087%	3.7671%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.9137%	3.9133%	3.9124%	3.9115%	3.9070%
102.7500%	3.8834%	3.8830%	3.8820%	3.8810%	3.8761%
103.0000%	3.8532%	3.8527%	3.8517%	3.8506%	3.8452%
103.2500%	3.8230%	3.8226%	3.8214%	3.8202%	3.8145%
103.5000%	3.7930%	3.7925%	3.7913%	3.7900%	3.7838%
Weighted Average Life (years)	9.96	9.94	9.91	9.88	9.71

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	4.3143%	4.3143%	4.3143%	4.3140%	4.3076%
102.7500%	4.2834%	4.2834%	4.2834%	4.2830%	4.2761%
103.0000%	4.2526%	4.2526%	4.2526%	4.2522%	4.2446%
103.2500%	4.2219%	4.2219%	4.2219%	4.2214%	4.2133%
103.5000%	4.1912%	4.1912%	4.1912%	4.1907%	4.1820%
Weighted Average Life (years)	9.96	9.96	9.96	9.94	9.71

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	4.5130%	4.5132%	4.5135%	4.5137%	4.5117%
100.7500%	4.4815%	4.4816%	4.4818%	4.4821%	4.4794%
101.0000%	4.4500%	4.4501%	4.4503%	4.4505%	4.4473%
101.2500%	4.4186%	4.4187%	4.4189%	4.4190%	4.4153%
101.5000%	4.3873%	4.3874%	4.3876%	4.3876%	4.3834%
Weighted Average Life (years)	9.96	9.95	9.94	9.92	9.71

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.0000%	4.8165%	4.8166%	4.8167%	4.8168%	4.8120%
102.2500%	4.7847%	4.7848%	4.7849%	4.7850%	4.7796%
102.5000%	4.7531%	4.7531%	4.7532%	4.7534%	4.7473%
102.7500%	4.7215%	4.7216%	4.7217%	4.7218%	4.7151%
103.0000%	4.6900%	4.6901%	4.6902%	4.6903%	4.6830%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after March 6, 2014.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-“ from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgaged Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, if applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including pursuant to a condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder,

(v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)      The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of the Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with such other Borrower.)

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the

Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust.

(44)
Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

G-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
LADDER CAPITAL FINANCE LLC MORTGAGE LOANS
Annex A ID#	Mortgage Loans	Representations	Exceptions
9	PennCap Portfolio	(1) Whole Loan; Ownership of Mortgage Loans
The subject Mortgage Loan is part of a Loan Combination (the “PennCap Portfolio Loan Combination”), which also includes a pari passu Companion Loan in the original principal amount of $90,000,000. The entire PennCap Portfolio Loan Combination is secured by the same Mortgage encumbering the related Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(1) Whole Loan; Ownership of Mortgage Loans
The subject Mortgage Loan is part of a Loan Combination (the “JL Holdings-Burger King Portfolio-90 Loan Combination”), which also includes a pari passu Companion Loan in the original principal amount of $22,900,000 and a subordinate Companion Loan in the original principal amount of $10,000,000. The entire JL Holdings-Burger King Portfolio-90 is secured by the same Mortgage(s) encumbering the related Mortgaged Properties.

5	Akers Mill Square	(5) Lien; Valid Assignment
It is possible that borrower does not own or have easement rights over the driveway connecting the property and Cobb Galleria Parkway. However, the lender’s title insurance insures such access. Loss of access over the driveway may give rise to claims of Toys R Us under their lease, including possible rent abatement and termination rights.

9	PennCap Portfolio	(5) Lien; Valid Assignment
The subject Mortgage Loan is a Non-Serviced Mortgage Loan and, accordingly, there is no assignment of Mortgage or assignment of Assignment of Leases, Rents and Profits to the Issuing Entity. The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis. The sole tenant at the 1530 Valley Center Parkway property has a purchase option with respect to such Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(5) Lien; Valid Assignment	The related Mortgages secure the entire JL Holdings-Burger King Portfolio-90 Loan Combination.

G-1-1

Annex A ID#	Mortgage Loans	Representations	Exceptions

27	Ithaca Hotel Portfolio	(5) Lien; Valid Assignment	The franchisor of the Country Inn & Suites Mortgaged Property has a right of first negotiation with respect to the sale of such Mortgaged Property.

	All Mortgage Loans transferred by LCF	(6) Permitted Liens; Title Insurance
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

5	Akers Mill Square	(6) Permitted Liens; Title Insurance
It is possible that borrower does not own or have easement rights over the driveway connecting the property and Cobb Galleria Parkway. However, the lender’s title insurance insures such access. Loss of access over the driveway may give rise to claims of Toys R Us under their lease, including possible rent abatement and termination rights.

9	PennCap Portfolio	(6) Permitted Liens; Title Insurance
The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis. In addition, the sole tenant at the 1530 Valley Center Parkway property has a purchase option with respect to such Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(6) Permitted Liens; Title Insurance	The related Mortgages secure the entire Portfolio-90 Loan Combination.

27	Ithaca Hotel Portfolio	(6) Permitted Liens; Title Insurance	The franchisor of the Country Inn & Suites Mortgaged Property has a right of first negotiation with respect to the sale of such Mortgaged Property.

9	PennCap Portfolio	(8) Assignment of Leases and Rents	The related Mortgage and any related Assignment of Leases secure the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

12	JL Holdings-Burger King Portfolio-90	(8) Assignment of Leases and Rents	The related Mortgage(s) and any related Assignment(s) of Leases secure the entire JL Holdings-Burger King Portfolio-90 Loan Combination.

G-1-2

Annex A ID#	Mortgage Loans	Representations	Exceptions

10	GEM Hotel	(10)Condition of Property	The related borrower is undertaking a renovation of the hotel lobby with an approximate cost of $343,390.60 which amount is being escrowed with the related mezzanine lender.

12	JL Holdings-Burger King Portfolio-90	(10)Condition of Property	In the case of Burger King #12820, the property condition report identified damage requiring repair of approximately $53,500 for items such as HVAC and roof repair for which no reserve was taken.

5	Akers Mill Square	(12)Condemnation
Four condemnation cases have been filed by Georgia Department of Transportation (the “DOT”) to acquire certain property and easement rights on the Mortgaged Property’s frontage along U.S. Highway 41 in Cobb County (“US 41”). The condemnations covered 695.44 square feet of permanent right of way and 1,337 square feet of permanent easement for construction and maintenance. In connection with the condemnations, the DOT is widening US 41, closing 3 of 8 driveways from US 41 into the mall, converting all but one of the remaining driveways on US 41 into “right in/right out only” driveways, constructing a center line median in US 41 along the entire frontage of the Mortgaged Property and installing a single traffic signal to accommodate left turns in and out of the Mortgaged Property.

G-1-3

Annex A ID#	Mortgage Loans	Representations	Exceptions

9	PennCap Portfolio	(13)Actions Concerning Mortgage Loan
Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County. In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the related borrowers, among others, are currently being sued by Philips International Investments, Inc. (“Philips”). In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related Mortgaged Properties from Liberty Property Limited Partnership. Philips ultimately opted not to move forward with the investment and terminated the contract. The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction. Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors and Capital Trust for various claims including unjust enrichment, fraud, and violation of fiduciary duty. Many of the initial claims have been dismissed. The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment. The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69. In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio. For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty. Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property.

G-1-4

Annex A ID#	Mortgage Loans	Representations	Exceptions

In addition, Mr. Pektor is also subject to the following: (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to development loans guaranteed by Mr. Pektor and/or open trade payables on construction work.

10	GEM Hotel	(13)Actions Concerning Mortgage Loan
The Icon Group LLC, an affiliate of the loan sponsor, was the defendant in a lawsuit that revolves around a failed real estate transaction in mid-2007. On or about June 2007, The Icon Group, entered into a written contract to purchase 1110 Park Avenue from the plaintiff for a purchase price of $17 million. At signing, The Icon Group tendered a postdated down payment check in the amount of $1,700,000. Prior to the plaintiff depositing the check, The Icon Group cancelled the check based on a claim that the plaintiff made factual misrepresentations relating to the property. The Icon Group claimed that the plaintiff had promised that The Icon Group would be able to acquire the adjacent property. The plaintiff was not the owner of the adjacent property. The owner of the adjacent property was unwilling to sell, and therefore The Icon Group claimed factual misrepresentation by the plaintiff and cancelled the postdated check. The Court determined that The Icon Group was unable to rely on the misrepresentations as a method to void the contract because they were made prior to the execution of the contract and any reliance on them was barred by the contract’s merger clause. On or about August 2009, as part of the Plaintiff’s efforts to collect judgment, the plaintiff commenced a second action seeking to hold The Icon Group, Todd Cohen and Terrence Lowenberg (the non-recourse carveout guarantors for the subject mortgage loan), and related entities liable based on fraudulent conveyance and alter ego legal theories. The litigation is still ongoing.

G-1-5

Annex A ID#	Mortgage Loans	Representations	Exceptions

15	Durban Retail Portfolio II	(13)Actions Concerning Mortgage Loan
There is an ongoing claim between JDH Capital, an entity in which the non-recourse carveout guarantors of the subject mortgage loan are each principals, a previous JDH Capital employee, Mark Ball, and certain JDH Capital entities. Mr. Ball was an employee of a JDH Capital affiliate for the period between July 2004 and his termination in February 2009, and based on his employment agreement held membership interests in certain JDH Capital entities. These entities are not the related borrowers, but in certain cases were the prior owners of certain mortgaged properties that are part of the collateral, and certain of these entities are part of the ownership of the related borrower. The circumstance in dispute is whether Mr. Ball is due certain additional fees and distributions in connection with his interests. JDH Capital stated that upon his termination, and per the operating agreement in place for each JDH Capital entity, Mr. Ball was required to forfeit his interests. In addition, Mr. Ball had not met any capital calls related to certain of the entities since his termination. Mr. Ball is expected to file an arbitration demand in the near future and his attorney has suggested that all parties dismiss the litigation until such time as the arbitration is decided.

G-1-6

Annex A ID#	Mortgage Loans	Representations	Exceptions

33	Holiday Inn Express Snyder	(13)Actions Concerning Mortgage Loan
Bharat M. Bakta (the “Subject Holiday Inn Guarantor”), one of the nonrecourse carveout guarantors of the mortgage loan, is currently a named defendant in three pending actions. In one such action, as of the date of origination of the subject Mortgage Loan, the plaintiff alleged that the Subject Holiday Inn Guarantor employed the plaintiff to manage certain hotels but failed to pay the plaintiff for three years of service. That plaintiff was seeking damages in excess of $395,000. In the second such action, as of the date of origination of the subject Mortgage Loan, the plaintiffs alleged that they hired the Subject Holiday Inn Guarantor to construct a hotel and that he breached his contract by allowing cost overruns and abandoning construction before completion. The plaintiffs were seeking damages in excess of $60,000. In the third such action, as of the date of origination of the subject Mortgage Loan, the Subject Holiday Inn Guarantor was being sued based on claims of, among other things, theft, breach of fiduciary duty and common law fraud. The plaintiff alleged that the Subject Holiday Inn Guarantor and he were business partners in the construction and financing of a Candlewood Suites hotel and La Quinta Suites hotel in Abilene, Texas, and that the Subject Holiday Inn Guarantor misappropriated more than $1,800,000 in funds and abandoned the project before completion.

9	PennCap Portfolio	(14)Escrow Deposits
The subject Mortgage Loan is a Non-Serviced Mortgage Loan and, accordingly, any escrow deposits and payments required to be escrowed with the lender have been delivered to the master servicer for the WFRBS 2014-LC14 commercial mortgage securitization.

	All Mortgage Loans transferred by LCF	(16)Insurance	The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.

G-1-7

Annex A ID#	Mortgage Loans	Representations	Exceptions

	All Mortgage Loans transferred by LCF	(16)Insurance
Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(16)Insurance
With respect to each subject Mortgage Loan, the lender has agreed to accept insurance provided by the master tenant under the master lease in lieu of insurance required under the related loan agreement.

16	BJ’s Wholesale-Framingham	(16)Insurance	The sole tenant is permitted to self-insure.

21	Bartonsville Plaza	(16)Insurance
The tenant Sonic is permitted to self-insure. The related Mortgaged Property is a condominium unit. The condominium association maintains insurance with respect to the condominium as a whole and, pending repair or restoration, insurance proceeds may be held by a party other than the lender or a trustee appointed by it.

32	865 Lexington Retail	(16)Insurance
The full insurable value is less than the original principal amount of the Mortgage Loan. In the event the condominium elects not to the restore the related Mortgaged Property, the related nonrecourse carveout guarantor is liable for any amount by which insurance proceeds received are less than the outstanding loan amount. The related Mortgaged Property is a condominium unit. The condominium association maintains insurance with respect to the condominium as a whole and, pending repair or restoration, insurance proceeds may be held by a party other than the lender or a trustee appointed by it.

G-1-8

Annex A ID#	Mortgage Loans	Representations	Exceptions

	All Mortgage Loans transferred by LCF	(23)Trustee under Deed of Trust	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.

	All Mortgage Loans transferred by LCF	(26)Recourse Obligations
The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(26)Recourse Obligations	With respect to each subject Mortgage Loan, an environmental insurance policy was obtained in lieu of a Person other than the related borrower providing an environmental indemnity.

38 39	Colonial Court Apartments Bloomfield Village Square	(26)Recourse Obligations	With respect to each subject Mortgage Loan, the related borrower is the only party liable with respect to the nonrecourse carveouts.

	All Mortgage Loans transferred by LCF	(27)Mortgage Releases
If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

G-1-9

Annex A ID#	Mortgage Loans	Representations	Exceptions

4	WRS Retail Portfolio	(27)Mortgage Releases
The related loan documents permit the release of certain outparcels, up to an aggregate appraised value (calculated as of origination) of $10,000,000, in connection with a sale thereof, subject to, among other conditions, a pay down of the related mezzanine loan (but not the subject Mortgage Loan except to the extent necessary to satisfy certain REMIC requirements related to property releases). In addition, outparcels may be released, in connection with a sale to a third party through partial defeasance of an amount equal to the greater of 100% of the appraised value at origination and 100% of the net sales proceeds. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

5	Akers Mill Square	(27)Mortgage Releases
The related loan documents permit the release of an approximately 1.28 acre vacant, unimproved parcel without any paydown of the subject Mortgage Loan, subject to the satisfaction of certain conditions including the delivery of an opinion of counsel to the effect that the release will not affect the subject Mortgage Loan’s status as a “qualified mortgage”. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

G-1-10

Annex A ID#	Mortgage Loans	Representations	Exceptions

9	PennCap Portfolio	(27)Mortgage Releases
The related loan documents permit the release of the 1530 Valley Center Parkway property, but only in connection with the exercise of a right by the related single tenant, Berkheimer Outsourcing Inc., to purchase such Mortgaged Property from the related borrower for a fixed price of $4.95 million (which such tenant may do at any time between December 1, 2015 and March 31, 2016) and subject to certain conditions, including that the borrower must use the proceeds from such sale to (i) prepay the Mortgage Loan and the related pari passu Companion Loan, on a pro rata basis, by $3,288,000, (ii) pay a prepayment fee equal to $164,400, allocable between the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, and (iii) pay all remaining proceeds to the lender of a mezzanine loan secured by a 100% equity interest in the borrower, in accordance with the terms of loan documents for such mezzanine loan.

12	JL Holdings-Burger King Portfolio-90	(27)Mortgage Releases
The related loan documents provide that, if any related Mortgaged Property is excluded from the master lease pursuant to the terms contained in Section 4(i)(iii) of the related master lease, then the related borrower must prepay the JL Holdings-Burger King Portfolio-90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property (to be generally applied, subject to the terms of the related Intercreditor Agreement (i) to the outstanding principal amounts of the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan on a pro rata basis in an aggregate amount equal to the allocated loan amount for such Mortgaged Property and such Mortgage Loan and Companion Loan and (ii) to the outstanding principal amount of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan in an amount equal to the allocated loan amount for such Mortgaged Property and such Companion Loan), together with the payment of a yield maintenance premium. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

G-1-11

Annex A ID#	Mortgage Loans	Representations	Exceptions

In addition, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

G-1-12

Annex A ID#	Mortgage Loans	Representations	Exceptions

37	JL Group Holdings Burger King Portfolio-9	(27)Mortgage Releases
The related loan documents provide that, if any related Mortgaged Property is excluded from the master lease pursuant to the terms contained in Section 4(i)(iii) of the related master lease, then the related borrower must prepay the subject Mortgage Loan in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property, together with the payment of a yield maintenance premium. In addition, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

G-1-13

Annex A ID#	Mortgage Loans	Representations	Exceptions

All Mortgage Loans transferred by LCF	(29)Acts of Terrorism Exclusion
Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. In addition, subject to the other exceptions to the Representation and Warranty No. 29, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

G-1-14

Annex A ID#	Mortgage Loans	Representations	Exceptions

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(29)Acts of Terrorism Exclusion
With respect to each subject Mortgage Loan, the lender has agreed to accept insurance provided by the master tenant under the master lease in lieu of insurance required under the related loan agreement. Also, in the case of each subject Mortgage Loan, with respect to any stand-alone policy covering terrorist acts, neither the related borrower nor the related master tenant will be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may at its option, (1) purchase such stand-alone terrorism policy, with the related borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to $100,000.

16	BJ’s Wholesale Framingham	(29)Acts of Terrorism Exclusion	The sole tenant is permitted to self-insure, and there is no requirement under the related lease to maintain terrorism insurance coverage.

21	Bartonsville Plaza	(29)Acts of Terrorism Exclusion	The tenant Sonic is permitted to self-insure.

38 39	Colonial Court Apartments Bloomfield Village Square	(29)Acts of Terrorism Exclusion	With respect to each subject Mortgage Loan, terrorism insurance coverage is waived for liability insurance coverage.

G-1-15

Annex A ID#	Mortgage Loans	Representations	Exceptions

	All Mortgage Loans transferred by LCF	(30)Due on Sale or Encumbrance
Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

12 37	JL Holdings–Burger King Portfolio–90 and JL Group Holdings Burger King Portfolio-9	(30)Due on Sale or Encumbrance
Transfers of all or a portion of a related Mortgaged Property are permitted in connection with a substitution or release of collateral within the parameters of Representation and Warranty No. 27, Representation and Warranty No. 32 and/or the exceptions to either such representation and warranty.

G-1-16

Annex A ID#	Mortgage Loans	Representations	Exceptions

5 9 10 14 18 19 25 27 33 39 46
Akers Mill Square

PennCap Portfolio

GEM Hotel

Hilton Garden Inn Houston

The Glen Centre

Valley Forge MHP

University Place

Ithaca Hotel Portfolio

Holiday Inn Express Snyder

Bloomfield Village Square

Farmbrook Medical Center
(31)Single Purpose Entity
Each of the related borrowers is a recycled single-purpose entity and previously may have (or has a predecessor-in-interest that previously may have) owned real property other than the related Mortgaged Property and/or conducted operations other than those incidental to the ownership of the related Mortgaged Property.

10	GEM Hotel	(31)Single-Purpose Entity	No non-consolidation opinion was delivered in connection with the subject Mortgage Loan.

38	Colonial Court Apartments	(31)Single-Purpose Entity	The related borrower owns certain other property consisting of a parcel of raw land and equity interests in two other commercial real estate projects.

5	Akers Mill Square	(31)Single-Purpose Entity
The borrower provided typical backward looking representations regarding its single-purpose entity status, but these only went back 10 years. The entity has owned the related Mortgaged Property for many years and has owned no other property for at least 10 years.

21	Bartonsville Plaza	(31)Single-Purpose Entity	One of the tenants-in-common borrowers, DEPG Stroud Associates, LP, is recycled. This tenant-in-common previously owned Unit 3 of the Condominium of which the related Mortgaged Property is a part.

G-1-17

Annex A ID#	Mortgage Loans	Representations	Exceptions

5	Akers Mill Square	(32)Defeasance	Obligations to pay rating agency fees are not specified but the related borrower has to pay all expenses of lender.

12	JL Holdings – Burger King Portfolio-90	(34)Ground Leases
The following Mortgaged Properties identified as set forth below on Annex A to the prospectus supplement consist (in whole or in part) of the Borrower’s interest in a Ground Lease or ground sublease (a “Sublease”):

Burger King #00360 – New Orleans, LA (“Store 360”)

Burger King #00501 – Lafayette, LA (“Store 501”)

Burger King #01315 – Alexandria, LA (“Store 1315”)

Burger King #01537 – Lafayette, LA (“Store 1537”)

Burger King #04130 – Vicksburg, MS (“Store 4130”)

Burger King #07467 – Rustin, LA (“Store 7467”)

Burger King #10572 – Eunice, LA (“Store 10572”)

Burger King #10607 – Houma, LA (“Store 10607”)

Burger King #11488 – Lafayette, LA (“Store 11488”)

Burger King #12007 – Denham Springs, LA (“Store 12007”)

Burger King #12752 – Lafayette, LA (“Store 12752”)

Burger King #12753 – Slidell, LA (“Store 12753”)

Burger King #12919 – Covington, LA (“Store 12919”)

G-1-18

Annex A ID#	Mortgage Loans	Representations	Exceptions

With respect to Store 360, Store 501, Store 1315, Store 1537, Store 4130 and Store 7467, the subject Mortgaged Property consists of the Borrower’s fee interest in a portion of the Mortgaged Property and leasehold interest in the remaining portion.

With respect to Store 360, Store 501, Store 1315, Store 1537 and Store 12007, the collateral consists of the Borrower’s interest in a Sublease. For Store 360, Store 501, Store 1315 and Store 1537, the related sub-ground lessor is Burger King or an affiliate thereof. For Store 12007, the related sub-ground lessor is an unaffiliated third party.

With respect to Store 501 and Store 1537, there are multiple ground lessors (fee owners) with respect to each such Mortgaged Property that are jointly the ground lessor under the primary ground lease instrument which, in the case of Store 1537, has been amended on an individual ground lessor basis.

37	JL Group Holdings–Burger King Portfolio-9	(34)Ground Leases	The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Burger King #13081 – New Iberia, LA (“BK9-Store 13081”) consists entirely of the Borrower’s interest in a ground lease.

12	JL Holdings – Burger King Portfolio-90	(34)(a) Ground Leases	With respect to Store 360, Store 501, Store 1315 and Store 1537, the subject Mortgaged Property is required to be continuously operated as a Burger King.

G-1-19

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(b) Ground Leases
With respect to Store 360 and Store 1315, the ground Sublease (and the related estoppel) does not provide that such Sublease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 501, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or the related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 1537, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or a related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 7467, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 12919, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be terminated by agreement of lessor and lessee, without the prior written consent of the lender.

G-1-20

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(c) Ground Leases
Store 360: Sublease expires 2/29/24. Upon expiration, so long as Borrower has directed the sub-ground lessor (under its Sublease) to extend the primary ground lease to 2029, the Sublease will automatically convert into a direct ground lease between the fee owner and the Borrower for the remainder of the term of the primary ground lease, as extended (which has an expiration date 2/28/39 together with all extensions).

Store 1315- Sublease (which relates to 2 separate primary ground leases) expires 5/2/16. Upon expiration, the Sublease will automatically convert into a direct ground lease (as to the first primary ground lease) between the fee owner and the Borrower for the remainder of the term of such primary ground lease, as extended (which has an expiration date of 6/5/29 together with all extensions); provided, that the foregoing does not apply to the second primary ground lease that is for the lease of a sign, has expired, and is currently a month-to-month lease.

With respect to Store 360 and Store 1315, in connection with the Borrower obtaining a direct ground lease interest in the subject property as described in the 2 preceding paragraphs, the Mortgage Loan documents provide that upon request the Borrower is required to provide documentation necessary to spread the lien of the mortgage to the primary (underlying) ground lease as well as obtain an updated title policy.

Store 501- Sublease (together with the related primary ground lease) expires 5/6/29.

Store 12007- Sublease expires 5/31/38.

The following Ground Leases have the following expiration dates: Store 4130- 8/15/33; Store 7467- 6/5/29; Store 10572- 9/30/37; Store 11488- 4/15/38; Store 12752- 9/23/39; Store 12573- 8/31/39 and Store 12919- 12/22/39.

37	JL Group Holdings–Burger King Portfolio-9	(34)(c) Ground Leases	With respect to BK9-Store 13081, the Ground Lease expires 3/28/40.

G-1-21

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(e) Ground Leases
With respect to Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease is assignable to successors and assigns of lender as holders of the Mortgage Loan, however, any other assignees require the consent of Burger King.

12	JL Holdings – Burger King Portfolio-90	(34)(g) Ground Leases
With respect to the Subleases for Store 360, Store 501, Store 1315 and Store 1537, Burger King, as sub-ground lessor, has agreed to send lender notice of any default, however, Burger King shall have no obligations or liabilities to lender if notice is not received by lender, and there is no provision that no notice of default or termination is effective against the lender unless such notice is given to the lender.

With respect to Store 501 and Store 1537, the primary Ground Leases do not require any notice of default to be provided to the ground Sublease lender.

G-1-22

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(h) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, Lender has thirty (30) days from receipt of the copy of the notice to cure the subject default or cause it to be cured, if lender elects to do so; provided, however, that in the event lender has begun action to cure the default, but not completed the same within the thirty (30) day period, the sub-lessor has agree to permit lender up to sixty (60) additional days to complete curing such default; and provided further, however, that if the default is such that it cannot practically be cured by lender without enforcing its remedies under the Mortgage Loan documents with respect to the Mortgaged Property, lender is permitted an additional ninety (90) days to so enforce its remedies, in order to cure such default. Sub-lessor has agreed that, during such active cure period, not to exceed one hundred eighty (180) consecutive days, sub-lessor will not terminate the Sublease.

With respect to Store 12007, the related ground Sublease provides that sub-lessor will not terminate the lease or tenant’s right of possession for any default of tenant if, within a period of 30 days after the expiration of the period of time within which tenant might cure such default, such default is cured or caused to be cured by leasehold mortgagee or, if within a period of 30 days after the expiration of the period of time within which tenant might commence to eliminate the cause of such default, leasehold mortgagee diligently commences to eliminate the cause of such default.

With respect to Store 12919, the Ground Lease provides that the lessor will not terminate the lease or tenant’s right of possession for any default of tenant if lender cures such default within a period of 20 days after the expiration of the period of time within which tenant might cure such default or, if the default cannot be cured within such additional 20 day period, lender commences the cure of such default within such period and diligently proceeds toward completion.

G-1-23

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(i) Ground Leases	With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease provides that subletting requires ground lessor consent.

12	JL Holdings – Burger King Portfolio-90	(34)(j) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the ground lessor under the primary (underlying) ground lease has the right to hold and control any related insurance and condemnation proceeds, and there is no requirement that such proceeds be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the Mortgage Loan.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance proceeds or condemnation awards.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the Mortgage Loan.

G-1-24

Annex A ID#	Mortgage Loans	Representations	Exceptions

12	JL Holdings – Burger King Portfolio-90	(34)(k) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. The (primary) underlying ground lease may also permit the ground lessor thereunder the right to hold and control any related insurance and condemnation proceeds.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance and condemnation proceeds and as to how insurance proceeds or condemnation awards are applied.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

12	JL Holdings – Burger King Portfolio-90	(34)(l) Ground Leases
With respect to the primary (underlying ground leases for Store 501 and Store 1537, the ground lessor thereunder has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason.

With respect to the ground Sublease for Store 12007, the sub-ground lessor has agreed to enter into a new lease with lender solely as a result of a Borrower default but not for any other reason; and the related primary (underlying) ground lease does not require the lessor thereunder to enter into a new lease with lender or sub-lessee thereunder for any reason.

With respect to the Ground Lease for Store 12919, a new lease is only required if the lease is terminated due to tenant’s bankruptcy or nonmonetary default that lender is reasonably incapable of curing.

G-1-25

Annex A ID#	Mortgage Loans	Representations	Exceptions

12 37	JL Holdings–Burger King Portfolio-90 and JL Group Holdings–Burger King Portfolio-9	(39)Organization of Borrower	The related borrowers are affiliates.

11 32	181 East 119th Street and 865 Lexington Retail	(39)Organization of Borrower	The related borrowers are affiliates.

19	Valley Forge MHP	(39)Organization of Borrower	The related borrower is an Affiliate of the borrower under another mortgage loan in the COMM 2014-LC15 commercial mortgage securitization (AMC Portfolio Pool III).

38 39	Colonial Court Apartments and Bloomfield Village Square	(39)Organization of Borrower	The related borrowers are affiliates.

9 12	PennCap Portfolio and JL Holdings – Burger King Portfolio-90	(43)Cross-Collateralization	Each of the subject Mortgage Loans is cross-collateralized and cross-defaulted with one or more Companion Loans that will be outside the Issuing Entity.

G-1-26

SCHEDULE G-1

LADDER CAPITAL FINANCE LLC
MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT
Annex A ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
4	WRS Retail Portfolio	$6,000,000
9	PennCap Portfolio	$14,900,000
10	GEM Hotel	$3,700,000

G-1-27

SCHEDULE G-2

LADDER CAPITAL FINANCE LLC MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

G-1-28

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS
Annex A ID#	Mortgage Loans	Representations	Exceptions

1	One Kendall Square	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage also secures one pari passu companion loan, in the original principal amount of $120,000,000.

24	Moss-Bauer Apartments	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage also secures one B Note, with an original principal balance of $600,000.

28	Packing House	(5) Lien; Valid Assignment
The Mortgaged Property was acquired and developed by an affiliate of the borrower pursuant to a Disposition and Development Agreement (“DDA”) dated November 23, 2004 with a state agency that has since been dissolved and succeeded by the City of Claremont, California (the “City”). Subject to lender notice and cure rights, the City has the option to reenter and take possession of the Mortgaged Property and revest title to the City if (i) the borrower defaults under the operating and use covenants in the DDA, and (ii) the City pays the Mortgage Loan in full, including all costs, penalties, charges, and expenses.

28	Packing House	(6) Permitted Liens; Title Insurance	See exception to representation 5.

	Various	(16) Insurance
For multilayered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB”.

24	Moss-Bauer Apartments	(16) Insurance
The Mortgaged Property does not carry business interruption insurance with respect to flood damage. However the guarantor has guaranteed any loss of income or rents resulting from a flood affecting the Mortgaged Property to the extent such loss of income or rents is not covered.

G-2-1

Annex A ID#	Mortgage Loans	Representations	Exceptions

1	One Kendall Square	(26) Recourse Obligations
The guarantor is not liable for losses relating to breaches of environmental covenants. In lieu of the guarantor signing an environmental indemnity agreement, a Lender Environmental Collateral Protection and Liability Insurance Policy was obtained.

13	The Dorchester at Forest Park	(26) Recourse Obligations
The loan documents provide for a primary guarantor and two secondary guarantors on a joint and several basis (which secondary guarantors are liable for the guaranteed obligations (within 30 days from the time demand is made by the lender following acceleration of the Mortgage Loan) only if the primary guarantor does not satisfy its obligations). The recourse liabilities of the guarantors are capped at 25% of the outstanding principal balance of the Mortgage Loan capped at $6,250,000, except for recourse triggered by (i) fraud, (ii) willful misconduct, (iii) intentional misrepresentation or failure to disclose a material fact, and (iv) the misappropriation or conversion of any insurance proceeds or awards. In addition, with respect to a Springing Recourse Event (as such term is defined in the loan documents) relating to certain specified breaches of the SPE covenants and bankruptcy related issues, recourse is limited to 25% of the outstanding principal balance of the Mortgage Loan. With respect to recourse for any breach of the environmental covenants contained in the loan documents, the only indemnitor is the borrower. In lieu of the guarantors signing an environmental indemnity agreement, a Lender Environmental Collateral Protection and Liability Insurance Policy was obtained.

3	AMC Portfolio Pool III	(30) Due on Sale or Encumbrance
The Mortgaged Properties were acquired in December 2013 as part of a 16-property portfolio acquisition by the sponsors (only 2 of which properties are collateral for the AMC Portfolio Pool III Loan). In connection with the acquisition, NorthStar Realty Finance Corp., one of the Mortgage Loan sponsors, obtained a $88,973,357 preferred equity interest in the borrowers related to the 16 manufactured housing community properties.

G-2-2

Annex A ID#	Mortgage Loans	Representations	Exceptions

28	Packing House	(30) Due on Sale or Encumbrance
With respect to the DDA (described in exception to representation 5, above), the DDA includes ongoing covenants providing for the operation and use of the Mortgaged Property. Upon a default of these operating and use covenants and, provided the City pays off the Mortgage Loan in full, the City may take title to the Mortgaged Property. Upon a default of any maintenance covenant the City may seek reimbursement from the borrower and take a subordinate lien, which by the terms of the DDA will be junior to the Mortgage Loan.

20	University Plaza / Centre Circle	(31) Single Purpose Entity
FL Cedar 2, LLC (“FL Cedar 2”), one of the borrowers, is a tenant under a lease with a utility company at property adjacent to the Mortgaged Property. This lease was acquired in connection with the acquisition of the Mortgaged Property (and other property) in 2013. FL Cedar 2 is currently using the leased space for overflow parking. The lease expires on April 30, 2014. The Mortgage Loan documents include covenants preventing any extension of the lease. The Mortgage Loan is recourse to the guarantors for any loss resulting from FL Cedar 2’s interest under the lease or its use of the leased space for parking.

3	AMC Portfolio Pool III	(39) Organization of Borrower	The borrower under the related Mortgage Loan is an affiliate of the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Valley Forge MHP.

1	One Kendall Square	(43) Cross-Collateralization	The Mortgage also secures one pari passu companion loan, with an original principal balance of $120,000,000.

24	Moss-Bauer Apartments	(43) Cross-Collateralization	The Mortgage also secures a B-Note, with an original principal balance of $600,000.

G-2-3

SCHEDULE G-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None

G-2-4

SCHEDULE G-2

GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS WITH RESPECT TO WHICH
MEZZANINE DEBT IS PERMITTED IN THE FUTURE
Annex A ID#	Mortgage Loan
1	One Kendall Square
3	AMC Portfolio Pool III

G-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE LOANS
Annex A ID#	Mortgage Loans	Representations	Exceptions

2	1760 Third Avenue	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $65,000,000.

22	McKinley Mall	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $28,000,000.

47	Walgreens Hot Springs AR	(16) Insurance
The terms of the Walgreens lease require Walgreens to obtain various forms of insurance, which may be in the form of insurance policies, self-insurance (for so long as Walgreen Co. has a net worth of at least $300 million), master policy or blanket policy; however, the lease does not specifically require that such policies name the lender as a mortgagee or loss payee. As of the date of origination of the Mortgage Loan, Walgreen obtained insurance policies from third-party insurance providers (except for (i) a $100,000 deductible on casualty insurance, which was self-insured by Walgreens and (ii) Walgreens’ Memorandum of Property Insurance, which did not show that there was either no coinsurance or an Agreed Amount endorsement) that satisfied the specified rating requirements but did not name the lender as mortgagee or loss payee.

8	Marriott Downtown Hartford	(17) Access; Utilities; Separate Tax Lots
The parcels comprising the Mortgaged Property are not separate tax parcels and include property that is not part of the collateral. The Mortgaged Property consists of the borrower’s leasehold interests, which are assessed for taxation pursuant to a tax assessment fixing agreement. The underlying real property is exempt from taxation as part of the convention center development.

42	Candlewood Suites Melbourne	(17) Access; Utilities; Separate Tax Lots
Part of the Mortgaged Property shares a tax parcel with adjoining property that is not part of the collateral. The Borrower is required to reserve amounts for taxes and insurance for the entire parcel until the Mortgaged Property is designated as a separate tax parcel. The Mortgage Loan is recourse for any losses associated with the failure to obtain a separate tax parcel.

G-3-1

Annex A ID#	Mortgage Loans	Representations	Exceptions

2	1760 Third Avenue	(24) Local Law Compliance
The certificate of occupancy requires the mortgaged property be used only as a student dormitory in compliance with 1 RCNY § 5101(b) (“Rule 51”). As of the closing of the Loan, (i) EHS, the largest tenant, does not satisfy the requirements of Rule 51 and (ii) neither the lease to CUNY Baruch College nor the lease to CUNY Hunter College satisfy the ten-year minimum lease term requirement of Rule 51, as they are each deficient by approximately three months ((i) and (ii) collectively, the “Zoning Violations”). The borrower is obligated to use diligent efforts to cure the Zoning Violations (including extending the leases to CUNY Baruch College and CUNY Hunter College) and to keep the lender apprised of the same. If the borrower does not cure the Zoning Violations by February 5, 2015, then a cash trap period will commence until the Zoning Violations are cured.

	All Natixis Mortgage Loans	(32) Defeasance	The Loan Documents do not require the portion of the Mortgage Loan secured by Defeasance collateral to be assumed (or permit the mortgagee to require such assumption) by a Single-Purpose Entity.

2	1760 Third Avenue	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $65,000,000.

22	McKinley Mall	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $28,000,000.

G-3-2

SCHEDULE G-1

NATIXIS REAL ESTATE CAPITAL LLC
MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT
Annex A ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
2	1760 Third Avenue	$20,000,000

G-3-3

SCHEDULE G-2

NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE LOANS WITH RESPECT TO WHICH
MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None

G-3-4

ANNEX H

AMORTIZATION SCHEDULE FOR THE JL HOLDINGS-BURGER KING PORTFOLIO-90
MORTGAGE LOAN
Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
4/1/2014	$0.00	$0.00	$0.00	$26,900,000.00
5/1/2014	$109,839.65	$70,575.89	$180,415.54	$26,829,424.11
6/1/2014	$113,203.19	$65,561.87	$178,765.05	$26,763,862.24
7/1/2014	$109,283.76	$71,131.78	$180,415.54	$26,692,730.46
8/1/2014	$112,626.42	$66,138.63	$178,765.05	$26,626,591.84
9/1/2014	$112,347.36	$66,417.69	$178,765.05	$26,560,174.15
10/1/2014	$108,452.05	$71,963.49	$180,415.54	$26,488,210.66
11/1/2014	$111,763.48	$67,001.57	$178,765.05	$26,421,209.09
12/1/2014	$107,884.62	$72,530.92	$180,415.54	$26,348,678.17
1/1/2015	$111,174.74	$67,590.31	$178,765.05	$26,281,087.86
2/1/2015	$110,889.55	$67,875.50	$178,765.05	$26,213,212.36
3/1/2015	$99,899.63	$83,816.89	$183,716.52	$26,129,395.47
4/1/2015	$110,249.51	$68,515.54	$178,765.05	$26,060,879.93
5/1/2015	$106,413.31	$74,002.24	$180,415.54	$25,986,877.69
6/1/2015	$109,648.17	$69,116.88	$178,765.05	$25,917,760.81
7/1/2015	$105,828.91	$74,586.63	$180,415.54	$25,843,174.18
8/1/2015	$109,041.83	$69,723.22	$178,765.05	$25,773,450.97
9/1/2015	$108,747.65	$70,017.40	$178,765.05	$25,703,433.56
10/1/2015	$104,953.76	$75,461.78	$180,415.54	$25,627,971.78
11/1/2015	$108,133.82	$70,631.23	$178,765.05	$25,557,340.55
12/1/2015	$104,357.22	$76,058.32	$180,415.54	$25,481,282.23
1/1/2016	$107,514.88	$71,250.17	$178,765.05	$25,410,032.06
2/1/2016	$107,214.25	$71,550.80	$178,765.05	$25,338,481.26
3/1/2016	$100,014.78	$82,051.25	$182,066.03	$25,256,430.01
4/1/2016	$106,566.15	$72,198.90	$178,765.05	$25,184,231.10
5/1/2016	$102,833.72	$77,581.82	$180,415.54	$25,106,649.28
6/1/2016	$105,934.17	$72,830.88	$178,765.05	$25,033,818.40
7/1/2016	$102,219.55	$78,195.99	$180,415.54	$24,955,622.40
8/1/2016	$105,296.93	$73,468.12	$178,765.05	$24,882,154.28
9/1/2016	$104,986.94	$73,778.11	$178,765.05	$24,808,376.17
10/1/2016	$101,299.01	$79,116.53	$180,415.54	$24,729,259.63
11/1/2016	$104,341.82	$74,423.23	$178,765.05	$24,654,836.40
12/1/2016	$100,672.07	$79,743.48	$180,415.54	$24,575,092.93
1/1/2017	$103,691.33	$75,073.72	$178,765.05	$24,500,019.21
2/1/2017	$103,374.57	$75,390.48	$178,765.05	$24,424,628.73
3/1/2017	$93,083.26	$90,633.26	$183,716.52	$24,333,995.47
4/1/2017	$102,674.06	$76,090.99	$178,765.05	$24,257,904.48
5/1/2017	$99,051.29	$81,364.25	$180,415.54	$24,176,540.23
6/1/2017	$102,009.69	$76,755.36	$178,765.05	$24,099,784.87
7/1/2017	$98,405.65	$82,009.89	$180,415.54	$24,017,774.98
8/1/2017	$101,339.81	$77,425.24	$178,765.05	$23,940,349.73
9/1/2017	$101,013.12	$77,751.93	$178,765.05	$23,862,597.80
10/1/2017	$97,437.15	$82,978.39	$180,415.54	$23,779,619.41
11/1/2017	$100,334.94	$78,430.11	$178,765.05	$23,701,189.30
12/1/2017	$96,778.08	$83,637.46	$180,415.54	$23,617,551.84
1/1/2018	$99,651.12	$79,113.93	$178,765.05	$23,538,437.91
2/1/2018	$99,317.31	$79,447.74	$178,765.05	$23,458,990.16
3/1/2018	$89,403.18	$94,313.35	$183,716.52	$23,364,676.82
4/1/2018	$98,584.15	$80,180.91	$178,765.05	$23,284,495.91
5/1/2018	$95,076.61	$85,338.93	$180,415.54	$23,199,156.98
6/1/2018	$97,885.76	$80,879.29	$178,765.05	$23,118,277.69
7/1/2018	$94,397.90	$86,017.64	$180,415.54	$23,032,260.04
8/1/2018	$97,181.56	$81,583.49	$178,765.05	$22,950,676.55
9/1/2018	$96,837.33	$81,927.72	$178,765.05	$22,868,748.83
10/1/2018	$93,379.01	$87,036.53	$180,415.54	$22,781,712.29
11/1/2018	$96,124.40	$82,640.65	$178,765.05	$22,699,071.65
12/1/2018	$92,686.17	$87,729.37	$180,415.54	$22,611,342.28
1/1/2019	$95,405.55	$83,359.50	$178,765.05	$22,527,982.78
2/1/2019	$95,053.83	$83,711.22	$178,765.05	$22,444,271.55
3/1/2019	$85,536.04	$98,180.48	$183,716.52	$22,346,091.07

H-1

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
4/1/2019	$94,286.36	$84,478.69	$178,765.05	$22,261,612.38
5/1/2019	$90,899.91	$89,515.63	$180,415.54	$22,172,096.75
6/1/2019	$93,552.21	$85,212.84	$178,765.05	$22,086,883.91
7/1/2019	$90,186.45	$90,229.09	$180,415.54	$21,996,654.82
8/1/2019	$92,811.96	$85,953.09	$178,765.05	$21,910,701.73
9/1/2019	$92,449.29	$86,315.76	$178,765.05	$21,824,385.97
10/1/2019	$89,114.61	$91,300.94	$180,415.54	$21,733,085.03
11/1/2019	$91,699.86	$87,065.19	$178,765.05	$21,646,019.84
12/1/2019	$88,386.29	$92,029.25	$180,415.54	$21,553,990.59
1/1/2020	$90,944.20	$87,820.86	$178,765.05	$21,466,169.74
2/1/2020	$90,573.65	$88,191.40	$178,765.05	$21,377,978.34
3/1/2020	$84,382.08	$97,683.95	$182,066.03	$21,280,294.38
4/1/2020	$89,789.37	$88,975.68	$178,765.05	$21,191,318.70
5/1/2020	$86,529.63	$93,885.91	$180,415.54	$21,097,432.79
6/1/2020	$89,017.81	$89,747.24	$178,765.05	$21,007,685.55
7/1/2020	$85,779.81	$94,635.73	$180,415.54	$20,913,049.82
8/1/2020	$88,239.83	$90,525.22	$178,765.05	$20,822,524.60
9/1/2020	$87,857.87	$90,907.18	$178,765.05	$20,731,617.42
10/1/2020	$84,652.55	$95,762.99	$180,415.54	$20,635,854.43
11/1/2020	$87,070.24	$91,694.81	$178,765.05	$20,544,159.62
12/1/2020	$83,887.11	$96,528.43	$180,415.54	$20,447,631.19
1/1/2021	$86,276.06	$92,488.99	$178,765.05	$20,355,142.19
2/1/2021	$85,885.81	$92,879.24	$178,765.05	$20,262,262.96
3/1/2021	$77,220.32	$106,496.21	$183,716.52	$20,155,766.75
4/1/2021	$85,044.58	$93,720.47	$178,765.05	$20,062,046.28
5/1/2021	$81,918.52	$98,497.02	$180,415.54	$19,963,549.25
6/1/2021	$84,233.54	$94,531.51	$178,765.05	$19,869,017.74
7/1/2021	$81,130.33	$99,285.21	$180,415.54	$19,769,732.53
8/1/2021	$83,415.76	$95,349.29	$178,765.05	$19,674,383.24
9/1/2021	$83,013.44	$95,751.61	$178,765.05	$19,578,631.63
10/1/2021	$79,944.61	$100,470.93	$180,415.54	$19,478,160.70
11/1/2021	$82,185.51	$96,579.54	$178,765.05	$19,381,581.16
12/1/2021	$79,140.00	$101,275.54	$180,415.54	$19,280,305.62
1/1/2022	$81,350.68	$97,414.37	$178,765.05	$19,182,891.25
2/1/2022	$80,939.66	$97,825.39	$178,765.05	$19,085,065.86
3/1/2022	$72,733.97	$110,982.55	$183,716.52	$18,974,083.30
4/1/2022	$80,058.62	$98,706.43	$178,765.05	$18,875,376.87
5/1/2022	$77,073.04	$103,342.50	$180,415.54	$18,772,034.37
6/1/2022	$79,206.10	$99,558.95	$178,765.05	$18,672,475.42
7/1/2022	$76,244.54	$104,171.00	$180,415.54	$18,568,304.42
8/1/2022	$78,346.49	$100,418.56	$178,765.05	$18,467,885.86
9/1/2022	$77,922.79	$100,842.26	$178,765.05	$18,367,043.60
10/1/2022	$74,997.38	$105,418.16	$180,415.54	$18,261,625.44
11/1/2022	$77,052.50	$101,712.55	$178,765.05	$18,159,912.89
12/1/2022	$74,151.62	$106,263.93	$180,415.54	$18,053,648.96
1/1/2023	$76,174.97	$102,590.08	$178,765.05	$17,951,058.88
2/1/2023	$75,742.10	$103,022.95	$178,765.05	$17,848,035.93
3/1/2023	$68,019.60	$115,696.92	$183,716.52	$17,732,339.01
4/1/2023	$74,819.25	$103,945.81	$178,765.05	$17,628,393.20
5/1/2023	$71,981.28	$108,434.26	$180,415.54	$17,519,958.95
6/1/2023	$73,923.14	$104,841.92	$178,765.05	$17,415,117.03
7/1/2023	$71,110.42	$109,305.12	$180,415.54	$17,305,811.91
8/1/2023	$73,019.57	$105,745.48	$178,765.05	$17,200,066.43
9/1/2023	$72,573.39	$106,191.66	$178,765.05	$17,093,874.77
10/1/2023	$69,798.71	$110,616.83	$180,415.54	$16,983,257.94
11/1/2023	$71,658.60	$107,106.45	$178,765.05	$16,876,151.48
12/1/2023	$68,909.69	$111,505.86	$180,415.54	$16,764,645.63
1/1/2024	$70,736.19	$108,028.86	$178,765.05	$16,656,616.77
2/1/2024	$70,280.38	$108,484.67	$178,765.05	$16,548,132.10
3/1/2024	$65,317.96	$116,748.08	$182,066.03	$16,431,384.02
4/1/2024	$69,330.04	$16,431,384.02	$16,500,714.06	---

H-2

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is February 26, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

iii

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

iv

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

	●	one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

	●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction. The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates
Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate. Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates
Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

	●	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates. You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)           the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)          the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)         the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)         the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)          if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)         if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)        information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)       if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)          if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)           the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)          if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)         the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)        if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)       the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)         all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)         all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)         any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)         any amounts paid under any Cash Flow Agreement;

(7)         all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)         all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)       any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)       any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)         to make distributions to the certificateholders on each distribution date;

(2)         to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)         to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)         if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)         to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)         to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)         if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)         if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)         to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)       to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)       to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)       to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)       to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)              such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)             the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that were entered into before July 1, 2014 are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on

“reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard

Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped

Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular

Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “certificate” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

		Securities Act	38
P		Similar Law	122
		SMMEA	126
Parties in Interest	122	SPA	43
Pass-Through Entity	105	Standard Certificateholder	113
Patriot Act	90	Standard Certificates	113
Percentage Interest	47	Stripped Certificateholder	118
Permitted Investments	62	Stripped Certificates	113, 114
Plan Asset Regulations	122	Stripped Certificates	116
Plan Assets	122
Plans	122	T
Pooling Agreement	57
Prepayment Assumption	95	Tax Exempt Investor	126
Prepayment Interest Shortfall	41	Tax Favored Plans	122
Prepayment Premium	36	Termination Events	70
Purchase Price	58	Title V	88
		Treasury	91
R
		U
Record Date	47
Regular Certificateholder	94	UBTI	126
Regular Certificates	91, 112	UCC	77
Related Proceeds	50	Underwriter	123
Relief Act	89
REMIC	91	V
REMIC Certificates	91
REMIC Pool	91	Value	35
REMIC Regulations	91	Voting Rights	52
REO Property	60
Requirements	90	W
Residual Certificateholders	101
		Warranting Party	59
S

SEC	53

(THIS PAGE INTENTIONALLY LEFT BLANK)

This CD-ROM relates to the prospectus supplement in regard to the COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates. This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement. This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement. The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“COMM 2014-LC15 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY. NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$805,735,000 (Approximate) Deutsche Bank Securities Natixis Securities Americas LLC KeyBanc Capital Markets RBS COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Prospectus Supplement

EXECUTIVE SUMMARY			xii
SUMMARY			S-1
RISK FACTORS			S-45
THE SPONSORS, MORTGAGE LOAN SELLERS AND
ORIGINATORS			S-136
THE DEPOSITOR			S-158
THE ISSUING ENTITY			S-159
THE SERVICERS			S-161
THE TRUSTEE			S-169
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN			S-172
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT			S-175
THE OPERATING ADVISOR			S-175
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS			S-177
DESCRIPTION OF THE MORTGAGE POOL			S-179
DESCRIPTION OF THE OFFERED CERTIFICATES			S-237
YIELD AND MATURITY CONSIDERATIONS			S-271
THE POOLING AND SERVICING AGREEMENT			S-278
USE OF PROCEEDS			S-347
MATERIAL FEDERAL INCOME TAX CONSEQUENCES			S-348
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS			S-351
ERISA CONSIDERATIONS			S-352
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF
INTEREST)			S-354
LEGAL INVESTMENT			S-355
LEGAL MATTERS			S-356
RATINGS			S-356
LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK AND
MASSACHUSETTS			S-358
INDEX OF DEFINED TERMS			S-359

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE
		MORTGAGE LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED
		PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED PRINCIPAL BALANCE
		SCHEDULE	A-3-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE
		LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND
		TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1	PROSPECTUS SUPPLEMENT
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN SELLER
		REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER
		REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H	–	AMORTIZATION SCHEDULE FOR THE JL
HOLDINGS-BURGER KING PORTFOLIO-90
		MORTGAGE LOAN	H-1	March 18, 2014

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.